Filed Pursuant to Rule 424(b)(3)
Registration No. 333-294312

&

TRANSACTION PROPOSED-YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of MasterCraft and Marine Products:

On behalf of the board of directors of MasterCraft Boat Holdings, Inc., which is referred to as “MasterCraft”, and Marine Products Corporation, which is referred to as “Marine Products”, we are pleased to enclose the accompanying joint proxy statement/prospectus relating to the proposed acquisition of Marine Products by MasterCraft. We are requesting that you take certain actions as a holder of MasterCraft common stock or Marine Products common stock, as more fully described in this joint proxy statement/prospectus.

Each of the board of directors of MasterCraft and the board of directors of Marine Products (acting upon the recommendation of a special committee of the board of directors of Marine Products consisting solely of “disinterested directors” (as defined in Section 144 of the Delaware General Corporation Law), which is referred to as the “special committee”) has unanimously approved an Agreement and Plan of Merger, dated as of February 5, 2026, which, as may be amended from time to time, is referred to as the “merger agreement”, by and among MasterCraft, Titan Merger Sub 1, Inc., a direct wholly owned subsidiary of MasterCraft, which is referred to as “Merger Sub 1”, Titan Merger Sub 2, LLC, a direct wholly owned subsidiary of MasterCraft, which is referred to as “Merger Sub 2”, and Marine Products. Subject to the terms and conditions of the merger agreement, which are more fully described in the accompanying joint proxy statement/prospectus, MasterCraft will acquire Marine Products through the merger of Merger Sub 1 with and into Marine Products, which transaction is referred to as the “first merger”. Marine Products will survive the first merger and become a direct, wholly owned subsidiary of MasterCraft. In addition, as more fully described in the accompanying joint proxy statement/prospectus, immediately following the completion of the first merger, Marine Products will merge with and into Merger Sub 2, with Merger Sub 2 surviving as a direct, wholly owned subsidiary of MasterCraft, which transaction is referred to as the “second merger” and, together with the first merger, the “mergers”.

If the first merger is completed, Marine Products stockholders will be entitled to receive (i) 0.232 shares of MasterCraft common stock, which is referred to as the “stock consideration”, and (ii) $2.43 in cash, without interest, which is referred to as the “cash consideration”, for each share of Marine Products common stock that they hold immediately prior to the completion of the first merger. The stock consideration and the cash consideration are collectively referred to as the “merger consideration”. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the consummation of the first merger. The merger consideration will not be deliverable with respect to (i) shares of Marine Products common stock that are directly owned by Marine Products, any subsidiary of Marine Products, MasterCraft, Merger Sub 1 or Merger Sub 2 immediately prior to first merger, each of which will be canceled and will cease to exist upon the completion of the first merger, (ii) shares of Marine Products common stock that are held by a holder of record or beneficial owner (as defined in Section 262 of the Delaware General Corporation Law) who is entitled to demand and properly demands, and does not properly withdraw or otherwise lose its rights to, appraisal of such shares pursuant to Section 262 of the Delaware General Corporation Law and (iii) certain Marine Products restricted stock awards granted in 2026 and held by employees who continue with the combined company following the closing of the mergers. MasterCraft stockholders will continue to own their existing shares of MasterCraft common stock, the form of which will not be changed by the transaction.

Upon completion of the mergers, former Marine Products stockholders will own approximately 33.4% of the then outstanding MasterCraft common stock and MasterCraft stockholders will own the remaining 66.6%, based on the number of shares of MasterCraft and Marine Products outstanding as of March 30, 2026, the last practicable trading day before the date of the joint proxy statement/prospectus, and assuming no Marine Products stockholders exercise appraisal rights.

The value of the merger consideration to be received in exchange for each share of Marine Products common stock will fluctuate with the market value of MasterCraft common stock until the first merger is completed. Based on MasterCraft’s closing stock price on February 4, 2026, the implied value of the merger consideration was $7.79 per share of Marine Products common stock. Based on MasterCraft’s closing stock price on March 30, 2026, the last practicable trading day before the date of this joint proxy statement/prospectus, the implied value of the merger consideration was $7.21 per share of Marine Products common stock. MasterCraft’s common stock is listed on The Nasdaq Stock Market under the symbol “MCFT”. Marine Products’ common stock is listed on the New York Stock Exchange under the symbol “MPX”. We urge you to obtain current market quotations for the shares of MasterCraft’s common stock and Marine Products’ common stock.

Each of MasterCraft and Marine Products will hold a special meeting of its stockholders in connection with the transactions contemplated by the merger agreement.

MasterCraft’s special meeting of stockholders will be held virtually on May 12, 2026 at 8:00 a.m., Eastern Time, (unless it is adjourned or postponed to a later date) via live audio webcast at www.proxydocs.com/MCFT. The MasterCraft special meeting will be held exclusively online via live audio webcast. In order to attend the MasterCraft special meeting you must pre-register at www.proxydocs.com/MCFT by 11:59 p.m., Eastern Time on May 11, 2026. At the MasterCraft special meeting, MasterCraft stockholders will be asked to consider and vote on the following matters: (i) a proposal to approve the issuance of MasterCraft common stock in connection with the first merger, which is referred to as the “share issuance proposal”, and (ii) a proposal to adjourn the MasterCraft special meeting from time to time, if deemed by the chair of the MasterCraft special meeting to be necessary or appropriate, including to solicit additional proxies in the event there are not sufficient votes at the time of the MasterCraft special meeting to approve the share issuance proposal, which is referred to as the “MasterCraft adjournment proposal”.

The MasterCraft board has unanimously (i) determined that the transactions contemplated by the merger agreement and the other transaction documents (as defined in the accompanying joint proxy statement/prospectus), including the mergers and the share issuance, are advisable, fair to, and in the best interests of MasterCraft and MasterCraft’s stockholders, (ii) approved, adopted and declared advisable the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and approved MasterCraft’s execution, delivery and performance of the merger agreement and the other transaction documents, and the consummation by MasterCraft of the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and (iii) directed that the share issuance be submitted to the stockholders of MasterCraft for their approval. The MasterCraft board unanimously recommends that MasterCraft stockholders vote “FOR” the share issuance proposal and “FOR” the MasterCraft adjournment proposal.

Marine Products’ special meeting of stockholders will be held virtually on May 12, 2026 at 8:00 a.m., Eastern Time, (unless it is adjourned or postponed to a later date) via live audio webcast at https://web.viewproxy.com/mpx/2026. In order to attend the Marine Products special meeting you must pre-register at https://web.viewproxy.com/mpx/2026 by 11:59 p.m., Eastern Time on May 11, 2026. The Marine Products special meeting will be held exclusively online via live audio webcast. At the Marine Products special meeting, Marine Products stockholders will be asked to consider and vote on the following matters: (i) a proposal to approve and adopt the merger agreement, and the transactions contemplated thereby, including the mergers, which is referred to as the “merger agreement proposal”; (ii) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Marine Products in connection with the transactions contemplated by the merger agreement, which is referred to as the “merger-related compensation proposal”; and (iii) a proposal to adjourn the Marine Products special meeting from time to time, if deemed by the chair of the Marine Products special meeting to be necessary or appropriate, including to solicit additional proxies in the event there are not sufficient votes at the time of the Marine Products special meeting to approve the merger agreement proposal, which is referred to as the “Marine Products adjournment proposal”.

The special committee has, upon the terms and subject to the conditions set forth in the merger agreement, unanimously (i) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of, Marine Products and the unaffiliated stockholders (as defined in the accompanying joint proxy statement/prospectus) of Marine Products and (ii) recommended that the Marine Products board (A) determine that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of, Marine Products and the unaffiliated stockholders, (B) approve, adopt and declare advisable the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, and (C) subject to Marine Products board approval, direct that the merger agreement be submitted to the stockholders of Marine Products for their adoption and recommend that Marine Products’ stockholders adopt the merger agreement pursuant to Section 251 of the Delaware General Corporation Law.

Acting upon the recommendation of the special committee, the Marine Products board has, upon the terms and subject to the conditions set forth in the merger agreement, unanimously (i) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of Marine Products and its stockholders in their capacity as such, including the unaffiliated stockholders, (ii) approved, adopted, and declared advisable the merger agreement, the other transaction documents, and the transactions contemplated thereby, including the mergers, (iii) directed that the merger agreement be submitted to the Marine Products stockholders for their adoption and (iv) recommended that the Marine Products stockholders adopt the merger agreement pursuant to Section 251 of the Delaware General Corporation Law. The Marine Products board unanimously recommends that Marine Products stockholders vote “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal, and “FOR” the Marine Products adjournment proposal.

The accompanying joint proxy statement/prospectus contains detailed information about MasterCraft, Marine Products, the merger agreement, and the transactions contemplated by the merger agreement. In particular, see “Risk Factors” beginning on page 57. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus. We encourage you to read the accompanying joint proxy statement/prospectus and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain information about MasterCraft and Marine Products from the U.S. Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of MasterCraft common stock or Marine Products common stock that you own. The mergers cannot be completed unless MasterCraft stockholders approve the issuance of shares of MasterCraft common stock pursuant to the merger agreement and Marine Products stockholders approve and adopt the merger agreement. Contemporaneously with the execution of the merger agreement, certain stockholders of Marine Products entered into a voting agreement with MasterCraft and Marine Products, which is referred to as the “voting agreement”, with respect to all shares of Marine Products common stock owned by such Marine Products stockholders, which constituted approximately 69.1% of the total voting power of the outstanding shares of Marine Products common stock as of the date of the merger agreement, pursuant to which such Marine Products stockholders agreed to, among other things, vote in favor of the merger agreement proposal, subject to the terms and conditions thereof. Accordingly, unless the voting agreement is terminated in connection with Marine Products’ receipt of a superior proposal or otherwise in accordance with the terms of the voting agreement, we expect that the merger agreement will be adopted and approved by Marine Products stockholders at the Marine Products special meeting. However, your vote is important and we encourage you to vote your shares. For a description of the voting agreement, see “The Merger Agreement—Ancillary Agreements—Voting Agreement.”

Whether or not you plan to attend your company’s special meeting of stockholders, please submit your proxy as soon as possible to make sure that your shares are represented at that meeting.

/s/ Bradley M. Nelson Bradley M. Nelson Chief Executive Officer and Director MasterCraft Boat Holdings, Inc.	/s/ Ben M. Palmer Ben M. Palmer President, Chief Executive Officer and Director Marine Products Corporation

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the first merger, the second merger, or the other transactions described in this joint proxy statement/prospectus or the securities to be issued in connection with the mergers or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated April 2, 2026 and is first being mailed or otherwise delivered to stockholders of MasterCraft and Marine Products on or about April 6, 2026.

MasterCraft Boat Holdings, Inc.

100 Cherokee Cove Drive

Vonore, Tennessee 37885

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2026

To the Stockholders of MasterCraft Boat Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting, which is referred to as the “MasterCraft special meeting”, of stockholders of MasterCraft Boat Holdings, Inc., which is referred to as “MasterCraft”, will be held at 8:00 a.m., Eastern Time, on May 12, 2026 (unless it is adjourned or postponed to a later date) via live audio webcast at www.proxydocs.com/MCFT. The MasterCraft special meeting will be held exclusively online via live audio webcast. MasterCraft stockholders may be deemed to be present in person and vote at the MasterCraft special meeting by clicking on www.proxydocs.com/MCFT and inserting the control number found on their proxy card.

We are pleased to notify you of, and invite you to attend, the MasterCraft special meeting. At the MasterCraft special meeting, MasterCraft stockholders will be asked to consider and vote on the following matters:

1.

proposal to approve the issuance of MasterCraft common stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger, dated as of February 5, 2026, which, as may be amended from time to time, is referred to as the “merger agreement”, by and among MasterCraft, Marine Products Corporation, which is referred to as “Marine Products”, Titan Merger Sub 1, Inc., and Titan Merger Sub 2, LLC, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice, which proposal is referred to as the “share issuance proposal”; and

2.

proposal to adjourn the MasterCraft special meeting from time to time, if deemed by the chair of the MasterCraft special meeting to be necessary or appropriate, including to solicit additional proxies in the event there are not sufficient votes at the time of the MasterCraft special meeting to approve the share issuance proposal, which proposal is referred to as the “MasterCraft adjournment proposal”.

Approval of the share issuance proposal is required to complete the transactions contemplated by the merger agreement.

MasterCraft will transact no other business at the MasterCraft special meeting, except for business set forth in the notice of the MasterCraft special meeting. The accompanying joint proxy statement/prospectus describes the matters to be considered at the MasterCraft special meeting in more detail.

The MasterCraft board has set March 30, 2026 as the record date for the MasterCraft special meeting for determining the MasterCraft stockholders entitled to notice of and to vote at the MasterCraft special meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on March 30, 2026 are entitled to notice of, and to vote at, the special meeting.

You may listen to the live audio webcast of the special meeting via the internet at www.proxydocs.com/MCFT. Additional instructions on how to participate in the special meeting via live audio webcast are described in the accompanying joint proxy statement/prospectus and posted at www.proxydocs.com/MCFT.

Your vote is very important regardless of the number of shares of MasterCraft common stock that you own. The transactions contemplated by the merger agreement cannot be completed without approval of the share issuance proposal by the affirmative vote of the holders of a majority in voting power of the shares of MasterCraft common stock which are present in person or by proxy and entitled to vote thereon. Whether or not you expect to participate in the special meeting, MasterCraft urges you to submit a proxy to have your shares voted as promptly as possible either: (i) via the internet at www.proxydocs.com/MCFT (see proxy card for instructions); (ii) by telephone (see proxy card for instructions); or (iii) by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the special meeting. If your shares are held in “street name” by a bank, broker, nominee, trustee, or other record holder, please follow the instructions on the voting instruction card furnished by such bank, broker, nominee, trustee, or other record holder.

The MasterCraft board has unanimously (i) determined that the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, are advisable, fair to, and in the best interests of MasterCraft and MasterCraft’s stockholders, (ii) approved, adopted and declared advisable the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and approved MasterCraft’s execution, delivery and performance of the merger agreement and the other transaction documents, and the consummation by MasterCraft of the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and (iii) directed that the share issuance be submitted to the stockholders of MasterCraft for their approval. The MasterCraft board unanimously recommends that MasterCraft stockholders vote “FOR” the share issuance proposal and “FOR” the MasterCraft adjournment proposal. The joint proxy statement/prospectus of which this notice is a part provides a detailed description of the merger agreement, the transactions contemplated thereby, including the mergers, and the matters to be considered at the MasterCraft special meeting. A summary of the merger agreement is included in the joint proxy statement/prospectus in the sections entitled “The Mergers” and “The Merger Agreement,” and a copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus. We encourage you to carefully read this joint proxy statement/prospectus (including the annexes thereto) and any other documents incorporated by reference herein in their entirety.

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE MERGERS, THE SHARE ISSUANCE PROPOSAL, THE MASTERCRAFT ADJOURNMENT PROPOSAL, OR VOTING YOUR SHARES, PLEASE CONTACT:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Stockholders may call toll free: +1 (844) 202-7428

Banks and Brokers may call collect: +1 (212) 297-0720

By Order of the MasterCraft Board of Directors,

/s/ Roch Lambert	/s/ Bradley M. Nelson
Roch Lambert	Bradley M. Nelson
Chairman of the Board	Chief Executive Officer and Director

Vonore, Tennessee

Dated: April 2, 2026

Marine Products Corporation

2801 Buford Highway NE, Suite 300

Atlanta, Georgia 30329

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2026

To the Stockholders of Marine Products Corporation:

On February 5, 2026, Marine Products Corporation, which is referred to as “Marine Products”, MasterCraft Boat Holdings, Inc., which is referred to as “MasterCraft”, Titan Merger Sub 1, Inc., a direct, wholly owned subsidiary of MasterCraft, which is referred to as “Merger Sub 1”, and Titan Merger Sub 2, LLC, a direct, wholly owned subsidiary of MasterCraft, which is referred to as “Merger Sub 2”, entered into an Agreement and Plan of Merger, which, as may be amended from time to time, is referred to as the “merger agreement”, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice. Subject to the terms and conditions of the merger agreement, MasterCraft will acquire Marine Products through the merger of Merger Sub 1 with and into Marine Products, which transaction is referred to as the “first merger”. Marine Products will survive the first merger and become a direct, wholly owned subsidiary of MasterCraft. In addition, immediately following the completion of the first merger, Marine Products will merge with and into Merger Sub 2, with Merger Sub 2 surviving as a direct, wholly owned subsidiary of MasterCraft, which transaction is referred to as the “second merger” and, together with the first merger, the “mergers”.

NOTICE IS HEREBY GIVEN that a special meeting, which is referred to as the “Marine Products special meeting”, of stockholders of Marine Products will be held virtually at 8:00 a.m., Eastern Time, on May 12, 2026 (unless it is adjourned or postponed to a later date) via live audio webcast at https://web.viewproxy.com/mpx/2026. In order to attend the Marine Products special meeting you must pre-register at https://web.viewproxy.com/mpx/2026 by 11:59 p.m., Eastern Time on May 11, 2026. The Marine Products special meeting will be held exclusively online via live audio webcast. Marine Products stockholders may be deemed to be present in person and vote at the Marine Products special meeting by clicking on https://web.viewproxy.com/mpx/2026 and inserting the control number found on their proxy card.

We are pleased to notify you of, and invite you to attend, the Marine Products special meeting. At the Marine Products special meeting, you will be asked to consider and vote on the following matters:

1.	proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the mergers, which proposal is referred to as the “merger agreement proposal”;

2.

proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Marine Products in connection with the transactions contemplated by the merger agreement, which proposal is referred to as the “merger-related compensation proposal”; and

3.

proposal to adjourn the Marine Products special meeting from time to time, if deemed by the chair of the Marine Products special meeting to be necessary or appropriate, including to solicit additional proxies in the event there are not sufficient votes at the time of the Marine Products special meeting to approve the merger agreement proposal, which proposal is referred to as the “Marine Products adjournment proposal”.

Approval of the merger agreement proposal is required to complete the transactions contemplated by the merger agreement.

Marine Products will transact no other business at the Marine Products special meeting, except for business set forth in the notice of the Marine Products special meeting. The accompanying joint proxy statement/prospectus describes the matters to be considered at the Marine Products special meeting in more detail.

The Marine Products special meeting will be held in virtual meeting format only. You will not be able to attend the meeting physically in person. To attend the Marine Products special meeting, you must be a stockholder on the record date. To submit your proxy through the internet, you may vote your shares at https://AALvote.com/MPXSM. You will need the control number found on your proxy card or voting instruction form. You may also vote during the Marine Products special meeting by clicking on https://web.viewproxy.com/mpx/2026. In order to attend the Marine Products special meeting you must pre-register at https://web.viewproxy.com/mpx/2026 by 11:59 p.m., Eastern Time on May 11, 2026. Beneficial stockholders who do not have a control number should follow the instructions provided on the voting instruction form provided by your bank, broker, nominee, trustee, or other record holder. Beneficial holders that wish to vote at the meeting must obtain a legal proxy from their bank, broker, nominee, trustee, or other record holder prior to the meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the meeting.

The Marine Products board has set March 30, 2026, as the record date for determining the Marine Products stockholders entitled to notice of and to vote at the Marine Products special meeting and any adjournment or postponement thereof. Any stockholder entitled to vote at the Marine Products special meeting is entitled to appoint a proxy to vote on such stockholder’s behalf. Such proxy need not be a holder of Marine Products common stock.

Your vote is very important regardless of the number of shares of Marine Products common stock that you own. The transactions contemplated by the merger agreement cannot be completed without approval of the merger agreement proposal by the affirmative vote of a majority of the outstanding shares of Marine Products common stock entitled to vote on the merger agreement proposal. To ensure you are represented at the Marine Products special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the internet. Please vote promptly whether or not you expect to attend the Marine Products special meeting. Submitting a proxy now will not prevent you from being able to vote virtually at the Marine Products special meeting. The special committee has, upon the terms and subject to the conditions set forth in the merger agreement, unanimously (i) determined that the merger agreement, the other transaction documents (as defined in the accompanying joint proxy statement/prospectus) and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of Marine Products and the unaffiliated stockholders (as defined in the accompanying joint proxy statement/prospectus) and (ii) recommended that the Marine Products board (A) determine that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of, Marine Products and the unaffiliated stockholders, (B) approve, adopt and declare advisable the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, and (C) subject to Marine Products board approval, direct that the merger agreement be submitted to the stockholders of Marine Products for their adoption and recommend that Marine Products’ stockholders adopt the merger agreement pursuant to Section 251 of the Delaware General Corporation Law. Acting upon the recommendation of the special committee, the Marine Products board has, upon the terms and subject to the conditions set forth in the merger agreement, unanimously (i) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of Marine Products and its stockholders in their capacity as such, including the unaffiliated stockholders, (ii) approved the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, (iii) directed that the merger agreement be submitted to the stockholders of Marine Products for their adoption and (iv) recommended that Marine Products stockholders adopt the merger agreement pursuant to Section 251 of the Delaware General Corporation Law. The Marine Products board unanimously recommends that you vote “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal, and “FOR” the Marine Products adjournment proposal. Contemporaneously with the execution of the merger agreement, certain stockholders of Marine Products entered into a voting agreement with MasterCraft and Marine Products, which is referred to as the “voting agreement”, with respect to all shares of Marine Products common stock owned by such Marine Products stockholders, which constituted approximately 69.1% of the total voting power of the outstanding shares of Marine

Products common stock as of the date of the merger agreement, pursuant to which such Marine Products stockholders agreed to, among other things, vote in favor of the merger agreement proposal, subject to the terms and conditions thereof. Accordingly, unless the voting agreement is terminated in connection with Marine Products’ receipt of a superior proposal or otherwise in accordance with the terms of the voting agreement, we expect that the merger agreement will be adopted and approved by Marine Products stockholders at the Marine Products special meeting. However, your vote is important and we encourage you to vote your shares. For a description of the voting agreement, see “The Merger Agreement—Ancillary Agreements—Voting Agreement.”

The joint proxy statement/prospectus of which this notice is a part provides a detailed description of the merger agreement, the other transaction documents, and the transactions contemplated thereby, including the mergers, and the other matters to be considered at the Marine Products special meeting. A summary of the merger agreement is included in the joint proxy statement/prospectus in the sections entitled “The Mergers” and “The Merger Agreement,” and a copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus. We encourage you to carefully read this joint proxy statement/prospectus (including the annexes thereto) and any other documents incorporated by reference herein in their entirety.

By Order of the Marine Products Board of Directors,

/s/ Ben M. Palmer

Ben M. Palmer

President, Chief Executive Officer and Director

Atlanta, Georgia

April 2, 2026

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE MERGERS, THE MERGER AGREEMENT PROPOSAL, THE MERGER-RELATED COMPENSATION PROPOSAL, THE MARINE PRODUCTS ADJOURNMENT PROPOSAL, OR VOTING YOUR SHARES, PLEASE CONTACT:

Alliance Advisors, LLC

150 Clove Road, Suite 400

Little Falls, New Jersey 07424

Call Toll-Free: 866-206-7078

Email: MPX@allianceadvisors.com

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about MasterCraft and Marine Products from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus and additional information, see “Where You Can Find More Information.”

You can obtain any of the documents incorporated by reference into this joint proxy statement/prospectus without charge by requesting them in writing or by telephone from Okapi Partners LLC, MasterCraft’s proxy solicitor, or Alliance Advisors, LLC, Marine Products’ proxy solicitor, at the following addresses and telephone numbers:

For MasterCraft Stockholders:	For Marine Products Stockholders:

Okapi Partners LLC 1212 Avenue of the Americas, 17th Floor New York, NY 10036 Stockholders may call toll-free: +1 (844) 202-7428 Banks and Brokers may call collect: +1 (212) 297-0720	Alliance Advisors, LLC 150 Clove Road, Suite 400 Little Falls, New Jersey 07424 Call Toll-Free: 866-206-7078 Email: MPX@allianceadvisors.com

You will not be charged for any of these documents that you request. To receive timely delivery of the documents in advance of the special meetings, you should make your request no later than May 5, 2026, which is five (5) business days before the special meetings.

You may also obtain any of the documents incorporated by reference into this joint proxy statement/prospectus without charge through the U.S. Securities and Exchange Commission, which is referred to as the “SEC”, website at www.sec.gov. In addition, you may obtain copies of documents filed by MasterCraft with the SEC by accessing MasterCraft’s website at investors.mastercraft.com. You may also obtain copies of documents filed by Marine Products with the SEC by accessing Marine Products’ website at marineproductscorp.com/investors/.

We are not incorporating the contents of the websites of the SEC, MasterCraft, Marine Products, or any other entity into this joint proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this joint proxy statement/prospectus at these websites only for your convenience.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

Except where the context otherwise states, MasterCraft has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to MasterCraft (including the annexes hereto), and Marine Products has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Marine Products (including the annexes hereto). MasterCraft and Marine Products both contributed information relating to the mergers.

This joint proxy statement/prospectus forms a part of a registration statement on Form S-4 (Registration No. 333-294312) filed by MasterCraft with the SEC. It constitutes a prospectus of MasterCraft under Section 5 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, and the rules thereunder, with respect to the shares of MasterCraft common stock to be issued to Marine Products stockholders in the first merger. It also constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, and a notice of meeting (i) with respect to the MasterCraft special meeting of stockholders at which MasterCraft stockholders will consider and vote on the share issuance proposal and the MasterCraft adjournment proposal and (ii) with respect to the Marine Products special meeting of stockholders at which Marine Products stockholders will consider and vote on the merger agreement proposal, the merger-related compensation proposal, and the Marine Products adjournment proposal.

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus (including the annexes hereto). No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this joint proxy statement/prospectus (including the annexes hereto). You should not assume that the information included as annexes or contained in any document incorporated by reference herein is accurate as of any date other than the date of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this joint proxy statement/prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus. Neither MasterCraft nor Marine Products assumes any obligation to update the information contained in this joint proxy statement/prospectus (whether as a result of new information, future events, or otherwise), except as required by applicable law. Neither the mailing of this joint proxy statement/prospectus to the stockholders of MasterCraft or Marine Products, nor MasterCraft or Marine Products taking of any actions contemplated hereby at any time, will create any implication to the contrary.

For the avoidance of doubt, references in this joint proxy statement/prospectus to stockholders “present,” “present in person,” or “in attendance” at any meeting include shareholders participating by means of remote communication in a virtual meeting.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

DEFINED TERMS

Unless stated otherwise, when the following bolded terms and abbreviations appear in this joint proxy statement/prospectus, they have the meanings indicated below:

“acceptable confidentiality agreement”	a confidentiality agreement that (i) contains confidentiality provisions that are no less favorable in any substantive respect to Marine Products or MasterCraft, as applicable, than those contained in the confidentiality agreement in effect between Marine Products and MasterCraft (provided that any such confidentiality agreement need not contain any standstill or similar provision) and (ii) does not include any provision that calls for any exclusive right to negotiate with the counterparty thereto or has the effect of prohibiting Marine Products or MasterCraft, as applicable, from satisfying any of its obligations under the merger agreement

“acquisition proposal”	any bona fide offer or proposal from a third party concerning (i) a merger, consolidation, or other business combination transaction or series of related transactions involving MasterCraft or Marine Products, as applicable, in which any person or group (as defined in Section 13(d) of the Exchange Act) would acquire beneficial ownership of equity interests representing 20% or more of the voting power of MasterCraft or Marine Products, as applicable, (ii) a sale, lease, license, mortgage, pledge or other disposition, directly or indirectly, by merger, consolidation, business combination, share exchange, partnership, joint venture or otherwise, of assets of MasterCraft or Marine Products, as applicable, representing 20% or more of its consolidated assets based on their fair market value as determined in good faith by the MasterCraft board or Marine Products board, as applicable, (iii) an issuance or sale of equity interests (including by way of merger, consolidation, business combination, share exchange, joint venture or otherwise) representing 20% or more of the voting power of MasterCraft or Marine Products, as applicable, or a tender offer or exchange offer in which any person or group would acquire beneficial ownership, or the right to acquire beneficial ownership, of equity interests representing 20% or more of the voting power of MasterCraft or Marine Products, as applicable, or (iv) any combination of the foregoing (in each case, other than the mergers)

“ancillary agreements”	the voting agreement, the stockholders agreement and the registration rights agreement

“cash consideration”	$2.43 in cash, without interest

“closing”	the closing of the mergers

“closing VWAP”	the volume weighted average per-share price (as reported by Bloomberg), rounded to the nearest cent, of MasterCraft common stock on NASDAQ during the ten (10) full trading days ending on (and including) the trading day immediately preceding the closing

“Code”	the Internal Revenue Code of 1986, as amended

“combined company”	MasterCraft immediately following the completion of the mergers

“DGCL”	General Corporation Law of the State of Delaware

“DLLCA”	Delaware Limited Liability Company Act

“Exchange Act”	Securities Exchange Act of 1934, as amended

“exchange ratio”	0.232 validly issued, fully paid and nonassessable shares of MasterCraft common stock per share of Marine Products common stock

“first effective time”	the effective time of the first merger

“first merger”	the merger of Merger Sub 1 with and into Marine Products, resulting in Marine Products surviving as a direct, wholly owned subsidiary of MasterCraft

“fractional stock consideration”	cash payable in lieu of a fractional share, rounded to the nearest whole cent (with 0.5 being rounded down) and without interest, in an amount equal to such fractional share multiplied by the closing VWAP

“GAAP”	generally accepted accounting principles in the United States

“HSR Act”	the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

“LOR”	LOR, Inc., a Georgia corporation and an affiliate of the specified stockholders

“Marine Products”	Marine Products Corporation, a Delaware corporation

“Marine Products adjournment proposal”	the proposal to adjourn the Marine Products special meeting from time to time, if deemed by the chair of the Marine Products special meeting to be necessary or appropriate, including to solicit additional proxies in the event there are not sufficient votes at the time of the Marine Products special meeting to approve and adopt the merger agreement proposal

“Marine Products board”	the board of directors of Marine Products

“Marine Products bylaws”	the amended and restated bylaws of Marine Products

“Marine Products common stock”	the common stock, par value $0.10 per share, of Marine Products

“Marine Products disclosure letter”	the confidential disclosure letter that Marine Products delivered to MasterCraft in connection with the merger agreement

“Marine Products stockholder approval”	the affirmative vote of a majority of the outstanding shares of Marine Products common stock entitled to vote with respect to the merger agreement proposal

“MasterCraft”	MasterCraft Boat Holdings, Inc., a Delaware corporation

“MasterCraft adjournment proposal”	the proposal to adjourn the MasterCraft special meeting from time to time, if deemed by the chair of the MasterCraft special meeting to be necessary or appropriate, including to solicit additional proxies in the event there are not sufficient votes at the time of the MasterCraft special meeting to approve the share issuance proposal

“MasterCraft bylaws”	the fourth amended and restated bylaws of MasterCraft

“MasterCraft board”	the board of directors of MasterCraft

“MasterCraft certificate of incorporation”	the amended and restated certificate of incorporation of MasterCraft, as amended by a certificate of amendment on November 7, 2018 and as further amended by a certificate of amendment on October 24, 2019 and a Certificate of Correction on March 10, 2026

“MasterCraft disclosure letter”	the confidential disclosure letter that MasterCraft delivered to Marine Products in connection with the merger agreement

“MasterCraft stockholder approval”	approval of the share issuance proposal by the affirmative vote of the holders of a majority in voting power of the shares of MasterCraft common stock which are present in person or by proxy and entitled to vote thereon

“merger agreement”	the Agreement and Plan of Merger, dated as of February 5, 2026, by and among MasterCraft, Merger Sub 1, Merger Sub 2, and Marine Products, as may be amended from time to time, a copy of which is attached as Annex A to this joint proxy statement/prospectus

“merger agreement proposal”	the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the mergers

“merger consideration”	the cash consideration together with the stock consideration

“Merger Sub 1”	Titan Merger Sub 1, Inc., a Delaware corporation

“Merger Sub 2”	Titan Merger Sub 2, LLC, a Delaware limited liability company

“Merger Subs”	Merger Sub 1 and Merger Sub 2, collectively

“merger-related compensation proposal”	a non-binding advisory vote on compensation that may be paid or become payable to the named executive officers of Marine Products in connection with the transactions contemplated by the merger agreement

“mergers”	the first merger and the second merger

“NASDAQ”	The Nasdaq Stock Market, LLC

“NYSE”	New York Stock Exchange

“pro forma financial information”	the unaudited pro forma condensed combined financial information of MasterCraft

“registration rights agreement”	the registration rights agreement, dated as of February 5, 2026, by and between MasterCraft and LOR, as may be amended from time to time, a copy of which is attached as Annex F to this joint proxy statement/prospectus

“SEC”	U.S. Securities and Exchange Commission

“second effective time”	the effective time of the second merger

“second merger”	the merger of Marine Products (as the surviving corporation of the first merger) with and into Merger Sub 2 immediately after the first merger, resulting in Merger Sub 2 surviving as a direct, wholly owned subsidiary of MasterCraft

“Securities Act”	Securities Act of 1933, as amended

“share issuance proposal”	the proposal to approve the share issuance

“special committee”	the special committee of the Marine Products board, consisting solely of “disinterested directors” (as defined in Section 144 of the DGCL)

“stock consideration”	a number of shares of MasterCraft common stock equal to the exchange ratio

“stockholders agreement”	the stockholders agreement, dated as of February 5, 2026, as amended on March 11, 2026, by and among MasterCraft and the specified stockholders, as may be further amended from time to time, a copy of which is attached as Annex E to this joint proxy statement/prospectus

“share issuance”	the issuance of shares of MasterCraft common stock pursuant to the merger agreement

“specified stockholders”	Gary W. Rollins, R. Randall Rollins Voting Trust U/A dated August 25, 1994, LOR, RCTLOR, LLC, Rollins Holding Company, Inc., WNEG Investments, L.P., RFT Investment Company, LLC, Amy R. Kreisler, The Gary W. Rollins Revocable Trust, Pamela R. Rollins, Timothy C. Rollins, RFA Management Company, LLC, and The Margaret H. Rollins 2014 Trust

“superior proposal”	a bona fide written acquisition proposal (except that references to “20% or more” equity interests or assets of Marine Products or MasterCraft in the definition of acquisition proposal will be substituted for “more than 50%”) made after the date of the merger agreement, that the MasterCraft board or the Marine Products board (upon the recommendation of the special committee) or the special committee, as applicable, determines in good faith (after consultation with outside legal and, in the case of the MasterCraft board and the Marine Products board (but not the special committee), financial advisors) taking into account such factors as the MasterCraft board, the Marine Products board or the special committee, as applicable, considers in good faith to be appropriate (including the conditionality, financing aspects, timing and likelihood of consummation of, and the person or group making, such proposals), (i) is reasonably likely to be consummated in accordance with its terms and (ii) if consummated, would be more favorable from a financial point of view to MasterCraft’s stockholders or Marine Products’ stockholders, as applicable, than the mergers

“transaction documents”	the merger agreement and the ancillary agreements

“Truist Securities”	Truist Securities, Inc.

“unaffiliated stockholders”	the stockholders of Marine Products other than the specified stockholders

“voting agreement”	the voting agreement, dated as of February 5, 2026, by and among MasterCraft, Marine Products, and the specified stockholders, as may be amended from time to time, a copy of which is attached as Annex D to this joint proxy statement/prospectus

“Wells Fargo”	Wells Fargo Securities, LLC

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETINGS

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger agreement, the mergers, the share issuance, and the other transactions contemplated by the merger agreement. MasterCraft and Marine Products urge you to read carefully this entire joint proxy statement/prospectus, including the annexes and the other documents referred to or incorporated by reference into this joint proxy statement/prospectus, because the information in this section does not provide all of the information that might be important to you.

About the Merger Agreement and the Mergers

Q:	What is the merger agreement and what are the mergers?

A:

On February 5, 2026, MasterCraft, Marine Products, Merger Sub 1, and Merger Sub 2 entered into the merger agreement. Subject to the terms and conditions of the merger agreement, the parties will consummate the mergers. In the first merger, Merger Sub 1 will merge with and into Marine Products, with Marine Products continuing as the surviving corporation and a direct, wholly owned subsidiary of MasterCraft. Immediately following the completion of the first merger, Marine Products will merge with and into Merger Sub 2, with Merger Sub 2 surviving as a direct, wholly owned subsidiary of MasterCraft.

Q:	What will Marine Products stockholders receive in the mergers?

A:

Pursuant to the merger agreement, in the first merger, Marine Products stockholders will receive $2.43 in cash, without interest, and 0.232 shares of MasterCraft common stock for each share of Marine Products common stock that they own. The merger consideration will not be deliverable with respect to (i) shares of Marine Products common stock that are directly owned by Marine Products, any subsidiary of Marine Products, MasterCraft, Merger Sub 1 or Merger Sub 2 immediately prior to first merger, each of which will be canceled and will cease to exist upon the completion of the first merger, (ii) shares of Marine Products common stock that are held by a holder of record or beneficial owner (as defined in Section 262 of the DGCL) who is entitled to demand and properly demands, and does not properly withdraw or otherwise lose its rights to, appraisal of such shares pursuant to Section 262 of the DGCL, which are referred to as “dissenting shares”, and (iii) certain Marine Products restricted stock awards granted in 2026 and held by employees who will continue with the combined company following the closing.

Q:	What happens if the market price of MasterCraft common stock or Marine Products common stock changes before the closing of the mergers and what is the value of the merger consideration?

A:

Changes in the market price of MasterCraft common stock or the market price of Marine Products common stock at or prior to the effective time of the mergers will not change the number of shares of MasterCraft common stock that Marine Products stockholders will receive because the exchange ratio is fixed at 0.232 shares of MasterCraft common stock. The value of the merger consideration to be received in exchange for each share of Marine Products common stock will fluctuate with the market value of MasterCraft common stock until the mergers are completed.

Based on MasterCraft’s closing stock price on February 4, 2026, the latest trading day prior to entering into the merger agreement, the implied value of the merger consideration was $7.79 per Marine Products share.

Based on MasterCraft’s closing stock price on March 30, 2026, the last practicable trading day before the date of this joint proxy statement/prospectus, the implied value of the merger consideration was $7.21 per Marine Products share.

Q:	Are there any conditions to completion of the mergers?

A:

Yes. Completion of the mergers is conditioned on MasterCraft’s receipt of the MasterCraft stockholder approval, Marine Products’ receipt of the Marine Products stockholder approval, and a number of other conditions that must be satisfied or waived before the mergers can be consummated. Contemporaneously with the execution of the merger agreement and the other transaction documents, the specified stockholders entered into the voting agreement with respect to all shares of Marine Products common stock owned by the specified stockholders, which constituted approximately 69.1% of the total voting power of the outstanding shares of Marine Products common stock as of the date of the merger agreement, pursuant to which the specified stockholders agreed to, among other things, vote in favor of the merger agreement proposal, subject to the terms and conditions thereof. Accordingly, unless the voting agreement is terminated in connection with Marine Products’ receipt of a superior proposal or otherwise in accordance with the terms of the voting agreement, we expect that the merger agreement will be adopted and approved by Marine Products stockholders at the Marine Products special meeting. However, your vote is important and we encourage you to vote your shares. For a description of all of the conditions to the mergers, see “The Merger Agreement—Conditions to the Mergers” and for a description of the voting agreement, see “The Merger Agreement—Ancillary Agreements—Voting Agreement.”

For MasterCraft Stockholders

Q:	When and where is the MasterCraft special meeting?

A:

The special meeting of MasterCraft stockholders, which is referred to as the “MasterCraft special meeting”, will be held at 8:00 a.m., Eastern Time, on May 12, 2026 (unless it is adjourned or postponed to a later date). The MasterCraft special meeting will be held exclusively online via live audio webcast.

Q:	What matters will be voted on at the MasterCraft special meeting?

A:	MasterCraft stockholders will be asked to consider and vote on the following proposals:

•	the share issuance proposal; and

•	the MasterCraft adjournment proposal.

Q:	Who is entitled to vote at the MasterCraft special meeting?

A:

The MasterCraft record date is March 30, 2026, which is referred to as the “MasterCraft record date”. Only holders of record of MasterCraft common stock as of the close of business on the MasterCraft record date are entitled to notice of, and to vote at, the MasterCraft special meeting or any adjournment or postponement thereof, unless a new record date is set in connection with any adjournment or postponement of the MasterCraft special meeting. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 16,279,890 issued and outstanding shares of MasterCraft common stock. Each MasterCraft stockholder entitled to vote at the MasterCraft special meeting is entitled to one (1) vote per share at the MasterCraft special meeting. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, the issued and outstanding MasterCraft common stock was held by approximately 16 stockholders of record.

Q:	How does the MasterCraft board recommend that I vote on the proposals?

A:

After careful consideration, the MasterCraft board has unanimously (i) determined that the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, are advisable, fair to, and in the best interests of MasterCraft and MasterCraft’s stockholders, (ii) approved, adopted and declared advisable the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and approved MasterCraft’s execution, delivery and performance of the merger agreement and the other transaction documents, and the consummation by MasterCraft of the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and (iii) directed that the share issuance be submitted to the stockholders of MasterCraft for their approval. The MasterCraft board unanimously recommends that MasterCraft stockholders vote “FOR” the share issuance proposal and “FOR” the MasterCraft adjournment proposal. For a summary of the factors considered by the MasterCraft board in reaching its decision to approve the merger agreement and the other transaction documents and the consummation of the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, see “The Mergers—MasterCraft’s Reasons for the Mergers; Recommendation of the MasterCraft Board of Directors.”

Q:	What will happen to my shares of MasterCraft common stock?

A:

Nothing. You will continue to own the same number of shares of MasterCraft common stock that you owned prior to the effective time of the mergers. As a result of the share issuance, however, the overall ownership percentage of the current MasterCraft stockholders in the combined company will decrease.

Based on the number of shares of MasterCraft and Marine Products outstanding as of March 30, 2026, the last practicable trading day before the date of the joint proxy statement/prospectus, and assuming that no Marine Products stockholder exercises its appraisal rights, immediately following the completion of the mergers:

•	MasterCraft stockholders will immediately prior to the mergers own approximately 66.6% of the then outstanding MasterCraft common stock immediately following the mergers; and

•	Marine Products stockholders will immediately prior to the mergers own approximately 33.4% of the then outstanding MasterCraft common stock immediately following the mergers.

Q:	Do the MasterCraft directors and executive officers have any interests in the mergers?

A:

Yes. In connection with the consummation of the mergers, MasterCraft’s directors and executive officers have interests in the mergers that may be different from, or in addition to, those of the stockholders of MasterCraft generally. The MasterCraft board was aware of these interests and considered them, among other things, in reaching its decision to approve the merger agreement, the mergers, the share issuance, and the other transactions contemplated by the merger agreement. These interests are described in more detail in “The Mergers—Interests of Directors and Executive Officers in the Mergers—Interests of MasterCraft Directors and Executive Officers in the Mergers.”

Q:	What constitutes a quorum at the MasterCraft special meeting?

A:

The MasterCraft bylaws provide that a quorum at the MasterCraft special meeting is the presence or participation in person or by proxy of the holders of a majority of the voting power of the outstanding shares of MasterCraft’s common stock entitled to vote at the MasterCraft special meeting.

Q:	What vote is required for MasterCraft stockholders to approve the share issuance proposal?

A:

Approval of the share issuance proposal requires an affirmative vote of the holders of a majority in voting power of the shares of MasterCraft common stock which are present in person or by proxy and entitled to vote thereon. Only holders of record of MasterCraft common stock at the close of business on the MasterCraft record date will be entitled to vote on the share issuance proposal.

Q:	What vote is required for MasterCraft stockholders to approve the MasterCraft adjournment proposal?

A:

If a quorum is not present, the holders of MasterCraft common stock present, by a majority in voting power thereof, may adopt the MasterCraft adjournment proposal. If a quorum is present, approval of the MasterCraft adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of MasterCraft common stock which are present in person or by proxy and entitled to vote thereon. Only holders of record of MasterCraft common stock at the close of business on the MasterCraft record date will be entitled to vote on the MasterCraft adjournment proposal. The vote on the MasterCraft adjournment proposal is separate and apart from the vote to approve the share issuance proposal and is not a condition to the completion of the mergers.

Q:	Is my vote at the MasterCraft special meeting important and how are votes counted at the MasterCraft special meeting?

A:

Yes, your vote is very important. If you do not submit a proxy or vote in person at the meeting, it will be more difficult for us to obtain the necessary quorum to hold the MasterCraft special meeting. For each of the share issuance proposal and MasterCraft adjournment proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Shares present in person or by proxy at the MasterCraft special meeting but abstaining from voting will be treated as having the effect as a vote against the share issuance proposal and the MasterCraft adjournment proposal. The failure of a MasterCraft stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a MasterCraft stockholder to attend the MasterCraft special meeting, will have no effect on the outcome of the share issuance proposal and will have no effect on the MasterCraft adjournment proposal. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the share issuance proposal and “FOR” the MasterCraft adjournment proposal.

Q:	What happens if I sell my MasterCraft common stock before the MasterCraft special meeting?

A:

The record date for the MasterCraft special meeting is earlier than the date of the MasterCraft special meeting. If you sell your shares of MasterCraft common stock after MasterCraft’s record date but before the date of the MasterCraft special meeting, you will retain any right to vote at the MasterCraft special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of MasterCraft common stock.

Q:	How do I submit a proxy or vote my shares at the MasterCraft special meeting?

A:

You may submit your proxy by telephone, through the internet, or by mailing the enclosed proxy card, and you may vote virtually at the MasterCraft special meeting by attending the live audio webcast at www.proxydocs.com/MCFT. If you hold your shares in more than one (1) account, please be sure to submit a proxy with respect to each proxy card you receive.

To submit your proxy by telephone, call +1 (855) 962-4263. In order to vote your shares by telephone, you will need the twelve (12)-digit control number included on your enclosed proxy card (which is unique to each MasterCraft stockholder to ensure all voting instructions are genuine and to prevent duplicate voting).

To submit your proxy through the internet, you may vote your shares at www.proxydocs.com/MCFT. In order to vote your shares through the internet, you will need the twelve (12)-digit control number included on your enclosed proxy card.

If you choose to submit your proxy through the internet or by telephone, your proxy must be received by 11:59 p.m. Eastern Time, on May 11, 2026 in order to be counted at the MasterCraft special meeting.

To vote during the live audio webcast, follow the instructions available on the MasterCraft special meeting website at www.proxydocs.com/MCFT. The MasterCraft special meeting will be held exclusively online via live audio webcast. To be admitted to the live audio webcast, you must provide your twelve (12)-digit control number. We recommend you submit your vote by proxy prior to the date of the MasterCraft special meeting even if you plan to attend the meeting virtually via the internet.

If you hold your shares of MasterCraft common stock in “street name” through a bank, broker, nominee, trustee, or other record holder, you may vote through the internet or by telephone only if internet or telephone voting is made available by your bank, broker, nominee, trustee, or other record holder. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other record holder with these materials.

If you hold shares of MasterCraft common stock directly in your name as a stockholder of record, you may vote by mail by completing and signing your enclosed proxy card and returning it in the accompanying pre-addressed envelope. Your proxy card must be received no later than the close of business on May 11, 2026 in order for your vote to be counted at the MasterCraft special meeting.

If you hold your shares of MasterCraft common stock in “street name” through a bank, broker, nominee, trustee, or other record holder, you may vote by mail by completing and signing the voting instruction form provided by your bank, broker, nominee, trustee, or other record holder and returning it in the accompanying pre-addressed envelope. Your bank, broker, nominee, trustee, or other record holder must receive your voting instruction form in sufficient time to vote your shares at the MasterCraft special meeting.

If you hold shares of MasterCraft common stock in “street name” through a bank, broker, nominee, trustee, or other record holder, you will receive separate voting instructions from your bank, broker, nominee, trustee, or other record holder for voting during the live audio webcast. You must follow the voting instructions provided by your bank, broker, nominee, trustee, or other record holder in order to instruct your bank, broker, nominee, trustee, or other record holder on how to vote your shares of MasterCraft common stock.

Q:

If my shares are held in “street name” by my bank, broker, nominee, trustee, or other record holder, will my bank, broker, nominee, trustee, or other record holder vote my shares for me at the MasterCraft special meeting?

A:

If your shares are held in “street name” in a stock brokerage account or by a bank, broker, nominee, trustee, or other record holder, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other record holder. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction form directly to MasterCraft. Your bank, broker, nominee, trustee, or other record holder is obligated to provide you with a voting instruction form for you to use.

Applicable stock exchange rules permit brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Those rules do not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. A “broker non-vote” with respect to MasterCraft common stock occurs when (i) a share of MasterCraft common stock held by a bank, broker, nominee, trustee, or other record holder is present, in person or represented by proxy, at a meeting of MasterCraft stockholders and such bank, broker, nominee, trustee, or other record holder has discretionary authority to vote on some proposals at the meeting, (ii) the beneficial owner of that share has not instructed his, her, or its bank, broker, nominee, trustee, or other record holder on how to vote on a particular proposal and (iii) the bank, broker, nominee, trustee, or other record holder does not have discretionary voting power on such proposal. Banks, brokers, nominees, trustees, or other record holders do not have discretionary voting authority with respect to the share issuance proposal or the MasterCraft adjournment proposal. As a result, there will not be any broker non-votes at the MasterCraft special meeting.

If you are a MasterCraft “street name” stockholder and you do not instruct your bank, broker, nominee, trustee, or other record holder on how to vote your shares, your shares will not be voted and, assuming a quorum is present, will have no effect on the outcome of the share issuance proposal and, regardless of whether a quorum is present, will have no effect on the MasterCraft adjournment proposal.

Q:	How can I revoke or change my vote at the MasterCraft special meeting?

A:

You may revoke your vote at any time before voting takes place at the MasterCraft special meeting by taking one of the following actions: (i) deliver to the Corporate Secretary of MasterCraft a written notice stating that the prior proxy is revoked, (ii) submit new telephone or internet instructions or deliver a validly executed later-dated proxy, or (iii) attend the MasterCraft special meeting and vote at the MasterCraft special meeting using the control number on the enclosed proxy card. Communications to the Corporate Secretary of MasterCraft should be addressed to MasterCraft Boat Holdings, Inc., Corporate Secretary, 100 Cherokee Cove Drive, Vonore, Tennessee 37885 and must be received before the time that the proxy you wish to revoke is voted at the MasterCraft special meeting. Please note that if your shares are held in “street name” through a bank, broker, nominee, trustee, or other record holder and you wish to revoke a previously granted proxy, you must contact that entity and submit new voting instructions to such bank, broker, nominee, trustee, or other record holder.

Q:	Will a proxy solicitor be used by MasterCraft in connection with the MasterCraft special meeting?

A:

Yes. MasterCraft has engaged Okapi Partners LLC to assist in the solicitation of proxies for the MasterCraft special meeting. MasterCraft has agreed to pay Okapi Partners LLC an estimated fee of $27,000, plus its reasonable out-of-pocket expenses incurred in connection with the solicitation.

Q:	Am I entitled to exercise appraisal rights in respect of my MasterCraft shares?

A:	No. MasterCraft stockholders are not entitled to any appraisal rights in connection with the mergers or any other transactions described in this joint proxy statement/prospectus.

Q:	What else do I need to do now prior to the MasterCraft special meeting?

A:

You are urged to read this joint proxy statement/prospectus carefully and in its entirety, including its annexes and the information incorporated by reference herein, and to consider how the mergers may affect you. Even if you plan to attend the MasterCraft special meeting, please vote promptly.

For Marine Products Stockholders

Q:	How will I receive the merger consideration in respect of my Marine Products shares if the mergers are completed?

A:

If you are a stockholder of record of Marine Products shares and hold your shares in certificated form, you will receive a letter of transmittal with detailed written instructions for exchanging shares for the merger consideration. If you are a holder of record of Marine Products book-entry shares, you will receive (i) a notice advising you of the effectiveness of the mergers, (ii) a statement reflecting the aggregate number of shares of MasterCraft common stock (which will be in uncertificated book-entry form) that you have a right to receive pursuant to the merger agreement, and (iii) a check in the amount equal to the cash issuable to you as merger consideration.

If you are not a stockholder of record, but instead hold your shares of Marine Products common stock in “street name” through a bank, broker, nominee, trustee, or other record holder, you will receive instructions from your bank, broker, nominee, trustee, or other record holder as to how to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:	When and where is the Marine Products special meeting?

A:

The special meeting of Marine Products stockholders, which is referred to as the “Marine Products special meeting”, will be held virtually at 8:00 a.m., Eastern Time, on May 12, 2026 (unless it is adjourned or postponed to a later date), via live audio webcast at https://web.viewproxy.com/mpx/2026. The Marine Products special meeting will be held exclusively online via live audio webcast.

Q:	What matters will be voted on at the Marine Products special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	the merger agreement proposal;

•	the merger-related compensation proposal; and

•	the Marine Products adjournment proposal.

Q:	Who is entitled to vote at the Marine Products special meeting?

A:

The record date for the Marine Products special meeting is March 30, 2026, which is referred to as the “Marine Products record date”. Only holders of record of Marine Products common stock as of the close of business on the Marine Products record date are entitled to notice of, and to vote at, the Marine Products special meeting or any adjournment or postponement thereof, unless a new record date is set in connection with any adjournment or postponement of the Marine Products special meeting. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 35,234,398 issued and outstanding shares of Marine Products common stock. At the Marine Products special meeting, each Marine Products stockholder entitled to vote at the Marine Products special meeting is entitled to one (1) vote per share of Marine Products common stock held by such stockholder.

Q:	Why did the Marine Products board form a special committee of disinterested directors?

A:

During the course of Marine Products’ discussions with MasterCraft, the Marine Products board became aware that MasterCraft desired to have discussions with the specified stockholders regarding the specified stockholders rights and obligations as stockholders in the post-transaction entity. Therefore, the Marine Products board established the special committee to, among other things, (i) review, evaluate and negotiate (or oversee the negotiations of) the terms and conditions, and determine the advisability, of a potential transaction in which Marine Products would enter into a merger or other business combination transaction with one or more entities affiliated with MasterCraft and any documents, agreements or other instruments to be entered into by Marine Products in connection with any potential transaction, (ii) recommend to the Marine Products board what action, if any, should be taken by the Marine Products board and Marine Products with respect to any potential transaction and any documents, agreements or other instruments to be entered into by Marine Products in connection with any potential transaction, (iii) take any and all other actions it deems necessary and advisable in light of the potential transaction, and (iv) grant one or more waivers or approvals under Section 203 of the DGCL in connection with the potential transaction in the special committee’s sole discretion.

The Marine Products board determined that each member of the special committee (a) is a “disinterested director” (as defined in Section 144 of the DGCL) with respect to the potential transaction and the specified stockholders, (b) satisfied the NYSE’s criteria for determining independence from Marine Products under the rules (and interpretations thereof) promulgated by the NYSE, and (c) satisfied the NYSE’s criteria for independence from the specified stockholders, treating the specified stockholders as if the specified stockholders were Marine Products for purposes of applying such criteria, under the rules (and interpretations thereof) promulgated by the NYSE. For further information, see the section entitled “The Mergers—Background of the Mergers.”

Q:	How does the Marine Products board recommend that I vote on the proposals?

A:

The special committee has, upon the terms and subject to the conditions set forth in the merger agreement, unanimously (i) determined that the merger agreement, the other transaction documents, and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of, Marine Products and the unaffiliated stockholders and (ii) recommended that the Marine Products board (A) determine that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of, Marine Products and the unaffiliated stockholders, (B) approve, adopt and declare advisable the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, and (C) subject to Marine Products board approval, direct that the merger agreement be submitted to the stockholders of Marine Products for their adoption and recommend that Marine Products’ stockholders adopt the merger agreement pursuant to Section 251 of the DGCL, which recommendation of the special committee described in this clause (ii) we refer to as the “special committee recommendation”.

Acting upon the special committee recommendation, the Marine Products board has, upon the terms and subject to the conditions set forth in the merger agreement, unanimously (i) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of, Marine Products and its stockholders in their capacity as such, including the unaffiliated stockholders, (ii) approved, adopted, and declared advisable the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, (iii) directed that the merger agreement be submitted to the stockholders of Marine Products for their adoption, and (iv) recommended that the Marine Products stockholders adopt the merger agreement pursuant to Section 251 of the DGCL, which recommendation of the Marine Products board described in this clause (iv) we refer to as the “Marine Products board recommendation”. The Marine Products board unanimously recommends that Marine Products stockholders vote “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal, and “FOR” the Marine Products adjournment proposal. For a summary of the factors considered by the special committee in reaching its decision to recommend that the Marine Products board approve, and the Marine Products board in reaching its decision to approve, the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the mergers, see “The Mergers—Marine Products’ Board’s and Special Committee’s Recommendations and Reasons for the Mergers.”

Q:

Why are Marine Products stockholders being asked to consider and vote on a proposal to approve, by non-binding advisory vote, merger-related compensation arrangements for Marine Products’ named executive officers (i.e., the merger-related compensation proposal)?

A:

Under SEC rules, Marine Products is required to seek a non-binding advisory vote with respect to the compensation that may be paid or become payable to Marine Products’ named executive officers that is based on or otherwise relates to the mergers.

Q:	What happens if Marine Products stockholders do not approve the merger-related compensation proposal?

A:

Because the vote on the merger-related compensation proposal is advisory in nature only, it will not be binding upon Marine Products or MasterCraft. Accordingly, the merger-related compensation will be paid to Marine Products’ named executive officers to the extent payable in accordance with the terms of their compensation agreements and other contractual arrangements even if Marine Products stockholders do not approve the merger-related compensation proposal. The vote on the merger-related compensation proposal is separate and apart from the votes to approve the other proposals being presented at the Marine Products special meeting and is not a condition to the completion of the mergers.

Q:	Do the Marine Products directors and executive officers have any interests in the merger?

A:

Yes. In connection with the consummation of the mergers, Marine Products’ directors and executive officers may have interests in the mergers that are different from, or in addition to, those of the stockholders of Marine Products generally. The special committee and the Marine Products board were aware of these interests and considered them, among other things, in reaching their respective decisions to recommend that the Marine Products board adopt, in the case of the special committee, and to adopt, in the case of the Marine Products board, the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement. These interests are described in more detail in “The Mergers—Interests of Directors and Executive Officers in the Mergers—Interests of Marine Products’ Directors and Executive Officers in the Mergers.”

Q:	What constitutes a quorum at the Marine Products special meeting?

A:	The Marine Products bylaws provide that a quorum at the Marine Products special meeting is the holders of a majority of the Marine Products common stock outstanding and entitled to vote.

The shares of Marine Products common stock held by the specified stockholders, and the vote of such shares, are sufficient to establish a quorum and to secure the necessary vote for the adoption and approval of the merger agreement. Provided that the voting agreement is not terminated in connection with Marine Products’ receipt of a superior proposal or otherwise in accordance with the terms of the voting agreement, we expect a quorum to be present at the Marine Products special meeting. However, your vote is important and we encourage you to vote your shares.

Q:	What vote is required for Marine Products stockholders to approve and adopt the merger agreement proposal?

A:

Approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Marine Products common stock entitled to vote thereon. Only holders of record of Marine Products common stock at the close of business on the Marine Products record date will be entitled to vote on the merger agreement proposal.

Contemporaneously with the execution of the merger agreement, the specified stockholders entered into the voting agreement with respect to all shares of Marine Products common stock owned by the specified stockholders, which constituted approximately 69.1% of the total voting power of the outstanding shares of Marine Products common stock as of the date of the merger agreement, pursuant to which the specified stockholders agreed to, among other things, vote in favor of the merger agreement proposal, subject to the terms and conditions thereof. Accordingly, unless the voting agreement is terminated in connection with Marine Products’ receipt of a superior proposal or otherwise in accordance with the terms of the voting agreement, we expect that the merger agreement will be adopted and approved by Marine Products stockholders at the Marine Products special meeting. However, your vote is important and we encourage you to vote your shares. For a description of the voting agreement, see “The Merger Agreement—Ancillary Agreements—Voting Agreement.”

Q:	What vote is required for Marine Products stockholders to approve, by non-binding advisory vote, the merger-related compensation proposal?

A:

Approval of the merger-related compensation proposal, which is a non-binding advisory vote, requires the affirmative vote of the holders of a majority of the shares of Marine Products common stock present in person or represented by proxy and entitled to vote on the merger-related compensation proposal. Only holders of record of Marine Products common stock at the close of business on the Marine Products record date will be entitled to vote on the merger-related compensation proposal. The vote on the merger-related compensation proposal is separate and apart from the votes to approve the other proposals being presented at the Marine Products special meeting and is not a condition to the completion of the mergers.

Q:	What vote is required for Marine Products stockholders to approve the Marine Products adjournment proposal?

A:

Approval of the Marine Products adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Marine Products common stock present in person or represented by proxy and entitled to vote on the adjournment proposal. Only holders of record of Marine Products common stock at the close of business on the Marine Products record date will be entitled to vote on the Marine Products adjournment proposal. The vote on the Marine Products adjournment proposal is separate and apart from the votes to approve the other proposals being presented at the Marine Products special meeting and is not a condition to the completion of the mergers.

Q:	Is my vote at the Marine Products special meeting important and how are votes counted at the Marine Products special meeting?

A:

Yes, your vote is very important. If you do not submit a proxy or vote in person at the meeting, it will be more difficult for us to obtain the necessary quorum to hold the Marine Products special meeting. The shares of Marine Products common stock held by the specified stockholders, and the vote of such shares, are sufficient to establish a quorum and to secure the necessary vote for the adoption and approval of the merger agreement. Provided that the voting agreement is not terminated in connection with Marine Products’ receipt of a superior proposal or otherwise in accordance with the terms of the voting agreement, we expect that the merger agreement will be adopted and approved by Marine Products stockholders at the Marine Products special meeting. However, your vote is important and we encourage you to vote your shares.

For the merger agreement proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” A vote to abstain, and any failure of a Marine Products stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a Marine Products stockholder to vote “FOR” the merger agreement proposal, will have the same effect as a vote against the merger agreement proposal. For the merger-related compensation proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Shares present in person or by proxy at the Marine Products special meeting but abstaining from voting will be treated as having the effect as a vote against the merger-related compensation proposal. The failure of a Marine Products stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a Marine Products stockholder to attend the Marine Products special meeting, will have no effect on the outcome of the merger-related compensation proposal. For the Marine Products adjournment proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Shares present in person or by proxy at the Marine Products special meeting but abstaining from voting will be treated as having the effect as a vote against the Marine Products adjournment proposal. The failure of a Marine Products stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a Marine Products stockholder to attend the Marine Products special meeting will have no effect on the outcome of the Marine Products adjournment proposal. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal, and “FOR” the Marine Products adjournment proposal.

Q:	What happens if I sell my Marine Products common stock before the Marine Products special meeting?

A:

The record date for the Marine Products special meeting is earlier than the date of the Marine Products special meeting and the date that the mergers are expected to be completed. If you sell your Marine Products common stock after Marine Products’ record date but before the date of the Marine Products special meeting, you will retain any right to vote at the Marine Products special meeting (unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Marine Products common stock), but you will have transferred your right to receive the merger consideration. For Marine Products stockholders, in order to receive the merger consideration, you must hold your Marine Products common stock through completion of the first merger.

Q:	How do I submit a proxy or vote my shares at the Marine Products special meeting?

A:

If you hold shares of Marine Products common stock directly in your name as a stockholder of record, you may vote your shares by completing and signing the enclosed proxy card and returning it using the postage-paid envelope provided, or mailing it to Alliance Advisors, LLC, ATTN: Tabulation, 150 Clove Road, Suite 400, Little Falls, New Jersey 07424. If voting by mail, your proxy card must be received no later than the close of business on May 11, 2026 in order for your vote to be counted at the Marine Products special meeting. If you sign and return your proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal and “FOR” the Marine Products adjournment proposal.

You may also vote by telephone or through the internet. To submit your proxy by telephone, dial 1-866-804-9616. To submit your proxy through the internet, visit https://AALvote.com/MPXSM. In order to vote your shares by telephone or through the internet, you will need the control number on your enclosed proxy card. If you choose to submit your proxy through the internet or by telephone, your proxy must be received by 11:59 p.m. Eastern Time, on May 11, 2026 in order to be counted at the Marine Products special meeting.

If you hold shares of Marine Products in “street name” through a bank, broker, nominee, trustee, or other record holder, please contact such entity for instructions on how to vote your shares of Marine Products common stock at the Marine Products special meeting.

If you are a stockholder of record of Marine Products, you may also cast your vote virtually at the Marine Products special meeting through the internet at https://web.viewproxy.com/mpx/2026 at any time before the closing of the polls at the Marine Products special meeting. If you hold your shares through a bank, broker, nominee, trustee, or other record holder and you plan to participate in and vote at the Marine Products special meeting, you should contact such entity and obtain a legal proxy in order to be able to participate in or vote at the Marine Products special meeting. If you decide to attend the special meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

If you hold your shares in more than one (1) account, please be sure to submit a proxy with respect to each proxy card you receive.

The special meeting will begin promptly at 8:00 a.m., Eastern Time, on May 12, 2026. In order to attend the Marine Products special meeting you must pre-register at https://web.viewproxy.com/mpx/2026 by 11:59 p.m., Eastern Time on May 11, 2026. Marine Products encourages its stockholders to access the meeting prior to the start time to leave ample time for check-in. Please follow the instructions as outlined in this joint proxy statement/prospectus.

Even if you plan to attend the special meeting, Marine Products recommends that you vote your shares in advance as described below so that your vote will be counted even if you later decide not to or become unable to attend the special meeting.

Q:

If my shares are held in “street name” by my bank, broker, nominee, trustee, or other record holder, will my bank, broker, nominee, trustee, or other record holder vote my shares for me at the Marine Products special meeting?

A:

If your shares are held in “street name” in a stock brokerage account or by a bank, broker, nominee, trustee, or other record holder, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other record holder. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction form directly to Marine Products. Your bank, broker, nominee, trustee, or other record holder is obligated to provide you with a voting instruction form for you to use.

Applicable stock exchange rules permit brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Those rules do not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. A “broker non-vote” with respect to Marine Products common stock occurs when (i) a share of Marine Products common stock held by a bank, broker, nominee, trustee, or other record holder is present, in person or represented by proxy, at a meeting of Marine Products stockholders and such bank, broker, nominee, trustee, or other record holder has discretionary authority to vote on some proposals at the meeting, (ii) the beneficial owner of that share has not instructed his, her, or its bank, broker, nominee, trustee, or other record holder on how to vote on a particular proposal and (iii) the bank, broker, nominee, trustee, or other record holder does not have discretionary voting power on such proposal. Banks, brokers, nominees, trustees, or other record holders do not have discretionary voting authority with respect to the merger agreement proposal, merger-related compensation proposal, or the Marine Products adjournment proposal. As a result, we do not expect there to be any broker non-votes at the Marine Products special meeting.

If you are a Marine Products “street name” stockholder and you do not instruct your bank, broker, nominee, trustee, or other record holder on how to vote your shares, your shares will not be voted. This would have the same effect as a vote against the merger agreement proposal; assuming a quorum is present, will have no effect on the outcome of the merger-related compensation proposal and, regardless of whether a quorum is present, will have no effect on the Marine Products adjournment proposal.

Q:	How can I revoke or change my vote at the Marine Products special meeting?

A:

If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the Marine Products special meeting by taking one of the following actions: (i) giving written notice of revocation to Marine Products’ Corporate Secretary, which must be received before the time that the proxy you wish to revoke is voted at the Marine Products special meeting; (ii) submitting new voting instructions over the telephone or the internet prior to 11:59 p.m., Eastern Time, on May 11, 2026; (iii) delivering a new, validly completed, later-dated proxy card, which must be received no later than the close of business on May 11, 2026; or (iv) joining the Marine Products special meeting virtually and voting during the meeting. For this purpose, communications to the Corporate Secretary of Marine Products should be addressed to Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker, nominee, trustee, or other record holder, or, if you have obtained a legal proxy from your bank, broker, nominee, trustee, or other record holder giving you the right to vote your shares, by joining the Marine Products special meeting virtually via the internet and voting during the special meeting.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:

Yes. If you are a holder of record or beneficial owner of Marine Products common stock, you are entitled to appraisal rights under Section 262 of the DGCL in connection with the first merger, provided that you meet the requirements and follow the procedures prescribed by Section 262 of the DGCL.

Under Section 262 of the DGCL, if the first merger is completed, holders of record and beneficial owners of Marine Products common stock who (i) did not vote in favor of the merger agreement proposal, (ii) continuously hold or beneficially own their shares of Marine Products common stock through the effective date of the first merger, (iii) properly demand appraisal of their shares, and do not properly withdraw their demand or otherwise lose their rights to appraisal, and (iv) comply with all other requirements under Section 262 of the DGCL, will be entitled to have their shares of Marine Products common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Marine Products common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid on the amount determined to be fair value, as determined by the Delaware Court of Chancery. However, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the applicable merger, were listed on a national securities exchange unless (A) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class or series eligible for appraisal; or (B) the value of the merger consideration in respect of such total number of shares exceeds $1,000,000. Given that the shares of Marine Products common stock are listed on the NYSE (and assuming such shares remain so listed until the first effective time), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of Marine Products common stock who are otherwise entitled to appraisal rights unless one of these thresholds is satisfied.

If you wish to exercise your appraisal rights, you must NOT vote in favor of the merger agreement proposal and you must follow the procedures set forth in Section 262 of the DGCL, which are summarized in the section entitled “Appraisal Rights.” A copy of Section 262 of the DGCL can be accessed without subscription or cost at the following URL, and is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html.

Due to the complexity of the appraisal process and the procedures to be followed to properly demand and perfect appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of your appraisal rights.

Q:	What else do I need to know prior to the Marine Products special meeting?

A:

You are urged to read this joint proxy statement/prospectus carefully and in its entirety, including its annexes and the information incorporated by reference herein, and to consider how the mergers affect you. Even if you plan to attend the Marine Products special meeting, please vote promptly.

For Both MasterCraft Stockholders and Marine Products Stockholders

Q:	When are the mergers expected to be completed?

A:

MasterCraft and Marine Products currently expect the mergers to be completed in the second calendar quarter of 2026, subject to the satisfaction or waiver of customary closing conditions, including among others: (i) the receipt of the Marine Products stockholder approval, (ii) the receipt of the MasterCraft stockholder approval, (iii) the receipt of the requisite regulatory approvals, and (iv) the absence of any injunction or order by any court or other governmental entity prohibiting or making illegal the mergers. However, MasterCraft and Marine Products cannot predict the actual date on which the mergers will be completed because completion is subject to conditions beyond their control and it is possible that such conditions could result in the mergers being completed earlier or later or not being completed at all. For a description of the conditions to the mergers, see “The Merger Agreement—Conditions to the Mergers.”

Q:	Following the mergers, what percentage of MasterCraft common stock will the continuing MasterCraft stockholders and former Marine Products stockholders own?

A:

Based on the number of shares of MasterCraft and Marine Products outstanding as of March 30, 2026, the last practicable trading day before the date of the joint proxy statement/prospectus, and assuming that no Marine Products stockholder exercises its appraisal rights, immediately following the completion of the mergers:

•	continuing MasterCraft stockholders will own approximately 66.6% of the then outstanding MasterCraft common stock; and

•	former Marine Products stockholders will own approximately 33.4% of the then outstanding MasterCraft common stock.

Q:	What happens if the mergers are not completed?

A:

If the MasterCraft stockholder approval is not obtained, if the Marine Products stockholder approval is not obtained, or if the mergers are not completed for any other reason, Marine Products stockholders will not have their shares of Marine Products common stock converted into the right to receive the merger consideration. Instead, each of MasterCraft and Marine Products would remain separate companies. Under certain circumstances, MasterCraft may be required to pay Marine Products a termination fee or Marine Products may be required to pay MasterCraft a termination fee, as described under “The Merger Agreement—Termination; —Termination Fees.”

Q:	Are there any risks associated with the mergers that I should consider in deciding how to vote?

A:	Yes. A number of risks related to the mergers are discussed in this joint proxy statement/prospectus and described in “Risk Factors” beginning on page 57.

Q:	What are the material U.S. federal income tax consequences of the mergers to U.S. holders of Marine Products Common Stock?

A:

MasterCraft and Marine Products intend for the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and MasterCraft and Marine Products intend to report the mergers consistent with such qualification. Assuming the mergers so qualify, a U.S. holder (as defined in “The Mergers—U.S. Federal Income Tax Consequences”) of Marine Products common stock that receives shares of MasterCraft common stock and cash in exchange for shares of Marine Products common stock pursuant to the first merger generally will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount, if any, by which the sum of the cash (excluding the amount of any cash payable in lieu of a fractional share of MasterCraft common stock) and the fair market value of the MasterCraft common stock (including any fractional shares of MasterCraft common stock deemed received and redeemed for cash, as discussed in “The Mergers—U.S. Federal Income Tax Consequences”) received by such U.S. holder in the first merger exceeds such U.S. holder’s adjusted tax basis in such U.S. holder’s Marine Products common stock exchanged therefor and (ii) the amount of cash received by such U.S. holder (excluding any cash received in lieu of a fractional share of MasterCraft common stock). However, it is not a condition to MasterCraft’s obligation or Marine Products’ obligation to complete the transactions that the mergers, taken together, qualify as a “reorganization” or that Marine Products or MasterCraft receive an opinion from counsel to that effect. However, in connection with the registration statement of which this joint proxy statement/prospectus forms a part, each of King & Spalding LLP, which we refer to as “K&S”, and Alston & Bird LLP, which we refer to as “A&B”, will deliver a legal opinion to the effect that the mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

MasterCraft and Marine Products have not sought and will not seek any ruling from the U.S. Internal Revenue Service regarding any matters relating to the transactions and, as a result, there can be no assurance that the U.S. Internal Revenue Service would not assert that the mergers, taken together, do not qualify as a “reorganization,” or that a court would not sustain such a position.

If the U.S. Internal Revenue Service or a court were to determine that the mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Marine Products common stock that exchanges such shares of Marine Products common stock for MasterCraft common stock and cash pursuant to the first merger generally would recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the cash and the fair market value of the MasterCraft common stock received by such U.S. holder and (ii) such U.S. holder’s adjusted tax basis in the Marine Products common stock exchanged therefor.

Holders of Marine Products common stock should consult with their tax advisors to determine the particular U.S. federal, state, local, or non-U.S. income or other tax consequences of the mergers to them. For a more complete description of the U.S. federal income tax consequences of the mergers, see “The Mergers—U.S. Federal Income Tax Consequences.”

Q:	How can I obtain additional information about MasterCraft and Marine Products?

A:

MasterCraft and Marine Products each file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Each company’s filings with the SEC may be accessed on the internet at www.sec.gov. Copies of the documents filed by MasterCraft with the SEC will be available free of charge on MasterCraft’s website at investors.mastercraft.com. Copies of the documents filed by Marine Products with the SEC will be available free of charge on Marine Products’ website at marineproductscorp.com/investors/. The information provided on each company’s website is not part of this joint proxy statement/prospectus and is not incorporated by reference into this joint proxy statement/prospectus. For a more detailed description of the information available and information incorporated by reference, please see “Where You Can Find More Information.”

Q:	Who can answer my questions?

A:

If you have any questions about the merger agreement, the mergers, the share issuance, or the other matters to be voted on at the MasterCraft special meeting or the Marine Products special meeting, or questions about how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus, the enclosed proxy card, or voting instructions, you should contact MasterCraft’s and Marine Products’ respective proxy solicitors, as follows:

For MasterCraft Stockholders:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Stockholders may call toll-free: +1 (844) 202-7428

Banks and Brokers may call collect: +1 (212) 297-0720

For Marine Products Stockholders: Alliance Advisors, LLC 150 Clove Road, Suite 400 Little Falls, New Jersey 07424 Call Toll-Free: 855-206-7078 Email: MPX@allianceadvisors.com

SUMMARY

This summary highlights selected information contained in this joint proxy statement/prospectus and does not contain all the information that may be important to you. MasterCraft and Marine Products urge you to read carefully this joint proxy statement/prospectus in its entirety, including the annexes. Additional, important information, which MasterCraft and Marine Products also urge you to read, is contained in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”

Risk Factors (page 57)

You should also carefully consider the risks that are described in “Risk Factors” beginning on page 57.

Information about the Parties to the Transaction (page 68)

MasterCraft

MasterCraft Boat Holdings, Inc., a Delaware corporation, is headquartered in Vonore, Tennessee, and is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its three brands, MasterCraft, Crest, and Balise. MasterCraft common stock is listed on the NASDAQ under the ticker symbol “MCFT.”

MasterCraft’s principal executive office is located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885, and its telephone number is (423) 884-2221. Its website is located at www.mastercraft.com. Information contained on MasterCraft’s website does not constitute part of this joint proxy statement/prospectus.

Marine Products

Marine Products Corporation, a Delaware corporation, is a leading manufacturer of high-quality fiberglass boats under the brand names Chaparral and Robalo. Chaparral’s sterndrive models include SSi Sportboats and SSX Luxury Sportboats, and the GTS SURF Series. Chaparral’s outboard offerings include OSX Luxury Sportboats, the SSi Outboard Bowriders, and SSX Luxury Sportboats. Robalo builds an array of outboard sport fishing models, which include Center Consoles, Dual Consoles and Cayman Bay Boats. Marine Products’ common stock is publicly traded on the NYSE under the ticker symbol “MPX.”

Marine Products’ principal executive office is located at 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and its telephone number is (404) 321-7910. Its website is located at www.marineproductscorp.com. Information contained on Marine Products’ website does not constitute part of this joint proxy statement/prospectus.

Merger Sub 1

Titan Merger Sub 1, Inc., a Delaware corporation and a direct, wholly owned subsidiary of MasterCraft, was formed solely for the purpose of facilitating the transactions contemplated by the merger agreement. Merger Sub 1 has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. At the first effective time, Merger Sub 1 will merge with and into Marine Products, with Marine Products surviving the first merger as a direct, wholly owned subsidiary of MasterCraft. The principal executive offices of Merger Sub 1 are located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885, and its telephone number is (423) 884-2221.

Merger Sub 2

Titan Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of MasterCraft, was formed solely for the purpose of facilitating the transactions contemplated by the merger agreement. Merger Sub 2 has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. Immediately after the first merger, Marine Products will merge with and into Merger Sub 2, with Merger Sub 2 surviving the second merger as a direct, wholly owned subsidiary of MasterCraft. The principal executive offices of Merger Sub 2 are located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885, and its telephone number is (423) 884-2221.

The MasterCraft Special Meeting (page 69)

Meeting. The MasterCraft special meeting will be held virtually at 8:00 a.m., Eastern Time, on May 12, 2026 (unless it is adjourned or postponed to a later date), exclusively via live audio webcast at www.proxydocs.com/MCFT, for the following purposes:

•	to consider and vote on the share issuance proposal; and

•	to consider and vote on the MasterCraft adjournment proposal.

In order to attend the MasterCraft special meeting you must pre-register at www.proxydocs.com/MCFT by 11:59 p.m., Eastern Time on May 11, 2026.

MasterCraft Record Date; Outstanding Shares; Stockholders Entitled to Vote. The MasterCraft record date is March 30, 2026. Only holders of record of MasterCraft common stock as of the close of business on the MasterCraft record date are entitled to notice of, and to vote at, the MasterCraft special meeting or any adjournment or postponement thereof, unless a new record date is set in connection with any adjournment or postponement of the MasterCraft special meeting. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 16,279,890 issued and outstanding shares of MasterCraft common stock. Each MasterCraft stockholder entitled to vote at the MasterCraft special meeting is entitled to one (1) vote per share at the MasterCraft special meeting. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, the issued and outstanding MasterCraft common stock was held by approximately 16 stockholders of record.

Quorum. The MasterCraft bylaws require that there be a quorum at the MasterCraft special meeting in order for MasterCraft to hold a vote on the share issuance proposal. The MasterCraft bylaws provide that a quorum at the MasterCraft special meeting is the presence or participation in person or by proxy of the holders of a majority of the voting power of the outstanding shares of MasterCraft’s common stock entitled to vote at the MasterCraft special meeting. Shares present at the MasterCraft special meeting but abstaining from voting will be deemed present at the MasterCraft special meeting for the purpose of determining the presence of a quorum. Shares of MasterCraft common stock held in “street name” (through a bank, broker, nominee, trustee, or other record holder) with respect to which the beneficial owner fails to give voting instructions to the bank, broker, nominee, trustee, or other record holder, will not be deemed present at the MasterCraft special meeting for the purpose of determining the presence of a quorum. Failure of a quorum at the MasterCraft special meeting may result in an adjournment of the MasterCraft special meeting and may subject MasterCraft to additional costs and expenses.

Required Vote. Approval of the share issuance proposal requires the affirmative vote of the holders of a majority in voting power of the shares of MasterCraft common stock which are present in person or by proxy and entitled to vote thereon. MasterCraft cannot complete the share issuance or the mergers unless the share issuance proposal is approved at the MasterCraft special meeting (or at any adjournment or postponement thereof). Shares present in person or by proxy at the MasterCraft special meeting but abstaining from voting will be treated as having the effect as a vote against the share issuance proposal. The failure of a MasterCraft stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a MasterCraft stockholder to attend the MasterCraft special meeting, will have no effect on the outcome of the share issuance proposal. If a quorum is not present, the holders of MasterCraft common stock present, by a majority in voting power thereof, may adopt the MasterCraft adjournment proposal. If a quorum is present, approval of the MasterCraft adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of MasterCraft common stock which are present in person or by proxy and entitled to vote thereon. Shares present in person or by proxy at the MasterCraft special meeting but abstaining from voting will be treated as having the effect as a vote against the MasterCraft adjournment proposal. The failure of a MasterCraft stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a MasterCraft stockholder to attend the MasterCraft special meeting will have no effect on the MasterCraft adjournment proposal.

Stock Ownership of and Voting by MasterCraft Directors and Executive Officers. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, MasterCraft’s directors and executive officers and their affiliates beneficially owned in the aggregate 245,518 shares of MasterCraft common stock entitled to vote at the MasterCraft special meeting, which represents less than 2% of the shares of MasterCraft common stock entitled to vote at the MasterCraft special meeting.

Each of MasterCraft’s directors and executive officers is expected, as of the date of this joint proxy statement/prospectus, to vote his, her, or its shares of MasterCraft common stock “FOR” the share issuance proposal and “FOR” the MasterCraft adjournment proposal, although none of MasterCraft’s directors and executive officers have entered into any agreement requiring them to do so.

For more information regarding the MasterCraft special meeting, see “The MasterCraft Special Meeting.”

The Marine Products Special Meeting (page 74)

Meeting. The Marine Products special meeting will be held virtually at 8:00 a.m., Eastern Time, on May 12, 2026 (unless it is adjourned or postponed to a later date), exclusively via live audio webcast at https://web.viewproxy.com/mpx/2026, for the following purposes:

•	to consider and vote on the merger agreement proposal;

•	to consider and vote on the merger-related compensation proposal; and

•	to consider and vote on the Marine Products adjournment proposal.

In order to attend the Marine Products special meeting you must pre-register at https://web.viewproxy.com/mpx/2026 by 11:59 p.m., Eastern Time on May 11, 2026.

Marine Products Record Date; Outstanding Shares; Stockholders Entitled to Vote. The Marine Products record date is March 30, 2026. Only holders of record of Marine Products common stock as of the close of business on the Marine Products record date are entitled to notice of, and to vote at, the Marine Products special meeting or any adjournment or postponement thereof, unless a new record date is set in connection with any adjournment or postponement of the Marine Products special meeting. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 35,234,398 issued and outstanding shares of Marine Products common stock. At the Marine Products special meeting, each Marine Products stockholder entitled to vote at the Marine Products special meeting is entitled to one (1) vote per share of Marine Products common stock held by such stockholder. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, approximately 358 Marine Products stockholders of record held issued and outstanding Marine Products common stock.

Quorum. The Marine Products bylaws require that there be a quorum at the Marine Products special meeting in order for Marine Products to hold a vote on the merger agreement proposal or the merger-related compensation proposal. The Marine Products bylaws provide that a quorum at the Marine Products special meeting is the presence, in person or represented by proxy, of holders of a majority of the Marine Products common stock outstanding and entitled to vote. Shares present at the Marine Products special meeting but abstaining from voting will be deemed present at the Marine Products special meeting for the purpose of determining the presence of a quorum. Shares of Marine Products common stock held in “street name” through a bank, broker, nominee, trustee, or other record holder with respect to which the beneficial owner fails to give voting instructions to the bank, broker, nominee, trustee, or other record holder will not be deemed present at the Marine Products special meeting for the purpose of determining the presence of a quorum. Failure of a quorum at the Marine Products special meeting may result in an adjournment of the Marine Products special meeting and may subject Marine Products to additional costs and expenses.

Required Vote. Approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Marine Products common stock entitled to vote thereon. Marine Products cannot complete the mergers unless the merger agreement proposal is approved at the Marine Products special meeting (or at any adjournment or postponement thereof). A vote to abstain, and any failure of a Marine Products stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a Marine Products stockholder to vote “FOR” the merger agreement proposal, will have the same effect as a vote against the merger agreement proposal because such abstention or failure to vote does not count as an affirmative vote.

Contemporaneously with the execution of the merger agreement, the specified stockholders entered into the voting agreement with respect to all shares of Marine Products common stock owned by the specified stockholders, which constituted approximately 69.1% of the total voting power of the outstanding shares of Marine Products common stock as of the date of the merger agreement, pursuant to which the specified stockholders agreed to, among other things, vote in favor of the merger agreement proposal, subject to the terms and conditions thereof. Accordingly, unless the voting agreement is terminated in connection with Marine Products’ receipt of a superior proposal or otherwise in accordance with the terms of the voting agreement, we expect that the merger agreement will be adopted and approved by Marine Products stockholders at the Marine Products special meeting. However, your vote is important and we encourage you to vote your shares. For a description of the voting agreement, see “The Merger Agreement—Ancillary Agreements—Voting Agreement.”

Approval of the merger-related compensation proposal, which is a non-binding advisory vote, requires the affirmative vote of the holders of a majority of the shares of Marine Products common stock present in person or represented by proxy and entitled to vote with respect to the merger-related compensation proposal at the Marine Products special meeting. Shares present in person or by proxy at the Marine Products special meeting but abstaining from voting will be treated as having the effect as a vote against the merger-related compensation proposal. The failure of a Marine Products stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a Marine Products stockholder to attend the Marine Products special meeting will have no effect on the outcome of the merger-related compensation proposal.

Approval of the Marine Products adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Marine Products common stock present in person or represented by proxy and entitled to vote on the adjournment proposal. Shares present in person or by proxy at the Marine Products special meeting but abstaining from voting will be treated as having the effect as a vote against the Marine Products adjournment proposal. The failure of a Marine Products stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a Marine Products stockholder to attend the Marine Products special meeting will have no effect on the outcome of the Marine Products adjournment proposal.

Stock Ownership of and Voting by Marine Products Directors and Executive Officers. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, Marine Products’ directors and executive officers and their affiliates beneficially owned in the aggregate 26,430,499 shares of Marine Products common stock entitled to vote at the Marine Products special meeting, which represents approximately 75.0% of the shares of Marine Products common stock entitled to vote at the Marine Products special meeting.

Amy R. Kreisler and Timothy C. Rollins, each of whom serve on the Marine Products board and are specified stockholders, have entered into the voting agreement, pursuant to which they have agreed to, among other things, vote in favor of the merger agreement proposal and the Marine Products adjournment proposal, subject to the terms and conditions thereof. Each of Marine Products’ directors or executive officers is expected, as of the date of this joint proxy statement/prospectus, to vote his, her, or its shares of Marine Products common stock “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal, and “FOR” the Marine Products adjournment proposal, although none of Marine Products’ directors and executive officers (other than in the case of Ms. Kreisler and Mr. Rollins) have entered into any agreement requiring them to do so.

For more information regarding the Marine Products special meeting, see “The Marine Products Special Meeting”.

The Mergers; Merger Consideration; Treatment of Equity Awards (page 79)

The Mergers

On February 5, 2026, MasterCraft, Marine Products, Merger Sub 1, and Merger Sub 2, entered into the merger agreement. Pursuant to the terms of the merger agreement, and subject to the satisfaction or waiver of the conditions specified therein, (i) Merger Sub 1 will merge with and into Marine Products, with Marine Products surviving the first merger as a direct, wholly owned subsidiary of MasterCraft, and (ii) immediately thereafter, Marine Products will merge with and into Merger Sub 2, with Merger Sub 2 surviving the second merger as a direct, wholly owned subsidiary of MasterCraft.

Merger Consideration

At the first effective time, each share of Marine Products common stock issued and outstanding immediately prior to the first effective time, except for shares held by MasterCraft or Marine Products, or their direct or indirect subsidiaries will be converted automatically into the right to receive (i) 0.232 shares of MasterCraft common stock and (ii) $2.43 in cash, without interest. The merger consideration will not be deliverable with respect to (i) shares of Marine Products common stock that are directly owned by Marine Products, any subsidiary of Marine Products, MasterCraft, Merger Sub 1 or Merger Sub 2 immediately prior to first merger, each of which will be canceled and will cease to exist upon the completion of the first merger, (ii) dissenting shares, and (iii) certain Marine Products RSAs (as defined below) awarded in 2026 and held by employees who continue with the combined company following the closing.

No fractional shares of MasterCraft common stock will be issued in connection with the first merger. Instead, the total number of shares that each Marine Products stockholder will receive in the first merger will be rounded down to the nearest whole number, and each Marine Products stockholder will receive cash payable in lieu of any fractional share of MasterCraft common stock to which they otherwise would have been entitled. The amount of cash payable for a fractional share of MasterCraft common stock will be determined by multiplying the fraction by the closing VWAP, rounded to the nearest whole cent (with 0.5 being rounded down). MasterCraft stockholders will continue to own their existing shares of MasterCraft common stock, the form of which will not be changed by the transaction.

Treatment of MasterCraft Equity Awards

The mergers are not expected to affect MasterCraft’s equity awards. It is expected that all such awards will remain outstanding subject to the same terms and conditions that are applicable to such stock options or other equity awards prior to the mergers.

Treatment of Marine Products Equity Awards

Marine Products RSAs

Immediately prior to the first effective time, each Marine Products restricted stock award, which we refer to as a “Marine Products RSA”, that is outstanding immediately prior to the first effective time will, automatically and without any action on the part of the holder thereof accelerate and vest in full and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, except that certain Marine Products RSAs granted in 2026 and held by employees who continue with the combined company following the closing, which we refer to as the “Assumed RSAs”, will convert into (i) the cash consideration for each share of Marine Products restricted stock subject to such Assumed RSAs and (ii) MasterCraft restricted stock awards, which we refer to as the “MasterCraft RSAs”, corresponding to a number of shares of MasterCraft common stock equal to the product of (x) the number of shares of Marine Products restricted stock subject to such Assumed RSA and (y) the stock consideration. Each MasterCraft RSA issued in respect of an Assumed RSA will have the same time-vesting restrictions that applied to the corresponding Marine Products RSAs immediately prior to the first effective time, provided that such MasterCraft RSAs will also include double-trigger change-in-control vesting provisions following the mergers.

Marine Products PSUs

Immediately prior to the first effective time, (i) each unvested Marine Products performance stock unit, which we refer to as a “Marine Products PSU”, with an incomplete performance period as of the first effective time will vest in full based on “target” performance and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, (ii) each unvested Marine Products PSU with a completed performance period as of the first effective time will vest in full based on “actual” performance and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, and (iii) each Marine Products dividend equivalent right that is outstanding as of immediately prior to the closing will be settled in Marine Products common stock, and the number of Marine Products common stock to be issued in respect of each such Marine Products dividend equivalent right will be determined by dividing (a) the value of such Marine Products dividend equivalent right by (b) the per share closing price of Marine Products common stock on the New York Stock Exchange on the trading day immediately preceding the closing, which we refer to as the “DER Settlement Shares”, and such DER Settlement Shares will be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration.

For a description of the treatment of Marine Products equity awards in connection with the mergers, see “The Merger Agreement—Treatment of Marine Products Equity Awards.”

MasterCraft’s Reasons for the Mergers; Recommendation of the MasterCraft Board of Directors (page 94)

After careful consideration, on February 4, 2026, the MasterCraft board unanimously (i) determined that the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, are advisable, fair to, and in the best interests of MasterCraft and MasterCraft’s stockholders, (ii) approved, adopted and declared advisable the merger agreement and the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and approved MasterCraft’s execution, delivery and performance of the merger agreement and the other transaction documents, and the consummation by MasterCraft of the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and (iii) directed that the share issuance be submitted to the stockholders of MasterCraft for their approval. The MasterCraft board unanimously recommends that MasterCraft stockholders vote “FOR” the share issuance proposal and “FOR” the MasterCraft adjournment proposal.

For a summary of the factors considered by the MasterCraft board in reaching its decision to approve the merger agreement and the other transaction documents and the consummation of the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, see “The Mergers—MasterCraft’s Reasons for the Mergers; Recommendation of the MasterCraft Board of Directors.”

Marine Products Board and the Special Committee’s Recommendations and Reasons for the Mergers (page 100)

The special committee, at a meeting held on February 4, 2026 and upon the terms and subject to the conditions set forth in the merger agreement, unanimously (i) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of, Marine Products and the unaffiliated stockholders and (ii) made the special committee recommendation.

Acting upon the special committee recommendation, the Marine Products board, at a meeting held on February 4, 2026 and upon the terms and subject to the conditions set forth in the merger agreement, unanimously (i) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of Marine Products and its stockholders in their capacity as such, including the unaffiliated stockholders, (ii) approved, adopted, and declared advisable the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, (iii) directed that the merger agreement be submitted to the stockholders of Marine Products for their adoption and (iv) made the Marine Products board recommendation. The Marine Products board unanimously recommends that Marine Products stockholders vote “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal, and “FOR” the Marine Products adjournment proposal. For a summary of the factors considered by the Marine Products board in reaching its decision to approve, and the special committee in reaching its decision to recommend that the Marine Products board approve, the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the mergers, see “The Mergers—Marine Products Board’s and Special Committee’s Recommendations and Reasons for the Mergers.”

Opinions of Financial Advisors

Opinion of MasterCraft’s Financial Advisor (page 112)

The MasterCraft board retained Wells Fargo to provide it with financial advisory services in connection with the mergers and, if requested by MasterCraft, a financial opinion with respect thereto. MasterCraft selected Wells Fargo to act as its financial advisor based on, among other things, Wells Fargo’s qualifications, expertise, and reputation and its knowledge of the business and affairs of MasterCraft and the industry, market and regulatory environment in which it operates. Wells Fargo rendered to the MasterCraft board, at its special meeting on February 4, 2026, its oral opinion, subsequently confirmed by delivery of a written opinion dated February 5, 2026, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Wells Fargo, as set forth in its written opinion, the merger consideration to be paid by MasterCraft in the first merger was fair, from a financial point of view, to MasterCraft.

The full text of the written opinion of Wells Fargo, dated February 5, 2026, is attached as Annex B and incorporated by reference into this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Wells Fargo in rendering its opinion. Stockholders are urged to, and should, read the opinion carefully and in its entirety. Wells Fargo’s opinion is directed to the MasterCraft board and addresses only the fairness, from a financial point of view, to MasterCraft of the merger consideration as of the date of the opinion. Wells Fargo’s opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to stockholders of MasterCraft or Marine Products as to how to act or vote in connection with the mergers or any other matter or whether to take any other action with respect to the mergers. The summary of Wells Fargo’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. In addition, the opinion does not in any manner address the price at which MasterCraft common stock will trade following the consummation of the mergers or at any time.

For more information regarding the opinion of Wells Fargo, see “Opinion of MasterCraft’s Financial Advisor” and the full text of the written opinion of Wells Fargo attached as Annex B to this joint proxy statement/prospectus.

Opinion of Marine Products’ Financial Advisor (page 118)

Marine Products has engaged Truist Securities as Marine Products’ financial advisor in connection with the mergers. As part of this engagement, Truist Securities delivered an opinion, dated February 4, 2026, to the Marine Products board as to the fairness, from a financial point of view and as of such date, of the merger consideration to be paid to holders of Marine Products common stock (other than holders who execute a voting agreement or stockholders agreement in connection with the mergers, MasterCraft, Merger Subs, and their respective affiliates) pursuant to the merger agreement.

The full text of Truist Securities’ written opinion, dated February 4, 2026, is attached as Annex C to this joint proxy statement/prospectus and sets forth, among other things, the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken by Truist Securities in connection with its opinion. Truist Securities’ opinion was delivered to the Marine Products board for the use of the Marine Products board (in its capacity as such) in connection with its evaluation of the merger consideration. Truist Securities’ opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration and did not address any other term, aspect or implication of the mergers. Truist Securities’ opinion did not address the underlying business decision of Marine Products, its securityholders or any other party to proceed with or effect the mergers or the relative merits of the mergers compared to any alternative business strategies that might exist for Marine Products or any other party or the effect of any other transaction in which Marine Products or any other party might engage. Truist Securities’ opinion did not constitute a recommendation to the Marine Products board, and does not constitute a recommendation to any securityholder of Marine Products or any other party, as to how to vote or act with respect to any matter relating to the mergers or otherwise.

Governance Matters (page 140)

MasterCraft will take all actions necessary to cause, effective as of the first effective time, Timothy C. Rollins, Callum C. Macgregor and Stephen E. Lewis to be appointed to the MasterCraft board, each of whom we refer to as a “Marine Products Designee”. If, prior to the first effective time, any Marine Products Designee notifies MasterCraft in writing that he or she is unwilling or unable to serve as a member of the MasterCraft board, then a replacement director, which we refer to as a “Replacement Designee”, will be designated in the manner set forth in a specified section of the Marine Products disclosure letter, and MasterCraft will take all action necessary to cause, effective as of the first effective time, such Replacement Designee to be appointed to the MasterCraft board.

Interests of Directors and Executive Officers in the Mergers (page 127)

Interests of MasterCraft Directors and Executive Officers in the Mergers

MasterCraft stockholders should be aware that MasterCraft’s directors and executive officers have interests in the mergers that may be different from, or in addition to, those of MasterCraft stockholders generally. The MasterCraft board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that the MasterCraft stockholders vote “FOR” the share issuance proposal.

For more information regarding the interests of MasterCraft’s directors and executive officers in the mergers, see “The Mergers—Interests of Directors and Executive Officers in the Mergers—Interests of MasterCraft Directors and Executive Officers in the Mergers.”

Interests of Marine Products Directors and Executive Officers in the Mergers

In considering the decision of the Marine Products board (acting upon the special committee recommendation) to approve the merger agreement and the transactions contemplated thereby, including the mergers, Marine Products stockholders should be aware that Marine Products’ directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of Marine Products stockholders generally. These interests may include, among others, treatment of outstanding Marine Products equity awards in connection with the transactions contemplated by the merger agreement, fees for each meeting of the special committee attended by each member thereof, transaction bonuses, and rights to ongoing indemnification and insurance coverage.

The Marine Products board (acting upon the special committee recommendation) also considered that the specified stockholders, including Amy R. Kreisler and Timothy C. Rollins, each of whom serve on the Marine Products board, will have the right to nominate up to two (2) directors to the MasterCraft board in connection with the mergers pursuant to the stockholders agreement, which are expected to be Timothy C. Rollins and Callum C. Macgregor, Vice President and General Counsel of RFA Management Company, LLC and LOR, entities affiliated with Ms. Kreisler and Mr. Rollins. See the section titled “The Merger Agreement—Ancillary Agreements—Stockholders Agreement.” In addition, Stephen E. Lewis, a current member of the Marine Products board, is expected to become a member of the MasterCraft board upon the closing. Each Marine Products Designee, including Mr. Lewis and Mr. Rollins, will receive compensation from MasterCraft for their service as non-employee members of the MasterCraft board under MasterCraft’s non-employee director compensation program.

The members of the special committee and the Marine Products board who recommended that Marine Products stockholders adopt the merger agreement were aware of these interests and considered them, among other matters, during their deliberations on the merits of the mergers and the other transactions contemplated by the merger agreement, in negotiating, evaluating and recommending that the Marine Products board approve, or approving, as applicable, the merger agreement and in the Marine Products board making its decision to (i) determine that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of Marine Products and its stockholders in their capacity as such, including the unaffiliated stockholders, (ii) approve, adopt, and declare advisable the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, (iii) direct that the merger agreement proposal, the merger-related compensation proposal, and the Marine Products adjournment proposal be submitted to the Marine Products stockholders for approval at the Marine Products special meeting, and (iv) make the Marine Products board recommendation.

These interests are discussed in more detail in “The Mergers—Interests of Directors and Executive Officers in the Mergers—Interests of Marine Products Directors and Executive Officers in the Mergers.”

Accounting Treatment of the Mergers (page 130)

The mergers, if they occur, will be accounted for as a purchase of Marine Products by MasterCraft under the acquisition method of accounting in accordance with GAAP.

For more information regarding the accounting treatment, see “The Mergers—Accounting Treatment of the Mergers.”

Reasonable Best Efforts; Regulatory Filings and Other Actions (page 157)

The obligations of MasterCraft and Marine Products to complete the mergers are subject to, among other conditions, the expiration or termination of the applicable waiting period under the HSR Act. The parties agreed to file a Notification and Report Form pursuant to the HSR Act as promptly as practicable and advisable, and in any event within twenty (20) business days after the date of the merger agreement. For more information about regulatory approvals relating to the transactions, see “The Mergers—Regulatory Approvals Required for the Mergers,” “The Merger Agreement—Covenants and Agreements; —Reasonable Best Efforts; Regulatory Filings and Other Actions,” and “The Merger Agreement—Conditions to the Mergers.”

Subject to certain limitations provided for in the merger agreement, each of MasterCraft and Marine Products has agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to cause the conditions to closing set forth in the merger agreement to be satisfied and to consummate and make effective the mergers and the other transactions contemplated by the merger agreement prior to the outside date, including: the obtaining of all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods from governmental entities and the making of all necessary registrations, notices, applications, reports, and other filings and the taking of all steps as may be necessary, proper, or advisable to obtain an approval, clearance, or waiver from, or to avoid, an action or proceeding by, any governmental entity; and the obtaining of all necessary consents from third parties.

Appraisal Rights in the Mergers (page 184)

In accordance with applicable provisions of Delaware law, appraisal rights will be available to Marine Products stockholders in connection with the first merger, provided they meet the requirements and follow the procedures prescribed in Section 262 of the DGCL. Under the merger agreement, dissenting shares will not be converted into the right to receive the merger consideration or the fractional stock consideration. At the first effective time, all dissenting shares will be canceled and cease to exist, and the holders of record and beneficial owners (as defined in Section 262 of the DGCL) of dissenting shares will only be entitled to the rights granted to them under the DGCL. If any such holder of record or beneficial owner (as defined in Section 262 of the DGCL) fails to perfect or otherwise properly waives, properly withdraws or loses its right to appraisal of such Marine Products common shares under Section 262 of the DGCL, then such dissenting shares will be deemed to have been converted into, as of the first effective time, and will be exchangeable for, subject to compliance with the terms of the merger agreement, solely the right to receive the merger consideration and the fractional stock consideration, as applicable, without interest and subject to any withholding of taxes. See “The Mergers—Dissenters’ or Appraisal Rights” and “Appraisal Rights”.

NASDAQ Listing of MasterCraft Common Stock; Delisting and Deregistration of Marine Products Common Stock (page 133)

It is a condition to the consummation of the mergers that the shares of MasterCraft common stock to be issued to Marine Products stockholders in the first merger be approved for listing on NASDAQ, subject to official notice of issuance. If the first merger is completed, Marine Products common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Expected Timing of the Mergers (page 134)

MasterCraft and Marine Products currently expect the mergers to be completed in the second calendar quarter of 2026, subject to the satisfaction or waiver of customary closing conditions, including among others: (i) the receipt of the Marine Products stockholder approval, (ii) the receipt of the MasterCraft stockholder approval, (iii) the receipt of the requisite regulatory approvals, and (iv) the absence of any injunction or order by any court or other governmental entity prohibiting or making illegal the mergers.

However, MasterCraft and Marine Products cannot predict the actual date on which the mergers will be completed because completion is subject to conditions beyond their control and it is possible that such conditions could result in the mergers being completed earlier or later or not being completed at all. See “The Mergers—Regulatory Approvals Required for the Mergers” and “The Merger Agreement—Conditions to the Mergers.”

U.S. Federal Income Tax Consequences of the Mergers (page 134)

MasterCraft and Marine Products intend for the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and MasterCraft and Marine Products intend to report the mergers consistent with such qualification. Assuming the mergers so qualify, a U.S. holder (as defined in “The Mergers—U.S. Federal Income Tax Consequences”) of Marine Products common stock that receives shares of MasterCraft common stock and cash in exchange for shares of Marine Products common stock pursuant to the first merger generally will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount, if any, by which the sum of the cash (excluding the amount of any cash payable in lieu of a fractional share of MasterCraft common stock) and the fair market value of the MasterCraft common stock (including any fractional shares of MasterCraft common stock deemed received and redeemed for cash, as discussed in “The Mergers—U.S. Federal Income Tax Consequences”) received by such U.S. holder in the first merger exceeds such U.S. holder’s adjusted tax basis in such U.S. holder’s Marine Products common stock exchanged therefor and (ii) the amount of cash received by such U.S. holder (excluding the amount of any cash payable in lieu of a fractional share of MasterCraft common stock). It is not a condition to MasterCraft’s obligation or Marine Products’ obligation to complete the transactions that the mergers, taken together, qualify as a “reorganization” or that Marine Products or MasterCraft receive an opinion from counsel to that effect. However, in connection with the registration statement of which this joint proxy statement/prospectus forms a part, each of K&S and A&B, will deliver a legal opinion to the effect that the mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

MasterCraft and Marine Products have not sought and will not seek any ruling from the U.S. Internal Revenue Service regarding any matters relating to the transactions and, as a result, there can be no assurance that the U.S. Internal Revenue Service would not assert that the mergers, taken together, do not qualify as a “reorganization,” or that a court would not sustain such a position.

If the U.S. Internal Revenue Service or a court were to determine that the mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Marine Products common stock that exchanges such shares of Marine Products common stock for MasterCraft common stock and cash pursuant to the first merger generally would recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the cash and the fair market value of the MasterCraft common stock received by such U.S. holder and (ii) such U.S. holder’s adjusted tax basis in the Marine Products common stock exchanged therefor.

Holders of Marine Products common stock should consult with their tax advisors to determine the particular U.S. federal, state, local, or non-U.S. income or other tax consequences of the mergers to them. For a more complete description of the U.S. federal income tax consequences of the mergers, see “The Mergers—U.S. Federal Income Tax Consequences.”

Litigation Related to the Mergers (page 138)

Stockholders have filed, and may continue to file, lawsuits challenging the mergers and certain matters related thereto, which may name MasterCraft, Marine Products, members of the MasterCraft board, members of the Marine Products board, or others as defendants. No assurance can be made as to the outcome of such lawsuits, including the amount of costs associated with defending claims or any other liabilities that may be incurred in connection with the litigation of any claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the mergers on the agreed-upon terms, such an injunction may delay the completion of the mergers or may prevent the mergers from being completed altogether.

On February 11, 2026, a purported stockholder of MasterCraft filed a putative class action complaint in the Delaware Court of Chancery under the caption Taylor v. MasterCraft Boat Holdings, Inc. C.A. No. 2026-0201-NAC. The complaint sought declaratory relief, challenging a provision in the stockholders agreement that required the written consent of the specified stockholders prior to removing the specified stockholders’ director nominees from the MasterCraft board. The plaintiff alleged that this provision breached the MasterCraft certificate of incorporation and violated Section 141(k) of the DGCL. The complaint also alleged that MasterCraft filed a certificate of amendment on October 24, 2019, with the Delaware Secretary of State that did not reflect language approved by the stockholders at MasterCraft’s 2019 annual meeting. Solely to minimize expenses and distraction and to avoid the uncertainty of litigation, on March 11, 2026, MasterCraft and the specified stockholders entered into an amendment to the stockholders agreement that removes the provision challenged by the plaintiff, and MasterCraft filed with the Delaware Secretary of State on March 10, 2026, a certificate of correction including the language alleged to have been omitted. For a more complete description of such litigation, see “The Mergers—Litigation Related to the Mergers.”

The Merger Agreement (page 139)

No Solicitation (page 154)

As more fully described in this joint proxy statement/prospectus and in the merger agreement, each of MasterCraft and Marine Products has agreed to not, and to use reasonable best efforts to cause their respective subsidiaries and representatives not to:

•

initiate, solicit, knowingly facilitate (including by providing any non-public information concerning itself or any of its subsidiaries to any person or group for the purpose of facilitating any inquiries, proposals or offers relating to any acquisition proposal) or knowingly encourage any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal or engage in any discussions or negotiations with respect thereto;

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal;

•	make a change of recommendation (as defined below);

•

enter into any merger agreement, letter of intent or other similar agreement relating to any acquisition proposal (other than an acceptable confidentiality agreement pursuant to the terms of the merger agreement); or

•	resolve or agree to do any of the foregoing.

Notwithstanding the foregoing restrictions, if, prior to obtaining the MasterCraft stockholder approval, in the case of MasterCraft, or the Marine Products stockholder approval, in the case of Marine Products, (i) MasterCraft or Marine Products receives a written acquisition proposal from a third party that does not result from a material breach of such party’s no-solicitation obligations under the merger agreement and (ii) the MasterCraft board or the Marine Products board (acting upon the recommendation of the special committee), and the special committee, as applicable, determines in good faith (after consultation with outside legal counsel and, in the case of the MasterCraft board and the Marine Products board (but not the special committee) a financial advisor) that such acquisition proposal constitutes or would reasonably be expected to lead to, a superior proposal and the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, then:

•

MasterCraft or Marine Products, as applicable, may enter into an acceptable confidentiality agreement with, and furnish information with respect to such party and its subsidiaries (including nonpublic information) to, the third party making such acquisition proposal, its representatives and potential sources of financing; and

•

MasterCraft or Marine Products, as applicable, and the representatives thereof may participate in discussions or negotiations with such third party making the acquisition proposal and its representatives regarding the acquisition proposal, in each case so long as MasterCraft or Marine Products, as applicable, complies with certain requirements in the merger agreement.

For a more complete description of the no solicitation provisions of the merger agreement, see “The Merger Agreement—Covenants and Agreements—No Solicitation.”

Change of Recommendation and Match Rights (page 155)

As more fully described in this joint proxy statement/prospectus and in the merger agreement, subject to certain exceptions, the MasterCraft board may not change its recommendation that MasterCraft stockholders vote “FOR” the share issuance proposal, and the Marine Products board may not change its recommendation that Marine Products stockholders vote “FOR” the merger agreement proposal.

Under the merger agreement:

•	a “MasterCraft board recommendation change” will occur if MasterCraft or any of its subsidiaries or representatives:

•

withholds, withdraws or rescinds (or changes or qualifies, in a manner adverse to Marine Products), or publicly proposes to withhold, withdraw or rescind (or change or qualify, in a manner adverse to Marine Products), the MasterCraft board recommendation, including by failing to include the MasterCraft board recommendation in this joint proxy statement/prospectus; or

•	resolves or agrees to do any of the foregoing; and

•	a “Marine Products board recommendation change” will occur if Marine Products or any of its subsidiaries or representatives:

•

withholds, withdraws or rescinds (or changes or qualifies, in a manner adverse to MasterCraft, Merger Sub 1 or Merger Sub 2), or publicly proposes to withhold, withdraw or rescind (or change or qualify, in a manner adverse to MasterCraft, Merger Sub 1 or Merger Sub 2), the Marine Products board recommendation, including by failing to include the Marine Products board recommendation in this joint proxy statement/prospectus; or

•	resolves or agrees to do any of the foregoing.

We refer to a MasterCraft board recommendation change or a Marine Products board recommendation change, as applicable, as a “change of recommendation.” Notwithstanding the restrictions described above, the merger agreement provides that, prior to obtaining the MasterCraft stockholder approval or the Marine Products stockholder approval, as applicable, the MasterCraft board or the Marine Products board or the special committee, as applicable, may, subject to the satisfaction of certain criteria and compliance with certain conditions, make a change of recommendation or terminate the merger agreement in response to the receipt of a superior proposal. Neither the MasterCraft board, nor the Marine Products board, nor the special committee may make such a change of recommendation or so terminate the merger agreement unless:

•

MasterCraft or Marine Products, as applicable, provides the other party with at least four (4) business days’ prior written notice of such party’s intention to take such action, which notice must specify the material terms and conditions of the acquisition proposal that is the basis for the proposed action of the MasterCraft board or the Marine Products board or special committee, as applicable (including a copy of the available proposed transaction agreement to be entered into for such acquisition proposal);

•

during the four (4) business day period referenced above, MasterCraft or Marine Products, as applicable, engages in good faith negotiations with the other party (if requested by the other party) regarding any adjustment or amendment to the merger agreement or any other agreement proposed in writing by the other party;

•

MasterCraft or Marine Products, as applicable, considers in good faith any proposed adjustments or amendments to the merger agreement (including the merger consideration) and any other agreements, in each case, that would be binding if accepted, that are proposed in writing by the other party no later than 11:59 a.m., New York City time, on the last day of such four (4) business day period; and

•

the MasterCraft board or the Marine Products board (upon the recommendation of the special committee) or the special committee, as applicable, determines in good faith, after consultation with its outside legal counsel, that failure to make such a change of recommendation or to so terminate the merger agreement would be inconsistent with the fiduciary duties of the MasterCraft board or the Marine Products board, as applicable, under applicable law.

Any material revisions to an acquisition proposal that is the basis for the proposed change of recommendation or termination of the merger agreement, as applicable, that are offered in writing by the party making such acquisition proposal will constitute a new acquisition proposal, and in such case, MasterCraft or Marine Products, as applicable, will be required to comply with the requirements set forth in the bullets immediately above, except that the four (4) business day period referred to above will be two (2) business days instead of four (4) business days.

In addition, prior to the MasterCraft stockholder approval, the MasterCraft board may, or, prior to obtaining the Marine Products stockholder approval, the Marine Products board or the special committee may, subject to compliance with the requirements of the merger agreement summarized below, make a change of recommendation in response to an intervening event. Neither the MasterCraft board, nor the Marine Products board, nor the special committee may make such a change of recommendation unless:

•

MasterCraft or Marine Products, as applicable, provides the other party with at least four (4) business days’ prior written notice of such party’s intention to take such action, which notice must contain a reasonably detailed written description of the intervening event that is the basis for the proposed action of the MasterCraft board or the Marine Products board or special committee, as applicable;

•

during the four (4) business day period referenced above, MasterCraft or Marine Products, as applicable, engages in good faith negotiations with the other party (if requested by the other party) regarding any adjustment or amendment to the merger agreement or any other agreement proposed in writing by the other party;

•

MasterCraft or Marine Products, as applicable, considers in good faith any proposed adjustments or amendments to the merger agreement (including the merger consideration) and any other agreements, in each case, that would be binding if accepted, that are proposed in writing by the other party no later than 11:59 a.m., New York City time, on the last day of such four (4) business day period; and

•

the MasterCraft board or the Marine Products board (upon the recommendation of the special committee) or the special committee, as applicable, determines in good faith, after consultation with its outside legal counsel, that failure to make such a change of recommendation would be inconsistent with the fiduciary duties of the MasterCraft board or the Marine Products board, as applicable, under applicable law.

Any material changes to an intervening event that is the basis for the proposed change of recommendation will constitute a new intervening event, and in such case, MasterCraft or Marine Products, as applicable, will be required to comply with the requirements set forth in the bullets immediately above, except that the four (4) business day period referenced above will be two (2) business days instead of four (4) business days.

For a more complete description of the change of recommendation provisions of the merger agreement, see “The Merger Agreement—Covenants and Agreements—Change of Recommendation and Match Rights.”

Conditions to the Obligations of Each Party to Effect the Mergers (page 160)

As more fully described in this joint proxy statement/prospectus and in the merger agreement, the obligations of each of MasterCraft, Merger Sub 1, and Merger Sub 2, on the one hand, and Marine Products, on the other hand, to effect the mergers are subject to the satisfaction (or waiver by MasterCraft and Marine Products to the extent permitted by applicable law) of various conditions, including the following:

•	Marine Products’ receipt of the Marine Products stockholder approval;

•	MasterCraft’s receipt of the MasterCraft stockholder approval;

•	the absence of any of the following, each of which we refer to as a “restraint”:

•

an injunction or similar order by any court or other governmental entity of competent jurisdiction having been entered and continuing to be in effect that prohibits or makes illegal the consummation of the mergers; or

•

any law in effect that was enacted, promulgated or deemed applicable to the mergers by any governmental entity of competent jurisdiction that restrains, enjoins, prevents, or otherwise prohibits the consummation of the mergers;

•	the shares of MasterCraft common stock to be issued in the first merger having been approved for listing on NASDAQ, subject to official notice of issuance;

•

the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, and no stop order has been issued by the SEC and no proceedings for that purpose have been initiated or threatened by the SEC;

•	the waiting period (and any extension thereof) required under the HSR Act has expired or been terminated, which we refer to as the “regulatory condition”;

•	accuracy of the representations and warranties made in the merger agreement by the other party as set forth in the merger agreement, subject to certain materiality thresholds; and

•	performance in all material respects by the other party of all of the obligations required by the merger agreement to be performed or complied with by it prior to the closing.

In addition, as more fully described in this joint proxy statement/prospectus and in the merger agreement, the obligations of MasterCraft, Merger Sub 1, and Merger Sub 2 to effect the mergers are subject to the satisfaction (or waiver by MasterCraft to the extent permitted by applicable law) on or prior to the closing date of the following condition:

•

Marine Products having delivered to MasterCraft a certificate, dated as of the closing date and duly executed by an authorized officer of Marine Products, certifying the satisfaction of certain conditions; and

In addition, as more fully described in this joint proxy statement/prospectus and in the merger agreement, the obligation of Marine Products to complete the mergers is subject to the satisfaction (or waiver to the extent legally permissible) on or prior to the closing date of the following additional condition:

•

MasterCraft having delivered to Marine Products a certificate, dated as of the closing date and duly executed by an authorized officer of MasterCraft, certifying the satisfaction of certain conditions.

For a more complete description of the conditions to the mergers, see “The Merger Agreement—Conditions to the Mergers.”

Termination (page 163)

As more fully described in this joint proxy statement/prospectus and in the merger agreement, the merger agreement may be terminated at any time prior to the first effective time:

•

by mutual written agreement of MasterCraft and Marine Products, by action of their respective boards of directors (in the case of the Marine Products board, upon recommendation by the special committee);

•	by either MasterCraft or (upon approval of or prior recommendation by the special committee) Marine Products:

•

if the first effective time has not occurred on or before August 5, 2026 or such later date as may be mutually agreed by MasterCraft and Marine Products (upon approval of or prior recommendation by the special committee), which we refer to such date, including any extensions to it, as the “outside date”; provided that if, on such date, (i) the regulatory condition has not been satisfied or (ii) the closing condition related to the absence of restraints has not been satisfied due to there being in effect a restraint that relates to the HSR Act, but all other closing conditions have been satisfied (or in the case of conditions that by their nature are to be satisfied at or immediately before the closing, are then capable of being satisfied if the closing were to take place on that date) or waived, then the outside date will be automatically extended to November 5, 2026, or such later date;

•

if any governmental entity of competent jurisdiction has issued any order permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the mergers, and, in each case, the order has become final and nonappealable;

•

if the Marine Products stockholder approval has not been obtained at the Marine Products special meeting (or, if the Marine Products special meeting has been adjourned or postponed, the final adjournment or postponement thereof), which we refer to as a “Marine Products stockholders’ no vote”; or

•

if the MasterCraft stockholder approval has not been obtained at the MasterCraft special meeting (or, if the MasterCraft special meeting has been adjourned or postponed, the final adjournment or postponement thereof), which we refer to as a “MasterCraft stockholders’ no vote”; or

•	by MasterCraft:

•	at any time prior to obtaining the Marine Products stockholder approval, if the Marine Products board has effected a change of recommendation;

•	at any time prior to obtaining the MasterCraft stockholder approval, in order for MasterCraft to enter into a definitive agreement with respect to a superior proposal;

•

if (i) there has been a breach by Marine Products of its representations, warranties or covenants contained in the merger agreement, which breach would result in a failure of a closing condition applicable to Marine Products’ representations, warranties or covenants, (ii) MasterCraft has delivered to Marine Products written notice of such breach, and (iii) either such breach is not capable of cure prior to the outside date or at least thirty (30) days have elapsed since the date of delivery of such written notice to Marine Products and the breach has not been cured in all material respects, which we refer to as a “Marine Products’ breach and failure to timely cure”; or

•	by Marine Products (upon approval of or prior recommendation by the special committee):

•	at any time prior to the MasterCraft stockholder approval, if the MasterCraft board has effected a change of recommendation;

•	at any time prior to obtaining the Marine Products stockholder approval, in order for Marine Products to enter into a definitive agreement with respect to a superior proposal; or

•

(i) there has been a breach by MasterCraft of its representations, warranties or covenants contained in the merger agreement, which breach would result in a failure of a closing condition applicable to MasterCraft’s representations, warranties or covenants, (ii) Marine Products has delivered to MasterCraft written notice of such breach, and (iii) either such breach is not capable of cure prior to the outside date or at least thirty (30) days have elapsed since the date of delivery of such written notice to MasterCraft and the breach has not been cured in all material respects, which we refer to as a “MasterCraft breach and failure to timely cure”.

For a more complete description of the termination provisions of the merger agreement, see “The Merger Agreement—Termination.”

Termination Fees (page 164)

As more fully described in this joint proxy statement/prospectus, the merger agreement provides that MasterCraft will pay Marine Products a termination fee equal to $11.6 million, which we refer to such fee as the “MasterCraft termination fee”;

•

within two (2) business days of termination, if the merger agreement is terminated by Marine Products (upon approval of or prior recommendation by the special committee), at any time prior to obtaining the MasterCraft stockholder approval, if the MasterCraft board has effected a change of recommendation;

•

prior to or concurrently with termination, if the merger agreement is terminated by MasterCraft, at any time prior to obtaining the MasterCraft stockholder approval, in order for MasterCraft to enter into a definitive agreement with respect to a superior proposal; or

•

prior to or concurrently with such entry into a definitive agreement with respect to or consummation of an acquisition proposal, if (i) the merger agreement is terminated (A) by either Marine Products or MasterCraft at the outside date, (B) by either Marine Products or MasterCraft following a MasterCraft stockholders’ no vote or (C) by Marine Products following a MasterCraft breach and failure to timely cure; and prior to the date of termination an acquisition proposal is made to MasterCraft or the MasterCraft board and not withdrawn and (ii) within twelve (12) months after such termination, MasterCraft enters into a definitive agreement with respect to any acquisition proposal or MasterCraft consummates any acquisition proposal.

As more fully described in this joint proxy statement/prospectus, the merger agreement provides that Marine Products will pay MasterCraft a termination fee equal to $11.6 million, which we refer to such fee as the “Marine Products termination fee”:

•

within two (2) business days of termination, if the merger agreement is terminated by MasterCraft, at any time prior to obtaining the Marine Products stockholder approval, if the Marine Products board has effected a change of recommendation;

•

prior to or concurrently with termination, if the merger agreement is terminated by Marine Products (upon approval of or prior recommendation by the special committee), at any time prior to obtaining the Marine Products stockholder approval, in order for Marine Products to enter into a definitive agreement with respect to a superior proposal; or

•

prior to or concurrently with such entry into a definitive agreement with respect to or consummation of an acquisition proposal, if (i) the merger agreement is terminated (A) by either Marine Products or MasterCraft at the outside date, (B) by either Marine Products or MasterCraft following a Marine Products stockholders’ no vote or (C) by MasterCraft following Marine Products’ breach and failure to timely cure; and prior to the date of termination an acquisition proposal is made to Marine Products or the Marine Products board and not withdrawn and (ii) within twelve (12) months after such termination, Marine Products enters into a definitive agreement with respect to any acquisition proposal or Marine Products consummates any acquisition proposal.

For a more complete description of the circumstances under which MasterCraft or Marine Products will be required to pay a termination fee, see “The Merger Agreement—Termination Fees.”

Ancillary Agreements (page 167)

Concurrently with the execution of the Merger Agreement, on February 5, 2026, MasterCraft entered into (i) the voting agreement with Marine Products and the specified stockholders, (ii) the stockholders agreement with the specified stockholders, and (iii) the registration rights agreement with LOR. The foregoing ancillary agreements are described in detail in “The Merger Agreement—Ancillary Agreements” and the voting agreement, stockholders agreement and registration rights agreement are attached as Annex D, Annex E and Annex F, respectively, to this joint proxy statement/prospectus.

Comparison of Rights of Stockholders of MasterCraft and Marine Products (page 177)

Upon completion of the first merger, Marine Products stockholders receiving shares of MasterCraft common stock will become stockholders of MasterCraft, and their rights will be governed by Delaware law and the organizational documents of MasterCraft in effect at the first effective time. Therefore, Marine Products stockholders will have different rights once they become stockholders of MasterCraft due to differences the organizational documents of MasterCraft and the organizational documents of Marine Products, as described in more detail in “Comparison of Rights of Stockholders of MasterCraft and Marine Products.”

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Market Prices

The following table sets forth the closing price for each of MasterCraft’s and Marine Products’ common stock as reported on the NASDAQ and NYSE, respectively, on February 4, 2026, the last trading day prior to public announcement that MasterCraft and Marine Products had entered into the merger agreement, and on March 30, 2026, the most recent practicable trading day prior to the date of this joint proxy statement/prospectus for which this information was available. The table also shows the implied per share value of the merger consideration for each share of Marine Products common stock as of the same dates. This implied value was calculated by multiplying the closing price of a share of MasterCraft common stock on the relevant date by the exchange ratio, plus the cash consideration.

	MasterCraft common stock	Marine Products common stock	Implied value of one (1) share of Marine Products common stock
February 4, 2026(a)	$23.12	$9.94	$7.79
March 30, 2026(b)	$20.59	$7.27	$7.21

(a)	The last trading day before the public announcement of the merger agreement.
(b)	The last practicable trading day before the date of this joint proxy statement/prospectus.

The market prices of each of MasterCraft’s and Marine Products’ common stock have fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date the mergers are completed. No assurance can be given concerning the market prices of shares of each of MasterCraft’s and Marine Products’ common stock before completion of the mergers or shares of MasterCraft’s common stock after completion of the mergers. The exchange ratio is fixed in the merger agreement, but the market price of shares of MasterCraft common stock (and therefore the value of the merger consideration) when received by Marine Products’ stockholders after the mergers are completed could be greater than, less than or the same as shown in the table above. Accordingly, Marine Products stockholders are advised to obtain current market quotations for shares of MasterCraft and Marine Products common stock in deciding whether to vote for adoption of the merger agreement.

Dividends

MasterCraft does not presently pay dividends on its common stock. Marine Products currently pays a regular dividend on its common stock and last declared a regular dividend on January 28, 2026, of $0.14 per share, which will be payable to Marine Products’ stockholders of record on March 10, 2026. The terms of the merger agreement limit MasterCraft’s and Marine Products’ ability to declare or pay dividends prior to the completion of the merger. There can be no assurance that any future dividends or distributions will be declared or paid by MasterCraft or as to the amount or timing of those dividends or distributions, if any. See the section titled “The Merger Agreement—Covenants and Agreements—Conduct of Business.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 5, 2026, MasterCraft, Merger Sub 1, Merger Sub 2, and Marine Products entered into the merger agreement. Pursuant to the merger agreement, Merger Sub 1 will merge with and into Marine Products, with Marine Products surviving as a wholly owned subsidiary of MasterCraft. Immediately after the first merger, Marine Products will merge with and into Merger Sub 2, with Merger Sub 2 surviving the second merger as a wholly owned subsidiary of MasterCraft. Concurrently, with the execution of the merger agreement, on February 5, 2026, MasterCraft entered into certain ancillary agreements (as defined and further described in Note 1). The transactions contemplated in connection with the merger agreement, including the mergers, are referred to herein as the “transactions” and the consummation of the transactions is referred to as the “closing.”

The following pro forma financial information of MasterCraft has been prepared in accordance with Article 11 of Regulation S-X and gives pro forma effect to the mergers, and includes adjustments intended to illustrate the estimated pro forma effects of the mergers, which we refer to as the “Transaction Accounting Adjustments”.

The unaudited pro forma condensed combined balance sheet as of December 28, 2025, gives effect to the mergers as if they had been completed on December 28, 2025, and combines the consolidated balance sheet of MasterCraft as of December 28, 2025, with the consolidated balance sheet of Marine Products as of December 31, 2025.

The unaudited pro forma condensed combined statements of operations for the six months ended December 28, 2025, and the year ended June 30, 2025, give effect to the mergers as if they were consummated on July 1, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended December 28, 2025, combines the consolidated statement of operations of MasterCraft for the six months ended December 28, 2025, and the consolidated statement of operations of Marine Products for the six months ended December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2025, combines the consolidated statement of operations of MasterCraft for the year ended June 30, 2025, and the consolidated statement of operations of Marine Products for the twelve months ended June 30, 2025.

The unaudited pro forma financial information contained herein does not give effect to any historical financial results of MasterCraft following December 28, 2025, or Marine Products following December 31, 2025.

The unaudited pro forma financial information should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma financial information;

•

The unaudited consolidated financial statements of MasterCraft as of and for the six months ended December  28, 2025 and the related notes, as included in MasterCraft’s Quarterly Report on Form 10-Q as filed with the SEC on February 5, 2026;

•

The audited consolidated financial statements of MasterCraft as of and for the year ended June 30, 2025 and the related notes, as included in MasterCraft’s Annual Report on Form 10-K as filed with the SEC on August 27, 2025; and

•

The audited consolidated financial statements of Marine Products as of and for the year ended December 31, 2025 and the related notes, as included in Marine Products’ Annual Report on Form 10-K as filed with the SEC on February 27, 2026.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the mergers been consummated on the dates indicated or that the combined company may achieve in future periods. The Transaction Accounting Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable and supportable. As the unaudited pro forma financial information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein. Further, the unaudited pro forma financial information does not reflect any operating synergies, dis-synergies, or cost savings that may result from the mergers.

MASTERCRAFT BOAT HOLDINGS, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 28, 2025
	MasterCraft	Marine Products				MasterCraft
(Dollar amounts in thousands)	(Historical)	(Historical) (Note 3)	Transaction Accounting Adjustments (Note 5)			Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$56,229	$43,512	$(95,885)	(a	)	$3,856
Short-term investments	25,152	—	—			25,152
Accounts receivable, net of allowance	3,964	6,865	—			10,829
Income tax receivable	1,866	2,208	—			4,074
Inventories	30,999	54,691	4,102	(b	)	89,792
Prepaid expenses and other current assets	4,977	3,302	999	(c	)	9,278

Total current assets	123,187	110,578	(90,784)			142,981
Property, plant and equipment, net	54,264	22,650	9,997	(d	)	86,911
Goodwill	28,493	3,308	65,214	(e	)	97,015
Other intangible assets, net	30,950	465	61,535	(f	)	92,950
Deferred income taxes	17,204	5,217	(17,305)	(g	)	5,116
Other long-term assets	5,580	5,014	—			10,594

Total assets	$259,678	$147,232	$28,657			$435,567

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,815	$6,648	$—			$13,463
Income tax payable	1,773	—	—			1,773
Accrued expenses and other current liabilities	51,025	13,960	—			64,985

Total current liabilities	59,613	20,608	—			80,221
Unrecognized tax positions	9,062	—	—			9,062
Other long-term liabilities	1,743	1,659	—			3,402

Total liabilities	$70,418	$22,267	$—			$92,685
COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	$163	$3,500	$(3,418)	(h	)	$245
Additional paid-in capital	52,071	—	162,456	(h	)	214,527
Retained earnings	136,826	121,465	(130,381)	(h	)	127,910

MasterCraft Boat Holdings, Inc. equity	189,060	124,965	28,657			342,682
Noncontrolling interest	200	—	—			200

Total equity	$189,260	$124,965	$28,657			$342,882

Total liabilities and equity	$259,678	$147,232	$28,657			$435,567

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

MASTERCRAFT BOAT HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 28, 2025

	MasterCraft	Marine Products			MasterCraft
(Dollar amounts in thousands, except share and per share data)	(Historical)	(Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
NET SALES	$140,761	$117,719	$—		$258,480
COST OF SALES	109,838	97,353	495	(j)	207,686

GROSS PROFIT	30,923	20,366	(495)		50,794
OPERATING EXPENSES:
Selling and marketing	6,289	3,415	—		9,704
General and administrative	17,237	10,347	83	(k)	27,667
Amortization of other intangible assets	900	—	1,630	(l)	2,530

Total operating expenses	24,426	13,762	1,713		39,901

OPERATING INCOME	6,497	6,604	(2,208)		10,893
OTHER INCOME (EXPENSE):
Interest expense	(88)	—	—		(88)
Interest income	1,497	819	—		2,316

INCOME BEFORE INCOME TAX EXPENSE	7,906	7,423	(2,208)		13,121
INCOME TAX EXPENSE	1,762	2,408	(505)	(m)	3,665

INCOME FROM CONTINUING OPERATIONS	$6,144	$5,015	$(1,703)		$9,456

INCOME PER SHARE (Note 5(n)):
Basic
Continuing operations	$0.38				$0.39
Diluted
Continuing operations	$0.38				$0.39
WEIGHTED AVERAGE SHARES USED FOR COMPUTATION OF (Note 5(n)):
Basic earnings per share	16,153,072				24,308,519
Diluted earnings per share	16,247,157				24,441,916

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

MASTERCRAFT BOAT HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2025

	MasterCraft	Marine Products			MasterCraft
(Dollar amounts in thousands, except share and per share data)	(Historical)	(Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
NET SALES	$284,203	$224,368	$—		$508,571
COST OF SALES	227,338	185,568	4,102 1,131	(i) (j)	418,139

GROSS PROFIT	56,865	38,800	(5,233)		90,432
OPERATING EXPENSES:
Selling and marketing	11,740	6,193	—		17,933
General and administrative	32,093	17,909	9,083	(k)	59,085
Amortization of other intangible assets	1,800	—	3,260	(l)	5,060

Total operating expenses	45,633	24,102	12,343		82,078

OPERATING INCOME	11,232	14,698	(17,576)		8,354
OTHER INCOME (EXPENSE):
Interest expense	(1,169)	—	—		(1,169)
Interest income	3,472	2,064	—		5,536

INCOME BEFORE INCOME TAX EXPENSE	13,535	16,762	(17,576)		12,721
INCOME TAX EXPENSE	2,820	2,723	(2,782)	(m)	2,761

INCOME FROM CONTINUING OPERATIONS	$10,715	$14,039	$(14,794)		$9,960

INCOME PER SHARE (Note 5(n)):
Basic
Continuing operations	$0.65				$0.41
Diluted
Continuing operations	$0.65				$0.40
WEIGHTED AVERAGE SHARES USED FOR COMPUTATION OF (Note 5(n)):
Basic earnings per share	16,428,485				24,583,932
Diluted earnings per share	16,525,773				24,720,532

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Transactions

Mergers

On February 5, 2026, MasterCraft entered into the merger agreement to acquire all of the issued and outstanding equity securities of Marine Products through the mergers. The merger agreement, among other things, provides for the combination of MasterCraft and Marine Products in a stock-and-cash transaction. As part of the first merger, Merger Sub 1 will merge with and into Marine Products, with Marine Products surviving as a wholly owned subsidiary of MasterCraft. Immediately after the first merger, Marine Products will merge with and into Merger Sub 2 as part of the second merger, with Merger Sub 2 surviving as a wholly owned subsidiary of MasterCraft.

Upon the terms and conditions of the merger agreement, at the effective time of the first merger, which we refer to as the “effective time”, each share of Marine Products common stock, par value $0.10 per share, will be converted into the right to receive 0.232 shares, which we refer to as the “stock consideration”, of MasterCraft common stock, par value $0.01 per share, and $2.43 in cash, without interest, which we refer to as the “cash consideration”. Together, the cash consideration and the stock consideration are referred to as the “merger consideration”.

Treatment of Marine Products Equity Awards

Additionally, immediately prior to the first effective time, each outstanding Marine Products restricted stock award, which we refer to as a “Marine Products RSA”, will accelerate and vest in full and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, except that Marine Products RSAs awarded in 2026 and held by employees who continue with the combined company following the closing date, which we refer to as the “Assumed RSAs”, will convert into (i) the cash consideration for each share of Marine Products restricted stock subject to such Assumed RSAs and (ii) MasterCraft RSAs corresponding to a number of shares of MasterCraft common stock equal to the product of (x) the number of shares of Marine Products restricted stock subject to such Assumed RSA and (y) the stock consideration. The MasterCraft RSAs will have with the same time-vesting restrictions as the existing Marine Products RSAs, provided that the Assumed RSAs will also include double-trigger change-in-control vesting provisions following the mergers. In addition, each unvested Marine Products performance stock unit, which we refer to as a “Marine Products PSU”, with an incomplete performance period as of the closing date will vest based on “target” performance and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, while each unvested Marine Products PSU with a completed performance period as of the closing date will vest based on “actual” performance and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration.

Ancillary Agreements

Concurrently with the execution of the merger agreement, on February 5, 2026, MasterCraft entered into (i) the voting agreement, (ii) the stockholders agreement, as amended, and (iii) the registration rights agreement. These ancillary agreements do not impact the unaudited pro forma financial information and therefore pro forma adjustments for these agreements are not reflected herein.

Note 2 – Basis of Presentation

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of December 28, 2025, gives effect to the mergers as if they had been completed on December 28, 2025, and the unaudited pro forma condensed combined statements of operations for the six months ended December 28, 2025, and the year ended June 30, 2025, give effect to the mergers as if they had been completed on July 1, 2024.

The historical consolidated financial statements of MasterCraft and the historical consolidated financial statements of Marine Products were prepared in accordance with U.S. GAAP and presented in U.S. dollars. The preparation of the unaudited pro forma financial information was based upon MasterCraft’s fiscal year end, which ends on June 30. Marine Products’ fiscal year ends on December 31. Given the difference between MasterCraft’s fiscal year end and Marine Products’ fiscal year end is more than one quarter, the historical statement of operations information of Marine Products has been adjusted to align with the fiscal year end of MasterCraft in order to prepare the unaudited pro forma condensed combined statements of operations. No adjustments were necessary to align Marine Products’ historical balance sheet.

For purposes of the unaudited pro forma condensed combined statement of operations for the six months ended December 28, 2025, the historical consolidated statement of operations of MasterCraft for the six months ended December 28, 2025, has been combined with the historical consolidated statement of operations of Marine Products for the period from July 1, 2025, to December 31, 2025 (i.e., the six months ended December 31, 2025). For purposes of the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2025, the historical consolidated statement of operations of MasterCraft for the year ended June 30, 2025, has been combined with the historical consolidated statement of operations of Marine Products for the period from July 1, 2024, to June 30, 2025 (i.e., the twelve months ended June 30, 2025). Refer to Note 3 for further details of the fiscal year alignment.

Additionally, as discussed in Note 3, certain reclassifications were made to conform the historical presentation of Marine Products consolidated financial statements to that of MasterCraft’s financial statement presentation. The accounting policies used in the preparation of the unaudited pro forma financial information are those set out in MasterCraft’s audited financial statements for the year ended June 30, 2025. Management conducted a preliminary evaluation of accounting policies used by Marine Products compared to accounting policies used by MasterCraft and did not identify any material differences, and accordingly, no adjustments to conform accounting policies have been reflected in the unaudited pro forma financial information. Following the completion of the mergers, MasterCraft will conduct a comprehensive review of Marine Products’ accounting policies, and as a result of that review, MasterCraft may identify differences which may have a material impact on the unaudited pro forma financial information.

The unaudited pro forma financial information reflects the pro forma effect of the mergers using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with MasterCraft as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and is based on the historical financial statements of MasterCraft and Marine Products. Refer to Note 4 for additional information regarding the accounting treatment and preliminary purchase price allocation.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the mergers been consummated on the dates indicated or that the combined company may achieve in future periods. The unaudited pro forma financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the mergers, or any integration costs that may be incurred. The Transaction Accounting Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that MasterCraft believes are reasonable and supportable. As the unaudited pro forma financial information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein.

Note 3 – Fiscal Year End Alignment and Financial Statement Line Item Reclassification Adjustments

Fiscal year end alignment and financial statement line item reclassification adjustments have been made to conform Marine Products’ historical financial statement presentation to MasterCraft’s financial statement presentation in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 28, 2025

Reclassification Adjustments

During the preparation of the unaudited pro forma financial information, management performed a preliminary analysis of Marine Products’ financial information to identify differences in financial statement presentation compared to the presentation of MasterCraft. Management did not identify any significant differences between Marine Products’ historical consolidated balance sheet presentation as of December 31, 2025, and MasterCraft’s historical consolidated balance sheet presentation as of December 28, 2025. Accordingly, no reclassification adjustments are reflected in the unaudited pro forma condensed combined balance sheet as of December 28, 2025.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended December 28, 2025

Fiscal Year End Alignment

The historical consolidated statement of operations information of Marine Products for the six months ended December 31, 2025, has been derived as follows:

(Dollar amounts in thousands)	Year Ended December 31, 2025 (Historical)	Less: Six Months Ended June 30, 2025 (Historical)	Six Months Ended December 31, 2025 (1) (Historical Aligned)
Net sales	$244,419	$126,700	$117,719
Cost of goods sold	197,644	102,838	94,806

Gross profit	46,775	23,862	22,913
Selling, general and administrative expenses	32,747	16,438	16,309

Operating income	14,028	7,424	6,604
Interest income, net	1,737	918	819

Income before income taxes	15,765	8,342	7,423
Income tax provision	4,382	1,974	2,408

Net income	$11,383	$6,368	$5,015

(1)

The historical consolidated statement of operations of Marine Products for the six months ended December 31, 2025 was derived from (i) Marine Products’ consolidated statement of operations for the year ended December 31, 2025 as presented in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 27, 2026, less (ii) Marine Products’ consolidated statement of operations for the six months ended June 30, 2025 as presented in its Quarterly Report on Form 10-Q for the six months ended June 30, 2025, as filed with the SEC on July 24, 2025.

Reclassification Adjustments

The following table presents a summary of reclassification adjustments to conform Marine Products’ historical consolidated statement of operations information for the six months ended December 31, 2025, with MasterCraft’s historical consolidated statement of operations presentation for the six months ended December 28, 2025 (dollar amounts in thousands):

MasterCraft	Marine Products	Marine Products					Marine Products
Consolidated Statement of Operations Line Items (Historical)	Consolidated Statement of Operations Line Items (Historical)	Six Months Ended December 31, 2025 (Historical Aligned)	Reclassification Adjustments				Six Months Ended December 31, 2025 (Reclassified)
Net sales	Net sales	$117,719	$—				$117,719
Cost of sales	Cost of goods sold	94,806	2,547		(a	)	97,353
Selling and marketing		—	3,415		(b	)	3,415
General and administrative		—	10,347		(b	)	10,347
	Selling, general and administrative expenses	16,309	(2,547 (13,762	) )	(a (b	) )	—
Interest income	Interest income, net	819	—				819
Income tax expense	Income tax provision	2,408	—				2,408

(a)

On its historical consolidated statement of operations, Marine Products presented $2.5 million of warranty expense within selling, general and administrative expenses. This reclassification adjustment is to present this amount within cost of sales in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

(b)

On its historical consolidated statement of operations, Marine Products presented $3.4 million of selling and marketing expense and $10.4 million of general and administrative expense within selling, general and administrative expenses. This reclassification adjustment is to present these amounts in separate line items in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended June 30, 2025

Fiscal Year End Alignment

The historical statement of operations information of Marine Products for the twelve months ended June 30, 2025 has been derived as follows:

(Dollar amounts in thousands)	Year Ended December 31, 2024 (Historical)	Less: Six Months Ended June 30, 2024 (Historical)	Plus: Six Months Ended June 30, 2025 (Historical)	Twelve Months Ended June 30, 2025 (1) (Historical Aligned)
Net sales	$236,555	$138,887	$126,700	$224,368
Cost of goods sold	191,057	111,729	102,838	182,166

Gross profit	45,498	27,158	23,862	42,202
Selling, general and administrative expenses	27,376	16,166	16,438	27,648
Gain on disposition of assets, net	(144)	—	—	(144)

(Dollar amounts in thousands)	Year Ended December 31, 2024 (Historical)	Less: Six Months Ended June 30, 2024 (Historical)	Plus: Six Months Ended June 30, 2025 (Historical)	Twelve Months Ended June 30, 2025 (1) (Historical Aligned)
Operating income	18,266	10,992	7,424	14,698
Interest income, net	2,876	1,730	918	2,064

Income before income taxes	21,142	12,722	8,342	16,762
Income tax provision	3,289	2,540	1,974	2,723

Net income	$17,853	$10,182	$6,368	$14,039

(1)

The historical consolidated statement of operations of Marine Products for the twelve months ended June 30, 2025 was derived from (i) Marine Products’ consolidated statement of operations for the year ended December 31, 2024, as presented in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 27, 2026, less (ii) Marine Products’ consolidated statement of operations for the six months ended June 30, 2024 as presented in its Quarterly Report on Form 10-Q for the six months ended June 30, 2025, as filed with the SEC on July 24, 2025, plus (iii) Marine Products’ consolidated statement of operations for the six months ended June 30, 2025 as presented in its Quarterly Report on Form 10-Q for the six months ended June 30, 2025, as filed with the SEC on July 24, 2025.

Reclassification Adjustments

The following table presents a summary of reclassification adjustments to conform Marine Products’ historical consolidated statement of operations information for the twelve months ended June 30, 2025, with MasterCraft’s historical consolidated statement of operations presentation for the year ended June 30, 2025 (dollar amounts in thousands):

MasterCraft	Marine Products	Marine Products					Marine Products
Consolidated Statement of Operations Line Items (Historical)	Consolidated Statement of Operations Line Items (Historical)	Twelve Months Ended June 30, 2025 (Historical Aligned)	Reclassification Adjustments				Twelve Months Ended June 30, 2025 (Reclassified)
Net sales	Net sales	$224,368	$—				$224,368
Cost of sales	Cost of goods sold	182,166	3,402		(a	)	185,568
Selling and marketing		—	6,193		(b	)	6,193
General and administrative		—	18,053 (144)		(b (c	) )	17,909
	Selling, general and administrative expenses	27,648	(3,402 (24,246	) )	(a (b	) )	—
	Gain on disposition of assets, net	(144)	144		(c	)	—
Interest income	Interest income, net	2,064	—				2,064
Income tax expense	Income tax provision	2,723	—				2,723

(a)

On its historical consolidated statement of operations, Marine Products presented $3.4 million of warranty expense within selling, general and administrative expenses. This reclassification adjustment is to present this amount within cost of sales in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

(b)

On its historical consolidated statement of operations, Marine Products presented $6.2 million of selling and marketing expense and $18.1 million of general and administrative expense within selling, general and administrative expenses. This reclassification adjustment is to present these amounts in separate line items in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

(c)

On its historical consolidated statement of operations, Marine Products presented a $0.1 million gain on disposition of assets as a separate line item. This reclassification adjustment is to present this amount within general and administrative in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

Note 4 – Accounting Treatment and Preliminary Purchase Price Allocation

Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their acquisition date fair values, and transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of identifiable assets acquired and liabilities assumed, if any, is allocated to goodwill.

The preliminary consideration transferred calculated in accordance with ASC 805 is based on the merger consideration as delineated in the merger agreement. The final consideration transferred will be based on the actual number of shares of MasterCraft common stock issued multiplied by the MasterCraft’s share price as of the date of the closing of the mergers.

In accordance with ASC 805, MasterCraft will assign fair value to assets acquired and liabilities assumed using best estimates and assumptions as of the closing date of the mergers. The determination of the estimated fair value of assets acquired requires significant judgment and often involves the use of various estimates and assumptions. To determine the preliminary estimate of fair values of assets acquired and liabilities assumed, MasterCraft used benchmark studies in addition to the historical audited balance sheet of Marine Products as of December 31, 2025, collectively with the consequential tax effects of the mergers.

The estimated fair values and purchase price allocation are preliminary. A final determination of the fair value of assets acquired, including any identifiable intangible assets, and liabilities assumed will be performed within one year of the mergers’ closing date. Since the unaudited pro forma financial information has been prepared based on preliminary fair values, the final amounts may differ materially from the information presented herein.

Preliminary Merger Consideration

The following table presents the preliminary merger consideration:

(Dollar amounts in thousands, except share and per share data)	Amount
Estimated shares of Marine Products common stock (1)	35,152,789
Exchange ratio	0.232

Estimated shares of MasterCraft common stock to be issued	8,155,447
MasterCraft closing share price (2)	$19.93

Total preliminary stock consideration	$162,538

Estimated shares of Marine Products common stock (1)	35,152,789
Estimated shares of Assumed RSAs (3)	226,000

Estimated shares of Marine Products common stock and Assumed RSAs	35,378,789
Cash consideration per share	$2.43

Total preliminary cash consideration	$85,970

Total preliminary merger consideration	$248,508

(1)

The estimated shares of Marine Products common stock is based on 34,363,904 shares of Marine Products common stock issued and outstanding as of January 31, 2026, and an estimated 657,003 unvested Marine Products RSAs and 131,882 unvested Marine Products PSUs (which includes 7,021 underlying Dividend Equivalent Rights) outstanding as of January 31, 2026.

(2)	The value of the estimated shares of MasterCraft common stock to be issued is based on the publicly quoted share price of MasterCraft common stock as of March 12, 2026.
(3)	Pursuant to the merger agreement, the holders of the Assumed RSAs are entitled to receive the cash consideration for each Assumed RSA outstanding immediately prior to the mergers.

The preliminary merger consideration could significantly differ from the amounts presented due to movements in MasterCraft’s share price and changes in fair value of the common stock up to the closing date. A hypothetical increase or decrease of 10.0% in the share price of MasterCraft’s common stock as of March 12, 2026 would have the following impact on the value of the preliminary stock consideration:

(Dollar amounts in thousands, except per share data)	Share Price	Impact on Preliminary Stock Consideration
Common stock:
10.0% increase	$21.92	$178,767
10.0% decrease	$17.94	$146,309

Preliminary Purchase Price Allocation

The following table presents the preliminary purchase price allocation as if the mergers had been completed on December 28, 2025:

(Dollar amounts in thousands)	Preliminary Fair Value
Total preliminary merger consideration	$248,508
Assets
Cash and cash equivalents	43,512
Accounts receivable, net of allowance	6,865
Income tax receivable	2,208
Inventories, net	58,793
Prepaid expenses and other current assets	3,302
Property, plant and equipment, net	32,647
Other intangible assets, net	62,000
Other long-term assets	5,014

Total assets	$214,341

Liabilities
Accounts payable	$6,648
Accrued expenses and other current liabilities	13,960
Deferred income taxes	12,088
Other long-term liabilities	1,659

Total liabilities	$34,355

Net assets	$179,986

Goodwill	$68,522

Note 5 – Transaction Accounting Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 28, 2025

The unaudited pro forma condensed combined balance sheet as of December 28, 2025 reflects the following adjustments:

(a)

Reflects a decrease to cash and cash equivalents of $86.0 million as a result of the payment of cash consideration, a decrease of $8.9 million related to transaction costs (primarily legal and professional services fees) not reflected in the historical financial statements that MasterCraft expects to incur related to the mergers, with a corresponding decrease to retained earnings, and a decrease of $1.0 million for a six-year, prepaid “tail” policy for D&O liability insurance and fiduciary liability insurance, which is required to be obtained by Marine Products prior to the closing of the mergers.

(b)	Represents the preliminary fair value adjustment of $4.1 million to inventories, net, which considers net realizable value for work-in-process and finished goods.

(c)

Reflects an increase to prepaid expenses and other current assets of $1.0 million related to the six-year, prepaid “tail” policy for D&O liability insurance and fiduciary liability insurance further described in Note 5(a).

(d)

Represents the adjustment to property, plant and equipment, net, to reflect the preliminary fair value of $10.0 million for assets acquired in connection with the mergers. Refer to Note 5(j) for details of acquired property, plant and equipment.

(e)

Reflects preliminary goodwill as a result of the mergers of $68.5 million and the elimination of Marine Products’ historical goodwill of $3.3 million. The goodwill is not expected to be deductible for tax purposes.

(f)

Represents the adjustment to other intangible assets, net to reflect the preliminary fair value of $62.0 million for identifiable intangible assets acquired in connection with the mergers and the elimination of historical intangible assets related to prior acquisitions of $0.5 million. Refer to Note 5(l) for details of acquired identifiable intangible assets.

(g)

Represents a decrease of $17.3 million to deferred income taxes due to an increase in deferred tax liabilities related to the estimated impact of purchase price adjustments in connection with the mergers.

(h)	Represents the adjustments to equity, which are summarized in the table below:

(Dollar amounts in thousands)	Common Stock	Additional Paid-in Capital	Retained Earnings
Elimination of historical Marine Products’ equity	$(3,500)	$—	$(121,465)
Issuance of MasterCraft common stock in connection with the mergers (Note 4)	82	162,456	—
Estimated transaction costs (Note 5(a))	—	—	(8,916)

Total pro forma adjustments	$(3,418)	$162,456	$(130,381)

Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended December 28, 2025, and the Year Ended June 30, 2025

The unaudited pro forma condensed combined statements of operations for the six months ended December 28, 2025, and the year ended June 30, 2025, reflect the following adjustments:

(i)

Reflects an increase to cost of sales of $4.1 million for the year ended June 30, 2025 related to the amortization of the inventory fair value adjustment further described in Note 5(b). MasterCraft will recognize the increased value of inventories in cost of sales as the inventory is sold. For purposes of the unaudited pro forma condensed combined statements of operations, it is assumed that the increased value of inventories will be recognized in cost of sales within the first year following the mergers.

(j)	Reflects the incremental depreciation expense related to the fair value step-up in property, plant and equipment acquired further described in Note 5(d), which is calculated as follows:

			Cost of Sales
(Dollar amounts in thousands)	Preliminary Fair Value	Estimated Useful Life (Years)	Six Months Ended December 28, 2025	Year Ended June 30, 2025
Land and improvements	$2,330	2	$583	$1,165
Buildings and improvements	20,606	18	573	1,145
Machinery and equipment	8,428	5-6	772	1,542
Furniture and fixtures	1,283	5	129	257

Total property, plant and equipment at pro forma fair value	$32,647		$2,057	$4,109

Less: Marine Products historical property, plant and equipment, net and depreciation expense	(22,650)		(1,562)	(2,978)

Total pro forma adjustments to depreciation expense	$9,997		$495	$1,131

(k)

Reflects increases to general and administrative expense related to non-recurring transaction costs (primarily legal and professional services fees) not reflected in the historical financial statements that MasterCraft expects to incur related to the mergers and amortization of the prepaid D&O liability and fiduciary liability insurance policy further described in Note 5(a). The adjustments to general and administrative expense are summarized below:

(Dollar amounts in thousands)	Six Months Ended December 28, 2025	Year Ended June 30, 2025
Estimated transaction costs in connection with the mergers (1)	$—	$8,916
Amortization of prepaid D&O and fiduciary liability insurance (Note 5(a))	83	167

Total pro forma adjustments to general and administrative expense	$83	$9,083

(1)	The estimated transaction costs above are not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the closing date of the mergers.

(l)	Reflects the incremental amortization expense related to identifiable intangible assets further described in Note 5(f), which is calculated as follows:

			Amortization of Other Intangible Assets
(Dollar amounts in thousands)	Preliminary Fair Value	Estimated Useful Life (Years)	Six Months Ended December 28, 2025	Year Ended June 30, 2025
Dealer network	$32,600	10	$1,630	$3,260
Trade names	29,400	Indefinite	—	—

Total other intangible assets at pro forma fair value	$62,000		$1,630	$3,260

Less: Marine Products historical other intangible assets, net and amortization expense	(465)		—	—

Total pro forma adjustments to amortization expense	$61,535		$1,630	$3,260

(m)

Reflects a decrease in income tax expense of $0.5 million for the six months ended December 28, 2025 and a decrease in income tax expense of $2.8 million for the year ended June 30, 2025, resulting from the income tax impact of pro forma adjustments utilizing a blended statutory rate of 22.9% for the six months ended December 28, 2025, and the year ended June 30, 2025.

(n)	The following table presents the calculation of pro forma basic and diluted earnings per share for the six months ended December 28, 2025, and the year ended June 30, 2025:

(Dollar amounts in thousands, except share and per share data)	Six Months Ended December 28, 2025	Year Ended June 30, 2025
Pro forma income per share – basic:
Numerator:
Pro forma income from continuing operations – basic	$9,456	$9,960
Denominator:
Historical weighted average outstanding shares – basic, as reported in MasterCraft historical statement of operations	16,153,072	16,428,485
Estimated shares of MasterCraft common stock to be issued in connection with the mergers (Note 4)	8,155,447	8,155,447

Pro forma weighted average outstanding shares – basic	24,308,519	24,583,932

Pro forma income per share – basic	$0.39	$0.41

(Dollar amounts in thousands, except share and per share data)	Six Months Ended December 28, 2025	Year Ended June 30, 2025
Pro forma income per share – diluted:

Numerator:

Pro forma income from continuing operations – diluted	$9,456	$9,960

Denominator:
Historical weighted average outstanding shares – diluted, as reported in MasterCraft historical statement of operations	16,247,157	16,525,773

Estimated shares of MasterCraft common stock to be issued in connection with the mergers (Note 4)	8,155,447	8,155,447

Estimated impact of Marine Products RSAs to be converted to MasterCraft RSAs in connection with the mergers (Note 1)(1)	39,312	39,312

Pro forma weighted average outstanding shares – diluted	24,441,916	24,720,532

Pro forma income per share – diluted	$0.39	$0.40

(1)

The estimated dilutive impact of Marine Products RSAs to be converted to MasterCraft RSAs in connection with the mergers is calculated based upon 226,000 unvested Marine Products RSAs outstanding as of January 31, 2026 which are expected to be converted to MasterCraft RSAs at an exchange ratio per the merger agreement of 0.232 less shares withheld for income taxes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements, other than statements of current or historical fact, contained in this joint proxy statement/prospectus are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause MasterCraft’s, Marine Products’, or the combined company’s actual results, levels of activity, performance, or achievements or those of the recreational boating industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” “estimate,” “intend,” “plan,” “pro forma,” or any variations or other comparable terminology.

All forward-looking statements included in this filing are based on information available to MasterCraft and Marine Products on the date of this joint proxy statement/prospectus. While MasterCraft and Marine Products have based these forward-looking statements on those expectations, assumptions, estimates, beliefs, and projections they view as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond MasterCraft’s, Marine Products’, or the combined company’s control, including, but not limited to, in addition to factors disclosed in MasterCraft’s and Marine Products’ respective filings with the SEC: the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the merger agreement; the possibility that the mergers do not close when expected or at all because required stockholder approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the mergers); the risk that the combined company will not realize expected benefits, cost savings, accretion, synergies, and/or growth from the mergers, or that such benefits may take longer to realize or be more costly to achieve than expected, including as a result of changes in, or problems arising from, general economic and market conditions, tariffs, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which MasterCraft and Marine Products operate; disruption to the parties’ businesses as a result of the announcement and pendency of the mergers; the costs associated with the anticipated length of time of the pendency of the mergers, including the restrictions contained in the merger agreement on the ability of MasterCraft and Marine Products, respectively, to operate their respective businesses outside the ordinary course during the pendency of the mergers; the risk that potential legal proceedings may be instituted against MasterCraft or Marine Products and result in significant costs of defense, indemnification, or liability; the diversion of MasterCraft management’s and Marine Products management’s attention and time from ongoing business operations and opportunities on merger-related matters; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected, or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; the inability to retain key personnel; the possibility that the mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of MasterCraft’s or Marine Products’ dealers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the mergers; the dilution caused by MasterCraft’s issuance of additional shares of its common stock in connection with the consummation of the mergers; a material adverse change in the financial condition of MasterCraft, Marine Products, or the combined company; changes in domestic or international economic, political, or business conditions; MasterCraft’s, Marine Products’, and the combined company’s ability to successfully implement its respective operational, productivity, and strategic initiatives; the outcome of claims, litigation, governmental proceedings, and investigations involving MasterCraft or Marine Products; a cybersecurity incident or other disruption to MasterCraft’s, Marine Products’, or the combined company’s technology infrastructure; and risks and uncertainties set forth in or incorporated by reference into this joint proxy statement/prospectus in “Risk Factors” beginning on page 57.

This list of important factors is not intended to be exhaustive. These and other important factors, including those discussed under “Risk Factors” in MasterCraft’s Annual Report on Form 10-K for the year ended June 30, 2025, as filed with the SEC on August 27, 2025, and Marine Products’ most recent Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 27, 2026, as well as MasterCraft’s and Marine Products’ subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and MasterCraft and Marine Products each disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law or regulation.

RISK FACTORS

In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including, among others, the matters addressed in “Cautionary Note Regarding Forward-Looking Statements”, you should carefully consider the following risk factors before deciding whether to vote for the share issuance proposal, in the case of MasterCraft stockholders, or for the merger agreement proposal, in the case of Marine Products stockholders. In addition, you should read and consider the risks associated with each of the businesses of MasterCraft and Marine Products because these risks will relate to the combined company following the completion of the mergers. Descriptions of some of these risks can be found in the MasterCraft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and Marine Products’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such risks may be updated or supplemented in each company’s subsequently filed reports under the Exchange Act, which are incorporated by reference into this joint proxy statement/prospectus. You should also consider the other information in this document and the other documents incorporated by reference into this document. See “Where You Can Find More Information.”

Risks Related to the Mergers

The mergers are subject to conditions, some or all of which may not be satisfied or completed on a timely basis, if at all. Failure to complete the mergers could have material adverse effects on MasterCraft and Marine Products.

The completion of the mergers is subject to a number of conditions, including, among others, the approval of the share issuance proposal by the MasterCraft stockholders, the approval of the merger agreement proposal by the Marine Products stockholders, and the expiration or termination of any applicable waiting period, or any extension thereof, under the HSR Act, which make the completion of the mergers and timing thereof uncertain. See “The Merger Agreement—Conditions to the Mergers” for a more detailed description. Also, either MasterCraft or Marine Products may terminate the merger agreement if the mergers have not been consummated by the outside date (subject to an automatic extension in certain circumstances), subject to specific limitations.

If the mergers are not completed, MasterCraft’s and Marine Products’ respective ongoing businesses may be materially adversely affected and, without realizing any of the benefits of having completed the mergers, MasterCraft and Marine Products will be subject to a number of risks, including the following:

•	the market price of MasterCraft common stock or Marine Products common stock could decline;

•

MasterCraft or Marine Products could owe substantial termination fees to the other party under certain circumstances (see “The Merger Agreement—Termination; —Effect of Termination; —Termination Fees”);

•

if the merger agreement is terminated and the MasterCraft board or the Marine Products board seeks another business combination, MasterCraft stockholders and Marine Products stockholders cannot be certain that MasterCraft or Marine Products will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that the other party has agreed to in the merger agreement;

•

time, resources, and costs committed by MasterCraft’s and Marine Products’ respective management teams to matters relating to the mergers could otherwise have been devoted to pursuing other beneficial opportunities for their respective companies;

•	MasterCraft or Marine Products may experience negative reactions from the financial markets or from their respective customers, suppliers, employees, or other business partners; and

•

MasterCraft and Marine Products will be required to pay their respective costs relating to the mergers, such as legal, accounting, financial advisory, and printing fees, whether or not the mergers are completed.

In addition, if the mergers are not completed, MasterCraft or Marine Products could be subject to litigation related to any failure to complete the mergers or seeking damages against MasterCraft or Marine Products for failure to perform their respective obligations under the merger agreement, and whether or not any such litigation has any merit, the cost of defending such litigation may be significant. The materialization of any of these risks could adversely impact MasterCraft and Marine Products’ respective ongoing businesses.

Similarly, delays in the completion of the mergers could, among other things, result in additional transaction costs, loss of revenue, or other negative effects associated with uncertainty about completion of the mergers.

Even if the merger agreement proposal is approved by Marine Products stockholders, the date that Marine Products stockholders will receive the merger consideration is still uncertain.

As described in this joint proxy statement/prospectus, completing the mergers is subject to numerous conditions, not all of which are controllable or waivable by Marine Products’ or MasterCraft. Accordingly, if the merger agreement proposal is approved by Marine Products stockholders, the date that Marine Products stockholders will receive the merger consideration depends on the completion date of the mergers, which is uncertain.

The merger agreement contains provisions that limit each party’s ability to pursue alternatives to the mergers, which could discourage a potential competing acquiror of either MasterCraft or Marine Products from making an alternative acquisition proposal and, in specified circumstances, could require either party to pay substantial termination fees to the other party.

The merger agreement contains certain provisions that restrict each of MasterCraft’s and Marine Products’ ability to initiate, solicit, knowingly facilitate, knowingly encourage, or engage in discussions or negotiations with respect to, or approve or recommend, any alternative acquisition proposal, in each case subject to limited exceptions. The merger agreement permits the board of directors of each party and the special committee, in specified circumstances and subject to specified procedures, to consider unsolicited alternative acquisition proposals and to effect a change of recommendation or terminate the merger agreement if it is determined by the applicable board of directors and the special committee that such alternative acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal.

In some circumstances, upon termination of the merger agreement, including in connection with an alternative acquisition proposal, MasterCraft may be required to pay a termination fee of $11.6 million to Marine Products, or Marine Products may be required to pay a termination fee of $11.6 million to MasterCraft. See “Summary—The Merger Agreement—No Solicitation,” and “The Merger Agreement—Termination; —Effect of Termination; –Termination Fees.”

These provisions could discourage a potential third-party acquiror or merger partner that might have an interest in acquiring all or a significant portion of MasterCraft or Marine Products from considering or proposing such a transaction, even if it were prepared to pay consideration with a higher per-share value than the per-share value proposed to be received or realized in the mergers. In particular, a termination fee, if applicable, could result in a potential third-party acquiror or merger partner proposing to pay a lower price to the MasterCraft stockholders or Marine Products stockholders than it might otherwise have proposed to pay absent such a fee.

Further, contemporaneously with the execution of the merger agreement, MasterCraft, Marine Products, and the specified stockholders entered into the voting agreement with respect to all shares of Marine Products common stock owned by the specified stockholders, which constituted approximately 69.1% of the total voting power of the outstanding shares of Marine Products common stock as of the date of the merger agreement, and pursuant to which the specified stockholders agreed to, among other things, vote in favor of the merger agreement proposal, subject to the terms and conditions thereof. As a result, the likelihood that a competing proposal would be consummated may be reduced.

If the merger agreement is terminated in accordance with its terms, and either MasterCraft or Marine Products determines to seek another business combination, MasterCraft or Marine Products, as applicable, may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger agreement.

The exchange ratio is fixed and will not be adjusted in the event of any change in either MasterCraft’s or Marine Products’ stock price. As a result, the merger consideration payable to Marine Products’ stockholders may be subject to change if MasterCraft’s stock price fluctuates.

Upon completion of the first merger, each share of Marine Products common stock will be converted into the right to receive $2.43 in cash, without interest, and 0.232 shares of MasterCraft common stock. This exchange ratio will not be adjusted for changes in the market price of either MasterCraft common stock or Marine Products common stock between the date the merger agreement was signed and completion of the first merger. Due to the fixed exchange ratio, changes in the price of MasterCraft common stock prior to the completion of the first merger will affect the value of MasterCraft common stock that Marine Products stockholders will receive upon the effectiveness of the first merger.

The price of MasterCraft common stock has fluctuated during the period between the date the merger agreement was executed and the date of this joint proxy statement/prospectus, and may continue to change through the date of each of MasterCraft and Marine Products’ stockholder meetings and the date the first merger is completed. For example, based on the range of closing prices of MasterCraft common stock during the period from February 4, 2026, the last trading day before the public announcement of the merger agreement, through March 30, 2026, the last practicable trading day before the date of this joint proxy statement/prospectus, the exchange ratio resulted in an implied value of the merger consideration ranging from a high of approximately $8.27 to a low of approximately $6.93 for each share of Marine Products common stock. The actual market value of the MasterCraft common stock received by Marine Products stockholders upon completion of the first merger may result in an implied value of the merger consideration outside this range.

These variations could result from changes in the business, operations, or prospects of MasterCraft or Marine Products prior to or following the completion of the mergers, regulatory considerations, general market and economic conditions, and other factors both within and beyond the control of MasterCraft or Marine Products. At the time of the Marine Products special meeting, Marine Products stockholders will not know with certainty the value of the shares of MasterCraft common stock that they will receive upon completion of the mergers.

In addition, use of cash by MasterCraft in connection with the payment of the cash consideration may have an adverse impact on MasterCraft’s liquidity, which may limit MasterCraft’s flexibility to respond to business opportunities, and increase MasterCraft’s vulnerability to unfavorable economic and industry conditions, each of which could adversely affect the market price of MasterCraft’s common stock prior to closing and that of the combined company following closing.

The shares of MasterCraft common stock to be received by Marine Products stockholders upon completion of the mergers will have different rights from shares of Marine Products common stock.

Upon completion of the mergers, Marine Products stockholders will no longer be stockholders of Marine Products but will instead become stockholders of MasterCraft, and their rights as MasterCraft stockholders will be governed by the terms of the MasterCraft certificate of incorporation and the MasterCraft bylaws. The terms of the MasterCraft certificate of incorporation and the MasterCraft bylaws are in some respects materially different than the terms of the Marine Products certificate of incorporation and the Marine Products bylaws, which currently govern the rights of Marine Products stockholders. For a discussion of the different rights associated with shares of Marine Products common stock and shares of MasterCraft common stock, see “Comparison of Rights of Stockholders of MasterCraft and Marine Products.”

Members of the management and boards of directors of MasterCraft and Marine Products have interests in the mergers that may be different from, or in addition to, those of other stockholders.

In considering whether to approve the share issuance proposal, MasterCraft stockholders should recognize that members of MasterCraft management and the MasterCraft board have interests in the mergers that may be different from, or in addition to, their interests as stockholders of MasterCraft.

These interests include that all seven (7) members of the MasterCraft board will remain on the MasterCraft board, Roch Lambert, the Chairman of the MasterCraft board, will remain as the Chairman of the MasterCraft board, Brad Nelson, the Chief Executive Officer of MasterCraft, will remain as the Chief Executive Officer of MasterCraft and Scott Kent, Chief Financial Officer of MasterCraft, will remain as the Chief Financial Officer of MasterCraft. The MasterCraft board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that the MasterCraft stockholders vote “FOR” the share issuance proposal and the MasterCraft adjournment proposal.

In considering the Marine Products board recommendation, Marine Products stockholders should be aware that Marine Products’ directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of Marine Products stockholders generally. These interests may include, among others, treatment of outstanding Marine Products equity awards in connection with the transactions contemplated by the merger agreement, fees for each meeting of the special committee attended by each member thereof, transaction bonuses, and rights to ongoing indemnification and insurance coverage.

Pursuant to the stockholders agreement, the specified stockholders, including Amy R. Kreisler and Timothy C. Rollins, current members of the Marine Products board, have the right to nominate up to two (2) directors to the MasterCraft board upon the closing, which are expected to be Timothy C. Rollins and Callum C. Macgregor, Vice President and General Counsel of RFA Management Company, LLC and LOR, entities affiliated with Ms. Kreisler and Mr. Rollins. See “The Merger Agreement—Ancillary Agreements—Stockholders Agreement.” In addition, Stephen E. Lewis, a current member of the Marine Products board, is expected to become a member of the MasterCraft board upon the closing. Each Marine Products Designee, including Mr. Lewis and Mr. Rollins, will receive compensation from MasterCraft for their service as non-employee members of the MasterCraft board under MasterCraft’s non-employee director compensation program.

The members of the special committee and the Marine Products board who recommended that Marine Products stockholders entitled to vote adopt the merger agreement were aware of these interests and considered them, among other matters, during their deliberations on the merits of the mergers and the other transactions contemplated by the merger agreement, in negotiating, evaluating and recommending that the Marine Products board approve, or approving, as applicable, the merger agreement and in the Marine Products board making its decision to (i) determine that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of Marine Products and its stockholders in their capacity as such, including the unaffiliated stockholders, (ii) approve, adopt, and declare advisable the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, and (iii) make the Marine Products board recommendation.

These and other such interests are further described under “The Mergers—Interests of Directors and Executive Officers in the Mergers—Interests of MasterCraft Directors and Executive Officers in the Mergers” and “The Mergers—Interests of Directors and Executive Officers in the Mergers—Interests of Marine Products Directors and Executive Officers in the Mergers.”

In order to complete the mergers, MasterCraft and Marine Products must make certain governmental filings and obtain certain governmental authorizations, and if such filings and authorizations are not made or granted or are granted with conditions to the parties, the closing of the mergers may be jeopardized or the anticipated benefits of the mergers could be reduced.

The closing of the mergers is conditioned upon the expiration or termination of any applicable waiting period, or any extension thereof, under the HSR Act (i.e., the satisfaction of the regulatory condition). Although MasterCraft and Marine Products have agreed in the merger agreement to use their reasonable best efforts, subject to specified limitations on remedies required to be accepted by MasterCraft, to make certain governmental filings or obtain the required governmental authorizations, as the case may be, there can be no assurance that the relevant waiting periods will expire or that the relevant authorizations will be obtained. In addition, the governmental authorities with or from which these authorizations are required have broad discretion in administering the governing regulations. Adverse developments in MasterCraft’s or Marine Products’ regulatory standing or any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment generally could affect whether and when required governmental authorizations are granted. As a condition to authorization of the mergers, governmental authorities may impose requirements, limitations or costs or place restrictions on the conduct of MasterCraft’s business after completion of the merger. MasterCraft has broad discretion under the terms of the merger agreement whether or not to accept any requirements, limitations, costs or restrictions imposed by governmental authorities as a condition to such authorization, and if MasterCraft declines to do so, the likelihood that the mergers will be completed will be adversely affected. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the closing of the mergers or imposing additional material costs on or materially limiting the revenues of the combined company following the mergers, or otherwise adversely affecting MasterCraft’s businesses and results of operations after completion of the mergers. In addition, there can be no assurance that these terms, obligations or restrictions will not result in the delay or abandonment of the mergers. For a more detailed description of the regulatory review process, see “The Mergers—Regulatory Approvals Required for the Mergers” and “The Merger Agreement—Covenants and Agreements—Reasonable Best Efforts; Regulatory Filings and Other Actions.”

Each party is subject to business uncertainties and contractual restrictions while the mergers are pending, which could adversely affect each party’s business and operations.

In connection with the pendency of the mergers, some customers, dealers, suppliers, and other persons with whom MasterCraft or Marine Products has a business relationship may delay or defer certain business decisions or terminate, change, or renegotiate their relationships with MasterCraft or Marine Products, as the case may be, as a result of the mergers, which could negatively affect MasterCraft’s or Marine Products’ respective revenues, earnings, and cash flows, as well as the market price of MasterCraft common stock or Marine Products common stock, regardless of whether the mergers are completed.

Under the terms of the merger agreement, each of MasterCraft and Marine Products is subject to certain restrictions on the conduct of its business prior to completing the first merger, which may adversely affect its ability to execute certain of its business strategies, including, in the case of Marine Products, the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness, incur capital expenditures, settle litigation, amend organizational documents, declare dividends, enter new business lines, and invest in third parties. Such limitations could adversely affect each party’s businesses and operations prior to the completion of the mergers.

Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the mergers.

Uncertainties associated with the mergers may cause a loss of management personnel and other key employees, and MasterCraft and Marine Products may have difficulty attracting and motivating management personnel and other key employees, which could adversely affect the future business and operations of the combined company.

MasterCraft and Marine Products are dependent on the experience and industry knowledge of their respective management personnel and other key employees to execute their business plans. The combined company’s success after the completion of the mergers will depend in part upon the ability of MasterCraft and Marine Products to attract, motivate, and retain key management personnel and other key employees. Prior to completion of the mergers, current and prospective employees of MasterCraft and Marine Products may experience uncertainty about their roles within the combined company following the completion of the mergers, which may have an adverse effect on the ability of each of MasterCraft and Marine Products to attract, motivate, or retain management personnel and other key employees. In addition, no assurance can be given that the combined company will be able to attract, motivate, or retain management personnel and other key employees of MasterCraft and Marine Products to the same extent that MasterCraft and Marine Products have previously been able to attract or retain their own employees.

If the mergers do not qualify as a “reorganization” under Section 368(a) of the Code, U.S. holders of Marine Products common stock may be required to pay additional U.S. federal income taxes.

MasterCraft and Marine Products intend for the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and MasterCraft and Marine Products intend to report the mergers consistent with such qualification. Assuming the mergers so qualify, a U.S. holder (as defined in “The Mergers—U.S. Federal Income Tax Consequences”) of Marine Products common stock that receives shares of MasterCraft common stock and cash in exchange for shares of Marine Products common stock pursuant to the first merger generally will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount, if any, by which the sum of the cash and the fair market value of the MasterCraft common stock received by such U.S. holder in the first merger exceeds such U.S. holder’s adjusted tax basis in such U.S. holder’s Marine Products common stock exchanged therefor and (ii) the amount of cash received by such U.S. holder. However, it is not a condition to MasterCraft’s obligation or Marine Products’ obligation to complete the transactions that the mergers, taken together, qualify as a “reorganization” or that Marine Products or MasterCraft receive an opinion from counsel to that effect, and it is possible that the mergers, taken together, may not so qualify. However, in connection with the registration statement of which this joint proxy statement/prospectus forms a part, each of K&S and A&B, will deliver a legal opinion to the effect that the mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

MasterCraft and Marine Products have not sought and will not seek any ruling from the U.S. Internal Revenue Service regarding any matters relating to the mergers and the other transactions contemplated by the merger agreement and, as a result, there can be no assurance that the U.S. Internal Revenue Service would not assert that the mergers, taken together, do not qualify as a “reorganization,” or that a court would not sustain such a position. If the U.S. Internal Revenue Service or a court were to determine that the mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Marine Products common stock that receives shares of MasterCraft common stock and cash in exchange for shares of Marine Products common stock pursuant to the first merger generally would recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the sum of the cash and the fair market value of the MasterCraft common stock received by such U.S. holder and (ii) such U.S. holder’s adjusted tax basis in the Marine Products common stock exchanged therefor.

Holders of Marine Products common stock should consult with their tax advisors to determine the particular U.S. federal, state, local, or non-U.S. income or other tax consequences of the mergers to them. For a more detailed description of the U.S. federal income tax consequences of the mergers, see “The Mergers—U.S. Federal Income Tax Consequences.”

MasterCraft and Marine Products may be targets of securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the mergers from being completed, whether or not such lawsuits have any merit.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against or otherwise resolving these claims can result in substantial costs and divert management time and resources. For example, on February 11, 2026, a purported stockholder of MasterCraft filed a putative class action complaint in the Delaware Court of Chancery alleging that a provision of the stockholders agreement breached the MasterCraft certificate of incorporation and that MasterCraft filed an amendment to its certificate of incorporation on October 24, 2019, with the Delaware Secretary of State that did not reflect language approved by the MasterCraft stockholders at MasterCraft’s 2019 annual meeting. See “The Mergers—Litigation Related to the Mergers.” An adverse judgment could result in monetary damages, which could have a negative impact on MasterCraft’s and Marine Products’ respective liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the mergers, then that injunction may delay or prevent the mergers from being completed, or from being completed within the expected timeframe, which may adversely affect MasterCraft’s and Marine Products’ respective business, financial position, and results of operation.

Holders of Marine Products common stock will have appraisal rights in connection with the first merger, and the exercise of such rights could increase the cost of the merger transaction and result in uncertainty.

Under Section 262 of the DGCL, holders of record and beneficial owners (as defined in Section 262 of the DGCL) of shares of Marine Products common stock who do not vote in favor of the merger agreement proposal and who otherwise comply strictly with the procedures set forth in Section 262 of the DGCL will be entitled to seek appraisal of the “fair value” of their shares as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger.

The fair value determined by the court could be more than, equal to or less than the merger consideration payable pursuant to the merger agreement. In addition, interest, if any, will accrue on any appraisal award from the effective date of the first merger through the date of payment at the statutory rate provided in Section 262 of the DGCL.

The existence of appraisal rights may also create uncertainty regarding the number of shares that will be converted into the right to receive the merger consideration at the effective time. If a significant number of holders of Marine Products shares demand appraisal, MasterCraft may be required to expend substantial additional cash to satisfy any resulting appraisal awards, which could adversely affect MasterCraft’s liquidity, capital resources, financial condition and results of operations following the merger.

In addition, appraisal proceedings could be protracted and expensive, and MasterCraft may incur significant legal, valuation and other costs in connection with defending any appraisal action. The pendency of appraisal proceedings could also delay the full integration of Marine Products’ business and create additional uncertainty for investors.

The unaudited pro forma condensed combined financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and may not be reflective of the financial position and results of operations of the combined company following completion of the mergers.

The unaudited pro forma condensed combined financial information in this joint proxy statement/prospectus was prepared for illustrative and informational purposes only, to demonstrate the estimated effects of the mergers and certain other related transactions and adjustments. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with GAAP with the expectation, as of the date of this joint proxy statement/prospectus, that MasterCraft will be identified as the accounting acquirer. The unaudited pro forma condensed combined financial information was prepared on the basis that such preliminary estimated adjustments will be incurred to achieve the mergers, are pending finalization of various estimates, inputs, and analyses, and do not include adjustments to reflect any potential costs that may be incurred in connection with actions required by regulatory or governmental authorities for regulatory approvals and clearances of the mergers, including divestitures or concessions; anticipated benefits, including synergies, costs savings, innovation, and operational efficiencies; or potential post-merger costs, such as restructuring and integration charges.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined company’s actual financial position or results of operations if the mergers had actually been completed as of the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of the combined company after the mergers, which may differ materially and adversely from the unaudited pro forma condensed combined financial information that is included in this joint proxy statement/prospectus. The final acquisition accounting will be based upon the actual consideration and the fair value of the assets to be acquired and liabilities to be assumed of the party that is determined to be the accounting acquiree under GAAP as of the date of the completion of the mergers. In addition, subsequent to the closing date, there will be further refinements of the acquisition accounting as additional information becomes available. Accordingly, the final acquisition accounting may differ materially from the unaudited pro forma condensed combined financial information reflected in this document. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Marine Products’ and MasterCraft’s financial forecasts are based on various assumptions that may not prove to be correct.

The financial forecasts set forth in “Certain Unaudited Prospective Financial Information” are based on assumptions of, and information available to, Marine Products and MasterCraft at the time they were prepared and provided to the Marine Products board and MasterCraft board, respectively, along with their respective financial advisors. Marine Products and MasterCraft do not know whether such assumptions will prove correct. Any or all of such forecasts may turn out to be wrong. Such forecasts can be adversely affected by inaccurate assumptions or by known or unknown risks and uncertainties, many of which are beyond Marine Products’ and MasterCraft’s control. Many factors discussed in, or in documents incorporated by reference into, this joint proxy statement/prospectus, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Note Regarding Forward-Looking Statements,” will be important in determining Marine Products’, MasterCraft’s, and the combined companies’ future results. As a result of these contingencies, actual future results may vary materially from Marine Products’ and MasterCraft’s forecasts.

In view of these uncertainties, the inclusion of Marine Products’ and MasterCraft’s financial forecasts in this joint proxy statement/prospectus is not and should not be viewed as a representation that the forecast results will be achieved. Further, any forward-looking statement speaks only as of the date on which it is made, and Marine Products and MasterCraft undertake no obligation, other than as required by applicable law, to update the financial forecasts herein to reflect events or circumstances after the date those financial forecasts were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. Moreover, neither Marine Products’ nor MasterCraft’s independent accountants, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to Marine Products’ or MasterCraft’s unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or achievability thereof.

Risks Relating to the Combined Company after Completion of the Mergers

The combined company may be unable to successfully integrate the businesses of MasterCraft and Marine Products and realize the anticipated benefits of the mergers.

The success of the mergers will depend, in part, on the combined company’s ability to successfully combine the businesses of MasterCraft and Marine Products, which currently operate as independent public companies, and realize the anticipated benefits, including synergies, cost savings, innovation, and operational efficiencies, from the combination. If the combined company is unable to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits may not be realized fully, or at all, or may take longer to realize than expected and the value of its common stock may be harmed.

The mergers involve the integration of Marine Products’ business with MasterCraft’s existing business, which is a complex, costly, and time-consuming process. Neither MasterCraft nor Marine Products have previously completed a transaction comparable in size or scope to the mergers. The integration of the companies may result in material challenges, including, without limitation:

•	the diversion of management’s attention from ongoing business concerns and performance shortfalls at one or both of the companies as a result of the devotion of management’s attention to the mergers;

•	managing a larger combined company;

•	creating, implementing, and executing a unified business strategy, and operational, financial, and managerial control with respect to the combined entity;

•

the inherent risk and complexity of integrating operating, information technology, safety, and managerial systems and processes, particularly on a large scale, in the context of ongoing business operations and dealer commitments;

•	maintaining employee morale and attracting, motivating, and retaining management personnel and other key employees;

•	the possibility of faulty assumptions underlying expectations regarding the integration process;

•	retaining existing business and operational relationships and attracting new business and operational relationships;

•	issues in integrating information technology, operational, safety, communications and other systems;

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations and inconsistencies in standards, controls, procedures, and policies;

•	coordinating geographically separate organizations;

•

unanticipated changes in federal or state laws or regulations or international trade agreements, including additional regulatory scrutiny or additional regulatory requirements as a result of the transaction or the size, scope, and complexity of the combined company’s business operations; and

•	unforeseen expenses or delays associated with the mergers.

Many of these factors will be outside of the combined company’s control and any one of them could result in delays, increased costs, decreases in the amount of expected revenues, and diversion of management’s time and energy, which could materially affect the combined company’s financial position, results of operations, and cash flows.

MasterCraft and Marine Products have operated, and until completion of the mergers will continue to operate, independently. MasterCraft and Marine Products are currently permitted to conduct only limited planning for the integration of the companies following the mergers and have not yet determined the exact nature of how the businesses and operations of the companies will be combined after the mergers. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized.

MasterCraft stockholders and Marine Products stockholders will have a reduced ownership and voting interest after the mergers and will exercise less influence over the policies of the combined company than they now have on the policies of MasterCraft and Marine Products, respectively.

MasterCraft stockholders presently have the right to vote in the election of the MasterCraft board and on other matters affecting MasterCraft. Marine Products stockholders presently have the right to vote in the election of the

Marine Products board and on other matters affecting Marine Products. Immediately after the mergers are completed, it is expected that current MasterCraft stockholders will own approximately 66.6% of the combined company’s common stock outstanding and current Marine Products stockholders will own approximately 33.4% of the combined company’s common stock outstanding, based on the number of shares of MasterCraft and Marine Products outstanding as of March 30, 2026, the last practicable trading day before the date of this joint proxy statement/prospectus, and assuming that no Marine Products stockholder exercises its appraisal rights.

As a result, current MasterCraft stockholders and current Marine Products stockholders will have less influence on the policies of the combined company than they now have on the policies of MasterCraft and Marine Products, respectively.

After the mergers, MasterCraft will have a significant stockholder whose interests may differ from those of other stockholders.

Immediately after the mergers are completed, it is expected that the specified stockholders will beneficially own approximately 23.1% of the combined company’s outstanding common stock, based on the number of shares of MasterCraft and Marine Products outstanding as of March 30, 2026, the last practicable trading day before the date of this joint proxy statement/prospectus, and assuming that no Marine Products stockholder exercises its appraisal rights. As a result, LOR and its affiliates will be MasterCraft’s largest stockholder.

As a significant stockholder, the specified stockholders will have substantial influence over matters requiring stockholder approval, including the election and removal of directors, approval of mergers or other business combinations, amendments to the combined company’s certificate of incorporation or bylaws, and other significant corporate transactions. In addition, pursuant to the Stockholders’ Agreement, which will be effective at closing, the specified stockholders will have the right to designate two (2) members of the board of directors of the combined company.

The interests of the specified stockholders may not be aligned with the interests of the other stockholders of the combined company. For example, the specified stockholders may have investment objectives that differ from those of other stockholders, including objectives related to liquidity, tax planning, timing of strategic transactions, or other portfolio considerations. This concentration of ownership may delay, deter, or prevent a change of control transaction or acquisition of the combined company at a premium to its market price. It may also discourage alternative acquisition proposals or other actions that other stockholders may consider favorable.

Furthermore, the existence of a significant stockholder could adversely affect the trading price of the common stock of the combined company, including by creating the perception that the combined company is controlled or influenced by a single stockholder or by limiting the liquidity of the combined company’s common stock due to the size of such stockholder’s holdings.

Failure by the combined company to successfully execute its business strategies and objectives may affect the future results of the combined company and, consequently, the market value of MasterCraft common stock.

The success of the mergers will depend, in part, on the ability of the combined company to successfully execute its business strategies and objectives, including investing in its manufacturing strategy and maintaining a reliable network of dealers, as well as expanding that network. These objectives are capital intensive. Furthermore, each of the combined company’s businesses relies on a complex global supply chain of third parties to supply raw materials used in the manufacturing process, including resins, fiberglass, aluminum, lumber and steel, as well as product parts and components. If any of the combined company’s businesses is unable to achieve its business strategies on a timely basis, or otherwise fails to perform in accordance with MasterCraft’s or Marine Products’ expectations, the anticipated benefits of the mergers may not be realized fully or at all, and the mergers may affect the results of operations, financial condition, and prospects of the combined company, and, consequently, the market value of MasterCraft common stock.

The combined company is expected to incur substantial expenses related to the completion of the mergers and the integration of MasterCraft and Marine Products.

The combined company is expected to incur substantial expenses in connection with the completion of the mergers and the integration of MasterCraft and Marine Products. There are a large number of processes, policies, procedures, operations, technologies, and systems that must be integrated, including purchasing, accounting and finance, sales, payroll, pricing, revenue management, marketing, and benefits. In addition, the businesses of MasterCraft and Marine Products will continue to maintain a presence in Vonore, Tennessee and Nashville, Georgia, respectively. The substantial majority of these costs will be non-recurring expenses related to the mergers, facilities, and systems consolidation costs. The combined company may incur additional costs to retain employees and/or maintain employee morale and to attract, motivate, or retain management personnel and other key employees. MasterCraft and Marine Products will also incur transaction fees and costs related to formulating integration plans for the combined business, and the execution of these plans may lead to additional unanticipated costs. Additionally, as a result of the mergers, rating agencies may take negative actions with regard to the combined company’s credit ratings, which may increase the combined company’s financing costs. These incremental transaction and merger-related costs may exceed the savings the combined company expects to achieve from the elimination of duplicative costs and the realization of other efficiencies related to the integration of the businesses, particularly in the near term, and in the event there are material unanticipated costs.

The market price of MasterCraft’s common stock may decline as a result of the mergers.

The market price of MasterCraft common stock may decline as a result of the mergers, and holders of MasterCraft common stock could lose the value of their investment in MasterCraft common stock, if, among other things, the combined company is unable to achieve the expected growth in earnings, or if the anticipated benefits, including synergies, cost savings, innovation, and operational efficiencies, from the mergers are not realized, or if the transaction costs related to the mergers are greater than expected, or if any financing related to the transaction is on unfavorable terms. The market price also may decline if the combined company does not achieve the perceived benefits of the mergers as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the mergers on the combined company’s financial position, results of operations, or cash flows is not consistent with the expectations of financial or industry analysts. The issuance of shares of MasterCraft common stock in the first merger could on its own have the effect of depressing the market price for MasterCraft common stock. In addition, many Marine Products stockholders may decide not to hold the shares of MasterCraft common stock they receive as a result of the first merger. Any such sales of MasterCraft common stock could have the effect of depressing the market price for MasterCraft common stock. Moreover, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, the MasterCraft common stock, regardless of the actual operating performance of the combined company.

Other Risk Factors of MasterCraft and Marine Products

MasterCraft’s and Marine Products’ businesses are and will be subject to the risks described above. In addition, MasterCraft and Marine Products are, and will continue to be subject to the risks described in MasterCraft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and Marine Products’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” for the location of information incorporated by reference into this joint proxy statement/prospectus.

INFORMATION ABOUT THE PARTIES TO THE TRANSACTION

MasterCraft

MasterCraft Boat Holdings, Inc., a Delaware corporation, is a leading innovator, designer, manufacturer, and marketer of recreational powerboats sold through our three brands, MasterCraft, Crest, and Balise. As a leader in recreational marine, MasterCraft strives to deliver the best on-water experience through innovative, high-quality products with a relentless focus on the consumer. MasterCraft common stock is listed on NASDAQ under the ticker symbol “MCFT.”

MasterCraft’s principal executive office is located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885, and its telephone number is (423) 884-2221. Its website is located at www.mastercraft.com. Information contained on MasterCraft’s website does not constitute part of this joint proxy statement/prospectus.

Marine Products

Marine Products Corporation, a Delaware corporation, is a leading manufacturer of high-quality fiberglass boats under the brand names Chaparral and Robalo. Chaparral’s sterndrive models include SSi Sportboats and SSX Luxury Sportboats, and the GTS SURF Series. Chaparral’s outboard offerings include OSX Luxury Sportboats, the SSi Outboard Bowriders, and SSX Luxury Sportboats. Robalo builds an array of outboard sport fishing models, which include Center Consoles, Dual Consoles and Cayman Bay Boats. Marine Products’ common stock is publicly traded on the NYSE under the ticker symbol “MPX.”

Marine Products’ principal executive office is located at 2801 Buford Highway, Suite 300, Atlanta, Georgia 30329, and its telephone number is (404) 321-7910. Its website is located at www.marineproductscorp.com. Information contained on Marine Products website does not constitute part of this joint proxy statement/prospectus.

Merger Sub 1

Titan Merger Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of MasterCraft, was formed solely for the purpose of facilitating the transactions contemplated by the merger agreement. Merger Sub 1 has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive office is located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885, and its telephone number is (423) 884-2221.

Merger Sub 2

Titan Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of MasterCraft, was formed solely for the purpose of facilitating the transactions contemplated by the merger agreement. Merger Sub 2 has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive office is located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885, and its telephone number is (423) 884-2221.

THE MASTERCRAFT SPECIAL MEETING

MasterCraft is furnishing this joint proxy statement/prospectus to its stockholders in connection with the solicitation of proxies to be voted at the MasterCraft special meeting (or any adjournment or postponement thereof) that MasterCraft has called to consider and vote on the share issuance proposal and the MasterCraft adjournment proposal.

Date, Time, Place, and Purpose of the MasterCraft Special Meeting

Together with this joint proxy statement/prospectus, MasterCraft is also sending MasterCraft stockholders a notice of the MasterCraft special meeting and a form of proxy card that is solicited by the MasterCraft board for use at the MasterCraft special meeting to be held virtually at 8:00 a.m., Eastern Time, on May 12, 2026 (unless it is adjourned or postponed to a later date), via live audio webcast at www.proxydocs.com/MCFT. In order to attend the MasterCraft special meeting you must pre-register at www.proxydocs.com/MCFT by 11:59 p.m., Eastern Time on May 11, 2026.

MasterCraft is holding the MasterCraft special meeting for the following purposes:

1.	to consider and vote on the share issuance proposal; and

2.	to consider and vote on the MasterCraft adjournment proposal.

MasterCraft will transact no other business at the MasterCraft special meeting, except for business set forth in the notice of the MasterCraft special meeting.

Recommendation of the MasterCraft Board

After careful consideration, on February 4, 2026, the MasterCraft board unanimously (i) determined that the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, are advisable, fair to, and in the best interests of MasterCraft and MasterCraft’s stockholders, (ii) approved, adopted and declared advisable the merger agreement and the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and approved MasterCraft’s execution, delivery and performance of the merger agreement the other transaction documents, and the consummation by MasterCraft of the transactions contemplated by the merger agreement the other transaction documents, including the mergers and the share issuance, and (iii) directed that the share issuance be submitted to the stockholders of MasterCraft for their approval. The MasterCraft board unanimously recommends that MasterCraft stockholders vote “FOR” the share issuance proposal and “FOR” the MasterCraft adjournment proposal. For a summary of the factors considered by the MasterCraft board in reaching its decision to approve the merger agreement, the other transaction documents and the consummation of the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, see “The Mergers—MasterCraft’s Reasons for the Mergers; Recommendation of the MasterCraft Board of Directors.”

MasterCraft Record Date; Outstanding Shares; Stockholders Entitled to Vote

The MasterCraft record date is March 30, 2026. Only holders of record of MasterCraft common stock as of the close of business on the MasterCraft record date are entitled to notice of, and to vote at, the MasterCraft special meeting, or any adjournment or postponement thereof, unless a new record date is set in connection with any adjournment or postponement of the MasterCraft special meeting. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 16,279,890 issued and outstanding shares of MasterCraft common stock. Each MasterCraft stockholder entitled to vote at the MasterCraft special meeting is entitled to one (1) vote per share at the MasterCraft special meeting. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, the issued and outstanding MasterCraft common stock was held by approximately 16 stockholders of record.

Quorum

The MasterCraft bylaws require that there be a quorum at the MasterCraft special meeting in order for MasterCraft to hold a vote on the share issuance proposal. The MasterCraft bylaws provide that a quorum at the MasterCraft special meeting is the presence or participation in person or by proxy of the holders of a majority of the voting power of the outstanding shares of MasterCraft’s common stock entitled to vote at the MasterCraft special meeting. Shares present at the MasterCraft special meeting but abstaining from voting will be deemed present at the MasterCraft special meeting for the purpose of determining the presence of a quorum. Shares of MasterCraft common stock held in “street name” through a bank, broker, nominee, trustee, or other record holder with respect to which the beneficial owner fails to give voting instructions to the bank, broker, nominee, trustee, or other record holder, will not be deemed present at the MasterCraft special meeting for the purpose of determining the presence of a quorum. Failure of a quorum at the MasterCraft special meeting may result in an adjournment of the MasterCraft special meeting and may subject MasterCraft to additional costs and expenses.

Required Vote

Approval of the share issuance proposal requires the affirmative vote of the holders of a majority in voting power of the shares of MasterCraft common stock which are present in person or by proxy and entitled to vote thereon. MasterCraft cannot complete the share issuance or the mergers unless the share issuance proposal is approved at the MasterCraft special meeting (or at any adjournment or postponement thereof). Shares present in person or by proxy at the MasterCraft special meeting but abstaining from voting will be treated as having the effect as a vote against the share issuance proposal. The failure of a MasterCraft stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a MasterCraft stockholder to attend the MasterCraft special meeting will have no effect on the outcome of the share issuance proposal. If a quorum is not present, the holders of MasterCraft common stock present, by a majority in voting power thereof, may adopt the MasterCraft adjournment proposal. If a quorum is present, approval of the MasterCraft adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of MasterCraft common stock which are present in person or by proxy and entitled to vote thereon. Shares present in person or by proxy at the MasterCraft special meeting but abstaining from voting will be treated as having the effect as a vote against the MasterCraft adjournment proposal. The failure of a MasterCraft stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a MasterCraft stockholder to attend the MasterCraft special meeting will have no effect on the MasterCraft adjournment proposal.

Voting Rights; Proxies; Revocation

MasterCraft stockholders may vote their shares at the MasterCraft special meeting in person or by proxy.

Voting at the Special Meeting

The MasterCraft special meeting is being held solely by means of remote communication, and stockholders may not physically attend the meeting. Stockholders of record as of the record date may attend, participate in, vote at, and listen to the MasterCraft special meeting to be held at 8:00 a.m., Eastern Time, on May 12, 2026 via live audio webcast at www.proxydocs.com/MCFT by entering the twelve (12)-digit control number included on their proxy card or on the instructions that accompanied your proxy materials. Instructions on how to access the MasterCraft special meeting via the live audio webcast are posted at www.proxydocs.com/MCFT. In order to attend the MasterCraft special meeting you must pre-register at www.proxydocs.com/MCFT by 11:59 p.m., Eastern Time on May 11, 2026. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the www.proxydocs.com/MCFT website, then you may access, participate in, and vote at the MasterCraft special meeting with the twelve (12)-digit control number indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, nominee, trustee, or other record holder (preferably at least five (5) days before the MasterCraft special meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the MasterCraft special meeting.

Access to the MasterCraft special meeting will begin approximately fifteen (15) minutes before the scheduled meeting time, and you are encouraged to log on early to test your access. If you have technical problems accessing the MasterCraft special meeting, you may contact the technical support number that will be posted on the virtual stockholder meeting log-in page.

Voting By Proxy

To vote by proxy, a MasterCraft stockholder may vote through the internet or by telephone or mail as follows:

•	TO VOTE THROUGH THE INTERNET OR BY TELEPHONE.

•

If you hold shares of MasterCraft common stock directly in your name as a stockholder of record, you may vote through the internet at www.proxydocs.com/MCFT or by telephone by calling +1 (855) 962-4263. In order to vote your shares through the internet or by telephone, you will need the twelve (12)-digit control number included on your enclosed proxy card (which is unique to each MasterCraft stockholder to ensure all voting instructions are genuine and to prevent duplicate voting). You may vote through the internet or by telephone, twenty-four (24) hours a day, seven (7) days a week prior to the MasterCraft special meeting. If you choose to submit your proxy through the internet or by telephone, your proxy must be received by 11:59 p.m. Eastern Time, on May 11, 2026 in order to be counted at the MasterCraft special meeting.

•

If you hold your shares of MasterCraft common stock in “street name” through a bank, broker, nominee, trustee, or other record holder, you may provide voting instructions through the internet or by telephone only if internet or telephone voting is made available by your bank, broker, nominee, trustee, or other record holder. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other record holder with these materials.

•	TO VOTE BY MAIL

•

If you hold shares of MasterCraft common stock directly in your name as a stockholder of record, you may vote by mail by completing and signing your enclosed proxy card and returning it in the accompanying pre-addressed envelope. Your proxy card must be received no later than the close of business on May 11, 2026 in order for your vote to be counted at the MasterCraft special meeting.

•

If you hold your shares of MasterCraft common stock in “street name” through a bank, broker, nominee, trustee, or other record holder, you may vote by mail by completing and signing the voting instruction form provided by your bank, broker, nominee, trustee, or other record holder and returning it in the accompanying pre-addressed envelope. Your bank, broker, nominee, trustee, or other record holder must receive your voting instruction form in sufficient time to vote your shares at the MasterCraft special meeting.

Revoking Your Vote

Even if you vote through the internet or by telephone, or you complete and return a proxy card, if you hold shares of MasterCraft common stock directly in your name as a stockholder of record, you may revoke your vote at any time before voting takes place at the MasterCraft special meeting by taking one of the following actions: (i) deliver to the Corporate Secretary of MasterCraft a written notice stating that the prior proxy is revoked, (ii) submit new telephone or internet instructions or deliver a validly executed later-dated proxy, or (iii) attend the MasterCraft special meeting and vote at the MasterCraft special meeting using the control number on the enclosed proxy card. Communications to the Corporate Secretary of MasterCraft should be addressed to MasterCraft Boat Holdings, Inc., Corporate Secretary, 100 Cherokee Cove Drive, Vonore, Tennessee 37885 and must be received before the time that the proxy you wish to revoke is voted at the MasterCraft special meeting.

Please note that if your shares are held in “street name” through a bank, broker, nominee, trustee, or other record holder and you wish to revoke a previously granted proxy, you must contact that entity and submit new voting instructions to such bank, broker, nominee, trustee, or other record holder. You may also revoke your proxy by attending and voting during the MasterCraft special meeting before the polls are closed.

Generally

If you hold your shares of MasterCraft common stock in “street name” through a bank, broker, nominee, trustee, or other record holder, you must instruct your bank, broker, nominee, trustee, or other record holder on how to vote your shares. Your bank, broker, nominee, trustee, or other record holder will vote your shares only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your bank, broker, nominee, trustee, or other record holder with this joint proxy statement/prospectus. Banks, brokers, nominees, trustees, or other record holders who hold shares of MasterCraft common stock in “street name” typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions on how to vote from the beneficial owner. However, banks, brokers, nominees, trustees, or other record holders typically are not allowed to exercise their voting discretion on matters that are “non-routine” without specific instructions on how to vote from the beneficial owner. Under the current rules of NASDAQ, the share issuance proposal and the MasterCraft adjournment proposal are non-routine. Therefore, banks, brokers, nominees, trustees, or other record holders do not have discretionary authority to vote on the share issuance proposal or the MasterCraft adjournment proposal.

A broker non-vote with respect to MasterCraft common stock occurs when (i) a share of MasterCraft common stock held by a bank, broker, nominee, trustee, or other record holder is present, in person or represented by proxy, at a meeting of MasterCraft stockholders and such bank, broker, nominee, trustee, or other record holder has discretionary authority to vote on some proposals at the meeting, (ii) the beneficial owner of that share has not instructed his, her, or its bank, broker, nominee, trustee, or other record holder on how to vote on a particular proposal, and (iii) the bank, broker, nominee, trustee, or other record holder does not have discretionary voting power on such proposal. Banks, brokers, nominees, trustees, or other record holders do not have discretionary voting authority with respect to the share issuance proposal or the MasterCraft adjournment proposal. As a result, there will not be any broker non-votes at the MasterCraft special meeting.

All shares of MasterCraft common stock entitled to vote and represented by a valid, timely, and unrevoked proxy will be voted at the MasterCraft special meeting in accordance with the instructions indicated in such proxy. If a MasterCraft stockholder signs a proxy card and returns it without giving instructions for voting on any proposal, the shares of MasterCraft common stock represented by that proxy card will be voted “FOR” the share issuance proposal and “FOR” the MasterCraft adjournment proposal.

Your vote is important, regardless of the number of shares of MasterCraft common stock you own. Please complete, sign, date, and promptly return the enclosed proxy card today or authorize a proxy to vote through the internet or by phone.

Stock Ownership of and Voting by MasterCraft Directors and Executive Officers

As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, MasterCraft’s directors and executive officers and their affiliates beneficially owned in the aggregate 245,518 shares of MasterCraft common stock entitled to vote at the MasterCraft special meeting, which represents less than 2% of the shares of MasterCraft common stock entitled to vote at the MasterCraft special meeting.

Each of MasterCraft’s directors and executive officers is expected, as of the date of this joint proxy statement/prospectus, to vote his, her, or its shares of MasterCraft common stock “FOR” the share issuance proposal and “FOR” the MasterCraft adjournment proposal, although none of MasterCraft’s directors and executive officers have entered into any agreement requiring them to do so.

Solicitation of Proxies; Expenses of Solicitation

The MasterCraft board is soliciting proxies with respect to the share issuance proposal and the MasterCraft adjournment proposal, and MasterCraft will bear the costs and expenses of that solicitation, including the costs of filing, printing, and mailing this joint proxy statement/prospectus. MasterCraft has engaged Okapi Partners LLC to assist in the solicitation of proxies for the MasterCraft special meeting, and MasterCraft has agreed to pay them an estimated fee of $27,000, plus their reasonable out-of-pocket expenses incurred in connection with the solicitation.

In addition to the mailing of the notices and proxy materials, proxies may be solicited by personal interview, telephone, and electronic communication by the directors, officers, and employees of MasterCraft acting without special compensation. MasterCraft also makes arrangements with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the street name holders of shares held of record by such individuals, and MasterCraft will reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such solicitation.

THE MARINE PRODUCTS SPECIAL MEETING

Marine Products is furnishing this joint proxy statement/prospectus to its stockholders in connection with the solicitation of proxies to be voted at the Marine Products special meeting (or any adjournment or postponement thereof) that Marine Products has called to consider and vote on the merger agreement proposal, the merger-related compensation proposal, and the Marine Products adjournment proposal.

Date, Time, Place, and Purpose of the Marine Products Special Meeting

Together with this joint proxy statement/prospectus, Marine Products is also sending Marine Products stockholders a notice of the Marine Products special meeting and a form of proxy card that is solicited by the Marine Products board for use at the Marine Products special meeting to be held virtually at 8:00 a.m., Eastern Time, on May 12, 2026 (unless it is adjourned or postponed to a later date), via live audio webcast at https://web.viewproxy.com/mpx/2026. In order to attend the Marine Products special meeting you must pre-register at https://web.viewproxy.com/mpx/2026 by 11:59 p.m., Eastern Time on May 11, 2026.

Marine Products is holding the Marine Products special meeting for the following purposes:

1.	to consider and vote on the merger agreement proposal;

2.	to consider and vote on the merger-related compensation proposal; and

3.	to consider and vote on the Marine Products adjournment proposal.

Marine Products will transact no other business at the Marine Products special meeting, except for business set forth in the notice of the Marine Products special meeting.

Recommendation of the Marine Products Board

The special committee has, upon the terms and subject to the conditions set forth in the merger agreement, unanimously (i) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of, Marine Products and the unaffiliated stockholders and (ii) made the special committee recommendation.

Acting upon the special committee recommendation, the Marine Products board has, upon the terms and subject to the conditions set forth in the merger agreement, unanimously (i) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of Marine Products and its stockholders in their capacity as such, including the unaffiliated stockholders, (ii) approved, adopted, and declared advisable the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, (iii) directed that the merger agreement be submitted to the stockholders of Marine Products for their adoption, and (iv) made the Marine Products board recommendation. The Marine Products board unanimously recommends that Marine Products stockholders vote “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal, and “FOR” the Marine Products adjournment proposal. For a summary of the factors considered by the Marine Products board in reaching its decision to approve, and the special committee in reaching its decision to recommend that the Marine Products board approve, the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the mergers, see “The Mergers—Marine Products Board’s and Special Committee’s Recommendations and Reasons for the Mergers.”

Marine Products Record Date; Outstanding Shares; Stockholders Entitled to Vote

The Marine Products record date is March 30, 2026. Only holders of record of Marine Products common stock as of the close of business on the Marine Products record date are entitled to notice of, and to vote at, the Marine

Products special meeting or any adjournment or postponement thereof, unless a new record date is set in connection with any adjournment or postponement of the Marine Products special meeting. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 35,234,398 issued and outstanding shares of Marine Products common stock. At the Marine Products special meeting, each Marine Products stockholder entitled to vote at the Marine Products special meeting is entitled to one (1) vote per share of Marine Products common stock held by such stockholder. As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, approximately 358 Marine Products stockholders of record held issued and outstanding Marine Products common stock.

Quorum

The Marine Products bylaws require that there be a quorum at the Marine Products special meeting in order for Marine Products to hold a vote on the merger agreement proposal or the merger-related compensation proposal. The Marine Products bylaws provide that a quorum at the Marine Products special meeting is the presence, in person or represented by proxy, of holders of a majority of the Marine Products common stock outstanding and entitled to vote. An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. An abstention from voting will be deemed present at the Marine Products special meeting for the purpose of determining the presence of a quorum. Shares of Marine Products common stock held in “street name” through a bank, broker, nominee, trustee, or other record holder with respect to which the beneficial owner fails to give voting instructions to the bank, broker, nominee, trustee, or other record holder, and shares of Marine Products common stock with respect to which the beneficial owner otherwise fails to vote, will not be deemed present at the Marine Products special meeting for the purpose of determining the presence of a quorum. Failure of a quorum at the Marine Products special meeting may result in an adjournment of the Marine Products special meeting and may subject Marine Products to additional costs and expenses.

Required Vote

Approval of the merger agreement proposal requires the affirmative vote of a majority of the outstanding shares of Marine Products common stock entitled to vote thereon. A vote to abstain, and any failure of a Marine Products stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a Marine Products stockholder to vote “FOR” the merger agreement proposal, will have the same effect as a vote against the merger agreement proposal because such abstention or failure to vote does not count as an affirmative vote. Approval of the merger agreement proposal is required to complete the transactions contemplated by the merger agreement. Contemporaneously with the execution of the merger agreement, the specified stockholders entered into the voting agreement with respect to all shares of Marine Products common stock owned by the specified stockholders, which constituted approximately 69.1% of the total voting power of the outstanding shares of Marine Products common stock as of the date of the merger agreement, pursuant to which the specified stockholders agreed to, among other things, vote in favor of the merger agreement proposal, subject to the terms and conditions thereof. Accordingly, unless the voting agreement is terminated in connection with Marine Products’ receipt of a superior proposal or otherwise in accordance with the terms of the voting agreement, we expect that the merger agreement will be adopted and approved by Marine Products stockholders at the Marine Products special meeting. However, your vote is important and we encourage you to vote your shares. For a description of the voting agreement, see “The Merger Agreement—Ancillary Agreements—Voting Agreement.”

Approval of the merger-related compensation proposal, which is a non-binding advisory vote, requires the affirmative vote of the holders of a majority of the shares of Marine Products common stock present in person or represented by proxy and entitled to vote on the merger-related compensation proposal. Shares present in person or by proxy at the Marine Products special meeting but abstaining from voting will be treated as having the effect as a vote against the merger-related compensation proposal. The failure of a Marine Products stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a Marine Products stockholder to attend the Marine Products special meeting will have no effect on the outcome of the merger-related compensation proposal.

Approval of the Marine Products adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Marine Products common stock present in person or represented by proxy and entitled to vote on the adjournment proposal. Shares present in person or by proxy at the Marine Products special meeting but abstaining from voting will be treated as having the effect as a vote against the Marine Products adjournment proposal. The failure of a Marine Products stockholder who holds his, her, or its shares in “street name” through a bank, broker, nominee, trustee, or other record holder to give voting instructions to that bank, broker, nominee, trustee, or other record holder, or any other failure of a Marine Products stockholder to attend the Marine Products special meeting will have no effect on the outcome of the Marine Products adjournment proposal.

Voting Rights; Proxies; Revocation

Marine Products stockholders may vote their shares at the Marine Products special meeting virtually or by proxy.

Voting By Proxy

To vote by proxy, a Marine Products stockholder may vote through the internet or by telephone or mail as follows:

•	TO VOTE THROUGH THE INTERNET OR BY TELEPHONE

•

If you hold shares of Marine Products common stock directly in your name as a stockholder of record, you may vote through the internet at https://AALvote.com/MPXSM until 11:59 p.m. Eastern Time, on May 11, 2026 or by telephone by calling 1-866-804-9616 until 11:59 p.m. Eastern Time, on May 11, 2026. In order to vote your shares through the internet or by telephone, you will need the control number on your enclosed proxy card (which is unique to each Marine Products stockholder to ensure all voting instructions are genuine and to prevent duplicate voting). If you choose to submit your proxy through the internet or by telephone, your proxy must be received by 11:59 p.m. Eastern Time, on May 11, 2026 in order to be counted at the Marine Products special meeting.

•

If you hold your shares of Marine Products common stock in “street name” through a bank, broker, nominee, trustee, or other record holder, please contact such entity for instructions on how to vote your shares of Marine Products common stock at the Marine Products special meeting. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other record holder with these materials.

•	TO VOTE BY MAIL

•

If you hold shares of Marine Products common stock directly in your name as a stockholder of record, you may vote by mail by completing and signing your enclosed proxy card and returning it using the postage-paid envelope provided, or mailing it to Alliance Advisors, LLC, ATTN: Tabulation, 150 Clove Road, Suite 400, Little Falls, New Jersey 07424. If voting by mail, your proxy card must be received no later than the close of business on May 11, 2026, in order for your vote to be counted at the Marine Products special meeting.

•

If you hold shares of Marine Products in “street name” through a bank, broker, nominee, trustee, or other record holder, please contact such entity for instructions on how to vote your shares of Marine Products common stock at the Marine Products special meeting. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other record holder with these materials.

Revoking Your Vote

Even if you vote through the internet or by telephone, or you complete and return a proxy card, if you hold shares of Marine Products common stock directly in your name as a stockholder of record, you may revoke your vote at any time before the closing of the polls at the Marine Products special meeting by taking one of the following actions:

•

giving written notice of revocation to Marine Products’ Corporate Secretary at Marine Products Corporation, 2801 Buford Highway, Suite 300, Atlanta, Georgia 30329, which must be received before the time that the proxy you wish to revoke is voted at the Marine Products special meeting;

•	submitting new voting instructions over the telephone or the internet by 11:59 p.m., Eastern Time, on May 11, 2026;

•	delivering a new, validly completed, later-dated proxy card by mail that is received no later than the close of business on May 11, 2026; or

•	joining the Marine Products special meeting and voting virtually during the meeting.

If you hold your shares in “street name” through a bank, broker, nominee, trustee, or other record holder, you must contact your bank, broker, nominee, trustee, or other record holder to change your vote or obtain a written legal proxy to vote your shares if you wish to cast your vote in person at the Marine Products special meeting.

Generally

If your shares are held in “street name” in a stock brokerage account or by a bank, broker, nominee, trustee, or other record holder, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other record holder. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction form directly to Marine Products. Your bank, broker, nominee, trustee, or other record holder is obligated to provide you with a voting instruction form for you to use.

A broker non-vote with respect to Marine Products common stock occurs when (i) a share of Marine Products common stock held by a bank, broker, nominee, trustee, or other record holder is present, in person or represented by proxy, at a meeting of Marine Products stockholders and such bank, broker, nominee, trustee, or other record holder has discretionary authority to vote on some proposals at the meeting, (ii) the beneficial owner of that share has not instructed his, her, or its bank, broker, nominee, trustee, or other record holder on how to vote on a particular proposal, and (iii) the bank, broker, nominee, trustee, or other record holder does not have discretionary voting power on such proposal. Banks, brokers, nominees, trustees, or other record holders do not have discretionary voting authority with respect to the proposals to be voted on at the Marine Products special meeting. As a result, we do not expect there to be any broker non-votes at the Marine Products special meeting.

If you are a Marine Products “street name” stockholder and you do not instruct your bank, broker, nominee, trustee, or other record holder on how to vote your shares, your shares will not be voted. This would have the same effect as a vote against the merger agreement proposal; assuming a quorum is present, will have no effect on the outcome of the merger-related compensation proposal and, regardless of whether a quorum is present, will have no effect on the Marine Products adjournment proposal.

All shares of Marine Products common stock that are entitled to vote at the Marine Products special meeting and are represented by a properly completed and valid proxy received by the deadlines set forth above and not revoked will be voted at the Marine Products special meeting in accordance with the instructions indicated in such proxy. If a Marine Products stockholder signs a proxy card and returns it without giving instructions for voting on any proposal, the shares of Marine Products common stock represented by that proxy card will be voted “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal, and “FOR” the Marine Products adjournment proposal.

Your vote is important, regardless of the number of shares of Marine Products common stock you own. Please complete, sign, date, and promptly return the enclosed proxy card today or authorize a proxy to vote through the internet or by phone.

Stock Ownership of and Voting by Marine Products Directors and Executive Officers

As of March 30, 2026, the last practicable trading day prior to the date of this joint proxy statement/prospectus, Marine Products’ directors and executive officers and their affiliates beneficially owned in the aggregate 26,430,499 shares of Marine Products common stock entitled to vote at the Marine Products special meeting, which represents approximately 75.0% of the shares of Marine Products common stock entitled to vote at the Marine Products special meeting.

Of this amount, Amy R. Kreisler and Timothy C. Rollins, each of whom serve on the Marine Products board and are specified stockholders, beneficially owned with the other specified stockholders approximately 69.1% of the total voting power of the outstanding shares of Marine Products common stock as of the date of the merger agreement. Further, the specified stockholders, have entered into the voting agreement, pursuant to which they have agreed to, among other things, vote all shares of Marine Products common stock owned by such specified stockholders in favor of the merger agreement proposal and the Marine Products adjournment proposal, subject to the terms and conditions thereof.

Each of Marine Products’ directors and executive officers is expected, as of the date of this joint proxy statement/prospectus, to vote his or her shares of Marine Products common stock “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal, and “FOR” the Marine Products adjournment proposal, although none of Marine Products’ directors and executive officers (other than in the case of Ms. Kreisler and Mr. Rollins) have entered into any agreement requiring them to do so.

Solicitation of Proxies; Expenses of Solicitation

The Marine Products board is soliciting proxies with respect to the merger agreement proposal, the merger-related compensation proposal, and the Marine Products adjournment proposal, and Marine Products will bear the costs and expenses of that solicitation, including the costs of filing, printing, and mailing this joint proxy statement/prospectus. Marine Products has engaged Alliance Advisors, LLC to assist in the solicitation of proxies for the Marine Products special meeting, and Marine Products has agreed to pay Alliance Advisors, LLC an estimated fee of $10,000, plus its reasonable out-of-pocket expenses incurred in connection with the solicitation.

In addition to the mailing of the notices and proxy materials, proxies may be solicited by personal interview, telephone, and electronic communication by the directors, officers, and employees of Marine Products acting without special compensation. Marine Products also makes arrangements with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the street name holders of shares held of record by such individuals, and Marine Products will reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with the solicitation.

THE MERGERS

The following discussion contains certain information about the mergers. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference. We urge you to read carefully this entire joint proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the mergers.

Background of the Mergers

Each of the Marine Products board and Marine Products’ management, and the MasterCraft board and MasterCraft’s management, regularly review and assess Marine Products’ and MasterCraft’s respective performance, strategy, financial position, opportunities and risks in light of business and economic conditions, developments in the recreational marine manufacturing industry and potential future industry developments. These regular reviews, conducted at the direction of the Marine Products board and the MasterCraft board, respectively, have included evaluations of their current business plans and the potential risks and benefits of maintaining the status quo and continuing to execute on their respective standalone plans, as well as consideration of a range of strategic and operating alternatives, including potential partnerships, divestitures, acquisitions and financing transactions.

During the second-half of 2021, Marine Products, assisted by Truist Securities and another nationally recognized investment banking firm as potential underwriters, pursued a publicly marketed secondary offering to increase liquidity for Marine Products’ common stock. Marine Products subsequently abandoned these efforts in November 2021. Despite significant strength in the recreational marine market at that time, the Marine Products board and management determined that it was likely that the price at which such a transaction could be completed was not sufficiently attractive compared to prevailing market prices and the prices at which other companies historically executed publicly marketed secondary offerings.

Over the following several quarters, the recreational marine manufacturing industry entered the beginning of a “down” cycle, as demand began to soften from several factors, including the after effects of significant “pull-forward” demand during 2020 through 2021 driven in part by the heightened desire for outdoor recreation and economic stimulus measures implemented in response to the COVID-19 pandemic, supply chain issues associated with the war in Ukraine and rising interest rates.

In October 2023, as part of its routine outreach and dialogue with recreational marine manufacturing industry participants, representatives of Truist Securities met with representatives of the family office for the Rollins family, which is the beneficial owner of LOR, Marine Products’ largest stockholder, to discuss, among other topics, potential liquidity and strategic alternatives available to Marine Products, with the goal of enhancing stockholder value. During this meeting, Truist Securities identified several hypothetical partners for a business combination, including MasterCraft, but no immediate actions were taken.

On March 19, 2025, representatives of Truist Securities met with LOR as part of a routine outreach and dialogue to discuss market conditions within the recreational marine manufacturing industry. The parties also discussed a range of potential strategic and liquidity alternatives that might be available to Marine Products, including a possible combination with MasterCraft or other recreational marine companies.

On April 15, 2025, a meeting of the LOR board of directors was held, which representatives of Truist Securities were requested to attend. At this meeting, Truist Securities provided the LOR board of directors with a high-level overview of various potential strategic and liquidity alternatives that might be available to Marine Products, including a combination with MasterCraft or with Company A, another publicly traded company in the recreational marine manufacturing industry, which we refer to as “Company A”. This overview was subsequently shared with the Marine Products board.

Later in April 2025, LOR requested that Truist Securities contact MasterCraft and Company A to assess each company’s interest in an introductory meeting with representatives of LOR and Marine Products’ management to discuss industry dynamics and whether a strategic transaction with Marine Products might merit further exploration.

On April 22, 2025, as requested, representatives of Truist Securities contacted the Chairman of the Board and Chief Executive Officer of Company A to assess Company A’s interest in an introductory meeting with representatives of LOR and Marine Products’ management. Although the Chairman of the Board and Chief Executive Officer of Company A thereafter expressed interest in such a meeting, LOR subsequently determined that, given the significant overlap in the brand portfolios of Company A and Marine Products, discussions regarding a strategic transaction between Company A and Marine Products were unlikely to be productive.

Also on April 22, 2025, as requested, representatives of Truist Securities contacted Mr. Brad Nelson, Chief Executive Officer of MasterCraft, to assess MasterCraft’s interest in an introductory meeting with representatives of LOR and Marine Products’ management. Promptly thereafter, Mr. Nelson informed Mr. Roch Lambert, Chairman of the MasterCraft board, of his conversation with Truist Securities, and Mr. Nelson and Mr. Lambert aligned on next steps, which included contacting potential financial advisors, including representatives of Wells Fargo, to discuss serving as MasterCraft’s financial advisor for a potential transaction, and K&S, MasterCraft’s existing legal counsel, regarding the same.

On April 28, 2025 and April 29, 2025, the MasterCraft board met with members of senior management for a regularly scheduled meeting. At the meeting, Mr. Nelson provided an update to the MasterCraft board regarding his conversation with representatives of Truist Securities and the possibility of exploring a potential transaction with Marine Products. Mr. Nelson and other members of senior management also discussed with the MasterCraft board MasterCraft’s growth strategy generally, including MasterCraft’s refined mergers and acquisitions focus and potential related opportunities.

On May 12, 2025, a representative of Truist Securities had a call with Mr. Ben Palmer, Chief Executive Officer of Marine Products, to provide an update on the prior outreach to Company A and MasterCraft.

In June 2025, MasterCraft engaged Wells Fargo to act as its financial advisor in connection with a potential transaction. Wells Fargo was engaged based on its qualifications, reputation, experience and familiarity with MasterCraft and the industry in which MasterCraft operates. Prior to its formal engagement, Wells Fargo provided a relationship disclosure letter to MasterCraft that disclosed the absence of material relationships with MasterCraft, Marine Products and LOR during the prior two-year period. The relationship disclosure letter confirmed there were no potential conflicts of interest that would preclude Wells Fargo’s engagement. Subsequently, on December 18, 2025, MasterCraft formally executed an engagement letter with Wells Fargo.

On June 11, 2025, representatives of management and the Marine Products board, including Mr. Palmer, representatives of management and the MasterCraft board, including Mr. Nelson, and representatives of LOR held an introductory meeting to discuss, at a high level, industry dynamics and whether a strategic transaction between Marine Products and MasterCraft might merit further exploration. No specific terms were proposed, and no commitments were made during the meeting regarding a potential transaction. Promptly afterwards, Mr. Nelson provided an update to Mr. Lambert about the discussion and they aligned on next steps, which they agreed would likely include execution of a customary mutual non-disclosure agreement with Marine Products.

On June 16, 2025, MasterCraft provided Marine Products with a draft mutual non-disclosure and standstill agreement in order to facilitate the exchange of non-public information by both parties so that Marine Products and MasterCraft could further explore whether a potential transaction would be in the best interests of both companies and their respective stockholders. On June 19, 2025, Marine Products and MasterCraft executed the mutual non-disclosure and standstill agreement.

On June 23, 2025, a meeting of the Marine Products board was held. At this meeting, the Marine Products board discussed a range of potential strategic alternatives available to the company, including a potential transaction with MasterCraft, and Mr. Palmer provided an update on his initial discussions with Mr. Nelson. After discussion, the Marine Products board authorized Marine Products management to continue exploring the viability of a potential transaction with MasterCraft.

On June 25, 2025, Mr. Palmer had a discussion with representatives of LOR to provide an update to LOR regarding the June 23, 2025 meeting of the Marine Products board.

On July 16, 2025, representatives of Marine Products and MasterCraft, including Mr. Richard Hubbell, Executive Chairman of the Marine Products board, and Messrs. Lambert, Palmer, and Nelson and Mr. Timothy C. Rollins, a member of the Marine Products board, attended an introductory dinner in Atlanta, Georgia. No specific terms were proposed, and no commitments were made regarding a potential transaction. Representatives of Marine Products informed the representatives of MasterCraft that the Marine Products board was focused on maintaining the status quo at that time, but it would evaluate any proposal regarding a potential transaction proposed by MasterCraft.

On July 17, 2025, Messrs. Nelson and Lambert met with representatives of Wells Fargo and K&S to discuss the introductory dinner and the appropriate next steps to assess whether pursuing a potential transaction with Marine Products would be in MasterCraft’s and its stockholders’ best interests.

On July 21, 2025, the MasterCraft board met with members of senior management and representatives of K&S. Messrs. Nelson and Lambert updated the MasterCraft board regarding the introductory dinner and the subsequent meeting with representatives of Wells Fargo and K&S. Following a discussion, the MasterCraft board authorized management to further engage with Wells Fargo and continue to explore the merits of making a proposal to Marine Products. Later on July 21, 2025, Messrs. Nelson and Palmer held a call in which Mr. Nelson noted that the MasterCraft board and its advisors were engaged and actively exploring whether a potential transaction with Marine Products would be actionable.

On August 4, 2025 and August 5, 2025, the standing strategy committee of the MasterCraft board, which we refer to as the “strategy committee”, met with members of senior management and representatives of Wells Fargo and K&S to discuss the potential transaction with Marine Products. All members of the MasterCraft board attended the strategy committee meeting. During the meeting, representatives of Wells Fargo provided an overview of the businesses and share price performance of MasterCraft and Marine Products over time, as well as a historical implied exchange ratio and contribution analysis. They also reviewed and discussed with the directors in attendance a preliminary and illustrative financial analysis of both MasterCraft and Marine Products, including an illustration of possible equity ownership splits between MasterCraft and Marine Products stockholders in the combined company based on different levels of cash and stock merger consideration. During this discussion, representatives of Wells Fargo noted that their preliminary analysis suggested that Marine Products’ stock traded at a premium relative to MasterCraft’s stock, which would support a Marine Products valuation in a potential transaction that was below its current trading price due to expectations regarding the trajectory of the combined company’s business and the relative financial contribution of each company, among other factors. Representatives of Wells Fargo then reviewed with the MasterCraft board the potential impact of varying levels of discounts to Marine Products’ trading price on pro forma equity ownership splits between MasterCraft and Marine Products stockholders in the combined company. Also during the meeting, representatives of K&S discussed the fiduciary duties of the MasterCraft board in general and in the context of a potential transaction. Following discussion, the MasterCraft board requested that a non-binding indication of interest be prepared for the MasterCraft board’s review and consideration.

On August 7, 2025, the MasterCraft board met again with members of senior management and representatives of Wells Fargo and K&S to review the terms of a potential non-binding indication of interest. Representatives of Wells Fargo led a discussion with the MasterCraft board regarding potential approaches for providing a proposal to Marine Products and an analysis of potential proposals that contemplated different levels of cash and stock merger consideration. After discussion and based on the MasterCraft board’s belief in the future trajectory of the combined company’s business, the relative financial contribution of each company, relative stock prices and trading volume, and desire to provide liquidity to Marine Products stockholders, the MasterCraft board authorized further discussions with Marine Products, including providing a non-binding indication of interest to Marine Products that contemplated an acquisition of Marine Products by MasterCraft, whereby Marine Products stockholders would receive merger consideration comprised of approximately 75% MasterCraft stock and 25% cash at an implied value of $6.39 to $7.53 per share of Marine Products common stock.

On August 12, 2025, Mr. Palmer and Mr. Nelson discussed the possibility of a strategic transaction between Marine Products and MasterCraft. Following the call, Mr. Nelson sent a non-binding indication of interest to Mr. Palmer, proposing the acquisition of Marine Products by MasterCraft, whereby Marine Products stockholders would receive $2.00 in cash per Marine Products share and additional consideration of $4.39 to $5.53 per Marine Products share in the form of newly issued shares of MasterCraft common stock at a fixed exchange ratio based on the trading price of MasterCraft common stock immediately prior to the signing of a definitive agreement, with the exact exchange ratio subject to confirmatory due diligence. After giving effect to the potential transaction and the proposed mix of stock and cash, MasterCraft stockholders would own between 63.4% and 68.6% of the combined company, with Marine Products stockholders owning between 31.4% and 36.6%. The non-binding indication of interest requested a 45-day exclusivity period during which the parties would work toward a definitive agreement.

On August 25, 2025, representatives of Wells Fargo and Truist Securities met by phone to discuss Marine Products’ initial reaction to MasterCraft’s August 12 proposal. Representatives of Truist Securities indicated that Marine Products was reviewing the proposal and may request financial forecasts from MasterCraft to assist in evaluating the proposal.

On August 28, 2025, the Marine Products board met, with members of senior management and representatives of Truist Securities, LOR, and A&B, legal counsel to Marine Products, present. After an overview of MasterCraft’s August 12 proposal and a discussion regarding A&B’s absence of material relationships with Marine Products, MasterCraft and other entities associated with the Rollins family, the Marine Products board ratified the engagement of A&B as legal counsel to Marine Products. Following the Marine Products board’s review of previously requested information regarding Truist Securities’ material investment banking relationships with Marine Products, MasterCraft and the Rollins family during the prior two-year period, which information the Marine Products board determined presented no conflicts of interest that would preclude Truist’s engagement, the Marine Products board ratified the engagement of Truist Securities as financial advisor to Marine Products taking into consideration its qualifications, reputation, experience and familiarity with Marine Products and the recreational marine manufacturing industry. A representative of A&B discussed the fiduciary duties of the Marine Products board, including in the context of a potential business combination, and Truist Securities provided a preliminary overview of Marine Products’ current stock price and recent financial performance. The Marine Products board also reviewed and discussed the assumptions underlying a preliminary set of financial estimates of Marine Products’ performance prepared by management and requested that management revise and refine the information for the Marine Products board’s further review. The Marine Products board also instructed Truist Securities to request similar financial information from MasterCraft and authorized senior management of Marine Products to continue preliminary discussions regarding a potential transaction with MasterCraft. Also at this meeting, the Marine Products board authorized the formation of a transaction committee, which we refer to as the “transaction committee”, of the Marine Products board consisting of Mr. Stephen E. Lewis, Mr. Patrick J. Gunning, Mr. Jerry W. Nix and Mr. Palmer (with Mr. Lewis serving as chair) to facilitate an appropriate level of regular board oversight and engagement with respect to a potential transaction.

On August 29, 2025, Mr. Palmer met by phone with Mr. Nelson and requested that MasterCraft provide additional financial information to Marine Products in order to facilitate Marine Products’ review of MasterCraft’s proposal. Later that day, in accordance with the Marine Products board’s instructions, representatives of Truist Securities also requested the same information from representatives of Wells Fargo.

On September 15, 2025, Marine Products management circulated to the transaction committee financial forecasts for Marine Products based on business performance to date, which reflected better than anticipated order volumes and increased production levels. These financial forecasts were circulated to the full Marine Products board the next day.

On September 17, 2025, representatives of Wells Fargo and Truist Securities met by phone to discuss the status of Marine Products’ review of the August 12 proposal. Representatives of Truist Securities indicated that they would be in contact following an upcoming meeting of the Marine Products board scheduled for the following week.

On September 18, 2025, the transaction committee met with representatives of Marine Products’ senior management, Truist Securities, A&B and LOR also present. The transaction committee and Marine Products’ advisors discussed the updated financial forecasts provided by Marine Products’ management, the financial forecasts provided by MasterCraft and financial aspects of MasterCraft’s proposal. The transaction committee and Marine Products’ advisors discussed their belief that there were limited potential transaction parties within the recreational marine manufacturing industry that likely would be positioned to make a comparable offer to MasterCraft’s given Marine Products’ historical financial performance and trading history, industry conditions and relative product brands and offerings. The transaction committee and Marine Products’ advisors also discussed their belief that interest from potential financial and private equity buyers would likely be limited given many of the same factors, as well as the historical cyclicality of and the past performance of private equity investments in the recreational marine manufacturing industry. After discussion of the opportunity for Marine Products stockholders to participate in potential appreciation in future industry recovery and growth as part of a larger company after a combination with MasterCraft, the transaction committee discussed responding to MasterCraft’s proposal with a request to explore an all-stock transaction in which both companies would be valued at their prevailing market prices, given the prices at which Marine Products’ and MasterCraft’s respective common stock was then trading. The resulting price would be an implied price per share to Marine Products’ stockholders that included neither a premium nor a discount for Marine Products’ then-current stock price. The transaction committee then requested that the matters discussed at the meeting be presented to the full Marine Products board.

On September 23, 2025, the Marine Products board, which included the members of the transaction committee, met with members of Marine Products’ senior management and representatives of Truist Securities, A&B and LOR also present. At this meeting, the matters discussed at the transaction committee meeting on September 18, 2025 were reviewed and discussed with the full Marine Products board. After discussion, the Marine Products board instructed Truist Securities and Mr. Palmer to respond to MasterCraft that the Marine Products board would be supportive of pursuing an all-stock transaction in which Marine Products stockholders would receive an aggregate of 46% to 48% of the combined company based on the relative trading prices of MasterCraft’s and Marine Products’ respective common stock at that time and the combined company would have a board of directors consisting of members that reflected the economic interests of the legacy stockholder bases of Marine Products and MasterCraft.

On September 25, 2025, Mr. Palmer met by phone with Mr. Nelson to provide, on behalf of Marine Products, this counterproposal. Mr. Palmer subsequently confirmed this counterproposal in writing, which noted that LOR was not focused on immediate liquidity for its investment in Marine Products. Promptly thereafter, Mr. Nelson called Mr. Lambert and informed him of Marine Products’ written counterproposal.

On September 29, 2025, representatives of Wells Fargo and Truist Securities met by phone to discuss the status of MasterCraft’s review of Marine Products’ counterproposal. Representatives of Wells Fargo indicated that they would likely need to conduct additional due diligence focused on the parties’ forecasts and synergies estimates to better understand and verify the assumptions underlying Marine Products’ counterproposal and that they expected to relay the same to the MasterCraft board at its next meeting.

On October 1, 2025, the MasterCraft board met with members of senior management and representatives of Wells Fargo and K&S to discuss Marine Products’ counterproposal. At the meeting, representatives of Wells Fargo provided an overview of the material terms of Marine Products’ counterproposal and noted both that Marine Products’ stock price traded at a higher valuation relative to its peers and that Marine Products’ counterproposal assumed approximately $8 million in synergies. Representatives of Wells Fargo indicated that they would need to conduct further due diligence on MasterCraft and Marine Products’ forecasts and the assumed $8 million in synergies to better understand Marine Products’ counterproposal before advising the MasterCraft board as to potential next steps with Marine Products. Following a discussion among the MasterCraft board and its advisors, the MasterCraft board authorized members of senior management and representatives of Wells Fargo and K&S to undertake a focused and expedited due diligence exercise, including obtaining and reviewing Marine Products’ financial forecasts and business information and also to share MasterCraft’s financial forecasts with Marine Products.

On October 13, 2025 and October 14, 2025, senior management from both Marine Products and MasterCraft, along with representatives of Truist Securities and Wells Fargo, met in Atlanta, Georgia to discuss the historical financial performance and financial forecasts of each of Marine Products and MasterCraft, possible synergies associated with the combination of the two companies and other preliminary considerations.

On October 23, 2025, the MasterCraft board met with members of senior management and representatives of Wells Fargo and K&S to receive an update from representatives of Wells Fargo regarding its due diligence findings. At the meeting, representatives of Wells Fargo noted that both MasterCraft and Marine Products had exchanged financial forecasts and MasterCraft’s and Marine Products’ respective management teams and financial advisors had met in Atlanta, Georgia for an in-person preliminary diligence discussion. They also reviewed with the MasterCraft board both companies’ share price performance, financial forecasts, potential synergies in a potential transaction and certain key operating metrics of MasterCraft. Following a discussion, Mr. Nelson suggested that further discussion of potential next steps regarding Marine Products’ counterproposal be continued at an upcoming MasterCraft strategy committee meeting.

On October 28, 2025, the strategy committee met with members of senior management and representatives of Wells Fargo and K&S to explore potential responses to Marine Products’ counterproposal. All members of the MasterCraft board attended the strategy committee meeting. During the meeting, representatives of Wells Fargo provided an overview of certain preliminary financial analyses, informed by their due diligence, of Marine Products and MasterCraft’s financial forecasts and synergies estimates and reviewed the terms of various potential counterproposals that MasterCraft could propose to Marine Products. Following discussion, representatives of Wells Fargo reviewed with the MasterCraft board the merits of proposing that Marine Products stockholders receive $2.00 per Marine Products share and own an aggregate of 33.5% of the equity of the combined company. Representatives of Wells Fargo also reviewed with the MasterCraft board potential strategic alternatives that MasterCraft could pursue aside from a combination with Marine Products, which included maintaining the “status quo”, pursuing mid-size acquisitions, or a sale to a financial or a strategic acquiror. The directors discussed the advantages and disadvantages of these potential alternatives and determined that continuing to pursue a potential transaction with Marine Products was in the best interests of MasterCraft and its stockholders at that time. After discussion, the MasterCraft board authorized MasterCraft’s senior management and its advisors to make a counterproposal to Marine Products whereby Marine Products stockholders would receive $2.00 per Marine Products share (approximately $72 million in the aggregate) and own an aggregate of 33.5% of the combined company, for an implied price per share to Marine Products’ stockholders of $7.90 based on the closing share price of Marine Products on October 24, 2025, and to also propose that Marine Products would receive the right to designate two new members of the combined company’s board of directors at closing.

Also on October 28, 2025, the Marine Products board held a regularly scheduled meeting, during which an update was provided regarding the company’s negotiations with MasterCraft.

On October 31, 2025, Mr. Nelson spoke with Mr. Palmer and proposed a combination of Marine Products and MasterCraft, under which Marine Products’ stockholders would receive $2.00 in cash per Marine Products share

(approximately $72 million in the aggregate) and MasterCraft stock so that, at closing, Marine Products’ stockholders would own an aggregate of 33.5% of the combined company. Marine Products would also have the right to designate two new members of the combined company’s board at closing. Mr. Nelson subsequently confirmed this proposal in writing.

On November 7, 2025, management of Marine Products provided the members of the transaction committee with a revised set of financial forecasts based on business performance to date, which reflected increased revenues associated with higher production levels and an associated increase in fixed cost absorption.

On November 11, 2025, the transaction committee met, with representatives of Marine Products senior management, Truist Securities, A&B and LOR present. During this meeting, Truist Securities discussed financial aspects of MasterCraft’s October 31, 2025 proposal relative to its prior proposals. After discussion, the transaction committee determined that, subject to further due diligence, Marine Products could accept a 33.5% pro forma ownership interest of Marine Products’ stockholders in the combined company, but would require improvement in other terms, including an increase in the amount of cash consideration contemplated by MasterCraft’s proposal to $100 million in the aggregate and the right to designate members of MasterCraft’s board of directors proportional to Marine Products’ stockholders pro forma ownership of the combined company. The transaction committee instructed Truist Securities to relay the same to Wells Fargo.

On November 12, 2025, in accordance with the transaction committee’s instructions, representatives of Truist Securities spoke with representatives of Wells Fargo and relayed the transaction committee’s feedback as discussed at its November 11, 2025 meeting.

On November 13, 2025, Marine Products management circulated to the transaction committee a further updated set of financial forecasts with respect to Marine Products based on business performance to date, which reflected a reduction in estimated cost savings associated with changes to certain purchasing practices. Such forecasts were subsequently approved by the transaction committee.

On November 17, 2025, the MasterCraft board met with members of senior management and representatives of Wells Fargo, and K&S to discuss the potential transaction with Marine Products and Marine Products’ latest counterproposal. Representatives of Wells Fargo provided an overview of Marine Products’ latest counterproposal and reviewed with the MasterCraft board the terms of a potential counterproposal to Marine Products that would increase the cash consideration in the transaction while maintaining the same equity ownership split of the combined company. Following a discussion, representatives of K&S also reviewed with the MasterCraft board a draft indicative summary of proposed terms summarizing MasterCraft’s position on certain key terms of the proposed transaction that MasterCraft could send to Marine Products to facilitate further discussions and negotiations. Those terms included transaction structure, exclusive transaction negotiations to be entered into by the parties, the combined company’s management team and composition of its board of directors (which would include two Marine Products designees to be mutually agreed upon), voting agreements to be entered into by LOR and its affiliates along with a “force the vote” provision, the “lockup” that would apply to shares received by LOR and its affiliates and a proposed termination fee. Following a discussion, the MasterCraft board authorized sending Marine Products the summary of proposed terms. The MasterCraft board also approved a counterproposal whereby Marine Products’ stockholders would own 33.5% of the combined company and receive approximately $86 million of cash in the aggregate. In addition, the MasterCraft board authorized Mr. Lambert to finalize and negotiate an exclusivity agreement, which contemplated a 45-day exclusivity period with two additional successive one-week extensions upon written notice if the parties were continuing to work in good faith, and a summary of proposed terms consistent with these parameters, and to lead subsequent price discussions, if any.

On November 18, 2025, representatives of Wells Fargo discussed with representatives of Truist Securities Marine Products’ request for proportional board representation as part of its November 11, 2025 counterproposal. On November 19, 2025, representatives of A&B held a follow-up call with representatives of K&S to discuss the same.

Later on November 19, 2025, the MasterCraft board met with members of senior management and K&S to receive an update on the potential transaction with Marine Products. At the meeting, representatives of K&S reported that earlier in the day A&B clarified Marine Products’ request to be able to designate three new members of the combined company’s board of directors at closing, instead of two new members. K&S also relayed that two of these three designees would be designated by LOR. Representatives of K&S then reviewed for the MasterCraft board the standards of judicial review that could potentially be applicable to the proposed transaction. Following a discussion, the MasterCraft board authorized MasterCraft and its advisors to inform Marine Products that MasterCraft would be prepared to consider three designated directors, subject to mutual agreement of the parties on the identity of such designees.

Also on November 19, 2025, representatives of Wells Fargo provided, on behalf of MasterCraft, to Truist Securities a draft summary of proposed terms and exclusivity agreement with respect to a combination of MasterCraft and Marine Products. The summary contemplated:

•	aggregate cash consideration for Marine Products stockholders of $86 million, or approximately $2.43 per Marine Products share;

•	a pro forma ownership for Marine Products stockholders of an aggregate of 33.5% of the combined company based on a fixed exchange ratio;

•	the right of Marine Products to designate three MasterCraft board members, but without any “protected period” for these directors to be designated post-closing;

•

a “force the vote” provision, whereby, upon receipt of an unsolicited superior proposal, Marine Products would not have the right to terminate the agreement with MasterCraft and would instead be required to submit the transaction with MasterCraft to a stockholder vote;

•	the execution by LOR of a voting agreement in support of the transaction, which would partially fall away in the event of an unsolicited superior proposal;

•	an 18-month post-closing lock-up applicable to shares of MasterCraft held by LOR, with one-third of shares released in six-month increments following closing;

•	a termination fee equal to 4.25% of the equity value of Marine Products; and

•	the negotiation and finalization of definitive documentation prior to year-end.

On November 24, 2025, representatives of A&B spoke with representatives of K&S to discuss MasterCraft’s November 19 proposal, including the “force the vote” provision and Marine Products’ board designation rights.

On November 26, 2025, the transaction committee met with representatives of Marine Products senior management, with Truist Securities, A&B, LOR and McDermott Will & Schulte LLP, which we refer to as “MWS”, legal counsel to LOR, present. Truist Securities provided an updated financial overview of MasterCraft’s latest proposal, and representatives of A&B reviewed legal aspects of the latest proposal, including the proposed transaction structure, fixed exchange ratio, the “force the vote” provision, board designation rights and the termination fee. After discussion, the transaction committee instructed Truist Securities and A&B to communicate to MasterCraft’s advisors that the “force the vote” provision, the termination fee amount and the absence of post-closing designation rights for Marine Products’ board designees were not acceptable.

On November 30, 2025, representatives of A&B spoke with representatives of K&S and provided the feedback authorized by the transaction committee during the transaction committee’s November 26 meeting.

Later on November 30, 2025, the MasterCraft board met with members of senior management and representatives of Wells Fargo and K&S to receive an update on the latest discussions with Truist Securities and A&B. Representatives of K&S and Wells Fargo reviewed with the MasterCraft board that Marine Products rejected the “force the vote” provision, the termination fee amount and the absence of post-closing protections for Marine Products’ board designees. In response to questions from the MasterCraft board, representatives of

K&S described the utility of the “force the vote” provision and representatives of Wells Fargo provided an assessment of the risk that a third-party buyer would make an unsolicited proposal to Marine Products if MasterCraft and Marine Products ultimately announced the execution of a definitive agreement. After discussion, the MasterCraft board authorized MasterCraft’s advisors to accept removal of the “force the vote” provision and to provide for one Marine Products board designee to have the right to be designated post-closing until such time as LOR’s ownership fell below 12.5% of the combined company and a termination fee equal to 4% of the equity value of Marine Products. Also at the meeting and subject to the receipt of the Marine Products board’s waiver of the restrictions of Section 203 of the DGCL, the MasterCraft board authorized Mr. Lambert to further negotiate the amount of the termination fee and additional details of a potential stockholders agreement with LOR and its affiliates, including post-closing governance issues pertaining to LOR, ownership fall-away thresholds for board designation rights and lock-up terms.

Also on November 30, 2025, following the MasterCraft board meeting, representatives of K&S communicated to A&B the counterproposal authorized by the MasterCraft board earlier in the day.

On December 3, 2025, representatives of A&B discussed with representatives of MWS and K&S potential approaches with respect to board designation rights for the board of directors of the combined company. The parties discussed LOR’s request for two designees among the three MasterCraft board seats to be designated by Marine Products and that LOR was agreeable to one of its two designees meeting NASDAQ listing standards relating to independent directors. MWS also noted that LOR envisioned a registration rights agreement relating to MasterCraft shares that was substantively similar to the existing agreement between LOR and Marine Products and was open to a limited standstill agreement with MasterCraft.

On December 4, 2025, representatives of K&S met by phone with representatives of A&B to further discuss board designation constructs and related potential independence requirements. The parties also discussed the potential applicability of Section 203 of the DGCL to the voting agreement proposed by MasterCraft in its November 19 draft proposal, and K&S requested that the Marine Products board take action to exempt from the restrictions of Section 203 of the DGCL direct discussions between LOR and MasterCraft regarding the voting agreement and post-closing governance considerations.

On December 5, 2025, representatives of A&B discussed LOR’s positions with respect to board designation rights with representatives of MWS. Representatives of A&B subsequently communicated these positions to representatives of K&S. Later that day, representatives of K&S informed representatives of A&B that MasterCraft could be willing to accept two directors designated by LOR so long as at least one designee would be considered independent under NASDAQ listing standards and heightened independence standards for eligibility to serve on MasterCraft’s audit and compensation committees. In addition, MasterCraft proposed that LOR’s board designation rights for the MasterCraft board would fall away with respect to one board seat if LOR’s ownership in MasterCraft fell below 17.5%, and with respect to the second board seat if LOR’s ownership in MasterCraft fell below 12.5%. MasterCraft also expressed the desire for LOR to agree to certain standstill restrictions with respect to its ownership of MasterCraft shares post-closing.

On December 6, 2025, representatives of A&B spoke with representatives of MWS regarding MasterCraft’s and LOR’s respective positions regarding director designee rights for the MasterCraft board. MWS informed A&B that LOR intended to designate Mr. Rollins and Mr. Callum C. Macgregor, LOR’s Vice President and General Counsel, to serve on the board of directors of the combined company.

On December 7, 2025, representatives of A&B discussed further with representatives of K&S the composition of the board of directors of the combined company.

On December 9, 2025, representatives of K&S reconfirmed to representatives of A&B MasterCraft’s previous request regarding independence requirements for LOR’s board designees on the board of directors of the combined company and proposed fall-away thresholds for such designees if LOR’s ownership in MasterCraft were to fall below 15% and 10%. MasterCraft further proposed that LOR enter into a standstill agreement with

MasterCraft, which would expire at the earlier of two years after closing or if LOR’s ownership fell below 15%, along with LOR’s agreement to vote consistently with MasterCraft’s management proposals during the standstill period. Additionally, based on feedback from the MasterCraft board, representatives of K&S suggested that a conversation between Mr. Lambert and representatives of LOR might be helpful to resolve any open points, including the post-closing governance structure, subject to the Marine Products board taking action to exempt discussions between LOR and MasterCraft from the restrictions of Section 203 of the DGCL. K&S further noted that MasterCraft was prepared to proceed with due diligence, the negotiation of definitive documentation and other workstreams upon reaching reasonable agreement on these open points.

On December 11, 2025, Mr. Nelson and Mr. Palmer discussed by phone the timing for the completion of due diligence and the negotiation of definitive documentation in light of both companies previously scheduled earnings calls in late January or early February 2026.

On December 13, 2025, representatives of K&S contacted representatives of A&B to discuss MasterCraft’s willingness to advance the completion of due diligence and the negotiation of definitive documentation despite remaining open points, subject to the entry into the previously proposed exclusivity agreement and the Marine Products board taking action to exempt discussions between LOR and MasterCraft from the restrictions of Section 203 of the DGCL.

On December 14, 2025, representatives of A&B delivered to representatives of K&S an updated draft of the proposed exclusivity agreement.

On December 15, 2025, Mr. Nelson and Mr. Palmer discussed by phone the status of the parties’ negotiations to date and the expected timing for further discussions, taking into account the holiday season.

On December 18, 2025, the Marine Products board held a meeting with representatives of Marine Products’ senior management, Truist Securities, A&B and LOR present. Truist Securities and A&B summarized the evolution of the parties’ positions with respect to various economic terms and related matters. After discussion, the Marine Products board instructed Marine Products’ management and legal and financial advisors to move forward in conducting due diligence and the negotiation of definitive documentation. Representatives of A&B provided an overview of Section 144(b) of the DGCL and discussed the benefits of forming a special committee of disinterested directors pursuant to Section 144(b) of the DGCL, including in connection with any potential conflicts arising out of any possible post-closing governance rights for LOR in a transaction with MasterCraft. Members of the Marine Products board then discussed potential members for the special committee, as well as the material interests and/or material relationships, or lack thereof, of such potential members. Representatives of A&B also provided an overview of Section 203 of the DGCL, its potential applicability to a transaction between Marine Products and MasterCraft and the steps that the Marine Products board (or a committee thereof) would need to undertake so that Section 203 of the DGCL would not apply to a transaction between Marine Products and MasterCraft, including discussions between LOR and MasterCraft.

Following discussion, the Marine Products board adopted resolutions at the meeting, which, among other things, (a) established a special committee, consisting of Mr. Lewis, Mr. Nix and Mr. Gunning, each of whom the Marine Products board in good faith determined (i) was a “disinterested director” (as defined in Section 144 of the DGCL) with respect to a potential transaction, which we refer to such transaction, together with any alternatives thereto, as the “potential transaction,” in which Marine Products would enter into a merger or other business combination transaction with one or more entities affiliated with MasterCraft and the specified stockholders, (ii) satisfied the NYSE’s criteria for determining independence from Marine Products under the NYSE rules, and (iii) satisfied the NYSE’s criteria for independence from the specified stockholders, treating the specified stockholders as if the specified stockholders were Marine Products for purposes of applying such criteria, under the NYSE rules; and (b) delegated to the special committee the power and authority, among other things, to (i) review, evaluate and negotiate (or oversee the negotiations of) the terms and conditions, and determine the advisability of the potential transaction and any documents, agreements or other instruments to be entered into by Marine Products in connection with any potential transaction, (ii) recommend to the Marine Products board the action that should be taken by the Marine Products board and Marine Products with respect to the potential transaction and any documents, agreements or other instruments to be entered into by Marine Products in connection with any potential transaction, (iii) take any and all other actions it deems necessary and advisable in light of the potential transaction, and (iv) grant one or more approvals or waivers under Section 203 of the DGCL in connection with the potential transaction in the special committee’s sole discretion.

Later on December 18, 2025, Mr. Lewis, chair of the special committee, met with a representative of Potter Anderson & Corroon LLP, which we refer to as “Potter Anderson”, to discuss the special committee’s potential engagement of Potter Anderson to serve as the special committee’s independent legal advisor. A representative of Potter Anderson conveyed to Mr. Lewis during this meeting that Potter Anderson did not have any material relationships with Marine Products, MasterCraft, LOR or the members of the Rollins family then serving on the Marine Products board.

On December 22, 2025, the special committee engaged Potter Anderson to serve as its independent legal advisor in connection with its evaluation of the potential transaction.

Later on December 22, 2025, representatives of K&S circulated to representatives of A&B a draft mutual clean team agreement to facilitate the sharing of certain non-public information.

On December 24, 2025, the special committee, acting by unanimous written consent, (i) authorized, for purposes of Section 203 of the DGCL, each of MasterCraft and the specified stockholders and any affiliate or associate thereof to engage in non-binding, preliminary discussions with respect to a voting agreement and a potential governance arrangement solely in connection with a potential transaction , which we refer to as the “Section 203 Waiver”, and (ii) approved a mutual exclusivity agreement between Marine Products and MasterCraft expiring on January 31, 2026, subject to two additional successive one-week extensions upon written notice if the parties were continuing to work in good faith, which we refer to as the “exclusivity agreement”.

Later on December 24, 2025, Marine Products and MasterCraft executed the exclusivity agreement.

On January 6, 2026, representatives of MasterCraft conducted onsite due diligence at Marine Products’ facility located in Nashville, Georgia, where Mr. Palmer and certain other Marine Products senior leaders hosted members of MasterCraft’s leadership team, along with representatives of Wells Fargo and Truist Securities.

On January 7, 2026, the special committee held a meeting with representatives of Potter Anderson present. At the meeting, representatives of Potter Anderson reviewed with the special committee, among other things, (i) the special committee’s fiduciary duties under Delaware law, (ii) the role of, and legal requirements for, a special committee formed under Section 144(b) of the DGCL, (iii) the special committee’s mandate from the Marine Products board, (iv) the disinterestedness of each special committee member, and (v) the intersection of the Marine Products board’s and special committee’s roles with respect to evaluating the potential transaction. After discussion at the meeting, the special committee determined that, notwithstanding the broad mandate delegated to it by the Marine Products board, the special committee would focus solely on the portions of the potential transaction that created potential conflicts between the specified stockholders and the stockholders of Marine Products generally and would rely on the Marine Products board and its advisors to negotiate the economic terms and other terms for the potential transaction to the extent there were no potential conflicts between the specified stockholders and the stockholders of Marine Products generally.

On January 9, 2026, representatives of K&S circulated an updated summary of terms to representatives of A&B and MWS summarizing the status of various settled and open points relating to the potential transaction in advance of a meeting between Mr. Wes Slagle, President of LOR, and Messrs. Macgregor and Lambert scheduled for January 14, 2026.

On January 12, 2026, Marine Products and MasterCraft executed the mutual clean team agreement. Later that day, representatives of A&B and K&S discussed the proposed definitive documentation to be negotiated by the parties and overall timing expectations of the parties.

On January 14, 2026, as permitted by the Section 203 Waiver, Messrs. Slagle, Macgregor and Lambert met by video to discuss the composition of the existing MasterCraft board and stockholder base, and various post-closing governance matters pertaining to LOR. Mr. Lambert indicated that the MasterCraft board could potentially be supportive of a construct in which Messrs. Rollins and Macgregor would serve initially as LOR’s designees to the MasterCraft board and director independence requirements (to the extent applicable) would pertain only to independence for purposes of NASDAQ listing standards.

On January 16, 2026, the MasterCraft board met with members of senior management and representatives of Wells Fargo and K&S to receive an update on the potential transaction with Marine Products. During the meeting, Mr. Lambert provided the full board with an update on his meeting with Messrs. Slagle and Macgregor. Also at the meeting, representatives of Wells Fargo provided a status update regarding their and MasterCraft’s due diligence generally. Representatives of K&S also provided an overview of the proposed initial drafts of the transaction documents, including a summary of key terms, along with an illustrative timeline for the proposed transaction. After discussion, the MasterCraft board authorized K&S to deliver initial drafts of the merger agreement, registration rights agreement, stockholders agreement and voting agreement to A&B and MWS.

Later on January 16, 2026 and following the MasterCraft board meeting, representatives of K&S delivered an initial draft of the merger agreement to A&B, MWS and Potter Anderson, proposing generally reciprocal representations and warranties and restrictions on the conduct of the parties’ business between signing and closing, that MasterCraft would be entitled to direct the process of obtaining required antitrust approvals, and a reciprocal termination fee equal to 4.0% of Marine Products equity value in the event that ether party terminated the merger agreement to accept a superior proposal. Also on this date, representatives of K&S delivered initial drafts of the registration rights agreement, the stockholders agreement, and the voting agreement to A&B and MWS.

On January 21, 2026, the compensation committee of the MasterCraft board, which we refer to as the “MasterCraft compensation committee”, met with members of senior management and K&S to discuss potential requests from Marine Products regarding compensation for the Marine Products executive team. At the meeting, representatives of K&S provided an overview of Marine Products’ outstanding equity awards and the parameters for determining whether a change of control has occurred in connection with any potential transaction. They also reviewed with the members of the MasterCraft compensation committee certain restrictions on the granting of equity awards, bonuses and compensation increases and other matters that would potentially apply to both Marine Products and MasterCraft following the announcement of a potential transaction and until the closing. After discussion, members of senior management left the meeting and representatives of Willis Towers Watson, MasterCraft’s executive compensation consultant, which we refer to as “WTW”, joined the meeting. Representatives of WTW and K&S then reviewed with the committee members MasterCraft executive severance plan options for their consideration.

Also on January 21, 2026, Mr. Nelson and Mr. Palmer discussed MasterCraft’s view that the proposed merger may not constitute a change of control for purposes of the award agreements governing Marine Products’ outstanding time-based-vesting restricted stock awards, which would allow for greater flexibility regarding the acceleration of vesting for those awards in connection with the potential transaction.

On January 22, 2026, the special committee held a meeting with representatives of Potter Anderson present. Representatives of Potter Anderson provided the special committee with an overview of the draft documents for the potential transaction, including aspects of the draft documents in which the interests of the specified stockholders may diverge from the interests of the unaffiliated Marine Products stockholders. The representatives of Potter Anderson also discussed with the special committee proposed changes to these draft documents for the potential transaction that were consistent with the focus of the special committee’s evaluation of the potential transaction.

After discussion of these proposed changes, the special committee authorized the representatives of Potter Anderson to distribute these comments to A&B for inclusion in the draft documentation for the potential transaction.

From January 22, 2026 through February 4, 2026, the special committee, with the assistance of Potter Anderson, monitored the draft documentation for the potential transaction for aspects in which the interests of the specified stockholders may diverge from the interests of the unaffiliated stockholders, and provided comments to A&B consistent with the focus of the special committee’s evaluation of the potential transaction.

On January 22, 2026, the Marine Products board held a meeting with members of Marine Products senior management and representatives of Truist Securities, A&B and LOR present. Representatives of A&B provided an overview of the draft merger agreement and other transaction documents delivered by K&S. After discussion, the Marine Products board instructed A&B to revise the draft merger agreement to reflect a reciprocal termination fee equal to 3.8% of Marine Products equity value, the acceleration of vesting for Marine Products restricted stock held by all employees, and shared control of the process for obtaining required antitrust approvals.

Also on January 22, 2026, representatives of K&S had a call with representatives of A&B to further discuss the treatment of Marine Products time-based-vesting restricted stock under the merger agreement.

On January 23, 2026, representatives of A&B delivered a revised draft of the merger agreement to K&S, proposing, among other things, a reciprocal termination fee equal to 3.8% of Marine Products equity value and shared control of the process for obtaining required antitrust approvals.

On January 26, 2026, the strategy committee held a meeting with members of MasterCraft senior management and representatives of Wells Fargo and K&S present. All members of the MasterCraft board attended the strategy committee meeting. At the meeting, representatives of Wells Fargo and K&S provided a general status update on due diligence. Representatives of K&S also provided an overview of the status of key deal terms in the merger agreement, stockholders agreement, registration rights agreement and voting agreement, along with proposed responses to Marine Products for the MasterCraft board’s consideration. After discussion, the MasterCraft board authorized K&S to send revised drafts of the transaction documents to A&B and MWS.

Later on January 26, 2026, Messrs. Rollins and Macgregor attended a dinner in Fort Lauderdale, Florida with members of the MasterCraft board and management in attendance. No transaction terms were discussed during the dinner.

On January 27, 2026, representatives of K&S delivered a revised draft of the merger agreement to A&B, proposing, among other things, a reciprocal termination fee equal to 3.9% of Marine Products’ equity value and MasterCraft’s control of the process for obtaining required antitrust approvals.

On January 29, 2026, the transaction committee met with representatives of A&B present to discuss the revised merger agreement. After discussion, the transaction committee instructed A&B to revise the merger agreement to reflect the acceleration of vesting for Marine Products restricted stock held by all employees other than awards that recently had been granted in January 2026, MasterCraft’s control of the process for obtaining required antitrust approvals, subject to certain limitations relating to timing, and agreement to the proposed reciprocal termination fee of 3.9% of Marine Products’ equity value. The transaction committee further instructed A&B to continue to finalize the open points in the merger agreement and other definitive documentation over the coming days.

Also on January 29, 2026, Mr. Rollins, members of senior management of Marine Products and a representative of Truist Securities traveled to MasterCraft’s headquarters in Vonore, Tennessee to meet with representatives of MasterCraft and tour MasterCraft’s manufacturing facilities. Later that day, representatives of A&B discussed with representatives of K&S Marine Products’ positions regarding various items in the merger agreement, including treatment of Marine Products’ time-based-vesting restricted stock.

On January 30, 2026, K&S notified A&B that MasterCraft was exercising its right to extend the exclusivity period under the exclusivity agreement for another seven days, through February 7, 2026.

From January 30 to February 3, 2026, the parties worked to finalize the merger agreement and related transaction documentation.

On February 2, 2026, A&B delivered a revised draft of the merger agreement to K&S, which set forth a reciprocal termination fee of $10.24 million, equal to 3.9% of Marine Products’ equity value based on the dollar value of the total implied merger consideration to Marine Products stockholders as of January 30, 2026. K&S subsequently advised representatives of A&B that MasterCraft envisioned calculation of the termination fee based on Marine Products’ equity value immediately prior to announcement of the signing of the merger agreement, or approximately $13.0 million.

Also on February 2, 2026, the MasterCraft board held a meeting with members of MasterCraft’s senior management, as well as representatives of Wells Fargo and K&S present. At the meeting, representatives of K&S provided an update regarding the status of the transaction documentation along with an overview of key open items. Representatives of Wells Fargo also provided an update regarding due diligence and its preliminary financial analyses of the proposed transaction, including its preliminary discounted cash flow analysis and preliminary selected public company analysis for both MasterCraft and Marine Products. Following a discussion, the MasterCraft board authorized senior management and representatives of K&S and Wells Fargo to continue to engage with Marine Products and its advisors to resolve the open items in the transaction documents.

On February 3, 2026, the Marine Products board held a meeting with Marine Products’ senior management, Truist Securities, A&B and LOR present. At this meeting, A&B provided an update regarding the terms of the transaction documentation and discussed with the board its fiduciary duties with respect to the potential transaction. Truist Securities reviewed its preliminary financial analysis of the merger consideration with the Marine Products board. After discussion, the Marine Products board expressed its support for senior management and Marine Products’ advisors to continue working to resolve the outstanding points in the merger agreement, disclosure schedules and other transaction documents.

On February 4, 2026, K&S delivered a revised draft of the merger agreement to A&B, setting forth a reciprocal termination fee of $11.6 million.

Also on February 4, 2026, the MasterCraft board and the MasterCraft compensation committee held a meeting with MasterCraft senior management, as well as representatives of Wells Fargo and K&S present. At the meeting, representatives of K&S provided an update regarding the material changes to the terms of the final merger agreement since the prior meeting of the MasterCraft board as well as a summary of the key terms of the proposed final versions of the transaction documents. Representatives of Wells Fargo then reviewed their financial analyses with the MasterCraft board, reflecting changes to market prices since the MasterCraft board’s meeting on February 2, 2026. Following such discussion, representatives of Wells Fargo delivered their oral opinion to the MasterCraft board, subsequently confirmed by delivery of a written opinion dated February 5, 2026, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Wells Fargo, as set forth in its written opinion, to the effect that the merger consideration to be paid by MasterCraft in the first merger was fair, from a financial point of view, to MasterCraft. For more information regarding the opinion of Wells Fargo, see “Opinion of MasterCraft’s Financial Advisor” and the full text of the written opinion of Wells Fargo attached as Annex B to this joint proxy statement/prospectus. Following the delivery of Wells Fargo’s fairness opinion, the MasterCraft compensation committee then determined that the proposed treatment of the Marine Products equity awards contemplated by the proposed final version of the merger agreement was reasonable, fair and equitable and recommended that the MasterCraft board approve the treatment of the Marine Products equity awards contemplated by the proposed final version of the merger agreement.

Promptly following the MasterCraft board meeting, the MasterCraft board acting by unanimous written consent (i) determined that the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, are advisable, fair to, and in the best interests of MasterCraft and its stockholders in their capacity as such, (ii) approved, adopted and declared advisable the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers and the share issuance, and approved MasterCraft’s execution, delivery and performance of the merger agreement and the other transaction documents, and the consummation by MasterCraft of the transactions contemplated thereby, including the mergers and the share issuance, (iii) directed that the share issuance be submitted to the stockholders of MasterCraft for their approval, and (iv) recommended that MasterCraft’s stockholders approve the share issuance.

Also on February 4, 2026, the Marine Products board held a meeting with Marine Products senior management, as well as Truist Securities, A&B, Potter Anderson and LOR present. During this meeting, representatives of A&B provided an update regarding the material changes to the terms of the definitive merger agreement since the prior meeting of the Marine Products board. Also at this meeting, Truist Securities reviewed its financial analysis of the merger consideration with the Marine Products board and rendered an oral opinion, confirmed by delivery of a written opinion dated February 4, 2026, to the Marine Products board to the effect that, as of that date and based on and subject to the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken as described in such written opinion, the merger consideration to be paid to holders of Marine Products common stock (other than holders who execute a voting agreement or stockholders agreement in connection with the mergers, MasterCraft, Merger Subs, and their respective affiliates) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Mr. Hubbell then called a recess so that the special committee could meet separately with Potter Anderson.

The special committee then held a meeting with representatives of Potter Anderson present. The representatives of Potter Anderson reviewed with the special committee: (i) the focus of the special committee’s evaluation of the potential transaction, including with respect to the draft documentation for the potential transaction, (ii) the requirements of Section 144(b)(1) of the DGCL for a special committee formed thereunder, (iii) the information received by the special committee members in their capacity as directors on the Marine Products board, and (iv) the special committee’s process with respect to its evaluation of the potential transaction. The representatives of Potter Anderson also noted that, in making their determinations and recommendations with respect to the transactions, the special committee members could consider and rely on, and the special committee members did consider and rely on, the work performed by the Marine Products board, the transaction committee, Marine Products management and Marine Products’ outside advisors and the information received in their capacities as Marine Products board members, including the legal presentations from A&B and financial presentation and opinion of Truist Securities. The special committee then unanimously: (a) determined that the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, are advisable, fair to and in the best interests of, Marine Products and the unaffiliated stockholders and (b) recommended that the Marine Products board (i) determine that the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, are advisable, fair to and in the best interests of, Marine Products and the unaffiliated stockholders, (ii) approve, adopt and declare advisable the merger agreement, the other transaction documents, and the transactions contemplated thereby, including the mergers, and (iii) subject to Marine Products board approval, direct that the merger agreement be submitted to the stockholders of Marine Products for their adoption and recommend that Marine Products’ stockholders adopt the merger agreement pursuant to Section 251 of the DGCL. The special committee also approved the merger agreement, the other transaction documents and the consummation of the transactions contemplated thereby, including the mergers, with the specific intention of exempting the merger agreement, the other transaction documents and the transactions contemplated thereby, including the mergers, from the restrictions on business combinations set forth Section 203 of the DGCL.

Following this recess, the Marine Products board reconvened to continue with the meeting. A member of the special committee provided an overview of the special committee’s deliberations with respect to the potential transaction and delivered the special committee’s recommendation to the Marine Products board. Following discussion and Potter Anderson’s departure from the meeting, the Marine Products board unanimously (i) determined that the merger agreement, voting agreement, registration rights agreement and stockholders agreement, and the transactions contemplated thereby, including the mergers, were advisable, fair to and in the best interests of, Marine Products and its stockholders in their capacity as such, (ii) approved, adopted and declared advisable the merger agreement voting agreement, registration rights agreement and stockholders agreement and the transactions contemplated thereby, including the mergers, (iii) directed that the merger agreement be submitted to the stockholders of Marine Products for their adoption, and (iv) recommended that the stockholders of Marine Products adopt the merger agreement at the Marine Products stockholder meeting.

Following these meetings of the Marine Products board and the MasterCraft board, on February 5, 2026, Marine Products and MasterCraft executed the merger agreement, and executed the voting agreement, registration rights agreement and stockholders agreement, along with the other parties thereto, as applicable.

On the morning of February 5, 2026, Marine Products and MasterCraft issued a joint press release announcing the execution of the merger agreement and the other definitive documents.

MasterCraft’s Reasons for the Mergers; Recommendation of the MasterCraft Board of Directors

At a meeting on February 4, 2025, the MasterCraft board unanimously (i) determined that the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, are advisable, fair to, and in the best interests of MasterCraft and MasterCraft’s stockholders, (ii) approved, adopted and declared advisable the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and approved MasterCraft’s execution, delivery and performance of the merger agreement and the other transaction documents, and the consummation by MasterCraft of the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, and (iii) directed that the share issuance be submitted to the stockholders of MasterCraft for their approval. The MasterCraft board recommends that MasterCraft stockholders vote “FOR” the share issuance proposal and “FOR” the MasterCraft adjournment proposal.

In evaluating the merger agreement and the transactions contemplated thereby, including the mergers and the share issuance, the MasterCraft board consulted with MasterCraft’s senior management and legal and financial advisors and considered a variety of factors, risks, and uncertainties related to the transactions contemplated by the merger agreement (including the mergers and the share issuance), including, but not limited to, the material factors, risks, and uncertainties described below.

Strategic Factors

The MasterCraft board considered a number of factors related to the strategic rationale for the transactions contemplated by the merger agreement and the other transaction documents, including, but not limited to, the following:

•

The strategic and transformative nature of combining MasterCraft and Marine Products to create a more diversified, scaled recreational marine company with a portfolio of proven brands across four distinct categories: premium performance towboats, leisure pontoons, recreational runabouts and sport fishing.

•

The expected benefits of uniting MasterCraft’s category leadership in premium performance towboats and leisure pontoons (MasterCraft, Crest, and Balise) with Marine Products’ leadership in recreational runabouts and sport fishing (Chaparral and Robalo), expanding consumer reach, better serving distinct use cases across inland and coastal markets, and positioning the combined company to meet evolving customer or dealer preferences across economic cycles.

•	The complementarity of the companies’ dealer networks and commercial organizations, including compatible inland and coastal dealer footprints and capabilities, and the expectation that integrating these networks will expand presence in key geographies, deepen dealer relationships, enhance retail pull-through, and support healthier, more resilient dealer inventories.

•

The operational advantages expected from enhanced manufacturing capabilities and product development platforms across facilities in Tennessee, Michigan, and Georgia, including sharing of best practices, improved production efficiency, increased purchasing efficiency, greater operational flexibility to balance demand across sites, and the ability to accelerate new model launches while continuing to deliver differentiated, innovative products.

•

The demonstrated discipline of MasterCraft and Marine Products through industry cycles, including manufacturing and inventory management practices and a focus on dealer health, and the belief that combining two franchises with strong operating cultures and commitments to product quality and innovation will strengthen execution as demand normalizes.

•

The potential for the combined company to support more efficient brand investment and to fund sustained innovation across the portfolio in a way that would be more difficult for either company on a stand-alone basis.

•

Leadership and governance of the combined company, including that Brad Nelson, Chief Executive Officer of MasterCraft, is expected to serve as Chief Executive Officer of the combined company and Scott Kent, Chief Financial Officer of MasterCraft, is expected to serve as Chief Financial Officer of the combined company.

•

Expected continuity and stewardship benefits from maintaining the Chaparral and Robalo leadership teams, brands, and employees as a separate operating unit, and the plan to preserve and invest in the Chaparral and Robalo operating facilities in Nashville, Georgia.

•

The planned expansion of the MasterCraft board from seven to ten members following closing, the addition of three new directors, and the continued service of Roch Lambert as Chair of the combined company’s board.

•	The expectation of a thoughtful integration plan designed to minimize business disruption, retain key talent, and capture identified synergies while protecting brand equity and dealer relationships.

Financial Factors and Synergies

The MasterCraft board considered a number of factors related to the financial rationale for the transactions contemplated by the merger agreement and the other transaction documents, including, but not limited to, the following:

•

The financial terms of the transaction and the pro forma financial profile of the combined company, including that Marine Products stockholders will receive a mix of cash and MasterCraft stock, the expectation that the transaction will be financed with cash on hand, and the expectation that, upon closing, MasterCraft stockholders will own approximately 66.5% and Marine Products stockholders approximately 33.5% of the combined company.

•

Management’s pro forma expectations that, for the twelve months ending June 30, 2026, the combined company would generate approximately $560 million in net sales and approximately $64 million in adjusted EBITDA.

•

Anticipated cost savings and other financial benefits from the combination, including elimination of approximately $6 million of annual public company costs and corporate overhead associated with Marine Products, the expectation of improved operating margins over time, and the ability to deploy the combined company’s enhanced scale to drive procurement, manufacturing, and logistics efficiencies.

•

The expectation that the transaction will be accretive to adjusted earnings per share in fiscal year 2027 and that the combined company will have a robust balance sheet with minimal debt and significant capacity to support ongoing growth investments while maintaining a disciplined capital allocation framework.

•

Recent and historical trading prices and volatility of MasterCraft common stock, the fixed nature of the exchange component of the consideration to Marine Products stockholders, and the resulting certainty as to the number of shares to be issued in the transaction, together with the overall valuation of Marine Products implied by the merger consideration and the relative contribution and ownership of each stockholder base in the combined company.

•

The financial analyses reviewed and discussed with the MasterCraft board by representatives of Wells Fargo and the oral opinion of Wells Fargo delivered to the MasterCraft board on February 4, 2026, subsequently confirmed by delivery of a written opinion dated February 5, 2026, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Wells Fargo, as set forth in its written opinion, to the effect that the merger consideration to be paid by MasterCraft in the first merger was fair, from a financial point of view, to MasterCraft, as more fully described below under the caption “Opinion of MasterCraft’s Financial Advisor”.

Process, Alternatives, and Other Considerations

In addition to the strategic and financial considerations, the MasterCraft board also considered factors relating to the process, alternatives and other considerations for the transactions contemplated by the merger agreement and the other transaction documents, including, but not limited to, the following:

•

The terms and conditions of the merger agreement, including representations, warranties, covenants, closing conditions, termination rights, and risk-allocation provisions, as well as the expectation that the transaction would close in the second calendar quarter of 2026, subject to stockholder approvals and customary closing conditions.

•

That the specified stockholders, Marine Products’ majority stockholders, entered into the voting agreement to support the transaction at the Marine Products special meeting, the likelihood of obtaining required approvals, and the anticipated timeline to closing.

•	MasterCraft’s prospects on a stand-alone basis, including opportunities and risks in the recreational marine industry, as compared to the opportunities and risks associated with the mergers.

•

Potential alternatives to the transaction, the risks of execution and integration, and the possibility that, if MasterCraft did not pursue the mergers, MasterCraft might not realize comparable strategic or financial benefits within a similar timeframe or at a similar level of certainty.

Terms of the Merger Agreement

The MasterCraft board considered the terms of the merger agreement, including the representations, warranties, covenants, agreements, closing conditions, termination rights, and risk allocation provisions. See “The Merger Agreement.” In particular, the MasterCraft board considered the factors below.

Stockholder Approval

•

The share issuance is subject to the approval of MasterCraft stockholders, and the belief that, in this regard, MasterCraft’s directors and executive officers do not own a significant enough interest in MasterCraft common stock, in the aggregate, to influence substantially the outcome of such stockholder vote.

Marine Products’ Covenants, Agreements, and Non-Solicit Provision

•

Marine Products is required to pay MasterCraft a termination fee of $11.6 million in connection with the termination of the merger agreement under specified circumstances related to changes of recommendation by the Marine Products board or a Marine Products acquisition proposal.

•	The merger agreement generally prohibits Marine Products from soliciting a transaction from a third party to acquire Marine Products.

•	The merger agreement provides for reasonable restrictions on the operations of Marine Products’ business prior to completion of the mergers.

•

The merger agreement provides for termination of Marine Products’ related party contracts and the MasterCraft board’s belief that this is a reasonable requirement based on the existing relationship with RPC, Inc. dating back to Marine Products’ prior spin-off.

•	The merger agreement contemplates a voting agreement between Marine Products, MasterCraft and the specified stockholders of Marine Products that secures key stockholder support for the mergers.

MasterCraft’s Covenants, Agreements, and Non-Solicit Provision

•

MasterCraft is required to pay Marine Products a termination fee of $11.6 million in connection with the termination of the merger agreement under specified circumstances related to changes of recommendation by the MasterCraft board or a MasterCraft acquisition proposal.

•

Although the merger agreement prohibits MasterCraft from soliciting a transaction from a third party to acquire MasterCraft, the merger agreement does not preclude a third party from making an unsolicited superior proposal to acquire MasterCraft, and MasterCraft may provide information to, and enter into discussions or negotiations with, a third party regarding an acquisition of MasterCraft, if prior to obtaining the MasterCraft stockholder approval, MasterCraft receives an unsolicited, bona fide written proposal from such third party to acquire MasterCraft and the MasterCraft board determines that such proposal constitutes or could reasonably be expected to result in a superior proposal to acquire MasterCraft.

•

In response to the receipt of such a superior proposal to acquire MasterCraft, prior to obtaining the MasterCraft stockholder approval, the MasterCraft board may change its recommendation that MasterCraft stockholders vote “FOR” the share issuance proposal or terminate the merger agreement if the MasterCraft board determines that the failure to make such change in recommendation would be inconsistent with the MasterCraft board’s fiduciary duties under applicable law, subject to compliance with the terms of the merger agreement.

•	The mergers are subject to an approval from each party’s stockholders, which allows sufficient time for a third party to make a superior proposal to acquire MasterCraft if it desires to do so.

•

The MasterCraft board’s belief that the MasterCraft no-shop provisions and the related termination fees are reasonable in light of the circumstances (including the context discussed above, the overall terms of the merger agreement, and the belief that such no-shop provisions and the amount of such termination fees are generally consistent with provisions and termination fees in comparable transactions and not preclusive of other offers).

Risks, Uncertainties and Other Factors Weighing Negatively Against the Transaction

The MasterCraft board also considered potential risks, uncertainties and other factors weighing negatively against the transactions contemplated by the merger agreement and the other transaction documents (including the mergers and the share issuance), including, but not limited to, those set forth below.

•

The exchange ratio for the stock portion of the merger consideration is fixed and will not change based on changes in the trading prices of MasterCraft common stock or Marine Products’ common stock or changes in the business performance or financial results of MasterCraft or Marine Products. Accordingly, if the value of Marine Products’ businesses declines relative to the value of MasterCraft’s businesses prior to completion of the mergers, the ownership percentage of the current Marine Products stockholders in the combined company may exceed Marine Products’ relative contribution to the combined company.

•	The dilution of existing shares of MasterCraft common stock as a result of the share issuance.

•

MasterCraft and Marine Products will incur substantial costs and expenses in connection with the transactions contemplated by the merger agreement, including legal, financial advisory, and accountants’ fees.

•	The difficulties in combining the businesses and workforces of MasterCraft and Marine Products based on, among other things, the size, scope, and complexity of the two companies.

•

The challenges inherent in the management and operation of the combined company, including the risk that integration costs may be greater than anticipated and integration may require greater-than-anticipated management attention and focus after the completion of the mergers.

•

The risk that the anticipated synergies, operational efficiencies, and other benefits sought to be obtained from the mergers might not be achieved in the contemplated time frame, to the degree anticipated, or at all.

•

The risk that MasterCraft management’s attention and MasterCraft’s resources may be diverted from the operation of MasterCraft’s businesses, including other strategic opportunities and operational matters, while MasterCraft is working toward the completion of the mergers.

•

The risk that the mergers may not be completed despite the parties’ efforts or that completion of the mergers may be unduly delayed, even if MasterCraft stockholders approve the share issuance proposal and Marine Products stockholders approve the merger agreement proposal, including the possibility that conditions to the parties’ obligations to consummate the mergers may not be satisfied, and the potential resulting disruption to MasterCraft’s business.

•

The potential negative effect of the pendency of the mergers on MasterCraft’s and Marine Products’ respective businesses and relationships with employees, customers, suppliers and vendors, as well as the risk that certain key members of Marine Products’ management might choose not to remain employed by Marine Products through the closing.

•	The potential negative effect of the failure of the mergers to be completed on a timely basis or at all on MasterCraft’s business and relationships with employees, customers, suppliers and vendors.

•

Although the merger agreement prohibits Marine Products from soliciting a transaction from a third party to acquire Marine Products, Marine Products may provide information to, and enter into discussions or negotiations with, a third party regarding an acquisition of Marine Products if, prior to obtaining the Marine Products stockholder approval, Marine Products receives an unsolicited, bona fide written proposal from such third party to acquire Marine Products and the Marine Products board determines that such proposal constitutes or could reasonably be expected to result in a superior proposal to acquire Marine Products.

•

In response to the receipt of such a superior proposal to acquire Marine Products, prior to obtaining the Marine Products stockholder approval, the Marine Products board (acting upon the recommendation of the special committee) or the special committee may change its recommendation that Marine Products stockholders vote “FOR” the merger agreement proposal or terminate the merger agreement if the Marine Products board (acting upon the recommendation of the special committee) or the special committee determines that the failure to make such change in recommendation would be inconsistent with the Marine Products board’s fiduciary duties, subject to compliance with the terms of the merger agreement.

•

In response to certain material events, changes, occurrences, or developments that were unknown and not reasonably foreseeable to the Marine Products board as of the date of the merger agreement, and become known before the Marine Products stockholder approval is obtained, the Marine Products board (acting upon the recommendation of the special committee) or the special committee may change its recommendation that Marine Products stockholders vote “FOR” the merger agreement proposal if the Marine Products board (acting upon the recommendation of the special committee) or the special committee determines that the failure to make such change in recommendation would be inconsistent with the Marine Products board’s fiduciary duties, subject to compliance with the terms of the merger agreement.

•

Completion of the mergers is subject to MasterCraft stockholders approving the share issuance proposal and Marine Products stockholders approving the merger agreement proposal, and the risk that one or both of such approvals may not be obtained.

•	The merger agreement imposes certain restrictions on MasterCraft’s operations until completion of the mergers.

•

Certain of MasterCraft’s directors and executive officers have interests in the mergers that may be different from, or in addition to, those of MasterCraft stockholders generally, as more fully described under the caption “—Interests of Directors and Executive Officers in the Mergers—Interests of MasterCraft Directors and Executive Officers in the Mergers.”

•

Certain senior executives of Marine Products will receive payments in connection with the mergers, as more fully described under the caption “ —Interests of Directors and Executive Officers in the Mergers—Interests of Marine Products Directors and Executive Officers in the Mergers.”

Other Factors

The MasterCraft board also considered (i) its fiduciary duties in light of the foregoing, (ii) that its resolutions approving the merger agreement and the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers and the share issuance, were approved unanimously by the MasterCraft board, which is comprised of a majority of independent directors and not employees of MasterCraft or any of its subsidiaries, (iii) that it received the views of MasterCraft’s senior management, and the advice of MasterCraft’s legal and financial advisors regarding the mergers, and (iv) the type and nature of the risks described under “Risk Factors” beginning on page 57 and the matters described under “Cautionary Note Regarding Forward-Looking Statements”.

Conclusion

The MasterCraft board unanimously believes that, overall, the potential benefits of the transactions contemplated by the merger agreement and the other transaction documents to MasterCraft stockholders outweigh the risks, uncertainties, and factors weighing negatively against the transactions contemplated by the merger agreement and the other transaction documents.

In view of the wide variety of factors considered in connection with its evaluation of the transactions contemplated by the merger agreement and the other transaction documents and the complexity of these matters, the MasterCraft board did not consider it practical, and the MasterCraft board did not attempt, to quantify, rank, or otherwise assign relative weights to the different factors it considered in reaching its decision.

The MasterCraft board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the MasterCraft board conducted an overall review of the factors described above, including discussions with MasterCraft’s senior management and MasterCraft’s legal and financial advisors. In considering the factors described above, individual directors of the MasterCraft board may have given different weight to different factors.

It should be noted that this explanation of the reasoning of the MasterCraft board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Note Regarding Forward-Looking Statements”.

THE MASTERCRAFT BOARD UNANIMOUSLY RECOMMENDS THAT MASTERCRAFT STOCKHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL AND “FOR” THE MASTERCRAFT ADJOURNMENT PROPOSAL.

Marine Products Board’s and Special Committee’s Recommendations and Reasons for the Mergers

The special committee, at a meeting held on February 4, 2026 and upon the terms and subject to the conditions set forth in the merger agreement, unanimously (a) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of, Marine Products and the unaffiliated stockholders and (b) made the special committee recommendation.

In the course of evaluating the transaction documents and making its determinations and recommendations, the special committee consulted with Potter Anderson and considered the following non-exhaustive list of factors, which are not presented in any relative order of importance:

•

that it negotiated for certain rights and procedural protections in the transaction documents so that it can continue to monitor for potential conflicts and protect the interests of the unaffiliated stockholders;

•

that it was not unreasonable for a large stockholder of Marine Products, who will own a substantial portion of equity in the combined company, to request, and receive, certain governance rights as a significant stockholder in the combined company;

•

that the specified stockholders are receiving the same consideration for their shares of Marine Products as the unaffiliated stockholders, despite being entitled under Delaware law to request, and receive, a control premium for their shares; and

•

the (i) work performed by the Marine Products board, the transaction committee, Marine Products management and Marine Products’ outside advisors, (ii) information received by the special committee members in their capacity as directors on the Marine Products board, including the legal presentations from A&B and financial presentation and opinion of Truist Securities and (iii) the other material factors and countervailing factors considered by the Marine Products board and listed below that were presented to the special committee members in their capacity as directors on the Marine Products board.

Marine Products Board Recommendation

Acting upon the special committee recommendation, the Marine Products board, at a meeting held on February 4, 2026 and upon the terms and subject to the conditions set forth in the merger agreement, unanimously (a) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of Marine Products and its stockholders in their capacity as such, including the unaffiliated stockholders, (b) approved, adopted, and declared advisable the merger agreement, the other transaction documents, and the transactions contemplated thereby, including the mergers, (c) directed that the merger agreement be submitted to the stockholders of Marine Products for their adoption and (d) made the Marine Products board recommendation. The Marine Products board unanimously recommends that Marine Products stockholders vote “FOR” the merger agreement proposal, “FOR” the merger-related compensation proposal, and “FOR” the Marine Products adjournment proposal.

In evaluating the mergers, the Marine Products board consulted with Marine Products’ management and its legal and financial advisors and, in reaching its decision to adopt the merger agreement and approve the other transaction documents and recommend that the Marine Products stockholders approve the merger agreement proposal, the Marine Products board considered various factors with respect to the mergers and the other transactions contemplated by the transaction documents, including the following (which are presented below in no particular order and are not exhaustive):

•	the opportunity for Marine Products’ stockholders to participate in the benefits expected to result from the mergers, including the expectation that the combined company will:

•	be a more diversified boat manufacturing company than either Marine Products or MasterCraft individually;

•	be better positioned to meet the evolving needs of the recreational marine manufacturing industry;

•	have a diversified dealer base creating complementary industry coverage;

•	facilitate greater investment in product and technology innovation; and

•	be better positioned against larger competitors;

•

the expectation that the mergers will result in a combined company with revenue of approximately $575 million, EBITDA of approximately $60 million, and adjusted EBITDA less capital expenditures of approximately $50 million, each on a pro forma basis over the 2026 fiscal year, in each case, not inclusive of synergy realization;

•	the synergies expected to be generated by the mergers and that the mergers would be accretive to earnings and cash flow of the combined company beginning in fiscal year 2027;

•

the merger consideration, having an implied value of $7.59 per share of Marine Products common stock, consisting of (i) $2.43 per share of Marine Products common stock in cash (or $86.0 million in the aggregate, without interest), plus (ii) 8,203,673 shares of MasterCraft common stock, valued at $5.16 per share of Marine Products common stock based on the $22.25 closing price per share of MasterCraft common stock on February 3, 2026;

•

that the merger consideration consists primarily of the stock consideration, which, based on fully diluted share counts as of February 3, 2026, would result in Marine Products’ stockholders owning approximately 33.5% of the combined company’s common stock immediately following the completion of the mergers, providing Marine Products stockholders with the opportunity to:

•	participate in the future earnings and growth of the combined company; and

•

benefit from future potential appreciation in the value of the combined company’s common stock following the mergers, including through the realization of potential synergies expected to result from the mergers and future industry recovery and growth, if they retain the stock consideration issuable pursuant to the mergers;

•

that the limited trading volume of Marine Products common stock, and possibility of future sales of Marine Products shares by the specified stockholders, means that the opportunity for Marine Products stockholders to obtain meaningful liquidity for their shares without materially and adversely affecting the trading price for Marine Products common stock is extremely limited;

•

that the cash consideration will provide Marine Products stockholders with a fixed amount of immediate liquidity for a portion of their investment, notwithstanding the historically limited trading volumes of Marine Products common stock;

•

that Marine Products stockholders will be able to either retain the stock consideration or, given the expected liquidity of the combined company’s common stock, at their option (but, in the case of the specified stockholders, subject to any restrictions set forth in the applicable ancillary agreements), dispose of the stock consideration;

•

the exchange ratio included in the merger agreement provides for a fixed number of shares of MasterCraft common stock, offering Marine Products stockholders the opportunity to benefit from any increase in the trading price of MasterCraft common stock;

•

the Marine Products board’s review of MasterCraft’s business operations, financial condition, balance sheet, earnings and prospects, its understanding of Marine Products’ business operations, financial condition, balance sheet, earnings, prospects, and its understanding of the nature of the industry in which Marine Products and MasterCraft operate;

•

the Marine Products board’s understanding of the risks and uncertainties in the industry in which Marine Products operates, and risks that Marine Products would face if it continued to operate as a stand-alone public company, including:

•	the competitive threat presented to Marine Products as a stand-alone company by competitors; and

•	other risks and uncertainties, including the risk factors set forth in Marine Products’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•

the Marine Products board’s assessment of potential risks, rewards and uncertainties associated with remaining an independent public company as a possible strategic alternative to the sale of Marine Products, and the Marine Products board’s resulting determination that such alternative did not represent an attractive alternative to the mergers;

•	the Marine Products board’s belief that:

•	it was unlikely that other potential counterparties would engage in a transaction with Marine Products at the same or better price and other terms offered by MasterCraft; and

•

based on discussions with MasterCraft, the merger consideration represented the best and final offer and the highest price per share of Marine Products common stock that MasterCraft would be willing to pay and any request for a further price increase would have created a meaningful risk that MasterCraft might determine not to enter into the transaction and to terminate negotiations, in which event Marine Products stockholders would lose the opportunity to obtain the merger consideration and enjoy the benefits associated therewith;

•	that:

•	Marine Products and the specified stockholders will, collectively, designate three of the ten members of the combined company’s board of directors at closing; and

•

two of the Marine Products Designees, Timothy C. Rollins and Stephen E. Lewis, are directors of Marine Products, which provides the Marine Products board with meaningful representation on the combined company’s board of directors and an opportunity for the combined company to benefit from the insights and experience of the Marine Products board;

•

the opinion, dated February 4, 2026, of Truist Securities to the Marine Products board as to the fairness, from a financial point of view and as of such date, of the merger consideration to be paid to holders of Marine Products common stock (other than holders who execute a voting agreement or stockholders agreement in connection with the mergers, MasterCraft, Merger Subs, and their respective affiliates) pursuant to the merger agreement, which opinion was based on and subject to the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken, as more fully described in the section entitled “The Mergers—Opinion of Marine Products’ Financial Advisor;”

•	the Marine Products board’s review with its outside legal advisor, Alston & Bird LLP, of the terms of the merger agreement;

•

that the share consideration will not be immediately taxable to Marine Products stockholders because the mergers are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•	the likelihood that the mergers would be consummated based on, among other things:

•	the absence of a financing condition to MasterCraft’s obligations in the merger agreement;

•	the likelihood and anticipated timing of the consummation of the mergers given the limited scope of the conditions to closing;

•	the level of the commitments of the parties to obtain applicable regulatory approvals and the perception of limited antitrust risk; and

•	Marine Products’ customary rights to enforce the terms of the merger agreement;

•	the other terms and conditions of the merger agreement, including:

•

the right of the Marine Products board to negotiate with third parties making unsolicited acquisition proposals in certain circumstances and, after complying with the terms of the merger agreement (including its obligation to pay a termination fee to MasterCraft), Marine Products’ ability to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal;

•	that the termination fee of $11.6 million that is payable to MasterCraft under certain circumstances:

•	is within the customary range of termination fees payable in similar transactions; and

•

would not, in the view of the Marine Products board, taking into consideration the views of its advisors, preclude a third party with both the financial capability and strategic interest in Marine Products from submitting a potentially superior proposal;

•

that the representations and warranties of each of Marine Products and MasterCraft, respectively, as well as the interim operating covenants in the merger agreement requiring the parties to conduct their respective businesses in the ordinary course prior to completion of the mergers, subject to specific limitations, are reasonable under the circumstances;

•	the Marine Products board’s view that the merger agreement was the product of arm’s-length negotiations and contains customary terms and conditions;

•	that the closing of the mergers is conditioned upon receipt of the Marine Products stockholder approval; and

•

that if Marine Products stockholders so desire and if they comply fully with all of the required procedures under the DGCL, they will be able to exercise appraisal rights with respect to the mergers, which would allow such stockholders to seek appraisal of the fair value of their shares of Marine Products common stock as determined by the Delaware Court of Chancery;

•

that the special committee, which consists solely of disinterested directors of Marine Products and oversaw the negotiation of the terms of the merger agreement and the other transaction documents, made the special committee recommendation; and

•

the support of the specified stockholders for the mergers, as evidenced by their execution and delivery of the voting agreement, pursuant to which the specified stockholders have agreed to vote their shares of Marine Products common stock in favor of the mergers.

The Marine Products board also considered potential risks, uncertainties, and other factors weighing negatively against the mergers and the other transactions contemplated by the merger agreement and the other transaction documents. The Marine Products board concluded that the anticipated benefits of the mergers were likely to outweigh these risks substantially. These potential risks included the following (which are presented below in no particular order and are not exhaustive):

•

the merger consideration, having an implied value of $7.59 per share of Marine Products common stock, represents a discount of approximately 23.4% over Marine Products’ closing share price on February 3, 2026;

•	the potential that Marine Products can successfully grow its business by executing on its plans without the necessity of pursuing a business combination such as the mergers;

•

the risk that the combined company will not be able to successfully combine the business of Marine Products’ and MasterCraft in a manner that permits the combined company to achieve the synergies and other benefits anticipated to result from the mergers, including potential risks associated with achieving anticipated synergies and successfully integrating Marine Products’ business, operations and workforce with those of MasterCraft, and the potential for revenue dis-synergies;

•	the risk that if the mergers are not consummated, the trading price of Marine Products common stock and the market’s perceptions of Marine Products’ prospects could be adversely affected;

•

the exclusivity arrangement with MasterCraft that was entered into prior to the signing of the merger agreement, which prevented Marine Products from soliciting alternative acquisition proposals during the exclusivity period;

•

that the exchange ratio included in the merger agreement provides for a fixed number of shares of MasterCraft common stock, resulting in uncertainty regarding the market value of the merger consideration when received, and the possibility that Marine Products stockholders could be adversely affected by a decrease in the trading price of MasterCraft common stock;

•

the risk that MasterCraft will not have sufficient available cash or be able to obtain the applicable financing necessary to fund the cash consideration and other amounts payable upon consummation of the mergers;

•

the risk that despite Marine Products’ and MasterCraft’s efforts and the efforts of the combined company after the mergers, Marine Products, MasterCraft, and the combined company may not be able to retain key personnel;

•	that the Marine Products Designees will represent less than a majority of the members of the combined company’s initial board of directors;

•

the risk that the terms of the merger agreement, including provisions relating to the payment of a termination fee under specified circumstances, could have the effect of discouraging other parties that would otherwise be interested in a transaction with Marine Products from proposing such a transaction;

•

the risk that the exchange of Marine Products common stock for the combined company common stock will not qualify as a reorganization within the meaning of Section 368(a) of the Code for federal income tax purposes;

•	that litigation may occur in connection with the mergers and that such litigation could prevent the mergers or increase costs related to the mergers;

•

the possibility that the mergers may not be completed or that completion may be unduly delayed for reasons beyond the control of Marine Products or MasterCraft, including the failure to obtain regulatory approvals;

•

that if the mergers are not completed, Marine Products will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to Marine Products’ operations, diversion of management and employee attention, employee attrition, and a potentially negative effect on Marine Products’ business and dealer relationships;

•

that because of the voting agreement, unless the Marine Products board changes its recommendation in favor of the mergers, the specified stockholders have committed to vote a number of shares of Marine Products common stock that is sufficient to obtain the Marine Products stockholder approval, regardless of whether the unaffiliated stockholders support the mergers;

•

the interests that certain executive officers and directors of Marine Products may have with respect to the mergers, which the Marine Products board was aware of in connection with its evaluation of the mergers, which are discussed under “Interests of Directors and Executive Officers in the Mergers”; and

•	the risks of the type and nature described under “Risk Factors,” beginning on page 57 and the matters described under “Cautionary Note Regarding Forward-Looking Statements”.

The foregoing discussion of the information and factors considered by the Marine Products board is not intended to be exhaustive. In reaching its decision to adopt the merger agreement, the Marine Products board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Marine Products board considered all of these factors as a whole, including through its discussions with Marine Products management and legal and financial advisors, in evaluating the merger agreement and the other transaction documents and the transactions contemplated thereby (including the mergers).

For the reasons set forth above, the Marine Products board unanimously (a) determined that the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement and the other transaction documents, including the mergers, are advisable, fair to and in the best interests of Marine Products and its stockholders in their capacity as such, including the unaffiliated stockholders, (b) approved, adopted, and declared advisable the merger agreement, the other transaction documents, and the transactions contemplated thereby, including the mergers, (c) directed that the merger agreement be submitted to the stockholders of Marine Products for their adoption and (d) recommended that Marine Products’ stockholders adopt the merger agreement pursuant to Section 251 of the DGCL.

In considering the recommendation of the Marine Products board, you should be aware that certain directors and executive officers of Marine Products may have interests in the mergers that are different from, or in addition to, interests of stockholders of Marine Products generally and may create potential conflicts of interest. The Marine Products board and special committee were aware of these interests and considered them, among other things, when negotiating, evaluating and recommending that the Marine Products board approve, or approving, as applicable, the merger agreement and the other transaction documents and the transactions contemplated thereby (including the mergers), and in the Marine Products board recommending to the holders of Marine Products common stock that they vote in favor of the merger agreement proposal, the merger-related compensation proposal, and the Marine Products adjournment proposal.

It should be noted that this explanation of the reasoning of the Marine Products board and the special committee and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Note Regarding Forward-Looking Statements”.

Certain Unaudited Prospective Financial Information

MasterCraft and Marine Products do not, as a matter of course, publicly disclose forecasts or internal projections as to their respective future performance, earnings or other results given, among other reasons, the inherent uncertainty of the underlying assumptions and estimates, other than, from time to time, estimated ranges of certain expected financial results and operational metrics for the current year and certain future years in their respective regular earnings press releases and other investor materials.

However, in connection with the mergers, MasterCraft senior management and Marine Products senior management prepared or approved for use certain unaudited prospective financial information that was provided to or considered by the MasterCraft board and Marine Products board and, at the direction of MasterCraft and Marine Products, their respective financial advisors, Wells Fargo and Truist Securities, as more fully described below. We refer to this information collectively as the “prospective financial information”. A summary of certain significant elements of this information is set forth below and is included in this joint proxy statement/prospectus solely for the purpose of providing MasterCraft stockholders and Marine Products stockholders access to certain nonpublic information made available to MasterCraft and Marine Products and their respective financial advisors in connection with the mergers.

Although, in the view of the MasterCraft senior management team and the Marine Products senior management team, the prospective financial information was prepared on a reasonable basis, neither MasterCraft nor Marine Products endorses prospective financial information as necessarily indicative of actual future results.

Furthermore, although presented with numerical specificity, the prospective financial information reflects numerous estimates and assumptions made by MasterCraft senior management or Marine Products senior management, as applicable, at the time such prospective financial information was prepared or approved for use and represents MasterCraft senior management’s or Marine Products senior management’s respective evaluation of expected future financial performance on a stand-alone basis, without reference to the mergers. In addition, since the prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. These and the other estimates and assumptions underlying the prospective financial information involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which MasterCraft and Marine Products operate and the risks and uncertainties described in this joint proxy statement/prospectus under the caption “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and in the reports that MasterCraft and Marine Products file with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of MasterCraft and Marine Products and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions or the projected results will be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the mergers are completed. Further, these assumptions do not include all potential actions that the senior management of MasterCraft or Marine Products could or might have taken during these time periods. The inclusion in this joint proxy statement/prospectus of the unaudited prospective financial information below should not be regarded as an indication that MasterCraft, Marine Products or their respective boards of directors or financial advisors considered, or now consider, this prospective financial information to be material information to any holders of MasterCraft common stock or holders of Marine Products common stock, as the case may be, particularly in light of the inherent risks and uncertainties associated with such prospective financial information, or that it should be construed as financial guidance, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The prospective financial information is not fact and should not be relied upon as necessarily indicative of actual future results. The prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change and does not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement or the possible financial and other effects on MasterCraft or Marine Products of the mergers, and does not attempt to predict or suggest future results of the combined company or give effect to the mergers, including the effect of negotiating or executing the merger agreement, the costs that may be incurred in connection with consummating the mergers, the potential synergies that may be achieved by the combined company as a result of the mergers (except as expressly set forth below under the captions “Certain Synergies Estimated by MasterCraft” and “Certain Synergies Relied Upon by Marine Products”), the effect on MasterCraft or Marine Products of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the mergers. Further, prospective financial information does not take into account the effect of any possible failure of the mergers to occur. No assurances can be given that if the prospective financial information and the underlying assumptions had been prepared as of the date of this joint proxy statement/prospectus, similar assumptions would be used. In addition, the prospective financial information may not reflect the manner in which the combined company would operate after the mergers.

The prospective financial information was not prepared for the purpose of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles. None of Deloitte & Touche LLP (MasterCraft’s independent registered public accounting firm), Grant Thornton LLP (Marine Products’ independent registered public accounting firm), nor any other independent registered public accounting firm, have audited, reviewed, examined, compiled nor applied any procedures with respect to the prospective financial information and, accordingly, Deloitte & Touche LLP and Grant Thornton LLP have not expressed any opinion or given any other form of assurance with respect thereto or its achievability and they assume no responsibility for the prospective financial information and disclaim any association with the prospective financial information. The reports of the independent registered public accounting firms incorporated by reference in this joint proxy statement/prospectus relate to the historical financial information of MasterCraft and Marine Products, respectively. Such reports do not extend to the prospective financial information and should not be read to do so.

Unaudited Prospective Financial Information regarding MasterCraft

MasterCraft management prepared prospective financial information, which we refer to as the “MasterCraft base case projections”. The following MasterCraft base case projections were provided by MasterCraft management to Wells Fargo and to Marine Products (or in the case of unlevered free cash flow, approved by Marine Products based on certain information provided by MasterCraft). The Marine Products board relied on the MasterCraft base case projections in its evaluation of the mergers and directed Truist Securities to use and rely upon the MasterCraft base case projections for purposes of its financial analyses and opinion as described in this joint proxy statement/prospectus under the caption “Opinion of Marine Products’ Financial Advisor”:

Dollars are in millions, for each 12-month period ended June 30	2025A	2026E		2027E	2028E	2029E	2030E
Net sales (a)	$284	$319		$388	$455	$491	$540
Gross profit (b)	$57	$70		$90	$111	$124	$141
EBITDA (c)	$21	$32		$52	$71	$82	$100
Adjusted EBITDA (d)	$24	$36		$56	$75	$86	$103
Unlevered free cash flow (e)	—	$37	(f)	$44	$58	$65	$80

(a)	Defined as total gross sales plus or minus any adjustments attributable to discounts and floor plan financing arrangements.

(b)	Defined as net sales minus total cost of goods sold.

(c)

EBITDA is not a GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of MasterCraft’s prospective financial information, EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

(d)

Adjusted EBITDA is not a GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation, senior leadership transition and organizational realignment costs.

(e)

Unlevered free cash flow is not a GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the MasterCraft base case projections, unlevered free cash flow is defined as Adjusted EBITDA less taxes, capital expenditures and changes in net working capital.

(f)	Represents unlevered free cash flow for the nine-month period ending June 30, 2026.

MasterCraft management also prepared prospective financial information that harmonized MasterCraft management’s assumptions regarding future industry conditions cycles with those of Marine Products management, which we refer to as the “MasterCraft sensitivity case projections”. The following MasterCraft sensitivity case projections, used by Wells Fargo in performing its financial analyses with respect to MasterCraft on a stand-alone basis, were provided by MasterCraft management to Wells Fargo and approved by MasterCraft for use by Wells Fargo in connection with the delivery of Wells Fargo’s fairness opinion, as described in this joint proxy statement/prospectus under the caption “Opinion of MasterCraft’s Financial Advisor”:

Dollars are in millions, for each 12-month period ended June 30	2025A	2026E		2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Net sales (a)	$284	$313	(e)	$379	$433	$467	$506	$546	$589	$589	$553	$496
Gross profit (b)	$57	$75	(e)	$87	$104	$116	$130	$146	$164	$158	$143	$121
EBITDA (c)	$21	$35	(e)	$49	$64	$75	$89	$103	$120	$111	$94	$73
Unlevered free cash flow (d)	—	$13.2	(f)	$34.3	$46.3	$53.5	$65.0	$75.4	$86.9	$74.9	$59.3	$46.9

(a)	Defined as total gross sales plus or minus any adjustments attributable to discounts and floor plan financing arrangements.

(b)	Defined as net sales minus total cost of goods sold.

(c)

For purposes of the selected public company analyses described in this joint proxy statement/prospectus under the caption “Opinion of MasterCraft’s Financial Advisor—MasterCraft Financial Analyses”, at the direction of MasterCraft management, Wells Fargo used adjusted EBITDA of MasterCraft for 2025A and 2026E of $31 million and $42 million, respectively, which was derived by reference to the corresponding EBITDA amounts set forth above, calendarized (and in the case of 2026E, risk adjusted) for the 12-month period ended December 31 and adjusted for share-based compensation, senior leadership transition and organizational realignment costs, enterprise resource planning implementation costs and business development and consulting costs.

(d)

Unlevered free cash flow is not a GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the MasterCraft sensitivity case projections, unlevered free cash flow is defined as earnings before interest and taxes less cash taxes, plus depreciation and amortization, less capital expenditures and changes in net working capital. At the direction of MasterCraft management, Wells Fargo calculated, based on the MasterCraft sensitivity case projections, unlevered free cash flow for MasterCraft for purposes of its discounted cash flow analysis of MasterCraft described in this joint proxy statement/prospectus under the caption “Opinion of MasterCraft’s Financial Advisor—MasterCraft Financial Analyses”.

(e)	Figures for 2026E were updated to reflect actual performance for the six-month period ended December 31, 2025, which corresponds to Q1 and Q2 of MasterCraft’s 2026 fiscal year.

(f)	Figure represents the six-month period ending June 30, 2026, which corresponds to Q3 and Q4 of MasterCraft’s 2026 fiscal year.

In addition to the prospective financial information regarding MasterCraft summarized above, MasterCraft management also prepared certain prospective financial information concerning Marine Products on a standalone basis, which we refer to as the “MasterCraft management unaudited Marine Products projections”, using (i) Marine Products management unaudited projections for fiscal years 2026 to 2030 (as prepared by Marine Products management and provided to MasterCraft management), (ii) extrapolations prepared by MasterCraft management on the basis of those projections for fiscal years 2031 to 2035, and (iii) adjustments to the projections based on MasterCraft management’s view of the business and financial environment. The following MasterCraft management unaudited Marine Products projections, used by Wells Fargo in performing its financial analyses with respect to Marine Products on a stand-alone basis, were provided by MasterCraft management to Wells Fargo and approved by MasterCraft for use by Wells Fargo in connection with the delivery of Wells

Fargo’s fairness opinion, as described in this joint proxy statement/prospectus under the caption “Opinion of MasterCraft’s Financial Advisor”:

Dollars are in millions, for each 12-month period ended June 30	2025A	2026E		2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Net sales (a)	$224	$254		$305	$335	$356	$376	$397	$411	$415	$406	$386
Gross profit (b)	$42	$45		$59	$67	$72	$77	$83	$90	$88	$83	$75
EBITDA (c)	$19	$21		$32	$38	$42	$46	$51	$57	$55	$50	$43
Unlevered free cash flow (d)	—	$(7.9	)(e)	$28.4	$32.2	$33.6	$38.6	$34.3	$39.5	$37.2	$33.9	$28.9

(a)	Defined as total gross sales (the sum of Chaparral and Robalo gross sales) plus other revenue (other revenue includes parts and accessories revenue and delivery income, minus dealer discounts).

(b)

Defined as net sales minus total cost of goods sold, reflecting adjustments to cost of goods sold and selling, general and administrative expenses reclassified to align with MasterCraft’s treatment of tooling, depreciation and amortization, warranty, customer service and research and development.

(c)

EBITDA reflects adjustments to cost of goods sold and selling, general and administrative expenses reclassified to align with MasterCraft’s treatment of tooling, depreciation and amortization, warranty, customer service and research and development. In addition, for purposes of the selected public company analyses described in this joint proxy statement/prospectus under the caption “Opinion of MasterCraft’s Financial Advisor—Marine Products Financial Analyses”, at the direction of MasterCraft management, Wells Fargo used adjusted EBITDA of Marine Products for 2025A and 2026E of $21 million and $33 million, respectively, which was derived by reference to the corresponding EBITDA amounts set forth above and calendarized for the 12-month period ended December 31 and adjusted for share-based compensation.

(d)

Unlevered free cash flow is not a GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the MasterCraft management unaudited Marine Products projections, unlevered free cash flow is defined as earnings before interest and taxes less cash taxes, plus depreciation and amortization, less capital expenditures and changes in net working capital. At the direction of MasterCraft management, Wells Fargo calculated, based on the MasterCraft management unaudited Marine Products projections, unlevered free cash flow for Marine Products for purposes of its discounted cash flow analysis of Marine Products described in this joint proxy statement/prospectus under the caption “Opinion of MasterCraft’s Financial Advisor—Marine Products Financial Analyses”.

(e)	Figure represents the six-month period ending June 30, 2026, which corresponds to Q3 and Q4 of MasterCraft’s 2026 fiscal year.

Certain Synergies Estimated by MasterCraft

MasterCraft management also developed and provided to the MasterCraft board prospective financial information relating to the anticipated net synergies to be realized by the combined company. MasterCraft management calculated net synergies derived from incremental EBITDA-based operational synergies, foregoing Marine Products public company and corporate overhead costs, and incurring additional selling, and general and administrative expenses, along with adjustments for inflation of 2.0% annually, as set forth below.

Dollars are in millions, for each 12-month period ended June 30	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Anticipated net synergies	$5.6	$8.9	$15.6	$19.3	$19.7	$20.1	$20.5	$20.9	$21.3

The aggregate net synergies calculated by MasterCraft management, which we refer to as the “MasterCraft management net synergies”, were provided by MasterCraft management to Wells Fargo and approved by MasterCraft for use by Wells Fargo in connection with the delivery of Wells Fargo’s fairness opinion, as described in this joint proxy statement/prospectus under the caption “Opinion of MasterCraft’s Financial Advisor”.

See “General Information Regarding the Forecasts” for further information regarding the uncertainties underlying the MasterCraft management net synergies , as well as “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” for further information regarding the uncertainties and factors associated with realizing the synergies in connection with the mergers.

Unaudited Prospective Financial Information regarding Marine Products

September 2025 Management Projections

In connection with the mergers, in September 2025, Marine Products’ management prepared draft unaudited financial projections, which we refer to as the “Marine Products September 2025 management projections”.

The following table presents a summary of the Marine Products September 2025 management projections, which were prepared assuming Marine Products’ business continued to operate on a standalone basis (dollars in millions) and adjusted to reflect a June 30 fiscal year-end, to align with the presentation of MasterCraft’s historical financial statements and the MasterCraft base case projections:

	2026E	2027E	2028E	2029E	2030E
Net sales	$250.9	$294.4	$323.4	$344.6	$363.8
Adjusted EBITDA (1)	$26.5	$36.4	$41.8	$46.1	$50.0
Unlevered free cash flow (2)	$26.4	$25.4	$33.0	$34.0	$43.7

(1)

Adjusted EBITDA is not a GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the Marine Products September 2025 management projections, Adjusted EBITDA is calculated as net income before income tax provision (benefit), depreciation and amortization and interest income (net) and stock-based compensation expense.

(2)

Unlevered free cash flow is not a GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the Marine Products September 2025 management projections, unlevered free cash flow is calculated as Adjusted EBITDA less changes in net working capital, less capital expenditures, less taxes.

November 2025 Management Projections

At the request of the Marine Products board, in November 2025, Marine Products’ management prepared an updated version of the Marine Products September 2025 management projections, reflecting increased revenues associated with higher production levels and an associated increase in fixed cost absorption, offset by a reduction in estimated cost savings associated with changes to certain purchasing practices, which we refer to as the “Marine Products November 2025 management projections”.

The Marine Products’ board relied on the Marine Products November 2025 management projections in its evaluation of the mergers and directed Truist Securities to use and rely upon the Marine Products November 2025 management projections for purposes of its financial analyses and opinion as described in this joint proxy statement/prospectus under the caption “Opinion of Marine Products Financial Advisor.” The following table presents a summary of the Marine Products November 2025 management projections, which were prepared assuming Marine Products’ business continued to operate on a standalone basis (dollars in millions) and adjusted to reflect a June 30 fiscal year-end, to align with the presentation of MasterCraft’s historical financial statements and the MasterCraft base case projections.

	2026E		2027E	2028E	2029E	2030E
Net sales	$254.4		$304.9	$335.1	$356.2	$376.1
Adjusted EBITDA (1)	$24.9		$36.4	$42.0	$46.2	$50.1
Unlevered free cash flow (2)	$19.8	(3)	$33.2	$36.8	$38.0	$42.8

(1)

Adjusted EBITDA is not a GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the Marine Products November 2025 management projections, Adjusted EBITDA is calculated as net income before income tax provision (benefit), depreciation and amortization and interest income (net) and stock-based compensation expense.

(2)

Unlevered free cash flow is not a GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the Marine Products November 2025 management projections, unlevered free cash flow is calculated as Adjusted EBITDA less changes in net working capital, less capital expenditures, less taxes.

(3)	Represents unlevered free cash flow for the nine-month period ending June 30, 2026.

Certain Synergies Relied Upon by Marine Products

Marine Products management presented to the Marine Products board certain prospective financial information regarding the anticipated net synergies expected to be achieved by the combined company. Such prospective financial information, which we refer to as the “Marine Products net synergies,” was prepared by MasterCraft management and provided as part of or subsequently discussed in connection with MasterCraft’s October 31 proposal and reviewed by Marine Products management.

The Marine Products net synergies were calculated based on the elimination of $8.0 million of annual public company and corporate overhead costs of Marine Products, offset by $2.0 million of additional selling, general and administrative expenses (and, in the case of the year ending June 30, 2026, a one-time cost to achieve of $4.0 million), plus certain adjustments for inflation, phased in 50% in the year ending June 30, 2026 and 100% thereafter. The Marine Products net synergies also included $6.0 million of additional commercial synergies, phased in 25% annually beginning with the year ending June 30, 2027 through June 30, 2029 and 100% thereafter. The Marine Products board relied on the Marine Products net synergies in its evaluation of the mergers and directed Truist Securities to use and rely upon the Marine Products net synergies for purposes of its financial analyses and opinion as described in this joint proxy statement/prospectus under the caption “Opinion of Marine Products Financial Advisor.”

See “General Information Regarding the Forecasts” for further information regarding the uncertainties underlying the Marine Products net synergies, as well as “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” for further information regarding the uncertainties and factors associated with realizing the synergies in connection with the mergers.

General Information Regarding the Forecasts

The prospective financial information was prepared separately using, in some cases, different assumptions, and the different estimates are not intended to be added together. Adding the prospective financial information together for the two companies is not intended to represent the results the combined company will achieve if the mergers are completed and is not intended to represent forecasted financial information for the combined company if the mergers are completed.

By including in this joint proxy statement/prospectus a summary of the prospective financial information, neither MasterCraft nor Marine Products nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of MasterCraft or Marine Products compared to the information contained in the prospective financial information. Except as required by applicable law, neither MasterCraft, Marine Products, nor, after completion of the mergers, the combined company, undertakes any obligation to update or otherwise revise the prospective financial information. None of MasterCraft, Marine Products, Wells Fargo, Truist Securities, or their respective representatives has made, makes or is authorized in the future to make any representation to any MasterCraft stockholders or Marine Products stockholders or other person regarding MasterCraft’s or Marine Products’ ultimate performance compared to the information contained in the prospective financial information or that the results reflected in the prospective financial information will be achieved. The prospective financial information included above is provided because it was made available to or considered by MasterCraft and Marine Products and their respective boards of directors and financial advisors in connection with the mergers.

In light of the foregoing, and considering that the MasterCraft and Marine Products special meetings will be held several months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, MasterCraft stockholders and Marine Products stockholders are cautioned not to place unwarranted reliance on such information, and are urged to review MasterCraft’s and Marine Products’ most recent SEC filings for a description of their reported financial results and the financial statements of MasterCraft and Marine Products incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.” The prospective financial information summarized in this section is not included in this joint proxy statement/prospectus in order to induce any MasterCraft stockholder to vote in favor of the share issuance proposal or any of the other proposals to be voted on at the MasterCraft special meeting or to induce any Marine Products stockholder to vote in favor of the merger agreement proposal or any of the other proposals to be voted on at the Marine Products special meeting.

Opinion of MasterCraft’s Financial Advisor

The MasterCraft board retained Wells Fargo to provide it with financial advisory services in connection with the mergers and, if requested by MasterCraft, a financial opinion with respect thereto. MasterCraft selected Wells Fargo to act as its financial advisor based on, among other things, Wells Fargo’s qualifications, expertise, and reputation and its knowledge of the business and affairs of MasterCraft and the industry, market and regulatory environment in which it operates. Wells Fargo rendered to the MasterCraft board, at its special meeting on February 4, 2026, its oral opinion, subsequently confirmed by delivery of a written opinion dated February 5, 2026, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Wells Fargo as set forth in its written opinion, the merger consideration to be paid by MasterCraft in the first merger was fair, from a financial point of view, to MasterCraft.

The full text of the written opinion of Wells Fargo, dated February 5, 2026, is attached as Annex B and incorporated by reference into this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Wells Fargo in rendering its opinion. Stockholders are urged to, and should, read the opinion carefully and in its entirety. Wells Fargo’s opinion is directed to the MasterCraft board and addresses only the fairness, from a financial point of view, to MasterCraft of the merger consideration as of the date of the opinion. Wells Fargo’s opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to stockholders of MasterCraft or Marine Products as to how to act or vote in connection with the mergers or any other matter or whether to take any other action with respect to the mergers. The summary of Wells Fargo’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. In addition, the opinion does not in any manner address the price at which MasterCraft common stock will trade following the consummation of the mergers or at any time.

In preparing its opinion, Wells Fargo, among other things:

•	reviewed the merger agreement;

•	reviewed certain publicly available business and financial information relating to MasterCraft and Marine Products and the industries in which they operate;

•

compared the financial and operating performance of MasterCraft and Marine Products with publicly available information concerning certain other companies that Wells Fargo deemed relevant, and compared current and historic market prices of MasterCraft common stock and Marine Products common stock with similar data for such other companies;

•	reviewed the MasterCraft sensitivity case projections and the MasterCraft management unaudited Marine Products projections, which the MasterCraft board approved for use by Wells Fargo;

•	reviewed the MasterCraft management net synergies, which the MasterCraft board approved for use by Wells Fargo;

•

discussed with the managements of MasterCraft and Marine Products regarding certain aspects of the mergers and the other transactions contemplated by the merger agreement, the business, financial condition, and prospects of MasterCraft and Marine Products, respectively, the effect of the mergers and the other transactions contemplated by the merger agreement on the business, financial condition and prospects of MasterCraft and Marine Products, respectively, and certain other matters that Wells Fargo deemed relevant; and

•	considered such other financial analyses and investigations and such other information that Wells Fargo deemed relevant.

In giving its opinion, Wells Fargo assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Wells Fargo by MasterCraft or Marine Products or otherwise reviewed by Wells Fargo. Wells Fargo did not independently verify any such information, and pursuant to the terms of Wells Fargo’s engagement by MasterCraft, Wells Fargo did not assume any obligation to undertake any such independent verification. At the direction of the MasterCraft board, Wells Fargo utilized the MasterCraft sensitivity case projections, the MasterCraft management unaudited Marine Products projections, and the MasterCraft management net synergies for purposes of its opinion and in relying on the MasterCraft sensitivity case projections, the MasterCraft management unaudited Marine Products projections, and the MasterCraft management net synergies, Wells Fargo assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of MasterCraft management as to the future performance and financial condition of MasterCraft and Marine Products. Wells Fargo expressed no view or opinion with respect to the MasterCraft sensitivity case projections, the MasterCraft management unaudited Marine Products projections, and the MasterCraft management net synergies or any other financial analysis or forecasts or the assumptions upon which they are based. Wells Fargo assumed that any representations and warranties made by MasterCraft, Merger Sub 1, Merger Sub 2 and Marine Products in the merger agreement or in other agreements relating to the mergers would be true and accurate in all respects that are material to its analysis.

Wells Fargo assumed that, for U.S. federal income tax purposes, the mergers would qualify as a “reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Wells Fargo also assumed that the mergers would have the tax consequences described in discussions with, and materials provided to Wells Fargo by, MasterCraft and its representatives. Wells Fargo also assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the mergers, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on MasterCraft, Marine Products or the contemplated benefits of the mergers. Wells Fargo also assumed that the mergers would be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to Wells Fargo’s analyses or its opinion. In addition, Wells Fargo did not made any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of MasterCraft or Marine Products, nor was Wells Fargo furnished with any such evaluations or appraisals. Wells Fargo did not evaluate the solvency of MasterCraft or Marine Products under any state or federal laws relating to bankruptcy, insolvency or similar matters.

The opinion of Wells Fargo only addressed the fairness, as of the date thereof, from a financial point of view, of the merger consideration to be paid by MasterCraft in the first merger, and Wells Fargo expressed no opinion as to the fairness of any consideration paid in connection with the mergers to the holders of any class of securities, creditors or other constituencies of MasterCraft. Furthermore, Wells Fargo expressed no opinion as to any other aspect or implication (financial or otherwise) of the mergers, or any other agreement, arrangement or understanding entered into in connection with the mergers or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the mergers, or class of such persons, relative to the merger consideration or otherwise. Furthermore, Wells Fargo did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and has relied upon the assessments of MasterCraft and its advisors with respect to such advice.

Wells Fargo’s opinion was necessarily based upon information made available to Wells Fargo as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Wells Fargo did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion, notwithstanding that any such subsequent developments may affect its opinion. Wells Fargo’s opinion did not address the relative merits of the mergers as compared to any alternative transactions or strategies that might have been available to MasterCraft, nor did it address the underlying business decision of the MasterCraft board or MasterCraft to proceed with or effect the mergers. Wells Fargo did not express any opinion as to the price at which MasterCraft common stock or Marine Products common stock may be traded at any time.

Financial Analyses

In preparing its opinion to the MasterCraft board, Wells Fargo performed a variety of analyses, including those described below. The summary of Wells Fargo’s analyses is not a complete description of the analyses underlying Wells Fargo’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative, and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Wells Fargo’s opinion nor its underlying analyses is readily susceptible to summary description. Wells Fargo arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology, or factor. Accordingly, Wells Fargo believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies, and factors, without considering all analyses, methodologies, and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Wells Fargo’s analyses and opinion.

In performing its analyses, Wells Fargo considered general business, economic, industry, and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. None of the selected companies used in Wells Fargo’s analyses are identical to MasterCraft or Marine Products. Evaluation of the results of those analyses is not entirely mathematical. The financial analyses performed by Wells Fargo were performed for analytical purposes only and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses, or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of MasterCraft or Marine Products.

While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Wells Fargo did not make separate or quantifiable judgments regarding individual analyses. Much of the information used in, and accordingly the results of, Wells Fargo’s analyses are inherently subject to substantial uncertainty.

Wells Fargo’s opinion was only one of many factors considered by the MasterCraft board in evaluating the mergers. Neither Wells Fargo’s opinion nor its analyses were determinative of the merger consideration or of the views of the MasterCraft board or management with respect to the mergers or the merger consideration. The type and amount of consideration payable in the mergers were determined through negotiations between MasterCraft and Marine Products, and the decision to enter into the merger agreement was solely that of the MasterCraft board.

The following is a summary of the material financial analyses performed by Wells Fargo in connection with the preparation of its opinion rendered to, and reviewed with, the MasterCraft board on February 4, 2026, subsequently confirmed by delivery of Wells Fargo’s written opinion dated February 5, 2026. The order of the analyses summarized below does not represent relative importance or weight given to those analyses by Wells Fargo. The analyses summarized below include information presented in tabular format. The following summary does not purport to be a complete description of the analyses or data provided by Wells Fargo and the tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions made, procedures followed, matters considered, and qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Wells Fargo’s analyses.

The estimates of the future financial performance of the companies in the selected public companies analyses listed below were based on public filings, including SEC, state regulatory and foreign filings, and research estimates for those companies and the estimates of the future financial performance of MasterCraft and Marine Products utilized as part of the financial analyses described below were based on the MasterCraft sensitivity case projections, the MasterCraft management unaudited Marine Products projections, and the MasterCraft management net synergies.

MasterCraft Financial Analyses

MasterCraft Selected Public Companies Analysis

Wells Fargo reviewed certain data for selected companies with publicly traded equity securities that Wells Fargo deemed relevant. None of the selected companies used in Wells Fargo’s analyses is identical to MasterCraft (other than MasterCraft). The selected companies were selected by Wells Fargo because they were deemed by Wells Fargo to be similar to MasterCraft in one or more respects, including, among other things, that MasterCraft and the selected companies share similar product offerings, operating sectors, geographic footprints, and sector-specific economic trends.

Using publicly available information, Wells Fargo calculated the multiple of each selected company’s enterprise value as of February 4, 2026, to the consensus equity research analyst estimate for each selected company’s estimated calendar year 2025 adjusted EBITDA and projected calendar year 2026 adjusted EBITDA.

The companies selected by Wells Fargo were as follows:

•	Malibu Boats, Inc.

•	MasterCraft

Taking into account the results of the selected companies analysis, Wells Fargo applied multiple ranges of (i) 9.5x to 11.0x to MasterCraft’s actual calendar year 2025 adjusted EBITDA and (ii) 9.0x to 9.5x to MasterCraft’s estimated calendar year 2026 adjusted EBITDA, in each case based on the MasterCraft sensitivity case projections. The selected companies analysis indicated the following implied per share equity value reference ranges for MasterCraft common stock:

	Implied per Share Equity Value
	Low	High
EV / CY2025A Adj. EBITDA	$22.66	$25.47
EV / CY2026E Adj. EBITDA.	$27.33	$28.58

The implied per share equity value reference ranges were then compared to the closing price per share of MasterCraft common stock of $23.12 on February 4, 2026.

MasterCraft Discounted Cash Flow Analysis

Wells Fargo performed a discounted cash flow analysis with respect to MasterCraft by calculating the estimated net present value (as of December 31, 2025) of (i) the projected unlevered free cash flows of MasterCraft for the six months ending June 30, 2026 and for the fiscal years ending June 30, 2027 through June 30, 2035, calculated by Wells Fargo at the direction of MasterCraft management based on the MasterCraft sensitivity case projections and approved for Wells Fargo’s use by MasterCraft management, and (ii) an estimated range of terminal values for MasterCraft derived by application of perpetuity growth rates, provided by and approved for Wells Fargo’s use by MasterCraft management, ranging from 1.5% to 2.5%. The present values (as of December 31, 2025) of the free cash flows and the implied terminal values were calculated using discount rates reflecting the estimated weighted average cost of capital for MasterCraft ranging from 10.8% to 11.5%. This analysis indicated a range of implied equity values per share for MasterCraft common stock, after taking into account MasterCraft’s net cash, catch-up taxes and non-controlling interest, in each case as of December 31, 2025 and as provided by and approved for Wells Fargo’s use by MasterCraft management, of $35.16 to $38.80, as compared to the closing price per share of MasterCraft common stock of $23.12 on February 4, 2026.

Marine Products Financial Analyses

Marine Products Selected Public Companies Analysis

Wells Fargo reviewed certain data for selected companies with publicly traded equity securities that Wells Fargo deemed relevant. None of the selected companies used in Wells Fargo’s analyses is identical to Marine Products. The selected companies were selected by Wells Fargo because they were deemed by Wells Fargo to be similar to Marine Products in one or more respects, including, among other things, that Marine Products and the selected companies share similar product offerings, operating sectors, geographic footprints, and sector-specific economic trends.

Using publicly available information, Wells Fargo calculated the multiple of each selected company’s enterprise value as of February 4, 2026 to the consensus equity research analyst estimate for each selected company’s estimated calendar year 2025 adjusted EBITDA and projected calendar year 2026 adjusted EBITDA.

The companies selected by Wells Fargo were as follows:

•	Malibu Boats, Inc.

•	MasterCraft

Taking into account the results of the selected companies analysis, Wells Fargo applied multiple ranges of (i) 9.5x to 11.0x to Marine Products’ estimated calendar year 2025 adjusted EBITDA and (ii) 9.0x to 9.5x to Marine Products’ estimated calendar year 2026 adjusted EBITDA, in each case based on the MasterCraft management unaudited Marine Products projections. The selected companies analysis indicated the following implied per share equity value reference ranges for Marine Products common stock:

	Implied per Share Equity Value
	Low	High
EV / CY2025E Adj. EBITDA	$7.22	$8.13
EV / CY2026E Adj. EBITDA.	$9.88	$10.35

The implied per share equity value reference ranges were then compared to the closing price per share of Marine Products common stock of $9.94 on February 4, 2026.

Marine Products Discounted Cash Flow Analysis

Wells Fargo performed a discounted cash flow analysis with respect to Marine Products by calculating the estimated net present value (as of December 31, 2025) of (i) the projected unlevered free cash flows of Marine Products for the six months ending June 30, 2026 and for the fiscal years ending June 30, 2027 through June 30, 2035, calculated by Wells Fargo at the direction of MasterCraft management based on the MasterCraft management unaudited Marine Products projections and approved for Wells Fargo’s use by MasterCraft management, and (ii) an estimated range of terminal values for Marine Products derived by application of perpetuity growth rates, provided by and approved for Wells Fargo’s use by MasterCraft management, ranging from 1.5% to 2.5%. The present values (as of December 31, 2025) of the free cash flows and the implied terminal values were calculated using discount rates reflecting the estimated weighted average cost of capital for Marine Products ranging from 10.8% to 11.5%. This analysis indicated a range of implied equity values per share for Marine Products common stock, after taking into account Marine Products’ net cash, catch- up taxes and pension liabilities, in each case as of December 31, 2025 and as provided by and approved for Wells Fargo’s use by MasterCraft management, of $9.50 to $10.54, as compared to the closing price per share of Marine Products common stock of $9.94 on February 4, 2026.

Wells Fargo performed the same discounted cash flow analysis with respect to Marine Products, as described in the preceding paragraph, taking into account the MasterCraft management net synergies. This analysis indicated a range of implied equity values per share for Marine Products common stock, after taking into account Marine Products’ net cash, catch-up taxes and pension liabilities, in each case as of December 31, 2025 and as provided by and approved for Wells Fargo’s use by MasterCraft management, of $13.00 to $14.59, as compared to the closing price per share of Marine Products common stock of $9.94 on February 4, 2026.

Pro Forma Financial Analyses

Implied Exchange Ratios Analysis

Wells Fargo compared the results for MasterCraft to the results for Marine Products with respect to the selected public companies analyses and the discounted cash flow analyses described above, in each case with the results for Marine Products adjusted for the cash consideration of $2.43 per share. Wells Fargo compared the highest implied equity value per share for MasterCraft common stock to the lowest implied equity value per share for Marine Products common stock to derive the lowest exchange ratio implied by each financial analysis. Wells Fargo also compared the lowest implied equity value per share for MasterCraft common stock to the highest implied equity value per share for Marine Products common stock to derive the highest exchange ratio implied by each financial analysis. The ranges of implied exchange ratios resulting from this analysis were:

Implied Exchange Ratios
	Low	High
Selected Public Companies Analysis (CY2025E EV / Adj. EBITDA)	0.188x	0.251x
Selected Public Companies Analysis (CY2026E EV / Adj. EBITDA)	0.261x	0.290x
Discounted Cash Flow Analysis (Standalone)	0.182x	0.231x
Discounted Cash Flow Analysis (with Synergies)	0.272x	0.346x

The ranges of implied exchange ratios resulting from the foregoing analyses were compared to the exchange ratio of 0.232x representing the stock consideration component of the merger consideration.

Other Matters

Wells Fargo is a trade name of Wells Fargo Securities, LLC, an investment banking subsidiary and affiliate of Wells Fargo & Company. MasterCraft retained Wells Fargo as its financial advisor in connection with the mergers based on, among other things, Wells Fargo’s qualifications, expertise and reputation and its knowledge of the business and affairs of MasterCraft and the industry, market and regulatory environment in which it operates. Wells Fargo is regularly engaged to provide investment banking and financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. MasterCraft has agreed to pay Wells Fargo an aggregate fee of $4.25 million, $2 million of which became payable upon the rendering of Wells Fargo’s opinion, and the remainder of which is contingent and payable upon the consummation of the mergers. In addition, MasterCraft has agreed to reimburse Wells Fargo for certain expenses and to indemnify Wells Fargo and certain related parties against certain liabilities and other items that may arise out of or relate to Wells Fargo’s engagement. The issuance of Wells Fargo’s opinion was approved by an authorized committee of Wells Fargo.

Wells Fargo and its affiliates provide a wide range of investment and commercial banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading, brokerage advice and services, and commercial loans. During the two years preceding the date of Wells Fargo’s written opinion, neither Wells Fargo nor its affiliates have had any other material investment, commercial banking or financial advisory relationships with MasterCraft or Marine Products. During the two years preceding the date of Wells Fargo’s written opinion, Wells Fargo did not recognize any fees from MasterCraft or Marine Products. Wells Fargo and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of MasterCraft and Marine Products. In the ordinary course of business, Wells Fargo and its affiliates will trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of MasterCraft, Marine Products and certain of their affiliates for its own account and for the accounts of its customers and, accordingly, will at any time hold a long or short position in such securities or financial instruments. Wells Fargo and its affiliates have adopted policies and procedures designed to preserve the independence of their research and credit analysts whose view may differ from those of the members of the team of investment banking professionals involved in preparing Wells Fargo’s opinion.

Opinion of Marine Products’ Financial Advisor

Marine Products has engaged Truist Securities as Marine Products’ financial advisor in connection with the mergers. As part of this engagement, the Marine Products board requested that Truist Securities evaluate the fairness, from a financial point of view, of the merger consideration to be paid to holders of Marine Products common stock (other than holders who execute a voting agreement or stockholders agreement in connection with the mergers, MasterCraft, Merger Subs, and their respective affiliates) pursuant to the merger agreement. At a

February 4, 2026 meeting of the Marine Products board held to evaluate the mergers, Truist Securities rendered an oral opinion, confirmed by delivery of a written opinion dated February 4, 2026, to the Marine Products board to the effect that, as of that date and based on and subject to the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken as described in such written opinion, the merger consideration to be paid to holders of Marine Products common stock (other than holders who execute a voting agreement or stockholders agreement in connection with the mergers, MasterCraft, Merger Subs, and their respective affiliates) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Truist Securities’ written opinion, dated February 4, 2026, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The written opinion sets forth, among other things, the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken by Truist Securities in connection with its opinion. The following summary of Truist Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. Truist Securities’ opinion was delivered to the Marine Products board for the use of the Marine Products board (in its capacity as such) in connection with its evaluation of the merger consideration. Truist Securities’ opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration and did not address any other term, aspect or implication of the mergers. Truist Securities’ opinion did not address the underlying business decision of Marine Products, its securityholders or any other party to proceed with or effect the mergers or the relative merits of the mergers compared to any alternative business strategies that might exist for Marine Products or any other party or the effect of any other transaction in which Marine Products or any other party might engage. Truist Securities’ opinion did not constitute a recommendation to the Marine Products board, and does not constitute a recommendation to any securityholder of Marine Products or any other party, as to how to vote or act with respect to any matter relating to the mergers or otherwise.

In connection with its opinion, Truist Securities conducted such reviews, analyses and inquiries as Truist Securities deemed necessary and appropriate under the circumstances. Among other things, Truist Securities reviewed:

•	an execution version, as of February 4, 2026, of the merger agreement;

•	certain publicly available business and financial information relating to Marine Products and MasterCraft and historical market prices for Marine Products common stock and MasterCraft common stock;

•

certain other financial information relating to Marine Products and MasterCraft made available to Truist Securities by the respective managements of Marine Products and MasterCraft, including financial projections, estimates and other information and data relating to Marine Products and MasterCraft and the potential cost savings expected to result from the mergers provided to or discussed with Truist Securities by the respective managements of Marine Products and MasterCraft as reviewed and approved by Marine Products for Truist Securities’ use and reliance;

•	the financial and operating performance of Marine Products and MasterCraft and certain other companies with publicly traded equity securities that Truist Securities deemed relevant; and

•	publicly available financial terms of certain transactions that Truist Securities deemed relevant.

Truist Securities also had discussions with certain members of the respective senior managements and other representatives of Marine Products and MasterCraft regarding the businesses, financial condition, results of operations and prospects of Marine Products and MasterCraft and certain matters pertaining to or resulting from the mergers and had undertaken such other studies, analyses and investigations as Truist Securities deemed appropriate.

Truist Securities relied upon and assumed, without independent verification, the accuracy and completeness of all data, materials and other information furnished or otherwise made available to Truist Securities, discussed with or reviewed by Truist Securities, or publicly available, and upon assurances of the respective managements and other representatives of Marine Products and MasterCraft that they were not aware of any relevant information that had been omitted or that remained undisclosed to Truist Securities and Truist Securities did not assume any responsibility with respect to any such data, materials or other information. Truist Securities’ role in reviewing such data, materials and other information was limited solely to performing such review as Truist Securities deemed necessary and appropriate to support its opinion and such review was not conducted on behalf of Marine Products, MasterCraft or any other party. In addition, the managements of Marine Products and MasterCraft advised Truist Securities, and Truist Securities assumed, that the financial projections, estimates and other information and data that Truist Securities was directed to utilize for purposes of its analyses and opinion were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to, and were an appropriate basis upon which to evaluate, the future financial results and condition of Marine Products and MasterCraft and the other matters covered thereby, and Truist Securities expressed no opinion with respect to any such projections, estimates or other information or data or the assumptions on which they were based. Truist Securities also assumed, without independent verification, that there had been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of Marine Products or MasterCraft since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Truist Securities that would be meaningful in any respect to its analyses or opinion, and that there was no information or any fact that would make any of the information provided to, discussed with or reviewed by Truist Securities incomplete or misleading.

Truist Securities relied upon, without independent verification, the assessments of the managements of Marine Products and MasterCraft as to, among other things, (i) the potential impact on Marine Products and MasterCraft of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the marine industry, (ii) the products, technology and intellectual property of Marine Products and MasterCraft, and associated risks, and (iii) existing and future agreements and other arrangements involving, and the ability to attract, retain and/or replace, key employees, customers, suppliers, independent dealers and other commercial relationships of Marine Products and MasterCraft. Truist Securities assumed that there would be no developments with respect to any such matters that would have an adverse effect on Marine Products, MasterCraft or the mergers or that otherwise would be meaningful in any respect to Truist Securities’ analyses and opinion.

Truist Securities also relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the merger agreement are true and correct; (b) each party to the merger agreement would fully and timely perform all of the covenants and agreements required to be performed by such party under the merger agreement; (c) all conditions to the consummation of the mergers would be satisfied without waiver thereof; and (d) the mergers would be consummated in accordance with the terms of the merger agreement, and in compliance with all applicable laws and requirements, without waiver, modification or amendment of any term, condition or agreement therein and that, in the course of obtaining any governmental, regulatory or third party consents, approvals, releases, waivers or agreements in connection with the mergers, no delay, limitation, restriction or condition, including any divestiture requirements or other modifications, would be imposed that would have an adverse effect on Marine Products, MasterCraft or the mergers. In addition, Truist Securities assumed that the merger agreement, when executed by the parties thereto, would conform to the execution version reviewed by Truist Securities in all respects meaningful to its analyses and opinion.

In connection with its opinion, Truist Securities had not been requested to make, and Truist Securities had not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, accrued, derivative, off-balance sheet or otherwise) of Marine Products, MasterCraft or any other entity, nor was Truist Securities provided with any such appraisal or evaluation. Truist Securities also had not undertaken any independent analysis of any potential or actual litigation, regulatory action, governmental investigation, possible unasserted claims or other contingent liabilities to which Marine Products, MasterCraft or any other entity is or may be a party or is or may be subject.

Truist Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to Truist Securities as of, the date of such opinion. Truist Securities has no obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring or information that becomes available after the date of such opinion. As the Marine Products board was aware, the credit, financial and stock markets, the industry in which Marine Products and MasterCraft operate and the securities of Marine Products and MasterCraft have experienced and may continue to experience volatility and Truist Securities expressed no opinion as to any potential effects of such volatility on Marine Products, MasterCraft or the mergers.

As the Marine Products board was aware, in connection with its engagement, Truist Securities was not requested to, and Truist Securities did not, undertake on behalf of Marine Products a process to solicit indications of interest or proposals from third parties regarding the possible acquisition of all or a part of Marine Products or any alternative transaction. Truist Securities’ opinion only addressed the fairness, from a financial point of view, of the merger consideration to holders of Marine Products common stock (to the extent expressly specified therein), without regard to individual circumstances of holders of Marine Products common stock (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Marine Products held by such holders, and its opinion did not in any way address proportionate allocation or relative fairness. Truist Securities’ opinion also did not address any other term, aspect or implication of the mergers, including any voting agreement, stockholders agreement, registration rights agreement or other agreement, arrangement or understanding entered into in connection therewith or otherwise. Truist Securities did not express any opinion as to: (i) the underlying business decision of Marine Products, its security holders or any other party to proceed with or effect the mergers; (ii) the relative merits of the mergers as compared to any alternative business strategies that might exist for Marine Products or any other party or the effect of any other transaction in which Marine Products or any other party might engage; (iii) the form, structure or any other portion or aspect of the mergers or otherwise; (iv) the fairness of any portion or aspect of the mergers to the holders of any class of securities, creditors or other constituencies of Marine Products or any other party; (v) the fairness of any portion or aspect of the mergers to any one class or group of security holders or other constituents vis-à-vis any other class or group of security holders or other constituents (including, without limitation, the allocation of any consideration among or within such classes or groups of security holders or other constituents); (vi) whether or not Marine Products, MasterCraft, their respective security holders or any other party is paying or receiving reasonably equivalent value in the mergers; (vii) the solvency, creditworthiness or fair value of Marine Products, MasterCraft or any other party or any of their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the mergers, any class of such persons or any other party, relative to the merger consideration or otherwise. Truist Securities also did not express any opinion as to the actual value of MasterCraft common stock when issued in the first merger or the prices at which Marine Products common stock or any other securities of MasterCraft or Marine Products may trade or otherwise be transferable at any time, including following announcement or consummation of the mergers. Furthermore, no opinion, view or interpretation was intended in matters that require legal, regulatory, accounting, tax or other similar professional advice. Truist Securities assumed that such opinions, views or interpretations had been or would be obtained from appropriate professional sources, and Truist Securities relied on the assessments of Marine Products as to all legal, regulatory, accounting and tax matters relating to Marine Products, MasterCraft and the mergers.

In preparing its opinion to the Marine Products board, Truist Securities performed various financial and comparative analyses, including those described below. The summary below of Truist Securities’ material financial analyses provided to the Marine Products board in connection with Truist Securities’ opinion is not a comprehensive description of all analyses undertaken or factors considered by Truist Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Truist Securities believes that the analyses and factors summarized below must be considered as a whole and in context.

In arriving at its opinion, Truist Securities employed several analytical methodologies and considered various financial matters and no one method of analysis should be regarded as critical to the overall conclusion reached by Truist Securities. Each analytical technique and financial consideration has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion reached by Truist Securities was based on all analyses and factors presented, taken as a whole, and also on application of Truist Securities’ experience and judgment. Such conclusion may have involved significant elements of subjective judgment and qualitative analysis and no opinion was given as to the value or merit standing alone of any one or more portions of such analyses or factors.

In performing its analyses, Truist Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Marine Products and MasterCraft. The estimates of the future performance of Marine Products and MasterCraft in or underlying Truist Securities’ analyses are illustrative and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates or those suggested by the analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company or business might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Truist Securities’ view of the actual values of Marine Products or MasterCraft.

The merger consideration was determined through negotiations between Marine Products and MasterCraft and the decision of Marine Products to enter into the merger agreement was solely that of the Marine Products board. Truist Securities’ opinion and analyses were only one of many factors considered by the Marine Products board in its evaluation of the mergers and should not be viewed as determinative of the views of the Marine Products board, Marine Products’ management or any other party with respect to the mergers or the consideration payable in the mergers. Truist Securities was retained by Marine Products as an independent contractor, and not as an agent or fiduciary of the Marine Products board, Marine Products, the securityholders or creditors of Marine Products or any other person or entity.

Financial Analyses

The summary of the financial analyses described below under this heading “—Financial Analyses” is a summary of the material financial analyses provided by Truist Securities to the Marine Products board in connection with Truist Securities’ opinion, dated February 4, 2026. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Truist Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Selecting portions of Truist Securities’ financial analyses or factors considered or focusing on the data set forth in the tables below without considering all analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Truist Securities’ financial analyses. Future results may differ from those described and such differences may be material. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. For purposes of the financial analyses described below, (i) the term “adjusted EBITDA” refers to earnings, interest, taxes, depreciation and amortization, adjusted for stock-based compensation expense and certain one-time non-recurring items, as applicable, and (ii) the term “merger consideration” means the implied value of the merger consideration of $7.59 per share of Marine Products common stock based on the cash portion of the merger consideration of $2.43 per share and, for the stock portion of the merger consideration, the 0.232x exchange ratio and the closing price of MasterCraft common stock on February 3, 2026.

Marine Products Financial Analyses

Selected Public Companies Analysis. Truist Securities performed a selected public companies analysis of Marine Products in which Truist Securities reviewed certain financial and stock market information of Marine Products and the following two (2) selected publicly traded companies with operations in the marine industry that Truist Securities considered relevant for purposes of its analysis, which we collectively refer to as the “selected companies”:

•	Malibu Boats, Inc.

•	MasterCraft Boat Holdings, Inc.

Truist Securities reviewed, among other things, enterprise values of the selected companies, calculated as equity values based on closing stock prices on February 3, 2026 plus total debt, non-controlling interests (as applicable) and less cash and cash equivalents, as a multiple of fiscal year ending June 30, 2026 estimated adjusted EBITDA. Financial data of the selected companies (other than MasterCraft) were based on publicly available research analysts’ estimates, public filings and other publicly available information, and financial data of MasterCraft and Marine Products were based on the MasterCraft base case projections and Marine Products November 2025 management projections, respectively, and other information provided by the respective managements or public filings of MasterCraft and Marine Products, reflected, in the case of Marine Products, on a June 30 fiscal year-end basis for comparative purposes.

The overall low to high fiscal year ending June 30, 2026 estimated adjusted EBITDA multiples observed for the selected companies were 8.3x to 9.9x (with a mean and median of 9.1x). Truist Securities applied a selected range of fiscal year ending June 30, 2026 estimated adjusted EBITDA multiples derived from the selected companies of 8.0x to 9.0x to corresponding data of Marine Products utilizing the Marine Products November 2025 management projections and other information provided by the management or in public filings of Marine Products. This analysis indicated the following implied equity value per share reference range for Marine Products, as compared to the merger consideration:

Implied Equity Value Per Share Reference Range	Merger Consideration
$6.96 – $7.66	$7.59

No company or business used in this analysis is identical to Marine Products. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which Marine Products was compared.

Selected Transactions Analysis. Using publicly available information, Truist Securities performed a selected transactions analysis of the mergers in which Truist Securities reviewed certain financial information relating to the following six (6) selected precedent transactions involving target companies in the marine industry that Truist Securities considered relevant for purposes of its analysis, which we collectively refer to as the “selected transactions”:

Announcement Date	Acquiror	Target
July 2021	• Winnebago Industries, Inc.	• Barletta Boat Company, LLC and Three Limes, LLC
January 2021	• Malibu Boats, Inc.	• Maverick Boat Group Inc.
August 2018	• Malibu Boats, Inc.	• S2 Yachts, Inc. (assets of Pursuit Boats division)
May 2018	• Polaris Industries Inc.	• Boat Holdings, LLC
October 2017	• MCBC Holdings, Inc.	• Nautic Star, LLC
June 2017	• Malibu Boats, Inc.	• Cobalt Boats, LLC

Truist Securities reviewed, among other things, transaction values, based on the consideration paid or payable in the selected transactions as a multiple, to the extent publicly available, of the target company’s latest 12 months adjusted EBITDA based on publicly available information as of the applicable announcement date of the relevant transaction. Financial data for the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of Marine Products were based on Marine Products’ public filings and other information provided by Marine Products’ management.

The overall low to high latest 12 months adjusted EBITDA multiples observed for the selected transactions were 6.5x to 10.7x (with a mean of 8.3x and median of 7.9x). Truist Securities applied a selected range of latest 12 months adjusted EBITDA multiples derived from the selected transactions of 7.5x to 8.5x to Marine Products’ latest 12 months (as of September 30, 2025) adjusted EBITDA utilizing Marine Products’ public filings and other information provided by Marine Products’ management. This analysis indicated the following implied equity value per share reference range for Marine Products, as compared to the merger consideration:

Implied Equity Value Per Share Reference Range	Merger Consideration
$5.97 – $6.59	$7.59

No company, business or transaction used in this analysis is identical to Marine Products or the mergers. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, businesses or transactions to which Marine Products and the mergers were compared.

Discounted Cash Flow Analysis. Truist Securities performed a discounted cash flow analysis of Marine Products by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Marine Products was forecasted to generate, for comparability with MasterCraft’s June 30 fiscal year-end, during the last nine months of the fiscal year ending June 30, 2026 through June 30, 2030 utilizing the Marine Products November 2025 management projections and other information provided by the management or in public filings of Marine Products. Truist Securities calculated terminal values for Marine Products by applying to Marine Products’ cyclical average unlevered free cash flow from June 30, 2025 through June 30, 2030 a selected range of perpetuity growth rates of 2.0% to 3.0%. The unlevered free cash flows and terminal values were then discounted to present value (as of September 30, 2025) using a selected range of discount rates of 12.5% to 13.5%. This analysis indicated the following implied equity value per share reference range for Marine Products, as compared to the merger consideration:

Implied Equity Value Per Share Reference Range	Merger Consideration
$8.94 – $10.18	$7.59

MasterCraft Financial Analyses

Selected Public Companies Analysis. Truist Securities performed a selected public companies analysis of MasterCraft in which Truist Securities reviewed certain financial and stock market information of MasterCraft and the following two selected publicly traded companies with operations in the marine industry that Truist Securities considered relevant for purposes of its analysis, which we collectively refer to as the “selected companies”:

•	Malibu Boats, Inc.

•	Marine Products Corporation

Truist Securities reviewed, among other things, enterprise values of the selected companies, calculated as equity values based on closing stock prices on February 3, 2026 plus total debt, non-controlling interests (as applicable)

and less cash and cash equivalents, as a multiple of fiscal year ending June 30, 2026 estimated adjusted EBITDA. Financial data of the selected companies (other than Marine Products) were based on publicly available research analysts’ estimates, public filings and other publicly available information, and financial data of Marine Products and MasterCraft were based on the Marine Products November 2025 management projections and the MasterCraft base case projections, respectively, and other information provided by the respective managements or in public filings of Marine Products and MasterCraft, reflected, in the case of Marine Products, on a June 30 fiscal year-end basis for comparative purposes.

The overall low to high fiscal year ending June 30, 2026 estimated adjusted EBITDA multiples observed for the selected companies were 9.9x to 12.2x (with a mean and median of 11.0x). Truist Securities applied a selected range of fiscal year ending June 30, 2026 estimated adjusted EBITDA multiples derived from the selected companies of 8.0x to 9.0x to corresponding data of MasterCraft utilizing the MasterCraft base case projections provided by MasterCraft’s management. This analysis indicated the following implied equity value per share reference range for MasterCraft, as compared to the closing price of MasterCraft common stock on February 3, 2026:

Implied Equity Value Per Share Reference Range	Closing Stock Price on February 3, 2026
$21.68 – $23.87	$22.25

No company or business used in this analysis is identical to MasterCraft. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which MasterCraft was compared.

Discounted Cash Flow Analysis. Truist Securities performed a discounted cash flow analysis of MasterCraft by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that MasterCraft was forecasted to generate during the last nine months of the fiscal year ending June 30, 2026 through June 30, 2030 utilizing the MasterCraft base case projections and other information provided by the management or in public filings of MasterCraft. Truist Securities calculated terminal values for MasterCraft by applying to MasterCraft’s cyclical average unlevered free cash flow from June 30, 2025 through June 30, 2030 a selected range of perpetuity growth rates of 2.0% to 3.0%. The unlevered free cash flows and terminal values were then discounted to present value (as of September 30, 2025) using a selected range of discount rates of 12.5% to 13.5%. This analysis indicated the following implied equity value per share reference range for MasterCraft, as compared to the closing stock price of MasterCraft on February 3, 2026:

Implied Equity Value Per Share Reference Range	Closing Stock Price on February 3, 2026
$30.67 – $35.02	$22.25

Illustrative Has/Gets Analysis

Truist Securities compared the approximate implied equity value per share reference range derived for Marine Products on a standalone basis as described above under “— Marine Products — Discounted Cash Flow Analysis” relative to an illustrative approximate implied equity value per share reference range derived from a discounted cash flow analysis on a pro forma basis, after taking into account potential cost savings expected by the management of Marine Products to result from the mergers, utilizing the Marine Products November 2025 management projections, the MasterCraft base case projections, the Marine Products net synergies estimates and other information provided by the respective managements or in public filings of Marine Products and MasterCraft. For purposes of this comparison, Truist Securities utilized a selected perpetuity growth rate range of 2.0% to 3.0% and a selected discount rate range of 12.5% to 13.5% and otherwise performed such comparison in a manner consistent with the approach undertaken in connection with the discounted cash flow analysis conducted for Marine Products on a standalone basis described above under “ – Marine Products – Discounted Cash Flow Analysis.” Truist Securities observed that the mergers could result in a potential per share uplift in value for holders of Marine Products common stock of approximately 7.1% to 9.1% relative to the approximate implied equity value per share reference range derived for Marine Products on a standalone basis. Actual results achieved may vary from forecasted results and variations may be material.

Miscellaneous

Marine Products has agreed to pay Truist Securities for its services as Marine Products’ financial advisor in connection with the mergers an aggregate fee currently estimated to be approximately $5.5 million, of which a portion was payable upon delivery of Truist Securities’ opinion and approximately $4 million is contingent upon consummation of the mergers. Marine Products also has agreed to reimburse certain of Truist Securities’ expenses and to indemnify Truist Securities and certain related persons for certain liabilities, including liabilities under federal securities laws, arising out of Truist Securities’ engagement.

As the Marine Products board was aware, Truist Securities and its affiliates (including Truist Bank) in the past have provided, currently are providing, and in the future may provide investment banking and other financial services unrelated to the mergers to Marine Products, certain significant stockholders of Marine Products or related entities and/or their respective affiliates, for which Truist Securities and/or its affiliates have received or expect to receive compensation, including, during the approximate two-year period preceding the date of Truist Securities’ opinion, having acted or acting as a lender under certain credit facilities of, and/or having provided or providing certain corporate banking services to, Marine Products and certain significant stockholders of Marine Products and/or related entities, for which services during such two-year period Truist Securities and/or its affiliates received aggregate revenue of approximately $5.5 million. As the Marine Products board also was aware, Truist Securities and its affiliates (including Truist Bank) in the past have provided, currently are providing and in the future may provide investment banking and other financial services to MasterCraft and/or its affiliates, for which services Truist Securities and/or its affiliates have received or expect to receive compensation, including, during the approximate two-year period preceding the date of Truist Securities’ opinion, having provided or providing certain corporate banking services to MasterCraft, for which services during such two-year period Truist Securities and its affiliates received aggregate revenue of less than $10,000. Truist Securities is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Truist Securities and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Marine Products, MasterCraft, their respective affiliates and any other party that may be involved in the mergers, as well as provide investment banking and other financial services to such parties. In addition, Truist Securities and its affiliates (including Truist Bank) may have other financing and business relationships with Marine Products, MasterCraft and/or their respective affiliates.

Truist Securities, as a full service securities firm, is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. Marine Products selected Truist Securities as Marine Products’ financial advisor in connection with the mergers on the basis of Truist Securities’ experience in similar transactions, reputation in the investment community and familiarity with Marine Products’ business and industry.

Governance of MasterCraft After the Mergers

At the first effective time, MasterCraft will take all actions necessary to increase the size of the MasterCraft board from seven (7) members to ten (10) members, and to appoint Timothy C. Rollins, Callum C. Macgregor and Stephen E. Lewis to the MasterCraft board, so long as each is qualified, and willing and suitable to serve as a director under all applicable corporate governance policies and guidelines as reviewed and determined reasonably and in good faith by the Corporate Governance, Nominating and Sustainability Committee of the MasterCraft board. Additional information about Messrs. Rollins and Lewis is available in the definitive proxy statement that Marine Products filed with the SEC on March 12, 2025 for its 2025 Annual Meeting of stockholders.

Callum C. Macgregor, 57, is the Vice President and General Counsel for RFA Management Company, LLC, a single-family office, and LOR, Inc., a private family investment holding company. He has worked in these positions since joining the family office in 1999. In these roles, he manages strategic planning and legal department operations for a variety of private companies and charitable foundations. Mr. Macgregor has extensive experience in mergers and acquisitions transactions, securities offerings and complex litigation. In addition, he oversees habitat restoration operations for a division of Rollins Ranches. During the course of his career, Mr. Macgregor has served on both for-profit and non-profit boards. He holds a bachelor’s degree in economics from Emory University as well as a Master’s in Business Administration with a concentration in finance and a Juris Doctor from the University of Florida.

Interests of Directors and Executive Officers in the Mergers

Interests of MasterCraft Directors and Executive Officers in the Mergers

MasterCraft stockholders should be aware that MasterCraft’s directors and executive officers have interests in the mergers that may be different from, or in addition to, those of MasterCraft stockholders generally. The MasterCraft board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that the MasterCraft stockholders vote “FOR” the share issuance proposal. See “The Mergers—MasterCraft Reasons for the Mergers; Recommendation of the MasterCraft Board of Directors.”

These interests include the following:

•	the members of the MasterCraft board will remain on the MasterCraft board;

•	Roch Lambert, the Chair of the MasterCraft board will remain as the Chair of the MasterCraft board; and

•	the executive officers of MasterCraft will remain the executive officers of MasterCraft.

None of MasterCraft’s directors or executive officers are party to or participates in any plan, program, or arrangement that provides such director or executive officer with any kind of compensation that is based on or otherwise related to the completion of the mergers.

The information set forth above in this section is intended to comply with Item 402(t) of Regulation S-K under the Securities Act, as it relates to the disclosure of certain information about compensation for MasterCraft’s named executive officers that is based on or otherwise relates to the completion of the mergers.

Interests of Marine Products Directors and Executive Officers in the Merger

In considering the Marine Products board recommendation, Marine Products stockholders should be aware that the directors and executive officers of Marine Products may have interests in the mergers that are different from, or in addition to, the interests of holders of Marine Products stockholders generally and that may create potential conflicts of interest. These include, among other things, treatment of outstanding Marine Products equity awards in connection with the transactions contemplated by the merger agreement, fees for each meeting of the special committee attended by each member thereof, transaction bonuses, and rights to ongoing indemnification and insurance coverage.

The Marine Products board (acting upon the special committee recommendation) also considered that the specified stockholders, including Amy R. Kreisler and Timothy C. Rollins, each of whom serve on the Marine Products board, will have the right to nominate up to two (2) directors to the MasterCraft board in connection with the mergers pursuant to the stockholders agreement, which are expected to be Timothy C. Rollins and Callum C. Macgregor, Vice President and General Counsel of RFA Management Company, LLC and LOR, entities affiliated with Ms. Kreisler and Mr. Rollins. See the section titled “The Merger Agreement—Ancillary

Agreements—Stockholders Agreement.” In addition, Stephen E. Lewis, a current member of the Marine Products board, is expected to become a member of the MasterCraft board upon the closing. Each Marine Products Designee, including Mr. Lewis and Mr. Rollins, will receive compensation from MasterCraft for their service as non-employee members of the MasterCraft board under MasterCraft’s non-employee director compensation program.

The special committee and the Marine Products board were aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and in making its recommendation to the Marine Products board that it approve the merger agreement, in the case of the special committee, and in approving the merger agreement and recommending that the Marine Products stockholders vote in favor of the adoption of the merger agreement, in the case of the Marine Products board.

Quantification of Potential Payments and Benefits to Marine Products’ Named Executive Officers in Connection with the Mergers

For purposes of this disclosure, Marine Products’ “named executive officers” are:

•	Ben M. Palmer, President, Chief Executive Officer and Director;

•	Michael L. Schmit, Vice President, Chief Financial Officer, Treasurer and Corporate Secretary; and

•	Richard A. Hubbell, Executive Chairman of the Board.

For purposes of this disclosure, Marine Products’ non-employee directors are Susan R. Bell, Patrick J. Gunning, Amy R. Kreisler, Gary Kolstad, Stephen E. Lewis, Jerry W. Nix, Timothy C. Rollins, and John F. Wilson. All Marine Products equity awards held by Marine Products non-employee directors were fully vested prior to February 5, 2026.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	the first effective time will occur on March 30, 2026 (which is the assumed date of the first effective time solely for purposes of the disclosure in this section);

•

the relevant price per share of Marine Products common stock is $8.05 (the average closing market price of Marine Products common stock over the first five (5) business days following the public announcement of the merger on February 5, 2026);

•	no named executive officer will receive Assumed RSAs;

•	the first effective time will occur prior to the end of the performance period for 2026 annual bonuses;

•	each named executive officer’s base salary remains unchanged from that in effect as of the date of this joint proxy statement/prospectus;

•	for purposes of the 2026 annual bonus payments set forth in the table, achievement is at the target levels of performance; and

•	no named executive officers are entitled to any severance benefits.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect certain compensation actions that may occur before completion of the mergers.

Cash Payments

2026 Annual Bonuses

Pursuant to the merger agreement, all named executive officers will receive prorated 2026 annual bonuses in an aggregate amount not to exceed $500,000, assuming that the closing date occurs on or prior to June 30, 2026 based on the lesser of: (i) actual performance, measured as of the closing date (and as reasonably consented to by MasterCraft) or (ii) target performance, which we refer to as the “Bonus Amount”, and the Bonus Amount will be prorated by multiplying the Bonus Amount by a fraction, the numerator of which is the number of calendar days between January 1, 2026 and the Closing Date and the denominator of which is 365.

Transaction Bonuses

Contingent on the closing, two of the Marine Products named executive officers are eligible to receive cash transaction bonuses, which we refer to as the “transaction bonuses”, in the following amounts: (i) Ben M. Palmer is eligible to receive a transaction bonus of $200,000, and (ii) Michael L. Schmit is eligible to receive a transaction bonus of $100,000. Half of the transaction bonuses will become payable upon the closing, and the remaining half will become payable upon ninety days following the closing.

Treatment of Outstanding Equity Awards

Marine Products Restricted Stock Awards

Immediately prior to the first effective time, each Marine Products RSA that is outstanding immediately prior to the first effective time will, automatically and without any action on the part of the holder thereof, accelerate and vest in full and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration.

Marine Products PSUs

Immediately prior to the first effective time, (i) each unvested Marine Products PSU with an incomplete performance period as of the first effective time will vest in full based on target performance and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, (ii) each unvested Marine Products PSU with a completed performance period as of the first effective time will vest in full based on “actual” performance and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, and (iii) each Marine Products dividend equivalent right that is outstanding as of immediately prior to the closing will be settled in DER Settlement Shares, and such DER Settlement Shares will be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration.

New Management Arrangements

As of the date of this joint proxy statement/prospectus, no Marine Products named executive officer has entered into any agreement with MasterCraft or the combined company regarding employment after the mergers.

These interests are described and quantified below (which compensation is the subject of a non-binding advisory vote of Marine Products stockholders). For more information, please see “Marine Products Proposals—Proposal 2: The Merger-Related Compensation Proposal.”

The amounts in the table do not include amounts that Marine Products’ named executive officers were already vested in as of March 30, 2026. In addition, these amounts do not attempt to forecast any additional equity award grants or issuances or forfeitures that may occur prior to the completion of the mergers. As a result of the aforementioned assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)		Equity ($)(2)		Total ($)
Ben M. Palmer	$	316,408	$	2,031,962	$	2,348,370
Michael L. Schmit	$	128,973	$	601,576	$	730,549
Richard A. Hubbell	$	77,606	$	1,097,995	$	1,175,601

(1)

The values in this column represent prorated 2026 annual bonus payments based on target performance and the transaction bonuses. Under the merger agreement, performance for the 2026 annual bonus payment will be based on the lesser of: (i) actual performance, measured as of the closing date (and as reasonably consented to by MasterCraft) or (ii) target performance. The 2026 annual bonus payment amounts and transaction bonuses are “single trigger” because payment is accelerated immediately prior to the closing date as a result of the mergers or is contingent on the closing.

(2)

The values in this column include accelerated vesting of unvested Marine Products RSAs and Marine Products PSUs (including the corresponding dividend equivalent rights) with an incomplete performance period as of the first effective time, which will vest based on target performance. This column does not include the value of Marine Products PSUs with a completed performance period as of the first effective time because no outstanding Marine Products PSUs would have a completed performance period as of the assumed first effective time, March 30, 2026. Such amounts are “single trigger” because payment is accelerated upon the first effective date as a result of the mergers. There are no “double trigger” payments that would arise as a result of the mergers. For further details regarding the treatment of Marine Products equity awards in connection with the mergers, see “Interests of Marine Products’ Directors and Executive Officers in the Mergers—Treatment of Outstanding Equity Awards”. The estimated values of such awards are shown in the following table:

Name	Marine Products RSAs ($)		Marine Products PSUs ($)(a)		Total ($)
Ben M. Palmer	$	1,429,310	$	602,652	$	2,031,962
Michael L. Schmit	$	422,714	$	178,862	$	601,576
Richard A. Hubbell	$	775,754	$	322,241	$	1,097,995

(a)	The value in this column includes the value of the corresponding dividend equivalent rights.

Accounting Treatment of the Mergers

The unaudited pro forma condensed combined financial information was prepared on the basis that MasterCraft, assuming receipt of the requisite regulatory approvals and completion of the mergers, will account for the mergers as a purchase of Marine Products using the acquisition method pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations. Under the acquisition method, the assets and liabilities of Marine Products are recorded at their fair value at the effective time of the mergers. In addition, the total consideration, measured at the market price at the first effective time, is allocated to the tangible and intangible assets acquired and liabilities assumed. Fair value is defined in ASC 820, Fair Value Measurements, as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Once the closing occurs, MasterCraft will consolidate Marine Products prospectively.

The transaction accounting adjustments to the unaudited pro forma condensed combined financial information are preliminary and have been made solely for the purpose of presenting the unaudited pro forma condensed combined financial information, which are necessary to comply with applicable disclosure and reporting requirements. The allocation of the estimated consideration is pending finalization of various estimates, inputs, and analyses. Since the unaudited pro forma condensed combined financial information was prepared based on preliminary estimates of consideration and fair values attributable to the purchase of Marine Products, the actual amounts eventually recorded for the purchase accounting, including the identifiable goodwill, may differ materially from the information presented.

Regulatory Approvals Required for the Mergers

Under the HSR Act, and related rules and regulations, certain transactions, including the mergers, may not be completed until Notification and Report Forms have been filed with the Antitrust Division of the U.S. Department of Justice and the FTC, and the applicable waiting period (and any extensions of such waiting period) has expired or been terminated. MasterCraft and Marine Products each filed the required Notification and Report Forms under the HSR Act on March 6, 2026.

The expiration or termination of the applicable waiting period (and any extensions of such waiting period) is a closing condition described in “The Merger Agreement—Conditions to the Mergers—Conditions to the Obligations of Each Party to Effect the Mergers.”

Exchange of Shares

Upon the terms and subject to the conditions set forth in the merger agreement, at the first effective time, each share of Marine Products common stock (other than (i) shares of Marine Products common stock that are directly owned by Marine Products, any subsidiary of Marine Products, MasterCraft, Merger Sub 1 or Merger Sub 2 immediately prior to the first effective time, each of which will be canceled and will cease to exist upon the completion of the first merger, which we refer to as “canceled shares”, (ii) dissenting shares, and (iii) the Assumed RSAs) will be converted into the right to receive the merger consideration, which is the stock consideration of 0.232 shares of MasterCraft common stock and the cash consideration of $2.43 in cash, without interest.

Exchange Fund

At or prior to the first effective time, MasterCraft will deposit, or cause to be deposited, with the exchange agent the following: (i) evidence of shares of MasterCraft common stock issuable pursuant to the merger agreement in book-entry form equal to the aggregate number of shares of MasterCraft common stock included in the stock consideration (excluding any fractional shares of MasterCraft common stock) and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate cash consideration and the fractional stock consideration (as described below), which we collectively refer to as the “Exchange Fund”.

Procedures for Surrender

Certificated Shares

As soon as practicable after the first effective time, MasterCraft will cause the exchange agent to mail to each person that was, immediately prior to the first effective time, a holder of record of shares of Marine Products common stock whose shares are represented by certificates, which we refer to as the “Certificates”, and were converted into the right to receive the merger consideration (i) a letter of transmittal with respect to the Certificates and (ii) instructions for effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) in exchange for the merger consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in the merger agreement) to the exchange agent or to such other agent or agents as may be appointed in writing by MasterCraft, and upon delivery of a duly executed and proper letter of transmittal with respect to such Certificates, the holder of such Certificates will be entitled to receive the merger consideration and the fractional stock consideration, as applicable, for each share of Marine Products common stock formerly represented by such Certificates (after giving effect to any required tax withholdings as provided in the merger agreement), and any Certificate so surrendered will be canceled.

If payment of the merger consideration and the fractional stock consideration, as applicable, is to be made to a person other than the person in whose name any surrendered Certificate is registered:

•	the Certificate so surrendered must be properly endorsed or otherwise be in a proper form for transfer; and

•	the person requesting such payment must:

•

have paid any transfer and other similar taxes required by reason of the payment of the merger consideration and the fractional stock consideration, as applicable, to a person other than the registered holder of the Certificate so surrendered; and

•	have established to the satisfaction of the first merger surviving corporation or the second merger surviving company that such taxes either have been paid or are not required to be paid.

No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated by the merger agreement, each Certificate (other than Certificates representing canceled shares) will be deemed at any time after the first effective time to represent only the right to receive the merger consideration and the fractional stock consideration, as applicable, as contemplated by the merger agreement, except for Certificates representing dissenting shares, which will, unless they lose their status as such, represent the right to receive payment of the fair value of such dissenting shares in accordance with and to the extent provided by Section 262 of the DGCL.

Book-Entry Shares

No holder of un-certificated shares of Marine Products common stock represented by book-entry, which we refer to as the “Book-Entry Shares”, will be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, which we refer to as “DTC”, an executed letter of transmittal to the exchange agent to receive the merger consideration and the fractional stock consideration, as applicable, that such holder is entitled to receive pursuant to the merger agreement. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through DTC whose shares were converted into the right to receive the merger consideration and the fractional stock consideration, as applicable, will upon the first effective time, in accordance with DTC’s customary procedures (including receipt by the exchange agent of an “agent’s message” (or such other evidence of transfer or surrender as the exchange agent may reasonably request)) and such other procedures as are agreed by Marine Products, MasterCraft, the exchange agent and DTC, which we refer to as the “DTC Book-Entry Procedures”, be entitled to receive, and MasterCraft will cause the exchange agent to pay and deliver to DTC or its nominee, for the benefit of the holder of such Book-Entry Shares held through it, as promptly as practicable after the first effective time, in respect of each such Book-Entry Share, the merger consideration and the fractional stock consideration, as applicable, for each such Book-Entry Share (after giving effect to any required tax withholdings as provided in the merger agreement) and such Book-Entry Shares of such holder will be canceled.

As soon as practicable after the first effective time, MasterCraft will cause the exchange agent to mail to each person that was, immediately prior to the first effective time, a holder of record of Book-Entry Shares not held through DTC a letter of transmittal and instructions for returning such letter of transmittal in exchange for the merger consideration and the fractional stock consideration, as applicable. Upon delivery in accordance with such instructions of a duly executed and proper letter of transmittal, the holder of such Book-Entry Shares will be entitled to receive the merger consideration and the fractional stock consideration, as applicable, for each such Book-Entry Share (after giving effect to any required tax withholdings as provided in the merger agreement), and such Book-Entry Shares so surrendered will be canceled.

Payment of the merger consideration with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon the due surrender of Book-Entry Shares. Until paid or surrendered as contemplated by the merger agreement, each

Book-Entry Share (other than Book-Entry Shares that are canceled shares) will be deemed at any time after the first effective time to represent only the right to receive the merger consideration and the fractional stock consideration, as applicable, as contemplated by the merger agreement, except for Book-Entry Shares representing dissenting shares, which will, unless they lose their status as such, be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL.

Fractional Shares

No fractional shares of MasterCraft common stock will be issued in connection with the first merger and no certificates or scrip representing fractional shares of MasterCraft common stock will be delivered on the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a MasterCraft stockholder. Each holder of shares of Marine Products common stock that are converted pursuant to the first merger who would otherwise have been entitled to receive a fraction of a share of MasterCraft common stock (after aggregating all shares represented by the Certificates and Book-Entry Shares held by such holder) will receive, in lieu of a fractional share, the fractional stock consideration.

Lost, Stolen or Destroyed Certificates

If any Certificates are lost, stolen or destroyed, then upon the making of an affidavit of that fact by the holder thereof, which affidavit must be in a customary form, reasonably acceptable to MasterCraft (and must contain an agreement in customary form to indemnify MasterCraft, Merger Sub 1, the first merger surviving corporation (as herein after defined), Merger Sub 2, the second merger surviving company (as hereinafter defined) and their respective affiliates against any claim that may be made against any of them on account of the alleged loss, theft or destruction of such Certificates), the exchange agent will issue in exchange for such lost, stolen or destroyed Certificates the merger consideration and the fractional stock consideration, as applicable, payable in respect thereof, without interest and subject to any withholding of taxes. In addition, MasterCraft may, in its reasonable discretion and as a condition precedent to the payment of such merger consideration and fractional stock consideration, as applicable, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a customary and reasonable sum as it may reasonably direct as indemnity against any claim that may be made against MasterCraft, Merger Sub 1, the first merger surviving corporation, Merger Sub 2, the second merger surviving company or the exchange agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Dissenters’ or Appraisal Rights

In accordance with applicable provisions of Delaware law, dissenters’ or appraisal rights will be available to Marine Products stockholders in connection with the first merger. Under the merger agreement, dissenting shares will not be converted into the right to receive the merger consideration or the fractional stock consideration. At the first effective time, all dissenting shares will be canceled and cease to exist, and the holders of record and beneficial owners (as defined in Section 262 of the DGCL) of dissenting shares will only be entitled to the rights granted to them under the DGCL. If any such holder of record or beneficial owner (as defined in Section 262 of the DGCL) fails to perfect or otherwise properly waives, properly withdraws or loses its right to appraisal of such Marine Products common shares under Section 262 of the DGCL or other applicable law, then such dissenting shares will be deemed to have been converted into, as of the first effective time, and will be exchangeable for, subject to compliance with the terms of the merger agreement, solely the right to receive the merger consideration and the fractional stock consideration, as applicable, without interest and subject to any withholding of taxes.

NASDAQ Listing of MasterCraft Common Stock; Delisting and Deregistration of Marine Products Common Stock

It is a condition to the consummation of the mergers that the shares of MasterCraft common stock to be issued to Marine Products stockholders in the first merger be approved for listing on NASDAQ, subject to official notice of issuance. If the first merger is completed, Marine Products common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Expected Timing of the Mergers

MasterCraft and Marine Products currently expect the mergers to be completed in the second calendar quarter of 2026, subject to the satisfaction or waiver of customary closing conditions, including among others: (i) the receipt of the Marine Products stockholder approval, (ii) the receipt of the MasterCraft stockholder approval, (iii) the satisfaction of the regulatory condition, and (iv) the absence of any injunction or order by any court or other governmental entity prohibiting or making illegal the mergers.

However, MasterCraft and Marine Products cannot predict the actual date on which the mergers will be completed because completion is subject to conditions beyond their control and it is possible that such conditions could result in the mergers being completed earlier or later or not being completed at all. See “The Merger Agreement—Conditions to the Mergers.”

U.S. Federal Income Tax Consequences

The following is a summary of U.S. federal income tax consequences of the first merger and the second merger, taken together, generally applicable to U.S. holders (as defined below) that exchange their Marine Products common stock for the merger consideration in the first merger. This discussion is based upon the Code, U.S. Treasury regulations promulgated thereunder and judicial and administrative rulings and decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretation. Any such change or differing interpretation could affect the accuracy of the statements and conclusions herein. This discussion addresses only those U.S. holders that hold their Marine Products common stock as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion is not a complete description of all of the U.S. federal income tax consequences of the mergers and, in particular, does not address any tax consequences arising under the Medicare contribution tax on net investment income or the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its individual circumstances or that may be applicable to a U.S. holder if it is subject to special treatment under the U.S. federal income tax laws, including:

•	a financial institution;

•	a tax-exempt organization;

•	a real estate investment trust or real estate mortgage investment conduit;

•	a partnership, S corporation, or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

•	an insurance company;

•	a regulated investment company or a mutual fund;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a person liable for any alternative minimum tax;

•	a person that received Marine Products common stock through the exercise of an employee stock option, through a tax qualified retirement plan, or otherwise as compensation;

•	a person that has a functional currency other than the U.S. dollar;

•

a person who, actually or constructively, owns or has owned 5% or more of Marine Products common stock by vote or value or will own 5% or more of MasterCraft common stock by vote or value pursuant to the mergers;

•	a person that is required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement;”

•	a person that holds Marine Products common stock as part of a hedge, straddle, constructive sale, conversion, wash sale or other integrated transaction; or

•	a U.S. expatriate or former citizen or former long-term resident of the United States.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Marine Products common stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a United States person for U.S. federal income tax purposes. If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Marine Products common stock, the U.S. federal income tax consequences to a partner in such partnership (or owner of such entity) will generally depend on the status of the partner and the activities of the partnership (or entity). Partners in a partnership that holds Marine Products common stock should consult their tax advisors with respect to the tax consequences of the mergers in their specific circumstances.

All holders of Marine Products common stock should consult their tax advisors to determine the particular tax consequences to them of the mergers, including the applicability and effect of any U.S. federal, state, local, non-U.S., and other tax laws and the potential for dividend treatment of the cash consideration received in the first merger. Holders of Marine Products common stock that are not U.S. holders should consult their tax advisors regarding the possibility of dividend treatment and the consequences thereof.

In General

MasterCraft and Marine Products intend for the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and MasterCraft and Marine Products intend to report the mergers consistent with such qualification. In the merger agreement, each of MasterCraft and Marine Products represents that it has not taken any action and is not aware of the existence of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, MasterCraft and Marine Products agree to use their respective reasonable best efforts to cause the mergers to qualify, and not to take any action or cause any action to be taken that would reasonably be expected to prevent the mergers, taken together, from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. It is not a condition to MasterCraft’s obligation or Marine Products’ obligation to complete the transactions that the mergers, taken together, qualify as a “reorganization” or that Marine Products or MasterCraft receive an opinion from counsel to that effect. However, in connection with the registration statement of which this joint proxy statement/prospectus forms a part, each of K&S and A&B, will deliver a legal opinion to the effect that the mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

These opinions will be based upon and rely on, among other things, various facts, assumptions, representations and warranties and covenants, including those contained in the merger agreement and in the representation letters provided by MasterCraft (on behalf of itself, Merger Sub 1 and Merger Sub 2) and Marine Products. If any of these facts, assumptions, representations and warranties and covenants underlying the tax opinions described above is or becomes incorrect, incomplete, inaccurate or is waived or violated, the validity of, and the conclusions reached in, such tax opinions may be affected or jeopardized. In addition, the opinions will be subject to certain qualifications and limitations as set forth therein. Moreover, an opinion of counsel represents such counsel’s judgment and is not binding on the IRS or any court and the IRS or a court may disagree with the conclusions reached by an opinion of counsel.

Marine Products and MasterCraft have not sought and will not seek any ruling from the U.S. Internal Revenue Service regarding any matters relating to the mergers and, as a result, there can be no assurance that the U.S. Internal Revenue Service would not assert that the mergers, taken together, do not qualify as a “reorganization” or that a court would not sustain such a position.

U.S. Federal Income Tax Consequences if the Mergers, Taken Together, Qualify as a “Reorganization” Within the Meaning of Section 368(a) of the Code

If the mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then for U.S. federal income tax purposes:

•

a U.S. holder will generally recognize gain (but not loss) in an amount equal to the lesser of: (i) the amount, if any, by which the sum of the cash (excluding cash received in lieu of fractional shares of MasterCraft common stock) and the fair market value of the MasterCraft common stock received by such U.S. holder in the first merger (including any fractional shares of MasterCraft common stock deemed received and sold for cash, as discussed below) exceeds such U.S. holder’s adjusted tax basis in such U.S. holder’s Marine Products common stock exchanged therefor and (ii) the amount of cash received by such U.S. holder (excluding cash received in lieu of fractional shares of MasterCraft common stock);

•

the aggregate tax basis of the MasterCraft common stock received by a U.S. holder in the first merger (including any fractional share of MasterCraft common stock deemed received and sold for cash, as discussed below) will be the same as the aggregate adjusted tax basis of such U.S. holder’s Marine Products common stock exchanged therefor, decreased by the amount of cash received (excluding any cash received in lieu of a fractional share of MasterCraft common stock) and increased by the amount of any gain recognized by the U.S. holder (regardless of whether such gain is classified as capital gain or dividend income, as discussed below, but excluding any gain recognized with respect to any fractional share of MasterCraft common stock for which cash is received, as discussed below); and

•

a U.S. holder’s holding period in the MasterCraft common stock received (including a fractional share of MasterCraft common stock deemed received and sold for cash, as discussed below) will include the holding period of the Marine Products common stock exchanged for such MasterCraft common stock.

If a U.S. holder acquired Marine Products common stock at different times or at different prices, any gain or loss realized will be determined separately with respect to each block of Marine Products common stock, and a loss realized (but not recognized) on the exchange of one (1) block of Marine Products common stock cannot be used to offset a gain realized on the exchange of another block of Marine Products common stock. Any such U.S. holder should consult its tax advisor regarding the manner in which cash and MasterCraft common stock received pursuant to the first merger should be allocated among different blocks of Marine Products common stock and with respect to identifying the bases or holding periods of particular shares of MasterCraft common stock received in the first merger.

Subject to the discussion below regarding potential dividend treatment, any gain recognized by a U.S. holder in connection with the mergers generally will constitute capital gain and will constitute long-term capital gain if such U.S. holder’s holding period in the Marine Products common stock surrendered exceeds one (1) year at the effective time of the first merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally taxed at preferential rates. In some cases, if a U.S. holder actually or constructively owns

MasterCraft common stock other than MasterCraft common stock received pursuant to the first merger, any gain recognized by such U.S. holder could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. Such treatment will generally not apply to a stockholder of a publicly held corporation, such as MasterCraft, whose relative stock interest is minimal, who exercises no control with respect to corporate affairs and who experiences at least a de minimis reduction in its percentage interest as a result of the deemed redemption of MasterCraft common stock for the cash consideration. Because the possibility of dividend treatment depends upon each holder’s particular circumstances, including the application of constructive ownership rules, U.S. holders of Marine Products common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

A U.S. holder who receives cash instead of a fractional share of MasterCraft common stock will generally be treated as having received such fractional share pursuant to the first merger, and then as having sold such fractional share for cash. Gain or loss generally will be recognized based on the difference between the amount of such cash received and the U.S. holder’s tax basis in such fractional share of MasterCraft common stock (determined as described above). Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of MasterCraft common stock deemed to be received exceeds one (1) year at the effective time of the first merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

U.S. Federal Income Tax Consequences if the Mergers, Taken Together, Do Not Qualify as a “Reorganization” Within the Meaning of Section 368(a) of the Code

If the mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, then a U.S. holder of Marine Products common stock that exchanges such shares of Marine Products common stock for MasterCraft common stock and cash will generally recognize gain or loss equal to the difference, if any, between (i) the sum of the cash (including any cash received in lieu of a fractional share of MasterCraft common stock) and the fair market value of the MasterCraft common stock received by such U.S. holder and (ii) such U.S. holder’s adjusted tax basis in the Marine Products common stock exchanged therefor. Gain or loss must be calculated separately for each block of Marine Products common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Marine Products common stock exceeds one (1) year at the effective time of the first merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s aggregate tax basis in the MasterCraft common stock received in the first merger will equal the fair market value of such MasterCraft common stock as of the effective time of the first merger, and the holding period of such MasterCraft common stock will begin on the date after the first merger.

Information Reporting and Backup Withholding Tax

The receipt of the merger consideration in exchange for Marine Products common stock pursuant to the first merger may be subject, under certain circumstances, to information reporting and backup withholding at a rate of 24%. To avoid backup withholding, a U.S. holder should timely complete and return an IRS Form W-9, certifying that such U.S. holder is a United States person (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding. Certain types of U.S. holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding. Any amounts withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if any, provided that the U.S. holder timely furnishes the required information to the IRS.

This discussion of U.S. federal income tax consequences is for general information only and is not intended to be, and should not be construed as, tax advice. Determining the specific tax consequences of the mergers to U.S. holders may be complex and will depend on a holder’s specific situation and on factors that are not within our control. All holders of Marine Products common stock should consult their tax advisors with respect to the tax consequences of the mergers in their particular circumstances, including the applicability and effect of any federal, state, local, non-U.S., or other tax laws.

Litigation Related to the Mergers

Stockholders have filed, and may continue to file, lawsuits challenging the mergers and certain matters related thereto, which may name MasterCraft, Marine Products, members of the MasterCraft board, members of the Marine Products board, or others as defendants. No assurance can be made as to the outcome of such lawsuits, including the amount of costs associated with defending claims or any other liabilities that may be incurred in connection with the litigation of any claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the mergers on the agreed-upon terms, such an injunction may delay the completion of the mergers or may prevent the mergers from being completed altogether.

On February 11, 2026, a purported stockholder of MasterCraft filed a putative class action complaint in the Delaware Court of Chancery under the caption Taylor v. MasterCraft Boat Holdings, Inc. C.A. No. 2026-0201- NAC. The complaint sought declaratory relief, challenging a provision in the stockholders agreement that required the written consent of the specified stockholders prior to removing the specified stockholders’ director nominees from the MasterCraft board. The plaintiff alleged that this provision breached the MasterCraft certificate of incorporation and violated Section 141(k) of the DGCL. The plaintiff also alleged that MasterCraft filed a certificate of amendment on October 24, 2019, with the Delaware Secretary of State that did not reflect language approved by MasterCraft stockholders at MasterCraft’s 2019 annual meeting. Solely to minimize expenses and distraction and to avoid the uncertainty of litigation, on March 11, 2026, MasterCraft and the specified stockholders entered into an amendment to the stockholders agreement that removes the provision challenged by the plaintiff, and MasterCraft filed with the Delaware Secretary of State on March 10, 2026, a certificate of correction including the language alleged to have been omitted.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and which constitutes part of this joint proxy statement/prospectus. We encourage you to read carefully the merger agreement in its entirety because this summary may not contain all of the information about the merger agreement that is important to you. The rights and obligations of the parties to the merger agreement are governed by the express terms of the merger agreement and not by this summary or any other information contained in this joint proxy statement/prospectus.

The representations, warranties, covenants, and agreements described below and included in the merger agreement were made only for purposes of the merger agreement as of specific dates, were solely for the benefit of the parties to the merger agreement (except as otherwise specified therein), and may be subject to important qualifications, limitations, and supplemental information agreed to by MasterCraft, Merger Sub 1, Merger Sub 2, and Marine Products in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Except for the right of Marine Products stockholders to receive the merger consideration after the closing of the mergers, and in other limited circumstances, investors and security holders (in their capacities as such) are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants, and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of MasterCraft, Merger Sub 1, Merger Sub 2, and Marine Products or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. In addition, you should not rely on the covenants and agreements in the merger agreement as actual limitations on the respective businesses of MasterCraft, Merger Sub 1, Merger Sub 2, and Marine Products because the parties to the merger agreement may take certain actions that are either expressly permitted in the confidential disclosure schedules to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A hereto, only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding MasterCraft, Merger Sub 1, Merger Sub 2, and Marine Products or their respective businesses. Accordingly, the representations, warranties, covenants, and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in the filings that each of MasterCraft and Marine Products has made or will make with the SEC. See “Where You Can Find More Information.”

Structure of the Mergers

The merger agreement provides, upon the terms and subject to the conditions thereof and in accordance with the DGCL or the DLLCA (as applicable), for two (2) sequential mergers involving Marine Products:

•

At the first effective time, by virtue of the first merger and automatically without any action on the part of the parties to the merger agreement, Merger Sub 1 will be merged with and into Marine Products. As a result of the first merger, the separate corporate existence of Merger Sub 1 will cease, and Marine Products will continue as the surviving corporation of the first merger, which we refer to as the “first merger surviving corporation”, and a wholly owned subsidiary of MasterCraft.

•

Immediately following the first effective time, by virtue of the second merger and automatically without any action on the part of the parties to the merger agreement, the first merger surviving corporation will be merged with and into Merger Sub 2. As a result of the second merger, the separate corporate existence of the first merger surviving corporation will cease, and Merger Sub 2 will continue as the surviving company of the second merger, which we refer to as the “second merger surviving company”, and a wholly owned subsidiary of MasterCraft.

Closing

Unless another date, time, or place is agreed to in writing by the parties to the merger agreement, the closing will take place at 8:00 a.m., New York City time, on the third business day after satisfaction or waiver of all of the applicable closing conditions described below under “ —Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of such conditions at the closing), which we refer to as the “closing date”, by the electronic exchange of documents.

Effective Times of the Mergers

Upon the terms and subject to the conditions set forth in the merger agreement, as promptly as reasonably practicable on the closing date:

•

Marine Products will cause a certificate of merger with respect to the first merger, which we refer to as the “first certificate of merger”, to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL; and

•

immediately after the filing of the first certificate of merger, the Merger Sub 2 will cause a certificate of merger with respect to the second merger, which we refer to as the “second certificate of merger”, to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DLLCA and the DGCL.

The first merger will become effective at the time the first certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as agreed upon by MasterCraft, Merger Sub 1, Merger Sub 2 and Marine Products and specified in the first certificate of merger. The second merger will become effective when the second certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as agreed upon by MasterCraft, Merger Sub 1, Merger Sub 2 and Marine Products and specified in the second certificate of merger.

Governance Matters

MasterCraft will take all actions necessary to cause, effective as of the first effective time, each Marine Products Designee to be appointed to the MasterCraft board. If, prior to the first effective time, any Marine Products Designee notifies MasterCraft in writing that he is unwilling or unable to serve as a member of the MasterCraft board, then a Replacement Designee will be designated in the manner set forth in a specified section of the Marine Products disclosure letter, and MasterCraft will take all action necessary to cause, effective as of the first effective time, such Replacement Designee to be appointed to the MasterCraft board.

In addition:

•

at or before the first effective time, Marine Products and the first merger surviving corporation will take all necessary action such that the directors and officers of Merger Sub 1 immediately prior to the first effective time, or such other individuals designated by MasterCraft in writing before the first effective time, become the directors and officers of the first merger surviving corporation, with each to hold office, from and after the first effective time, in accordance with the certificate of incorporation and bylaws of the first merger surviving corporation until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the first merger surviving corporation; and

•

at or before the second effective time, the Marine Products and the second merger surviving company will take all necessary action such that the officers of Merger Sub 2 immediately prior to the second effective time, or such other individuals designated by MasterCraft in writing before the second effective time, become the officers of the second merger surviving company, each to hold office, from and after the second effective time, in accordance with the limited liability company agreement of the second merger surviving company until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the second merger surviving company.

Conversion of Securities

First Merger

Upon the terms and subject to the conditions set forth in the merger agreement, at the first effective time, by virtue of the first merger and without any action on the part of MasterCraft, Merger Sub 1, Marine Products or the holders of the following securities:

•

Each share of Marine Products common stock issued and outstanding immediately prior to the first effective time (including shares of Marine Products common stock that become issued and outstanding as a result of the vesting of unvested Marine Products PSUs and certain Marine Products RSAs pursuant to the merger agreement), other than canceled shares, dissenting shares and the Assumed RSAs, will be converted into the right to receive the merger consideration, which is the stock consideration of 0.232 shares of MasterCraft common stock and the cash consideration of $2.43 in cash, without interest. From and after the first effective time, all such shares of Marine Products common stock will no longer be outstanding and will automatically be canceled and cease to exist, and each applicable holder of such shares will cease to have any rights with respect thereto, except the right to receive the merger consideration and, if applicable, the fractional stock consideration.

•	Each canceled share will be retired and cease to exist, and no consideration will be delivered in exchange for such cancellation and retirement.

Second Merger

Upon the terms and subject to the conditions set forth in the merger agreement, at the second effective time, by virtue of the second merger and without any action on the part of MasterCraft, Merger Sub 2, the first merger surviving corporation or the holders of any shares of the common stock of the first merger surviving corporation or limited liability company interests of Merger Sub 2:

•

each share of the first merger surviving corporation’s common stock that is issued and outstanding immediately prior to the second effective time will automatically be canceled and will cease to exist without any conversion thereof or payment therefor; and

•	each limited liability company interest of Merger Sub 2 issued and outstanding immediately prior to the second effective time will remain unchanged and outstanding following the second merger.

Payment of Securities; Surrender of Certificates; No Fractional Shares

Exchange Fund

At or prior to the first effective time, MasterCraft will deposit, or cause to be deposited, the Exchange Fund with the exchange agent for the sole benefit of the holders of shares of Marine Products common stock. MasterCraft will cause the exchange agent to make delivery of the merger consideration and any fractional stock consideration out of the Exchange Fund in accordance with the merger agreement. In the event the Exchange Fund is at any time insufficient to pay the aggregate amount of the merger consideration and the fractional stock consideration, MasterCraft must promptly deposit additional shares of MasterCraft common stock or cash in immediately available funds, as applicable, with the exchange agent in an amount that is equal to the deficiency in the amount required to make such payment. The Exchange Fund cannot be used for any purpose that is not expressly provided for in the merger agreement. The cash portion of the Exchange Fund will be invested by the exchange agent as directed by MasterCraft, in its sole discretion, pending payment thereof by the exchange agent to the holders of shares of Marine Products common stock. Earnings from such investments will be the sole and exclusive property of MasterCraft, and no part of such earnings will accrue to the benefit of holders of Marine Products common stock.

Procedures for Surrender

Certificated Shares

As soon as practicable after the first effective time, MasterCraft will cause the exchange agent to mail to each person that was, immediately prior to the first effective time, a holder of record of shares of Marine Products common stock represented by Certificates, which shares were converted into the right to receive the merger consideration and the fractional stock consideration, (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the exchange agent and (ii) instructions for effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) in exchange for payment of the merger consideration and the fractional stock consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in the merger agreement) to the exchange agent or to such other agent or agents as may be appointed in writing by MasterCraft, and upon delivery of a duly executed and proper letter of transmittal with respect to such Certificates, the holder of such Certificates will be entitled to receive the merger consideration and the fractional stock consideration, as applicable, for each share of Marine Products common stock formerly represented by such Certificates (after giving effect to any required tax withholdings as provided in the merger agreement), and any Certificate so surrendered will be canceled.

If payment of the merger consideration and the fractional stock consideration, as applicable, is to be made to a person other than the person in whose name any surrendered Certificate is registered:

•	the Certificate so surrendered must be properly endorsed or otherwise be in a proper form for transfer; and

•	the person requesting such payment must:

•

have paid any transfer and other similar taxes required by reason of the payment of the merger consideration and the fractional stock consideration, as applicable, to a person other than the registered holder of the Certificate so surrendered; and

•	have established to the satisfaction of the first merger surviving corporation or the second merger surviving company that such taxes either have been paid or are not required to be paid.

No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated by the merger agreement, each Certificate (other than Certificates representing canceled shares) will be deemed at any time after the first effective time to represent only the right to receive the merger consideration and the fractional stock consideration, as applicable, as contemplated by the merger agreement, except for Certificates representing dissenting shares, which will, unless they lose their status as such, represent the right to receive payment of the fair value of such dissenting shares in accordance with and to the extent provided by Section 262 of the DGCL.

Book-Entry Shares

No holder of Book-Entry Shares will be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through DTC, an executed letter of transmittal to the exchange agent to receive the merger consideration and the fractional stock consideration, as applicable, that such holder is entitled to receive pursuant to the merger agreement. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through DTC whose shares were converted into the right to receive the merger consideration and the fractional stock consideration, as applicable, will upon the first effective time, in accordance with the DTC Book-Entry Procedures, be entitled to receive, and MasterCraft will cause the exchange agent to pay and deliver to DTC or its nominee, for the benefit of the holder of such Book-Entry Shares held through it, as promptly as practicable after the first effective time, in respect of each such Book-Entry Share, the merger consideration and the fractional stock consideration, as applicable, for each such Book-Entry Share (after giving effect to any required tax withholdings as provided in the merger agreement) and such Book-Entry Shares of such holder will be canceled.

As soon as practicable after the first effective time, MasterCraft will cause the exchange agent to mail to each person that was, immediately prior to the first effective time, a holder of record of Book-Entry Shares not held through DTC a letter of transmittal and instructions for returning such letter of transmittal in exchange for the merger consideration and the fractional stock consideration, as applicable. Upon delivery in accordance with such instructions of a duly executed and proper letter of transmittal, the holder of such Book-Entry Shares will be entitled to receive the merger consideration and the fractional stock consideration, as applicable, for each such Book-Entry Share (after giving effect to any required tax withholdings as provided in the merger agreement), and such Book-Entry Shares so surrendered will be canceled.

Payment of the merger consideration with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon the due surrender of Book-Entry Shares. Until paid or surrendered as contemplated by the merger agreement, each Book-Entry Share (other than Book-Entry Shares that are canceled shares) will be deemed at any time after the first effective time to represent only the right to receive the merger consideration and the fractional stock consideration, as applicable, as contemplated by the merger agreement, except for Book-Entry Shares representing dissenting shares, which will, unless they lose their status as such, be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL.

Transfer Books; No Further Ownership Rights in Marine Products Shares

At the first effective time, the stock transfer books of Marine Products will be closed. From and after the first effective time:

•	there will be no further recording or registration of transfers of shares of Marine Products common stock on the records of Marine Products; and

•

the holders of Certificates and Book-Entry Shares outstanding immediately prior to the first effective time will cease to have any rights with respect to such shares of Marine Products common stock, except the right to receive the merger consideration and the fractional stock consideration, as applicable, payable therefor upon the surrender thereof in accordance with the provisions summarized above under the captions “—Certificated Shares” and “—Book-Entry Shares” (or in the case of dissenting shares, unless they lose their status as such, the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL).

The merger consideration paid in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the applicable shares of Marine Products common stock, except for Certificates and Book-Entry Shares representing dissenting shares, which will, unless they lose their status as such, only represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL.

Termination of Exchange Fund; Abandoned Property

Any portion of the Exchange Fund (including any interest received with respect thereto) made available to the exchange agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first (1st)

anniversary of the first effective time will be returned to MasterCraft, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the merger consideration and the fractional stock consideration, as applicable, in accordance with the merger agreement prior to such time may thereafter look only to MasterCraft (subject to abandoned property, escheat or other similar laws) for delivery of the merger consideration and the fractional stock consideration, as applicable, in each case without interest and subject to any withholding of taxes, in respect of such holder’s surrender of its Certificates or Book-Entry Shares and compliance with the procedures in the merger agreement. Any merger consideration or fractional stock consideration, as applicable, remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of MasterCraft free and clear of any claims or interest of any person previously entitled thereto. None of the first merger surviving corporation, second merger surviving company, Marine Products, Merger Sub 1, Merger Sub 2, MasterCraft or the exchange agent, or any employee, officer, director, member, agent or affiliate of any of them, will be liable to any person in respect of any part of the merger consideration and the fractional stock consideration made available to the exchange agent delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Lost, Stolen or Destroyed Certificates

If any Certificates are lost, stolen or destroyed, then upon the making of an affidavit of that fact by the holder thereof, which affidavit must be in a customary form, reasonably acceptable to MasterCraft (and must contain an agreement in customary form to indemnify MasterCraft, Merger Sub 1, the first merger surviving corporation, Merger Sub 2, the second merger surviving company and their respective affiliates against any claim that may be made against any of them on account of the alleged loss, theft or destruction of such Certificates), the exchange agent will issue in exchange for such lost, stolen or destroyed Certificates the merger consideration and the fractional stock consideration, as applicable, payable in respect thereof, without interest and subject to any withholding of taxes. In addition, MasterCraft may, in its reasonable discretion and as a condition precedent to the payment of such merger consideration and fractional stock consideration, as applicable, require the owner(s) of such lost, stolen or destroyed Certificates to deliver a bond in a customary and reasonable sum as it may reasonably direct as indemnity against any claim that may be made against MasterCraft, Merger Sub 1, the first merger surviving corporation, Merger Sub 2, the second merger surviving company or the exchange agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Fractional Shares

No fractional shares of MasterCraft common stock will be issued in connection with the first merger and no certificate or scrip representing fractional shares of MasterCraft common stock will be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a MasterCraft stockholder. Each holder of shares of Marine Products common stock that are converted pursuant to the first merger who would otherwise have been entitled to receive a fraction of a share of MasterCraft common stock (after aggregating all shares represented by the Certificates and Book-Entry Shares held by such holder) will receive, in lieu of a fractional share and upon surrender of any rights thereto, the fractional stock consideration.

Dissenting Shares

In accordance with applicable provisions of Delaware law, dissenters’ or appraisal rights will be available to Marine Products stockholders in connection with the first merger. Under the merger agreement, dissenting shares will not be converted into the right to receive the merger consideration or the fractional stock consideration. At the first effective time, all dissenting shares will be canceled and cease to exist, and the holders of record and beneficial owners (as defined in Section 262 of the DGCL) of dissenting shares will only be entitled to the rights granted to them under the DGCL. If any such holder of record or beneficial owner (as defined in Section 262 of the DGCL) fails to perfect or otherwise properly waives, properly withdraws or loses its right to appraisal of such shares of Marine Products common stock under Section 262 of the DGCL or other applicable law, then such dissenting shares will be deemed to have been converted into, as of the first effective time, and will be exchangeable for, subject to compliance with the terms of the merger agreement, solely the right to receive the merger consideration and the fractional stock consideration, as applicable, without interest and subject to any withholding of taxes.

Treatment of Marine Products Equity Awards

Marine Products RSAs

Immediately prior to the first effective time, each Marine Products RSA that is outstanding immediately prior to the first effective time will, automatically and without any action on the part of the holder thereof, accelerate and vest in full and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, except that the Assumed RSAs will convert into (i) the cash consideration for each share of Marine Products restricted stock subject to such Assumed RSAs and (ii) MasterCraft RSAs corresponding to a number of shares of MasterCraft common stock equal to the product of (x) the number of shares of Marine Products restricted stock subject to such Assumed RSA and (y) the stock consideration. Each MasterCraft RSA issued in respect of an Assumed RSA will have the same time-vesting restrictions that applied to the corresponding Marine Products RSAs immediately prior to the first effective time, provided that such MasterCraft RSAs will also include double-trigger change-in-control vesting provisions following the mergers.

Marine Products PSUs

Immediately prior to the first effective time, (i) each unvested Marine Products PSU with an incomplete performance period as of the first effective time will vest in full based on “target” performance and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, (ii) each unvested Marine Products PSU with a completed performance period as of the first effective time will vest in full based on “actual” performance and be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, and (iii) each Marine Products dividend equivalent right that is outstanding as of immediately prior to the closing will be settled in DER Settlement Shares, and such DER Settlement Shares will be treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications (including exceptions and qualifications related to knowledge, materiality, and material adverse effect on the applicable party). The representations and warranties in the merger agreement relate to, among other things:

•	due incorporation, valid existence, good standing and qualification to do business, and corporate power and authority of each party and its subsidiaries;

•	capitalization and ownership of each party and its subsidiaries;

•

corporate authorization of the merger agreement and the transactions contemplated by the merger agreement and the valid and binding nature of the merger agreement and, in the case of MasterCraft only, the other transaction documents;

•

the unanimous approval, adoption and recommendation, as applicable, by such party’s board of directors (and, in the case of Marine Products only, the special committee) of the merger agreement and the transactions contemplated by the merger agreement;

•	the absence of any conflicts or violations of organizational documents and other agreements or laws;

•	required consents and approvals from governmental authorities;

•	possession of and compliance with required permits necessary for the conduct of such party’s business, and compliance with applicable laws and governmental orders;

•	SEC documents and financial statements;

•	internal controls and disclosure controls and procedures relating to financial reporting;

•	absence of certain undisclosed liabilities;

•	conduct of its businesses in the ordinary course and the absence of a material adverse effect;

•	employee benefit plan and ERISA matters;

•	employment and labor matters;

•	material contracts and the absence of defaults regarding those material contracts;

•	absence of certain legal proceedings, investigations and governmental orders;

•	environmental matters;

•	intellectual property and data privacy matters;

•

tax matters, including the absence of action or circumstance that could reasonably be expected to prevent or impede the mergers, taken together, from qualifying as “reorganization” within the meaning of Section 368(a) of the Code;

•	real property and leased real property; insurance policies;

•	opinions of financial advisors;

•	accuracy of information supplied or to be supplied in connection with this joint proxy statement/prospectus;

•	broker fees and expenses;

•	the absence of actions that would prevent the mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	contracts and transaction with related parties;

•	top dealers and suppliers;

•	product warranty matters;

•	international trade and anti-corruption matters; and

•	ownership of shares of the other party and the inapplicability of Section 203 of the DGCL and other takeover laws.

MasterCraft, Merger Sub 1, and Merger Sub 2 have also made certain representations and warranties relating to the share issuance and the shares of MasterCraft common stock issuable in connection therewith, as well as MasterCraft’s possession of sufficient funds to satisfy payment obligations under the merger agreement and in connection with the transactions contemplated thereby.

The representations and warranties of each of the parties to the merger agreement do not survive the consummation of the mergers.

Material Adverse Effect

For purposes of the merger agreement, material adverse effect, when used in reference to MasterCraft or Marine Products, means any change, condition, event, effect, occurrence, circumstance, state of facts or development, each of which we refer to as an “Effect”, that (i) has a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise), or results of operations of MasterCraft and its subsidiaries or Marine Products and its subsidiaries, as applicable, taken as a whole or (ii) would materially impair the ability of MasterCraft, Merger Sub 1, or Merger Sub 2 or Marine Products, as applicable, to consummate, or prevents or materially delays, the mergers or any of the other transactions contemplated by the merger agreement; provided, however, that in the case of clause (i) only, no Effect to the extent resulting from or arising out of any of the following, individually or in the aggregate, will constitute or be deemed to contribute to a material adverse effect or will otherwise be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur:

•	changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates;

•

any decline in the market price or trading volume of the MasterCraft common stock or Marine Products common stock or any change in the credit rating of MasterCraft or Marine Products, as applicable, or any of MasterCraft’s or Marine Products’, as applicable, securities (provided that the facts and circumstances underlying any such decline or change may be taken into account in determining whether a material adverse effect has or would reasonably be expected to occur, to the extent not otherwise excluded by the definition thereof);

•	changes or developments in the industries in which MasterCraft or any of its subsidiaries or Marine Products or any of its subsidiaries, as applicable, operate;

•	changes in law or interpretations thereof or enforcement thereof after the date of the merger agreement;

•

the execution, delivery or performance of the merger agreement or the public announcement or pendency or consummation of the mergers or the other transactions contemplated by the merger agreement, including the impact thereof on the relationships of MasterCraft or any its subsidiaries or Marine Products or any of its subsidiaries, as applicable, with employees, partnerships, customers, dealers, suppliers or governmental entities;

•

compliance with the terms of, or the taking or omission of any action contemplated by, the merger agreement or consented to (after disclosure to MasterCraft or Marine Products, as applicable, of all material and relevant facts and information) or requested by MasterCraft or Marine Products, as applicable, in writing;

•

any act of civil unrest, civil disobedience, war, terrorism, cyberterrorism, military activity, sabotage or cybercrime, including an outbreak or escalation of hostilities involving the United States or any other governmental entity or the declaration by the United States or any other governmental entity of a national emergency or war, or any worsening or escalation of any such conditions threatened or existing on the date of the merger agreement;

•	any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events;

•	any pandemic, epidemic or disease outbreak or other comparable events;

•	changes in GAAP or the interpretation or enforcement thereof after the date of the merger agreement;

•	tariffs, anti-dumping actions, trade policies, trade disputes, agreements or initiatives or any “trade war,” or similar actions, or any U.S. government shutdown;

•	any litigation relating to or resulting from the merger agreement or the transactions contemplated by the merger agreement; or

•

any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions (provided, that the facts and circumstances underlying any such failure may be taken into account in determining whether a material adverse effect has or would reasonably be expected to occur, to the extent not otherwise excluded by the definition thereof).

With respect to the first, third, fourth, seventh, eighth, ninth, tenth and eleventh bullets of the exceptions immediately above, if the impact thereof is materially and disproportionately adverse to MasterCraft and its subsidiaries or Marine Products and its subsidiaries, as applicable, taken as a whole, relative to the impact thereof on the other participants in the industry in which MasterCraft and its subsidiaries or Marine Products and its subsidiaries, as applicable, conduct business, then only the incremental material disproportionate impact may be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded by the definition thereof.

Covenants and Agreements

Conduct of Business

Each of MasterCraft and Marine Products has agreed to certain covenants in the merger agreement restricting the conduct of its respective business between the date of the merger agreement and the earlier of the first effective time and the date, if any, on which the merger agreement is terminated.

Each of MasterCraft and Marine Products has agreed that, except (i) as required by applicable law, (ii) as contemplated by the merger agreement, or (iii) with the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed), it will and will cause its subsidiaries to use its reasonable best efforts to conduct its operations in the ordinary course of business.

Conduct of Business of MasterCraft

In addition, without limiting the covenants and exceptions described under “ —Covenants and Agreements—Conduct of Business,” MasterCraft has agreed that, except (i) as set forth on the MasterCraft disclosure letter, (ii) as required by applicable law, (iii) as contemplated by the merger agreement, or (iv) with the prior written consent of Marine Products (not to be unreasonably withheld, conditioned or delayed), MasterCraft will not, and will not permit any of its subsidiaries to, between the date of the merger agreement and the earlier of the first effective time and the date, if any, on which the merger agreement is terminated:

•

amend, modify or otherwise change MasterCraft’s certificate of incorporation or bylaws, Merger Sub 1’s certificate of incorporation or bylaws, Merger Sub 2’s certificate of formation or limited liability company agreement, or the comparable organizational and governance documents of any other MasterCraft subsidiaries;

•

issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other equity interests in, MasterCraft or any MasterCraft subsidiary, or any rights based on the value of any such equity interests (except for transactions between MasterCraft and any wholly owned MasterCraft subsidiary or between wholly owned MasterCraft subsidiaries), or publicly announce any intention to do any of the foregoing, other than, in each case, (A) the issuance of MasterCraft equity awards to employees or directors of MasterCraft pursuant to MasterCraft’s equity plans in the ordinary course of business, or (B) the issuance of shares of MasterCraft common stock upon the exercise, vesting or settlement of MasterCraft equity awards outstanding as of the date of the merger agreement or granted in accordance with the terms of the merger agreement;

•

directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any lien (other than any permitted lien) or otherwise dispose in whole or in part of any of its material properties, assets or rights or any other interest; provided, however, that the foregoing does not restrict (A) any such transaction accordance with the terms of MasterCraft’s contracts or any contracts of any of MasterCraft’s subsidiaries that are in existence of the date of the merger agreement and on the terms in effect on the date of the merger agreement, (B) sales of inventory in the ordinary course of business, or (C) non-exclusive licenses of intellectual property in the ordinary course of business;

•

authorize, declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any capital stock or other equity interests of

MasterCraft or any MasterCraft subsidiary except for dividends paid by a wholly owned MasterCraft subsidiary to MasterCraft or to another wholly owned MasterCraft subsidiary;

•

reclassify, combine, split, subdivide or make any similar change or amend the terms of, or redeem, purchase, or otherwise acquire, directly or indirectly, any capital stock or other equity interests of MasterCraft or any MasterCraft subsidiary (other than (A) issuances of awards under, or modifications to, the MasterCraft equity plans, including existing awards thereunder, that are paid or made in the ordinary course of business, (B) the acquisition by MasterCraft of any of its shares in connection with the surrender of MasterCraft shares by holders of MasterCraft equity awards to be able to pay the exercise price thereof in accordance with the terms of such MasterCraft equity awards, (C) the withholding or disposition of MasterCraft shares to satisfy withholding tax obligations with respect to MasterCraft equity awards in accordance with the terms of such MasterCraft equity awards, or (D) upon the forfeiture of outstanding MasterCraft equity awards);

•

merge or consolidate MasterCraft or any MasterCraft subsidiary with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution or recapitalization of MasterCraft or any MasterCraft subsidiary, other than transactions between or among MasterCraft and any wholly owned MasterCraft subsidiaries (or between or among any such wholly owned subsidiaries);

•

make any material change in financial accounting policies, practices, principles, methods or procedures, other than as required by GAAP or Regulation S-X promulgated under the Exchange Act or other applicable rules and regulations of the SEC, including any interpretations thereof or any changes to any of the foregoing;

•

other than in the ordinary course of business, (A) make or change any material tax election, (B) file any material amended tax return (C) settle or compromise any claim relating to a material amount of taxes of MasterCraft or any MasterCraft subsidiary, (D) enter into any “closing agreement” within the meaning of in Section 7121 of the Code (or any analogous provision of state, local or foreign law) relating to a material amount of taxes; or (E) surrender any right to claim a material tax credit or refund;

•

acquire (including by merger, consolidation, acquisition of stock or assets, recapitalization, joint venture or otherwise) any business, material assets or securities (including equity interests or debt securities) of any person if such acquisition would reasonably be expected to prevent, materially delay or materially impede the closing; provided that MasterCraft and the MasterCraft subsidiaries may repurchase its products from dealers and distributors pursuant to existing floorplan financing arrangements in the ordinary course of business;

•

sell, assign, transfer, or otherwise dispossess any material intellectual property of MasterCraft, or fail to use its reasonable best efforts to maintain or renew, any material intellectual property of MasterCraft (other than obsolete intellectual property of MasterCraft) that is registered, issued or the subject of a pending application;

•	grant any license, sublicense, or other right to use any material intellectual property of MasterCraft, except for non-exclusive licenses granted in the ordinary course of business; or

•	authorize, agree or commit, in writing or otherwise, to do any of the foregoing.

Conduct of Business of Marine Products

In addition, without limiting the covenants and exceptions described under “ –Covenants and Agreements–Conduct of Business,” Marine Products has agreed that, except (i) as set forth on Marine Products’ disclosure letter, (ii) as required by applicable law, (iii) as contemplated by the merger agreement, or (iv) with the prior written consent of MasterCraft (not to be unreasonably withheld, conditioned or delayed), Marine

Products will not, and will not permit any of its subsidiaries to, between the date of the merger agreement and the earlier of the first effective time and the date, if any, on which the merger agreement is terminated:

•	amend, modify or otherwise change the Marine Products certificate of incorporation or bylaws or the comparable organizational and governance documents of any Marine Products subsidiary;

•

issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other equity interests in, Marine Products or any Marine Products subsidiary, or any rights based on the value of any such equity interests (except for transactions between Marine Products and any wholly owned subsidiary of Marine Products or between wholly owned subsidiaries of Marine Products), other than the issuance of Marine Products shares upon the exercise, vesting or settlement of Marine Products equity awards outstanding as of the date of the merger agreement or granted in accordance with a specified section of the Marine Products disclosure letter;

•

directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any lien (other than any permitted lien) or otherwise dispose in whole or in part of any of its material properties, assets or rights or any other interest; provided, however, that the foregoing does not restrict (A) any such transaction in accordance with the terms of any material contract of Marine Products that is in existence of the date of the merger agreement and on the terms in effect on the date of the merger agreement, (B) sales of inventory in the ordinary course of business, or (C) non-exclusive licenses of intellectual property in the ordinary course of business;

•

authorize, declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other equity interests, except for (A) regular quarterly cash dividends paid by Marine Products on shares of Marine Products common stock in an amount not to exceed $0.14 per share of Marine Products common stock with customary record and payment dates and consistent with Marine Products’ past dividend policy and practices, (B) Marine Products dividend equivalent rights that become payable as a result of the declaration or payment of the dividends described in the preceding clause (A) or (C) dividends paid by a wholly owned subsidiary of Marine Products to Marine Products or to another wholly owned subsidiary of Marine Products;

•

reclassify, combine, split, subdivide or make any similar change or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of Marine Products’ capital stock or other equity interests or the equity interests of any Marine Products subsidiary, except (A) the withholding or disposition of Marine Products shares to satisfy withholding tax obligations with respect to Marine Products equity awards in accordance with the terms of such equity awards, or (B) upon the forfeiture of outstanding Marine Products equity awards;

•

merge or consolidate Marine Products or any Marine Products subsidiary with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution or recapitalization of Marine Products or any Marine Products subsidiary, other than transactions between or among Marine Products and any wholly owned subsidiaries of Marine Products (or between or among any such wholly owned subsidiaries of Marine Products);

•

acquire (including by merger, consolidation or acquisition of stock or assets) any equity interest in, or a material portion of assets of, any person, except (A) purchases of equipment, supplies, goods, inventory or products in the ordinary course of business, (B) with respect to such acquisitions not covered by the foregoing clause (A) that are in the ordinary course and are for consideration not exceeding $500,000 individually or $1,000,000 for all such transactions by Marine Products and Marine Products subsidiaries in the aggregate and (C) repurchases of Marine Products’ and Marine Products subsidiaries’ products from dealers and distributors pursuant to existing floorplan financing arrangements in the ordinary course of business not exceeding $500,000 individually or $1,000,000 in the aggregate;

•

(A) incur any indebtedness for borrowed money (excluding, for the avoidance of doubt, trade credit incurred in the ordinary course) or issue any debt securities or assume or guarantee the obligations in respect of indebtedness for borrowed money or debt securities of any person or enter into any “keep well” or other agreement to maintain any financial statement condition of another person, except for transactions in the ordinary course of business between Marine Products and any wholly owned subsidiaries of Marine Products or between wholly owned subsidiaries of Marine Products, or borrowings under Marine Products’ existing credit facilities or working capital lines; provided, that the principal amount of any indebtedness incurred by Marine Products and its subsidiaries pursuant to this clause (A) does not exceed $1,000,000 in the aggregate or (B) make any loans or capital contributions to, or investments in, any other person, in each case of this clause (B) other than (x) extensions of trade credit to customers in the ordinary course of business or (y) loans, advances or capital contributions to, or investments in, wholly-owned subsidiaries of Marine Products in the ordinary course of business;

•

(A) enter into any contract that includes a change of control or similar provision that would, solely as a result of the mergers or the other transactions contemplated by the merger agreement, expressly (x) require a material payment to the other party or parties thereto, or (y) give rise to any rights (including termination rights) of the other party or parties thereto that, if exercised by such party or parties, would be materially adverse to Marine Products and its subsidiaries, taken as a whole, (B) enter into any contract that would have been a material contract of Marine Products if it were in effect as of the date of the merger agreement, or (C) materially modify or materially amend in a manner adverse Marine Products, cancel or terminate, or waive, release or assign any material rights or claims with respect to, any Marine Products material contract; provided, that the foregoing will not restrict or prohibit (x) in the case of the preceding clause (B), Marine Products or any Marine Products subsidiary from entering into new contracts with dealers or suppliers in the ordinary course of business on terms consistent in all material respects with those contained in contracts in effect as of the date of the merger agreement with similarly situated dealers or suppliers, (y) the automatic renewal of any contract in accordance with its terms or (z) the expiration of any contract or lease of real property in accordance with its terms;

•

except as required by law under any Marine Products benefit plan as in effect on the date of the merger agreement, (A) increase the compensation or benefits of any Participant (as such term is defined in the merger agreement); (B) grant any rights to severance, change of control, retention or termination pay to any Participant, whether pursuant to an employment agreement, severance agreement or otherwise; (C) establish, adopt, enter into, amend in any material respect or terminate any material Marine Products benefit plan; or (D) other than pursuant to the terms of the merger agreement, take any action to amend or waive any performance or vesting criteria or accelerate the vesting, exercisability or funding under any Marine Products benefit plan;

•

(A) negotiate, extend, modify, terminate or enter into any collective bargaining agreement, or recognize or certify any union, works council, or other labor organization or employee representative or group of employees as the bargaining representative for any employee of Marine Products or any of its subsidiaries; (B) implement or announce any employee layoffs, plant closings or other personnel actions that would reasonably be expected to trigger the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local law; (C) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any Participant; or (D) hire or terminate (other than for cause or due to death) the employment or service of any Participant, other than with respect to any such person who has an annual base compensation that is less than $150,000;

•

make any material change in financial accounting policies, practices, principles, methods or procedures, other than as required by GAAP or Regulation S-X promulgated under the Exchange Act or other applicable rules and regulations of the SEC, including any interpretations thereof or any changes to any of the foregoing;

•

other than in the ordinary course of business, (A) make or change any material tax election, (B) file any material amended tax return (C) settle or compromise any claim relating to a material amount of taxes of Marine Products or any of its subsidiaries, (D) enter into any “closing agreement” within the meaning of in Section 7121 of the Code (or any analogous provision of state, local or foreign law) relating to a material amount of taxes; or (E) surrender any right to claim a material tax credit or refund;

•

waive, release, assign, settle or compromise any claims, liabilities or obligations arising out of, related to or in connection with litigation (other than litigation arising in connection with the merger agreement or the transactions contemplated by the merger agreement) or other proceedings other than settlements of, or compromises for, any such claims, liabilities, obligations, litigation or other proceedings (A) funded subject to payment of a deductible or self-insurance retention, solely by insurance coverage maintained by Marine Products or its subsidiaries, or (B) for less than $1,000,000 individually or $2,000,000 in the aggregate (net of any insurance coverage maintained by Marine Products or its subsidiaries), in each case that would not grant any material injunctive or equitable relief or impose any material restrictions or changes on the business or operations of Marine Products or any of its subsidiaries and without any admission of wrongdoing or liability on the part of Marine Products or MasterCraft or any of their respective subsidiaries;

•	make any capital expenditure in excess of Marine Products’ capital expenditure budget (other than unbudgeted capital expenditures not in excess of $250,000 in the aggregate per fiscal quarter);

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Marine Products or other person covered by Item 404 of Regulation S-K promulgated by the SEC, in each case, that would be required to be disclosed pursuant to Item 404;

•

sell, assign, transfer, or otherwise dispossess any material intellectual property of Marine Products, or fail to use reasonable best efforts to maintain or renew, any material intellectual property of Marine Products (other than obsolete intellectual property) that is registered, issued or the subject of a pending application;

•	grant any license, sublicense, or other right to use any material intellectual property of Marine Products, except for non-exclusive licenses granted in the ordinary course of business;

•	fail to continue the cash management practices of Marine Products and its subsidiaries in the ordinary course of business; or

•	authorize, agree or commit, in writing or otherwise, to do any of the foregoing.

MasterCraft Special Meeting

Promptly after the execution of the merger agreement, MasterCraft will conduct a broker search in anticipation of the MasterCraft special meeting in compliance with SEC Rule 14a-13, assuming the earliest record date practicable and, from time to time, conduct additional broker searches as reasonably requested by Marine Products. MasterCraft will duly take all lawful action reasonably necessary to set a record date, call, give notice of, convene and hold the MasterCraft special meeting as soon as practicable following the declaration of effectiveness of the Form S-4 by the SEC, which we refer to as the “clearance date”, and, in any case, within forty-five (45) days following the clearance date. MasterCraft will not change the date of (or the record date for), postpone or adjourn the MasterCraft special meeting without the written consent of Marine Products. However, MasterCraft will adjourn the MasterCraft special meeting to allow time for the filing and dissemination of any supplemental or amended disclosure document that the MasterCraft board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable law. Unless otherwise agreed by the parties, the MasterCraft special meeting will not be adjourned to a date that requires MasterCraft to select a new record date under applicable law.

The MasterCraft board must (except in the case of a change of recommendation by the MasterCraft board made in accordance with the terms and conditions of merger agreement) make the MasterCraft board recommendation and use reasonable best efforts to solicit the MasterCraft stockholder approval. Notwithstanding any change of recommendation by the MasterCraft board, unless the merger agreement is terminated in accordance with its terms, the merger agreement will nevertheless be submitted to MasterCraft’s stockholders at the MasterCraft special meeting. MasterCraft must, upon the reasonable request of Marine Products, during the last seven (7) business days prior to the date of the MasterCraft special meeting, request its proxy solicitor to advise Marine Products at least one (1) time each business day as to the aggregate tally of proxies received by MasterCraft with respect to the MasterCraft stockholder approval. Without the prior written consent of Marine Products (which cannot be unreasonably withheld, delayed or conditioned), and except as required by applicable law or the rules and regulations of NASDAQ, the share issuance proposal must be the only matter (other than procedural matters, including a proposal to adjourn the MasterCraft special meeting if there are not a sufficient number of MasterCraft shares present in person or by proxy to obtain the MasterCraft stockholder approval) that MasterCraft proposes to be acted on by the MasterCraft stockholders at the MasterCraft special meeting.

Marine Products Special Meeting

Promptly after the execution of the merger agreement, Marine Products will conduct a broker search in anticipation of the Marine Products special meeting in compliance with SEC Rule 14a-13, assuming the earliest record date practicable and, from time to time, conduct additional broker searches as reasonably requested by MasterCraft. Marine Products will duly take all lawful action reasonably necessary to set a record date, call, give notice of, convene and hold the Marine Products special meeting as soon as practicable following the clearance date and, in any case, within forty-five (45) days following the clearance date. Marine Products will not change the date of (or the record date for), postpone or adjourn the Marine Products special meeting without the written consent of MasterCraft. However, Marine Products will adjourn the Marine Products special meeting to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Marine Products board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable law. Unless otherwise agreed by the parties, the Marine Products special meeting will not be adjourned to a date that requires Marine Products to select a new record date under applicable law.

The Marine Products board must (except in the case of a change of recommendation by the Marine Products board or the special committee made in accordance with the terms and conditions of merger agreement) make the Marine Products board recommendation and use reasonable best efforts to solicit the Marine Products stockholder approval. Notwithstanding any change of recommendation by the Marine Products board or the special committee, unless the merger agreement is terminated in accordance with its terms, the merger agreement will nevertheless be submitted to Marine Products’ stockholders at the Marine Products special meeting. Marine Products must, upon the reasonable request of MasterCraft, during the last seven (7) business days prior to the date of the Marine Products special meeting, request its proxy solicitor to advise MasterCraft at least one (1) time each business day as to the aggregate tally of proxies received by Marine Products with respect to the Marine Products stockholder approval. Without the prior written consent of MasterCraft (which cannot not be unreasonably withheld, delayed or conditioned), and except as required by applicable law or the rules and regulations of the NYSE, the adoption of the merger agreement and the transactions contemplated by the merger agreement (including the mergers) must be the only matter (other than procedural matters, including a proposal to adjourn the Marine Products special meeting if there are not a sufficient number of Marine Products shares present in person or by proxy to obtain the Marine Products stockholder approval) that Marine Products proposes to be acted on by the Marine Products stockholders at the Marine Products special meeting.

Subject to applicable law, each of MasterCraft and Marine Products must reasonably cooperate and use their respective reasonable best efforts to cause the record dates and date and time of the Marine Products special meeting and the MasterCraft special meeting to be coordinated such that they occur on the same calendar day (and in any event as close in time as possible).

No Solicitation

Subject to certain provisions of the merger agreement summarized below, from and after the date of the merger agreement until the first effective time or, if earlier, the termination of the merger agreement in accordance with its terms, each of MasterCraft and Marine Products has agreed to not, to cause its subsidiaries to not, and to use reasonable best efforts to cause their respective representatives not to:

•

initiate, solicit, knowingly facilitate (including by providing any non-public information concerning itself or any of its subsidiaries to any person or group for the purpose of facilitating any inquiries, proposals or offers relating to any acquisition proposal) or knowingly encourage any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal or engage in any discussions or negotiations with respect thereto;

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal;

•	make a change of recommendation;

•

enter into any merger agreement, letter of intent or other similar agreement relating to any acquisition proposal (other than an acceptable confidentiality agreement pursuant to the terms of the merger agreement); or

•	resolve or agree to do any of the foregoing.

However, MasterCraft and Marine Products, and their respective representatives, may inform a person that has made or is considering to make an acquisition proposal of these restrictions contained in the merger agreement.

Notwithstanding the foregoing restrictions, if, prior to obtaining the MasterCraft stockholder approval, in the case of MasterCraft, or the Marine Products stockholder approval, in the case of Marine Products, (i) MasterCraft or Marine Products receives a bona fide, written acquisition proposal from a third party, which was made on or after the date of the merger agreement and does not result from a material breach of such party’s no-solicitation obligations under the merger agreement, and (ii) the MasterCraft board or the Marine Products board (acting upon the recommendation of the special committee) and the special committee, as applicable, determine(s) in good faith (after consultation with outside legal counsel and, in the case of the MasterCraft board and the Marine Products board (but not the special committee) a financial advisor) that such acquisition proposal constitutes or would reasonably be expected to lead to, a superior proposal and, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, then:

•

MasterCraft or Marine Products, as applicable, may enter into an acceptable confidentiality agreement with, and furnish information with respect to such party and its subsidiaries (including nonpublic information) to, the third party making such acquisition proposal, its representatives and potential sources of financing; and

•

MasterCraft or Marine Products, as applicable, and the representatives thereof may participate in discussions or negotiations with such third party making the acquisition proposal and its representatives regarding the acquisition proposal, so long as MasterCraft or Marine Products, as applicable:

•

promptly, and any event within twenty-four (24) hours of receipt thereof, notifies the other party to the merger agreement of the status and material details thereof (including copies of any written documentation that is material to such acquisition proposal);

•

does not disclose, and causes its subsidiaries and representatives not to disclose, any nonpublic information to such third party without first entering into an acceptable confidentiality agreement; and

•	provides the other party to the merger agreement with any nonpublic information concerning such party or its subsidiaries that was provided or made available to the applicable third party that was not previously provided or made available to the other party to the merger agreement concurrently with the provision of such information to such third party.

MasterCraft and Marine Products, as applicable, must promptly (and in any event within twenty-four (24) hours after receipt) notify the other party in the event that it or its board of directors receives an acquisition proposal, which notice must include the identity of the third party making the acquisition proposal and a copy of the acquisition proposal (or, where the acquisition proposal is not in writing, a detailed summary of the material terms and conditions of the acquisition proposal). MasterCraft and Marine Products, as applicable, must promptly (and in any event at least twenty-four (24) hours in advance) advise the other party if it determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal. Thereafter, MasterCraft and Marine Products, as applicable, must keep the other party informed on a prompt (and, in any event, within twenty-four (24) hours) basis of the status and material details of any acquisition proposal, including providing copies of any written documentation relating to the acquisition proposal.

None of the foregoing provisions prohibits MasterCraft or Marine Products, as applicable, or their respective boards of directors from, after consulting with outside legal counsel:

•	taking and disclosing to the stockholders of such party a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act;

•

making any disclosure to the stockholders of such party if such party’s board of directors determines in good faith, after consultation with such party’s outside legal counsel, that such disclosure is required under applicable law; or

•	issuing a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act;

provided that in each case, such disclosure does not include any statement that constitutes, and does not otherwise constitute a change of recommendation.

Change of Recommendation and Match Rights

Subject to the following paragraphs, the MasterCraft board may not effect a MasterCraft board recommendation change, and the Marine Products board and the special committee may not effect a Marine Products board recommendation change.

Change of Recommendation – Superior Proposals

Notwithstanding the restrictions on solicitations of acquisition proposals summarized above under the caption “—No Solicitation,” if (i) the MasterCraft board or MasterCraft or (ii) the Marine Products board, the special committee or Marine Products, as applicable, receives a written acquisition proposal that:

•	has not been withdrawn;

•	did not result from a material breach of such party’s no-solicitation obligations under the merger agreement; and

•

is determined by the MasterCraft board or the Marine Products board (upon the recommendation of the special committee) or the special committee, as applicable, in good faith, after consultation with its outside legal counsel, to constitute a superior proposal, then the MasterCraft board, the Marine Products board or the special committee, as applicable, may, at any time prior to obtaining the MasterCraft stockholder approval or the Marine Products stockholder approval, as applicable, and subject to the requirements of the merger agreement:

•	effect a change of recommendation with respect to such superior proposal; or

•

terminate the merger agreement in accordance with its terms, provided that the termination fee payable by such party as a result of such termination is paid prior to or concurrently with such termination.

Neither the MasterCraft board, nor the Marine Products board, nor the special committee may make such a change of recommendation or so terminate the merger agreement unless:

•

MasterCraft or Marine Products, as applicable, provides the other party with at least four (4) business days’ prior written notice of such party’s intention to take such action, which notice must specify the material terms and conditions of the acquisition proposal that is the basis for the proposed action of the MasterCraft board or the Marine Products board or special committee, as applicable (including a copy of the available proposed transaction agreement to be entered into for such acquisition proposal);

•

during the four (4) business day period referenced above, MasterCraft or Marine Products, as applicable, engages in good faith negotiations with the other party (if requested by the other party) regarding any adjustment or amendment to the merger agreement or any other agreement proposed in writing by the other party;

•

MasterCraft or Marine Products, as applicable, considers in good faith any proposed adjustments or amendments to the merger agreement (including the merger consideration) and any other agreements, in each case, that would be binding if accepted, that are proposed in writing by the other party no later than 11:59 a.m., New York City time, on the last day of such four (4) business day period; and

•

the MasterCraft board or the Marine Products board (upon the recommendation of the special committee) or the special committee, as applicable, determines in good faith, after consultation with its outside legal counsel, that failure to make such a change of recommendation or to so terminate the merger agreement would be inconsistent with the fiduciary duties of the MasterCraft board or the Marine Products board, as applicable, under applicable law.

Any material revisions to an acquisition proposal that is the basis for the proposed change of recommendation or termination of the merger agreement, as applicable, that are offered in writing by the party making such acquisition proposal will constitute a new acquisition proposal, and in such case, MasterCraft or Marine Products, as applicable, will be required to comply with the requirements set forth in the bullets immediately above, except that the four (4) business day period referred to above will be two (2) business days instead of four (4) business days.

Change of Recommendation – Intervening Event

Notwithstanding the restrictions on solicitations of acquisition proposals summarized above under the caption “—No Solicitation,” prior to the MasterCraft stockholder approval, the MasterCraft board may, or, prior to obtaining the Marine Products stockholder approval, the Marine Products board or the special committee may, in each case subject to compliance with the requirements of the merger agreement summarized below, make a change of recommendation in response to an intervening event if the MasterCraft board or the Marine Products board (upon the recommendation of the special committee) or the special committee, as applicable, determines in good faith, after consultation with its outside legal counsel, that the failure to effect a change of recommendation in response to such intervening event would be inconsistent with the fiduciary duties of the MasterCraft board or the Marine Products board, as applicable, under applicable law.

Neither the MasterCraft board, nor the Marine Products board, nor the special committee may make such a change of recommendation unless:

•

MasterCraft or Marine Products, as applicable, provides the other party with at least four (4) business days’ prior written notice of such party’s intention to take such action, which notice must contain a reasonably detailed written description of the intervening event that is the basis for the proposed action of the MasterCraft board or the Marine Products board or special committee, as applicable;

•

during the four (4) business day period referenced above, MasterCraft or Marine Products, as applicable, engages in good faith negotiations with the other party (if requested by the other party) regarding any adjustment or amendment to the merger agreement or any other agreement proposed in writing by the other party;

•

MasterCraft or Marine Products, as applicable, considers in good faith any proposed adjustments or amendments to the merger agreement (including the merger consideration) and any other agreements, in each case, that would be binding if accepted, that are proposed in writing by the other party no later than 11:59 a.m., New York City time, on the last day of such four (4) business day period; and

•

the MasterCraft board or the Marine Products board (upon the recommendation of the special committee) or the special committee, as applicable, determines in good faith, after consultation with its outside legal counsel, that failure to make such a change of recommendation would be inconsistent with the fiduciary duties of the MasterCraft board or the Marine Products board, as applicable, under applicable law.

Any material changes to an intervening event that is the basis for the proposed change in recommendation will constitute a new intervening event, and in such case, MasterCraft or Marine Products, as applicable, will be required to comply with the requirements set forth in the bullets immediately above, except that the four (4) business day period referred to above will be two (2) business days instead of four (4) business days.

Employee Benefit Matters

Under the merger agreement, for a period of one (1) year following the first effective time, MasterCraft will provide to each person who is employed by Marine Products or its subsidiaries immediately prior to the first effective time who continues in the employ of MasterCraft or its subsidiaries or affiliates after the first effective time (i) a base salary or wage rate and annual incentive cash compensation opportunities that, in each case, are no less favorable than the base salary or wage rate and annual incentive cash compensation opportunities as provided to similarly situated employees of MasterCraft as of immediately before the first effective time and (ii) all other compensation and employee benefits (excluding long-term incentive equity or equity based awards, change in control or retention bonuses, severance and defined benefit or nonqualified arrangements), that are no less favorable in the aggregate than those provided to similarly situated employees of MasterCraft as of immediately before the first effective time.

Reasonable Best Efforts; Regulatory Filings and Other Actions

Each of MasterCraft, Merger Sub 1, Merger Sub 2 and Marine Products has agreed to use reasonable best efforts to (and to cause their respective subsidiaries to use reasonable best efforts to) do the following:

•

take, or cause to be taken, all appropriate action and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law or otherwise to consummate the mergers, the share issuance and the other transactions contemplated by the merger agreement as promptly as practicable;

•	take all such actions (if any) as may be required to cause the expiration of the notice periods under applicable competition laws as promptly as practicable;

•

obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by any party or any of their respective subsidiaries, to effect the closing as promptly as practicable, and in any event not later than the outside date, and to avoid any action or proceeding by any governmental entity or any other person, in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the mergers;

•

obtain from any third party (other than a governmental entity) any consents or notices that are required to be obtained or made by any party, or any of their respective subsidiaries, in connection with the transactions contemplated by the merger agreement, only to the extent that the parties reasonably determine, after consultation and cooperation with one another, that such consent or notice should be obtained or made; provided that:

•

in no event will any of the parties or any of their respective subsidiaries be required to pay prior to the first effective time any fee, penalty or other consideration to any such third party for any consent or approval required for the consummation of the transactions contemplated by the merger agreement under any contract;

•	cause the satisfaction of all closing conditions set forth in the merger agreement that are within its control;

•

prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, ruling requests, and other documents necessary to obtain the consents, approvals and other deliverables, and take all reasonable steps as may be necessary to obtain all such consents, approvals and other deliverables;

However, in no event will MasterCraft, Merger Sub 1, Merger Sub 2 or Marine Products be required to do any of the following actions:

•

defend through litigation any claim asserted in any court or other governmental body with respect to the mergers by the U.S. Federal Trade Commission, the U.S. Department of Justice or any other applicable governmental entity; or

•

offer, negotiate, commit to, effect, enter into or take any action, agreement, condition, commitment or remedy of any kind, including any remedy that would require any of the parties or any of their respective affiliates to sell, divest, lease, license, transfer, dispose of, or otherwise encumber, impair, limit or restrict any of their or their respective affiliates’ ownership, control, management or operation of assets or businesses.

In addition, the parties agreed that Marine Products will not, and will cause its subsidiaries and their respective controlled affiliates not to, without the prior written consent of MasterCraft, take any of the actions described in the immediately preceding bullet.

Under the merger agreement, MasterCraft and Marine Products also agreed that:

•

MasterCraft will, after considering in good faith the views and comments of Marine Products (and its outside legal counsel) and acting in good faith, exercise principal responsibility to direct and control all aspects of the parties’ efforts to gain regulatory clearance before any governmental entity of the transactions contemplated by the merger agreement pursuant to any competition laws;

•

MasterCraft will not enter into any agreement with a governmental entity to extend any waiting period under any competition laws or to delay or not to consummate the transactions contemplated by the merger agreement without the prior written consent of Marine Products, except that MasterCraft may once withdraw and refile its “Notification and Report Form” under the HSR Act;

•

the parties will make an appropriate filing of a Notification and Report Form pursuant to the HSR Act as promptly as practicable and advisable (and in any event within twenty (20) business days after the date of the merger agreement (unless otherwise mutually agreed in writing by the parties));

•

give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or proceeding by or before any governmental entity with respect to the mergers or any of the other transactions contemplated by the merger agreement;

•	keep the other parties notified as to the status of any such request, inquiry, investigation, action or other proceeding;

•

promptly notify the other parties of any oral or written communication to or from any governmental entity regarding the mergers or any of the other transactions contemplated by the merger agreement; and

•

promptly provide to the other parties copies of any written communications received or provided by such party, or any of its subsidiaries, from or to any governmental entity with respect to the mergers or any other transactions contemplated by the merger agreement.

Indemnification and Insurance

For at least six (6) years after the second effective time, MasterCraft and its applicable subsidiaries will jointly and severally indemnify and hold harmless, and advance expenses as incurred to, all past and present directors, managers and officers of Marine Products and its subsidiaries, which we refer to as the “indemnified parties”, with respect to all acts or omissions by them in their capacities as such or taken at the request of Marine Products or any of its subsidiaries at any time prior to the second effective time (including all actions or omissions (actual or alleged) by them in such capacities in connection with the merger agreement or the transactions or actions contemplated thereby) to the fullest extent that Marine Products or subsidiary thereof for which they were acting in such capacity would have been permitted to indemnify, hold harmless and advance expenses to such individuals by applicable law.

All rights to exculpation, indemnification and advancement for acts or omissions occurring at or prior to the first effective time that existed on the date of the merger agreement in favor of the indemnified parties, as provided in Marine Products or its subsidiaries’ respective certificates of incorporation or bylaws or in any contract, will survive the mergers in accordance with their terms. From and after the first effective time, MasterCraft and its applicable subsidiaries will fulfill and honor those obligations. In addition, for six (6) years following the second effective time, MasterCraft will and will cause the first merger surviving corporation and second merger surviving company to cause the limited liability company agreement of the second merger surviving company to contain indemnification, advancement and exculpation provisions that are at least as favorable as the indemnification, advancement and exculpation provisions contained in the certificate of incorporation and bylaws of Marine Products and its subsidiaries immediately prior to the first effective time. During such six (6)-year period or such period in which an indemnified party is asserting a claim for indemnification or advancement, whichever is longer, those provisions cannot be amended, repealed or otherwise modified in any manner that would adversely affect the rights or protections of any indemnified party, except as required by applicable law.

At or prior to the second effective time, Marine Products will use its reasonable best efforts to purchase a six (6)-year prepaid “tail” policy, which we refer to as “D&O insurance”, on terms and conditions that are no less favorable than those of the current directors’ and officers’ liability insurance and fiduciary liability insurance policies maintained by Marine Products and its subsidiaries with respect to matters arising at or prior to the second effective time (including in connection with the merger agreement or the transactions or actions contemplated thereby). MasterCraft will cause the second merger surviving company to continue to maintain in effect for a period of at least six (6) years from and after the second effective time, D&O Insurance with coverage that is, in the aggregate, at least as protective to Marine Products’ current directors and officers as provided in Marine Products’ existing policies, or MasterCraft will cause the second merger surviving company to use reasonable best efforts to purchase comparable D&O insurance for such six-year period with coverage that is at least as protective to Marine Products’ current directors and officers as Marine Products’ existing policies. However, neither Marine Products nor the second merger surviving company may spend more than 300% of the last aggregate annual premium paid by Marine Products for such policies, which we refer to as the “base amount”. If the cost of such “tail” policy exceeds the base amount, Marine Products or the second merger surviving company must obtain “tail” insurance policies with the greatest coverage available, with respect to matters occurring prior to the second effective time, for a cost not exceeding the base amount.

If the second merger surviving company or any of its successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then unless provided by operation of law, proper provisions will be made so that the successors and assigns of the second merger surviving company will assume all of its obligations.

Certain Tax Matters

MasterCraft, Merger Sub 1, Merger Sub 2, and Marine Products have agreed to, and to cause their respective subsidiaries to, (i) use their respective reasonable best efforts to cause the mergers, taken together, to qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) not take any action or fail to take any action if such action or such failure is intended or could reasonably be expected to prevent or impede the mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. MasterCraft and Marine Products intend to report, and intend to cause their respective subsidiaries to report, the mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including those relating to:

•	cooperation between MasterCraft and Marine Products in the preparation of this joint proxy statement/prospectus;

•	the making of public announcements regarding the merger agreement and the transactions contemplated by the merger agreement;

•	confidentiality and access by MasterCraft and Marine Products to certain information about, and personnel of, the other party;

•

actions to be taken by MasterCraft with respect to the listing on NASDAQ of shares of MasterCraft common stock issued in connection with the mergers and actions to be taken by Marine Products regarding the delisting of shares of Marine Products common stock from the NYSE and termination of Marine Products’ registration under the Exchange Act;

•	actions to be taken by Marine Products with respect to Section 16 of the Exchange Act;

•

the parties’ cooperation and consultation in connection with stockholder litigation or claims against the parties relating to the mergers and the required consent of the parties prior to the settlement of any such litigation;

•	the termination of certain related party contracts and arrangements between Marine Products and its related parties;

•

the prohibition on MasterCraft making amendments to, waiving or modifying the stockholders agreement or registration rights agreement, or entering into additional agreements with LOR and the other specified stockholders, without the prior written consent or approval of the special committee; and

•

actions to be taken by MasterCraft, Merger Sub 1, Merger Sub 2, Marine Products, and the members of their respective boards of directors with respect to any anti-takeover statute or regulation so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by the merger agreement.

Conditions to the Mergers

Conditions to the Obligations of Each Party to Effect the Mergers

The obligations of each of MasterCraft, Merger Sub 1, Merger Sub 2, and Marine Products to effect the mergers, as applicable, are subject to the satisfaction at or prior to the first effective time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of MasterCraft, Merger Sub 1, Merger Sub 2, and Marine Products, as the case may be, to the extent permitted by applicable law:

•	Marine Products’ receipt of the Marine Products stockholder approval;

•	MasterCraft’s receipt of the MasterCraft stockholder approval;

•	the absence of any restraint;

•	the shares of MasterCraft common stock to be issued in the first merger having been approved for listing on NASDAQ, subject to official notice of issuance;

•

the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, and no stop order having been issued by the SEC and no proceedings for that purpose have been initiated or threatened by the SEC; and

•	the satisfaction of the regulatory condition.

Conditions to the Obligations of MasterCraft, Merger Sub 1, and Merger Sub 2 to Effect the Mergers

In addition, the obligations of MasterCraft, Merger Sub 1, and Merger Sub 2 to effect the mergers, as applicable, are subject to the satisfaction at the first effective time of each of the following additional conditions, any and all of which may be waived in whole or in part by MasterCraft, Merger Sub 1, and Merger Sub 2 to the extent permitted by applicable law:

•

certain representations and warranties of Marine Products set forth in the merger agreement with respect to the capitalization of Marine Products being true and correct in all but de minimis respects as of the date of the merger agreement and as of the first effective time as if made as of the first effective time (except to the extent any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty will have been true and correct only as of such date);

•

the representations and warranties of Marine Products set forth in the merger agreement with respect to (i) the organization, existence and good standing of Marine Products and its subsidiaries and their power and authority to carry on their respective businesses, (ii) the valid issuance of Marine Products shares under the Marine Products equity plans, (iii) the correctness of a list of Marine Products equity awards, and (iv) the employment by Marine Products of brokers or finders, in each case being true and correct in all material respects as of the date of the merger agreement and as of the first effective time, as if made as of the first effective time (except to the extent any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty will have been true and correct only as of such date);

•

the representations and warranties of Marine Products set forth in the merger agreement with respect to (i) Marine Products’ corporate power and authority, and (ii) the absence of a material adverse effect since June 30, 2025, in each case being true and correct in all respects as of the date of the merger agreement and as of the first effective time, as if made as of the first effective time (except to the extent any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty will have been true and correct only as of such date);

•

all other representations and warranties of Marine Products set forth in the merger agreement, in each case being true and correct in all respects on the date of the merger agreement and as of the first effective time (except (i) to the extent any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty will have been true and correct only as of such date and (ii) where the failure of such representations or warranties to be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifiers set forth therein) would not, individually or in the aggregate with all other failures to be true or correct, have or reasonably be expected to have a material adverse effect);

•

Marine Products having performed and complied with in all material respects all of the obligations required to be performed or complied with by it under the merger agreement at or prior to the first effective time;

•	since the date of the merger agreement, there must not have occurred any effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect; and

•	MasterCraft’s receipt of an officer’s certificate duly executed by an authorized officer of Marine Products to the effect that the conditions listed above have been satisfied.

Conditions to the Obligation of Marine Products to Complete the Mergers

In addition, the obligation of Marine Products to effect the mergers, as applicable, is subject to the satisfaction at the first effective time of each of the following additional conditions, any and all of which may be waived in whole or in part by Marine Products to the extent permitted by applicable law:

•

certain representations and warranties of MasterCraft, Merger Sub 1 and Merger Sub 2 set forth in the merger agreement with respect to the capitalization of MasterCraft being true and correct in all but de minimis respects as of the date of the merger agreement and as of the first effective time as if made as of the first effective time (except to the extent any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty will have been true and correct only as of such date);

•

the representations and warranties of MasterCraft, Merger Sub 1 and Merger Sub 2 set forth in the merger agreement with respect to (i) the organization, existence and good standing of MasterCraft and its subsidiaries and their power and authority to carry on their respective businesses, (ii) the correctness of a list of MasterCraft’s equity awards, (iii) dividends and distributions on MasterCraft’ shares and equity interests of its subsidiaries having been paid in full and MasterCraft and its subsidiaries not being subject to the Investment Company Act of 1940, (iv) the shares of MasterCraft common stock to be issued in connection with the first merger being authorized and validly issued, (v) MasterCraft not employing any broker or finder except Wells Fargo and (vi) MasterCraft having sufficient authorized but unissued shares to meet its obligations under the merger agreement, in each case being true and correct in all material respects as of the date of the merger agreement and as of the first effective time, as if made as of the first effective time (except to the extent any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty will have been true and correct only as of such date);

•

the representations and warranties of MasterCraft, Merger Sub 1 and Merger Sub 2 set forth in the merger agreement with respect to (i) MasterCraft’s, Merger Sub 1’s and Merger Sub 2’s corporate or limited liability company power and authority, and (ii) the absence of a material adverse effect since June 30, 2025, in each case being true and correct in all respects as of the date of the merger agreement and as of the first effective time, as if made as of the first effective time (except to the extent any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty will have been true and correct only as of such date);

•

all other representations and warranties of MasterCraft, Merger Sub 1 and Merger Sub 2 set forth in the merger agreement, in each case being true and correct in all respects on the date of the merger agreement and as of the first effective time (except (i) to the extent any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty will have been true and correct only as of such date and (ii) where the failure of such representations or warranties to be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifiers set forth therein) would not, individually or in the aggregate with all other failures to be true or correct, have or reasonably be expected to have a material adverse effect);

•

MasterCraft, Merger Sub 1 and Merger Sub 2 having performed and complied with in all material respects all of the obligations required to be performed or complied with by it under the merger agreement at or prior to the first effective time;

•	since the date of the merger agreement, there has not occurred any effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect; and

•	Marine Products’ receipt of an officer’s certificate duly executed by an authorized officer of MasterCraft to the effect that the conditions listed above have been satisfied.

Termination

The merger agreement may be terminated at any time prior to the first effective time:

•

by mutual written agreement of MasterCraft and Marine Products, by action of their respective boards of directors (in the case of the Marine Products board, upon recommendation by the special committee);

•

by either Marine Products (upon approval of or prior recommendation by the special committee) or MasterCraft, if the first effective time has not occurred on or before the outside date; provided that if, on such date, the (i) regulatory condition has not been satisfied or (ii) the closing condition related to the absence of restraints has not been satisfied due to there being a restraint in effect that relates to the HSR Act, but all other closing conditions have been satisfied (or in the case of conditions that by their nature are to be satisfied at or immediately before the closing, are then capable of being satisfied if the closing were to take place on that date) or waived, then the outside date will be automatically extended to November 5, 2026 (or such later date as may be mutually agreed in writing by MasterCraft and Marine Products (upon approval of or prior recommendation by the special committee)); provided, further, that the right to terminate the merger agreement at the outside date will not be available to any party whose breach of the merger agreement was a principal cause of the failure of any applicable closing condition or the failure of the first effective time to occur on or before the outside date;

•

by either Marine Products (upon approval of or prior recommendation by the special committee) or MasterCraft, if any governmental entity of competent jurisdiction has issued any order permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the mergers, and, in each case, the order has become final and nonappealable; provided, that the right to terminate the merger agreement will only be available if the party seeking to terminate the merger agreement has complied with its applicable obligations to resist, resolve or lift, as applicable, such order before asserting its right to terminate under this bullet;

•

by either Marine Products (upon approval of or prior recommendation by the special committee) or MasterCraft, if there is a Marine Products stockholders’ no vote; provided, that the right to terminate the merger agreement will not be available to any party that has breached any of its obligations under merger agreement in a manner that was the principal cause of the Marine Products stockholders’ no vote;

•	by MasterCraft, at any time prior to obtaining the Marine Products stockholder approval, if the Marine Products board has effected a change of recommendation;

•

by Marine Products (upon approval of or prior recommendation by the special committee), at any time prior to obtaining the Marine Products stockholder approval, in order for Marine Products to enter into a definitive agreement with respect to a superior proposal;

•	by MasterCraft, at any time prior to obtaining the MasterCraft stockholder approval, in order for MasterCraft to enter into a definitive agreement with respect to a superior proposal;

•

by either Marine Products (upon approval of or prior recommendation by the special committee) or MasterCraft, if there is a MasterCraft stockholders’ no vote; provided, that the right to terminate the merger agreement will not be available to any party that has breached any of its obligations under merger agreement in a manner that was the principal cause of the MasterCraft stockholders’ no vote;

•

by Marine Products (upon approval of or prior recommendation by the special committee), at any time prior to the MasterCraft stockholder approval, if the MasterCraft board has effected a change of recommendation;

•

by MasterCraft, if a Marine Products breach and failure to timely cure occurs; provided, that MasterCraft will not be permitted to terminate the merger agreement pursuant to this bullet if there has been any breach by MasterCraft, Merger Sub 1, or Merger Sub 2 of their representations, warranties or covenants contained in the merger agreement such that a closing condition applicable to MasterCraft’s representations, warranties or covenants is not reasonably capable of being satisfied while such breach is continuing, and such breach has not been cured in all material respects; and

•

by Marine Products (upon approval of or prior recommendation by the special committee) if a MasterCraft breach and failure to timely cure occurs; provided, that Marine Products will not be permitted to terminate the merger agreement pursuant to this bullet if there has been any breach by Marine Products of its representations, warranties or covenants contained in the merger agreement such that a closing condition applicable to Marine Products’ representations, warranties or covenants is not reasonably capable of being satisfied while such breach is continuing, and such breach has not been cured in all material respects.

Effect of Termination

If the merger agreement is terminated as described in “ —Termination” above, the merger agreement will become void and MasterCraft, Merger Sub 1, Merger Sub 2, Marine Products and their respective subsidiaries, affiliates, officers or directors will have no liability or obligation, except that:

•	no such termination will relieve Marine Products of its obligation to pay the Marine Products termination fee or MasterCraft of its obligation to pay the MasterCraft termination fee, as applicable;

•

no such termination will relieve any party for liability for such party’s material breach of the no-shop restrictions, willful breach of the merger agreement or fraud prior to such termination, which the parties acknowledge and agree will not be limited to reimbursement of expenses or out-of-pocket costs, and in the case of any damages sought by the non-breaching party for such material breach, willful breach or fraud, will include the benefit of the bargain lost by the non-breaching party, which in the case of Marine Products will include the merger consideration payable to Marine Products stockholders pursuant to the merger agreement, taking into consideration relevant matters, including opportunity costs and the time value of money; and

•

certain other provisions of the merger agreement, including (i) provisions with respect to each party’s use of the other party’s confidential information and (ii) provisions with respect to the allocation of fees and expenses, including, if applicable, the termination fees described below, will survive such termination.

Termination Fees

Termination Fees Payable by MasterCraft

The merger agreement provides that MasterCraft will pay Marine Products the MasterCraft termination fee in connection with a termination of the merger agreement under the following circumstances:

•

within two (2) business days of termination, if the merger agreement is terminated by Marine Products (upon approval of or prior recommendation by the special committee), at any time prior to the MasterCraft stockholder approval, if the MasterCraft board has effected a change of recommendation;

•

prior to or concurrently with termination, if the merger agreement is terminated by MasterCraft, at any time prior to obtaining the MasterCraft stockholder approval, in order to enter into a definitive agreement with respect to a superior proposal; or

•

prior to or concurrently with such entry into a definitive agreement with respect to or consummation of an acquisition proposal, if (i) the merger agreement is terminated (A) by either Marine Products or MasterCraft at the outside date, (B) by either Marine Products or MasterCraft following the MasterCraft stockholders’ no vote or (C) by Marine Products following a MasterCraft breach and failure to timely cure; and prior to the date of termination an acquisition proposal is made to MasterCraft or the MasterCraft board and not withdrawn and (ii) within twelve (12) months after such termination, MasterCraft enters into a definitive agreement with respect to any acquisition proposal or MasterCraft consummates any acquisition proposal.

Termination Fees Payable by Marine Products

The merger agreement provides that Marine Products will pay MasterCraft the Marine Products termination fee in connection with a termination of the merger agreement under the following circumstances:

•

within two (2) business days of termination, if the merger agreement is terminated by MasterCraft, at any time prior to obtaining the Marine Products stockholder approval, because the Marine Products board has effected a change of recommendation;

•

prior to or concurrently with termination, if the merger agreement is terminated by Marine Products (upon approval of or prior recommendation of the special committee), at any time prior to obtaining the Marine Products stockholder approval, in order for Marine Products to enter into a definitive agreement with respect to a superior proposal; or

•

prior to or concurrently with such entry into a definitive agreement with respect to or consummation of an acquisition proposal, if (i) the merger agreement is terminated (A) by either Marine Products or MasterCraft at the outside date, (B) by either Marine Products or MasterCraft following a Marine Products stockholders’ no vote or (C) by MasterCraft following Marine Products’ breach and failure to timely cure; and prior to the date of termination an acquisition proposal is made to Marine Products or the Marine Products board and not withdrawn and (ii) within twelve (12) months after such termination, Marine Products enters into a definitive agreement with respect to any acquisition proposal or Marine Products consummates any acquisition proposal.

Limitations

For the avoidance of doubt:

•	in no event will MasterCraft or Marine Products, as applicable, be required to pay the MasterCraft termination fee or the Marine Products termination fee, as applicable, on more than one (1) occasion;

•

under no circumstances will MasterCraft, Merger Sub 1, and Merger Sub 2 be permitted or entitled to receive both a grant of specific performance and the Marine Products termination fee (although both such remedies may be pursued in the alternative); and

•

under no circumstances will Marine Products be permitted or entitled to receive both a grant of specific performance and the MasterCraft termination fee (although both such remedies may be pursued in the alternative).

The payment by:

•

Marine Products of the Marine Products termination fee pursuant to the merger agreement will be the sole and exclusive remedy of MasterCraft, Merger Sub 1, Merger Sub 2 and their respective affiliates and representatives in the event of termination of the merger agreement under circumstances requiring the payment of a Marine Products termination fee pursuant to the merger agreement; and

•

MasterCraft of the MasterCraft termination fee pursuant to the merger agreement will be the sole and exclusive remedy of Marine Products and its affiliates and representatives in the event of termination of the merger agreement under circumstances requiring the payment of a MasterCraft termination fee pursuant to the merger agreement;

provided, that no such payment shall relieve a party of any liability or damages to the other party or parties, as applicable, resulting from such party’s material breach of the merger agreement’s restrictions on the solicitation of acquisition proposals, willful breach or fraud.

Amendment and Waiver

The merger agreement may be amended only by execution of an instrument in writing signed by Marine Products, MasterCraft, Merger Sub 1 and Merger Sub 2. However, after the Marine Products stockholder approval has been obtained, there may not be, without further approval of Marine Products stockholders, any amendment of the merger agreement, which by law otherwise requires the further approval of the Marine Products stockholders. Prior to the first effective time, no amendment or modification of the merger agreement may be made by or on behalf of Marine Products without first obtaining the prior written approval of the special committee.

Third Party Beneficiaries

The merger agreement is not intended to confer upon any person other than the parties thereto any rights or remedies, except:

•

from and after the first effective time, the right of the holders of shares of Marine Products common stock to receive the merger consideration and any fractional stock consideration, and the right of the holders of Marine Products equity awards to receive consideration therefor in accordance with the terms of the merger agreement; and

•

any person, including the indemnified parties, entitled to indemnification, advancement of expenses, exculpation or insurance benefits under the provisions of the merger agreement summarized above under the caption “—Indemnification and Insurance” following the first effective time.

Applicable Law; Jurisdiction

The merger agreement is governed by Delaware law, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other that the state of Delaware. Any legal action or proceeding with respect to the merger agreement will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the state of Delaware (or, if such court finds it lacks subject matter jurisdiction over the particular matter, any state or federal court within the state of Delaware).

Specific Performance

The parties to the merger agreement have agreed that if any party were to breach any of their respective obligations under the merger agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine. In the event of a breach of a party’s obligations under the merger agreement:

•

the other parties will be entitled to an injunction or injunctions to prevent or remedy such breaches and to specific performance of the terms of the merger agreement, including the right of a party to cause each other party to consummate the mergers and the other transactions contemplated by the merger agreement on the terms and subject to the conditions of the merger agreement, in each case in the Delaware Court of Chancery or, if such court does not have subject matter jurisdiction, in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which the applicable parties are entitled at law or in equity:

•	the breaching party waives any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief; and

•	the breaching party will waive, in any action for specific performance, the defense of adequacy of a remedy at law.

Expenses

Except as set forth in the provisions of the merger agreement with respect to indemnification and insurance (as described in “—Covenants and Agreements—Indemnification and Insurance”) or termination fees (as described in “ —Termination Fees”), all fees and expenses incurred by the parties will be borne solely by the party that has incurred such fees and expenses.

Ancillary Agreements

Voting Agreement

Concurrently with the execution of the merger agreement, on February 5, 2026, MasterCraft entered into the voting agreement with Marine Products and the specified stockholders. Pursuant to the voting agreement, each of the specified stockholders has agreed, among other things, to vote, or cause to be voted, all of the shares of Marine Products common stock beneficially owned by such Specified Stockholder in favor of the adoption of the merger agreement and against any Marine Products alternative acquisition proposal, in each case, subject to certain conditions.

Subject to limited “Permitted Transfers” the specified stockholders are restricted from transferring shares of Marine Products common stock beneficially owned by such Specified Stockholder during the support period. They also agreed not to solicit or participate in competing acquisition proposals except to the extent Marine Products is permitted to do so under the merger agreement. Each Specified Stockholder further agreed not to demand or commence appraisal proceedings under Section 262 of the DGCL with respect to common stock beneficially owned by such Specified Stockholder.

As of February 5, 2026, the specified stockholders collectively held approximately 69.1% of the total voting power of the outstanding shares of Marine Products common stock. The obligations of the specified stockholders are subject to a cap if the aggregate voting power of the covered shares would exceed 35% following a change of recommendation by the Marine Products board, in which case voting obligations are reduced pro rata to the cap and shares not subject to the voting agreement may be voted at the specified stockholders’ discretion.

Pursuant to the voting agreement, no amendment or waiver of any provision of the voting agreement prior to the first effective time will be made by Marine Products or the Marine Products board without first obtaining the approval of the special committee.

Stockholders Agreement

Concurrently with the execution of the merger agreement, on February 5, 2026, MasterCraft entered into the stockholders agreement with the specified stockholders which will be effective at the closing.

The stockholders agreement provides for transfer restrictions, including lock-ups on transfers by the specified stockholders whereby all of the shares beneficially owned by the specified stockholders are subject to a lock-up that expires six (6) months after the closing and, thereafter, 50% of the shares beneficially owned by the specified stockholders are subject to a lock-up that expires on the first anniversary of the closing, in each case subject to customary permitted transfers on specified terms and conditions.

In addition, from the closing and until the expiration date defined therein, the specified stockholders, acting by majority consent, have the right to nominate up to two (2) directors (one “Family Designee” (initially Timothy C. Rollins) and one “Independent Designee” (initially Callum C. Macgregor)) while the specified stockholders beneficially own at least 15% of the total voting power of the MasterCraft common stock, and one Family Designee while the specified stockholders beneficially own at least 10% but less than 15% of the total voting power of the MasterCraft common stock. The stockholder-designated directors are entitled to the same rights and privileges as other directors, including indemnification, exculpation, reimbursement, and director and officer insurance to the same extent as other directors. If the specified stockholders’ aggregate beneficial ownership drops below 15% (for the Independent Designee) or below 10% (for the Family Designee), the applicable designee must promptly resign, and MasterCraft may fill the vacancy.

From the closing until the earlier of (i) the second anniversary of the closing and (ii) the date on which the specified stockholders cease to beneficially own, in the aggregate, at least 15% of the total voting power of the MasterCraft common stock, the earlier of which we refer to as the “Standstill Termination Date”, the specified stockholders have agreed to certain voting commitments, including voting in favor of directors nominated and recommended by the MasterCraft board, voting against non-board approved director nominations and removal proposals. The specified stockholders have also agreed to certain standstill restrictions through the Standstill Termination Date. Without prior written approval of a majority of the MasterCraft board, the specified stockholders may not, among other things: solicit proxies or consents; form or participate in a Section 13(d) “group”; place shares in a voting trust; run or support a contested director solicitation; make or support acquisition or restructuring proposals involving MasterCraft; call special meetings or seek bylaw/charter changes; seek additional board seats beyond the agreement; commence or join litigation against MasterCraft or its directors/officers (subject to specified carveouts, including to enforce this agreement and a referenced registration rights agreement); acquire additional MasterCraft voting securities; or publicly advocate positions contrary to the board.

On March 11, 2026, MasterCraft and the specified stockholders entered into an amendment to the stockholders agreement providing that the specified stockholders’ director nominees may be subject to removal or disqualification pursuant to the applicable provisions of MasterCraft’s certificate of incorporation, bylaws and applicable Law.

The stockholders agreement (i) terminates automatically upon the last to occur of the first anniversary of closing, the “expiration date” (defined by ownership thresholds) and the Standstill Termination Date, and (ii) is conditioned on the closing of the merger.

Registration Rights Agreement

Also, concurrently with the execution of the merger agreement, on February 5, 2026, MasterCraft entered into the registration rights agreement with LOR, an entity affiliated with the specified stockholders, which will be effective at the closing.

The registration rights agreement provides LOR and certain of its affiliates, which we collectively refer to as the “selling stockholders”, and their permitted transferees the right to require, subject to certain conditions and limitations, MasterCraft to register for resale all MasterCraft securities held by such stockholders on a registration statement with the SEC no later than 120 days following the closing. MasterCraft must seek effectiveness of the registration statement no later than one (1) day prior to the expiration of the initial six (6)-month lock-up period. The registration rights agreement also provides the selling stockholders customary piggy back registration rights with respect to registrations initiated by MasterCraft subject to customary cutbacks.

The registration rights agreement allows the selling stockholders to make up to two demands for underwritten shelf takedowns per year, each of which we refer to as an “underwritten shelf takedown”, subject to a maximum of ten (10) takedowns in total and a minimum requirement that at least $25 million of MasterCraft common stock, in the aggregate, be included in each takedown. The selling stockholders cannot request an underwritten shelf takedown within ninety (90) days of a prior takedown. In the event a Selling Stockholder requests an underwritten shelf takedown, MasterCraft has the option to purchase 100% of the securities proposed to be sold in such underwritten shelf takedown at a cash purchase price equal to the five-day volume weighted average price per share of MasterCraft common stock for the five (5) consecutive trading days ending on (and including) the trading day immediately prior to the applicable holder’s delivery of the underwritten demand notice to MasterCraft.

Pursuant to the terms of the registration rights agreement, MasterCraft will pay all registration and filing fees pertaining to the registration of securities beneficially owned by the selling stockholders as well as all other costs, fees and expenses incident to MasterCraft’s performance or compliance with the registration rights agreement, provided, that, upon the closing of the first underwritten shelf takedown pursuant to the registration rights agreement, LOR, Inc. shall pay $350,000 to MasterCraft. LOR, Inc. will also pay its own fees and expenses, including the fees for any counsel, accountants or advisors retained by it, as well as any underwriter’s fees (including discounts, commissions or fees of the underwriters).

The registration rights agreement terminates when the specified stockholders cease to hold Registrable Securities (as defined therein), upon dissolution of MasterCraft, by mutual consent, or on the fifteenth (15th) anniversary of the closing date (with an automatic five (5)-year renewal unless timely notice is given).

MASTERCRAFT PROPOSALS

Proposal 1: The Share Issuance Proposal

(Proposal 1 on MasterCraft Proxy Card)

MasterCraft stockholders are being asked to consider and vote on the share issuance proposal, a proposal to approve the issuance of shares of MasterCraft common stock pursuant to the merger agreement. For a summary and detailed information regarding the share issuance proposal, see the information about the mergers and the merger agreement throughout this joint proxy statement/prospectus, including the information set forth in sections entitled “The Mergers” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus.

Subject to certain limited exceptions, Rule 5635(a) of the NASDAQ Listing Rules requires that MasterCraft obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such common stock or of securities convertible into or exercisable for common stock.

The number of shares of MasterCraft common stock issuable as consideration for the mergers is expected to exceed this threshold. At the effective time of the first merger, each outstanding share of Marine Products common stock will be converted into the right to receive the merger consideration (i.e., the per-share cash consideration of $2.43 in cash, without interest, and the exchange ratio of 0.232 shares of MasterCraft common stock). The merger consideration will not be deliverable with respect to (i) the canceled shares, (ii) the dissenting shares, and (iii) the Assumed RSAs. If the first merger is completed, it is currently estimated that MasterCraft will issue or reserve for issuance approximately 8.2 million shares of MasterCraft common stock in connection with the first merger, which will exceed 20% of the shares of MasterCraft common stock outstanding before such issuance.

Approval of the share issuance proposal by MasterCraft stockholders is required to complete the transactions contemplated by the merger agreement. If the share issuance proposal is not approved, the mergers will not be completed.

If you sign and return a proxy and do not indicate how you wish to vote on the share issuance proposal, your shares will be voted in favor of the share issuance proposal.

The affirmative vote of the holders of a majority in voting power of the shares of MasterCraft common stock which are present in person or by proxy and entitled to vote thereon will be required to approve the share issuance proposal, as required by Rule 5635(a).

THE MASTERCRAFT BOARD UNANIMOUSLY RECOMMENDS THAT MASTERCRAFT STOCKHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

Proposal 2: The MasterCraft Adjournment Proposal

(Proposal 2 on MasterCraft Proxy Card)

MasterCraft stockholders are being asked to consider and vote on the MasterCraft adjournment proposal, a proposal to adjourn the MasterCraft special meeting from time to time, if deemed by the chair of the MasterCraft special meeting to be necessary or appropriate, including to solicit additional proxies in the event there are not sufficient votes to approve the share issuance proposal. If the MasterCraft adjournment proposal is approved, the MasterCraft special meeting could be adjourned to a later date. MasterCraft could adjourn the MasterCraft special meeting and any adjourned session of the MasterCraft special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from MasterCraft stockholders who have previously voted.

If the MasterCraft special meeting is adjourned, MasterCraft stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the approval of the share issuance proposal but do not indicate a choice on the MasterCraft adjournment proposal, your shares will be voted in favor of the MasterCraft adjournment proposal. If you indicate, however, that you wish to vote against the share issuance proposal, your shares of MasterCraft common stock will only be voted in favor of the MasterCraft adjournment proposal if you indicate that you wish to vote in favor of the MasterCraft adjournment proposal.

If a quorum is not present, the holders of MasterCraft common stock present, by a majority in voting power thereof, may adopt the MasterCraft adjournment proposal. If a quorum is present, approval of the MasterCraft adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of MasterCraft common stock which are present in person or by proxy and entitled to vote thereon.

Regardless of the adoption of the MasterCraft adjournment proposal, Section 1.13 the Fourth Amended and Restated Bylaws of MasterCraft provide that, except to the extent inconsistent with rules and regulations for the MasterCraft special meeting that may be adopted by the MasterCraft Board of Directors, the person presiding over the MasterCraft special meeting has the right and authority to, for any or no reason, recess and/or adjourn the MasterCraft special meeting.

THE MASTERCRAFT BOARD UNANIMOUSLY RECOMMENDS THAT MASTERCRAFT STOCKHOLDERS VOTE “FOR” THE MASTERCRAFT ADJOURNMENT PROPOSAL.

MARINE PRODUCTS PROPOSALS

Proposal 1: The Merger Agreement Proposal

(Proposal 1 on Marine Products Proxy Card)

Marine Products stockholders are being asked to consider and vote on the merger agreement proposal, a proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the mergers. For a summary and detailed information regarding the merger agreement proposal, see the information about the mergers and the merger agreement throughout this joint proxy statement/prospectus, including the information set forth in sections entitled “The Mergers” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus.

Approval of the merger agreement proposal by Marine Products stockholders is required to complete the transactions contemplated by the merger agreement. If the merger agreement proposal is not approved, the mergers will not be completed. Contemporaneously with the execution of the merger agreement, the specified stockholders entered into the voting agreement with respect to all shares of Marine Products common stock owned by the specified stockholders, which constituted approximately 69.1% of the total voting power of the outstanding shares of Marine Products common stock as of the date of the merger agreement, pursuant to which the specified stockholders agreed to, among other things, vote in favor of the merger agreement proposal, subject to the terms and conditions thereof. Accordingly, unless the voting agreement is terminated in connection with Marine Products’ receipt of a superior proposal or otherwise in accordance with the terms of the voting agreement, we expect that the merger agreement will be adopted and approved by Marine Products stockholders at the Marine Products special meeting. However, your vote is important and we encourage you to vote your shares. For a description of the voting agreement, see “The Merger Agreement—Ancillary Agreements—Voting Agreement.”

The approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Marine Products common stock entitled to vote thereon.

THE MARINE PRODUCTS BOARD UNANIMOUSLY RECOMMENDS THAT MARINE PRODUCTS STOCKHOLDERS VOTE “FOR” THE MERGER AGREEMENT PROPOSAL.

Proposal 2: The Merger-Related Compensation Proposal

(Proposal 2 on Marine Products Proxy Card)

Under Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Marine Products is required to submit a proposal to its stockholders for an advisory (non-binding) vote to approve certain compensation that may be paid or become payable to Marine Products’ named executive officers in connection with the completion of the mergers as discussed in “The Mergers—Interests of Directors and Executive Officers in the Mergers—Interests of Marine Products Directors and Executive Officers in the Mergers,” including the footnotes to the table and the associated narrative discussion. The Marine Products board unanimously recommends that Marine Products stockholders vote “FOR” the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Marine Products in connection with the mergers, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the joint proxy statement/prospectus entitled “The Mergers—Interests of Directors and Executive Officers in the Mergers—Interests of Marine Products Directors and Executive Officers in the Mergers” including the footnotes to the table and the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”

The vote on the merger-related compensation proposal is a vote separate and apart from the votes to approve the other proposals being presented at the Marine Products special meeting and is not a condition to the completion of the mergers. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the merger-related compensation proposal and vice versa. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on Marine Products or MasterCraft. Accordingly, if the merger agreement is approved and the mergers are completed, the merger-related compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the merger-related compensation proposal.

The approval of the merger-related compensation proposal requires the affirmative vote of the holders of a majority of the shares of Marine Products common stock present in person or represented by proxy and entitled to vote on the merger-related compensation proposal; however, such vote is non-binding and advisory only.

THE MARINE PRODUCTS BOARD UNANIMOUSLY RECOMMENDS THAT MARINE PRODUCTS STOCKHOLDERS VOTE “FOR” THE MERGER-RELATED COMPENSATION PROPOSAL.

Proposal 3: The Marine Products Adjournment Proposal

(Proposal 3 on Marine Products Proxy Card)

Marine Products stockholders are being asked to consider and vote on the Marine Products adjournment proposal, which is a proposal to adjourn the Marine Products special meeting from time to time, if deemed by the chair of the Marine Products special meeting to be necessary or appropriate, including to solicit additional proxies, in the event that there are not sufficient votes to approve the merger agreement proposal. If the Marine Products adjournment proposal is approved, the Marine Products special meeting could be adjourned to a later date. Marine Products could adjourn the Marine Products special meeting and any adjourned session of the Marine Products special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Marine Products stockholders who have previously voted.

The approval of the Marine Products adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Marine Products common stock present in person or represented by proxy and entitled to vote on the adjournment proposal.

THE MARINE PRODUCTS BOARD UNANIMOUSLY RECOMMENDS THAT MARINE PRODUCTS STOCKHOLDERS VOTE “FOR” THE MARINE PRODUCTS ADJOURNMENT PROPOSAL.

DESCRIPTION OF MASTERCRAFT COMMON STOCK

This section of the joint proxy statement/prospectus summarizes the material terms of MasterCraft’s capital stock that will be in effect if the mergers are completed. You are encouraged to read the MasterCraft certificate of incorporation, incorporated by reference as Exhibits 3.1, 3.2, and 3.3 to the registration statement of which this joint proxy statement/prospectus forms a part, and are incorporated herein by reference, and the MasterCraft bylaws, incorporated by reference as Exhibit 3.4 to the registration statement of which this joint proxy statement/prospectus forms a part, and are incorporated herein by reference, for greater detail on the provisions that may be important to you. All references within this section to “common stock” mean MasterCraft common stock unless otherwise noted.

The following description summarizes important terms of MasterCraft’s capital stock. For a complete description, you should refer to the MasterCraft certificate of incorporation and bylaws, copies of which are available upon request from us, as well as the relevant portions of the DGCL.

Common Stock

General. MasterCraft’s certificate of incorporation authorizes the issuance of 100,000,000 shares of MasterCraft’s common stock, par value $0.01 per share and 10,000,000 shares of MasterCraft’s preferred stock, par value $0.01 per share. As of March 30, 2026, there were 16,279,890 shares of MasterCraft’s common stock issued and outstanding and no shares of MasterCraft’s preferred stock issued and outstanding.

Voting rights. Holders of shares of MasterCraft common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided in MasterCraft’s certificate of incorporation, MasterCraft’s bylaws, the rules or regulations of any stock exchange applicable to MasterCraft or as required by law, all matters to be voted on by MasterCraft’s stockholders other than the election of directors must be approved by the affirmative vote of the holders of a majority in voting power of the shares which are present in person or by proxy at the meeting and entitled to vote on the subject matter. In uncontested director elections, each director shall be elected by the affirmative vote of a majority of the votes cast at such meeting(s) in respect of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In contested director elections, a plurality of the votes cast shall be sufficient to elect directors.

Dividend rights. Holders of shares of MasterCraft’s common stock are entitled to receive dividends when and if declared by the MasterCraft board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Other matters. Upon MasterCraft’s dissolution or liquidation or the sale of all or substantially all of MasterCraft’s assets, after payment in full of all amounts required to be paid to creditors, the holders of shares of MasterCraft’s common stock will be entitled to receive pro rata MasterCraft’s remaining assets available for distribution. Holders of shares of MasterCraft’s common stock do not have preemptive, subscription, redemption, or conversion rights, no redemption or sinking fund provisions are applicable to MasterCraft’s common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights and privileges of holders of MasterCraft’s common stock are subject to any series of preferred stock that we may issue in the future.

Forum Selection

MasterCraft’s certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on MasterCraft’s behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of MasterCraft’s directors, officers or other employees to us or MasterCraft’s stockholders; (iii) any action asserting a claim against MasterCraft, any MasterCraft director or MasterCraft’s officers or employees arising pursuant to any provision of the DGCL, MasterCraft’s certificate of incorporation or bylaws; or (iv) any action asserting a claim against MasterCraft, any MasterCraft director or MasterCraft’s officers or employees that is governed by the internal affairs doctrine, except, as to each of clauses (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Anti-Takeover Provisions

MasterCraft’s certificate of incorporation and bylaws, as well as the DGCL, contain provisions that may delay, defer, or discourage another party from acquiring control of us. These provisions, which are summarized below, may discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with MasterCraft’s Board, which we believe may result in an improvement of the terms of any such acquisition in favor of MasterCraft’s stockholders. However, they also give MasterCraft’s Board the power to discourage acquisitions that some stockholders may favor.

Section 203 of the DGCL. MasterCraft is subject to Section 203 of the DGCL. Subject to certain exceptions and exclusions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of MasterCraft’s Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of MasterCraft’s assets to or with the “interested stockholder.” In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of MasterCraft’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Authorized but Unissued Shares. The authorized but unissued shares of MasterCraft’s common stock and MasterCraft’s preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NASDAQ. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Stockholder Action by Written Consent. MasterCraft’s certificate of incorporation and bylaws provide that any action required or permitted to be taken by MasterCraft’s stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may be taken by written consent in lieu of a meeting only if such written consent and the taking of such action by such written consent have been previously approved by the MasterCraft board.

Special Meetings of Stockholders. MasterCraft’s certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by the MasterCraft board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. In addition, MasterCraft’s bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the MasterCraft board. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with certain advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the MasterCraft board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to MasterCraft’s secretary of the stockholder’s intention to bring such business before the meeting and complied with advance notice procedures set forth in the bylaws. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of MasterCraft’s outstanding voting securities until the next stockholder meeting.

Limitations on Liability and Indemnification of Officers and Directors

MasterCraft’s bylaws provide indemnification for MasterCraft’s directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by Delaware law, MasterCraft’s certificate of incorporation includes provisions that eliminate the personal liability of MasterCraft’s directors for monetary damages resulting from breaches of certain fiduciary duties as a director, subject to exceptions. The effect of the foregoing exculpation provision is to restrict MasterCraft’s rights and the rights of MasterCraft’s stockholders to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director may be personally liable for:

•	any breach of his duty of loyalty to us or MasterCraft’s stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Listing

MasterCraft’s common stock is listed on NASDAQ under the symbol “MCFT.”

Transfer Agent and Registrar

The transfer agent and registrar for MasterCraft’s common stock is Equiniti Trust Company, LLC.

COMPARISON OF RIGHTS OF STOCKHOLDERS

OF MASTERCRAFT AND MARINE PRODUCTS

This section describes certain differences between the rights of holders of shares of MasterCraft common stock and the rights of holders of shares of Marine Products common stock. MasterCraft and Marine Products are each incorporated under the laws of the State of Delaware and, accordingly, the rights of MasterCraft stockholders and Marine Products stockholders are both governed by the laws of the State of Delaware. The differences between the rights of MasterCraft stockholders and Marine Products stockholders primarily result from differences between the organizational and governing documents of MasterCraft and Marine Products. As a result of the mergers, holders of shares of Marine Products common stock that receive merger consideration in respect of their shares of Marine Products common stock will become holders of shares of MasterCraft common stock. As a result, following the mergers, the rights of Marine Products stockholders who become MasterCraft stockholders in the mergers will continue to be governed by the laws of the State of Delaware and will also then be governed by the MasterCraft certificate of incorporation and the MasterCraft bylaws.

This section does not include a complete description of all differences between the rights of MasterCraft stockholders and Marine Products stockholders, nor does it include a complete description of the specific rights referred to below. Furthermore, the description of some of the differences in these rights in this section is not intended to indicate that other differences that may be equally important do not exist. All MasterCraft stockholders and Marine Products stockholders are urged to carefully read the relevant provisions of the DGCL, as well as each company’s organizational and governing documents. This summary is qualified in its entirety by reference to the full text of each of the MasterCraft certificate of incorporation, the MasterCraft bylaws, the Marine Products certificate of incorporation and the Marine Products bylaws. For information on how to obtain a copy of these documents, see the section entitled “Where You Can Find More Information”.

	Rights of MasterCraft Stockholders	Rights of Marine Products Stockholders

Authorized Capital Stock	The authorized capital stock of MasterCraft consists of one hundred million (100,000,000) shares of common stock, par value $0.01 per share, and ten million (10,000,000) shares of preferred stock, par value $0.01 per share.	The authorized capital stock of Marine Products consists of seventy-four million (74,000,000) shares of common stock, par value $0.10 per share, and one million (1,000,000) shares of preferred stock, par value $0.10 per share.

Voting Rights	Each holder of shares of MasterCraft common stock is entitled to one (1) vote for each share of MasterCraft common stock on all matters on which the MasterCraft stockholders generally are entitled to vote. MasterCraft’s stockholders do not have cumulative voting rights.	Each outstanding share of Marine Products common stock shall entitle a Marine Products stockholder to one (1) vote on each matter properly submitted to the stockholders of Marine Products for their vote. Marine Products’ stockholders do not have cumulative voting rights.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors	The MasterCraft bylaws allow stockholders who are stockholders of record at the time the notice is delivered to the corporate secretary, who are entitled to vote at the meeting and who comply with the notice procedures described in MasterCraft’s	The Marine Products bylaws allow stockholders who are stockholders of record on the date of giving the notice and who comply with the notice requirements and notice procedures set forth in Marine Products bylaws, to nominate

Rights of MasterCraft Stockholders	Rights of Marine Products Stockholders

bylaws, to nominate persons for election to the MasterCraft board and propose other business to be considered at an annual meeting.

Such proposals (other than proposals included in the notice of meeting pursuant to Rule 14a-8 promulgated under the Exchange Act) and nominations, however, may only be brought by a stockholder who has given timely notice in proper written form to MasterCraft’s corporate secretary prior to the meeting.

In connection with an annual meeting, to be timely, notice of such proposals and nominations must be delivered to MasterCraft’s principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the MasterCraft.

persons for election to the Marine Products board.

The Marine Products bylaws allows stockholders who are stockholders of record on the date of notice and on the record date for the determination of stockholders entitled to vote at such annual meeting, who are entitled to vote and who comply with the notice procedures set forth in the Marine Products bylaws, to propose business to be brought before an annual meeting.

Such nominations and proposals (other than proposals included in the notice of meeting pursuant to Rule 14a-8 promulgated under the Exchange Act) and nominations, however, may only be brought by a stockholder who has given timely notice in proper written form to Marine Products’ corporate secretary prior to the meeting.

In connection with an annual meeting, to be timely, notice of such proposals and nominations must be delivered to Marine Products’ principal executive offices so that it is received not less than ninety, nor more than one hundred thirty days prior to the anniversary of the prior year’s annual meeting of stockholders with respect to an annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth day following the day on which such notice of the date of the

	Rights of MasterCraft Stockholders	Rights of Marine Products Stockholders
annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

Number of Directors	The MasterCraft certificate of incorporation and MasterCraft bylaws provide that the number of directors will be fixed exclusively pursuant to a resolution adopted by a majority of the MasterCraft board. At present, MasterCraft has seven (7) directors.	The Marine Products bylaws provide that the Marine Products board shall consist of between six (6) and twelve (12) directors, to be fixed solely by a majority of the Marine Products board. At present, Marine Products has ten (10) directors.

Election of Directors

The MasterCraft bylaws provide that each director is elected by a majority of votes cast with respect to the director nominee at any meeting for the election of directors at which a quorum is present; provided, however, that in any meeting which the number of nominees exceeds the number of directors to be elected, director nominees will be elected by a plurality of the votes cast in such election.

MasterCraft does not have a classified board and each director is elected annually.

The Marine Products bylaws provide that each director is elected by a plurality of the votes cast. Marine Products does not have a classified board and each director is elected annually.

Filling Vacancies on the Board of Directors	The MasterCraft bylaws and certificate of incorporation provide that except as otherwise required by law and subject to the rights of the holders of any series of preferred stock then outstanding, unless the MasterCraft board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the MasterCraft board shall be filled only by a majority vote of the directors then in office and entitled to vote thereon, though less than a quorum, or by a sole remaining director entitled to vote thereon, and not by the stockholders.	The Marine Products bylaws provide that any newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Marine Products board may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Marine Products board, or by a sole remaining director.

	Rights of MasterCraft Stockholders	Rights of Marine Products Stockholders

Removal of Directors	The MasterCraft certificate of incorporation provides that subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire MasterCraft board, may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote in an election of directors.	The Marine Products bylaws provide that except as may otherwise be required by Delaware law, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Action by Stockholders

The MasterCraft bylaws provide that all matters other than the election of directors, unless otherwise provided by the MasterCraft certificate of incorporation, the MasterCraft bylaws, the rules or regulations of any stock exchange applicable to MasterCraft, or applicable law or pursuant to any regulation applicable to the MasterCraft or its securities, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

The MasterCraft certificate of incorporation permits stockholders to act by written consent without a meeting, if such consent is signed by the holders of outstanding shares of the relevant class(es) or series of stock of MasterCraft representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of MasterCraft then issued and outstanding (other than treasury stock) entitled to vote thereon were present and voted and delivered to MasterCraft, provided, however that subject to the rights of any series of

Under the DGCL, at all meetings of the stockholders at which a quorum has been established, all matters other than the election of directors will be determined by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

The Marine Products certificate of incorporation does not permit stockholders to act by written consent without a meeting.

	Rights of MasterCraft Stockholders	Rights of Marine Products Stockholders
preferred stock, no action by stockholders may be taken by written consent in lieu of a meeting of stockholders unless such written consent and the action specified therein have been previously approved by the affirmative votes of directors constituting a majority of the MasterCraft board.

Amendments to Certificate of Incorporation	Under the DGCL, amendments to the MasterCraft certificate of incorporation generally must be approved by the MasterCraft board and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.	Under the DGCL, amendments to the Marine Products certificate of incorporation generally must be approved by the Marine Products board and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a single class. The Marine Products certificate of incorporation provides that any amendments to the provisions of the Marine Products certificate of incorporation governing: the prohibitions on actions by stockholders via written consent; the manner of giving advance notice of stockholder nominations for the election of directors; the power of the Marine Products board to, and the manner in which it can, amend the Marine Products bylaws; exculpation of directors; and amendments of the Marine Products certificate of incorporation must be approved by 66.7% of the voting power of all of the then outstanding shares of the capital stock of Marine Products entitled to vote generally in the election of directors, voting together as a single class.

Amendments to Bylaws	The MasterCraft bylaws may be altered, amended or repealed, and new bylaws made, only by the affirmative vote of a majority of the MasterCraft board or stockholders representing a	The Marine Products bylaws may be amended, altered, repealed, or added to at any regular meeting of the stockholders or the Marine Products board or at any special meeting called for that purpose, by

	Rights of MasterCraft Stockholders	Rights of Marine Products Stockholders
	majority of the votes eligible to be cast in an election of directors of MasterCraft.	affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the directors in office, as the case may be.

Special Meetings of Stockholders	The MasterCraft certificate of incorporation provides that special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of directors constituting a majority of the board.	The Marine Products bylaws provide that special meetings of the stockholders may be called at any time by the chairman and shall be called by the chairman or secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

Limitation of Liability of Directors and Officers	The DGCL permits corporations to include provisions in their certificate of incorporation eliminating or limiting monetary damages for a director and for certain executive officers for breaches of fiduciary duties, provided that a corporation may not eliminate liability for a director’s or officer’s breach of the duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or in the case of a director, for unlawful dividends, stock purchases or redemptions; or for any transaction from which the director or officer derived an improper personal benefit; or in the case of an officer, in any action by or in the right of the corporation (i.e., any derivative action).

	The MasterCraft certificate of incorporation provides that no director of MasterCraft shall be personally liable to MasterCraft or its stockholders for monetary damages for breach of fiduciary duty as a director of MasterCraft, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as described above.	The Marine Products certificate of incorporation provides that no director of Marine Products will be personally liable to Marine Products or its stockholders for monetary damages for breach of fiduciary duty as a director of Marine Products, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as described above.

Indemnification of Directors and Officers	The MasterCraft bylaws provide that MasterCraft will, to the fullest extent permitted by law, indemnify and advance expenses to any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or	The Marine Products bylaws provide that Marine Products will, to the fullest extent permitted by law, indemnify and advance expenses to any person (or the estate of any person) who was or is a party to, or is involved in or threatened to be made a party to, any threatened, pending or

	Rights of MasterCraft Stockholders	Rights of Marine Products Stockholders
	investigative (any such action, suit or proceeding) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of MasterCraft or, while a director or officer of MasterCraft, is or was serving at the request of MasterCraft as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, against all the expenses (including attorneys’ fees) incurred by such person. MasterCraft may also provide indemnification and advancement to other persons when and as authorized.	completed action, suit or proceeding, whether or not by or in the right of the corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or general counsel of the corporation, or is or was serving at the request of the corporation as a director, officer, or general counsel of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. Marine Products may also provide indemnification and advancement to any other employees or agents of Marine Products.

Certain Business Combinations	The provisions of Section 203 of the DGCL are applicable to MasterCraft and provide that a corporation may not engage in certain business combinations, including mergers, sales and leases of assets, issuances of securities and other similar transactions, with any stockholder that owns 15% or more of the outstanding voting stock of a corporation, which we refer to as an “interested stockholder”, for three years following the date such stockholder became an interested stockholder unless one of the following exceptions applies (and subject to additional exclusions: (1) the MasterCraft board approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that	The provisions of Section 203 of the DGCL apply to Marine Products and provide that a corporation may not engage in certain business combinations, including mergers, sales and leases of assets, issuances of securities and other similar transactions, with any interested stockholder for three years following the date such stockholder became an interested stockholder unless one of the following exceptions applies (and subject to additional exclusions: (1) the Marine Products board approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder; (2) upon consummation of the transaction

	Rights of MasterCraft Stockholders	Rights of Marine Products Stockholders
	the person became an interested stockholder; (2) upon consummation of the transaction which resulted in the person becoming an interested stockholder such person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or (3) the transaction is approved by the MasterCraft board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder). An “interested stockholder” also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock at any time within the preceding three-year period (subject to certain exceptions).	which resulted in the person becoming an interested stockholder such person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or (3) the transaction is approved by the Marine Products board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder). An “interested stockholder” also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock at any time within the preceding three-year period (subject to certain exceptions).

Stockholder Rights Plan	MasterCraft does not currently have a stockholder rights plan.	Marine Products does not currently have a stockholder rights plan.

APPRAISAL RIGHTS

If the first merger is consummated, holders of shares of Marine Products common stock (including beneficial owners of shares of Marine Products common stock) who do not vote in favor of the merger agreement proposal, who properly demand an appraisal of their shares of Marine Products common stock, who continuously hold of record or beneficially own their shares of Marine Products common stock through the effective date of the first merger, and who do not properly withdraw their demands or otherwise lose their rights to appraisal will be entitled to appraisal rights in connection with the first merger under Section 262, which we refer to as “Section 262”, of the DGCL, provided they comply with the conditions established by Section 262. However, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the applicable merger, were listed on a national securities exchange unless (A) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class or series eligible for appraisal; or (B) the value of the merger consideration in respect of such total number of shares exceeds $1,000,000. We refer to these conditions as the “ownership thresholds.” Given that the shares of Marine Products common stock are listed on the NYSE (and assuming such shares remain so listed until the first effective time), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of Marine Products common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” mean a record holder of Marine Products common stock, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of Marine Products common stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which can be accessed without subscription or cost at the following URL, and is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html. Failure to precisely follow any of the statutory procedures set forth in Section 262 will result in the loss or waiver of your appraisal rights. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders or beneficial owners exercise their appraisal rights under Section 262.

Under Section 262, if the first merger is completed, stockholders and beneficial owners of Marine Products common stock who make the demand described below with respect to such shares prior to the vote on the merger agreement proposal, do not vote in favor of merger agreement proposal, continuously hold of record or beneficially own such shares through the effective date of the first merger, and otherwise comply with the statutory requirements of Section 262 will, subject (assuming the shares of Marine Products common stock remain listed on the NYSE until closing of the first merger) to satisfaction of the ownership thresholds, be entitled to an appraisal of their shares of Marine Products common stock and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the fair value of their shares of Marine Products common stock as of the first effective time, exclusive of any element of value arising from the accomplishment or expectation of the first merger, as determined by the Delaware Court of Chancery, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the first merger through the date of payment of the judgment (or in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid by the surviving entity prior to the entry of judgment in the appraisal proceeding). The “fair value” of shares of Marine Products common stock as determined by the Delaware Court of Chancery may be more than, less than, or equal to the value of the merger consideration per share that persons seeking appraisal are otherwise entitled to receive under the terms of the merger agreement. Stockholders and beneficial owners should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a transaction, such as the first merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262.

Under Section 262, when a merger agreement is to be submitted for adoption at a meeting of stockholders, not less than 20 days before the meeting to vote on the transaction a constituent corporation submitting the matter to a vote of stockholders must notify the stockholders who were stockholders on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available. Either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost must be included with such notice. This proxy statement/prospectus constitutes Marine Products’ notice to Marine Products’ stockholders that appraisal rights are available in connection with the first merger, and the full text of Section 262 can be accessed without subscription or cost at the following URL, and is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of appraisal rights under the DGCL.

Stockholders and beneficial owners of Marine Products common stock who wish to exercise their appraisal rights must deliver to Marine Products a written demand for appraisal of their shares before the vote is taken to approve the merger agreement proposal. A person seeking appraisal of his, her, or its shares may not vote such holder’s shares in favor of the merger agreement proposal. In addition, such person must continuously hold of record or beneficially own the shares of Marine Products common stock from the date the written demand for appraisal is made through the effective date of the first merger.

A proxy that is submitted and does not contain voting instructions will, unless properly revoked, be voted in favor of the merger agreement proposal, and it will constitute a waiver of the stockholder’s or beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a person who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the merger agreement proposal or abstain from voting on the merger agreement proposal. Voting against or failing to vote on the Marine Products merger agreement proposal, or providing a proxy to vote against or abstain from voting on the merger agreement proposal, by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger agreement proposal.

All demands for appraisal should be addressed to Marine Products’ Corporate Secretary at Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and must be delivered before the vote is taken to approve the merger agreement proposal at the Marine Products special meeting. A stockholder’s or beneficial owner’s failure to deliver the written demand to Marine Products prior to the taking of the vote on the merger agreement proposal at the Marine Products special meeting will result in the loss of his, her or its appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Marine Products of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares of Marine Products common stock. If shares of Marine Products common stock are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made on behalf of the record owner in that capacity. If the shares of Marine Products common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he, she or it is acting as agent for the record owner. A record owner, such as a broker, bank or other nominee who holds shares of Marine Products common stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of Marine Products common stock held for one or more beneficial owners, while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Marine Products common stock as to which appraisal is sought. Where no number of shares of Marine Products common stock is expressly mentioned, the demand will be presumed to cover all shares of Marine Products common stock held in the name of the record owner.

In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below). Although not expressly required by Section 262, the surviving corporation reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the shares of Marine Products common stock for which such demand is submitted.

If the first merger is consummated, within 10 days after the effective date of the first merger, the surviving corporation in the first merger must give notice that the first merger has become effective to each stockholder (including any beneficial owner) of Marine Products who has complied with Section 262(d) and has not voted in favor of or consented to the first merger.

Within 120 days after the effective date of the first merger, but not thereafter, either the surviving corporation or any person who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Marine Products common stock held by all persons entitled to appraisal. Upon the filing of the petition by any person other than the surviving corporation, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such petition and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. In the event that the surviving corporation does not file such petition, it is the obligation of the stockholders or beneficial owners of Marine Products common stock to initiate all necessary action to perfect their appraisal rights with respect to shares of Marine Products common stock within the time prescribed in Section 262. If, within 120 days after the effective date of the first merger, no petition has been filed as provided above, all rights to appraisal will be lost and those shares will be deemed to have been converted at the first effective time into the consideration set forth in the merger agreement. In addition, within 120 days after the effective date of the first merger, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Marine Products common stock not voted in favor of the merger agreement proposal and with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). The statement must be given within 10 days after such written request has been received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262(d), whichever is later.

At any time within 60 days after the effective date of the first merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw their demand for appraisal and to accept the terms offered in the first merger by delivering to the surviving corporation a written withdrawal of such person’s demand for appraisal; after this period, the person may withdraw such demand for appraisal only with the written consent of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction, which we refer to as a “reservation”, for any application (as defined below); provided, however, that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the first merger within 60 days after the effective date of the first merger.

If a petition for appraisal is duly filed by a stockholder or beneficial owner of Marine Products common stock and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery in which the petition was filed a duly verified list, which we refer to as the “verified list”, containing the names and addresses of all persons who have demanded an appraisal of their shares of Marine Products common stock and with whom agreements as to the value of their shares of Marine Products common stock have not been reached. If the petition was filed by the surviving corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation in the first merger and to the persons shown on the verified list at the addresses therein stated. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the surviving corporation in the first merger.

If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court of Chancery will determine which persons have complied with Section 262 of the DGCL and are entitled to appraisal rights. The Delaware Court of Chancery may require the persons who have demanded an appraisal for their shares of Marine Products common stock, and who hold shares represented by certificates, to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that person.

Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

In addition, because the shares of Marine Products common stock are listed on the NYSE (and assuming such shares remain so listed until the first effective time), the Delaware Court of Chancery shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

After determination of the persons entitled to appraisal of their shares of Marine Products common stock (and, if the shares of Marine Products common stock remain listed on the NYSE until the first effective time, assuming at least one of the ownership thresholds is met), the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will appraise the shares of Marine Products common stock, determining their fair value as of the first effective time, exclusive of any element of value arising from the accomplishment or expectation of the first merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value (together with any applicable interest) by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in the following sentence, interest from the effective date of the first merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the first merger and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in the preceding sentence only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time.

Neither Marine Products nor MasterCraft anticipates offering more than the merger consideration provided for in the merger agreement to any person exercising appraisal rights and they reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Marine Products common stock is less than the value of the per share merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “(f)air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., 684 A.2d 289 (Del. 1996), the Delaware Supreme Court stated that such exclusion is a “narrow exclusion (that) does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Although Marine Products believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value, and the persons seeking appraisal should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the value of the merger consideration.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, which we refer to as an “application”, the Delaware Court of Chancery may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Marine Products common stock entitled to appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such an order, each party bears its own fees and expenses.

If any person who demands appraisal under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Marine Products common stock will be deemed to have been converted at the first effective time into the right to receive the merger consideration in connection with the first merger. Any person who demanded and perfected appraisal rights will not, after the first effective time, be entitled to vote shares of Marine Products common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Marine Products common stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the first effective time).

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

LEGAL MATTERS

The validity of the MasterCraft common stock to be issued in the first merger will be passed upon by King & Spalding LLP. Certain U.S. federal income tax consequences of the mergers will be passed upon by King & Spalding LLP and Alston & Bird LLP.

EXPERTS

MasterCraft

The financial statements of MasterCraft Boat Holdings, Inc. as of June 30, 2025 and 2024, and for each of the three years in the period ended June 30, 2025, incorporated by reference in this joint proxy statement/prospectus by reference to MasterCraft Boat Holdings, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2025, and the effectiveness of MasterCraft Boat Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Marine Products

The consolidated financial statements of Marine Products Corporation as of December 31, 2025 and 2024, and for each of the three years ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

MasterCraft

Rule 14a-8 Proposals for our 2026 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in MasterCraft’s proxy statement for its 2026 annual meeting of stockholders, which we refer to as the “MasterCraft 2026 Annual Meeting”, must be received by MasterCraft by May 18, 2026. However, pursuant to such rule, if the MasterCraft 2026 Annual Meeting is held on a date that is before September 28, 2026 or after November 27, 2026, then a stockholder proposal submitted for inclusion in the proxy statement for the MasterCraft 2026 Annual Meeting must be received by MasterCraft a reasonable time before MasterCraft begins to print and mail its proxy statement for the MasterCraft 2026 Annual Meeting. In addition, the deadline for providing notice to MasterCraft under Rule 14a-19 of the Exchange Act of a stockholder’s intent to solicit proxies in support of nominees must be submitted in accordance with, and within the time period prescribed in, the advance notice provision of the MasterCraft bylaws.

Stockholder Proposals of Business

Under the MasterCraft bylaws that will be in effect for the MasterCraft 2026 Annual Meeting, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the stockholder is (i) a stockholder of record at the time of giving notice of such proposal, (ii) entitled to vote at the meeting and (iii) complies with the notice procedures set forth in the MasterCraft bylaws. The MasterCraft bylaws provide that the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to the MasterCraft Corporate Secretary. To be timely under the MasterCraft bylaws, the MasterCraft Corporate Secretary must receive advance notice of a proposal for business at the MasterCraft 2026 Annual Meeting between June 30, 2026 and July 30, 2026; provided, however, if and only if the MasterCraft 2026 Annual Meeting is not scheduled to be held between September 28, 2026 and January 6, 2027, such stockholder’s notice must be delivered to the MasterCraft Corporate Secretary not earlier than 120 days prior to the date of the MasterCraft 2026 Annual Meeting and not later than the later of (A) the tenth day following the day of the public announcement of the date of the MasterCraft 2026 Annual Meeting or (B) the date which is 90 days prior to the date of the MasterCraft 2026 Annual Meeting. The advance notice of the proposal must contain certain information specified in the MasterCraft bylaws, including information concerning the proposal and the stockholder proponent. The foregoing description is only a summary of the requirements of the MasterCraft bylaws. Stockholders intending to submit a proposal of business at the MasterCraft 2026 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in the MasterCraft bylaws.

Stockholder Nomination of Directors

Stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee of the MasterCraft board by complying with the eligibility, advance notice and other provisions of the MasterCraft bylaws. Under the MasterCraft bylaws that will be in effect for the MasterCraft 2026 Annual Meeting, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is (i) a stockholder of record at the time of giving notice of such proposal, on the record date for the annual meeting and at the time of the annual meeting (ii) entitled to vote at the meeting and (iii) complies with the notice procedures set forth in the MasterCraft bylaws. The stockholder must provide timely notice of the nomination in writing to the MasterCraft Corporate Secretary. To be timely under the MasterCraft bylaws, the MasterCraft Corporate Secretary must receive advance notice of a nomination for election of a director at the MasterCraft 2026 Annual Meeting between June 30, 2026 and July 30, 2026; provided, however, if and only if the MasterCraft 2026 Annual Meeting is not scheduled to be held between September 28, 2026 and January 6, 2027, such stockholder’s notice must be delivered to the MasterCraft Corporate Secretary not earlier than 120 days prior to the date of the MasterCraft 2026 Annual Meeting and not later than the later of (A) the tenth day following the day of the public announcement of the date of the MasterCraft 2026 Annual Meeting or (B) the date which is 90 days prior to the date of the MasterCraft 2026 Annual Meeting. The advance notice of the nomination must contain certain information specified in the MasterCraft bylaws, including information concerning the nominee and the stockholder proponent.

Stockholders are also advised to review the MasterCraft bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the full text of the bylaw provisions discussed above may be obtained from the Governance subsection of the Investors page of MasterCraft’s website at https://investors.mastercraft.com/. The MasterCraft bylaws are also on file with the SEC and are available through its website at www.sec.gov.

MasterCraft has not set a date for the MasterCraft 2026 Annual Meeting of Stockholders.

Marine Products

If the mergers are completed, Marine Products does not expect to hold an annual meeting of stockholders in 2026, which we refer to as the “Marine Products 2026 Annual Meeting”. If the mergers are not completed, Marine Products’ stockholders will continue to be entitled to attend and participate in Marine Products’ stockholder meetings.

Marine Products has not set a date for the Marine Products 2026 Annual Meeting. If Marine Products holds the Marine Products 2026 Annual Meeting, Marine Products stockholders interested in submitting a proposal for inclusions in the proxy materials for the Marine Products 2026 Annual Meeting may do so following the procedures described below.

Appropriate proposals of Marine Products stockholders intended to be presented at the Marine Products 2026 Annual Meeting must have been received by Marine Products by November 12, 2025 in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act, in the Marine Products’ 2026 Annual Meeting proxy statement. With regard to such stockholder proposals, if the date of the Marine Products 2026 Annual Meeting is advanced or delayed more than 30 calendar days from April 22, 2026, Marine Products will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

Marine Products stockholders desiring to present business at the Marine Products 2026 Annual Meeting outside of Rule 14a-8 and instead pursuant to Article Twenty-Seventh of Marine Products bylaws must prepare a written notice regarding such proposal addressed to the Corporate Secretary, Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and such written notice must have been delivered or mailed to and received by the Corporate Secretary no later than January 22, 2026 and no earlier than December 13, 2025, provided, however, that if the Marine Products 2026 Annual Meeting is held more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, notice must be delivered not later than the close of business on the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Marine Products. Stockholders should consult the Marine Products bylaws for other specific requirements related to such notice and proposed business.

With respect to stockholder nomination of directors, the Marine Products bylaws provide that nominations for the election of directors may be made by any Marine Products stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to the Corporate Secretary, Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Marine Products bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of Marine Products which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Marine Products bylaws. Notices of nominations must have been received by the Marine Products Corporate Secretary no later than January 22, 2026 and no earlier than December 13, 2025, with respect to directors to be elected at the Marine Products 2026 Annual Meeting, provided, however, that if the Marine Products 2026 Annual Meeting is held more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, notice must be delivered not later than the close of business on the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Marine Products.

In addition, a Marine Products stockholder who intends to solicit proxies in support of director nominees submitted under the advance notice provisions of the Marine Products bylaws must provide notice to Marine Products with the information required by Rule 14a-19, which notice must have been postmarked or transmitted electronically to the Marine Products Corporate Secretary at the Marine Products principal executive offices no later than 60 days prior to the one year anniversary date of the annual meeting (for the Marine Products 2026 Annual Meeting, no later than February 22, 2026). If the date of the Marine Products 2026 Annual Meeting is changed by more than 30 days from such anniversary date, however, then the Marine Products stockholder must provide notice by the later of 60 days prior to the date of the 2026 annual meeting and the 10th day following the date on which public announcement of the date of such meeting is first made by Marine Products.

HOUSEHOLDING OF JOINT PROXY STATEMENT/PROSPECTUS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two (2) or more stockholders sharing the same address by delivering a single proxy statement or notice, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one (1) copy of this joint proxy statement/prospectus is being delivered to stockholders residing at the same address, unless stockholders have notified the company whose shares they hold of their desire to receive multiple copies of the joint proxy statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate joint proxy statement/prospectus, or if you are receiving multiple copies of this joint proxy statement/prospectus and wish to receive only one, please contact the company whose shares you hold at their address identified below. Each of MasterCraft and Marine Products will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Corporate Secretary, MasterCraft Boat Holdings, Inc., 100 Cherokee Cove Drive Vonore, Tennessee 37885, or contact the Corporate Secretary of MasterCraft by telephone at (423) 884-2221, or to Corporate Secretary, Marine Products Corporation, 2801 Buford Highway, Suite 300, Atlanta, Georgia 30329, or contact the Corporate Secretary of Marine Products by telephone at (404) 321-7910.

WHERE YOU CAN FIND MORE INFORMATION

MasterCraft and Marine Products file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements, and other information regarding issuers, including MasterCraft and Marine Products, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this joint proxy statement/prospectus.

MasterCraft has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of MasterCraft common stock to be issued to Marine Products stockholders in connection with the first merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about MasterCraft and Marine Products, respectively. The rules and regulations of the SEC allow MasterCraft and Marine Products to omit certain information included in the registration statement from this joint proxy statement/prospectus.

In addition, the SEC allows MasterCraft and Marine Products to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below.

This joint proxy statement/prospectus incorporates by reference the documents listed below that MasterCraft and Marine Products have previously filed with the SEC.

MasterCraft

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 27, 2025;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended September 28, 2025, and December 28, 2025, filed with the SEC on November 6, 2025, and February 5, 2026, respectively;

•	Current Reports on Form 8-K (to the extent filed and not furnished), filed on October 29, 2025, February 5, 2026 (Film No. 26600436), and February 5, 2026 (Film No. 26603440);

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 15, 2025; and

•

The description of the common stock filed as Exhibit 4.2 to MasterCraft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on September 9, 2022, together with any subsequent amendment or any report filed for the purpose of updating such description.

Marine Products

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;

•	Current Reports on Form 8-K (to the extent filed and not furnished), filed on February 5, 2026 and March 18, 2026;

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 12, 2025; and

•

The description of Marine Products’ capital stock contained in Exhibit 4.2 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on February 28, 2020), and any amendment or report filed with the SEC for the purpose of updating that description.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC (for example, as called for by Items 2.02 and 7.01 of Form 8-K), such information or exhibit is specifically not incorporated by reference.

In addition, MasterCraft and Marine Products incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and until the date on which the MasterCraft special meeting is held and the Marine Products special meeting is held (excluding any information and exhibits contained in current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from MasterCraft or Marine Products, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

By Mail: Attention: Corporate Secretary MasterCraft Boat Holdings, Inc. 100 Cherokee Cove Drive, Vonore, Tennessee 37885 Telephone: (423) 884-2221	By Mail: Attention: Corporate Secretary Marine Products Corporation 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329 Telephone: (404) 321-7910

These documents are available from MasterCraft or Marine Products, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about MasterCraft and Marine Products at their internet websites at www.mastercraft.com and www.marineproductscorp.com, respectively. Information contained on these websites is not incorporated by reference into, and does not constitute part of, this joint proxy statement/prospectus.

You may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from Okapi Partners LLC, MasterCraft’s proxy solicitor, or Alliance Advisors, LLC, Marine Products’ proxy solicitor at the following addresses and telephone numbers:

For MasterCraft Stockholders:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Stockholders may call toll-free: +1 (844) 202-7428

Banks and Brokers may call collect: +1 (212) 297-0720

For Marine Products Stockholders: Alliance Advisors, LLC 150 Clove Road, Suite 400 Little Falls, New Jersey 07424 Call Toll-Free: 866-206-7078 Email: MPX@allianceadvisors.com

If you are a stockholder of Marine Products or MasterCraft and would like to request documents, please do so by May 5, 2026 to receive them before your respective company’s special meeting. If you request any documents from MasterCraft or Marine Products, MasterCraft or Marine Products, as applicable, will mail them to you by first class mail, or another equally prompt means, within one (1) business day after MasterCraft or Marine Products, as the case may be, receives your request.

This joint proxy statement/prospectus is a prospectus of MasterCraft and is a joint proxy statement of MasterCraft and Marine Products for the MasterCraft special meeting and the Marine Products special meeting. Neither MasterCraft nor Marine Products has authorized anyone to give any information or make any representation about the mergers or MasterCraft or Marine Products that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that MasterCraft or Marine Products has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

MASTERCRAFT BOAT HOLDINGS, INC.,

TITAN MERGER SUB 1, INC.,

TITAN MERGER SUB 2, LLC,

and

MARINE PRODUCTS CORPORATION

Dated as of February 5, 2026

Exhibits:

Exhibit A	Form of Voting Agreement

Exhibit B	Form of Registration Rights Agreement

Exhibit C	Form of Stockholders Agreement

Exhibit D	A&R LLC Agreement of Merger II Surviving Company

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of February 5, 2026 (this “Agreement”), is made by and among MasterCraft Boat Holdings, Inc., a Delaware corporation (“Parent”); Titan Merger Sub 1, Inc., a Delaware corporation and a wholly owned, direct Subsidiary of Parent (“Merger Sub I”); Titan Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned, direct Subsidiary of Parent (“Merger Sub II”); and Marine Products Corporation, a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement, unless the context clearly indicates otherwise.

WHEREAS, the Parties intend to effect a business combination pursuant to which, first, Merger Sub I will merge with and into the Company, with the Company continuing as the surviving corporation of such merger (“Merger I”), and then second, immediately after the consummation of Merger I, the Company will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving company of such merger (“Merger II” and together with Merger I, collectively the “Mergers”);

WHEREAS, for U.S. federal income Tax purposes, it is intended (i) that the Mergers, taken together, constitute a single, integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code, and (ii) that this Agreement constitutes a plan of reorganization for purposes of Section 368 of the Code and within the meaning of U.S. Treasury Regulation Sections 1.368-2(g) and 1.368-3;

WHEREAS, the board of directors of Parent (the “Parent Board”) has, upon the terms and subject to the conditions set forth herein, unanimously (a) determined that the transactions contemplated by this Agreement and the other Transaction Documents, including the Mergers and the Parent Common Share Issuance (as defined below), are advisable, fair to, and in the best interests of Parent and its stockholders in their capacity as such, (b) approved, adopted and declared advisable this Agreement, the other Transaction Documents and the transactions contemplated thereby and thereby, including the Mergers and the Parent Common Share Issuance, and approved Parent’s execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation by Parent of the transactions contemplated hereby and thereby, including the Mergers and the issuance of Parent Common Shares pursuant to Merger I (the “Parent Common Share Issuance”), (c) directed that the Parent Common Share Issuance be submitted to the stockholders of Parent for their approval and (d) recommended that Parent’s stockholders approve the Parent Common Share Issuance (this clause (d), the “Parent Board Recommendation”);

WHEREAS, the board of directors of the Company (the “Company Board”) established a special committee of the Company Board (the “Special Committee”), consisting solely of “disinterested directors” (as defined in Section 144 of the DGCL), to, among other things, (i) review, evaluate and negotiate the terms and conditions, and determine the advisability of a potential transaction (such transaction, together with any alternatives thereto, the “Potential Transaction”) in which the Company may enter into a merger or other business combination transaction with one or more entities affiliated with Parent and any documents, agreements or other instruments to be entered into by the Company in connection with any Potential Transaction, (ii) recommend to the Company Board what action should be taken by the Company Board and the Company with respect to the Potential Transaction and any documents, agreements or other instruments to be entered into by the Company in connection with any Potential Transaction, and (iii) take any and all other actions it deems necessary and advisable in light of the Potential Transaction;

WHEREAS, the Special Committee, has, upon the terms and subject to the conditions set forth herein, unanimously (a) determined that this Agreement, the other Transaction Documents and the transactions contemplated by this Agreement and the other Transaction Documents, including the Mergers, are advisable, fair to and in the best interests of, the Company and the Unaffiliated Stockholders and (b) recommended that the Company Board (i) determine that this Agreement, the other Transaction Documents and the transactions contemplated by this Agreement and the other Transaction Documents, including the Mergers, are advisable, fair to and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) approve, adopt and declare advisable this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including the Mergers, and (iii) direct that this Agreement be submitted to the stockholders of the Company for their adoption and recommend that the Company’s stockholders adopt this Agreement pursuant to Section 251 of the DGCL (this clause (b), the “Special Committee Recommendation”);

WHEREAS, acting upon the Special Committee Recommendation, the Company Board has, upon the terms and subject to the conditions set forth herein, unanimously (a) determined that this Agreement, the other Transaction Documents and the transactions contemplated by this Agreement and the other Transaction Documents, including the Mergers, are advisable, fair to and in the best interests of the Company and its stockholders in their capacity as such, including the Unaffiliated Stockholders, (b) approved, adopted, and declared advisable this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, including the Mergers, (c) directed that this Agreement be submitted to the stockholders of the Company for their adoption and (d) recommended that the Company’s stockholders adopt this Agreement pursuant to Section 251 of the DGCL (this clause (d), the “Company Board Recommendation”);

WHEREAS, the board of directors of Merger Sub I has, upon the terms and subject to the conditions set forth herein, (a) determined that the transactions contemplated by this Agreement, including Merger I, are advisable, fair to and in the best interests of Merger Sub I and its sole stockholder, (b) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including Merger I, and approved Merger Sub I’s execution, delivery and performance of this Agreement and the consummation by Merger Sub I of the transactions contemplated hereby, including Merger I, (c) directed that this Agreement be submitted to the sole stockholder of Merger Sub I for its adoption and (d) recommended that the sole stockholder of Merger Sub I adopt this Agreement;

WHEREAS, Parent, in its capacity as the sole stockholder of Merger Sub I has delivered a written consent in accordance with the DGCL and the certificate of incorporation and bylaws of Merger Sub I, approving and adopting this Agreement and the transactions contemplated hereby, including Merger I, which consent by its terms is effective immediately following the execution and delivery of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Specified Stockholders, the Company and Parent have entered into a voting agreement in the form attached hereto as Exhibit A (the “Voting Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, LOR and Parent have entered into a registration rights agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Specified Stockholders and Parent have entered into a stockholders agreement in the form attached hereto as Exhibit C (the “Stockholders Agreement”);

WHEREAS, Parent, in its capacity as the sole member of Merger Sub II has approved and adopted this Agreement and the transactions contemplated hereby, in accordance with the limited liability company agreement of Merger Sub II and Section 18-209 of the DLLCA; and

WHEREAS, Parent, Merger Sub I, Merger Sub II, and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

THE MERGERS

Section 1.1 Merger I.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the First Effective Time, by virtue of Merger I and automatically without any action on the part of the Parties hereto, Merger Sub I shall be merged with and into the Company. As a result of Merger I, the separate corporate existence of Merger Sub I shall cease, and the Company shall continue as the surviving corporation of Merger I and a Subsidiary of Parent (the “Merger I Surviving Corporation”). Merger I shall be effected pursuant to Section 251 of the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the First Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub I shall vest in the Merger I Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub I shall become the debts, liabilities and duties of the Merger I Surviving Corporation, in each case, as provided under the DGCL.

(b) At the First Effective Time, by virtue of Merger I and without the necessity of further action by the Company or any other Person, (i) the certificate of incorporation of the Company as in effect immediately prior to the First Effective Time shall be the certificate of incorporation of the Merger I Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, and (ii) the bylaws of the Company as in effect immediately prior to the First Effective Time shall be the bylaws of the Merger I Surviving Corporation until thereafter changed or amended as provided therein and in the certificate of incorporation of the Merger I Surviving Corporation and by applicable Law.

(c) Notwithstanding anything in this Agreement to the contrary, if, at any time during the period between the date of this Agreement and the First Effective Time, any change in the outstanding Equity Interests of the Company or Parent shall occur as a result of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of all or substantially all such outstanding shares, or any stock dividend or stock distribution (including any dividend or other distribution of securities convertible into Company Shares) with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, will be equitably adjusted to reflect such change and provide the holders of each Company Share and Company Equity Award the same economic effect as contemplated by this Agreement prior to such event.

Section 1.2 Merger II.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and DLLCA, immediately after the First Effective Time, by virtue of Merger II and automatically without any action on the part of the Parties hereto, the Merger I Surviving Corporation shall be merged with and into Merger Sub II. As a result of Merger II, the separate corporate existence of the Merger I Surviving Corporation shall cease, and Merger Sub II shall continue as the surviving company of Merger II and a Subsidiary of Parent (the “Merger II Surviving Company”). Merger II shall be effected pursuant to Section 18-209 of the DLLCA and Section 264 of the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DLLCA and the DGCL. Without limiting the generality of the foregoing, upon the consummation of Merger II, all of the property, rights, privileges, immunities, powers and franchises of the Merger I Surviving Corporation and Merger Sub II shall vest in the Merger II Surviving Company, and all of the debts, liabilities and duties of the Merger I Surviving Corporation and Merger Sub II shall become the debts, liabilities and duties of the Merger II Surviving Company, in each case, as provided under the DGCL and the DLLCA.

(b) Upon the consummation of Merger II, by virtue of Merger II and without the necessity of further action by the Merger I Surviving Corporation or any other Person, (i) the certificate of formation of Merger Sub II as in effect immediately prior to the Second Effective Time shall be the certificate of formation of the Merger II Surviving Company until thereafter changed or amended as provided therein or by applicable Law, and (ii) the limited liability company agreement of the Merger II Surviving Company as in effect immediately prior to the Second Effective Time shall be amended and restated to read in its entirety in the form of the limited liability company agreement set forth on Exhibit D and, as so amended and restated, shall be the limited liability company agreement of the Merger II Surviving Company until thereafter changed or amended as provided therein and by applicable Law.

Section 1.3 Closing and Effective Times of the Mergers. The closing of the transactions contemplated by this Agreement (including the Mergers) (the “Closing”) will take place at 8:00 a.m., New York City time, on the third (3rd) Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) (the “Closing Date”), by electronic exchange of documents, unless another time, date or place is agreed to in writing by the Parties. Upon the terms and subject to the conditions set forth in this Agreement, as promptly as reasonably practicable on the Closing Date, (i) the Company shall cause a certificate of merger with respect to Merger I that satisfies the applicable requirements of the DGCL and is in a form reasonably acceptable to the Parties (the “Merger I Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, and the Company and Merger Sub I shall make all other filings required under the DGCL in connection with the consummation of Merger I, and (ii) immediately after the filing of the Merger I Certificate of Merger, Merger Sub II shall cause a certificate of merger with respect to Merger II that satisfies the applicable requirements of the DLLCA and the DGCL and is in a form reasonably acceptable to the Parties (the “Merger II Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DLLCA and the DGCL, and the Merger I Surviving Corporation and Merger Sub II shall make all other filings required under the DLLCA and the DGCL in connection with the consummation of Merger II. Merger I shall become effective at the time the Merger I Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the Parties and specified in the Merger I Certificate of Merger (such date and time at which Merger I becomes effective hereinafter referred to as the “First Effective Time”). Merger II shall become effective at the time the Merger II Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the Parties and specified in the Merger II Certificate of Merger (such date and time at which Merger II becomes effective hereinafter referred to as the “Second Effective Time”).

Section 1.4 Governance Matters.

(a) Parent shall take all action necessary to cause, effective as of the First Effective Time, Timothy Rollins, Stephen E. Lewis, and Callum Macgregor to be appointed to the Parent Board (each, a “Company Designee”). If, prior to the First Effective Time, any Company Designee notifies Parent in writing that he or she is unwilling or unable to serve as a member of the Parent Board, then a replacement director shall be designated in the manner set forth on Section 1.4(a) of the Company Disclosure Letter (a “Replacement Designee”), and Parent shall take all action necessary to cause, effective as of the First Effective Time, such Replacement Designee to be appointed to the Parent Board.

(b) At or before the First Effective Time, the Company and the Merger I Surviving Corporation shall take all necessary action such that the directors and officers of Merger Sub I immediately prior to the First Effective Time, or such other individuals designated by Parent in writing before the First Effective Time, shall become the directors and officers of the Merger I Surviving Corporation, each to hold office, from and after the First Effective Time, in accordance with the certificate of incorporation and bylaws of the Merger I Surviving Corporation until their respective successors shall have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Merger I Surviving Corporation.

(c) At or before the Second Effective Time, the Company and the Merger II Surviving Company shall take all necessary action such that the officers of Merger Sub II immediately prior to the Second Effective Time, or such other individuals designated by Parent in writing before the Second Effective Time, shall become the officers of the Merger II Surviving Company, each to hold office, from and after the Second Effective Time, in accordance with the limited liability company agreement of the Merger II Surviving Company until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the Merger II Surviving Company.

ARTICLE II

CONVERSION OF SECURITIES IN THE MERGERS

Section 2.1 Conversion of Securities.

(a) Merger I. Upon the terms and subject to the conditions set forth in this Agreement, at the First Effective Time, by virtue of Merger I and without any action on the part of Parent, Merger Sub I, the Company or the holders of any of the following securities:

(i) Conversion of Company Common Shares. Each Company Common Share issued and outstanding immediately prior to the First Effective Time (including Company Common Shares issued and outstanding as a result of Section 2.4(a) and Section 2.4(c) below), other than any Converted Company Restricted Stock, Dissenting Share and any Cancelled Share, shall be converted into the right to receive (i) 0.232 validly issued, fully paid and nonassessable Parent Common Shares (the “Stock Consideration”), and (ii) $2.43 in cash, without interest (the “Cash Consideration” and, together with the Stock Consideration, collectively, the “Merger Consideration”). From and after the First Effective Time, all such Company Common Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Company Common Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon surrender of Certificates or Book-Entry Shares in accordance with Section 2.2, including the right to receive, pursuant to Section 2.7, cash in lieu of fractional Parent Common Shares, if any, into which such Company Common Shares have been converted pursuant to this Section 2.1(a) (the “Fractional Share Consideration”).

(ii) Merger Sub I Shares. Each share of common stock, par value $0.001 per share, of Merger Sub I issued and outstanding immediately prior to the First Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.10 per share, of the Merger I Surviving Corporation (“Merger I Surviving Corporation Common Stock”) and shall constitute the only outstanding shares of capital stock of the Merger I Surviving Corporation. From and after the First Effective Time, all certificates representing the common stock of Merger Sub I shall be deemed for all purposes to represent the number of shares of common stock of the Merger I Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(iii) Cancelled Shares. Each Company Common Share that is owned directly by the Company (or any wholly owned Subsidiary of the Company), Parent, Merger Sub I or Merger Sub II immediately prior to the First Effective Time (the “Cancelled Shares”) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

(b) Merger II. Upon the terms and subject to the conditions set forth in this Agreement, at the Second Effective Time, by virtue of Merger II and without any action on the part of Parent, Merger Sub II, the Merger I Surviving Corporation or the holders of any shares of the common stock of the Merger I Surviving Corporation or limited liability company interests of Merger Sub II, (i) each share of Merger I Surviving Corporation Common Stock issued and outstanding immediately prior to the Second Effective Time shall automatically be canceled and shall cease to exist without any conversion thereof or payment therefor and (ii) each limited liability company interest of Merger Sub II issued and outstanding immediately prior to the Second Effective Time shall remain unchanged and outstanding following Merger II.

Section 2.2 Payment for Securities; Surrender of Certificates.

(a) Exchange Agent. Prior to the First Effective Time, Parent shall designate a reputable U.S. bank or trust company to act as the exchange agent (the identity and terms of designation and appointment of which shall be subject to the reasonable prior approval of the Company) for purposes of effecting the payment of the Merger Consideration and the Fractional Share Consideration in connection with Merger I (the “Exchange Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Exchange Agent. At or prior to the First Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent (i) evidence of Parent Common Shares issuable pursuant to Section 2.1(a)(i) in book-entry form equal to the aggregate number of Parent Common Shares included in the Stock Consideration (excluding any fractional Parent Common Shares, which shall be treated in accordance with Section 2.7), and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate Cash Consideration and the Fractional Share Consideration (such evidence of Parent Common Shares in book-entry form and cash amounts, the “Exchange Fund”), in each case, for the sole benefit of the holders of Company Common Shares. Parent shall cause the Exchange Agent to make delivery of the Merger Consideration and any Fractional Share Consideration out of the Exchange Fund in accordance with this Agreement. In the event the Exchange Fund shall at any time be insufficient to pay the aggregate amount of the Merger Consideration and the Fractional Share Consideration, Parent shall promptly deposit additional Parent Common Shares or cash in immediately available funds, as applicable, with the Exchange Agent in an amount that is equal to the deficiency in the amount required to make such payment. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Parent, in its sole discretion, pending payment thereof by the Exchange Agent to the holders of the Company Common Shares. Earnings from such investments shall be the sole and exclusive property of Parent, and no part of such earnings shall accrue to the benefit of holders of Company Common Shares.

(b) Procedures for Surrender.

(i) Certificates. As soon as practicable after the First Effective Time, Parent shall cause the Exchange Agent to mail to each Person that was, immediately prior to the First Effective Time, a holder of record of Company Common Shares represented by certificates (the “Certificates”), which Company Common Shares were converted into the right to receive the Merger Consideration and the Fractional Share Consideration, as applicable, at the First Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall otherwise be in such form as Parent and the Exchange Agent shall reasonably agree upon (a “Letter of Transmittal”) and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration and the Fractional Share Consideration, as applicable, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the First Effective Time. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Exchange Agent or to such other agent or agents as may be appointed in writing by Parent, and upon delivery of a Letter of Transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive the Merger Consideration and the Fractional Share Consideration, as applicable, for each Company Common Share formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration and the Fractional Share Consideration, as

applicable, is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration and the Fractional Share Consideration, as applicable, to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Merger I Surviving Corporation or Merger II Surviving Company that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate (other than Certificates representing Cancelled Shares) shall be deemed at any time after the First Effective Time to represent only the right to receive the Merger Consideration and the Fractional Share Consideration, as applicable, as contemplated by this Agreement, except for Certificates representing Dissenting Shares, which shall, unless they lose their status as such, represent the right to receive payment of the fair value of such Company Common Shares in accordance with and to the extent provided by Section 262 of the DGCL.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of un-certificated Company Common Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed Letter of Transmittal to the Exchange Agent to receive the Merger Consideration and the Fractional Share Consideration, as applicable, that such holder is entitled to receive pursuant to Section 2.1(a)(i). In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through The Depository Trust Company whose Company Common Shares were converted into the right to receive the Merger Consideration and the Fractional Share Consideration, as applicable, shall upon the First Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the Exchange Agent of an “agent’s message” (or such other evidence of transfer or surrender as the Exchange Agent may reasonably request)) and such other procedures as agreed by the Company, Parent, the Exchange Agent and The Depository Trust Company, be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it, as promptly as practicable after the First Effective Time, in respect of each such Book-Entry Share, the Merger Consideration and the Fractional Share Consideration, as applicable, for each such Book-Entry Share (after giving effect to any required Tax withholdings as provided in Section 2.5) and such Book-Entry Shares of such holder shall forthwith be cancelled. As soon as practicable after the First Effective Time, Parent shall cause the Exchange Agent to mail to each Person that was, immediately prior to the First Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a Letter of Transmittal and (B) instructions for returning such Letter of Transmittal in exchange for the Merger Consideration and the Fractional Share Consideration, as applicable, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the First Effective Time. Upon delivery of such Letter of Transmittal, in accordance with the terms of such Letter of Transmittal, duly executed and in proper form, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration and the Fractional Share Consideration, as applicable, for each such Book-Entry Share (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares so surrendered shall forthwith be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share (other than Book-Entry Shares that are Cancelled Shares) shall be deemed at any time after the First Effective Time to represent only the right to receive the Merger Consideration and the Fractional Share Consideration, as applicable, as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Shares, which shall, unless they lose their status as such, be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL.

(c) Transfer Books; No Further Ownership Rights in Company Shares. At the First Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further recording or registration of transfers of Company Common Shares on the records of the Company. From and after the First Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the First Effective Time shall cease to have any rights with respect to such Company Common Shares, except the right to receive the Merger Consideration and the Fractional Share Consideration, as applicable, payable therefor upon the surrender thereof in accordance with the provisions of this Section 2.2 (or in the case of Dissenting

Shares, unless they lose their status as such, the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL). The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Shares, except for Certificates and Book-Entry Shares representing Dissenting Shares, which shall, unless they lose their status as such, only represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL.

(d) Termination of Exchange Fund; Abandoned Property; No Liability. Any portion of the Exchange Fund (including any interest received with respect thereto) made available to the Exchange Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first (1st) anniversary of the First Effective Time will be returned to Parent, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration and the Fractional Share Consideration, as applicable, in accordance with Section 2.2(b) prior to such time shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration and the Fractional Share Consideration, as applicable, in each case without interest and subject to any withholding of Taxes required by applicable Law, in respect of such holder’s surrender of its Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any Merger Consideration or Fractional Share Consideration, as applicable, remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. None of the Merger I Surviving Corporation, Merger II Surviving Company, the Company, Merger Sub I, Merger Sub II, Parent or the Exchange Agent, or any employee, officer, director, member, agent or affiliate of any of them, shall be liable to any Person in respect of any part of the Merger Consideration and the Fractional Share Consideration made available to the Exchange Agent delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit, in customary form, reasonably acceptable to Parent (which shall contain an agreement in customary form to indemnify Parent, Merger Sub I, the Merger I Surviving Corporation, Merger Sub II, the Merger II Surviving Company and their respective affiliates against any claim that may be made against Parent, Merger Sub I, the Merger I Surviving Corporation, Merger Sub II, the Merger II Surviving Company or their respective affiliates on account of the alleged loss, theft or destruction of such Certificates) of that fact by the holder thereof, the Merger Consideration and the Fractional Share Consideration, as applicable, payable in respect thereof pursuant to Section 2.1(a)(i), without interest and subject to any withholding of Taxes required by applicable Law. In addition, Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration and Fractional Share Consideration, as applicable, require the owner(s) of such lost, stolen or destroyed Certificates to deliver a bond in a customary and reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub I, the Merger I Surviving Corporation, Merger Sub II, the Merger II Surviving Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Section 2.3 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of this Section 2.3), Company Common Shares outstanding immediately prior to the First Effective Time and held by a holder of record or beneficial owner (as defined in Section 262 of the DGCL)

who is entitled to demand and properly demands, and does not properly withdraw or otherwise lose its rights to, appraisal of such Company Common Shares pursuant to Section 262 of the DGCL (such Company Common Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration or Fractional Share Consideration. At the First Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of record and beneficial owners (as defined in Section 262 of the DGCL) of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL. If any such holder of record or beneficial owner (as defined in Section 262 of the DGCL) fails to perfect or otherwise properly waives, properly withdraws or loses its right to appraisal of such Company Common Shares under Section 262 of the DGCL or other applicable Law, then such Dissenting Shares shall be deemed to have been converted into, as of the First Effective Time, and shall be exchangeable for, subject to compliance with the procedures in Section 2.2(b), solely the right to receive the Merger Consideration and the Fractional Share Consideration, as applicable, without interest and subject to any withholding of Taxes pursuant to Section 2.5 and as required by applicable Law.

Section 2.4 Treatment of Company Equity Awards.

(a) Company Restricted Stock. Except for the Converted Company Restricted Stock described in Section 2.4(b) below, immediately prior to the First Effective Time and without any action on the part of the holders thereof, each Company Restricted Stock Award that is outstanding immediately prior to the First Effective Time shall vest and be deemed to be Company Common Shares. At the First Effective Time, the Company Common Shares vested and deemed to be Company Common Shares under this Section 2.4(a) shall be converted into the right to receive the Merger Consideration under Section 2.1(a)(i).

(b) Converted Company Restricted Stock. At the First Effective Time, by virtue of Merger I and without any action on the part of the holders thereof, each Company Restricted Stock Award listed in Section 2.4(b) of the Company Disclosure Letter (the “Converted Company Restricted Stock”) that is outstanding immediately prior to the First Effective Time shall be automatically cancelled and converted at the First Effective Time into (i) the right to receive a cash payment equal to the product of (x) the number of shares of Converted Company Restricted Stock subject to such Company Restricted Stock Award as of immediately prior to the First Effective Time and (y) the Cash Consideration and (ii) the right to receive a Parent Restricted Stock Award corresponding to a number of Parent Common Shares (rounded to the nearest whole share, with 0.5 being rounded down) equal to the product of (x) the number of shares of Converted Company Restricted Stock subject to such Company Restricted Stock Award as of immediately prior to the First Effective Time and (y) the Stock Consideration. Except as otherwise set forth in this Section 2.4(b), each Parent Restricted Stock Award issued pursuant to this Section 2.4(b) shall continue to have, and shall be subject to, the same vesting and acceleration of vesting terms and conditions as, and other terms and conditions that are substantially similar to, those that applied to the corresponding Company Restricted Stock Award immediately prior to the First Effective Time (which shall have been issued on the form set forth on Section 2.4(b) of the Company Disclosure Letter), except that each reference to the Company shall be deemed to be a reference to Parent.

(c) Company PSU Awards.

(i) Immediately prior to the First Effective Time and without any action on the part of the holders thereof, each Company PSU Award that is outstanding immediately prior to the First Effective Time (including any underlying Company Dividend Equivalent Rights) and without any action on the part of the holders thereof, shall vest as set forth in this Section 2.4(c) and be issued as a corresponding number of Company Common Shares (including any underlying Company Dividend Equivalent Rights). At the First Effective Time, the Company Common Shares vested and issued under this Section 2.4(c) shall be converted into the right to receive the Merger Consideration under Section 2.1(a)(i).

(ii) For purposes of Section 2.4(c), (A) the number of Company Common Shares underlying a Company PSU Award with a performance period that is incomplete as of the First Effective Time shall be determined based on the “target” number of Company Common Shares subject to such Company PSU Award (as set forth in the applicable award agreement and without regards to the total shareholder return modifier), (B) the number of Company Common Shares underlying a Company PSU Award with a performance period that is complete as of the First Effective Time shall be determined based on the number of Company Common Shares subject to such Company PSU Award that has been earned based on actual performance with respect to the applicable goals as of the First Effective Time (as set forth in the applicable award agreement) and (C) the number of Company Common Shares issued with respect to the underlying Company Dividend Equivalent Rights shall be determined by dividing the value of the Company Dividend Equivalent Rights by the per share price of the Company Common Shares on the NYSE on the trading day immediately preceding the Closing Date.

(d) Any Merger Consideration payable pursuant to this Section 2.4 shall be funded solely through the aggregate amount deposited into the Exchange Fund and the Merger II Surviving Company shall cause the Exchange Agent to report, pay or distribute, as appropriate, such Merger Consideration to the appropriate party to process through the Company’s payroll (or Parent’s payroll, as mutually agreed by the Parties), in either case as soon as administratively practicable following the Closing Date. Any such Merger Consideration shall be subject to all applicable tax withholding and legally required deductions. To facilitate the applicable tax withholding and legally required deductions, the Parent may fund the Stock Consideration under this Section 2.4 as a mix of Parent Common Shares and cash, with the number of Parent Common Shares otherwise owed pursuant to Section 2.1(a)(i) and Section 2.4 proportionally reduced by the amount cash deposited to satisfy the applicable tax withholding and legally required deductions.

(e) At or prior to the First Effective Time, the Company, the Company Board or the compensation committee thereof, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.4.

(f) At or prior to the First Effective Time, Parent, the Parent Board or the compensation committee thereof, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.4. At the First Effective Time, Parent shall assume all the obligations of the Company with respect to the Converted Company Restricted Stock and the award agreements evidencing the grants thereof. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery upon the exercise, vesting or settlement of the Parent Restricted Stock Awards in accordance with this Section 2.4.

Section 2.5 Withholding Rights. Parent, Merger Sub I, the Merger I Surviving Corporation, Merger Sub II, the Merger II Surviving Company, the Company and the Exchange Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement, such amounts that Parent, Merger Sub I, the Merger I Surviving Corporation, Merger Sub II, the Merger II Surviving Company, the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder or any provision of applicable tax Law. To the extent that amounts are so withheld and paid over to the applicable Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.6 Further Actions. As of the First Effective Time, the officers and directors of Parent and the Merger I Surviving Corporation, and as of the Second Effective Time, the officers and directors of Parent, the Merger I Surviving Corporation, and the Merger II Surviving Company, as applicable, will be authorized to execute and deliver, in the name and on behalf of the Company, Merger Sub I, and Merger Sub II, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, Merger Sub I, and Merger Sub II, any other actions and things to vest, perfect or confirm of record or otherwise in the Merger I Surviving Corporation and Merger II Surviving Company, as applicable, any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Merger I

Surviving Corporation and the Merger II Surviving Company, as a result of, or in connection with, Merger I and Merger II, as applicable.

Section 2.7 Fractional Shares. No fractional Parent Common Shares shall be issued in connection with Merger I, no certificate or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Company Common Shares converted pursuant to Merger I who would otherwise have been entitled to receive a fraction of a Parent Common Share (after aggregating all shares represented by the Certificates and Book-Entry Shares held by such holder) shall receive, in lieu thereof and upon surrender of any right thereto, cash, rounded to the nearest whole cent (with 0.5 being rounded down) and without interest, in an amount equal to such fraction, multiplied by the Closing VWAP. As soon as practicable after the First Effective Time and the determination of the aggregate Fractional Share Consideration, the Exchange Agent shall make available the Fractional Share Consideration to such holders, subject to and in accordance with Section 2.2.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the Company SEC Documents filed on or after January 1, 2023 and publicly available at least two (2) Business Days prior to the date hereof (excluding any risk factor disclosures solely contained under the caption “Risk Factors” (other than any factual or historical information contained therein) or any disclosures of risk explicitly included in any “Forward-Looking Statements” disclaimers that are predictive, cautionary or forward-looking in nature), but it being understood that this clause (i) shall not be applicable to Section 3.2 (Capitalization) or Section 3.22 (Brokers) or (ii) the corresponding sections of the disclosure letter delivered by the Company to Parent, Merger Sub I, and Merger Sub II concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to all Sections of this Agreement and all other sections or subsections of the Company Disclosure Letter to the extent that the relevance of such disclosure to such other Section of this Agreement or section or subsection of the Company Disclosure Letter is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent, Merger Sub I, and Merger Sub II as follows:

Section 3.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation, duly organized and validly existing and in good standing under the Laws of Delaware and has requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company’s Subsidiaries (each, a “Company Subsidiary”) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has made available or caused to be made available to Parent true, correct and complete copies of (i) the Certificate of Incorporation of the Company and any amendments thereto (the “Company Charter”) not filed prior to the date hereof with the SEC, (ii) the Amended and Restated Bylaws of the

Company and any amendments thereto (the “Company Bylaws”) not filed prior to the date hereof with the SEC and (iii) the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each Company Subsidiary. The Company is in compliance in all material respects with the provisions of the Company Charter and the Company Bylaws.

(c) Section 3.1(c) of the Company Disclosure Letter sets forth as of the date hereof a true, correct and complete list of the Company Subsidiaries, together with the jurisdiction of organization or incorporation, as the case may be, of each Company Subsidiary. Neither the Company nor any Company Subsidiary, directly or indirectly, owns any Equity Interest in any Person other than the Company Subsidiaries. All of the outstanding shares of capital stock of, or other Equity Interests in, each Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of, or other Equity Interests in, each Company Subsidiary are owned, directly or indirectly, by the Company free and clear of all Liens, other than Permitted Liens.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 74,000,000 Company Common Shares, of which, as of 5:00 p.m. New York City time on February 4, 2026 (the “Capitalization Time”), there were 35,246,907 Company Common Shares outstanding (including 883,003 shares of Company Restricted Stock), and (ii) 1,000,000 Company Preferred Shares, of which, as of the Capitalization Time, there were no Company Preferred Shares issued and outstanding.

(b) No Company Subsidiary owns any Company Shares or has any option or warrant to purchase any Company Shares or any other Equity Interest in the Company. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid, nonassessable, and free of preemptive rights.

(c) As of the Capitalization Time, the Company has no Company Shares subject to or reserved for issuance, except for (i) 124,861 Company Common Shares subject to outstanding Company PSU Awards (assuming vesting at target performance levels with respect to each Company PSU Award that is subject to performance-based vesting), (ii) 6,279 Company Common Shares issuable with respect to Company Dividend Equivalent Rights that have been accrued with respect to dividends or distributions previously authorized or declared and (iii) 2,553,618 Company Common Shares reserved for future issuance under the Company Equity Plans for awards not yet granted.

(d) All Company Shares subject to issuance under the Company Equity Plans, upon issuance prior to the First Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights.

(e) Section 3.2(e) of the Company Disclosure Letter sets forth as of the Capitalization Time a true, correct and complete list of all outstanding Company Equity Awards, and with respect to each such award, (i) the name or employee identification number of the holder, (ii) the number of Company Shares subject to such award, (iii) the grant date, (iv) the designation of such Company Equity Award as either a Company PSU Award or a Company Restricted Stock Award, (v) the vesting schedule and performance targets (as applicable), (vi) the extent to which such award is vested as of the date of this Agreement, (vii) to the extent applicable, the per share exercise price and the expiration date thereof, and (viii) the Company Dividend Equivalent Rights payable with respect to such Company Equity Award.

(f) As of the Capitalization Time, other than the Company Equity Awards (including, for the avoidance of doubt, Company Dividend Equivalent Rights arising thereunder), there are no outstanding Equity Interests or other options, warrants, rights of first refusal, preemptive rights or other rights to which the Company or any Company Subsidiary is a party or bound, relating to or based on the value of any Equity Interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any Equity

Interests of the Company or any Company Subsidiary. Since the Capitalization Time, the Company has not issued any Company Shares, Company Equity Awards or other Equity Interests (including Company Preferred Shares) other than Company Shares issued upon the exercise or settlement of Company Equity Awards (x) outstanding as of the Capitalization Time or (y) issued in compliance with Section 5.1(a), in each case, in accordance with their terms.

(g) Other than the Company Equity Awards (including, for the avoidance of doubt, Company Dividend Equivalent Rights arising thereunder), there are no obligations (whether outstanding or authorized) of the Company or any Company Subsidiary requiring their acquisition, redemption or repurchase of any Company Shares or other Equity Interests of the Company or any Company Subsidiary. There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of Company Shares or other Equity Interests of the Company or any Company Subsidiary, other than (i) any such agreements solely between and among the Company and any Company Subsidiary or solely between and among two or more Company Subsidiaries or (ii) the Voting Agreement. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote.

(h) The Company does not have a “poison pill” or similar stockholder rights plan.

(i) Neither the Company nor any of the Company Subsidiaries is under any obligation, contingent or otherwise, by reason of any Contract to register the offer and sale or resale of any of their securities under the Securities Act.

(j) Except for Company Dividend Equivalent Rights that have been accrued with respect to dividends or distributions previously authorized or declared, all dividends or distributions on the Company Shares and any dividends or distributions on any Equity Interests of any Company Subsidiaries which have been authorized or declared prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable). Neither the Company nor any of the Company Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940.

Section 3.3 Authority. Assuming the accuracy of the representations and warranties of Parent, Merger Sub I and Merger Sub II made in Section 4.23 of this Agreement (the “Company 203 Assumptions”), the Company has all requisite corporate power and authority necessary to execute and deliver this Agreement and, subject to receipt of the Company Stockholder Approval, to perform (subject to the conditions contained herein) its obligations hereunder and to consummate the transactions contemplated hereby, including the Mergers. The Special Committee, has, upon the terms and subject to the conditions set forth herein, unanimously (a) determined that this Agreement, the other Transaction Documents and the transactions contemplated by this Agreement and the other Transaction Documents, including the Mergers, are advisable, fair to and in the best interests of, the Company and the Unaffiliated Stockholders, and (b) as of the date hereof, made the Special Committee Recommendation. Acting upon the Special Committee Recommendation, the Company Board has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that this Agreement, the other Transaction Documents and the transactions contemplated by this Agreement and the other Transaction Documents, including the Mergers, are advisable, fair to and in the best interests of the Company and its stockholders in their capacity as such, including the Unaffiliated Stockholders, (ii) approved, adopted, and declared advisable this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including the Mergers, (iii) directed that this Agreement be submitted to the stockholders of the Company for their adoption and (iv) as of the date hereof, made the Company Board Recommendation. Except for the adoption of this Agreement by the affirmative vote of the holders of a majority in voting power of the outstanding Company Shares entitled to vote thereon (the “Company Stockholder Approval”), and assuming the accuracy of the Company 203 Assumptions, no other corporate proceedings on the part of the holders of the Company Shares are necessary to adopt this Agreement or to consummate the transactions contemplated hereby.

This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by Parent, Merger Sub I, and Merger Sub II and the accuracy of the Company 203 Assumptions, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles, including specific performance and injunctive and other forms of equitable relief (the “Enforceability Exceptions”).

Section 3.4 No Conflict. None of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Mergers or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both) conflict with or violate any provision of the Company Charter or the Company Bylaws. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Mergers or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), (a) assuming that the Company Stockholder Approval and all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings and notifications described in Section 3.5 have been made and any waiting periods thereunder have terminated or expired, and any other condition precedent to such consent, approval, authorization, or permit has been satisfied, and assuming the accuracy of the Company 203 Assumptions, conflict with or violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets or (b) require any consent or approval under, violate, conflict with, result in any breach of, or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to any Contract or Company Real Property Lease to which the Company or any Company Subsidiary is a party or by which they or any of their respective properties or assets is bound or any Company Permit.

Section 3.5 Required Filings and Consents. Assuming the accuracy of the representations and warranties of Parent, Merger Sub I, and Merger Sub II in Section 4.5, none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Mergers or any other transaction contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing of the Merger I Certificate of Merger and Merger II Certificate of Merger as required by the DGCL and the DLLCA, as applicable, (b) compliance with any applicable foreign, federal or state securities or blue sky Laws, including pursuant to the applicable requirements of the Securities Act and the Exchange Act, (c) such filings as may be required under the rules and regulations of Nasdaq and the NYSE, (d) the filing with the SEC of a joint proxy statement/prospectus in definitive form relating to the matters to be submitted to the Company stockholders at a meeting of the Company stockholders held for the purpose of adopting this Agreement (including any adjournment or postponement thereof, the “Company Stockholders Meeting”) and the matters to be submitted to the Parent stockholders at the Parent Stockholders Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”), and the filing with the SEC, and declaration of effectiveness under the Securities Act, of a registration statement on Form S-4 with respect to the Parent Common Share Issuance, in which the Joint Proxy Statement/Prospectus will be included as a prospectus (such Form S-4, and any amendments or supplements thereto, the “Form S-4”), (e) compliance with any applicable requirements of the HSR Act and other Competition Laws, and (f) consents, approvals, authorizations or permits of, filings, registrations with or notifications to, any Governmental Entity, the failure of which to obtain or make would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.6 Permits; Compliance with Law.

(a) The Company and the Company Subsidiaries hold and maintain in full force and effect the authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity necessary for the Company and the Company Subsidiaries to own, lease and operate their properties and assets, and to carry on and operate their businesses as currently conducted (collectively, the “Company Permits”), except where the failure to hold, or to maintain in full force and effect, any of the Company Permits, would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Each of the Company and the Company Subsidiaries are, and since January 1, 2023 have been, in compliance with all applicable Laws, and neither the Company nor any Company Subsidiary is, or since January 1, 2023 has been, in conflict with, default under or violation of any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, except, in each case, for such non-compliance, conflicts, defaults or violations as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7 SEC Filings; Financial Statements.

(a) Since January 1, 2023, the Company has, in all material respects, timely filed with or otherwise furnished (as applicable) to the U.S. Securities and Exchange Commission (“SEC”) all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and other documents required to be filed or furnished by it with the SEC under the Securities Act or the Exchange Act, as the case may be (such documents and any other documents filed or furnished by the Company with the SEC since January 1, 2023, as have been supplemented, modified or amended since the time of filing, collectively, and together with any exhibits and schedules thereto and any other information incorporated therein, the “Company SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended prior to the date hereof, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not (or, with respect to the Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied, as of such date, as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act, as the case may be, and the listing and corporate governance rules and regulations of the NYSE; provided, however, in each case, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. None of the Company’s Subsidiaries is required to file periodic reports with the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company or any Company Subsidiary relating to the Company SEC Documents. To the Knowledge of the Company as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the consolidated Company Subsidiaries (including, in each case, any related notes thereto) included or incorporated by reference in the Company SEC Documents (collectively, the “Company Financial Statements”) (i) when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and (ii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the consolidated Company Subsidiaries, taken as a whole, as of the dates and for the periods referred to therein in accordance with GAAP applied on a consistent basis during the periods involved (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of notes and except as may be indicated in the notes to the Company Financial Statements). As of the date of this Agreement there are no pending inspections of an audit of the Company Financial Statements by the Public Company Accounting Oversight Board.

(c) Neither the Company nor any of the Company Subsidiaries is a party to any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company SEC Documents.

Section 3.8 Internal Controls.

(a) The Company has designed and maintains in all material respects a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) maintains in all material respects “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports and (ii) based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, has disclosed to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that have not been remediated and are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(b) Neither the Company nor any of the Company Subsidiaries has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. There are no outstanding loans or other extensions of credit made by the Company or any of the Company Subsidiaries to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

Section 3.9 No Undisclosed Liabilities. Except for those liabilities and obligations (a) disclosed, reflected, reserved against or provided for in the Company Financial Statements filed prior to the date hereof, (b) incurred in the ordinary course of business since December 31, 2024, (c) for Taxes, (d) incurred in connection with this Agreement or the transactions contemplated hereby, (e) incurred in accordance with the terms of any Company Material Contract (other than liabilities due to breaches thereunder) or (f) that would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is, as of the date of this Agreement, subject to any liabilities or obligations, whether accrued, contingent or otherwise.

Section 3.10 Absence of Certain Changes or Events.

(a) Since June 30, 2025 through the date of this Agreement, (i) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business and (ii) neither Company nor any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in clauses (iii), (iv), (vi), (vii), (viii), (xii), (xiii), (xv) and (xx) of Section 5.1(a) (but in the case of clause (xx), solely with respect to clauses (iii), (iv), (vi), (vii), (viii), (xii), (xiii) and (xv) of Section 5.1(a)).

(b) Since June 30, 2025 through the date of this Agreement, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.11 Company Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all material Company Benefit Plans as of the date hereof.

(b) The Company has made available to Parent, with respect to each material Company Benefit Plan, (i) each plan document (including all amendments thereto), executed adoption agreement, trust agreement, and insurance contract and other funding vehicle, (ii) the two most recent Annual Report (Form 5500 Series) and accompanying schedules, if any, (iii) the current summary plan description and any material modifications thereto, if any, (iv) the most recent annual financial report, trustee report, audit report or actuarial report, if any, (v) the most recent determination letter from the IRS (if applicable) for such Company Benefit Plan, (vi) the two most recent compliance testing results, and (vii) the most recent safe harbor notice.

(c) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Benefit Plan has been maintained, operated, registered and administered in compliance with its terms and with applicable Law, including ERISA, the Code, and the Patient Protection and Affordable Care Act of 2010 (and not subject to taxes or penalties under such Law) to the extent applicable thereto, (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, to the Knowledge of the Company, there are no circumstances likely to result in the loss of the qualification of such plan under Section 401(a) of the Code, (iii) none of the Company, any Company Subsidiary or any ERISA Affiliate has now or at any time within the previous six (6) years contributed to, sponsored or maintained (or has been required to contribute to, sponsor or maintain) a Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code, (iv) no Company Benefit Plan provides medical, life insurance or other welfare benefits with respect to current or former employees or directors of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than coverage mandated by applicable Law, (v) no liability under Title IV of ERISA has been incurred, or is reasonably expected to be incurred, by the Company, any of the Company Subsidiaries or any ERISA Affiliate with respect to any Company Benefit Plan that has not been satisfied in full (other than with respect to amounts not yet due), and no condition, event or circumstance exists that presents a risk to the Company, any Company Subsidiaries or any ERISA Affiliate of the Company of incurring a liability thereunder, (vi) all contributions or other amounts payable by the Company, the Company Subsidiaries or any ERISA Affiliate with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due), (vii) none of the Company, any Company Subsidiary or any ERISA Affiliate has now or at any time within the previous six (6) years contributed to, sponsored or maintained (or has been required to contribute to, sponsor or maintain) a “multiemployer plan” within the meaning of Section 4001(a) of ERISA or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control within the meaning of Section 4063 of ERISA, (viii) none of the Company, any of the Company Subsidiaries, any director, officer or employee of the Company or any of the Company Subsidiaries or any Company Benefit Plan that is subject to ERISA, or, to the Knowledge of the Company, any trust created thereunder or any trustee or administrator thereof, has engaged in a nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code), (ix) none of the Company, any of the Company Subsidiaries, any director, officer or employee of the Company or any of the Company Subsidiaries or any Company Benefit Plan has engaged in any actions or omissions that would trigger taxes and associated penalties and interest under Section 409A of the Code, (x) there are no pending or, to the Knowledge of the Company, threatened complaints, lawsuits or claims (other than claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto, or against any fiduciary of any Company

Benefit Plan, and (xi) the Company has properly classified its independent contractors as non-employees for purposes of withholding of Taxes, employment Taxes and employment Law, and neither the Company nor any of the Company Subsidiaries has incurred any liability arising under the Fair Labor Standards Act or any similar Law.

(d) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any Participant to severance, change of control or other similar pay or benefits other than access to continued health care coverage mandated by applicable Law, (ii) cause any material payment or funding (through a grantor trust or otherwise) to become due or accelerate the time of any material payment or vesting, or materially increase the amount of compensation or benefits due to any Participant, or materially increase the amount payable, pursuant to any Company Benefit Plan, (iii) result in any forgiveness of indebtedness of any Participant, or (iv) result in payments by the Company or any Company Subsidiary to any Person that would not be deductible under Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligation to gross up, indemnify or otherwise reimburse any individual for any Taxes incurred pursuant to Sections 409A or 4999 of the Code. The Company has provided Parent with preliminary calculations reflecting a good faith estimate of the consequences of Sections 280G and 4999 on any “disqualified individuals” within the meaning of Section 280G of the Code in connection with the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event).

(e) Section 3.11(e) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all Company Cash Awards payable in respect of the 2025 fiscal year, including with respect to each such Company Cash Award, (i) the holder, (ii) the amount payable by the Company under such Company Cash Award to the holder thereof in respect of the 2025 fiscal year, and (iii) the date on which the amount referred to in the preceding clause (ii) is payable.

Section 3.12 Labor Matters.

(a) Section 3.12(a) of the Company Disclosure Letter contains a complete and accurate list of all employees of the Company and the Company Subsidiaries, including the following information for each such individual: (i) name or employee identification number; (ii) job title; (iii) hire date; (iv) base annual salary or hourly wage rate (as applicable); (v) target commission, bonus or other incentive-based compensation for 2026; (vi) work location (including remote work status and location, if applicable); (vii) exempt or non-exempt classification under wage and hour Laws; (viii) employing entity; (ix) accrued, unused vacation or other paid time off; and (x) active or leave status (including type of leave and expected return date).

(b) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries are, and since January 1, 2023 have been, in compliance with all applicable Laws governing Employment Matters.

(c) To the Knowledge of the Company, no employee of the Company or any Company Subsidiary who has the title of “manager” or otherwise earns base annual compensation in excess of $150,000 or higher intends to terminate his or her employment as a result of the consummation of the transactions contemplated by this Agreement or otherwise in the twelve (12) months following the Closing.

(d) To the Knowledge of the Company, no Participant is in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, nonsolicitation agreement, or other restrictive covenant obligation: (i) owed to the Company or any Company Subsidiary; or (ii) owed to any Third Party with respect to such person’s rights to be employed or engaged by the Company or any Company Subsidiary, in each case, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Neither the Company nor any Company Subsidiary is a party to or bound by a Collective Bargaining Agreement, and no employees of the Company or any Company Subsidiary are represented by a union, works council, or other labor organization or employee representative or group of employees with respect to their employment. To the Knowledge of the Company, there are, and since January 1, 2023 there have been, no actual, pending or threatened union organizing activities involving the Company or any Company Subsidiary.

(f) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no, and since January 1, 2023 there has not been any, pending or, to the Knowledge of the Company, threatened work stoppage, lockout, slowdown, labor strike, handbilling, picketing, unfair labor practice, labor arbitration, labor grievance or other labor dispute against the Company or any Company Subsidiary.

(g) In the past five (5) years, the Company and each Company Subsidiary has reasonably investigated, and taken reasonable corrective action (where merited or as otherwise required by applicable Law) with respect to, all sexual harassment or other harassment, discrimination or retaliation allegations against any Participant which have been reported to the Company or any Company Subsidiary or of which the Company has Knowledge. Neither the Company nor any Company Subsidiary reasonably expects any material liability with respect to any such allegations or is aware of any such allegations that would reasonably be expected to bring the Company or any Company Subsidiary into material disrepute.

(h) To the Knowledge of the Company, all current employees of the Company and the Company Subsidiaries who work in the United States have appropriate documentation to work in the United States and are authorized to work in the United States under applicable immigration Laws. Since January 1, 2023, neither the Company nor any Company Subsidiary has been notified in writing or, to the Knowledge of the Company, orally of any pending or threatened investigation by any branch or department of U.S. Immigration and Customs Enforcement, U.S. Department of Labor, or other federal agency charged with administration and enforcement of federal immigration laws concerning the employees of the Company or the Company Subsidiaries.

(i) Neither the Company nor any Company Subsidiary is a government contractor or subcontractor for the purposes of any Law with respect to the terms and conditions of employment (including the Service Contracts Act or any other prevailing wage Laws).

(j) During the past three (3) years, neither the Company nor any Company Subsidiary has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or a Company Subsidiary; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or a Company Subsidiary.

Section 3.13 Contracts.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each Contract that is in effect as of the date hereof and to which the Company or any Company Subsidiary is a party or which binds their respective properties or assets, and that falls within any of the following categories:

(i) any joint venture, partnership, or strategic alliance Contract with a Third Party member that is material to the business of the Company and the Company Subsidiaries, taken as a whole, and in which the Company or any Company Subsidiary owns an Equity Interest;

(ii) any Contract that requires aggregate capital expenditures by the Company or any of the Company Subsidiaries in an amount in excess of $500,000 per annum individually, other than any purchase order or Contract for supplies, inventory or trading stock acquired in the ordinary course of business;

(iii) any settlement, conciliation or similar Contract entered into in connection with the settlement or resolution of any actual or threatened Proceeding and that (A) is with any Governmental Entity,

(B) requires the Company or any of the Company Subsidiaries to pay any monetary consideration of more than $250,000 after the date of this Agreement or (C) would otherwise limit in any material respect the operation of the businesses of the Company or any Company Subsidiary (or, to the Knowledge of the Company, Parent or any of its other affiliates from and after the Closing) as currently operated;

(iv) any Contract (A) that relates to any completed acquisition, divestiture, merger or similar transaction (excluding any transactions solely among the Company and any wholly owned Company Subsidiary) and contains representations, covenants, indemnities or other obligations that remain in effect (excluding confidentiality obligations), (B) for any pending acquisition, directly or indirectly (by merger or otherwise) of (x) a material portion of the assets (other than goods, products or services in the ordinary course of business) of any Third Party or (y) any portion of the Equity Interests of any Third Party, in each case of the preceding clauses (x) and (y), for aggregate consideration in excess of $500,000 or (C) that gives any Third Party the right to acquire any material assets from the Company or the Company Subsidiaries (excluding any ordinary course commitments of the Company or any Company Subsidiary to sell products or services) after the date hereof in exchange for total consideration of more than $500,000;

(v) any Contract that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other Contract providing for or securing indebtedness for borrowed money (in each case, whether incurred, assumed, guaranteed or secured by any asset) in an outstanding principal amount in excess of $500,000, other than any such Contract between the Company or any Company Subsidiary, on the one hand, and any other Company Subsidiary, on the other hand;

(vi) any Contract (A) pursuant to which the Company or any Company Subsidiary receives a license to use any material Intellectual Property that is used in the business (other than (1) licenses for “off-the-shelf” or other software widely available on generally standard terms and conditions with an annual consideration of less than $250,000, (2) non-disclosure Contracts entered into by the Company or any Company Subsidiary in the ordinary course of business, and (3) Contracts regarding Open Source Software) or (B) pursuant to which the Company or any Company Subsidiary grants to a Third Party a license to use any material Company Intellectual Property that is used in the business (other than (1) Contracts with the Company or any Company Subsidiary’s contractors and service providers entered into in the ordinary course of business that provide access and non-exclusive rights to use material Company Intellectual Property solely to perform services for the Company or the applicable Company Subsidiary, (2) marketing Contracts entered into by the Company or any Company Subsidiary and granting a third-party a non-exclusive license to use a trademark that constitutes Company Intellectual Property in the ordinary course of business (3) Contracts whereby the non-exclusive license to material Company Intellectual Property is implied or merely incidental or ancillary to the transactions contemplated therein, and (4) non-exclusive licenses granted to customers of the Company or any Company Subsidiary in the ordinary course of business);

(vii) any Contract involving a standstill or similar obligation of the Company or any Company Subsidiary;

(viii) any Contract (A) prohibiting, or purporting to limit or restrict the Company’s or any Company Subsidiary’s ability to compete or to conduct its businesses in any geographical area or the type or line of business in which the Company or any Company Subsidiary is engaged (excluding for the avoidance of doubt, employee non-solicitation covenants contained in Contracts entered into in the ordinary course of business), (B) providing “most favored nation” or similar provisions where the pricing, discounts or benefits to any customer or other business relation of the Company or any Company Subsidiary changes based on the pricing, discounts or benefits offered to other customers or business relations, (C) granting a Third Party a right of first refusal or right of first offer or similar right for the purchase of any lines of business or assets of the Company or any of the Company Subsidiaries that are material to the Company and the Company Subsidiaries, including any Company Property, (D) pursuant to which the Company or a Company

Subsidiary grants an exclusive sale or purchase right to any Third Party with respect to any product, service or geographical area or (E) that requires the Company or any Company Subsidiary to satisfy any minimum purchase, expenditure, sale, payment, production, supply, output, or distribution obligations, or any other similar minimum-commitment requirements, or that contains any take-or-pay provision in favor of a Third Party;

(ix) any Contract that prohibits in any material respect the payment of dividends or distributions in respect of the Equity Interests of the Company or any Company Subsidiary, or prohibits the pledging of the Equity Interests of the Company or any Company Subsidiary;

(x) any Contract pursuant to which the Company or any Company Subsidiary may be obligated to repurchase in excess of $500,000 of inventory per annum from a Third Party in connection with a floor plan financing arrangement;

(xi) any Contract with a (A) Company Top Supplier, or (B) Company Top Dealer (other than, in the case of each of the foregoing clauses (A) and (B), any statements of work, purchase orders, sales orders, invoices, service orders or similar documents entered into in the ordinary course of business);

(xii) any Company Related Party Contract;

(xiii) any Company Real Property Lease;

(xiv) any Contract with respect to any Company Owned Real Property, including any easement, license, covenant, restriction, right of first refusal, option, or other agreement or arrangement, in each case, that materially affects the use, occupancy, value, or transferability of any Company Owned Real Property;

(xv) any Collective Bargaining Agreement; and

(xvi) any other contract, arrangement, commitment or understanding that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

Each Contract of the type required to be disclosed in Section 3.13(a) of the Company Disclosure Letter is referred to herein as a “Company Material Contract.” True and complete copies of each Company Material Contract in effect as of the date hereof have been made available to Parent (after giving effect to agreed-upon procedures to protect competitively sensitive information) or publicly filed with the SEC.

(b) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Material Contract is a legal, valid, binding and enforceable obligation of the Company or the Company Subsidiary party thereto and is in full force and effect (except as may be limited by the Enforceability Exceptions), (ii) none of the Company, any Company Subsidiary or, to the Knowledge of the Company, any counterparty is in breach or default under any Company Material Contract (iii) the Company and the Company Subsidiaries have performed all material obligations required to be performed by them to date under the Company Material Contracts, and (iv) in the past twelve (12) months, neither the Company nor any Company Subsidiary has received any written notice of termination with respect to, and, to the Knowledge of the Company, no other party has threatened to terminate, any Company Material Contract.

Section 3.14 Litigation. There is no Proceeding to which the Company or any Company Subsidiary is a party pending or, to the Knowledge of the Company, threatened that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.15 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each of the Company and the Company Subsidiaries is and has for the past three (3) years been in compliance with applicable Environmental Laws, (b) each of the Company and the Company Subsidiaries has, or has applied for, all Environmental Permits necessary for the conduct and operation of their respective businesses as now being conducted and is, and for the past three (3) years has been, in compliance with the terms and conditions thereof, (c) neither the Company nor any Company Subsidiary has received in the past three (3) years any written notice, demand, letter or claim that is unresolved and that alleges that the Company or such Company Subsidiary is in violation of, or has liability under, any Environmental Law, (d) neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or Order or is subject to any Order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances, (e) (i) no Hazardous Substances have been Released at, under or on any Company Property by the Company or any Company Subsidiary or, to the Knowledge of the Company, any other person, and (ii) neither the Company nor any Company Subsidiary has stored, handled, used, Released, disposed of or transported, or arranged for the transport or disposal of Hazardous Substances at any location, except, in each case of the foregoing subclauses (i) and (ii), as would not reasonably be expected to result in material liability to the Company or any Company Subsidiary under any Environmental Law and (f) neither the Company nor any Company Subsidiary has undertaken or assumed by Contract or, to the Knowledge of the Company, by operation of law any liability arising under any Environmental Law or relating to Hazardous Substances. The Company has made available copies of all material, non-privileged environmental site assessments and audit reports (including Phase I or Phase II reports) and other material reports relating to noncompliance with Environmental Laws and/or the environmental condition of any real properties of the Company and the Company Subsidiaries that, in each case are in the possession of the Company or any of the Company Subsidiaries. Section 3.15 of the Company Disclosure Letter sets forth a true, correct and complete list of all Environmental Permits held by the Company or any Company Subsidiary and necessary for the conduct and operation of the Company and the Company Subsidiaries’ respective businesses as now being conducted.

Section 3.16 Intellectual Property and Data Privacy.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all material Company Intellectual Property that is registered, issued or the subject of a pending application. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the registrations, issuances and applications set forth on Section 3.16(a) of the Company Disclosure Letter are valid, and, to the extent it is a Company Intellectual Property that has been issued, enforceable, (ii) the Company or a Company Subsidiary is the sole and exclusive owner of all right, title and interest (including the sole right to enforce) in and to the Company Intellectual Property, free and clear of any Liens other than Permitted Liens, (iii) the Company and the Company Subsidiaries lawfully own or have valid, enforceable, and sufficient license Contracts entitling the Company and the Company Subsidiaries, as applicable, to use all Intellectual Property that they use in their operations as currently operated, and (iv) the Company and the Company Subsidiaries have taken commercially reasonable actions to maintain and protect each item of such Intellectual Property.

(b) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) as of the date of this Agreement, no Proceedings are pending by or against the Company or any Company Subsidiary or, to the Knowledge of the Company, are threatened, concerning the infringement, misappropriation, dilution or other violation, or the ownership or use, of the Company Intellectual Property or, to the Knowledge of the Company, the Intellectual Property of any other Person, and no such Proceedings have been brought since January 1, 2023, (ii) to the Knowledge of the Company, no Person is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating the Company Intellectual Property, and neither the Company nor any Company Subsidiary has instituted or threatened to institute any Proceeding against any Person with respect to the foregoing in this Section 3.16(b)(ii), and (iii) the operation by the Company and the Company Subsidiaries of their respective businesses as currently conducted and the Company Intellectual Property do not infringe, misappropriate, dilute or otherwise violate, and in the past three (3) years, have not infringed, misappropriated, diluted, or otherwise violated, the Intellectual Property of any Person. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all IP Agreements of the Company and the Company Subsidiaries are valid, and enforceable on all parties thereto (except as may be limited by the Enforceability Exceptions); and (ii) the Company and the Company Subsidiaries have not breached any IP Agreement and, to the Knowledge of the Company, no IP Agreement has been breached by any Third Party.

(c) Each employee, consultant, or contractor who developed any material Company Intellectual Property has executed a valid and enforceable Contract with the Company or a Company Subsidiary that conveys to the Company or a Company Subsidiary any and all right, title and interest in and to all such Intellectual Property, or, in the case of employees only, any and all right, title and interest in and to all such Intellectual Property is conveyed to the Company or a Company Subsidiary as a matter of Law.

(d) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have taken commercially reasonable steps to (i) protect the Trade Secrets in the Company Intellectual Property and to (ii) protect any Trade Secrets provided to them by any other Person under obligation of confidentiality.

(e) Immediately following Closing, Merger II Surviving Company will have materially the same rights and privileges in the material Company Intellectual Property and the material Intellectual Property exploited by the Company and the Company Subsidiaries as the Company and the Company Subsidiaries had in such Intellectual Property immediately prior to Closing.

(f) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) the Company and the Company Subsidiaries maintain and implement policies and procedures regarding data security, privacy, data transfer and the use of data that are commercially reasonable and (y) security measures are in place that are designed to protect Personal Information stored in the Company’s and the Company Subsidiaries’ IT Assets from unlawful use by any Third Party or any other use by a Third Party that would violate such policies. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and, since January 1, 2023, have been, in compliance with all Data Privacy and Security Requirements applicable to the Company or any Company Subsidiaries. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there has been (i) no loss or theft of Personal Information or security breach relating to Personal Information processed by or on behalf of the Company and the Company Subsidiaries, (ii) no violation of any security policy regarding any such data, (iii) no unauthorized access or unauthorized use of any Personal Information and (iv) no unintended or improper disclosure of any Personal Information in the possession, custody or control of the Company or a Company Subsidiary or a contractor or agent acting on behalf of the Company or a Company Subsidiary, that in each case of the foregoing clauses (i) through (iv) would require the Company or any Company Subsidiary to provide notice thereof to any Person under applicable Data Privacy and Security Requirements. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, in the past three (3) years, neither the Company nor any Company Subsidiary has received any written notice, complaint, claim, or Proceeding regarding any actual or alleged material violation by the Company or any Company Subsidiary of any Data Privacy and Security Requirements, and, to the Knowledge of the Company, no facts or circumstances exist that could reasonably form the basis of any of the foregoing. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Proceedings are pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to the collection or use of Personal Information.

(g) To the Knowledge of the Company, the Company IT Assets are sufficient, and operate and perform in all material respects as is necessary for the operation of the businesses of the Company and the Company Subsidiaries as currently conducted, and there has been no material failure of Company IT Assets in the past three (3) years which has not been reasonably resolved and no Person has gained unauthorized access to the Company IT Assets, which access has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, the Company IT Assets are free of any material defects or material disabling codes or instructions, and free of any “viruses”, “worms”, “time bombs”, “key-locks” or any other software or hardware or other malicious devices, defects, or other contaminant that does or may materially disrupt, disable, delete, damage, modify, or otherwise interfere with the operation of, or permit unauthorized access to, the Company IT Assets. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the extent any Company IT Assets include or are comprised of AI Solutions, the Company or any Company Subsidiary that uses an AI Solution has taken reasonable steps to ensure that (i) the Company or the Company Subsidiary that uses the AI Solution has all necessary rights, title, and interest in any data or information that was used or is used to develop, train, improve, and operate the AI Solution; and (ii) the AI Solution operates in all material respects in compliance with applicable Law. Neither the Company nor any Company Subsidiary owns or uses any proprietary software that is Company Intellectual Property.

Section 3.17 Tax Matters. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) all Tax Returns that are required to be filed by or with respect to the Company or the Company Subsidiaries have been timely filed with the appropriate Governmental Entity (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate;

(b) the Company and the Company Subsidiaries have timely paid all Taxes due and owing by any of them, other than Taxes and deficiencies for which, or with respect to which, adequate reserves have been established on or reflected in the financial statements of the Company and the Company Subsidiaries in accordance with GAAP, and since the date of the most recent financial statements of the Company and the Company Subsidiaries, no liability in respect of Taxes has been incurred or accrued (other than in the ordinary course of business);

(c) no deficiencies for Taxes have been asserted or assessed by any Governmental Entity in writing against the Company or the Company Subsidiaries, except for deficiencies that have been satisfied by payment, settled or withdrawn;

(d) there is not pending, or, to the Knowledge of the Company, threatened in writing, any audit, examination, investigation or other Proceeding with respect to any Taxes or Tax Return of the Company or the Company Subsidiaries;

(e) neither the Company nor any of the Company Subsidiaries has waived any statute of limitations with respect to Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency or the collection of Taxes;

(f) neither the Company nor any of the Company Subsidiaries has entered into any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2);

(g) the Company has not constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or which otherwise constitutes part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Mergers;

(h) neither the Company nor any of the Company Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement (other than any Tax indemnification provisions in commercial agreements that are not primarily related to Taxes and other than any agreement solely between or among any of the Company and the Company Subsidiaries);

(i) neither the Company nor any of the Company Subsidiaries has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under U.S. Treasury Regulation Section 1.1502-6 (or any similar or corresponding provision of state, local or foreign Law) or as successor or transferee;

(j) there are no Liens for Taxes (other than Permitted Liens) upon the assets of the Company or any of the Company Subsidiaries;

(k) no claim in writing has been made by any Governmental Entity in a jurisdiction in which the Company or Company Subsidiaries do not file Tax Returns of a particular type that the Company or any Company Subsidiaries is, or may be, subject to taxation of such type by, or required to file any Tax Return with respect to Taxes of such type in, that jurisdiction;

(l) each of the Company and each of the Company Subsidiaries has withheld and collected all amounts required by applicable Law to be withheld or collected by it on account of Taxes, has remitted all such amounts to the appropriate Governmental Entity when required by applicable Law to do so and has otherwise complied with Laws related to the collection, withholding and remittance of Taxes;

(m) there are no requests for rulings or determinations in respect of any Taxes or Tax Returns pending with respect to the Company or any Company Subsidiaries;

(n) neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) by reason of a change in accounting method by the Company or any Company Subsidiary prior to the Closing, (ii) closing or similar agreement with any taxing authority executed prior to the Closing, (iii) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) that occurred or arose prior to the Closing, (iv) installment sale or open transaction disposition made prior to the Closing, or (v) deferred revenue or prepaid amount received prior to the Closing outside the ordinary course of business; and

(o) none of the Company or any Company Subsidiary has taken or agreed to take any action, and the Company and the Company Subsidiaries have no knowledge of any fact or circumstance, in each case, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying for the Intended Tax Treatment.

Section 3.18 Real Property.

(a) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary has good and marketable fee title to the real property owned by the Company or any Company Subsidiary (the “Company Owned Real Property”), in each case, free and clear of all Liens other than Permitted Liens.

(b) Section 3.18(b) of the Company Disclosure Letter sets forth a true and complete list of each lease, sublease, license and other Contract, together with any amendments or renewals and any guarantees thereof or thereto (each, a “Company Real Property Lease”), under which the Company or any Company Subsidiary uses or occupies or has the right to use or occupy any real property at which operations of the Company and the

Company Subsidiaries are presently conducted (the “Company Leased Real Property”; the Company Owned Real Property and Company Leased Real Property being sometimes referred to herein as the “Company Property”). The Company has made available to Parent a true, correct and complete copy of each Company Real Property Lease. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Real Property Lease is valid, binding and in full force and effect (except as may be limited by the Enforceability Exceptions), (ii) to the Knowledge of the Company, none of the Company, any Company Subsidiary or any counterparty is in breach or default under any Company Real Property Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a material default by the Company, any Company Subsidiary or any counterparty under any Company Real Property Lease, (iii) the Company or the applicable Company Subsidiary has a good and valid leasehold interest, subject to the terms of the Company Real Property Lease applicable thereto, in each parcel of Company Leased Real Property, in each case free and clear of all Liens other than Permitted Liens, and (iv) there are no outstanding options, rights of first offer or rights of first refusal granting any Third Party the right to purchase any Company Owned Real Property or any portion thereof or interest therein.

(c) As of the date of this Agreement, none of the Company Properties are being leased or subleased to any other Person.

(d) To the Knowledge of the Company, neither the Company nor any Company Subsidiary has received any written notice of any material violation of any Law relating to any Company Property.

(e) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received any written notice of any condemnation, eminent domain, requisition or taking Proceeding by any Governmental Entity with respect to any Company Property, or negotiations for the purchase of any Company Property in lieu of condemnation, and, to the Knowledge of the Company, no condemnation, eminent domain, requisition Proceeding or taking has been commenced or threatened in connection with any of the foregoing.

Section 3.19 Insurance. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries maintain policies of insurance covering the Company, the Company Subsidiaries and their respective employees, properties or assets (collectively, “Insurance Policies”) in an amount that is adequate for the operation of the Company’s and the Company Subsidiaries’ businesses as presently conducted, and all premiums for such Insurance Policies and other amounts due in connection therewith have been paid in full. Neither the Company nor any Company Subsidiary (a) is in breach or default of any of the Insurance Policies or (b) has received any written notice of termination, cancellation or denial of coverage with respect to any Insurance Policy, and all such insurance is outstanding and duly in force, except in each case of the foregoing clauses (a) and (b), as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.20 Opinion of the Company’s Financial Advisor. The Company Board has received the opinion of Truist Securities, Inc. (“Truist Securities”) (which, if initially rendered orally, has been or will be confirmed by a written opinion dated the same date), to the effect that, as of the date of such opinion and based on and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be paid to the holders of Company Common Shares (other than holders of Company Common Shares who execute the Voting Agreement or the Stockholders Agreement in connection with the Mergers, Parent, Merger Sub I, Merger Sub II and their respective affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders.

Section 3.21 Form S-4; Joint Proxy Statement/Prospectus. None of the information in the Form S-4 or the Joint Proxy Statement/Prospectus to be supplied by or on behalf of the Company or the Company Subsidiaries for inclusion therein will, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable Laws, including the provisions of the Securities Act and the Exchange Act, except that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent, Merger Sub I, or Merger Sub II for inclusion therein.

Section 3.22 Brokers. Except for the Company’s obligations to Truist Securities, no broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Mergers, based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has made available to Parent true and complete copies of all Contracts with respect to the engagement of Truist Securities related to the Mergers and the other transactions contemplated hereby.

Section 3.23 State Takeover Statutes. Assuming the accuracy of the Company 203 Assumptions, no restriction on business combinations in any “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (including Section 203 of the DGCL) or any similar anti-takeover provision in the Company Charter or the Company Bylaws is, or at the First Effective Time will be, applicable to this Agreement, the Mergers or any of the transactions contemplated hereby.

Section 3.24 Reorganization. As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.25 Company Related Party Contracts. There are no Contracts, transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any Company Subsidiary, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any Company Subsidiary or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Shares (or any of such person’s immediate family members or affiliates) (other than Company Subsidiaries) of the type required to be reported in any Company SEC Document pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (collectively, “Company Related Party Contracts”).

Section 3.26 Top Dealers and Suppliers.

(a) Section 3.26(a) of the Company Disclosure Letter sets forth a true and complete list of (i) the top ten suppliers (each a “Company Top Supplier”), and (ii) the top ten dealers (each a “Company Top Dealer”), respectively, based on the aggregate dollar amount of payments to or from, as applicable, such supplier or dealer, for each of calendar year 2024 and 2025, in each case of the Company and the Company Subsidiaries, taken as a whole.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, since December 31, 2024 through the date of this Agreement, (i) there has been no termination of or a failure to renew the business relationship of the Company and the Company Subsidiaries with any Company Top Supplier or any Company Top Dealer and (ii) no Company Top Supplier or Company Top Dealer has notified the Company or any Company Subsidiary in writing, or, to the Company’s Knowledge, orally, that it intends to terminate or not renew its business. Since December 31, 2024, neither the Company nor any Company Subsidiary has received any written notice, letter, complaint or other communication from any Company Top Supplier or Company Top Dealer to the effect that it has materially changed, modified, amended or reduced, or is expected to materially change, modify, amend or reduce, its business relationship with the Company or any Company Subsidiary in a manner that is materially adverse to the Company and the Company Subsidiaries, taken as a whole.

Section 3.27 Product Warranty Matters.

(a) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each product designed, manufactured, sold, leased, provided or delivered by the Company or any Company Subsidiary, and each service provided by the Company, in each case, since January 1, 2023, has been designed, manufactured, sold, leased, provided or delivered, as applicable, in conformity with the specifications for such product or service, as applicable, and applicable Contracts, Laws and warranties and (ii) as of the date of this Agreement, there are no material defects in any products or services of the Company or any Company Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2023, (i) there have been no product recalls, post-sale notices or warnings or similar matters, or obligations thereof, with respect to any product or service of the Company or any Company Subsidiary and, to the Knowledge of the Company, there is no reasonable basis for any of the foregoing, (ii) the Company and each Company Subsidiary has not been required to file (and has not filed) any notification or other report with or provide information to any Governmental Entity or product safety standards group concerning actual or potential defects or other hazards with respect to any such product or service, and there is no reasonable basis for any of the foregoing and (iii) the Company and each Company Subsidiary is, and has been, in compliance with all Boating Laws.

(c) Section 3.27(c) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) all boats sold by the Company and the Company Subsidiaries in the twelve (12) months ended December 31, 2025 for which the Company or a Company Subsidiary paid warranty claims in those twelve (12) months, as well as the aggregate of all such claims per boat, and (ii) all boats repurchased by the Company and the Company Subsidiaries in the three (3) years ended December 31, 2025 due to warranty issues or other claims or disputes as well as the customer, the amount paid by the Company or applicable Company Subsidiary for each repurchased boat, and current status of such warranty claim.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, in the last three (3) years, no Governmental Entity has alleged in writing that any product designed, manufactured, sold, or leased by any of the Company or any Company Subsidiary is defective or unsafe or fails to meet any product warranty or any standards promulgated by any Governmental Entity that has not been fully remedied.

(e) Section 3.27(e) of the Company Disclosure Letter sets forth the standard forms of warranties currently used by the Company and the Company Subsidiaries for all boats sold by the Company and the Company Subsidiaries as of the date of this Agreement.

Section 3.28 International Trade Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) the Company, the Company Subsidiaries and their respective Representatives are (and have been at all times in the last ten (10) years) in compliance with all applicable International Trade Laws and Regulations; (ii) there are no, and there have not been in the last ten (10) years, Proceedings pending or, to the Company’s Knowledge, threatened between the Company and the U.S. Government or a foreign Governmental Entity under any International Trade Laws and Regulations, (iii) each of the items (including goods, software, technical data, or technology) produced, purchased or sold by the Company and the Company

Subsidiaries since January 1, 2019, have been classified in compliance with applicable International Trade Laws and Regulations; (iv) all duties, tariffs, penalties, interest and other charges and obligations related to the import and export of such products have been fully paid in a timely manner in accordance with all relevant International Trade Laws and Regulations; (v) each of the Company and the Company Subsidiaries has prepared, timely applied for and obtained all import and export approvals required in accordance with International Trade Laws and Regulations for the conduct of the business of the Company and the Company Subsidiaries as presently conducted.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company, nor any Company Subsidiaries nor any of their respective Representatives (i) is a Sanctioned Person, (ii) has participated in any transaction involving a Sanctioned Person or a Sanctioned Jurisdiction, (iii) has maintained employees or assets of any kind in a Sanctioned Jurisdiction, (iv) has directly or indirectly provided any financing to or for the benefit of any Sanctioned Person or has directly or indirectly conducted any transaction or engaged in any dealings with or for the benefit of any Sanctioned Person, (v) has imported, exported (including deemed exportation), re-exported (including deemed re-exportation) or transferred, directly or indirectly, any items (including goods, software, technical data, or technology) or services in violation of any applicable International Trade Laws and Regulations, or (vi) has engaged in any conduct, activity, or practice that could reasonably be expected to result in the Company or any Company Subsidiaries being designated as a Sanctioned Person.

(c) Section 3.28(c) of the Company Disclosure Letter sets forth a complete and accurate list of the countries and territories in which the Company or any Company Subsidiary has done business in the last ten (10) years that were, at the time the Company or applicable Company Subsidiary conducted business therein, subject to comprehensive embargos or economic sanctions administered by OFAC and restricting substantially all dealings with the country or territory.

Section 3.29 Anti-Corruption Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company, any Company Subsidiary, nor, to the Knowledge of the Company, any of their respective Representatives, is or has been in violation of any Anti-Corruption Laws, (ii) there are no unresolved investigations or claims concerning any liability of the Company or any Company Subsidiary with respect to Anti-Corruption Laws, (iii) the Company and each Company Subsidiary is in compliance, and has complied, with the applicable provisions of the U.S. Bank Secrecy Act and USA PATRIOT Act of 2001 and other Laws relating to anti-money laundering and similar matters, (iv) the Company and each Company Subsidiary has general policies and procedures in place that are designed to prevent, detect and deter bribery and corruption in the conduct of the business of the Company and the Company Subsidiaries, (v) no officer, director or employee of the Company or any Company Subsidiary is a Governmental Official nor does any Governmental Official have any form of actual or beneficial ownership interest in any Equity Interests of the Company or any Company Subsidiary.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company, any Company Subsidiary, nor, to the Knowledge of the Company, any of their respective Representatives, has offered or given, money or something of value to (i) any Governmental Official, any political party or official thereof or any candidate for political office or (ii) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, for any of the following purposes: (A) influencing any action or decision of such Person, in such Person’s official capacity, including a decision to fail to perform such Person’s official function; (B) inducing such Person to use such Person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Company or any Company Subsidiary in obtaining or retaining business for, with, or directing business to, any Person; or (C) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company or any Company Subsidiary in obtaining or retaining business for, with, or directing business to, any Person.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all books and records of the Company and the Company Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds or assets, and there have been no intentionally false or fictitious entries made in such books or records relating to any illegal payment or secret or unrecorded fund, and neither the Company nor any Company Subsidiary has established or maintained a secret or unrecorded fund.

Section 3.30 Ownership of Parent Shares. Except as a result of this Agreement, none of the Company or any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) of the Company is, or at any time during the last three (3) years has been, an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of Parent.

Section 3.31 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV (as qualified by the Parent Disclosure Letter) and the other Transaction Documents to which it is party, none of Parent, any of its affiliates or any other Person on behalf of Parent or otherwise makes any express or implied representation or warranty (and the Company, on its own behalf and on behalf of the Company’s Representatives, acknowledges and agrees that it has not relied, and disclaims reliance, on any such representation or warranty) with respect to Parent, the Parent Subsidiaries or their respective businesses or any other matter or with respect to any other information provided, or made available, to the Company or the Company’s Representatives or affiliates or any other Person in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, none of Parent, Merger Sub I, Merger Sub II, or any other Person will have or be subject to any liability or other obligation to the Company or the Company’s Representatives or affiliates or any other Person (and the Company acknowledges and agrees that none of Parent, Merger Sub I, Merger Sub II, or any other Person will have or be subject to any such liability or obligation) resulting from the Company’s or the Company’s Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to the Company or the Company’s Representatives or affiliates, including any information made available in the electronic data room maintained by Parent for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Company or the Company’s Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in Article IV (as qualified by the Parent Disclosure Letter) or in any representations and warranties expressly contained in any other Transaction Document.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I, AND

MERGER SUB II

Except as set forth in (i) the Parent SEC Documents filed on or after January 1, 2023 and publicly available at least two (2) Business Days prior to the date hereof (excluding any risk factor disclosures solely contained under the caption “Risk Factors” (other than any factual or historical information contained therein) or any disclosures of risk explicitly included in any “Forward-Looking Statements” disclaimers that are predictive, cautionary or forward-looking in nature), but it being understood that this clause (i) shall not be applicable to Section 4.2 (Capitalization), Section 4.6 (Parent Common Shares), Section 4.22 (Brokers) or Section 4.26 (Sufficient Authorized but Unissued Shares) or (ii) the corresponding sections of the Parent Disclosure Letter (it being acknowledged and agreed that disclosure in any section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to all Sections of this Agreement and all other sections or subsections of the

Parent Disclosure Letter to the extent that the relevance of such disclosure to such other Section of this Agreement or section or subsection of the Parent Disclosure Letter is reasonably apparent on the face of such disclosure), Parent, Merger Sub I, and Merger Sub II hereby represent and warrant to the Company as follows:

Section 4.1 Organization and Qualification; Subsidiaries.

(a) Each of Parent and Merger Sub I is a corporation, duly organized and validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Merger Sub II is a limited liability company, duly organized and validly existing and in good standing under the Laws of the jurisdiction of its formation and has requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of Parent’s Subsidiaries (each, a “Parent Subsidiary”) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent, Merger Sub I, Merger Sub II and each Parent Subsidiary is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent has made available or caused to be made available to the Company true, correct and complete copies of (i) the Amended and Restated Certificate of Incorporation of Parent and any amendments thereto (the “Parent Charter”) not filed prior to the date hereof with the SEC, (ii) the Fourth Amended and Restated Bylaws of Parent and any amendments thereto (the “Parent Bylaws”) not filed prior to the date hereof with the SEC and (iii) the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each Parent Subsidiary. Parent is in compliance in all material respects with the provisions of the Parent Charter and the Parent Bylaws.

(c) Section 4.1(c) of the Parent Disclosure Letter sets forth as of the date hereof a true, correct and complete list of the Parent Subsidiaries, together with the jurisdiction of organization or incorporation, as the case may be, of each Parent Subsidiary. Neither Parent nor any Parent Subsidiary, directly or indirectly, owns any Equity Interest in any Person other than the Parent Subsidiaries. All of the outstanding shares of capital stock of, or other Equity Interests in, each Parent Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of, or other Equity Interests in, each Parent Subsidiary are owned, directly or indirectly, by Parent free and clear of all Liens, other than Permitted Liens.

Section 4.2 Capitalization.

(a) The authorized capital stock of Parent consists of (i) 100,000,000 Parent Common Shares, of which, as of the Capitalization Time, there were 16,284,904 Parent Common Shares outstanding (including 149,278 shares of Parent Restricted Stock), and (ii) 10,000,000 Parent Preferred Shares, of which, as of the Capitalization Time, there were no Parent Preferred Shares issued and outstanding. As of the Capitalization Time, Parent has no Parent Preferred Shares subject to or reserved for issuance.

(b) No Parent Subsidiary owns any Parent Shares or has any option or warrant to purchase any Parent Shares or any other Equity Interest in Parent. All of the outstanding Parent Shares have been duly authorized and validly issued and are fully paid, nonassessable, and free of preemptive rights.

(c) As of the Capitalization Time, Parent has no Parent Shares subject to or reserved for issuance, except for (i) 143,538 Parent Common Shares underlying Parent RSU Awards granted under the Parent Equity

Plans, (ii) 222,854 Parent Common Shares underlying Parent PSU Awards granted under the Parent Equity Plans (assuming achievement of the applicable performance goals at the target performance level) and (iii) 903,415 Parent Common Shares reserved for future issuance under the Parent Equity Plans for awards not yet granted.

(d) All Parent Shares subject to issuance under the Parent Equity Plans, upon issuance prior to the First Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights.

(e) Section 4.2(e) of the Parent Disclosure Letter sets forth as of the Capitalization Time a true, correct and complete list of all outstanding Parent Equity Awards, and with respect to each such award, (i) the number of Parent Shares subject to such award (assuming achievement of the applicable performance goals at the target performance level for Parent PSU awards), (ii) the grant date, (iii) the designation of such Parent Equity Award as either a Parent PSU Award, a Parent RSU Award or a Parent Restricted Stock Award, (iv) the vesting schedule, (v) the extent to which such award is vested as of the date of this Agreement, and (vi) to the extent applicable, the per share exercise price and the expiration date thereof.

(f) As of the Capitalization Time, other than the Parent Equity Awards, there are no outstanding Equity Interests or other options, warrants, rights of first refusal, preemptive rights or other rights to which Parent or any Parent Subsidiary is a party or bound, relating to or based on the value of any Equity Interests of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any Equity Interests of Parent or any Parent Subsidiary. Since the Capitalization Time, Parent has not issued any Parent Shares, Parent Equity Awards or other Equity Interests (including Parent Shares) other than Parent Common Shares issued upon the exercise or settlement of Parent Equity Awards that were either (x) outstanding as of the Capitalization Time or (y) issued in compliance with Section 5.1(c), in each case, in accordance with their terms.

(g) Other than the Parent Equity Awards, there are no obligations (whether outstanding or authorized) of the Parent or any Parent Subsidiary requiring their acquisition, redemption or repurchase of any Parent Shares or other Equity Interests of the Parent or any Parent Subsidiary. There are no voting trusts or other agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of Parent Shares or other Equity Interests of Parent or any Parent Subsidiary, other than (i) any such agreements solely between and among Parent and any Parent Subsidiary or solely between and among two or more Parent Subsidiaries, or (ii) the Stockholders Agreement. There are no outstanding bonds, debentures, notes or other indebtedness of Parent or the Parent Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Shares may vote.

(h) Parent does not have a “poison pill” or similar stockholder rights plan.

(i) Neither Parent nor any of the Parent Subsidiaries is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the Securities Act.

(j) All dividends or distributions on the Parent Shares and any dividends or distributions on any Equity Interests of any Parent Subsidiaries which have been authorized or declared prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable). Neither Parent nor any of the Parent Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940.

Section 4.3 Authority.

(a) Parent has all requisite corporate power and authority necessary to execute and deliver this Agreement and the other Transaction Documents, and, subject to receipt of the Parent Stockholder Approval, to perform (subject to the conditions contained herein) its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the Mergers and the Parent Common Share

Issuance. The Parent Board has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that the transactions contemplated by this Agreement and the other Transaction Documents, including the Mergers and the Parent Common Share Issuance, are advisable, fair to, and in the best interests of Parent and its stockholders in their capacities as such, (ii) approved, adopted and declared advisable this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including the Mergers and the Parent Common Share Issuance, and approved Parent’s execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation by Parent of the transactions contemplated hereby and thereby, including the Mergers and the Parent Common Share Issuance, (iii) directed that the Parent Common Share Issuance be submitted to the stockholders of Parent for their approval and (iv) as of the date hereof, made the Parent Board Recommendation. Assuming the accuracy of the representations in Section 3.30 and that no recipient of the Merger Consideration will be, at the time of the Parent Common Share Issuance, an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of Parent (the “Parent 203 Assumptions”), then except for the approval of the Parent Common Share Issuance by the affirmative vote of the holders of a majority in voting power of the outstanding Parent Common Shares present in person or by proxy and entitled to vote thereon at a duly convened meeting of the stockholders of Parent at which a quorum is present (the “Parent Stockholder Approval”), no other corporate proceedings on the part of Parent are necessary to adopt and approve this Agreement and the other Transaction Documents and consummate the transactions contemplated hereby and thereby, including the Parent Common Share Issuance. This Agreement has been duly and validly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(b) Merger Sub I has all requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including Merger I. The execution and delivery of this Agreement by Merger Sub I, and the consummation by Merger Sub I of the transactions contemplated hereby, including Merger I, have been duly and validly authorized by all necessary corporate action, subject only to the adoption of this Agreement by the sole stockholder of Merger Sub I by written consent which has been delivered and will become effective immediately following the execution of this Agreement by the Parties, and no other corporate proceedings on the part of Merger Sub I are necessary to adopt this Agreement or to consummate the transactions contemplated hereby. The board of directors of Merger Sub I has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including Merger I, are advisable, fair to and in the best interests of Merger Sub I and its sole stockholder, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including Merger I, and approved Merger Sub I’s execution, delivery and performance of this Agreement and the consummation by Merger Sub I of the transactions contemplated hereby, including Merger I, (iii) directed that this Agreement be submitted to the sole stockholder of Merger Sub I for its adoption and (iv) recommended that the sole stockholder of Merger Sub I adopt this Agreement. This Agreement has been validly executed and delivered by Merger Sub I, and, assuming due and valid authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of Merger Sub I, enforceable against Merger Sub I in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(c) Merger Sub II has all requisite limited liability company power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including Merger II. The execution and delivery of this Agreement by Merger Sub II, and the consummation by Merger Sub II of the transactions contemplated hereby, including Merger II, have been duly and validly authorized by all necessary limited liability company action, including via the adoption (effective immediately following the execution of this Agreement by the Parties) of resolutions by the sole member of Merger Sub II by written consent that adopt this Agreement and approve the transactions contemplated hereby, including Merger II, and no other limited liability company proceedings on the part of Merger Sub II are necessary to adopt this Agreement or to consummate the transactions contemplated hereby. The sole member of Merger Sub II has (i) determined that the transactions contemplated by this Agreement, including Merger II, are advisable, fair to and in the best interests of Merger Sub II and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, and approved Merger Sub II’s execution, delivery and performance of this Agreement and the consummation by Merger Sub I of the transactions contemplated hereby, including the Mergers. This Agreement has been validly executed and delivered by Merger Sub II, and, assuming due and valid authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of Merger Sub II, enforceable against Merger Sub II in accordance with its terms, except as may be limited by the Enforceability Exceptions.

Section 4.4 No Conflict. None of the execution, delivery or performance of this Agreement or the other Transaction Documents by Parent, Merger Sub I, or Merger Sub II, or the consummation by Parent, Merger Sub I, or Merger Sub II of the Mergers or any other transaction contemplated by this Agreement or the other Transaction Documents, will (with or without notice or lapse of time, or both) conflict with or violate any provision of the Parent Charter, the Parent Bylaws or the organizational or governing documents of Merger Sub I or Merger Sub II. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of the execution, delivery or performance of this Agreement or the other Transaction Documents by Parent, Merger Sub I, or Merger Sub II, or the consummation by Parent, Merger Sub I, or Merger Sub II of the Mergers or any other transaction contemplated by this Agreement or the other Transaction Documents will (with or without notice or lapse of time, or both) (a) assuming that the Parent Stockholder Approval and all consents, approvals, authorizations and permits described in Section 4.5 have been obtained and all filings and notifications described in Section 4.5 have been made and any waiting periods thereunder have terminated or expired, and any other condition precedent to such consent, approval, authorization, or permit has been satisfied, and assuming the accuracy of the Parent 203 Assumptions, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or any of their respective properties or assets or (b) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the respective properties or assets of Parent, Merger Sub I, Merger Sub II or any Parent Subsidiary pursuant to, any Contract to which Parent, Merger Sub I, Merger Sub II or any Parent Subsidiary is a party or by which they or any of their respective properties or assets is bound, including any Parent Real Property Lease, or any Parent Permit.

Section 4.5 Required Filings and Consents. Assuming the accuracy of the representations and warranties of the Company in Section 3.5, none of the execution, delivery or performance of this Agreement by Parent, Merger Sub I, and Merger Sub II, or the consummation by Parent, Merger Sub I, and Merger Sub II of the Mergers or any other transaction contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with, or notification to, any Governmental Entity, other than (a) the filing of the Merger I Certificate of Merger and Merger II Certificate of Merger as required by the DGCL and the DLLCA, as applicable, (b) compliance with any applicable foreign, federal or state securities or blue sky Laws, including pursuant to the applicable requirements of the Securities Act and the Exchange Act, (c) such filings as may be required under the rules and regulations of Nasdaq and the NYSE, (d) the filing with the SEC of the Joint Proxy Statement/Prospectus and the filing with the SEC, and declaration of effectiveness under the Securities Act, of the Form S-4, (e) compliance with any applicable requirements of the HSR Act and other Competition Laws, and (f) consents, approvals, authorizations or permits of, filings, registrations with or notifications to, any Governmental Entity, the failure of which to obtain or make would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.6 Parent Common Shares. Assuming the accuracy of the Parent 203 Assumptions, upon issuance, the Parent Common Shares that are issued as Merger Consideration will be duly authorized, validly issued, fully paid and non-assessable, free and clear of preemptive rights and all Liens (other than transfer restrictions (x) arising under applicable securities Laws and (y) that are expressly contemplated by the Stockholders

Agreement). Except as contemplated in this Agreement and the Stockholders Agreement, neither Parent nor any Parent Subsidiary is party to any agreement regarding the voting of Parent Shares.

Section 4.7 Permits; Compliance with Law.

(a) Parent and the Parent Subsidiaries hold and maintain in full force and effect all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity necessary for Parent and the Parent Subsidiaries to own, lease and operate their properties and assets and to carry on and operate their businesses as currently conducted (collectively, the “Parent Permits”), except where the failure to hold, or to maintain in full force and effect, any of the Parent Permits, would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Each of Parent and the Parent Subsidiaries are, and since January 1, 2023 have been, in compliance with all applicable Laws, and neither Parent nor any Parent Subsidiary is, or since January 1, 2023 has been, in conflict with, default under or violation of any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, except, in each case, for such non-compliance, conflicts, defaults or violations as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.8 SEC Filings; Financial Statements.

(a) Since January 1, 2023, Parent has, in all material respects, timely filed with or otherwise furnished (as applicable) to the SEC all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and other documents required to be filed or furnished by it with the SEC under the Securities Act or the Exchange Act, as the case may be (such documents and any other documents filed or furnished by Parent with the SEC since January 1, 2023, as have been supplemented, modified or amended since the time of filing, and together with any exhibits and schedules thereto and any other information incorporated therein, collectively, the “Parent SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended prior to the date hereof, as of the date of the most recent supplement, modification or amendment, the Parent SEC Documents (i) did not (or, with respect to the Parent SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied, as of such date, as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act, as the case may be, and the listing and corporate governance rules and regulations of Nasdaq; provided, however, in each case, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by Parent to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. None of the Parent Subsidiaries is required to file periodic reports with the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent or any Parent Subsidiary relating to the Parent SEC Documents. To the Knowledge of Parent as of the date hereof, none of the Parent SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and the consolidated Parent Subsidiaries (including, in each case, any related notes thereto) included or incorporated by reference in the Parent SEC Documents (collectively, the “Parent Financial Statements”) (i) when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and (ii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of Parent and the consolidated Parent Subsidiaries, taken as a whole, as of the dates and for the periods referred to therein in accordance with GAAP applied on a consistent basis during the periods involved (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of notes and except as may be indicated in the notes to the Parent Financial Statements). As of the date of this Agreement there are no pending inspections of an audit of the Parent Financial Statements by the Public Company Accounting Oversight Board.

(c) Neither Parent nor any of the Parent Subsidiaries is a party to any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any Parent Subsidiary in the Parent SEC Documents.

Section 4.9 Internal Controls.

(a) Parent has designed and maintains in all material respects a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for Parent and the Parent Subsidiaries and the preparation of financial statements for external purposes in accordance with GAAP. Parent (i) maintains in all material respects “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports and (ii) based on Parent’s most recent evaluation of internal controls over financial reporting prior to the date hereof, has disclosed to Parent’s auditors and the audit committee of the Parent Board (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that have not been remediated and are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (B) any fraud that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

(b) Neither Parent nor any of the Parent Subsidiaries has made any prohibited loans to any executive officer of Parent (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. There are no outstanding loans or other extensions of credit made by Parent or any of the Parent Subsidiaries to any executive officer of Parent (as defined in Rule 3b-7 under the Exchange Act) or director of Parent.

Section 4.10 No Undisclosed Liabilities. Except for those liabilities and obligations (a) disclosed, reflected, reserved against or provided for in the Parent Financial Statements filed prior to the date hereof, (b) incurred in the ordinary course of business since June 30, 2025, (c) for Taxes, (d) incurred in connection with this Agreement or the transactions contemplated hereby, (e) incurred in accordance with the terms of any Parent Material Contract (other than liabilities due to breaches thereunder) or (f) that would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary is, as of the date of this Agreement, subject to any liabilities or obligations, whether accrued, contingent or otherwise.

Section 4.11 Absence of Certain Changes or Events.

(a) Since June 30, 2025 through the date of this Agreement (i) Parent and the Parent Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) neither Parent nor any Parent Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in clauses (i), (iii), (v), (vi), (vii), (viii), (ix) and (xii) of Section 5.1(c) (but in the case of clause (xii), solely with respect to clauses (i), (iii), (v), (vi), (vii), (viii) and (ix) of Section 5.1(c)).

(b) Since June 30, 2025 through the date of this Agreement, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.12 Labor Matters.

(a) Section 4.12(a) of Parent Disclosure Letter contains a complete and accurate list of all employees of Parent and the Parent Subsidiaries, including the following information: (i) the aggregate base annual salary or hourly wage rate (as applicable), by department; (ii) the aggregate target commission, bonus or other incentive-based compensation for 2026, by department; (iii) work location (including remote work status and location, if applicable), by state; (iv) exempt or non-exempt classification under wage and hour Laws; (v) employing entity; (vi) the aggregate accrued, unused vacation or other paid time off, by department; and (vii) active or leave status (including type of leave and expected return date).

(b) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and the Parent Subsidiaries are, and since January 1, 2023 have been, in compliance with all applicable Laws governing Employment Matters.

(c) To the Knowledge of Parent, no employee of Parent or any Parent Subsidiary with the title of vice president or higher or who otherwise earns base annual compensation in excess of $150,000 intends to terminate his or her employment as a result of the consummation of the transactions contemplated by this Agreement or otherwise in the twelve (12) months following the Closing.

(d) To the Knowledge of Parent, no Participant is in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, nonsolicitation agreement, or other restrictive covenant obligation: (i) owed to Parent or any Parent Subsidiary; or (ii) owed to any Third Party with respect to such person’s rights to be employed or engaged by Parent or any Parent Subsidiary, in each case, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(e) Neither Parent nor any Parent Subsidiary is a party to or bound by a Collective Bargaining Agreement, and no employees of Parent or any Parent Subsidiary are represented by a union, works council, or other labor organization or employee representative or group of employees with respect to their employment. To the Knowledge of Parent, there are, and since January 1, 2023 there have been, no actual, pending or threatened union organizing activities involving Parent or any Parent Subsidiary.

(f) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no, and since January 1, 2023 there has not been any, pending or, to the Knowledge of Parent, threatened work stoppage, lockout, slowdown, labor strike, handbilling, picketing, unfair labor practice, labor arbitration, labor grievance or other labor dispute against Parent or any Parent Subsidiary.

(g) In the past five (5) years, Parent and each Parent Subsidiary has reasonably investigated, and taken reasonable corrective action (where merited or as otherwise required by applicable Law) with respect to, all sexual harassment or other harassment, discrimination or retaliation allegations against any Participant which have been reported to Parent or any Parent Subsidiary or of which Parent has Knowledge. Neither Parent nor any Parent Subsidiary reasonably expects any material liability with respect to any such allegations or is aware of any such allegations that would reasonably be expected to bring Parent or any Parent Subsidiary into material disrepute.

(h) To the Knowledge of Parent, all current employees of Parent and the Parent Subsidiaries who work in the United States have appropriate documentation to work in the United States and are authorized to work in the United States under applicable immigration Laws. Since January 1, 2023, neither Parent nor any Parent

Subsidiaries has been notified in writing or, to the Knowledge of Parent, orally of any pending or threatened investigation by any branch or department of U.S. Immigration and Customs Enforcement, U.S. Department of Labor, or other federal agency charged with administration and enforcement of federal immigration laws concerning the employees of Parent or Parent Subsidiaries.

(i) Neither Parent nor any Parent Subsidiary is a government contractor or subcontractor for the purposes of any Law with respect to the terms and conditions of employment (including the Service Contracts Act or any other prevailing wage Laws).

(j) During the past three (3) years, neither Parent nor any Parent Subsidiary has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Parent or Parent Subsidiary; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of Parent or Parent Subsidiary.

Section 4.13 Parent Employee Benefit Plans.

(a) Section 4.13(a) of the Parent Disclosure Letter sets forth a true, correct and complete list of all material Parent Benefit Plans as of the date hereof.

(b) Parent has made available to Company, with respect to each material Parent Benefit Plan, (i) each plan document (including all amendments thereto), executed adoption agreement, trust agreement, and insurance contract and other funding vehicle, (ii) the two most recent Annual Report (Form 5500 Series) and accompanying schedules, if any, (iii) the current summary plan description and any material modifications thereto, if any, (iv) the most recent annual financial report, trustee report, audit report or actuarial report, if any, (v) the most recent determination letter from the IRS (if applicable) for such Parent Benefit Plan, (vi) the two most recent compliance testing results, and (vii) the most recent safe harbor notice.

(c) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Benefit Plan has been maintained, operated, registered and administered in compliance with its terms and with applicable Law, including ERISA, the Code, and the Patient Protection and Affordable Care Act of 2010 (and not subject to taxes or penalties under such Law) to the extent applicable thereto, (ii) each Parent Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, to the Knowledge of Parent, there are no circumstances likely to result in the loss of the qualification of such plan under Section 401(a) of the Code, (iii) none of Parent, any Parent Subsidiary or any ERISA Affiliate has now or at any time within the previous six (6) years contributed to, sponsored or maintained (or has been required to contribute to, sponsor or maintain) a Parent Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code, (iv) no Parent Benefit Plan provides medical, life insurance or other welfare benefits with respect to current or former employees or directors of Parent or any Parent Subsidiary beyond their retirement or other termination of service, other than coverage mandated by applicable Law, (v) no liability under Title IV of ERISA has been incurred, or is reasonably expected to be incurred, by Parent, any of the Parent Subsidiaries or any ERISA Affiliate with respect to any Parent Benefit Plan that has not been satisfied in full (other than with respect to amounts not yet due), and no condition, event or circumstance exists that presents a risk to Parent, any Parent Subsidiaries or any ERISA Affiliate of Parent of incurring a liability thereunder, (vi) all contributions or other amounts payable by the Parent, the Parent Subsidiaries or any ERISA Affiliate with respect to each Parent Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due), (vii) none of Parent, any Parent Subsidiary or any ERISA Affiliate has now or at any time within the previous six (6) years contributed to, sponsored or maintained (or has been required to contribute to, sponsor or maintain) a “multiemployer plan” within the meaning of Section 4001(a) of ERISA or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control within the meaning of Section 4063 of ERISA, (viii) none of Parent, any of the Parent Subsidiaries, any director, officer or employee of Parent or any of the Parent Subsidiaries or any Parent Benefit Plan that is subject to ERISA, or, to the Knowledge of Parent, any trust created thereunder or any trustee or administrator thereof, has engaged in a nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code), (ix) none of Parent, any of the Parent Subsidiaries, any director, officer or employee of Parent or any of the Parent Subsidiaries or any Parent Benefit Plan has engaged in any actions or omissions that would trigger taxes and associated penalties and interest under Section 409A of the Code, (x) there are no pending or, to the Knowledge of Parent, threatened complaints, lawsuits or claims (other than claims for benefits in accordance with the terms of the Parent Benefit Plans) by, on behalf of or against any of the Parent Benefit Plans or any trusts related thereto, or against any fiduciary of any Parent Benefit Plan, and (xi) Parent has properly classified its independent contractors as non-employees for purposes of withholding of Taxes, employment Taxes and employment Law, and neither Parent nor any of the Parent Subsidiaries has incurred any liability arising under the Fair Labor Standards Act or any similar Law.

(d) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any Parent Participant to severance, change of control or other similar pay or benefits other than access to continued health care coverage mandated by applicable Law, (ii) cause any payment or funding (through a grantor trust or otherwise) to become due or accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any Parent Participant, or increase the amount payable, pursuant to any Parent Benefit Plan, (iii) result in any forgiveness of indebtedness of any Parent Participant, or (iv) result in payments by the Company or any Company Subsidiary to any Person that would not be deductible under Section 280G of the Code. Neither Parent nor any Parent Subsidiary has any obligation to gross up, indemnify or otherwise reimburse any individual for any Taxes incurred pursuant to Sections 409A or 4999 of the Code.

Section 4.14 Contracts.

(a) Section 4.14(a) of the Parent Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each Contract that is in effect as of the date hereof and to which Parent or any Parent Subsidiary is a party or which binds their respective properties or assets, and that falls within any of the following categories:

(i) any joint venture, partnership, or strategic alliance Contract with a Third Party member that is material to the business of Parent and the Parent Subsidiaries, taken as a whole, and in which Parent or any Parent Subsidiary owns an Equity Interest;

(ii) any Contract that requires aggregate capital expenditures by Parent or any of the Parent Subsidiaries in an amount in excess of $500,000 per annum individually, other than any purchase order Contract for supplies, inventory or trading stock acquired in the ordinary course of business;

(iii) any settlement, conciliation or similar Contract entered into in connection with the settlement or resolution of any actual or threatened Proceeding and that (A) is with any Governmental Entity, (B) requires Parent or any of the Parent Subsidiaries to pay any monetary consideration of more than $250,000 after the date of this Agreement or (C) would otherwise limit in any material respect the operation of the businesses of Parent or any Parent Subsidiary (or, to the Knowledge of Parent, Parent or any of its other affiliates from and after the Closing) as currently operated;

(iv) any Contract (A) that relates to any completed acquisition, divestiture, merger or similar transaction (excluding any transactions solely among Parent and any wholly owned Parent Subsidiary) and contains representations, covenants, indemnities or other obligations that remain in effect (excluding confidentiality obligations) that are material to the business of Parent and the Parent Subsidiaries, taken as a whole, (B) for any pending acquisition, directly or indirectly (by merger or otherwise) of (x) a material portion of the assets (other than goods, products or services in the ordinary course of business) of any

Person or (y) any Equity Interests of any Person, in each case of the preceding clauses (x) and (y), for aggregate consideration in excess of $500,000 or (C) that gives any Third Party the right to acquire any material assets from Parent or any of the Parent Subsidiaries (excluding ordinary course commitments of Parent or the Parent Subsidiaries to sell products or services) after the date hereof in exchange for total consideration of more than $500,000;

(v) any Contract that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other Contract providing for or securing indebtedness for borrowed money (in each case, whether incurred, assumed, guaranteed or secured by any asset) in an outstanding principal amount in excess of $500,000, other than any such Contract between Parent or any Parent Subsidiary, on the one hand, and any other Parent Subsidiary, on the other hand;

(vi) any Contract (A) pursuant to which Parent or any Parent Subsidiary receives a license to use any material Intellectual Property that is used in the business (other than (1) licenses for “off-the-shelf” or other software widely available on generally standard terms and conditions with an annual consideration of less than $250,000, (2) non-disclosure Contracts entered into by Parent or any Parent Subsidiary in the ordinary course of business, and (3) Contracts regarding Open Source Software) or (B) pursuant to which Parent or any Parent Subsidiary grants to a Third Party a license to use any material Parent Intellectual Property that is used in the business of Parent or any Parent Subsidiary (other than (1) Contracts with Parent’s or any Parent Subsidiary’s contractors and service providers entered into in the ordinary course of business that provide access and non-exclusive rights to use material Parent Intellectual Property solely to perform services for Parent or the applicable Parent Subsidiary, (2) marketing Contracts entered into by Parent or any Parent Subsidiary and granting a third-party a non-exclusive license to use a trademark that constitutes Parent Intellectual Property in the ordinary course of business (3) Contracts whereby the non-exclusive license to material Parent Intellectual Property is implied or merely incidental or ancillary to the transactions contemplated therein, and (4) non-exclusive licenses granted to customers of the Parent or any Parent Subsidiary in the ordinary course of business);

(vii) any Contract involving a standstill or similar obligation of Parent or any Parent Subsidiary;

(viii) any Contract (A) prohibiting, or purporting to limit or restrict Parent’s or any Parent Subsidiary’s ability to compete or to conduct its businesses in any geographical area or the type or line of business in which Parent or any Parent Subsidiary is engaged (excluding for the avoidance of doubt, employee non-solicitation covenants contained in Contracts entered into in the ordinary course of business), (B) providing “most favored nation” or similar provisions where the pricing, discounts or benefits to any customer or other business relation of Parent or any Parent Subsidiary changes based on the pricing, discounts or benefits offered to other customers or business relations, (C) granting a Third Party a right of first refusal or right of first offer or similar right for the purchase of any lines of business or assets of Parent or any of the Parent Subsidiaries that are material to Parent and the Parent Subsidiaries, taken as a whole, including any Parent Property, (D) pursuant to which Parent or a Parent Subsidiary grants an exclusive sale or purchase right to any Third Party with respect to any product, service or geographical area or (E) that requires Parent or any Parent Subsidiary to satisfy any minimum purchase, expenditure, sale, payment, production, supply, output, or distribution obligations, or any other similar minimum-commitment requirements, or that contains any take-or-pay provision in favor of a Third Party;

(ix) any Contract that prohibits in any material respect the payment of dividends or distributions in respect of the Equity Interests of Parent or any Parent Subsidiary, or prohibits the pledging of the Equity Interests of Parent or any Parent Subsidiary;

(x) any Contract pursuant to which Parent or any Parent Subsidiary may be obligated to repurchase in excess of $500,000 of inventory per annum from a Third Party in connection with a floor plan financing arrangement;

(xi) any Contract with a (A) Parent Top Supplier, or (B) Parent Top Dealer (other than, in the case of each of the foregoing clauses (A) and (B), any statements of work, purchase orders, sales orders, invoices, service orders or similar documents entered into in the ordinary course of business);

(xii) any Parent Related Party Contract;

(xiii) any Parent Real Property Lease;

(xiv) any Contract with respect to any Parent Owned Real Property, including any easement, license, covenant, restriction, right of first refusal, option, or other agreement or arrangement, in each case, that materially affects the use, occupancy, value, or transferability of any Parent Owned Real Property;

(xv) any Collective Bargaining Agreement; and

(xvi) any other contract, arrangement, commitment or understanding that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

Each Contract of the type required to be disclosed in Section 4.14(a) of the Parent Disclosure Letter is referred to herein as a “Parent Material Contract.” True and complete copies of each Parent Material Contract in effect as of the date hereof have been made available to the Company (after giving effect to agreed-upon procedures to protect competitively sensitive information) or publicly filed with the SEC.

(b) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Material Contract is a legal, valid, binding and enforceable obligation of Parent or the Parent Subsidiary party thereto and is in full force and effect (except as may be limited by the Enforceability Exceptions), (ii) none of Parent, any Parent Subsidiary or, to the Knowledge of Parent, any counterparty is in breach or default under any Parent Material Contract (iii) Parent and the Parent Subsidiaries have performed all material obligations required to be performed by them to date under the Parent Material Contracts, and (iv) in the past twelve (12) months, neither Parent nor any Parent Subsidiary has received any written notice of termination with respect to, and, to the Knowledge of Parent, no other party has threatened to terminate, any Parent Material Contract.

Section 4.15 Litigation. There is no Proceeding to which Parent or any Parent Subsidiary is a party pending or, to the Knowledge of Parent, threatened that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.16 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) each of Parent and the Parent Subsidiaries is and has for the past three (3) years been in compliance with applicable Environmental Laws, (b) each of Parent and the Parent Subsidiaries has, or has applied for, all Environmental Permits necessary for the conduct and operation of their respective businesses as now being conducted and is, and for the past three (3) years has been, in compliance with the terms and conditions thereof, (c) neither Parent nor any Parent Subsidiary has received in the past three (3) years any written notice, demand, letter or claim that is unresolved and that alleges that Parent or such Parent Subsidiary is in violation of, or has liability under, any Environmental Law, (d) neither Parent nor any Parent Subsidiary has entered into or agreed to any consent decree or Order or is subject to any Order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances, (e) (i) no Hazardous Substances have been Released at, under or on any Parent Property by Parent or any Parent Subsidiary or, to the Knowledge of Parent, any other person, and (ii) neither Parent nor any Parent Subsidiary has stored, handled, used, Released, disposed of or transported, or arranged for the transport or disposal of Hazardous Substances at any location, except, in each case of the foregoing subclauses (i) and (ii), as would not reasonably be expected to result in material liability to Parent or any Parent Subsidiary under any Environmental Law and (f) neither Parent nor any Parent Subsidiary has undertaken or assumed by Contract or, to the Knowledge of Parent, by operation of law any liability arising under any Environmental Law or relating to Hazardous Substances. Parent has made available copies of all material, non-privileged environmental site assessments and audit reports (including Phase I or Phase II reports) and other material reports relating to noncompliance with Environmental Laws and/or the environmental condition of any real properties of Parent and the Parent Subsidiaries that, in each case are in the possession of Parent or any of the Parent Subsidiaries. Section 4.16 of the Parent Disclosure Letter sets forth a true, correct and complete list of all Environmental Permits held by Parent or any Parent Subsidiary and necessary for the conduct and operation of Parent and the Parent Subsidiaries’ respective businesses as now being conducted.

Section 4.17 Intellectual Property and Data Privacy.

(a) Section 4.17(a) of the Parent Disclosure Letter sets forth a true, correct and complete list of all material Parent Intellectual Property that is registered, issued or the subject of a pending application. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) the registrations, issuances and applications set forth on Section 4.17(a) of the Parent Disclosure Letter are valid and, to the extent it is a Parent Intellectual Property that has been issued, enforceable, (ii) Parent or a Parent Subsidiary is the sole and exclusive owner of all right, title and interest (including the sole right to enforce) in and to the Parent Intellectual Property, free and clear of any Liens other than Permitted Liens, (iii) Parent and the Parent Subsidiaries lawfully own or have valid, enforceable, and sufficient license Contracts entitling Parent and the Parent Subsidiaries, as applicable, to use all Intellectual Property that they use in their operations as currently operated, and (iv) Parent and the Parent Subsidiaries have taken commercially reasonable actions to maintain and protect each item of such Intellectual Property. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) all IP Agreements of Parent and the Parent Subsidiaries are valid, and enforceable on all parties thereto (except as may be limited by the Enforceability Exceptions); and (ii) Parent and the Parent Subsidiaries have not breached any IP Agreement and, to the Knowledge of Parent, no IP Agreement has been breached by any Third Party.

(b) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) as of the date of this Agreement, no Proceedings are pending against or by Parent or any Parent Subsidiary or, to the Knowledge of Parent, are threatened, concerning the infringement, misappropriation, dilution or other violation, or the ownership or use, of the Parent Intellectual Property or, to the Knowledge of Parent, the Intellectual Property of any other Person, and no such Proceedings have been brought since January 1, 2023, (ii) to the Knowledge of Parent, no Person is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating the Parent Intellectual Property, and neither Parent nor any Parent Subsidiary has instituted or threatened to institute any Proceeding against any Person with respect to the foregoing in this Section 4.17(b)(ii), and (iii) the operation by Parent and the Parent Subsidiaries of their respective businesses as currently conducted and the Parent Intellectual Property do not infringe, misappropriate, dilute or otherwise violate, and in the past three (3) years, have not infringed, misappropriated, diluted, or otherwise violated, the Intellectual Property of any Person.

(c) Each employee, consultant, or contractor who developed any material Parent Intellectual Property has executed a valid and enforceable Contract with Parent or a Parent Subsidiary that conveys to Parent or a Parent Subsidiary any and all right, title and interest in and to all such Intellectual Property, or, in the case of employees only, any and all right, title and interest in and to all such Intellectual Property is conveyed to Parent or a Parent Subsidiary as a matter of Law.

(d) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and the Parent Subsidiaries have taken commercially reasonable steps to (i) protect the Trade Secrets in the Parent Intellectual Property and to (ii) protect any Trade Secrets provided to them by any other Person under obligation of confidentiality.

(e) Immediately following Closing, Merger II Surviving Company will have materially the same rights and privileges in the material Parent Intellectual Property and the material Intellectual Property exploited by Parent and the Parent Subsidiaries as Parent and the Parent Subsidiaries had in such Intellectual Property immediately prior to Closing.

(f) To the Knowledge of Parent, the Parent IT Assets are sufficient, and operate and perform in all material respects as is necessary for the operation of the businesses of Parent and the Parent Subsidiaries as currently conducted, and there has been no material failure of the Parent IT Assets in the past three (3) years which has not been fully resolved and no Person has gained unauthorized access to the Parent IT Assets, which access has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the Knowledge of Parent, the Parent IT Assets are free of any material defects or material disabling codes or instructions, and free of any “viruses”, “worms”, “time bombs”, “key-locks” or any other software or hardware or other malicious devices, defects, or other contaminant that does or may materially disrupt, disable, delete, damage, modify, or otherwise interfere with the operation of, or permit unauthorized access to, the Parent IT Assets. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, to the extent any Parent IT Assets include or are comprised of AI Solutions, Parent or any Parent Subsidiary that uses an AI Solution has taken reasonable steps to ensure that (i) Parent or the Parent Subsidiary that uses the AI Solution has all necessary rights, title, and interest in any data or information that was used or is used to develop, train, improve, and operate the AI Solution; and (ii) the AI Solution operates in all material respects in compliance with applicable Law.

(g) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (x) Parent and the Parent Subsidiaries maintain and implement policies and procedures regarding data security, privacy, data transfer and the use of data that are commercially reasonable and (y) security measures are in place that are designed to protect Personal Information stored in the Parent IT Assets from unlawful use by any Third Party or any other use by a Third Party that would violate such policies. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and the Parent Subsidiaries are, and, since January 1, 2023, have been, in compliance with all Data Privacy and Security Requirements applicable to Parent or any of the Parent Subsidiaries. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there has been (i) no loss or theft of Personal Information or security breach relating to Personal Information processed by or on behalf of Parent or the Parent Subsidiaries, (ii) no violation of any security policy regarding any such Personal Information, (iii) no unauthorized access or unauthorized use of any Personal Information and (iv) no unintended or improper disclosure of any Personal Information in the possession, custody or control of Parent or a Parent Subsidiary or a contractor or agent acting on behalf of Parent or a Parent Subsidiary, that, in each case of the foregoing clauses (i) through (iv), would require Parent or any Parent Subsidiary to provide notice thereof to any Person under applicable Data Privacy and Security Requirements. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, in the past three (3) years, neither Parent nor any Parent Subsidiary has received any written, or, to Parent’s Knowledge, oral, notice, complaint, claim, or Proceeding regarding any actual or alleged violation by Parent or any Parent Subsidiary of any Data Privacy and Security Requirements, and, to Parent’s Knowledge, no facts or circumstances exist that could reasonably form the basis of any of the foregoing. Except as would not have and would not reasonably be expected to, individually or in the aggregate, a Parent Material Adverse Effect, no Proceedings are pending or, to the Knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries relating to the collection or use of Personal Information.

(h) Except as would not, individually or in the aggregate, reasonably be expected to be material to Parent or the Parent Subsidiaries, taken as a whole, Parent and the Parent Subsidiaries (i) possess all source code of Parent Software and its related documentation; (ii) have not disclosed, delivered, licensed or otherwise made available, and do not have an obligation to disclose, deliver, license or otherwise make available, any source code of any Parent Software to any Person; and (iii) have not distributed or used any Parent Software in a manner that would require any portion of the Parent Software to be: (x) disclosed or distributed in source code form; (y) licensed for the purpose of making derivative works; or (z) distributable or redistributable at no charge.

Section 4.18 Tax Matters. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) all Tax Returns that are required to be filed by or with respect to Parent and the Parent Subsidiaries have been timely filed with the appropriate Governmental Entity (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate;

(b) Parent and the Parent Subsidiaries have timely paid all Taxes due and owing by any of them, other than Taxes and deficiencies for which, or with respect to which, adequate reserves have been established on or reflected in the financial statements of Parent or the Parent Subsidiaries in accordance with GAAP, and since the date of the most recent financial statements of Parent and the Parent Subsidiaries, no liability in respect of Taxes has been incurred or accrued (other than in the ordinary course of business);

(c) no deficiencies for Taxes have been asserted or assessed by any Governmental Entity in writing against Parent or the Parent Subsidiaries, except for deficiencies that have been satisfied by payment, settled or withdrawn;

(d) there is not pending, or, to the Knowledge of Parent, threatened in writing, any audit, examination, investigation or other Proceeding with respect to any Taxes or Tax Return of Parent or the Parent Subsidiaries;

(e) neither Parent nor any of the Parent Subsidiaries has waived any statute of limitations with respect to Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency or the collection of Taxes;

(f) neither Parent nor any of the Parent Subsidiaries has entered into any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2);

(g) Parent has not constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or which otherwise constitutes part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Mergers;

(h) neither Parent nor any of the Parent Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement (other than any Tax indemnification provisions in commercial agreements that are not primarily related to Taxes and other than any agreement solely between or among any of Parent and the Parent Subsidiaries);

(i) neither Parent nor any of the Parent Subsidiaries has any liability for the Taxes of any Person (other than Parent or any Parent Subsidiary) under U.S. Treasury Regulation Section 1.1502-6 (or any similar or corresponding provision of state, local or foreign Law) or as successor or transferee;

(j) there are no Liens for Taxes (other than Permitted Liens) upon the assets of Parent or any of the Parent Subsidiaries;

(k) no claim in writing has been made by any Governmental Entity in a jurisdiction in which Parent or the Parent Subsidiaries do not file Tax Returns of a particular type that Parent or any Parent Subsidiaries is, or may be, subject to taxation of such type by, or required to file any Tax Return with respect to Taxes of such type in, that jurisdiction;

(l) each of Parent and each of the Parent Subsidiaries has withheld and collected all amounts required by applicable Law to be withheld or collected by it on account of Taxes, has remitted all such amounts to the appropriate Governmental Entity when required by applicable Law to do so and has otherwise complied with Laws related to the collection, withholding and remittance of Taxes; and

(m) there are no requests for rulings or determinations in respect of any Taxes or Tax Returns pending with respect to Parent or any Parent Subsidiaries;

(n) neither Parent nor any Parent Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) by reason of a change in accounting method by Parent or any Parent Subsidiary prior to the Closing, (ii) closing or similar agreement with any taxing authority executed prior to the Closing, (iii) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) that occurred or arose prior to the Closing, (iv) installment sale or open transaction disposition made prior to the Closing, or (v) deferred revenue or prepaid amount received prior to the Closing outside the ordinary course of business; and

(o) none of Parent or any Parent Subsidiary has taken or agreed to take any action, and Parent and the Parent Subsidiaries have no knowledge of any fact or circumstance, in each case, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying for the Intended Tax Treatment.

Section 4.19 Real Property.

(a) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or a Parent Subsidiary has good and marketable fee title to the real property owned by Parent or any Parent Subsidiary (the “Parent Owned Real Property”), in each case, free and clear of all Liens other than Permitted Liens.

(b) Section 4.19(b) of the Parent Disclosure Letter sets forth a complete list of each lease, sublease, license and other Contract, together with any material amendments or renewals and any guarantees thereof or thereto (each, a “Parent Real Property Lease”) under which Parent or any Parent Subsidiary uses or occupies or has the right to use or occupy any real property at which operations of Parent and the Parent Subsidiaries are presently conducted (the “Parent Leased Real Property”, and together with the Parent Owned Real Property and Parent Leased Real Property, the “Parent Property”). Parent has made available to the Company a true, correct and complete copy of each Parent Real Property Lease. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Real Property Lease is valid, binding and in full force and effect (except as may be limited by the Enforceability Exceptions), (ii) to the Knowledge of Parent, none of Parent, any Parent Subsidiary or any counterparty is in breach or default under any Parent Real Property Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a default by Parent, any Parent Subsidiary or any counterparty under any Parent Real Property Lease, (iii) Parent or the applicable Parent Subsidiary has a good and valid leasehold interest, subject to the terms of the Parent Real Property Lease applicable thereto, in each parcel of Parent Leased Real Property, in each case free and clear of all Liens other than Permitted Liens, and (iv) there are no outstanding options, rights of first offer or rights of first refusal granting any Third Party the right to purchase any Parent Owned Real Property or any portion thereof or interest therein.

(c) As of the date of this Agreement, none of the Parent Properties are being leased or subleased to any other Person.

(d) To the Knowledge of Parent, neither Parent nor any Parent Subsidiary has received any written notice of any material violation of any Law relating to any Parent Property.

(e) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary has received any written notice of any condemnation, eminent domain, requisition or taking Proceeding by any Governmental Entity with respect to any Parent Property, or negotiations for the purchase of any Parent Property in lieu of condemnation, and, to the Knowledge of Parent, no condemnation, eminent domain, requisition or taking Proceeding has been commenced or threatened in connection with any of the foregoing.

Section 4.20 Insurance. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and the Parent Subsidiaries maintain policies of insurance covering Parent, the Parent Subsidiaries and their respective employees, properties or assets (collectively, “Parent Insurance Policies”) in an amount that is adequate for the operation of Parent’s and the Parent Subsidiaries’ businesses presently conducted, and all premiums for such Parent Insurance Policies and other amounts due in connection therewith have been paid in full. Neither Parent nor any Parent Subsidiary (a) is in breach or default of any of the Parent Insurance Policies or (b) has received any written notice of termination, cancellation or denial of coverage with respect to any Parent Insurance Policy, and all such insurance is outstanding and duly in force, except in each case of the foregoing clauses (a) and (b), as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.21 Form S-4; Joint Proxy Statement/Prospectus. None of the information in the Form S-4 or the Joint Proxy Statement/Prospectus to be supplied by or on behalf of Parent or the Parent Subsidiaries for inclusion therein will, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or at the time of the meeting of the Parent stockholders for the purpose of adopting this Agreement and approving the Parent Common Share Issuance (including any adjournment or postponement thereof, the “Parent Stockholders Meeting”), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable Laws, including the provisions of the Securities Act and the Exchange Act, except that no representation or warranty is made by Parent, Merger Sub I or Merger Sub II with respect to information supplied by or on behalf of the Company for inclusion therein.

Section 4.22 Brokers. Except for Parent’s obligations to Wells Fargo Securities, LLC (“Wells Fargo Securities”), no broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Mergers and the Parent Common Share Issuance, based upon arrangements made by or on behalf of Parent or any Parent Subsidiary. Parent has made available to the Company true and complete copies of all Contracts with respect to the engagement of Wells Fargo Securities related to the Mergers, the Parent Common Share Issuance and the other transactions contemplated hereby.

Section 4.23 Ownership of Company Capital Stock. None of Parent, Merger Sub I, Merger Sub II or any other Parent Subsidiary beneficially owns any Company Shares or is party to any derivative or hedging arrangement, short position, borrowing or lending of Company Shares or other Contract or understanding, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from, share price changes for, or to increase or decrease the voting power of, Parent, Merger Sub I, Merger Sub II or any other affiliate of Parent, in each case, with respect to Company Shares. Except as a result of any “agreement, arrangement or understanding” entered into pursuant to the resolution of the Special Committee adopted on December 24, 2025 and except as a result of this Agreement and the Voting Agreement, none of Parent, Merger Sub I, Merger Sub II or any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) of the foregoing is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL).

Section 4.24 Ownership of Merger Sub I and Merger Sub II. All of the outstanding Equity Interests of Merger Sub I and Merger Sub II have been duly authorized and validly issued and are wholly owned by Parent, free and clear of all Liens except for Permitted Liens. Merger Sub I and Merger Sub II were formed solely for purposes of consummating the Mergers, respectively, and, except for matters incidental to formation and execution and delivery of this Agreement and the performance of the transactions contemplated hereby, Merger Sub I and Merger Sub II have not prior to the date hereof engaged in any business or other activities.

Section 4.25 State Takeover Statutes. Assuming the accuracy of the Parent 203 Assumptions, no restriction on business combinations in any “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (including Section 203 of the DGCL) or any similar anti-takeover provision in the Parent Charter, the Parent Bylaws, or the comparable organizational and governance documents of Merger Sub I or Merger Sub II is, or at the First Effective Time will be, applicable to this Agreement, the Mergers or any of the transactions contemplated hereby.

Section 4.26 Sufficient Authorized but Unissued Shares. Assuming the accuracy of the representations and warranties of the Company in Section 3.2 and the Company’s compliance with covenants contained in Section 5.1(a)(ii) and Section 5.1(a)(x), at the First Effective Time, (a) Parent will have sufficient authorized but unissued shares or treasury shares for Parent to meet its obligation to deliver the Parent Common Shares under this Agreement, (b) Parent shall deliver the Parent Common Shares that are issued as Stock Consideration free and clear of all Liens, other than transfer restrictions (x) under applicable securities Laws and (y) that are contemplated by the Stockholders Agreement.

Section 4.27 Reorganization. As of the date of this Agreement, neither Parent nor any of the Parent Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.28 Parent Related Party Contracts. There are no Contracts, transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Parent or any Parent Subsidiary, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Parent or any Parent Subsidiary or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Parent Shares (or any of such person’s immediate family members or affiliates) (other than Parent Subsidiaries) of the type required to be reported in any Parent SEC Document pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (collectively, “Parent Related Party Contracts”).

Section 4.29 Sufficient Funds. Parent has (taking into account available capacity under its existing credit facility), and will have at Closing, sufficient funds for (a) the payment of the aggregate cash portion of the Merger Consideration and any other amounts required to be paid under Article II at the Closing, (b) the funding of any required refinancings, repurchases, consents or repayments of any Company Indebtedness or indebtedness for borrowed money of Parent in connection with the Mergers and (c) the payment of all fees and expenses reasonably expected to be incurred by Parent, Merger Sub I, Merger Sub II, the Merger I Surviving Corporation and the Merger II Surviving Company in connection with the Mergers. Parent acknowledges and agrees that it is not a condition to the Closing or to any of the other obligations under this Agreement that Parent obtain financing for or relating to the transactions contemplated hereby.

Section 4.30 Top Dealers and Suppliers.

(a) Section 4.30(a) of the Parent Disclosure Letter sets forth a true and complete list of (i) the top ten suppliers (each a “Parent Top Supplier”), and (ii) the top ten dealers (each a “Parent Top Dealer”), respectively, based on the aggregate dollar amount of payments to or from, as applicable, such supplier or dealer, for each of the Parent’s fiscal year ended June 30, 2024 and June 30, 2025, in each case of Parent and the Parent Subsidiaries, taken as a whole.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole, since December 31, 2024 through the date of this Agreement, (i) there has been no termination of or a failure to renew the business relationship of Parent and the Parent Subsidiaries with any Parent Top Supplier or any Parent Top Dealer and (ii) no Parent Top Supplier or Parent Top Dealer has notified Parent or any Parent Subsidiary in writing, or, to Parent’s Knowledge, orally, that it intends to terminate or not renew its business. Since December 31, 2024, neither Parent nor any Parent Subsidiary has received any written notice, letter, complaint or other communication from any Parent Top Supplier or Parent Top Dealer to the effect that it has materially changed, modified, amended or reduced, or is expected to materially change, modify, amend or reduce, its business relationship with Parent or any Parent Subsidiary in a manner that is materially adverse to Parent and the Parent Subsidiaries, taken as a whole.

Section 4.31 Product Warranty Matters.

(a) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each product designed, manufactured, sold, leased, provided or delivered by Parent or any Parent Subsidiary, and each service provided by Parent, in each case, since January 1, 2023, has been designed, manufactured, sold, leased, provided or delivered, as applicable, in conformity with the specifications for such product or service, as applicable, and applicable Contracts, Laws and warranties and (ii) as of the date of this Agreement, there are no material defects in any products or services of Parent or any Parent Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole, since January 1, 2023, (i) there have been no product recalls, post-sale notices or warnings or similar matters, or obligations thereof, with respect to any product or service of Parent or any Parent Subsidiary and, to the Knowledge of Parent, there is no reasonable basis for any of the foregoing, (ii) Parent and each Parent Subsidiary has not been required to file (and has not filed) any notification or other report with or provide information to any Governmental Entity or product safety standards group concerning actual or potential defects or other hazards with respect to any such product or service, and there is no reasonable basis for any of the foregoing and (iii) Parent and each Parent Subsidiary is, and has been, in compliance with all Boating Laws.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole, in the last three (3) years, no Governmental Entity has alleged in writing that any product designed, manufactured, sold, or leased by any of Parent or any Parent Subsidiary is defective or unsafe or fails to meet any product warranty or any standards promulgated by any Governmental Entity that has not been fully remedied.

(d) Section 4.31(d) of the Parent Disclosure Letter sets forth the standard forms of warranties currently used by Parent and the Parent Subsidiaries for all boats that are sold by Parent and the Parent Subsidiaries as of the date of this Agreement.

Section 4.32 International Trade Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (i) Parent, the Parent Subsidiaries and their respective Representatives are (and have been at all times in the last ten (10) years) in compliance with all applicable International Trade Laws and Regulations; (ii) there are no, and there have not been in the last ten (10) years, Proceedings pending or, to Parent’s Knowledge, threatened between Parent and the U.S. Government or a foreign Governmental Entity under any International Trade Laws and Regulations, (iii) each of the items (including goods, software, technical data, or technology) produced, purchased or sold by Parent and the Parent Subsidiaries since January 1, 2019, have been classified in compliance with applicable International Trade Laws and Regulations; (iv) all duties, tariffs, penalties, interest and other charges and obligations related to the import and export of such products have been fully paid in a timely manner in accordance with all relevant International Trade Laws and Regulations; (v) each of Parent and the Parent Subsidiaries has prepared, timely applied for and obtained all import and export approvals required in accordance with International Trade Laws and Regulations for the conduct of the business of Parent and the Parent Subsidiaries as presently conducted.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, neither Parent, nor any Parent Subsidiaries nor any of their respective Representatives (i) is a Sanctioned Person, (ii) has participated in any transaction involving a Sanctioned Person or a Sanctioned Jurisdiction, (iii) has maintained employees or assets of any kind in a Sanctioned Jurisdiction, (iv) has directly or indirectly provided any financing to or for the benefit of any Sanctioned Person or has directly or indirectly conducted any transaction or engaged in any dealings with or for the benefit of any Sanctioned Person, (v) has imported, exported (including deemed exportation), re-exported (including deemed re-exportation) or transferred, directly or indirectly, any items (including goods, software, technical data, or technology) or services in violation of any applicable International Trade Laws and Regulations, or (vi) has engaged in any conduct, activity, or practice that could reasonably be expected to result in Parent or any Parent Subsidiaries being designated as a Sanctioned Person.

(c) Section 4.32(c) of the Parent Disclosure Letter sets forth a complete and accurate list of the countries and territories in which Parent or any Parent Subsidiary has done business in the last ten (10) years that were, at the time Parent or the applicable Parent Subsidiary conducted business therein, subject to comprehensive embargos or economic sanctions administered by OFAC and restricting substantially all dealings with the listed country or territory.

Section 4.33 Anti-Corruption Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) neither Parent, any Parent Subsidiary, nor, to the Knowledge of Parent, any of their respective Representatives, is or has been in violation of any Anti-Corruption Laws, (ii) there are no unresolved investigations or claims concerning any liability of Parent or any Parent Subsidiary with respect to Anti-Corruption Laws, (iii) Parent and each Parent Subsidiary is in compliance, and has complied, with the applicable provisions of the U.S. Bank Secrecy Act and USA PATRIOT Act of 2001 and other Laws relating to anti-money laundering and similar matters, (iv) Parent and each Parent Subsidiary has general policies and procedures in place that are designed to prevent, detect and deter bribery and corruption in the conduct of the business of Parent and the Parent Subsidiaries, (v) no officer, director or employee of Parent or any Parent Subsidiary is a Governmental Official nor does any Governmental Official have any form of actual or beneficial ownership interest in any Equity Interests of Parent or any Parent Subsidiary.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, neither Parent, any Parent Subsidiary, nor, to the Knowledge of Parent, any of their respective Representatives, has offered or given, money or something of value to (i) any Governmental Official, any political party or official thereof or any candidate for political office or (ii) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, for any of the following purposes: (A) influencing any action or decision of such Person, in such Person’s official capacity, including a decision to fail to perform such Person’s official function; (B) inducing such Person to use such Person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist Parent or any Parent Subsidiary in obtaining or retaining business for, with, or directing business to, any Person; or (C) where such payment would constitute a bribe, kickback or illegal or improper payment to assist Parent or any Parent Subsidiary in obtaining or retaining business for, with, or directing business to, any Person.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, all books and records of Parent and the Parent Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds or assets, and there have been no intentionally false or fictitious entries made in such books or records relating to any illegal payment or secret or unrecorded fund, and neither Parent nor any Parent Subsidiary has established or maintained a secret or unrecorded fund.

Section 4.34 Opinion of Parent’s Financial Advisor. The Parent Board has received the opinion of Wells Fargo Securities (which, if initially rendered verbally, has been or will be confirmed by a written opinion dated the same date, the “Parent Fairness Opinion”), to the effect that, on the basis of and subject to the various qualifications, assumptions and limitations set forth therein, as of the date of such Parent Fairness Opinion, the Stock Consideration is fair, from a financial point of view, to the holders of Parent Shares.

Section 4.35 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in Article III (as qualified by the Company Disclosure Letter), none of the Company, any of its affiliates or any other Person on behalf of the Company or otherwise makes any express or implied representation or warranty (and each of Parent, Merger Sub I, and Merger Sub II, on its own behalf and on behalf of Parent’s Representatives, acknowledges and agrees that it has not relied, and disclaims reliance, on any such representation or warranty) with respect to the Company, the Company Subsidiaries or their respective businesses or any other matter or with respect to any other information provided, or made available, to Parent, Merger Sub I, Merger Sub II or their respective Representatives or affiliates or any other Person in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub I, Merger Sub II or their respective Representatives or affiliates or any other Person (and each of Parent, Merger Sub I, and Merger Sub II acknowledges and agrees that neither the Company nor any other Person will have or be subject to any such liability or obligation) resulting from Parent’s, Merger Sub I’s, Merger Sub II’s or their respective Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub I, Merger Sub II or their respective Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub I, Merger Sub II or their respective Representatives or affiliates or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in Article III (as qualified by the Company Disclosure Letter) or in any representations and warranties expressly contained in any other Transaction Document to which it is a party.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business by the Company and Parent Pending the Closing.

(a) The Company agrees that, between the date of this Agreement and the earlier of the First Effective Time and the termination of this Agreement in accordance with Article VII, except as set forth in Section 5.1(a) of the Company Disclosure Letter, as required by applicable Law or as contemplated by this Agreement, or otherwise with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each Company Subsidiary to, use its reasonable best efforts to conduct its operations in the ordinary course of business. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.1(a) of the Company Disclosure Letter, as required by applicable Law or as contemplated by this Agreement, or otherwise with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the earlier of the First Effective Time and the termination of this Agreement in accordance with Article VII:

(i) amend, modify or otherwise change the Company Charter or the Company Bylaws or the comparable organizational and governance documents of any Company Subsidiary;

(ii) issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any Company Subsidiary, or any rights based on the value of any such Equity Interests (except for transactions between the Company and any wholly owned Company Subsidiaries or between wholly owned Company Subsidiaries), other than the issuance of Company Shares upon the exercise, vesting or settlement of Company Equity Awards outstanding as of the date hereof or granted in accordance with Section 5.1(a)(x) of the Company Disclosure Letter;

(iii) directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien (other than any Permitted Lien) or otherwise dispose in whole or in part of any of its material properties, assets or rights or any other interest; provided, however, that the foregoing does not restrict (A) any such transaction in accordance with the terms of Company Material Contracts that are in existence of the date hereof and on the terms in effect on the date hereof, (B) sales of inventory in the ordinary course of business, or (C) non-exclusive licenses of Intellectual Property in the ordinary course of business;

(iv) authorize, declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for (A) regular quarterly cash dividends paid by the Company on the Company Common Shares in an amount not to exceed $0.14 per Company Common Share with customary record and payment dates and consistent with the Company’s past dividend policy and practices, (B) Company Dividend Equivalent Rights that become payable as a result of the declaration or payment of the dividends described in the preceding clause (A) or (C) dividends paid by a wholly owned Company Subsidiary to the Company or to another wholly owned Company Subsidiary;

(v) reclassify, combine, split, subdivide or make any similar change or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of the Company’s capital stock or other Equity Interests or the Equity Interests of any Company Subsidiary, except (A) the withholding or disposition of Company Shares to satisfy withholding Tax obligations with respect to Company Equity Awards in accordance with the terms of such Company Equity Awards, or (B) upon the forfeiture of outstanding Company Equity Awards;

(vi) merge or consolidate the Company or any Company Subsidiary with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution or recapitalization of the Company or any Company Subsidiary, other than transactions between or among the Company and any wholly owned Company Subsidiaries (or between or among any such wholly owned Subsidiaries);

(vii) acquire (including by merger, consolidation or acquisition of stock or assets) any Equity Interest in, or a material portion of assets of, any Person, except (A) purchases of equipment, supplies, goods, inventory or products in the ordinary course of business, (B) with respect to such acquisitions not covered by the foregoing clause (A) that are in the ordinary course and are for consideration not exceeding $500,000 individually or $1,000,000 for all such transactions by the Company and Company Subsidiaries in the aggregate and (C) repurchases of the Company’s and the Company Subsidiaries’ products from dealers and distributors pursuant to existing floorplan financing arrangements in the ordinary course of business not exceeding $500,000 individually or $1,000,000 in the aggregate;

(viii) (A) incur any indebtedness for borrowed money (excluding, for the avoidance of doubt, trade credit incurred in the ordinary course) or issue any debt securities or assume or guarantee the obligations in respect of indebtedness for borrowed money or debt securities of any Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, except for transactions in the ordinary course of business between the Company and any wholly owned Company Subsidiary or between wholly owned Company Subsidiaries, or borrowings under the Company’s existing credit facilities or working capital lines; provided, that the principal amount of any indebtedness incurred by the Company and the Company Subsidiaries pursuant to this clause (A) does not exceed $1,000,000 in the aggregate, or (B) make any loans or capital contributions to, or investments in, any other Person, in each case of this clause (B) other than (x) extensions of trade credit to customers in the ordinary course of business or (y) loans, advances or capital contributions to, or investments in, wholly-owned Company Subsidiaries in the ordinary course of business;

(ix) (A) enter into any Contract that includes a change of control or similar provision that would, solely as a result of the Mergers or the other transactions contemplated by this Agreement, expressly (x) require a material payment to the other party or parties thereto, or (y) give rise to any rights (including termination rights) of the other party or parties thereto that, if exercised by such party or parties, would be materially adverse to the Company and the Company Subsidiaries, taken as a whole, (B) enter into any Contract that would have been a Company Material Contract if it were in effect as of the date hereof, or (C) materially modify or materially amend in a manner adverse to the Company, cancel or terminate, or waive, release or assign any material rights or claims with respect to, any Company Material Contract; provided, that the foregoing shall not restrict or prohibit (x) in the case of the preceding clause (B), the Company or any Company Subsidiary from entering into new Contracts with dealers or suppliers in the ordinary course of business on terms consistent in all material respects with those contained in Contracts in effect as of the date hereof with similarly situated dealers or suppliers, (y) the automatic renewal of any Contract in accordance with its terms or (z) the expiration of any Contract or Company Real Property Lease in accordance with its terms;

(x) except as required by Law under any Company Benefit Plan as in effect on the date of this Agreement, (A) increase the compensation or benefits of any Participant; (B) grant any rights to severance, change of control, retention or termination pay to any Participant, whether pursuant to an employment agreement, severance agreement or otherwise; (C) establish, adopt, enter into, amend in any material respect or terminate any material Company Benefit Plan; or (D) other than pursuant to the terms of this Agreement, take any action to amend or waive any performance or vesting criteria or accelerate the vesting, exercisability or funding under any Company Benefit Plan;

(xi) (A) negotiate, extend, modify, terminate or enter into any Collective Bargaining Agreement, or recognize or certify any union, works council, or other labor organization or employee representative or group of employees as the bargaining representative for any employee of the Company or any Company Subsidiary; (B) implement or announce any employee layoffs, plant closings or other personnel actions that would reasonably be expected to trigger the WARN Act; (C) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any Participant; or (D) hire or terminate (other than for cause or due to death) the employment or service of any Participant, other than with respect to any such person who has an annual base compensation that is less than $150,000;

(xii) make any material change in financial accounting policies, practices, principles, methods or procedures, other than as required by GAAP or Regulation S-X promulgated under the Exchange Act or other applicable rules and regulations of the SEC, including any interpretations thereof or any changes to any of the foregoing;

(xiii) other than in the ordinary course of business, (A) make or change any material Tax election, (B) file any material amended Tax Return (C) settle or compromise any claim relating to a material amount of Taxes of the Company or any Company Subsidiary, (D) enter into any “closing agreement” within the meaning of in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) relating to a material amount of Taxes; or (E) surrender any right to claim a material Tax credit or refund;

(xiv) waive, release, assign, settle or compromise any claims, liabilities or obligations arising out of, related to or in connection with litigation (other than litigation arising in connection with this Agreement or the transactions contemplated hereby, which is governed by Section 5.13) or other Proceedings other than settlements of, or compromises for, any such claims, liabilities, obligations, litigation or other Proceedings (A) funded subject to payment of a deductible or self-insurance retention, solely by insurance coverage maintained by the Company or the Company Subsidiaries, or (B) for less than $1,000,000 individually or $2,000,000 in the aggregate (net of any insurance coverage maintained by the Company or the Company Subsidiaries), in each case that would not grant any material injunctive or equitable relief or impose any material restrictions or changes on the business or operations of the Company or any Company Subsidiary and without any admission of wrongdoing or liability on the part of the Company or Parent or any of their respective Subsidiaries;

(xv) make any capital expenditure in excess of the amounts set forth in the Company’s capital expenditure budget set forth on Section 5.1(a)(xv) of the Company Disclosure Letter (other than unbudgeted capital expenditures not in excess of $250,000 in the aggregate per fiscal quarter);

(xvi) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC, in each case, that would be required to be disclosed pursuant to Item 404;

(xvii) sell, assign, transfer, or otherwise dispossess any material Company Intellectual Property, or fail to use reasonable best efforts to maintain or renew, any material Company Intellectual Property (other than obsolete Company Intellectual Property) that is registered, issued or the subject of a pending application;

(xviii) grant any license, sublicense, or other right to use any material Company Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business;

(xix) fail to continue the cash management practices of the Company and the Company Subsidiaries in the ordinary course of business; or

(xx) authorize, agree or commit, in writing or otherwise, to do any of the foregoing.

(b) Notwithstanding anything to the contrary contained in this Agreement, including Section 5.1(a), the Company shall, and shall cause the Company Subsidiaries to, take the actions set forth in Section 5.1(b) of the Company Disclosure Letter.

(c) Parent agrees that, between the date of this Agreement and the earlier of the First Effective Time and the termination of this Agreement in accordance with Article VII, except as set forth in Section 5.1(c) of the Parent Disclosure Letter, as required by applicable Law or as contemplated by this Agreement, or otherwise with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), Parent will, and will cause each Parent Subsidiary to, use its reasonable best efforts to conduct its operations in the ordinary course of business. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.1(c) of the Parent Disclosure Letter, as required by applicable Law or as contemplated by this Agreement, or otherwise with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), Parent shall not, and shall not permit any Parent Subsidiary to, between the date of this Agreement and the earlier of the First Effective Time and the termination of this Agreement in accordance with Article VII:

(i) amend, modify or otherwise change the Parent Charter, the Parent Bylaws, Merger Sub I’s certificate of incorporation or bylaws, Merger Sub II’s certificate of formation or limited liability company agreement, or the comparable organizational and governance documents of any other Parent Subsidiaries;

(ii) issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, Parent or any Parent Subsidiary, or any rights based on the value of any such

Equity Interests (except for transactions between Parent and any wholly owned Parent Subsidiaries or between wholly owned Parent Subsidiaries), or publicly announce any intention to do any of the foregoing, other than, in each case, (A) the issuance of Parent Equity Awards to employees or directors of Parent pursuant to the Parent Equity Plans in the ordinary course of business, or (B) the issuance of Parent Shares upon the exercise, vesting or settlement of Parent Equity Awards outstanding as of the date hereof or granted in accordance with Section 5.1(c)(ii) of the Parent Disclosure Letter;

(iii) directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien (other than any Permitted Lien) or otherwise dispose in whole or in part of any of its material properties, assets or rights or any other interest; provided, however, that the foregoing does not restrict (A) any such transaction accordance with the terms of Contracts of Parent or any Parent Subsidiary that are in existence of the date hereof and on the terms in effect on the date hereof, (B) sales of inventory in the ordinary course of business, or (C) non-exclusive licenses of Intellectual Property in the ordinary course of business;

(iv) authorize, declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any capital stock or other Equity Interests of Parent or any Parent Subsidiary except for dividends paid by a wholly owned Parent Subsidiary to Parent or to another wholly owned Parent Subsidiary;

(v) reclassify, combine, split, subdivide or make any similar change or amend the terms of, or redeem, purchase, or otherwise acquire, directly or indirectly, any capital stock or other Equity Interests of Parent or any Parent Subsidiary (other than (A) issuances of awards under, or modifications to, the Parent Equity Plans, including existing awards thereunder, that are paid or made in the ordinary course of business, (B) the acquisition by Parent of Parent Shares in connection with the surrender of Parent Shares by holders of Parent Equity Awards to be able to pay the exercise price thereof in accordance with the terms of such Parent Equity Awards, (C) the withholding or disposition of Parent Shares to satisfy withholding Tax obligations with respect to Parent Equity Awards in accordance with the terms of such Parent Equity Awards, or (D) upon the forfeiture of outstanding Parent Equity Awards);

(vi) merge or consolidate Parent or any Parent Subsidiary with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution or recapitalization of Parent or any Parent Subsidiary, other than transactions between or among Parent and any wholly owned Parent Subsidiaries (or between or among any such wholly owned Subsidiaries);

(vii) make any material change in financial accounting policies, practices, principles, methods or procedures, other than as required by GAAP or Regulation S-X promulgated under the Exchange Act or other applicable rules and regulations of the SEC, including any interpretations thereof or any changes to any of the foregoing;

(viii) other than in the ordinary course of business, (A) make or change any material Tax election, (B) file any material amended Tax Return (C) settle or compromise any claim relating to a material amount of Taxes of Parent or any Parent Subsidiary, (D) enter into any “closing agreement” within the meaning of in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) relating to a material amount of Taxes; or (E) surrender any right to claim a material Tax credit or refund;

(ix) acquire (including by merger, consolidation, acquisition of stock or assets, recapitalization, joint venture or otherwise) any business, material assets or securities (including Equity Interests or debt securities) of any Person if such acquisition would reasonably be expected to prevent, materially delay or materially impede the Closing; provided that Parent and the Parent Subsidiaries may repurchase its products from dealers and distributors pursuant to existing floorplan financing arrangements in the ordinary course of business;

(x) sell, assign, transfer, or otherwise dispossess any material Parent Intellectual Property, or fail to use its reasonable best efforts to maintain or renew, any material Parent Intellectual Property (other than obsolete Parent Intellectual Property) that is registered, issued or the subject of a pending application;

(xi) grant any license, sublicense, or other right to use any material Parent Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business; or

(xii) authorize, agree or commit, in writing or otherwise, to do any of the foregoing.

Section 5.2 Access to Information; Confidentiality.

(a) From the date of this Agreement to the earlier of the First Effective Time and the termination of this Agreement in accordance with Article VII, the Company, on the one hand, and Parent, Merger Sub I and Merger Sub II, on the other hand (as applicable, the “Providing Party”), shall, and shall cause its or their, as applicable, respective Subsidiaries to (i) provide to the requesting Parties and their respective Representatives reasonable access, during normal business hours, in such a manner as not to interfere unreasonably with the operation of any business conducted by the Providing Party and its Subsidiaries, and upon reasonable prior written notice to the Providing Party, to the officers, employees, properties, Company Permits or Parent Permits, as applicable, offices and other facilities of the Providing Party and its Subsidiaries and to the books and records thereof and (ii) use reasonable best efforts to furnish to the requesting Parties and their respective Representatives, during normal business hours, in such a manner as not to interfere unreasonably with the operation of any business conducted by the Providing Party and its Subsidiaries, and upon prior reasonable written notice to the Providing Party, such information concerning the business, properties, Contracts, Company Permits or Parent Permits, as applicable, personnel, assets and liabilities of the Providing Party and the Subsidiaries thereof as the requesting Parties or their respective Representatives may reasonably request; provided that the Providing Party shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that the Providing Party believes, in its reasonable good faith judgment, that (A) doing so would result in the loss of attorney-client, work product or other privilege, (B) doing so would result in the disclosure of any Trade Secrets of Third Parties or violate any obligations of the Providing Party or any Subsidiary thereof with respect to confidentiality to any Third Party, or otherwise breach, contravene or violate any such effective Contract to which the Providing Party or any Subsidiary thereof is a party, (C) doing so would breach, contravene or violate any applicable Law (including Competition Laws), or (D) such data or information relates to the Providing Party’s evaluation or negotiation of this Agreement or the transactions contemplated hereby; provided, further, that with respect to the foregoing clauses (B) and (C), the Providing Party shall use its reasonable best efforts to cause such information to be provided in a manner that would not result in such violation, breach or contravention. Any access to the properties of the Providing Party or any of the Subsidiaries thereof shall be subject to the Providing Party’s reasonable security measures and insurance requirements and will not include the rights of the requesting Parties or any of their respective Representatives to (and neither the requesting Parties nor any of their respective Representatives shall without the prior written consent of the Providing Party) conduct or cause to be conducted any sampling, testing or other invasive investigation of the air, soil, soil gas, surface water, groundwater, building materials or other environmental media. Nothing in this Section 5.2(a) shall be construed to require the Providing Party, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted by a Party and its Representatives pursuant to this Section 5.2(a) shall be conducted (i) in a manner that does not create a risk of damage or destruction to any property or assets of the Providing Party or any of its Subsidiaries and (ii) for the sole purpose of consummating the transactions contemplated by this Agreement and for no other purpose.

(b) Each of Parties hereby agrees that all information exchanged pursuant to Section 5.2 shall be subject to the Confidentiality Agreement between Parent and the Company, dated June 19, 2025 (the “Confidentiality Agreement”).

Section 5.3 No Solicitation by the Company.

(a) Subject to the other provisions of this Section 5.3, from and after the date hereof until the First Effective Time or, if earlier, the termination of this Agreement pursuant to Article VII, the Company shall not, shall cause the Company Subsidiaries not to, and shall use its reasonable best efforts to cause the Company’s Representatives (on behalf of the Company or the Company Subsidiaries, as applicable) not to, (i) initiate, solicit, knowingly facilitate (including by providing any non-public information concerning the Company or any Company Subsidiary to any Person or group for the purpose of facilitating any inquiries, proposals or offers relating to any Company Acquisition Proposal) or knowingly encourage any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Company Acquisition Proposal or engage in any discussions or negotiations with respect thereto, (ii) approve or recommend, or publicly propose to approve or recommend, any Company Acquisition Proposal, (iii) withhold, withdraw or rescind (or change or qualify, in a manner adverse to Parent, Merger Sub I, or Merger Sub II), or publicly propose to withhold, withdraw or rescind (or change or qualify, in a manner adverse to Parent, Merger Sub I, or Merger Sub II), the Company Board Recommendation, including the failure to include the Company Board Recommendation in the Joint Proxy Statement/Prospectus, (iv) enter into any merger agreement, letter of intent or other similar agreement relating to any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement pursuant to Section 5.3(b)) or (v) resolve or agree to do any of the foregoing (any action set forth in the foregoing clause (iii) or clause (v) (to the extent related to the foregoing clause (iii)), a “Company Change of Board Recommendation”). Notwithstanding anything to the contrary contained in this Agreement, the Company and the Company’s Representatives may inform a Person that has made or is considering making a Company Acquisition Proposal of the provisions of this Section 5.3.

(b) Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date hereof and prior to the time that the Company Stockholder Approval is obtained, (i) the Company receives a written Company Acquisition Proposal from a Third Party, which Company Acquisition Proposal was made or renewed on or after the date of this Agreement and does not result from a material breach of the obligations set forth in Section 5.3(a) and (ii) the Company Board (acting upon the recommendation of the Special Committee) and the Special Committee has determined in good faith, after consultation with its outside legal counsel and, in the case of the Company Board, the Company’s financial advisor, that such Company Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Company Proposal and, after consultation with outside legal counsel, that the failure to take the following actions would be inconsistent with the fiduciary duties of the Company Board under applicable Law, then (A) the Company may enter into an Acceptable Confidentiality Agreement with and furnish information with respect to the Company and the Company Subsidiaries (including nonpublic information) to the Third Party making such Company Acquisition Proposal, its Representatives and potential sources of financing and (B) the Company and its Representatives may participate in discussions or negotiations with such Third Party making such Company Acquisition Proposal and its Representatives regarding such Company Acquisition Proposal (subject to promptly and, in any event, within twenty-four (24) hours of receipt thereof, notifying Parent of the status and material details thereof (including copies of any written documentation that is material to such Company Acquisition Proposal)); provided that the Company (1) will not, and will cause the Company Subsidiaries and the Company’s Representatives not to, disclose any nonpublic information to such Person without first entering into an Acceptable Confidentiality Agreement with such Person and (2) will provide to Parent any nonpublic information concerning the Company or the Company Subsidiaries provided or made available to such other Person that was not previously provided or made available to Parent concurrently with the provision of such information to such other Person.

(c) The Company shall promptly (and in any event within twenty-four (24) hours after receipt by the Company) notify Parent in the event that the Company Board or the Company receives any Company Acquisition Proposal, which notice shall include the identity of the Third Party making such Company Acquisition Proposal and a copy of such Company Acquisition Proposal (or, where such Company Acquisition Proposal is not in writing, a detailed summary of the material terms and conditions of such Company Acquisition Proposal). Without limiting the foregoing, the Company shall promptly (and in any event at least twenty-four (24) hours prior to such provision or engagement) advise Parent if the Company Board determines to begin providing information or to engage in discussions or negotiations concerning a Company Acquisition Proposal pursuant to Section 5.3(b). Thereafter, the Company shall keep Parent informed on a prompt (and, in any event, within twenty-four (24) hours) basis of the status and material details (including amendments or proposed amendments) of any such Company Acquisition Proposal (including providing copies of any written documentation relating to such Company Acquisition Proposal).

(d) Notwithstanding anything to the contrary contained in Section 5.3(a), if the Company Board, the Special Committee or the Company has received a written Company Acquisition Proposal that (i) has not been withdrawn, (ii) did not result from a material breach of the obligations set forth in Section 5.3 and (iii) the Company Board (upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its outside legal counsel, constitutes a Superior Company Proposal, the Company Board or the Special Committee may at any time prior to obtaining the Company Stockholder Approval, (A) effect a Company Change of Board Recommendation with respect to such Superior Company Proposal or (B) terminate this Agreement in accordance with Section 7.1(f) to enter into a definitive agreement with respect to such Superior Company Proposal, in either case, subject to the requirements of Section 5.3(f) and, in the case of clause (B), provided, that the Company pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 7.3(a) prior to or concurrently with such termination.

(e) Notwithstanding anything to the contrary contained in Section 5.3(a), the Company Board or the Special Committee may, at any time prior to obtaining the Company Stockholder Approval, and subject to compliance with the requirements of Section 5.3(f), effect a Company Change of Board Recommendation in response to a Company Intervening Event if the Company Board (upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its outside legal counsel, that the failure to effect a Company Change of Board Recommendation in response to such Company Intervening Event would be inconsistent with the fiduciary duties of the Company Board under applicable Law.

(f) The Company and the Company Board or the Special Committee shall not be entitled to effect a Company Change of Board Recommendation pursuant to Section 5.3(d) or Section 5.3(e) or terminate this Agreement pursuant to Section 7.1(f) unless (x) the Company shall have provided to Parent at least four (4) Business Days’ prior written notice (the “Company Notice Period”) of the Company’s intention to take such action, which notice shall specify the material terms and conditions of such Company Acquisition Proposal (and have provided to Parent a copy of the available proposed transaction agreement to be entered into in respect of such Company Acquisition Proposal), or a reasonably detailed written description of such Company Intervening Event, as applicable, and (y):

(i) during the Company Notice Period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent regarding any adjustment or amendment to this Agreement or any other agreement proposed in writing by Parent; and

(ii) the Company shall have considered in good faith any proposed adjustments or amendments to this Agreement (including a change to the Merger Consideration) and any other agreements, in each case that would be binding if accepted, that may be proposed in writing by Parent no later than 11:59 a.m., New York City time, on the last day of the Company Notice Period and the Company Board (upon the recommendation of the Special Committee) or the Special Committee shall have determined in good faith, after consultation with its outside legal counsel that the failure to make a Company Change of Board Recommendation pursuant to Section 5.3(d) or Section 5.3(e) or terminate this Agreement pursuant to Section 5.3(d) and Section 7.1(f), as applicable, would be inconsistent with the fiduciary duties of the Company Board under applicable Law. Any (A) material changes relating to such Company Intervening Event or (B) material revisions to such Company Acquisition Proposal offered in writing by the party making any such Company Acquisition Proposal, as applicable, shall constitute a new Company Intervening Event or Company Acquisition Proposal, as applicable, and, in each case, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 5.3(f) with respect to such new written notice, except that the Company Notice Period shall be two (2) Business Days with respect thereto, but no such new written notice shall shorten the original Company Notice Period.

(g) Nothing contained in this Section 5.3 shall prohibit the Company or the Company Board from, after consultation with its outside legal counsel, (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of the Company if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that such disclosure is required under applicable Law or (iii) issuing a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, so long as in each case such disclosure does not include any statement that constitutes, and does not otherwise constitute a Company Change of Board Recommendation.

Section 5.4 No Solicitation by Parent.

(a) Subject to the other provisions of this Section 5.4, from and after the date hereof until the First Effective Time or, if earlier, the termination of this Agreement pursuant to Article VII, Parent shall not, shall cause the Parent Subsidiaries not to, and shall use its reasonable best efforts to cause Parent’s Representatives (on behalf of Parent or the Parent Subsidiaries, as applicable) not to, (i) initiate, solicit, knowingly facilitate (including by providing any non-public information concerning Parent or any Parent Subsidiary to any Person or group for the purpose of facilitating any inquiries, proposals or offers relating to any Parent Acquisition Proposal) or knowingly encourage any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Parent Acquisition Proposal or engage in any discussions or negotiations with respect thereto, (ii) approve or recommend, or publicly propose to approve or recommend, any Parent Acquisition Proposal, (iii) withhold, withdraw or rescind (or change or qualify, in a manner adverse to the Company), or publicly propose to withhold, withdraw or rescind (or change or qualify, in a manner adverse to the Company), the Parent Board Recommendation, including the failure to include the Parent Board Recommendation in the Joint Proxy Statement/Prospectus, (iv) enter into any merger agreement, letter of intent or other similar agreement relating to any Parent Acquisition Proposal (other than an Acceptable Confidentiality Agreement pursuant to Section 5.4(b)) or (v) resolve or agree to do any of the foregoing (any action set forth in the foregoing clause (iii) or clause (v) (to the extent related to the foregoing clause (iii)), a “Parent Change of Board Recommendation”). Notwithstanding anything to the contrary contained in this Agreement, Parent and the Parent’s Representatives may inform a Person that has made or is considering making a Parent Acquisition Proposal of the provisions of this Section 5.4.

(b) Notwithstanding anything to the contrary contained in Section 5.4(a), if at any time following the date hereof and prior to the time that the Parent Stockholder Approval is obtained, (i) Parent receives a written Parent Acquisition Proposal from a Third Party, which Parent Acquisition Proposal was made or renewed on or after the date of this Agreement and does not result from a material breach of the obligations set forth in Section 5.4 and (ii) the Parent Board has determined in good faith, after consultation with its outside legal counsel and financial advisor that such Parent Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Parent Proposal and, after consultation with outside legal counsel, the failure to take the following actions would be inconsistent with the fiduciary duties of the Parent Board under applicable Law, then (A) Parent may enter into an Acceptable Confidentiality Agreement with and furnish information with respect to Parent and the Parent Subsidiaries (including nonpublic information) to the Third Party making such Parent Acquisition Proposal, its Representatives and potential sources of financing and (B) Parent and its Representatives may participate in discussions or negotiations with such Third Party making such Parent Acquisition Proposal and its Representatives regarding such Parent Acquisition Proposal (subject to promptly and, in any event, within twenty-four (24) hours of receipt thereof, notifying the Company of the status and material details thereof (including copies of any written documentation that is material to such Parent Acquisition Proposal)); provided that Parent (1) will not, and will cause the Parent Subsidiaries and the Parent Representatives not to, disclose any nonpublic information to such Person without first entering into an Acceptable Confidentiality Agreement with such Person and (2) will provide to the Company any nonpublic information concerning Parent or the Parent Subsidiaries provided or made available to such other Person that was not previously provided or made available to the Company concurrently with the provision of such information to such other Person.

(c) Parent shall promptly (and in any event within twenty-four (24) hours after receipt by Parent) notify the Company in the event that Parent or the Parent Board receives any Parent Acquisition Proposal, which notice shall include the identity of the Third Party making such Parent Acquisition Proposal and a copy of such Parent Acquisition Proposal (or, where such Parent Acquisition Proposal is not in writing, a detailed summary of the material terms and conditions of such Parent Acquisition Proposal). Without limiting the foregoing, Parent shall promptly (and in any event at least twenty-four (24) hours prior to such provision or engagement) advise the Company if the Parent Board determines to begin providing information or to engage in discussions or negotiations concerning a Parent Acquisition Proposal pursuant to Section 5.4(b). Thereafter, Parent shall keep the Company informed on a prompt (and, in any event, within twenty-four (24) hours) basis of the status and material details (including amendments or proposed amendments) of any such Parent Acquisition Proposal (including providing copies of any written documentation relating to such Parent Acquisition Proposal).

(d) Notwithstanding anything to the contrary contained in Section 5.4(a), if Parent or the Parent Board has received a written Parent Acquisition Proposal that (i) has not been withdrawn, (ii) did not result from a material breach of the obligations set forth in Section 5.4 and (iii) that the Parent Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Parent Proposal, the Parent Board may at any time prior to obtaining the Parent Stockholder Approval, (A) effect a Parent Change of Board Recommendation with respect to such Superior Parent Proposal or (B) terminate this Agreement in accordance with Section 7.1(g) to enter into a definitive agreement with respect to such Superior Parent Proposal, in either case, subject to the requirements of Section 5.4(f) and, in the case of clause (B), provided, that Parent pays, or causes to be paid, to Company the Parent Termination Fee payable pursuant to Section 7.3(c) prior to or concurrently with such termination.

(e) Notwithstanding anything to the contrary contained in Section 5.4(a), the Parent Board may, at any time prior to obtaining the Parent Stockholder Approval, and subject to compliance with the requirements of Section 5.4(f), effect a Parent Change of Board Recommendation in response to a Parent Intervening Event if the Parent Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with the fiduciary duties of the Parent Board under applicable Law.

(f) Parent and the Parent Board shall not be entitled to effect a Parent Change of Board Recommendation pursuant to Section 5.4(d) or Section 5.4(e) or terminate this Agreement pursuant to Section 7.1(g) unless (x) Parent shall have provided to the Company at least four (4) Business Days’ prior written notice (the “Parent Notice Period”) of Parent’s intention to take such action, which notice shall specify the material terms and conditions of such Parent Acquisition Proposal (and have provided to the Company a copy of the available proposed transaction agreement to be entered into in respect of such Parent Acquisition Proposal) or a reasonably detailed written description of such Parent Intervening Event, as applicable, and (y):

(i) during the Parent Notice Period, if requested by the Company, Parent shall have engaged in good faith negotiations with the Company regarding any adjustment or amendment to this Agreement or any other agreement proposed in writing by the Company; and

(ii) Parent shall have considered in good faith any proposed adjustments or amendments to this Agreement (including a change to the Merger Consideration) and any other agreements, in each case that would be binding if accepted, that may be proposed in writing by the Company no later than 11:59 a.m., New York City time, on the last day of the Parent Notice Period and the Parent Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to make a Parent Change of Board Recommendation pursuant to Section 5.4(d) or Section 5.4(e) or terminate this Agreement pursuant to Section 5.4(d) and Section 7.1(g), as applicable, would be inconsistent with the fiduciary duties of the

Parent Board under applicable Law. Any (A) material changes relating to such Parent Intervening Event or (B) material revisions to such Parent Acquisition Proposal offered in writing by the party making any such Parent Acquisition Proposal, as applicable, shall constitute a new Parent Intervening Event or Parent Acquisition Proposal, as applicable, and, in each case, Parent shall be required to deliver a new written notice to the Company and to again comply with the requirements of this Section 5.4(f) with respect to such new written notice, except that the Parent Notice Period shall be two (2) Business Days with respect thereto, but no such new written notice shall shorten the original Parent Notice Period.

(g) Nothing contained in this Section 5.4 shall prohibit Parent or the Parent Board from, after consultation with its outside legal counsel, (i) taking and disclosing to the stockholders of Parent a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of Parent if the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that such disclosure is required under applicable Law or (iii) issuing a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, so long as in each case such disclosure does not include any statement that constitutes, and does not otherwise constitute a Parent Change of Board Recommendation.

Section 5.5 Efforts.

(a) Each of the Company, Parent, Merger Sub I, and Merger Sub II shall use its respective reasonable best efforts to (and each of them will cause its respective Subsidiaries to use reasonable best efforts to) (i) take, or cause to be taken, all appropriate action and do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Mergers, the Parent Common Share Issuance and the other transactions contemplated by this Agreement as promptly as practicable, (ii) take all such actions (if any) as may be required to cause the expiration of the notice periods under Competition Laws with respect to such transactions as promptly as practicable after the execution of this Agreement, (iii) obtain (A) from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, Merger Sub I, Merger Sub II or the Company, or any of their respective Subsidiaries, to effect the Closing as promptly as practicable, and in any event not later than the Outside Date, and to avoid any action or Proceeding by any Governmental Entity or any other Person, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and (B) from any Third Party (other than a Governmental Entity) any consents or notices that are required to be obtained or made by Parent, Merger Sub I, Merger Sub II or the Company, or any of their respective Subsidiaries, in connection with the transactions contemplated by this Agreement in the case of this clause (B), only to the extent that Parent, Merger Sub I, Merger Sub II and the Company reasonably determine, after consultation and cooperation with one another, that such consent or notice should be obtained or made (it being understood that the failure to receive or make any such consents or notices will not be a condition precedent to Parent’s, Merger Sub I’s, Merger Sub II’s or the Company’s obligations to consummate the transactions contemplated hereby), (iv) cause the satisfaction of all conditions within its control set forth in Article VI, and (v) prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, ruling requests, and other documents necessary to obtain the consents, approvals and other deliverables set forth in clauses (A) and (B) above, and take all reasonable steps as may be necessary to obtain all such consents, approvals and other deliverables; provided, however, that, in the case of clause (B), in no event will Parent, Merger Sub I, Merger Sub II or the Company, or any of their respective Subsidiaries be required to pay prior to the First Effective Time any fee, penalty or other consideration to any such Third Party for any consent or approval required for the consummation of the transactions contemplated by this Agreement under any Contract.

(b) Notwithstanding anything to the contrary in this Agreement, (i) Parent shall, after considering in good faith the views and comments of the Company (and its outside legal counsel) and acting in good faith, exercise principal responsibility to direct and control all aspects of the Parties’ efforts to gain regulatory clearance before any Governmental Entity of the transactions contemplated hereby pursuant to any Competition Law; provided, however, that Parent shall not enter into any agreement with a Governmental Entity to extend any waiting period under the Competition Laws or to delay or not to consummate the transactions contemplated by this Agreement without the prior written consent of the Company, except that Parent may once withdraw and refile its “Notification and Report Form” under the HSR Act as provided by 16 C.F.R. 803.12, (ii) nothing in this Agreement shall require the Company, Parent, Merger Sub I or Merger Sub II to defend through litigation any claim asserted in any court or other governmental body with respect to the Mergers by the United States Federal Trade Commission, the United States Department of Justice or any other applicable Governmental Entity, (iii) none of the Company, Parent, Merger Sub I or Merger Sub II and none of their respective affiliates shall be required to offer, negotiate, commit to, effect, enter into or take any action, agreement, condition, commitment or remedy of any kind, including any remedy that would require the Company, Parent, Merger Sub I or Merger Sub II or any of their respective affiliates to sell, divest, lease, license, transfer, dispose of, or otherwise encumber, impair, limit or restrict any of their or their respective affiliates’ ownership, control, management or operation of assets or businesses (including for the avoidance of doubt, any equity or other interests) of any of Parent, Merger Sub I, Merger Sub II, the Merger I Surviving Corporation, the Merger II Surviving Company, any Parent Subsidiary, the Company or any Company Subsidiary, or any of their respective affiliates, and (iv) the Company shall not, and shall cause the Company Subsidiaries and their respective controlled affiliates not to, without the prior written consent of Parent, offer, negotiate, commit to, effect, enter into or take any action, agreement condition, commitment or remedy as described in Section 5.5(b)(iii).

(c) Without limiting the generality of anything contained in this Section 5.5, each Party shall, (i) make with respect to the transactions contemplated hereby an appropriate filing of a Notification and Report Form pursuant to the HSR Act as promptly as practicable and advisable (and in any event within twenty (20) Business Days after the date of this Agreement (unless otherwise mutually agreed in writing by the Parties)), (ii) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Entity with respect to the Mergers or any of the other transactions contemplated by this Agreement, (iii) keep the other Parties notified as to the status of any such request, inquiry, investigation, action or other Proceeding, (iv) promptly notify the other Parties of any oral or written communication to or from any Governmental Entity regarding the Mergers or any of the other transactions contemplated by this Agreement, (v) promptly provide to the other Parties copies of any written communications received or provided by such Party, or any of its Subsidiaries, from or to any Governmental Entity with respect to the Mergers or any other transactions contemplated by this Agreement, and (vi) respond as promptly as practicable to any inquiries received from any Governmental Entity enforcing applicable Competition Laws for additional information or documentation material, including any request for additional information or documentary material issued by a Governmental Entity under 15 U.S.C. Sect. 18a(e). Each Party will, subject to applicable Law, consult and cooperate with the other Parties with respect to and provide any necessary information and assistance as the other Parties may reasonably request with respect to all notices, submissions, or filings made by such Party with any Governmental Entity or any other information supplied by such Party to, or correspondence with, a Governmental Entity in connection with this Agreement or any transactions contemplated by this Agreement and will permit the other Parties to review and discuss in advance and consider in good faith the views of the other Parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Mergers or any of the other transactions contemplated by this Agreement. The Parties may, as they deem advisable and necessary to comply with applicable Law, designate any competitively sensitive materials provided to the other under this Section 5.5 as “outside counsel only.” In addition, except as may be prohibited by any Governmental Entity or by any applicable Law, in connection with any such request, inquiry, investigation, action or other Proceeding other than the matters contemplated by Section 5.13, in connection with or related to the Mergers or the other transactions contemplated hereby, each Party will consult with the other Parties in advance and give the other Parties or their authorized representatives the opportunity to be present at each meeting or teleconference relating to such request, inquiry, investigation, action or other Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or other Proceeding.

(d) Nothing contained in this Agreement shall give Parent, Merger Sub I, or Merger Sub II, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Mergers. Prior to the First Effective Time, the Company shall exercise, subject to the terms and conditions of this Agreement, control over its business operations.

Section 5.6 Preparation of Joint Proxy Statement/Prospectus; Stockholders Meetings.

(a) Parent and the Company shall cooperate in preparing, and as promptly as reasonably practicable (but no later than forty-five (45) days) following the date hereof, file or confidentially submit the Joint Proxy Statement/Prospectus and Form S-4 with the SEC. The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4. The Company and Parent will cause the Joint Proxy Statement/Prospectus to be mailed to their respective stockholders as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. Subject to Sections 5.3(d), 5.3(e), 5.4(d) and 5.4(e) and the other applicable terms of this Agreement, the Joint Proxy Statement/Prospectus shall reflect the Company Board Recommendation and the Parent Board Recommendation. Parent shall use reasonable best efforts, and the Company shall cooperate reasonably and in good faith with Parent, to have the Form S-4 declared effective by the SEC and to keep the Form S-4 effective through the Closing in order to consummate the Mergers and the other transactions contemplated hereby. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance and reservation of Parent Common Shares in the Mergers, and the Company shall furnish all information concerning the Company and the holders of Company Shares, or holders of a beneficial interest therein, as may be reasonably requested in connection with any such action. Each of Parent or the Company shall, as promptly as practicable after receipt thereof, provide the other Parties with copies of any written comments, and advise each other of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. Parent and the Company shall cooperate reasonably and in good faith and provide each other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and shall give reasonable and good faith consideration to any comments thereon made by the other Party or its counsel, and will provide each other with a copy of all such filings made with the SEC. Subject to Sections 5.3(g) and 5.4(g), but notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without providing the other Party a reasonable opportunity to review and comment thereon and without the Parties consulting and cooperating with one another, and considering in good faith the view of one another in doing so (provided, that, without limiting the foregoing, no amendment or supplement to the Joint Proxy Statement/Prospectus shall be made without the approval of both the Company and Parent, which approval shall not be unreasonably withheld, conditioned or delayed). If, at any time prior to the First Effective Time, any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, is discovered by Parent or the Company and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party discovering such information shall promptly notify the other Parties and, to the extent required by applicable Law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of the Company or Parent, as applicable, in accordance with applicable Law.

(b) Promptly after the execution of this Agreement, the Company will conduct a broker search in anticipation of the Company Stockholders Meeting in compliance with SEC Rule 14a-13, assuming the earliest record date practicable and, from time to time, conduct additional broker searches as reasonably requested by Parent. The Company shall duly take all lawful action reasonably necessary to set a record date, call, give notice of, convene and hold the Company Stockholders Meeting as soon as practicable following the declaration of effectiveness of the Form S-4 by the SEC (such effectiveness date, the “Clearance Date”) and, in any case, within forty-five (45) days following the Clearance Date. The Company shall not change the date of (or the record date for), postpone or adjourn the Company Stockholders Meeting without the written consent of Parent; provided, that the Company shall adjourn the Company Stockholders Meeting to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Law; provided, further, that, unless otherwise agreed by the Parties, the Company Stockholders Meeting shall not be adjourned to a date that requires the Company to select a new record date under applicable Law.

(c) The Company Board shall, except in the case of a Company Change of Board Recommendation made in accordance with the terms and conditions of this Agreement, make the Company Board Recommendation, and subject to Section 5.3, shall use reasonable best efforts to solicit the Company Stockholder Approval. Notwithstanding any Company Change of Board Recommendation pursuant to Section 5.3, unless this Agreement is terminated in accordance with its terms, this Agreement shall be submitted to the Company’s stockholders at the Company Stockholders Meeting, and nothing contained herein shall be deemed to relieve the Company of such obligation. The Company shall, upon the reasonable request of Parent, during the last seven (7) Business Days prior to the date of the Company Stockholders Meeting, request its proxy solicitor to advise Parent at least one (1) time each Business Day as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned), and except as required by applicable Law or the rules and regulations of the NYSE, the adoption of this Agreement and the transactions contemplated hereby (including the Mergers) shall be the only matter (other than procedural matters, including a proposal to adjourn the Company Stockholders Meeting if there are not a sufficient number of Company Shares present in person or by proxy to obtain the Company Stockholder Approval) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting.

(d) Promptly after the execution of this Agreement, Parent will conduct a broker search in anticipation of the Parent Stockholders Meeting in compliance with SEC Rule 14a-13, assuming the earliest record date practicable and, from time to time, conduct additional broker searches as reasonably requested by the Company. Parent shall duly take all lawful action reasonably necessary to set a record date, call, give notice of, convene and hold the Parent Stockholders Meeting as soon as practicable following the Clearance Date and, in any case, within forty-five (45) days following the Clearance Date. Parent shall not change the date of (or the record date for), postpone or adjourn the Parent Stockholders Meeting without the written consent of the Company; provided, that Parent (i) shall adjourn the Parent Stockholders Meeting to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Parent Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Law and (ii) may adjourn the Parent Stockholders Meeting to allow reasonable additional time to solicit additional proxies necessary to obtain the Parent Stockholder Approval; provided, further, that, unless otherwise agreed by the Parties, the Parent Stockholders Meeting shall not be adjourned to a date that requires Parent to select a new record date under applicable Law.

(e) The Parent Board shall, except in the case of a Parent Change of Board Recommendation made in accordance with the terms and conditions of this Agreement, make the Parent Board Recommendation, and, subject to Section 5.4, use reasonable best efforts to solicit the Parent Stockholder Approval. Notwithstanding any Parent Change of Board Recommendation pursuant to Section 5.4, unless this Agreement is terminated in accordance with its terms, this Agreement shall be submitted to Parent’s stockholders at the Parent Stockholders Meeting, and nothing contained herein shall be deemed to relieve Parent of such obligation. Parent shall, upon the reasonable request of the Company, during the last seven (7) Business Days prior to the date of the Parent Stockholders Meeting, request its proxy solicitor to advise the Company at least one (1) time each Business Day as to the aggregate tally of proxies received by Parent with respect to the Parent Stockholder Approval. Without the prior written consent of the Company (which shall not be unreasonably withheld, delayed or conditioned), and except as required by applicable Law or the rules and regulations of Nasdaq, the approval of the Parent Common Share Issuance shall be the only matter (other than procedural matters, including a proposal to adjourn the Parent Stockholders Meeting if there are not a sufficient number of Parent Shares present in person or by proxy to obtain the Parent Stockholder Approval) that Parent shall propose to be acted on by the stockholders of Parent at the Parent Stockholders Meeting.

(f) Subject to applicable Law, each Party shall reasonably cooperate and use their reasonable best efforts to cause the record dates and date and time of the Company Stockholders Meeting and the Parent Stockholders Meeting to be coordinated such that they occur on the same calendar day (and in any event as close in time as possible).

Section 5.7 Public Announcements. So long as this Agreement is in effect, Parent, Merger Sub I, and Merger Sub II, on the one hand, and the Company, on the other, shall not, and shall cause their respective Controlled affiliates not to, issue any press release or make any public statement with respect to the Mergers or this Agreement without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant Party is subject, in which case, to the extent permitted by applicable Law and practicable under the circumstances, the Party proposing to issue such press release or make such public announcement shall consult in good faith with the other Party before making any such public announcement, (b) with respect to any press release or other public statement by the Company permitted by Section 5.3 or by Parent permitted by Section 5.4, as applicable (including to announce a Company Change of Board Recommendation or a Parent Change of Board Recommendation in accordance with Section 5.3 or Section 5.4, as applicable), (c) statements consistent in all material respects with any release, disclosure or other public statement previously made in accordance with this Section 5.7 or (d) with respect to any Proceedings between or among the Parties relating to a dispute between or among the Parties with respect to this Agreement or the transactions contemplated hereby. The press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company and shall not be issued prior to the approval of each of, the Company and Parent.

Section 5.8 Employee Benefit Matters.

(a) From and after the First Effective Time, the Company shall, and Parent shall cause the Merger I Surviving Corporation and Merger II Surviving Company to, honor all Company Benefit Plans in accordance with their terms as in effect immediately prior to the First Effective Time. For a period of one (1) year following the First Effective Time, Parent shall provide, or shall cause to be provided, to each Person who is employed by the Company or the Company Subsidiaries immediately prior to the First Effective Time who continues in the employ of Parent, the Merger I Surviving Corporation, Merger II Surviving Company or any of their respective affiliates on or after the First Effective Time (“Company Employees”) (i) a base salary or wage rate and annual incentive cash compensation opportunities that, in each case, are no less favorable than the base salary or wage rate and annual incentive cash compensation opportunities as provided to similarly situated employees of Parent as of immediately before the First Effective Time and (ii) all other compensation and employee benefits (excluding long-term incentive equity or equity based awards, change in control or retention bonuses, severance and defined benefit or nonqualified arrangements), that are no less favorable in the aggregate than those provided to similarly situated employees of Parent as of immediately before the First Effective Time.

(b) For purposes of vesting, eligibility to participate and for calculating vacation entitlements under the employee benefit plans of Parent and the Parent Subsidiaries (each, a “New Plan”), each Company Employee shall be credited with his or her years of service with the Company and the Company Subsidiaries and their respective predecessors before the First Effective Time, to the same extent as such Company Employee was entitled before the First Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the First Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition and without limiting the generality of the foregoing, (A) each Company Employee shall be immediately eligible to participate, without any waiting time, in the New Plans that similarly situated employees of the Parent are eligible to participate in as of immediately before the First Effective Time and (B) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, Parent shall use its reasonable best efforts to cause all eligibility waiting periods, pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived for similarly situated employees of the Parent in comparable Company Benefit Plans, and Parent shall use its reasonable best efforts to cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the comparable Company Benefit Plan in which such Company Employee participated immediately prior to the First Effective Time ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) Nothing in this Agreement shall confer upon any Company Employee or other Person any right to continue in the employ or service of the Company, the Merger I Surviving Corporation, the Merger II Surviving Company, Parent, the Parent Subsidiaries or any of their respective affiliates. Except as expressly set forth in this Section 5.8, no provision of this Agreement: (i) shall limit the ability of the Company or any of its affiliates (including, following the First Effective Time, the Merger I Surviving Corporation and its Subsidiaries, and following the Second Effective Time, the Merger II Surviving Company and its Subsidiaries) to amend, modify or terminate in accordance with its terms any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, (ii) shall be deemed or construed to amend, establish, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement or (iii) create any third party beneficiary rights or obligations in any person (including any current or former service provider or employee of Parent or any of its Subsidiaries (or any beneficiaries or dependents thereof)) or any right to employment or continued employment or to a particular term or condition of employment with the Company or any of its affiliates (including, following the First Effective Time, the Merger I Surviving Corporation and its Subsidiaries, and following the Second Effective Time, the Merger II Surviving Company and its Subsidiaries).

(d) Effective no later than the day prior to the Closing Date (the “Plan Termination Date”), and contingent upon the Closing, the Company shall withdraw as a Participating Company (as defined in the RPC 401(k) Plan) from the RPC 401(k) Plan and Company Employees will no longer be eligible to make employee contributions or receive employer contributions (other than contributions related to periods prior to the Plan Termination Date) to the RPC 401(k) Plan for any payroll period ending on and after the Closing Date. The Company shall take all actions reasonably necessary to affect such withdrawal in accordance with the terms of the RPC 401(k) Plan no later than the Plan Termination Date. As soon as practicable following the Closing Date, Parent shall use its reasonable best efforts to cause an applicable New Plan either, at Parent’s sole discretion, to (i) to accept rollovers of account balances (including plan loans, if applicable) from the RPC 401(k) Plan of Company Employees who elect a rollover under applicable procedures of the New Plan or (ii) to accept a trust-to-trust transfer of assets attributable to the accounts of Company Employees (including plan loans if applicable) from the RPC 401(k) Plan.

(e) Parent may request, no later than fifteen (15) Business Days prior to Closing, that the Company terminate any Other Company Plans. For this purpose, an “Other Company Plan” means a Company Benefit Plan (other than the RPC 401(k) Plan): (i) for which a New Plan will provide benefits to Company Employees immediately following the Closing with no disruption in benefits or coverage or (ii) which provides benefits that are not provided to similarly situated employees of the Parent or benefits that are not required to be provided under this Section 5.8 following the Closing. Subject to Parent’s timely request, the Company shall use its reasonable best efforts to terminate each identified Other Company Plan effective as of the Closing Date or such other date as the Company and Parent may agree. No later than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with evidence that each requested Other Company Plan shall terminate as of the Closing Date or other mutually-agreed date pursuant to resolutions of the Company Board.

Section 5.9 Indemnification of Directors and Officers.

(a) For not less than six (6) years from and after the Second Effective Time, Parent, the Merger I Surviving Corporation and the Merger II Surviving Company shall, jointly and severally indemnify and hold harmless, and advance expenses as incurred to, all past and present directors, managers (in the case of Company Subsidiaries that are limited liability companies) and officers of the Company and the Company Subsidiaries (collectively, the “Indemnified Parties”) with respect to all acts or omissions (actual or alleged) by them in their capacities as such or taken at the request of any of the Company or any Company Subsidiary at any time prior to the Second Effective Time (including all actions or omissions (actual or alleged) by them in such capacities in connection with this Agreement or the transactions or actions contemplated hereby) to the fullest extent that the Company or the Company Subsidiary for which they were acting in such capacity would have been permitted to indemnify, hold harmless and advance expenses to such individuals by applicable Law. The Parties agree that all rights to exculpation, indemnification or advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Second Effective Time existing as of the date hereof in favor of the Indemnified Parties as provided in the respective certificates of incorporation or bylaws (or comparable organizational documents) of the Company or any Company Subsidiary or in any indemnification agreement in existence on the date hereof and provided to Parent prior to the date hereof shall survive the Mergers and shall continue in full force and effect in accordance with the terms thereof.

(b) Parent, the Merger I Surviving Corporation and the Merger II Surviving Company agree that all rights to exculpation, indemnification and advancement for acts or omissions occurring at or prior to the First Effective Time existing as of the date of this Agreement in favor of the Indemnified Parties, as provided in the Company’s or each of the Company Subsidiaries’ respective certificates of incorporation or bylaws (or comparable organizational or governing documents) or in any Contract, shall survive the Merger I and the transactions contemplated by this Agreement and shall continue in full force and effect in accordance with their terms. From and after the First Effective Time, Parent, the Merger I Surviving Corporation and the Merger II Surviving Company shall (and Parent shall cause the Merger I Surviving Corporation and Merger II Surviving Company and its Subsidiaries to) fulfill and honor such obligations. In addition, for six (6) years following the Second Effective Time, Parent shall and shall cause the Merger I Surviving Corporation and Merger II Surviving Company and their Subsidiaries to cause the limited liability company agreement of the Merger II Surviving Company to contain provisions with respect to indemnification, advancement and exculpation that are at least as favorable as the indemnification, advancement and exculpation provisions contained in the certificate of incorporation and bylaws of the Company and its Subsidiaries immediately prior to the First Effective Time. During such six-year period or such period in which an Indemnified Party is asserting a claim for indemnification or advancement pursuant to this Section 5.9, whichever is longer, such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Second Effective Time, except as required by applicable Law.

(c) At or prior to the Second Effective Time, the Company shall use its reasonable best efforts to purchase a six (6)-year prepaid “tail” policy (“D&O Insurance”) on terms and conditions providing coverage retentions, limits and other terms no less favorable than those of the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and the Company Subsidiaries with respect to matters arising at or prior to the Second Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). Whether pursuant to such tail policy or otherwise, Parent shall cause the Merger II Surviving Company to continue to maintain in effect for a period of at least six (6) years from and after the Second Effective Time, D&O Insurance with coverage that is, in the aggregate, at least as protective to the Company’s current directors and officers as provided in the Company’s existing directors’ and officers’ insurance policy as of the date of this Agreement, or Parent will cause the Merger II Surviving Company to use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with coverage that is at least as protective to the Company’s current directors and officers as provided in the Company’s existing directors’ and officers’ liability insurance policy as of the date of this

Agreement; provided, however, that neither the Company nor the Merger II Surviving Company shall commit or spend on such “tail” policy, in the aggregate, more than three hundred percent (300%) of the last aggregate annual premium paid by the Company prior to the date hereof, such premium set forth in Section 5.9(c) of the Company Disclosure Letter, for the Company’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “Base Amount”); provided, however, that if the cost of such “tail” policy exceeds the Base Amount, the Company or the Merger II Surviving Company shall obtain “tail” insurance policies with the greatest coverage available, with respect to matters occurring prior to the Second Effective Time, for a cost not exceeding the Base Amount. The Company shall in good faith cooperate with Parent prior to the Second Effective Time with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options.

(d) If Merger II Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, unless provided by operation of Law, proper provisions will be made so that the successors and assigns of Merger II Surviving Company will assume all of the obligations set forth in this Section 5.9. This Section 5.9 may not be amended after the Second Effective Time in a manner as to adversely affect any Indemnified Party unless such Indemnified Party will have consented in writing to such amendment.

(e) The provisions of this Section 5.9 are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties, who are intended third-party beneficiaries of this Section 5.9 as of and following the Second Effective Time. Following the Closing, the obligations under this Section 5.9 shall not be terminated or modified without the consent of such affected Indemnified Parties.

(f) The rights of the Indemnified Parties under this Section 5.9 shall be in addition to any rights such Indemnified Parties may have under the Company Charter or the Company Bylaws, under the organizational documents of any of the Company Subsidiaries, or under any applicable Contracts or Laws.

Section 5.10 Tax Treatment.

(a) For United States federal income Tax purposes, (i) the Parties intend that Merger I and Merger II, taken together, constitute a single, integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code (the “Intended Tax Treatment”), and (ii) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), to which Parent, Merger Sub I, Merger Sub II and the Company are parties under Section 368(b) of the Code. The parties shall not take any tax reporting position inconsistent with the Intended Tax Treatment for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a Final Determination.

(b) The Parties shall use their respective reasonable best efforts to cause the Mergers to qualify, and will not take any action or cause any action to be taken which action would reasonably be expected to prevent the Mergers from qualifying, for the Intended Tax Treatment.

(c) Notwithstanding anything to the contrary herein, if the SEC requires that a tax opinion be prepared and submitted in connection with the Form S-4 or Joint Proxy Statement/Prospectus and any other filings to be made with the SEC in connection with the Mergers, whether as an exhibit to the Form S-4 or Joint Proxy Statement/Prospectus or otherwise, and if such a tax opinion is being provided by a tax counsel, the Parties hereto shall, and shall cause their affiliates to, (i) reasonably cooperate in order to facilitate the issuance of any such tax opinion and (ii) deliver to such counsel, to the extent requested by such counsel, a duly executed certificate reasonably satisfactory to such Party and such counsel dated as of the date requested by such counsel, containing such customary representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render any such opinion.

(d) The Parties intend to comply with Revenue Procedure 2018-12, 2018-6 I.R.B. 349 (“Rev. Proc. 2018-12”), and in furtherance thereof acknowledge and agree that for purposes of determining the value of the Parent Common Shares to be received by holders of the Company Common Shares pursuant to the transactions contemplated by this Agreement: (i) the “Safe Harbor Valuation Method” (within the meaning of Section 4.01(1) of Rev. Proc. 2018-12) will be the average of the daily volume weighted average prices as described in Section 4.01(1) of Rev. Proc. 2018-12; (ii) the “Measuring Period” (within the meaning of Section 4.02 of Rev. Proc. 2018-12) will be the 10 consecutive trading days ending on the trading day immediately preceding the date of this Agreement; (iii) the “specified exchange” (within the meaning of Section 3.01(4) of Rev. Proc. 2018-12) will be Nasdaq; and (iv) the “authoritative reporting source” (within the meaning of Section 3.01(4) of Rev. Proc. 2018-12) will be Bloomberg L.P.

(e) On or prior to the Closing, the Company shall deliver to Parent a properly executed certificate of the Company certifying that the Company is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897 of the Code, during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code, which complies with the requirements of Section 1445 of the Code and the Treasury Regulations promulgated thereunder and a notice to be mailed (together with a copy of the certificate) to the IRS in accordance with Treasury Regulations Section 1.897-2(h)(2).

Section 5.11 Takeover Statutes. If the restrictions of any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Company Shares (including any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to the Company, Parent, Merger Sub I, Merger Sub II, this Agreement, the Mergers or any other transactions contemplated by this Agreement, then Parent, Merger Sub I, and Merger Sub II (in each case, subject to the accuracy of the Parent 203 Assumptions) and the Company (subject to the accuracy of the Company 203 Assumptions) shall cooperate and take all action reasonably available to render such Law inapplicable to the foregoing, subject to applicable Law. Neither Parent, Merger Sub I, Merger Sub II nor the Company will take any action that would cause this Agreement, the Mergers or the other transactions contemplated by this Agreement to be subject to the restrictions imposed by any such Laws. No Company Change of Board Recommendation shall change the approval of the Company Board for purposes of causing any such Law to be inapplicable to the transactions contemplated by this Agreement.

Section 5.12 Section 16 Matters. Prior to the First Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a “covered person” of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Company Shares and Company Equity Awards pursuant to this Agreement, Merger I, and Merger II shall be an exempt transaction for purposes of Section 16.

Section 5.13 Stockholder Litigation. The Parties shall cooperate and consult with one another in connection with any Proceeding (i) by the Company’s stockholders against the Company or any of its directors, officers or affiliates with respect to this Agreement or the transactions contemplated hereby or (ii) by Parent’s stockholders against Parent or any of its directors, officers or affiliates with respect to this Agreement or the transactions contemplated hereby, and the Company or Parent, as applicable, shall give notice to the other Party of any such Proceeding as promptly as practicable. Neither Parent nor the Company shall compromise or settle any Proceeding commenced against it or its directors, officers or affiliates relating to this Agreement or the transactions contemplated hereby (including Merger I and Merger II) without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.14 Stock Exchange Listing. Prior to the First Effective Time, Parent shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of Nasdaq to cause the Parent Common Shares to be issued in Merger I and such other Parent Common Shares to be reserved for issuance in connection with Merger I to be approved for listing on Nasdaq, subject to official notice of issuance. The Company shall use reasonable best efforts to cooperate with Parent in connection with the foregoing, including by providing information reasonably requested by Parent in connection therewith. Prior to the First Effective Time, the Company shall use reasonable best efforts to cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of the NYSE to enable the delisting of the Company and of the Company Common Shares from the NYSE as promptly as practicable after the First Effective Time and the deregistration of the Company Common Shares under the Exchange Act as promptly as practicable after such delisting.

Section 5.15 Treatment of Company Indebtedness. The Company shall use reasonable best efforts, and shall cause the applicable Company Subsidiaries to use reasonable best efforts, to deliver to Parent at least three (3) Business Days prior to the Closing Date a copy of a payoff letter (subject to the delivery of funds and cash collateralization, backstopping or replacement of letters of credit, in each case, as arranged by Parent) with respect to the Company Indebtedness in customary form (the “Payoff Letter”), which Payoff Letter shall indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations (other than contingent indemnification obligations for which no claim has been made) then due and payable under the Company Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”), state that upon receipt of the Payoff Amount under the Payoff Letter, the Company Indebtedness and all related loan documents shall be terminated (other than the terms thereof that expressly survive such termination in accordance with the terms of such documents) and provide that all guarantees of any of the Company Subsidiaries of the Company Indebtedness and, to the extent secured, all Liens securing obligations in respect of the Company Indebtedness shall be released and terminated upon payment of the Payoff Amount and the cash collateralization, backstopping or replacement of any outstanding letters of credit (which cash collateralization, backstopping, replacement shall be arranged by Parent) on the Closing Date. At the Closing, Parent shall repay the outstanding amount of the Company Indebtedness by wire transfer of immediately available funds arranged by Parent as provided for in the Payoff Letter.

Section 5.16 Termination of Company Related Party Contracts. The Company shall take all actions necessary to (a) terminate with no continuing obligations or liabilities all Company Related Party Contracts set forth on Section 5.16 of the Company Disclosure Letter, and (b) cause any and all obligations and liabilities thereunder to be extinguished or paid at or prior to the Closing, without any payment by or obligation or liability of Parent (including the Company and any Company Subsidiaries) after the Closing.

Section 5.17 Stockholders Agreement and Registration Rights Agreement. Prior to the First Effective Time, Parent shall not amend, waive or modify the Stockholders Agreement or the Registration Rights Agreement, and shall not enter into any other agreement with the Specified Stockholders and LOR, or any Person that receives Company Common Shares from such Persons, without the prior written consent or approval of the Special Committee.

Section 5.18 Additional Transactions. Prior to the First Effective Time, each of the Company and Parent shall use reasonable best efforts to perform the actions set forth on Section 5.18 of the Company Disclosure Letter, as applicable.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGERS

Section 6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of Parent, Merger Sub I, Merger Sub II, and the Company to effect the Mergers, as applicable, shall be subject to the satisfaction at or prior to the First Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent, Merger Sub I, Merger Sub II, and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Company Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b) Parent Stockholder Approval. Parent shall have obtained the Parent Stockholder Approval.

(c) No Injunctions or Restraints; Illegality. The consummation of the Mergers shall not be restrained, enjoined, prevented or otherwise prohibited or made illegal by any Order (whether temporary, preliminary or permanent) of a Governmental Entity of competent jurisdiction then in effect, and there shall not be in effect any Law that was enacted, promulgated or deemed applicable to the Mergers by any Governmental Entity of competent jurisdiction that restrains, enjoins, prevents or otherwise prohibits the consummation of the Mergers (each a “Restraint”).

(d) Stock Exchange Listing. The Parent Common Shares to be issued in Merger I and such other Parent Common Shares to be reserved for issuance in connection with Merger I shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(f) Regulatory Approvals. The waiting period (and any extension thereof) required under the HSR Act shall have expired or been terminated.

Section 6.2 Additional Conditions to Obligations of Parent, Merger Sub I, and Merger Sub II. The obligations of Parent, Merger Sub I, and Merger Sub II to effect the Mergers, as applicable, are subject to the satisfaction at the First Effective Time of each of the following additional conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub I, and Merger Sub II to the extent permitted by applicable Law:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.2(a), (b), (c), (f), (g) and (h) (Capitalization) shall be true and correct in all but de minimis respects on the date hereof and at and as of the First Effective Time, as though made at and as of the First Effective Time, (ii) the representations and warranties of the Company set forth in the first sentence of Section 3.1(a) (Organization and Qualification; Subsidiaries), Section 3.2(d) and (e) (Capitalization) and Section 3.22 (Brokers) shall be true and correct in all material respects on the date hereof and at and as of the First Effective Time, as though made at and as of the First Effective Time, (iii) the representations and warranties of the Company set forth in Section 3.3 (Authority) and Section 3.10(b) (Absence of Certain Changes or Events) shall be true and correct in all respects on the date hereof and at and as of the First Effective Time, as though made at and as of the First Effective Time and (iv) each of the other representations and warranties of the Company in this Agreement shall be true and correct in all respects on the date hereof and at and as of the First Effective Time, as though made at and as of the First Effective Time, except (A) in the case of clauses (i), (ii), (iii) and (iv), representations and warranties that are expressly made as of an earlier date shall be so true and correct only at and as of such date, and (B) in the case of clause (iv), where the failure of such representations or warranties to be true and correct in all respects (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifier set forth therein) would not, individually or in the aggregate with all other failures to be true or correct, have or reasonably be expected to have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the First Effective Time.

(c) Company Material Adverse Effect. Since the date hereof, there shall not have occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Officer’s Certificate. Parent shall have received an officer’s certificate duly executed by an authorized officer of the Company to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied.

Section 6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Mergers are subject to the satisfaction at the First Effective Time of each of the following additional conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by Law:

(a) Representations and Warranties. (i) The representations and warranties of Parent, Merger Sub I, and Merger Sub II set forth in Section 4.2(a), (b) (c), (f), (g) and (h) (Capitalization) shall be true and correct in all but de minimis respects on the date hereof and at and as of the First Effective Time, as though made at and as of the First Effective Time, (ii) the representations and warranties of Parent, Merger Sub I, and Merger Sub II set forth in the first sentence of Section 4.1(a) (Organization and Qualification; Subsidiaries), Section 4.2(e) and (j) (Capitalization), Section 4.6 (Parent Common Shares), Section 4.22 (Brokers) and Section 4.26 (Sufficient Authorized but Unissued Shares) shall be true and correct in all material respects on the date hereof and at and as of the First Effective Time, as though made at and as of the First Effective Time, (iii) the representations and warranties of Parent, Merger Sub I, and Merger Sub II set forth in Section 4.3 (Authority) and Section 4.11(b) (Absence of Certain Changes or Events) shall be true and correct in all respects on the date hereof and at and as of the First Effective Time, as though made at and as of the First Effective Time, and (iv) each of the other representations and warranties of Parent, Merger Sub I, and Merger Sub II in this Agreement shall be true and correct in all respects on the date hereof and at and as of the First Effective Time, as though made at and as of the First Effective Time, except (A) in the case of clauses (i), (ii), (iii) and (iv), representations and warranties that are expressly made as of an earlier date shall be so true and correct only at and as of such date, and (B) in the case of clause (iv), where the failure of such representations or warranties to be true and correct in all respects (without giving effect to any “materiality” or “Parent Material Adverse Effect” qualifier set forth therein) would not, individually or in the aggregate with all other failures to be true or correct, have or reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. (i) Parent shall have performed or complied with in all respects the obligations required to be performed by it (and within its control) set forth in Section 1.4(a) at or prior to the First Effective Time and (ii) each of Parent, Merger Sub I, and Merger Sub II shall have performed or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the First Effective Time.

(c) Parent Material Adverse Effect. Since the date hereof, there shall not have occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have received an officer’s certificate duly executed by an authorized officer of Parent to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated at any time prior to the First Effective Time, and unless otherwise provided herein regardless of whether such termination occurs before or after receipt of the

Company Stockholder Approval, the Parent Stockholder Approval, or adoption of this Agreement by Parent as the sole stockholder of Merger Sub I or as the sole member of Merger Sub II:

(a) by mutual written agreement of Parent and the Company, by action of their respective Boards of Directors (in the case of the Company Board, upon recommendation by the Special Committee);

(b) by either the Company (upon approval of or prior recommendation by the Special Committee) or Parent, if the First Effective Time shall not have occurred on or before August 5, 2026 or such later date as may be mutually agreed by Parent and the Company (upon approval of or prior recommendation by the Special Committee) (such date, including any extension pursuant to this Section 7.1(b) and any such later date as may be mutually agreed in writing by Parent and the Company (upon approval of or prior recommendation by the Special Committee), the “Outside Date”); provided that if, on such date, any of the conditions to the Closing set forth in (i) Section 6.1(f) or (ii) Section 6.1(c) (if, in the case of clause (ii), the Restraint relates to the matters set forth in Section 6.1(f)) shall not have been satisfied, but all other conditions set forth in Article VI shall have been satisfied (or in the case of conditions that by their nature are to be satisfied at or immediately prior to the Closing, shall then be capable of being satisfied if the Closing were to take place on such date) or waived, then the Outside Date shall be automatically extended to November 5, 2026 (or such later date as may be mutually agreed in writing by Parent and the Company (upon approval of or prior recommendation by the Special Committee)), and such date, including such later date as may be mutually agreed in writing by Parent and the Company (upon approval of or prior recommendation by the Special Committee), shall become the Outside Date for purposes of this Agreement; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose breach of this Agreement (including, in the case of Parent, any such breach by Merger Sub I or Merger Sub II) has been a principal cause of the failure of any condition set forth in Article VI or the failure of the First Effective Time to occur on or before the Outside Date;

(c) by either the Company (upon approval of or prior recommendation by the Special Committee) or Parent, if any Governmental Entity of competent jurisdiction shall have issued any Order permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the Mergers, and, in each case, such Order shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall be available only if the Party seeking to terminate this Agreement (including, in the case of Parent, Merger Sub I and Merger Sub II) shall have complied with its applicable obligations under Section 5.5 to resist, resolve or lift, as applicable, such Order before asserting the right to terminate under this Section 7.1(c);

(d) by either the Company (upon approval of or prior recommendation by the Special Committee) or Parent, if the Company Stockholder Approval has not been obtained at the Company Stockholders Meeting (or, if the Company Stockholders Meeting has been adjourned or postponed, the final adjournment or postponement thereof); provided, that no Party may terminate this Agreement pursuant to this Section 7.1(d) if such Party has breached (including, in the case of Parent, any such breach by Merger Sub I or Merger Sub II) any of its obligations under this Agreement in a manner that was the principal cause of the failure to obtain the Company Stockholder Approval at the Company Stockholders Meeting;

(e) by Parent, at any time prior to obtaining the Company Stockholder Approval, if the Company Board shall have effected a Company Change of Board Recommendation (it being understood and agreed that any written notice of the Company’s intention to make a Company Change of Board Recommendation prior to effecting such Company Change of Board Recommendation in accordance with Section 5.3(d) or Section 5.3(e) in and of itself shall not result in Parent having any termination rights pursuant to this Section 7.1(e));

(f) by the Company (upon approval of or prior recommendation by the Special Committee), at any time prior to obtaining the Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Company Proposal pursuant to the terms of Section 5.3 with respect to such Superior Company Proposal, and as a condition to the effectiveness of such termination, the Company pays, or causes to be paid, to

Parent the Company Termination Fee payable pursuant to Section 7.3(a) prior to or concurrently with such termination;

(g) by Parent, at any time prior to obtaining the Parent Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Parent Proposal pursuant to the terms of Section 5.4 with respect to such Superior Parent Proposal, and as a condition to the effectiveness of such termination, Parent pays, or causes to be paid, to the Company the Parent Termination Fee payable pursuant to Section 7.3(c) prior to or concurrently with such termination;

(h) by either the Company (upon approval of or prior recommendation by the Special Committee) or Parent, if the Parent Stockholder Approval has not been obtained at the Parent Stockholders Meeting (or, if the Parent Stockholders Meeting has been adjourned or postponed, the final adjournment or postponement thereof); provided, that no Party may terminate this Agreement pursuant to this Section 7.1(h) if such party has breached (including, in the case of Parent, any such breach by Merger Sub I or Merger Sub II) any of its obligations under this Agreement in a manner that was the principal cause of the failure to obtain the Parent Stockholder Approval at the Parent Stockholders Meeting;

(i) by the Company (upon approval of or prior recommendation by the Special Committee), at any time prior to the Parent Stockholder Approval, if the Parent Board shall have effected a Parent Change of Board Recommendation (it being understood and agreed that any written notice of the Parent’s intention to make a Parent Change of Board Recommendation prior to effecting such Parent Change of Board Recommendation in accordance with Section 5.4(d) or Section 5.4(e) in and of itself shall not result in the Company having any termination rights pursuant to this Section 7.1(i));

(j) by Parent if: (i) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement such that any condition set forth in Section 6.2(a) or 6.2(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) Parent shall have delivered to the Company written notice of such breach and (iii) either such breach is not capable of cure prior to the Outside Date or at least thirty (30) days shall have elapsed since the date of delivery of such written notice to the Company and such breach shall not have been cured in all material respects; provided, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(j) if there has been any breach by Parent, Merger Sub I, or Merger Sub II of their representations, warranties or covenants contained in this Agreement such that any condition set forth in Section 6.3(a) or 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, and such breach shall not have been cured in all material respects; or

(k) by the Company (upon approval of or prior recommendation by the Special Committee) (upon approval of or prior recommendation by the Special Committee) if: (i) there has been a breach by Parent, Merger Sub I, or Merger Sub II of any of their representations, warranties or covenants contained in this Agreement such that any condition set forth in Section 6.3(a) or 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company shall have delivered to Parent written notice of such breach and (iii) either such breach is not capable of cure prior to the Outside Date or at least thirty (30) days shall have elapsed since the date of delivery of such written notice to Parent and such breach shall not have been cured in all material respects; provided, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(k) if there has been any breach by the Company of its representations, warranties or covenants contained in this Agreement such that any condition set forth in Section 6.2(a) or 6.2(b) is not reasonably capable of being satisfied while such breach is continuing, and such breach shall not have been cured in all material respects.

Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provisions hereof pursuant to which such termination is made, and, upon such termination notice, this Agreement shall become void and of no further force or effect without liability or obligation on the part of Parent, Merger

Sub I, Merger Sub II or the Company or their respective Subsidiaries, affiliates, officers or directors; provided that (a) no such termination shall relieve the Company or Parent, as applicable, of its obligation to pay the Company Termination Fee or the Parent Termination Fee if, as and when required pursuant to Section 7.3 (which Section 7.3 shall survive any such termination); (b) subject to Section 7.3(f), no such termination shall relieve any Party for liability for such Party’s material breach of Section 5.3 or Section 5.4, for such Party’s Willful Breach or for Fraud prior to such termination, which the Parties acknowledge and agree will not be limited to reimbursement of expenses or out-of-pocket costs, and in the case of any damages sought by the non-breaching Party for such material breach, Willful Breach or Fraud, such damages will include the benefit of the bargain lost by the non-breaching Party, which in the case of the Company will include the Merger Consideration payable to stockholders of the Company pursuant to this Agreement, taking into consideration relevant matters, including opportunity costs and the time value of money (“Benefit of the Bargain Damages”); and (c) (i) the Confidentiality Agreement and (ii) Section 3.31, Section 4.35, Section 5.2(b), this Section 7.2, Section 7.3 and Article VIII and the definitions of all defined terms appearing in such Sections shall, in each case, survive the termination of this Agreement. For the avoidance of doubt, pursuant to Section 261 of the DGCL, (i) only the Company or Parent (and not their respective stockholders) may bring an action pursuing liability for such Benefit of the Bargain Damages, (ii) the Company or Parent may retain, without distribution to their respective stockholders, any Benefit of the Bargain Damages received, and (iii) any termination by Parent shall also be an effective termination by Merger Sub I or Merger Sub II.

Section 7.3 Termination Fee.

(a) The Parties agree that if this Agreement is terminated by Parent in accordance with Section 7.1(e) or by the Company in accordance with Section 7.1(f), then the Company shall pay (or cause to be paid) to Parent (or its designee) prior to or concurrently with such termination, in the case of a termination by the Company, or within two (2) Business Days thereafter, in the case of a termination by Parent, a termination fee equal to $11,600,000 (the “Company Termination Fee”).

(b) The Parties agree that (i) if this Agreement is terminated in accordance with Section 7.1(b), Section 7.1(d) or Section 7.1(j) and, prior to the date of such termination, a Company Acquisition Proposal is (A) made to the Company, the Company Board or any committee thereof (or in the case of termination pursuant to Section 7.1(d), made public by the Company or any other Person) and (B) not withdrawn (publicly in the case of termination pursuant to Section 7.1(d)), and (ii) within twelve (12) months after such termination (A) the Company enters into a definitive agreement with respect to any Company Acquisition Proposal or (B) any Company Acquisition Proposal is consummated, then the Company shall pay (or cause to be paid) the Company Termination Fee to Parent (or its designee), prior to or concurrently therewith. For purposes of this Section 7.3(b), the term “Company Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “20% or more” shall be deemed to be references to “more than 50%.”

(c) The Parties agree that if this Agreement is terminated by the Company in accordance with Section 7.1(i) or by Parent in accordance with Section 7.1(g), then Parent shall pay (or cause to be paid) to the Company (or its designee) prior to or concurrently with such termination, in the case of a termination by Parent, or within two (2) Business Days thereafter, in the case of a termination by the Company, a termination fee equal to $11,600,000 (the “Parent Termination Fee”).

(d) The Parties agree that (i) if this Agreement is terminated in accordance with Section 7.1(b), Section 7.1(h) or Section 7.1(k) and, prior to the date of such termination, a Parent Acquisition Proposal is (A) made to Parent, the Parent Board or any committee thereof (or in the case of termination pursuant to Section 7.1(h), made public by Parent or any other Person) and (B) not withdrawn (publicly in the case of termination pursuant to Section 7.1(h)), and (ii) within twelve (12) months after such termination (A) Parent enters into a definitive agreement with respect to any Parent Acquisition Proposal or (B) any Parent Acquisition Proposal is consummated, then Parent shall pay (or cause to be paid) the Parent Termination Fee to the Company (or its designee), prior to or concurrently therewith. For purposes of this Section 7.3(d), the term “Parent

Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “20% or more” shall be deemed to be references to “more than 50%.”

(e) The Company, Parent, Merger Sub I, and Merger Sub II acknowledge that the agreements contained in this Section 7.3 are an integral part of this Agreement and that, without this Section 7.3, the Company, Parent, Merger Sub I, and Merger Sub II would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 7.3, the Company or Parent, as applicable, shall pay to the non-breaching Party all reasonable fees, costs and expenses of enforcement (including reasonable attorneys’ fees as well as reasonable expenses incurred in connection with any Proceeding initiated by such non-breaching Party), together with interest on the amount of the Company Termination Fee or the Parent Termination Fee, as applicable, at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is made.

(f) For the avoidance of doubt, (i) in no event shall Parent or the Company be required to pay the Parent Termination Fee or Company Termination Fee, as applicable, on more than one (1) occasion, (ii) while Parent, Merger Sub I, and Merger Sub II may pursue, in the alternative and at their sole discretion, both a grant of specific performance in accordance with Section 8.14 and the payment of the Company Termination Fee under Section 7.3, under no circumstances shall Parent, Merger Sub I, and Merger Sub II be permitted or entitled to receive both a grant of specific performance and the Company Termination Fee and (iii) while the Company may pursue, in the alternative and at its sole discretion, both a grant of specific performance in accordance with Section 8.14 and the payment of the Parent Termination Fee under Section 7.3, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance and the Parent Termination Fee. The payment by the Company of the Company Termination Fee pursuant to Section 7.3(a) or Section 7.3(b), shall be the sole and exclusive remedy of Parent, Merger Sub I, Merger Sub II and their respective affiliates and Representatives in the event of termination of this Agreement under circumstances requiring the payment of a Company Termination Fee pursuant to Section 7.3(a) or Section 7.3(b); provided that no such payment shall relieve the Company of any liability or damages to Parent, Merger Sub I, or Merger Sub II resulting from its material breach of Section 5.3, Willful Breach or Fraud. The payment by Parent of the Parent Termination Fee pursuant to Section 7.3(c) or Section 7.3(d), shall be the sole and exclusive remedy of the Company and its affiliates and Representatives in the event of termination of this Agreement under circumstances requiring the payment of a Parent Termination Fee pursuant to Section 7.3(c) or Section 7.3(d); provided that no such payment shall relieve Parent, Merger Sub I, or Merger Sub II of any liability or damages to the Company resulting from its material breach of Section 5.4, Willful Breach or Fraud.

Section 7.4 Amendment. This Agreement may be amended only by execution of an instrument in writing signed by each of the Company, Parent, Merger Sub I, and Merger Sub II; provided, however, that after the Company Stockholder Approval has been obtained, there may not be, without further approval of the stockholders of the Company, any amendment of this Agreement, which by Law otherwise requires the further approval of the stockholders of the Company. Prior to the First Effective Time, no amendment or modification of this Agreement shall be made by or on behalf of the Company without first obtaining the prior written approval of the Special Committee.

Section 7.5 Waiver. At any time prior to the First Effective Time, Parent, Merger Sub I, and Merger Sub II, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right. Prior to the First Effective Time, no amendment or modification of this Agreement shall be made by or on behalf of the Company without first obtaining the prior written approval of the Special Committee.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, or any rights arising out of any breach of any of the foregoing, shall survive the First Effective Time, except that this Section 8.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the First Effective Time, which shall survive to the extent expressly provided for herein.

Section 8.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all expenses incurred by the Parties shall be borne solely and entirely by the Party that has incurred the same.

Section 8.3 Notices.

(a) Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in Person, (ii) on the next Business Day if transmitted by national overnight courier or (iii) when delivered if sent by email, in each case, as follows (or to such other Persons or addressees as may be designated in writing by the Party to receive such notice):

If to Parent, Merger Sub I, or Merger Sub II, addressed to it at:

MasterCraft Boat Holdings, Inc.
100 Cherokee Cove Drive
Vonore, Tennessee 37885
Attention:	Brad Nelson; Scott Kent
Email:	**** ****

with a copy (which shall not constitute notice) to:

King & Spalding LLP
1180 Peachtree Street NE
Atlanta, Georgia 30309
Attention:	Keith Townsend
Robert Leclerc
Zachary Davis
Email:	KTownsend@kslaw.com
RLeclerc@kslaw.com
ZDavis@kslaw.com

If to the Company, addressed to it at:

Marine Products Corporation
2801 Buford Highway NE, Suite 300
Atlanta, Georgia 30329
Attention:	Ben M. Palmer
Email:	****

with a copy (which shall not constitute notice) to:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street, Suite 4900
Atlanta, Georgia 30309
Attention:	Justin R. Howard
Julie A. Mediamolle Matthew S. Strumph
Email:	justin.howard@alston.com
julie.mediamolle@alston.com
matt.strumph@alston.com

(b) If the Company or any Company Subsidiaries desires to take any action prohibited by Section 5.1(a), a representative of the Company will request consent to take such action by sending an email to the representatives of Parent set forth on Section 8.3(a) of the Parent Disclosure Letter (the “Parent Section 5.1(a) Representatives”), and approval by any Parent Representative via email will be deemed “written consent of Parent” for purposes of Section 5.1(a).

(c) If Parent or any Parent Subsidiaries desires to take any action prohibited by Section 5.1(c), a representative of Parent will request consent to take such action by sending an email to the representatives of the Company set forth on Section 8.3(a) of the Company Disclosure Letter (the “Company Section 5.1(c) Representatives”), and approval by any Company Representative via email will be deemed “written consent of the Company” for purposes of Section 5.1(c).

Section 8.4 Certain Definitions. For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable in any substantive respect to the Company or Parent, as applicable, than those contained in the Confidentiality Agreement; provided, that any such confidentiality agreement need not contain any standstill or similar provision. Notwithstanding the foregoing, an “Acceptable Confidentiality Agreement” shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company or Parent, as applicable, from satisfying any of its obligations hereunder.

“affiliate” means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first-mentioned Person.

“AI Solutions” means any technology in the artificial intelligence, machine learning, deep learning, generative artificial intelligence, or other autonomous learning fields, including any and all (a) proprietary algorithms, technologies, Software or systems that make use of or employ technologies such as neural networks, natural language processing, statistical learning algorithms (including linear and logistic regression, support vector machines, random forests, or k-means clustering), or reinforcement learning, (b) proprietary embodied artificial intelligence and related hardware or equipment, (c) underlying training, validation, and test data-sets, whether raw, pre-processed or enhanced, and associated metadata and informational content derived from such data sets which identify, comment or otherwise derive information from such data sets, such as tags and labels, or (d) models whether trained or untrained, including its weights, parameters and structure or architecture.

“Anti-Corruption Laws” means, collectively, (a) the Foreign Corrupt Practices Act of 1977, (b) Laws enacted in accordance with the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (c) the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in

Arms Regulations administered by the U.S. Department of State, and the various regulations administered by OFAC and (d) any other Laws prohibiting bribery and corruption of public officials.

“Boating Laws” means any and all Laws the primary purpose of which is to regulate the manufacture, design, construction, or sale of boats, powerboats or marine engines or other component parts used in boats or powerboats, including the Boat Safety Act of 1971 and such Laws promulgated or administered by the International Organization for Standardization, the United States Coast Guard, the EPA and analogous state Governmental Entities.

“Business Day” means any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Clean Team Agreement” means that certain Clean Team Agreement, dated January 12, 2026, by and between the Company and Parent.

“Closing VWAP” means the volume weighted average per-share price (as reported by Bloomberg), rounded to the nearest cent, of Parent Common Shares on Nasdaq during the ten (10) full trading days ending on (and including) the trading day immediately preceding the Closing Date.

“Code” means the United States Internal Revenue Code of 1986.

“Collective Bargaining Agreement” means any collective bargaining agreement or other Contract with any union, works council, or other labor organization or employee representative.

“Company Acquisition Proposal” means any bona fide offer or proposal from a Third Party concerning (a) a merger, consolidation, or other business combination transaction or series of related transactions involving the Company in which any Person or group (as defined in Section 13(d) of the Exchange Act) would acquire beneficial ownership of Equity Interests representing 20% or more of the voting power of the Company, (b) a sale, lease, license, mortgage, pledge or other disposition, directly or indirectly, by merger, consolidation, business combination, share exchange, partnership, joint venture or otherwise, of assets of the Company (including Equity Interests of a Company Subsidiary) or the Company Subsidiaries representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries based on their fair market value as determined in good faith by the Company Board, (c) an issuance or sale (including by way of merger, consolidation, business combination, share exchange, joint venture or otherwise) of Equity Interests representing 20% or more of the voting power of the Company or a tender offer or exchange offer in which any Person or group (as defined in Section 13(d) of the Exchange Act) would acquire beneficial ownership, or the right to acquire beneficial ownership, of Equity Interests representing 20% or more of the voting power of the Company, or (d) any combination of the foregoing (in each case, other than the Mergers).

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether written or unwritten and whether or not such plan is subject to ERISA), each bonus, incentive, commission or deferred compensation or equity or equity-based compensation plan, program, policy, agreement or arrangement, and each employment, consulting, severance, change in control, retention, termination, pension, retirement, welfare, disability benefit, health insurance, life insurance, fringe benefit, paid time off, paid leave, expense reimbursement, supplemental benefit plan, program, policy, agreement, scheme or arrangement, in each case, sponsored, maintained, contributed to or required to be contributed to by the Company or any Company Subsidiary for the benefit of any Participant, or between the Company or any Company Subsidiary, on the one hand, and any Participant, on the other hand.

“Company Cash Award” means any bonus payable pursuant to the Company’s annual incentive program for executive officers.

“Company Common Shares” means the shares of common stock, par value $0.10 per share, of the Company.

“Company Dividend Equivalent Rights” means a contingent right to receive, with respect to each Company Common Share subject to a Company PSU Award, an amount of Company Common Shares equal in value to the dividends made by the Company with respect to such Company Common Share during the period such Company PSU Award is outstanding.

“Company Equity Awards” means each equity award granted by the Company under the Company Equity Plans, including the Company PSU Awards and the Company Restricted Stock Awards.

“Company Equity Plans” means the Company 2014 Stock Incentive Plan and the Company 2024 Stock Incentive Plan, in each case, as amended, supplemented or otherwise modified as of the date of this Agreement.

“Company Indebtedness” means outstanding indebtedness for borrowed money of the Company and the Company Subsidiaries pursuant to that certain Revolving Credit Agreement, dated as of November 12, 2021, by and among the Company, the Guarantors (as defined therein) party thereto and Truist Bank, a North Carolina banking corporation.

“Company Intellectual Property” means the Intellectual Property owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Intervening Event” means any Effect first occurring or arising after the date hereof that is material to the Company and the Company Subsidiaries (taken as a whole) (other than any Effect resulting from a breach of this Agreement by the Company, any of its Subsidiaries or any of their respective Representatives) and was not Known by the Company or known by any member of the Company Board, or reasonably foreseeable to the Company or any member of the Company Board on or before the date hereof; provided, however, that in no event shall the following Effects constitute a Company Intervening Event: (a) the receipt, existence or terms of a Company Acquisition Proposal or any inquiry, proposal, offer, request for information or expression of interest that may reasonably be expected to lead to, or result in, a Company Acquisition Proposal (which, for the purposes of the Company Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof) or (b) changes in the market price or trading volume of Company Common Shares, Parent Common Shares or any other securities of the Company, Parent or their respective Subsidiaries, or any change in credit rating or the fact that the Company or Parent meets or exceeds (or that the Company or Parent fails to meet or exceed) internal or published estimates, projections, forecasts or predictions for any period.

“Company IT Assets” means the IT Assets owned, licensed, leased or otherwise used by the Company or any of the Company Subsidiaries.

“Company Material Adverse Effect” means any change, condition, event, effect, occurrence, circumstance, state of facts or development (each, an “Effect”) that (x) has a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole or (y) materially impairs the ability of the Company to consummate, or prevents or materially delays, the Mergers or any of the other transactions contemplated by this Agreement; provided, that in the case of clause (x) only, no Effect to the extent resulting from or arising out of any of the following, individually or in the aggregate, shall constitute or be deemed to contribute to a “Company

Material Adverse Effect,” or shall otherwise be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur:

(a) changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates;

(b) any decline in the market price or trading volume of the Company Common Shares or any change in the credit rating of the Company or any of its securities (provided, that the facts and circumstances underlying any such decline or change may constitute or be deemed to contribute to a “Company Material Adverse Effect,” and may otherwise be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur, to the extent not otherwise excluded by the definition thereof);

(c) changes or developments in the industries in which the Company or any of the Company Subsidiaries operate;

(d) changes in Law or interpretations thereof or enforcement thereof after the date of this Agreement;

(e) the execution, delivery or performance of this Agreement or the public announcement or pendency or consummation of the Mergers or the other transactions contemplated hereby, including the impact thereof on the relationships of the Company or any of the Company Subsidiaries with employees, partnerships, customers, dealers, suppliers or Governmental Entities;

(f) compliance with the terms of, or the taking or omission of any action contemplated by, this Agreement or consented to (after disclosure to Parent of all material and relevant facts and information) or requested by Parent in writing;

(g) any act of civil unrest, civil disobedience, war, terrorism, cyberterrorism, military activity, sabotage or cybercrime, including an outbreak or escalation of hostilities involving the United States or any other Governmental Entity or the declaration by the United States or any other Governmental Entity of a national emergency or war, or any worsening or escalation of any such conditions threatened or existing on the date of this Agreement;

(h) any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events;

(i) any pandemic, epidemic or disease outbreak or other comparable events;

(j) changes in GAAP or the interpretation or enforcement thereof after the date of this Agreement;

(k) tariffs, anti-dumping actions, trade policies, trade disputes, agreements or initiatives or any “trade war,” or similar actions, or any U.S. government shutdown;

(l) any litigation relating to or resulting from this Agreement or the transactions contemplated hereby; or

(m) any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions; (provided, that the facts and circumstances underlying any such failure may constitute or be deemed to contribute to a “Company Material Adverse Effect,” and may otherwise be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur, to the extent not otherwise excluded by the definition thereof);

except, with respect to clauses (a), (c), (d), (g), (h), (i), (j) and (k), if the impact thereof is materially and disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to the impact thereof on the other participants in the industry in which the Company and the Company Subsidiaries conduct business, then the (and only the) incremental material disproportionate impact may constitute or be deemed to contribute to a “Company Material Adverse Effect,” and may otherwise be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent not otherwise excluded by the definition thereof.

“Company Preferred Shares” means the shares of preferred stock, par value $0.10 per share, of the Company.

“Company PSU Award” means a performance share unit granted under a Company Equity Plan that is subject to performance-based vesting providing for the issuance of Company Common Shares.

“Company Restricted Stock” means a Company Common Share that is represented by and underlying a Company Restricted Stock Award and which remains unvested under the terms of the Company Restricted Stock Award.

“Company Restricted Stock Award” means an outstanding award of shares of Company Restricted Stock that vests and is deliverable based on the satisfaction of time-based vesting conditions.

“Company Shares” means the Company Common Shares and Company Preferred Shares.

“Competition Laws” means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition in any country or jurisdiction, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act.

“Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to a Person. Confidential Information includes the following: internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); identities and individual requirements of, and specific contractual arrangements with, the customers of a Person, independent contractors, joint venture partners and other business relations and their confidential information; Trade Secrets, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable).

“Contract” or “Contracts” means any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements and license agreements, in each case to which a Person is a party or to which any of the properties or assets of such Person is subject, and that is legally binding; provided, that “Contracts” shall not include any (i) Company Benefit Plan or Parent Benefit Plan or (ii) Insurance Policy or Parent Insurance Policy.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, by Contract or otherwise.

“Data Privacy and Security Requirements” means, as applicable to a Person: (i) all Data Protection Laws; (ii) all data privacy and security obligations arising out of any Contract to which the Person or its Subsidiary is a party or is otherwise bound; (iii) the public-facing privacy policies of the Person or its Subsidiaries and any public statements that the Person or its Subsidiaries have made regarding their privacy policies and practices regarding or related to data privacy and data security; and (iv) any rules of any applicable self-regulatory organizations to which the Person or its Subsidiaries are bound, including, if applicable, the Payment Card Industry Data Security Standard.

“Data Protection Laws” means all applicable Laws relating to or governing the collection, compilation, storage, processing, use, disclosure, sale, retention, transfer, or destruction of Personal Information.

“DGCL” means the General Corporation Law of the state of Delaware.

“DLLCA” means the Delaware Limited Liability Company Act.

“Employment Matters” means all matters relating to the employment or engagement of labor or workers, including matters relating to discrimination or harassment in employment; terms and conditions of employment; termination of employment; wages and hours; pay transparency; meal and rest breaks; employee leave requirements; child labor; occupational safety and health; plant closings; mass layoffs; employee whistle-blowing; immigration and employment eligibility verification; employee privacy; employee training; employee wage statements; biometric screening of employees; use of artificial intelligence and automated decision-making regarding employees and applicants; background checks and other consumer reports regarding employees and applicants; employment practices; negligent hiring or retention; affirmative action and other employment-related obligations on federal contractors and subcontractors; prevailing wages; classification of employees, individual consultants and individual independent contractors; labor relations; collective bargaining; unemployment insurance; the collection and payment of withholding or social security taxes and any similar tax; and workers’ compensation.

“Environmental Laws” means any and all Laws which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances; the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources as it relates to Hazardous Substances; or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, RCRA, the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), or any other Law of similar effect.

“Environmental Permits” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

“EPA” means the Environmental Protection Agency.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, share of restricted stock, restricted stock unit, stock appreciation right, phantom stock, performance share or unit, warrant, right or other security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Determination” means the earliest to occur of (a) the date on which an Order has been issued by any court of competent jurisdiction, which Order has become final and any allowable appeals requested by the parties to the action have been exhausted, and (b) the date on which the relevant Tax authority has entered into a binding agreement with respect to such issue or on which the Tax authority has reached a final administrative or judicial determination with respect to such issue which, whether by Law or agreement, is, or becomes, not subject to appeal.

“Fraud” of a Party means a knowing, intentional and willful misrepresentation by such Party of a representation or warranty set forth in Article III (as qualified by the Company Disclosure Letter) or Article IV (as qualified by the Parent Disclosure Letter) that constitutes actual fraud under Delaware law (and not equitable fraud, constructive fraud or negligent misrepresentation).

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Governmental Entity” means any supranational, national, federal, state, county, municipal, local or foreign government or other political subdivision thereof, any court, any public or private arbitrator or arbitral body, any entity or instrumentality exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, or any other governmental or quasi-governmental authority of any nature or any political or other subdivision or part of any of the foregoing or any self-regulatory organization, in each case of competent jurisdiction and with authority to act with respect to the matter in question.

“Governmental List” means any list of any Governmental Entity of denied or restricted parties, including OFAC’s Specially Designated Nationals and Blocked Persons List and Foreign Sanctions Evaders List; the U.S. Department of State’s Debarred List and list of parties subject to nonproliferation sanctions; the U.S. Commerce Department’s Entity List, Denied Persons List, and Unverified List; the EU Consolidated Financial Sanctions List; the relevant Annexes of Council Regulation (EU) No 833/2014 and Council Regulation (EU) No 765/2006; the UK Sanctions List; and the United Nations Security Council Consolidated List.

“Governmental Official” means any official or Representative of any Governmental Entity (or agency, instrumentality, or entity owned or Controlled by any Governmental Entity) or public international organization, any political party or employee thereof or any candidate for political office.

“Hazardous Substances” means any pollutant, contaminant, chemical, compound, toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable substance, material, or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including any quantity of asbestos in any form, urea formaldehyde, polychlorinated biphenyls (PCBs), radon gas, per- and polyfluoroalkyl substances (PFAS), radioactive materials or wastes, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means any and all intellectual property rights and similar proprietary rights, whether registered or unregistered, arising from or in respect of the following, under the Laws of the United States or any foreign jurisdiction: (a) patents, patent applications, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof), (b) trademarks, service marks, and trademark rights in trade dress, logos, slogans, brand names, trade names, taglines, social media identifiers and related accounts, Internet domain names, corporate names and other indicia of origin, and all applications and registrations in connection therewith and all goodwill related thereto, (c) copyrights and corresponding rights in works of authorship (including Software), mask works and designs, and all applications and registrations in connection therewith, (d) “trade secret” as defined under the Uniform Trade Secret Act as well as all confidential business information which a Person derives value from maintaining in confidence, in each case, whether or not reduced to written form, including know-how, inventions, drawings, designs, manufacturing and production processes and techniques, procedures, databases, customer and supplier lists, and corresponding rights in confidential and proprietary information (collectively, “Trade Secrets”), (e) any tangible or intangible embodiments of any of the foregoing, (f) all rights to bring actions and enforce all of the foregoing for any and all past, current and future infringement or violation of any of the foregoing, (g) all income, royalties, damages and payments due or payable at the Closing or thereafter, and (h) any and all other intellectual property and proprietary rights and similar, corresponding or equivalent rights to any of the foregoing, registered and unregistered, existing under common or statutory Laws of any country in the world or under any treaty.

“International Trade Laws and Regulations” means any domestic Law, Order, license, directive, award or other decision or requirement, including any amendments, having the force or effect of law, of any applicable Governmental Entity, concerning the importation, exportation, reexportation or transfer of items (including goods, software, technical data, or technology) and/or services, forced labor, and the terms and conduct of transactions and making or receiving of payment related to such importation, exportation, reexportation or transfer, including, as applicable, the Tariff Act of 1930, and other Laws and programs administered or enforced by the U.S. Department of Commerce, U.S. Department of State, U.S. Department of the Treasury, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement and their predecessor agencies; the Export Controls Reform Act of 2018; the Export Administration Regulations, including related restrictions with regard to transactions involving persons and entities on the U.S. Department of Commerce Denied Persons List or Entity List; the Arms Export Control Act; the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving persons and entities on the Debarred List; the International Emergency Economic Powers Act; the Trading With the Enemy Act; the Foreign Narcotics Kingpin Designation Act; the embargoes and economic sanctions administered by OFAC; orders of the President regarding embargoes and economic sanctions on transactions with designated countries, territories, and Persons, including individuals and entities designated on Governmental Lists; the antiboycott regulations administered by the U.S. Department of Commerce; the antiboycott regulations administered by the U.S. Department of the Treasury; and other Laws adopted by the governments or agencies of other countries relating to the same subject matter as the U.S. Law described above.

“IP Agreement” means any Contract pursuant to which the Company, a Company Subsidiary, Parent, or a Parent Subsidiary (i) has received a license or other rights under or with respect to any material Intellectual Property owned by any other Person, or (ii) has granted to any other Person a license or other rights under or with respect to any material Company Intellectual Property or material Parent Intellectual Property.

“IRS” means the United States Internal Revenue Service.

“IT Assets” means, with respect to any Person, the computers, software, databases, hardware, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines and all other information technology equipment (including communications equipment, terminals and hook-ups that interface with third party software or systems) owned, licensed, leased or otherwise used by such Person or any of such Person’s Subsidiaries. For purposes of this Agreement, IT Assets include any of the foregoing that is operated for the benefit of and at the instruction of the Person by any vendor, supplier, service provider, or contractor.

“Knowledge” or “Known” means (a) when used with respect to the Company and the Company Subsidiaries, the actual knowledge of the named executive officers of the Company, assuming reasonable inquiry of direct reports and (b) when used with respect to Parent, Merger Sub I or Merger Sub II, the actual knowledge of the named executive officers of Parent, assuming reasonable inquiry of direct reports.

“Law” means any international, national, provincial, state, municipal, local and common laws, treaties, statutes, acts, ordinances, codes, rules, regulations or Orders of any Governmental Entity.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, title or survey defect, encumbrance, restriction, charge, option or other third party right, right of first refusal or first offer, easement, security interest, deed of trust, right-of-way, encroachment, occupancy right, preemptive right, community property interest or other restriction of any nature, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction or defect on the possession, exercise or transfer of any other attribute of ownership of any asset.

“LOR” means LOR, Inc. a Georgia corporation.

“Nasdaq” means The Nasdaq Stock Market LLC.

“NYSE” means the New York Stock Exchange LLC.

“OFAC” means the Office of Foreign Assets Control.

“Open Source Software” means, any Software or other materials that are licensed, distributed or conveyed: (a) as “open source software,” “free software,” “copyleft” or under a similar licensing or distribution model (including under any Contract that is, or is substantially similar to, a license that meets the Open Source Definition (www.opensource.org/osd.html) or Free Software Definition (www.gnu.org/philosophy/free-sw.html)), or (b) under a Contract that obligates the recipient, user or distributor of the Software or other materials: (i) to disclose, distribute or provide Software source code or other materials; (ii) to permit another Person to access, modify, make derivative works of, or reverse-engineer such Software or other content; or (iii) to grant to others any Intellectual Property rights or other rights or imposes a non-assertion obligation on such Person with respect to any recipient, users or distributors of the Software or other materials.

“Order” means any judgment, order, decision, writ, injunction, decree, legal or arbitration award, ruling, SEC requirement or settlement or consent agreement, in each case, by or with a Governmental Entity.

“Parent Acquisition Proposal” means any bona fide offer or proposal from a Third Party concerning (a) a merger, consolidation, or other business combination transaction or series of related transactions involving Parent in which any Person or group (as defined in Section 13(d) of the Exchange Act) would acquire beneficial ownership of Equity Interests representing 20% or more of the voting power of Parent, (b) a sale, lease, license, mortgage, pledge or other disposition, directly or indirectly, by merger, consolidation, business combination, share exchange, partnership, joint venture or otherwise, of assets of Parent (including Equity Interests of a Parent Subsidiary) or the Parent Subsidiaries representing 20% or more of the consolidated assets of Parent and the Parent Subsidiaries based on their fair market value as determined in good faith by the Parent Board, (c) an issuance or sale (including by way of merger, consolidation, business combination, share exchange, joint venture or otherwise) of Equity Interests representing 20% or more of the voting power of Parent or a tender offer or exchange offer in which any Person or group (as defined in Section 13(d) of the Exchange Act) would acquire beneficial ownership, or the right to acquire beneficial ownership, of Equity Interests representing 20% or more of the voting power of Parent, or (d) any combination of the foregoing (in each case, other than the Mergers).

“Parent Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether written or unwritten and whether or not such plan is subject to ERISA), each bonus, incentive, commission or deferred compensation or equity or equity-based compensation plan, program, policy, agreement or arrangement, and each employment, consulting, severance, change in control, retention, termination, pension, retirement, welfare, disability benefit, health insurance, life insurance, fringe benefit, paid time off, paid leave, expense reimbursement, supplemental benefit plan, program, policy, agreement, scheme or arrangement, in each case, sponsored, maintained, contributed to or required to be contributed to by the Parent or any Parent Subsidiary for the benefit of any Parent Participant, or between the Parent or any Parent Subsidiary, on the one hand, and any Parent Participant, on the other hand.

“Parent Common Shares” means the shares of common stock, par value $0.01 per share, of Parent.

“Parent Disclosure Letter” means the letter that has been prepared by Parent in connection with this Agreement and delivered by Parent to the Company on the date of this Agreement.

“Parent Equity Awards” means each equity award granted by Parent under the Parent Equity Plans, including the Parent RSU Awards, Parent PSU Awards and the Parent Restricted Stock Awards.

“Parent Equity Plans” means the Second Amended and Restated Parent 2015 Incentive Award Plan and any other equity incentive plan adopted by the Parent, in each case as amended, supplemented or modified as of the date of this Agreement.

“Parent Intellectual Property” means the Intellectual Property owned or purported to be owned by Parent or any of the Parent Subsidiaries.

“Parent Intervening Event” means any Effect first occurring or arising after the date hereof that is material to the Parent and the Parent Subsidiaries (taken as a whole) (other than any Effect resulting from a breach of this Agreement by Parent, any of its Subsidiaries or any of their respective Representatives) and was not Known by Parent or any member of the Parent Board or reasonably foreseeable to Parent or any member of the Parent Board on or before the date hereof; provided, however, that in no event shall the following changes, effects, developments, events, circumstances or occurrences constitute a Parent Intervening Event: (a) the receipt, existence or terms of a Parent Acquisition Proposal or any inquiry, proposal, offer, request for information or expression of interest that may reasonably be expected to lead to, or result in, a Parent Acquisition Proposal (which, for the purposes of the Parent Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof) or (b) changes in the market price or trading volume of Company Common Shares, Parent Common Shares or any other securities of the Company, Parent or their respective Subsidiaries, or any change in credit rating or the fact that the Company or Parent meets or exceeds (or that the Company or Parent fails to meet or exceed) internal or published estimates, projections, forecasts or predictions for any period.

“Parent IT Assets” means the IT Assets owned, licensed, leased or otherwise used by Parent or any of the Parent Subsidiaries.

“Parent Material Adverse Effect” means any Effect that (x) has a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries, taken as a whole, or (y) materially impairs the ability of Parent, Merger Sub I and Merger Sub II to consummate, or prevents or materially delays, the Mergers or any of the other transactions contemplated by this Agreement; provided, that in the case of clause (x) only, no Effect to the extent resulting from or arising out of any of the following, individually or in the aggregate, shall constitute or be deemed to contribute to a “Parent Material Adverse Effect,” or shall otherwise be taken into account in determining whether a “Parent Material Adverse Effect” has occurred or would reasonably be expected to occur:

(a) changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates;

(b) any decline in the market price or trading volume of the Parent Common Shares or any change in the credit rating of Parent or any of its securities (provided, that the facts and circumstances underlying any such decline or change may constitute or be deemed to contribute to a “Parent Material Adverse Effect,” and may otherwise be taken into account in determining whether a “Parent Material Adverse Effect” has occurred or would reasonably be expected to occur, to the extent not otherwise excluded by the definition thereof);

(c) changes or developments in the industries in which Parent or any of the Parent Subsidiaries operate;

(d) changes in Law or interpretations thereof or enforcement thereof after the date of this Agreement;

(e) the execution, delivery or performance of this Agreement or the public announcement or pendency or consummation of the Mergers or the other transactions contemplated hereby, including the impact thereof on the relationships of Parent or any of the Parent Subsidiaries with employees, partnerships, customers, dealers, suppliers or Governmental Entities;

(f) compliance with the terms of, or the taking or omission of any action contemplated by, this Agreement or consented to (after disclosure to the Company of all material and relevant facts and information) or requested by the Company in writing;

(g) any act of civil unrest, civil disobedience, war, terrorism, cyberterrorism, military activity, sabotage or cybercrime, including an outbreak or escalation of hostilities involving the United States or any other Governmental Entity or the declaration by the United States or any other Governmental Entity of a national emergency or war, or any worsening or escalation of any such conditions threatened or existing on the date of this Agreement;

(h) any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events,

(i) any pandemic, epidemic or disease outbreak or other comparable events;

(j) changes in GAAP or the interpretation or enforcement thereof after the date of this Agreement;

(k) tariffs, anti-dumping actions, trade policies, trade disputes, agreements or initiatives or any “trade war,” or similar actions, or any U.S. government shutdown;

(l) any litigation relating to or resulting from this Agreement or the transactions contemplated hereby; or

(m) any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions; (provided, that the facts and circumstances underlying any such failure may constitute or be deemed to contribute to a “Parent Material Adverse Effect,” and may otherwise be taken into account in determining whether a “Parent Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent not otherwise excluded by the definition thereof);

except, with respect to clauses (a), (c), (d), (g), (h), (i), (j) and (k), if the impact thereof is materially and disproportionately adverse to Parent and its Subsidiaries, taken as a whole, relative to the impact thereof on the other participants in the industry in which Parent and the Parent Subsidiaries conduct business, then the (and only the) incremental material disproportionate impact may constitute or be deemed to contribute to a “Parent Material Adverse Effect,” and may otherwise be taken into account in determining whether a “Parent Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent not otherwise excluded by the definition thereof.

“Parent Participant” means each current or former individual independent contractor, director, officer or employee of the Parent or any of the Parent Subsidiaries.

“Parent Preferred Shares” means the shares of preferred stock, par value $0.01 per share, of Parent.

“Parent PSU Award” means a performance stock unit granted under a Parent Equity Plans that is subject to performance-based vesting providing for the issuance of Parent Common Shares.

“Parent Restricted Stock” means a Parent Common Share that is represented by and underlying a Parent Restricted Stock Award.

“Parent Restricted Stock Award” means an outstanding award of shares of Parent Restricted Stock that vests and is deliverable based on the satisfaction of time-based vesting conditions.

“Parent RSU Award” means a restricted stock unit granted under a Parent Equity Plan that is subject to time-based vesting providing for the issuance of Parent Common Shares.

“Parent Shares” means the Parent Common Shares and the Parent Preferred Shares.

“Parent Software” means proprietary computer software that is material Parent Intellectual Property.

“Participant” means each current or former individual independent contractor, director, officer or employee of the Company or any of the Company Subsidiaries.

“Party” or “Parties” means Parent, Merger Sub I, Merger Sub II and the Company.

“Permitted Liens” means, with respect a Person, (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established on or reflected in the consolidated financial statements of such Person in accordance with GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances, in each case, arising by operation of Law in the ordinary course of business for amounts not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established on the consolidated financial statements of such Person in accordance with GAAP, (c) Liens arising from transfer restrictions under securities Laws, (d) with respect to any Company Owned Real Property or Company Leased Real Property, or Parent Owned Real Property or Parent Leased Real Property, as applicable, (i) all easements, encroachments, restrictions, rights-of-way and any other non-monetary title defects, whether or not of record, and (ii) zoning, building, land use, environmental Laws, that, in the case of clauses (i) and (ii), would not reasonably be expected to, individually or in the aggregate, materially interfere with the ordinary conduct of the business of such Person and such Person’s Subsidiaries as currently conducted or materially detract from the development, use, occupancy, value or marketability of the affected property, (e) with respect to any Company Leased Real Property or Parent Leased Real Property, as applicable, the terms and provisions of the Company Real Property Leases or Parent Real Property Leases, as appropriate, and all Liens affecting the title of the landlords thereunder and the holders of the fee simple title thereof, (f) non-exclusive licenses of Intellectual Property, (g) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or pension programs, in each case, mandated under applicable Laws or other social security programs, (h) Liens disclosed on the Company Financial Statements or the Parent Financial Statements, as applicable, or securing liabilities reflected on the Company Financial Statements or the Parent Financial Statements, as applicable, (i) purchase money Liens or Liens arising under leases of personal property or equipment in favor of the lessor thereof securing rental payments, or (j) Liens incurred in the ordinary course of such Person’s business that are not incurred in connection with indebtedness for borrowed money, and that do not, individually or in the aggregate, materially impair the value of the subject asset for the purposes for which it is used in connection with such Person’s business or materially interfere with ownership or use of the subject asset in such Person’s business as currently conducted.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Personal Information” means any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular consumer or household. For the avoidance of doubt, “Personal Information” includes all information that would constitute “personal data,” “personal information” or similar defined terms under applicable Data Protection Laws.

“Proceedings” means all actions, suits, claims (or counterclaims), hearings, arbitrations, investigations, inquiries, litigations, mediations, grievances, audits, examinations or other legal proceedings, in each case, by or before any Governmental Entity.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.

“Release” means any actual spilling, leaking, pumping, pouring, emitting, emptying, discharging, depositing, injecting, escaping, leaching, dumping, abandoning, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representatives” means, as to any Person, such Person’s directors, managers, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

“RPC 401(k) Plan” means the RPC, Inc. 401(k) Plan.

“Sanctioned Jurisdiction” means any country or territory that is the target of comprehensive sanctions (at present, Cuba, Iran, North Korea, the Crimea and so-called Donetsk People’s Republic and Luhansk People’s Republic regions in Ukraine, and the areas of the Kherson oblast of Ukraine and the Zaporizhzhia oblast of Ukraine that are occupied by the Russian Federation).

“Sanctioned Persons” means (a) Persons with names listed on a Governmental List, (b) a Person owned or Controlled by the government of a Sanctioned Jurisdiction, (c) a Person located, organized or ordinarily resident in a Sanctioned Jurisdiction or (d) a Person 50% or more, directly or indirectly, owned by one or more Persons referenced in clause (a), (b) or (c) (to the extent applicable).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Securities Act” means the Securities Act of 1933.

“Software” means computer software (including applets and mobile apps) in any form or medium, including source code, object code and executable code, together with all related user manuals and guides, programmer documentation and developer notes and annotations, diagrams, graphs, charts and flow charts, and other documentation.

“Specified Stockholders” means Gary W. Rollins, R. Randall Rollins Voting Trust U/A dated August 25, 1994, LOR, RCTLOR, LLC, Rollins Holding Company, Inc., WNEG Investments, L.P., RFT Investment Company, LLC, Amy R. Kreisler, The Gary W. Rollins Revocable Trust, Pamela R. Rollins, Timothy C. Rollins, RFA Management Company, LLC, and The Margaret H. Rollins 2014 Trust.

“Subsidiary” of Parent, the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be, owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer Control of any such corporation, limited liability company, partnership, joint venture or other legal entity (which shall include the Control conferred by serving as managing member, general partner or similar such position with respect to any such entity), or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act; provided, however, that in no event shall any unconsolidated joint venture of the Company be deemed a Subsidiary of the Company for purposes of this Agreement.

“Superior Company Proposal” means a bona fide written Company Acquisition Proposal (except the references therein to “20% or more” shall be replaced by “more than 50%”), made by a Third Party which, in the good faith judgment of the Company Board (upon the recommendation of the Special Committee) or the Special Committee (after consultation with its outside legal counsel and, in the case of the Company Board only, the Company’s financial advisor), taking into account such factors as the Company Board or the Special Committee considers in good faith to be appropriate (including the conditionality, financing aspects, timing and likelihood of consummation of, and the Person or group making, such proposals), (a) is reasonably likely to be consummated in accordance with its terms and (b) if consummated, would be more favorable from a financial point of view to the Company’s stockholders (in their capacity as such) than the Mergers.

“Superior Parent Proposal” means a bona fide written Parent Acquisition Proposal (except the references therein to “20% or more” shall be replaced by “more than 50%”), made by a Third Party which, in the good faith judgment of the Parent Board (after consultation with its outside legal counsel and financial advisor), taking into account such factors as the Parent Board considers in good faith to be appropriate (including the conditionality, financing aspects, timing and likelihood of consummation of, and the Person or group making, such proposals), (a) is reasonably likely to be consummated in accordance with its terms and (b) if consummated, would be more favorable from a financial point of view to Parent’s stockholders (in their capacity as such) than the Mergers.

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing, declaration, statement or other document required to be filed or actually filed with a Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means (a) any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges, in each case, in the nature of a tax, imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, escheat, net worth, capital stock, alternative or add-on minimum, environmental, use, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, and gains tax, and (b) any interest, penalty, fine or addition to any of the foregoing.

“Third Party” means any Person other than the Company, Parent, Merger Sub I, and Merger Sub II and their respective affiliates.

“Transaction Documents” means this Agreement, the Voting Agreement, the Registration Rights Agreement, and the Stockholders Agreement.

“Unaffiliated Stockholders” means the stockholders of the Company other than the Specified Stockholders.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local Law.

“Willful Breach” means any breach of this Agreement that is the consequence of an action or omission by any Party if such Party knew or should have known that the taking of such action or the failure to take such action would be a breach of this Agreement.

Section 8.5 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
Agreement	Preamble
Base Amount	Section 5.9(c)
Benefit of the Bargain Damages	Section 7.2
Book-Entry Shares	Section 2.2(b)(ii)
Cancelled Shares	Section 2.1(a)(iii)
Capitalization Time	Section 3.2(a)
Cash Consideration	Section 2.1(a)(i)
Certificates	Section 2.2(b)(i)
Clearance Date	Section 5.6(b)
Closing	Section 1.3
Closing Date	Section 1.3
Company	Preamble
Company 203 Assumptions	Section 3.3
Company Board	Recitals
Company Board Recommendation	Recitals
Company Bylaws	Section 3.1(b)
Company Change of Board Recommendation	Section 5.3(a)
Company Charter	Section 3.1(b)
Company Converted Restricted Stock	Section 2.4(b)
Company Designee	Section 1.4(a)
Company Disclosure Letter	Article III
Company Employees	Section 5.8(a)
Company Financial Statements	Section 3.7(b)
Company Leased Real Property	Section 3.18(b)
Company Material Contract	Section 3.13(a)
Company Notice Period	Section 5.3(f)
Company Owned Real Property	Section 3.18(a)
Company Permits	Section 3.6(a)
Company Property	Section 3.18(b)
Company Real Property Lease	Section 3.18(b)
Company Related Party Contracts	Section 3.25
Company SEC Documents	Section 3.7(a)
Company Section 5.1(c) Representatives	Section 8.3(c)
Company Stockholder Approval	Section 3.3
Company Stockholders Meeting	Section 3.5
Company Subsidiary	Section 3.1(a)
Company Termination Fee	Section 7.3(a)
Company Top Dealer	Section 3.26(a)
Company Top Supplier	Section 3.26(a)
Confidentiality Agreement	Section 5.2(b)
D&O Insurance	Section 5.9(c)
Dissenting Shares	Section 2.3
Effect	Section 8.4
Enforceability Exceptions	Section 3.3
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
First Effective Time	Section 1.3

Term	Section
Form S-4	Section 3.5
Fractional Share Consideration	Section 2.1(a)(i)
Indemnified Parties	Section 5.9(a)
Insurance Policies	Section 3.19
Intended Tax Treatment	Section 5.10(a)
Joint Proxy Statement/Prospectus	Section 3.5
Letter of Transmittal	Section 2.2(b)(i)
Merger I	Recitals
Merger I Certificate of Merger	Section 1.3
Merger I Surviving Corporation	Section 1.1(a)
Merger I Surviving Corporation Common Stock	Section 2.1(a)(ii)
Merger II	Recitals
Merger II Certificate of Merger	Section 1.3
Merger II Surviving Company	Section 1.2(a)
Merger Consideration	Section 2.1(a)(i)
Merger Sub I	Preamble
Merger Sub II	Preamble
Mergers	Recitals
New Plan	Section 5.8(b)
Other Company Plan	Section 5.8(e)
Outside Date	Section 7.1(b)
Parent	Preamble
Parent 203 Assumptions	Section 4.3(a)
Parent Board	Recitals
Parent Board Recommendation	Recitals
Parent Bylaws	Section 4.1(b)
Parent Change of Board Recommendation	Section 5.4(a)
Parent Charter	Section 4.1(b)
Parent Common Share Issuance	Recitals
Parent Fairness Opinion	Section 4.34
Parent Financial Statements	Section 4.8(b)
Parent Insurance Policies	Section 4.20
Parent Leased Real Property	Section 4.19(b)
Parent Notice Period	Section 5.4(f)
Parent Owned Real Property	Section 4.19(a)
Parent Permits	Section 4.7(a)
Parent Property	Section 4.19(b)
Parent Real Property Lease	Section 4.19(b)
Parent Related Party Contracts	Section 4.28
Parent SEC Documents	Section 4.8(a)
Parent Section 5.1(a) Representatives	Section 8.3(b)
Parent Software	Section 4.17(h)
Parent Stockholder Approval	Section 4.3(a)
Parent Stockholders Meeting	Section 4.21
Parent Subsidiary	Section 4.1(a)
Parent Termination Fee	Section 7.3(c)
Parent Top Dealer	Section 4.30(a)
Parent Top Supplier	Section 4.30(a)
Payoff Amount	Section 5.15
Payoff Letter	Section 5.15
Plan Termination Date	Section 5.8(d)

Term	Section
Potential Transaction	Recitals
Providing Party	Section 5.2(a)
Registration Rights Agreement	Recitals
Replacement Designee	Section 1.4(a)
Restraint	Section 6.1(c)
Rev. Proc. 2018-12	Section 5.10(d)
SEC	Section 3.7(a)
Second Effective Time	Section 1.3
Section 16	Section 5.12
Special Committee	Recitals
Special Committee Recommendation	Recitals
Stockholders Agreement	Recitals
Stock Consideration	Section 2.1(a)(i)
Trade Secrets	Section 8.4
Truist Securities	Section 3.20
Voting Agreement	Recitals
Wells Fargo Securities	Section 4.22

Section 8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner that will achieve, to the maximum extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 8.8 Entire Agreement. This Agreement (together with the Exhibits hereto), the Voting Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Confidentiality Agreement and the Clean Team Agreement constitute the entire agreement of the Parties and supersede all prior agreements (except the Confidentiality Agreement and Clean Team Agreement) and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Pursuant to Section 268(b) of the DGCL, the Company Disclosure Letter, the Parent Disclosure Letter and similar documents or instruments to be delivered in connection with this Agreement that modify, supplement, qualify, or make exceptions to representations, warranties, covenants or conditions contained in this Agreement shall not be deemed part of this Agreement for purposes of any provision of the DGCL but shall have the effects provided in this Agreement.

Section 8.9 Assignment. This Agreement shall not be assigned by any Party by operation of Law or otherwise without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

Section 8.10 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (a) from and after the First Effective Time, the right of the holders of Company Shares to receive the Merger Consideration and any Fractional Share Consideration, and the right of the holders of Company Equity Awards to receive the consideration therefor, in accordance with the terms of this Agreement, and (b) any Persons, including the Indemnified Parties, entitled to indemnification, advancement of expenses, exculpation or insurance benefits under the provisions of Section 5.9 following the First Effective Time, with respect to such provisions. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties.

Section 8.11 Mutual Drafting; Interpretation. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular Section or Article in which such words appear. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the terms “neither,” “nor,” “any,” “either” and “or” shall not be deemed to be exclusive. The word “shall” shall be construed to have the same meaning and effect of the word “will.” The phrase “to the extent” shall mean the degree to which, and such phrase shall not mean simply “if.” If the last day of a period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement is not a Business Day, the period shall end on the immediately following Business Day. Except as otherwise indicated, “made available” “provided,” or terms of similar import mean (i) made available to Parent and its Representatives in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement or made available to the Company and its Representatives in the electronic data room maintained by Parent for purposes of the transactions contemplated by this Agreement, as applicable, or (ii) as publicly filed or furnished by the Company or Parent with the SEC, in each case, prior to the date hereof. All references to “ordinary course” or “ordinary course of business” with respect to any Person shall mean action taken, or omitted to be taken, by such Person in the ordinary course of such Person’s business consistent with the past practices of such Person. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute or Law shall be deemed to refer to such statute or Law as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract, including this Agreement and the other Transaction Documents, are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 8.12 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the Parties irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith or any claim or cause of action arising in connection with this Agreement or the negotiation hereof, brought by any Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery does not have subject matter jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising from this Agreement or any of the transactions contemplated hereby or the negotiation hereof in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.12, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, each of the Parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 8.3 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.12(c).

Section 8.13 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Company, on the one hand, and Parent, Merger Sub I and Merger Sub II, on the other hand, shall have received a counterpart hereof signed by the other Party hereto. Until and unless the Company, on the one hand, and Parent, Merger Sub I and Merger Sub II, on the other hand, shall have received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 8.14 Specific Performance. The Parties agree that if the Company, Parent, Merger Sub I or Merger Sub II were to breach any of their respective obligations under this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly, (a) the Parties shall be entitled to an injunction or injunctions to prevent or remedy breaches of this Agreement and to specific performance of the terms hereof, including the right of a Party to cause each other Party to consummate the Mergers and the other transactions contemplated by this Agreement on the terms and subject to the conditions of this Agreement, in each case in the Delaware Court of Chancery or, if such court shall not have subject matter jurisdiction, in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity, (b) the Parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the Parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. Subject to Section 7.3(f), either Party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a Party in the case of a material breach of Section 5.3 or Section 5.4, Willful Breach or Fraud.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II and the Company have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

PARENT

MASTERCRAFT BOAT HOLDINGS, INC.

By:	/s/ Bradley M. Nelson
Name:	Bradley M. Nelson
Title:	Chief Executive officer

MERGER SUB I

TITAN MERGER SUB 1, INC.

By:	/s/ Bradley M. Nelson
Name:	Bradley M. Nelson
Title:	Chief Executive officer

MERGER SUB II

TITAN MERGER SUB 2, LLC

By:	/s/ Bradley M. Nelson
Name:	Bradley M. Nelson
Title:	Chief Executive officer

COMPANY

MARINE PRODUCTS CORPORATION

By:	/s/ Ben M. Palmer
Name:	Ben M. Palmer
Title:	President and Chief Executive officer

Wells Fargo Securities, LLC 30 Hudson Yards New York, NY 10001

February 5, 2026

MasterCraft Boat Holdings, Inc.

100 Cherokee Cove Drive

Vonore, Tennessee 37885

Attention: Board of Directors

Members of the Board of Directors:

You have requested, in your capacity as the Board of Directors (the “Board”) of MasterCraft Boat Holdings, Inc. (the “Company”), our opinion with respect to the fairness, from a financial point of view, to the Company of the Consideration (as defined below) to be paid by the Company in the proposed merger (the “Transaction”) of the Company with Marine Products Corporation (the “Merger Partner”). We understand that, among other things, pursuant to an Agreement and Plan of Merger, dated as of February 5, 2026 (the “Agreement”), between the Company, Titan Merger Sub 1, Inc., a wholly owned subsidiary of the Company (“Merger Sub I”), Titan Merger Sub 2, LLC, a wholly owned subsidiary of the Company (“Merger Sub II”), and the Merger Partner, Merger Sub I will merge with and into the Merger Partner, with the Merger Partner surviving as a wholly-owned subsidiary of the Company, and, immediately after the consummation such merger, the Merger Partner will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of the Company. We further understand that each issued and outstanding share of common stock, par value $0.10 per share, of the Merger Partner (“Merger Partner Common Stock”), other than Company Restricted Stock, Dissenting Shares and Cancelled Shares (each as defined in the Agreement), will be converted into the right to receive $2.43 in cash, without interest (the “Cash Consideration”), and 0.232 validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share (“Company Common Stock”), of the Company (the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”).

In preparing our opinion, we have:

•	reviewed the Agreement;

•	reviewed certain publicly available business and financial information relating to the Company and the Merger Partner and the industries in which they operate;

•

compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant, and compared current and historic market prices of the Company Common Stock and the Merger Partner Common Stock with similar data for such other companies;

•

reviewed certain internal financial analyses and forecasts for the Company (the “Company Projections”) and the Merger Partner (the “Merger Partner Projections”) prepared by the management of the Company;

•

reviewed certain estimates prepared by the management of the Company as to the potential cost savings and synergies expected by such management to be achieved as a result of the Transaction (the “Synergies”);

•

discussed with the managements of the Company and the Merger Partner regarding certain aspects of the Transaction, the business, financial condition and prospects of the Company and the Merger Partner, respectively, the effect of the Transaction on the business, financial condition and prospects of the Company and the Merger Partner, respectively, and certain other matters that we deemed relevant; and

•	considered such other financial analyses and investigations and such other information that we deemed relevant.

In giving our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or the Merger Partner or otherwise reviewed by us. We have not independently verified any such information, and pursuant to the terms of our engagement by the Company, we did not assume any obligation to undertake any such independent verification. In relying on the Company Projections and the Merger Partner Projections (including the Synergies), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future performance and financial condition of the Company and the Merger Partner. We express no view or opinion with respect to the Company Projections, the Merger Partner Projections and the Synergies or the assumptions upon which they are based. We have assumed that any representations and warranties made by the Company, Merger Sub I, Merger Sub II and the Merger Partner in the Agreement or in other agreements relating to the Transaction will be true and accurate in all respects that are material to our analysis.

For purposes of our analyses and this opinion we have assumed that, for U.S. federal income tax purposes, the Transaction will qualify as a “reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. We have also assumed that the Transaction will have the tax consequences described in discussions with, and materials provided to us by, the Company and its representatives. We also have assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, the Merger Partner or the contemplated benefits of the Transaction. We have also assumed that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion. In addition, we have not made any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Merger Partner, nor have we been furnished with any such evaluations or appraisals. We have not evaluated the solvency of the Company or the Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matters.

Our opinion only addresses the fairness, from a financial point of view, of the Consideration to be paid by the Company in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any class of securities, creditors or other constituencies of the Company. Furthermore, we express no opinion as to any other aspect or implication (financial or otherwise) of the Transaction, or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration or otherwise. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and have relied upon the assessments of the Company and its advisors with respect to such advice.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, notwithstanding that any such subsequent developments may affect this opinion. Our opinion does not address the relative merits of the Transaction as compared to any alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Board or the Company to proceed with or effect the Transaction. We are not expressing any opinion as to the price at which Company Common Stock or Merger Partner Common Stock may be traded at any time.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for such services, a substantial portion of which is contingent upon the consummation of the

Transaction. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of our engagement.

During the two years preceding the date of this opinion, neither we nor our affiliates have had any other material investment, commercial banking or financial advisory relationships with the Company or the Merger Partner. We and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Merger Partner. In the ordinary course of business, we and our affiliates will trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of the Company, the Merger Partner and certain of their affiliates for our own account and for the accounts of our customers and, accordingly, will at any time hold a long or short position in such securities or financial instruments.

This letter is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. This opinion does not constitute advice or a recommendation to any stockholder of the Company or any other person as to how to vote or act on any matter relating to the proposed Transaction or any other matter. This opinion may not be used or relied upon for any other purpose without our prior written consent, nor shall this opinion be disclosed to any person or quoted or referred to, in whole or in part, without our prior written consent. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written consent. The issuance of this opinion has been approved by a fairness committee of Wells Fargo Securities.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company in the proposed Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC

OPINION OF TRUIST SECURITIES, INC.

February 4, 2026

The Board of Directors

Marine Products Corporation

2801 Buford Highway, Suite 300

Atlanta, Georgia 30329

The Board of Directors:

We understand that Marine Products Corporation (“MPC”), MasterCraft Boat Holdings, Inc. (“MasterCraft”), Titan Merger Sub 1, Inc., a wholly owned direct subsidiary of MasterCraft (“Merger Sub I”), and Titan Merger Sub 2, LLC, a wholly owned direct subsidiary of MasterCraft (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”), propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which (i) Merger Sub I will be merged with and into MPC, with MPC continuing as the surviving corporation (“Merger I”), and, immediately following consummation of Merger I, MPC will be merged with and into Merger Sub II, with Merger Sub II continuing as the surviving corporation (“Merger II” and, together with Merger I, the “Mergers”), and (ii) all outstanding shares of the common stock, par value $0.10 per share, of MPC (“MPC Common Stock”) will be converted in Merger I into the right to receive (a) $2.43 per share in cash (the “Cash Consideration”), and (b) 0.232 of a share of the common stock, par value $0.01 per share, of MasterCraft (“MasterCraft Common Stock” and, such number of shares, the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). The terms and conditions of the Mergers are more fully set forth in the Agreement.

You have requested that Truist Securities, Inc. render its opinion (this “Opinion”) to the Board of Directors of MPC (the “Board of Directors”), in its capacity as such, with respect to the fairness, from a financial point of view, of the Merger Consideration to be paid pursuant to the Agreement to holders of MPC Common Stock (other than holders who execute a voting agreement or stockholders agreement in connection with the Mergers, MasterCraft, Merger Subs, and their respective affiliates).

In connection with this Opinion, we have conducted such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have reviewed:

(i)	an execution version, provided to us on February 4, 2026, of the Agreement;

(ii)	certain publicly available business and financial information relating to MPC and MasterCraft and historical market prices for MPC Common Stock and MasterCraft Common Stock;

(iii)

certain other financial information relating to MPC and MasterCraft made available to us by the respective managements of MPC and MasterCraft, including financial projections, estimates and other information and data relating to MPC and MasterCraft and the potential cost savings expected to result from the Mergers provided to or discussed with us by the respective managements of MPC and MasterCraft as reviewed and approved by MPC for our use and reliance;

(iv)	the financial and operating performance of MPC and MasterCraft and certain other companies with publicly traded equity securities that we deemed relevant; and

(v)	publicly available financial terms of certain transactions that we deemed relevant.

We also have had discussions with certain members of the respective senior managements and other representatives of MPC and MasterCraft regarding the businesses, financial condition, results of operations and prospects of MPC and MasterCraft and certain matters pertaining to or resulting from the Mergers and have undertaken such other studies, analyses and investigations as we deemed appropriate.

The Board of Directors Marine Products Corporation February 4, 2026 Page 2

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, materials and other information furnished or otherwise made available to us, discussed with or reviewed by us, or publicly available, and upon assurances of the respective managements and other representatives of MPC and MasterCraft that they are not aware of any relevant information that has been omitted or that remains undisclosed to us and we do not assume any responsibility with respect to any such data, materials or other information. Our role in reviewing such data, materials and other information was limited solely to performing such review as we deemed necessary and appropriate to support this Opinion and such review was not conducted on behalf of MPC, MasterCraft or any other party. In addition, the managements of MPC and MasterCraft have advised us, and we have assumed, that the financial projections, estimates and other information and data that we have been directed to utilize for purposes of our analyses and this Opinion have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to, and are an appropriate basis upon which to evaluate, the future financial results and condition of MPC and MasterCraft, the potential cost savings expected by such managements to result from the Mergers and the other matters covered thereby, and we express no opinion with respect to any such projections, estimates or other information or data or the assumptions on which they are based. We also have assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of MPC or MasterCraft since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by us that would be meaningful in any respect to our analyses or this Opinion, and that there is no information or any fact that would make any of the information provided to, discussed with or reviewed by us incomplete or misleading.

We have relied upon, without independent verification, the assessments of the managements of MPC and MasterCraft as to, among other things, (i) the potential impact on MPC and MasterCraft of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the marine industry, (ii) the products, technology and intellectual property of MPC and MasterCraft, and associated risks, and (iii) existing and future agreements and other arrangements involving, and the ability to attract, retain and/or replace, key employees, customers, suppliers, independent dealers and other commercial relationships of MPC and MasterCraft. We have assumed that there will be no developments with respect to any such matters that would have an adverse effect on MPC, MasterCraft or the Mergers or that otherwise would be meaningful in any respect to our analyses and this Opinion.

We also have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement are true and correct; (b) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party under the Agreement; (c) all conditions to the consummation of the Mergers will be satisfied without waiver thereof; and (d) the Mergers will be consummated in accordance with the terms of the Agreement, and in compliance with all applicable laws and requirements, without waiver, modification or amendment of any term, condition or agreement therein and that, in the course of obtaining any governmental, regulatory or third party consents, approvals, releases, waivers or agreements in connection with the Mergers, no delay, limitation, restriction or condition, including any divestiture requirements or other modifications, will be imposed that would have an adverse effect on MPC, MasterCraft or the Mergers. In addition, we have assumed that the Agreement, when executed by the parties thereto, will conform to the execution version reviewed by us in all respects meaningful to our analyses and this Opinion.

In connection with this Opinion, we have not been requested to make, and we have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent,

The Board of Directors Marine Products Corporation February 4, 2026 Page 3

accrued, derivative, off-balance sheet or otherwise) of MPC, MasterCraft or any other entity, nor were we provided with any such appraisal or evaluation. We also have not undertaken any independent analysis of any potential or actual litigation, regulatory action, governmental investigation, possible unasserted claims or other contingent liabilities to which MPC, MasterCraft or any other entity is or may be a party or is or may be subject.

This Opinion is necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have no obligation to update, revise, reaffirm or withdraw this Opinion or otherwise comment upon events occurring or information that becomes available after the date hereof. As you are aware, the credit, financial and stock markets, the industry in which MPC and MasterCraft operate and the securities of MPC and MasterCraft have experienced and may continue to experience volatility and we express no opinion as to any potential effects of such volatility on MPC, MasterCraft or the Mergers.

As you are aware, in connection with our engagement, we were not requested to, and we did not, undertake on behalf of MPC a process to solicit indications of interest or proposals from third parties regarding the possible acquisition of all or a part of MPC or any alternative transaction. This Opinion only addresses the fairness, from a financial point of view, of the Merger Consideration to holders of MPC Common Stock (to the extent expressly specified herein), without regard to individual circumstances of holders of MPC Common Stock (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of MPC held by such holders, and this Opinion does not in any way address proportionate allocation or relative fairness. This Opinion also does not address any other term, aspect or implication of the Mergers, including any voting agreement, stockholders agreement, registration rights agreement or other agreement, arrangement or understanding entered into in connection therewith or otherwise. We are not expressing any opinion as to: (i) the underlying business decision of MPC, its security holders or any other party to proceed with or effect the Mergers; (ii) the relative merits of the Mergers as compared to any alternative business strategies that might exist for MPC or any other party or the effect of any other transaction in which MPC or any other party might engage; (iii) the form, structure or any other portion or aspect of the Mergers or otherwise; (iv) the fairness of any portion or aspect of the Mergers to the holders of any class of securities, creditors or other constituencies of MPC or any other party; (v) the fairness of any portion or aspect of the Mergers to any one class or group of security holders or other constituents vis-à-vis any other class or group of security holders or other constituents (including, without limitation, the allocation of any consideration among or within such classes or groups of security holders or other constituents); (vi) whether or not MPC, MasterCraft, their respective security holders or any other party is paying or receiving reasonably equivalent value in the Mergers; (vii) the solvency, creditworthiness or fair value of MPC, MasterCraft or any other party or any of their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Mergers, any class of such persons or any other party, relative to the Merger Consideration or otherwise. We also are not expressing any opinion as to the actual value of MasterCraft Common Stock when issued in Merger I or the prices at which MasterCraft Common Stock, MPC Common Stock or any other securities of MasterCraft or MPC may trade or otherwise be transferable at any time, including following announcement or consummation of the Mergers. Furthermore, no opinion, view or interpretation is intended in matters that require legal, regulatory, accounting, tax or other similar professional advice. We have assumed that such opinions, views or interpretations have been or will be obtained from appropriate professional sources, and we have relied on the assessments of MPC as to all legal, regulatory, accounting and tax matters relating to MPC, MasterCraft and the Mergers.

The Board of Directors Marine Products Corporation February 4, 2026 Page 4

We have acted as financial advisor to MPC in connection with the Mergers and will receive a fee for such services, the principal portion of which is contingent upon consummation of the Mergers. We also will receive a fee upon the delivery of this Opinion. In addition, MPC has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement. As you are aware, we and our affiliates (including Truist Bank) in the past have provided, currently are providing and in the future may provide investment banking and other financial services unrelated to the Mergers to MPC, certain significant stockholders of MPC or related entities and/or their respective affiliates, including, during the approximate two-year period preceding the date hereof, having acted or acting as a lender under certain credit facilities of, and/or having provided or providing certain corporate banking services to, MPC and certain significant stockholders of MPC and/or related entities, for which services we and/or our affiliates have received or expect to receive compensation. As you also are aware, we and our affiliates (including Truist Bank) in the past have provided, currently are providing and in the future may provide investment banking and other financial services to MasterCraft and/or its affiliates, including, during the approximate two-year period preceding the date hereof, having provided or providing certain corporate banking services to MasterCraft, for which services we and/or our affiliates have received or expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of MPC, MasterCraft, their respective affiliates and any other party that may be involved in the Mergers, as well as provide investment banking and other financial services to such parties. In addition, we and our affiliates (including Truist Bank) may have other financing and business relationships with MPC, MasterCraft and/or their respective affiliates.

This Opinion is furnished for the use of the Board of Directors (in its capacity as such) in connection with its evaluation of the Merger Consideration. This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors (or any committee thereof), any security holder of MPC or any other party as to how to vote or act with respect to any matter relating to the Mergers or otherwise. The issuance of this Opinion has been approved by an internal committee of Truist Securities, Inc.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to holders of MPC Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders (other than holders who execute a voting agreement or stockholders agreement in connection with the Mergers, MasterCraft, Merger Subs, and their respective affiliates).

Very truly yours,

/s/ Truist Securities, Inc.

TRUIST SECURITIES, INC.

Annex D

Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of February 5, 2026 (this “Agreement”), is entered into by and among MasterCraft Boat Holdings, Inc., a Delaware corporation (“Parent”), Marine Products Corporation, a Delaware corporation (the “Company”) and each Person identified on Exhibit A (each a “Stockholder” and, collectively, the “Stockholders”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, Parent, Titan Merger Sub 1, Inc., a Delaware corporation and a wholly owned, direct Subsidiary of Parent (“Merger Sub I”); Titan Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned, direct Subsidiary of Parent (“Merger Sub II”); and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, first, Merger Sub I will merge with and into the Company, with the Company continuing as the surviving corporation of such merger (“Merger I”), and then second, immediately after the consummation of Merger I, the Company will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving company of such merger (“Merger II” and together with Merger I, collectively the “Mergers”);

WHEREAS, as of the date hereof, each Stockholder either directly or through one of its affiliates is the record and beneficial owner of, and has the right to vote and dispose of, the number of Company Common Shares set forth opposite such Stockholder’s name on Exhibit A (the “Existing Shares”); and

WHEREAS, as a material inducement to Parent to enter into the Merger Agreement, Parent has requested each Stockholder to agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein with respect to the Covered Shares.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

Section 1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Company Board” means the board of directors of the Company.

“Contemplated Transactions” means (i) all actions and transactions contemplated by the Merger Agreement, including the Mergers, and (ii) all actions and transactions contemplated by this Agreement.

“Covered Shares” means the Existing Shares, together with any Company Shares that any Stockholder acquires, either beneficially or of record, on or after the date of this Agreement, including any Company Shares received as distributions, as a result of a split, reverse split, combination, merger, consolidation, reorganization, reclassification, recapitalization or similar transaction or upon exercise of any option, benefit award, warrant or other security or instrument exercisable, convertible or exchangeable into Company Shares.

“Permitted Transfer” means a Transfer of Covered Shares by any Stockholder: (a) if such Stockholder is an individual, (i) to any member of such Stockholder’s immediate family, (ii) to any trust or other estate planning vehicle for the direct or indirect benefit of such Stockholder or the immediate family of such Stockholder for bona fide estate planning purposes, (iii) by virtue of laws of descent and distribution following the death of such Stockholder, (iv) by operation of law or pursuant to an order of a court or other regulatory agency (including, for the avoidance of doubt, a domestic relations order, divorce settlement, divorce decree or separation agreement) or (v) to a partnership, limited liability company or other entity of which such Stockholder and/or the immediate family of such Stockholder are the legal and beneficial owners of all the outstanding equity securities or similar interests; (b) if such Stockholder is a corporation, partnership, limited liability company or other entity, (I) to another corporation, partnership, limited liability company or other entity that is an affiliate controlled by such Stockholder, (II) to one or more partners or members of such Stockholder or to an affiliate under common control with such Stockholder or (III) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Stockholder or affiliates of such Stockholder (including, for the avoidance of doubt, where such Stockholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); or (c) if such Stockholder is a trust or other estate planning vehicle, to any beneficiary of such Stockholder that receives Shares in a distribution from it for no consideration; provided, however, that a Transfer referred to in in clauses (a) – (c) shall be deemed a Permitted Transfer only if, as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement (without modification or condition other than the consummation of the Permitted Transfer); provided, further, that in the case of Permitted Transfers under clause (c), the immediately preceding precondition shall not apply to the first Transfer or series of Transfers up to 100,000 Covered Shares.

“Support Period” means that period from the date of this Agreement until the Expiration Time.

“Transfer” means, directly or indirectly, to sell (including short sell), transfer, assign or otherwise dispose of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, by gift, or otherwise), either voluntarily or involuntarily, or to enter into any option or other Contract with respect to the voting of or sale, transfer, conversion, assignment or other disposition of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2

VOTING

Section 2.1 Agreement to Vote.

(a) During the Support Period, each Stockholder hereby irrevocably and unconditionally agrees that, at the Company Stockholders Meeting or any other meeting of the Company’s stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called, and including any adjournment or postponement thereof), and in any action by written consent of the Company’s stockholders, in each case at which any of the matters set forth in clauses (ii) or (iii) below is put to the vote of stockholders of the Company, such Stockholder shall, and shall cause any nominee and other holder of record of any of such Stockholder’s Covered Shares to:

(i) when any such meeting is held, appear at such meeting or otherwise cause all of such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and when action by written consent of the Company’s stockholders is proposed, respond affirmatively to any such request for written consent;

(ii) vote (or act by written consent), or cause to be voted at such meeting (or validly execute and return and cause such written consent to be granted with respect to), all of such Stockholder’s Covered Shares in favor of (A) the adoption of the Merger Agreement and approval of the transactions contempered thereby, including the Mergers, (B) each of the other actions expressly contemplated by the Merger Agreement and (C) any proposal (to the extent permitted by Section 5.6 of the Merger Agreement) to adjourn, recess or postpone the applicable meeting to a later date that is prior to the Outside Date if there are not sufficient votes at the applicable meeting to approve the Mergers; and

(iii) vote (or act by written consent), or cause to be voted at such meeting (or validly execute and return and cause such written consent to be granted with respect to), all of such Stockholder’s Covered Shares against the following actions (other than the Mergers and the Contemplated Transactions): (A) any action or proposal to amend or waive any provision of the Company Charter or Company Bylaws for which the Stockholders have received at least 10 days’ prior written notice from either Parent or the Company that it reasonably expects that such action or proposal would (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement, or (2) prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (B) any Company Acquisition Proposal or any agreement related thereto; and (C) any other action which is intended, or would reasonably be expected, to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.

(b) The obligations of each Stockholder specified in this Section 2.1 shall apply whether or not any matter covered thereby is recommended by the Company Board or the Company Special Committee. Notwithstanding anything to the contrary herein, in the event of a Company Change of Board Recommendation made in accordance with the terms of the Merger Agreement, if the aggregate number of Covered Shares have voting power exceeding 35% of the aggregate voting power of the outstanding Company Shares as of the record date for any meeting (or any action by written consent) at which any matters set forth in Section 2.1(a) are to be voted on (the “Covered Shares Cap”), then the obligation of each Stockholder to vote the Covered Shares in accordance with Section 2.1(a) with respect to such meeting (or such action by written consent) shall be modified such that (i) such Stockholder, together with all of the other Stockholders, shall only be required to collectively vote an aggregate number of Company Shares having voting power as of such record date equal to the Covered Shares Cap and (ii) notwithstanding any other provision of this Agreement, the number of Company Shares subject to the obligations set forth in Section 2.1(a) with respect to such meeting (or such action by written consent) shall be reduced on a pro rata basis in accordance with the number of votes such Stockholder and each of the other Stockholders is entitled to cast at such meeting (or such action by written consent). Each Stockholder, in his, her or its discretion, shall be expressly permitted and entitled to vote all of such Stockholder’s Company Shares which are not subject to this Agreement at any meeting of stockholders (or via any action by written consent of stockholders) as a result of this Section 2.1(b) in any manner such Stockholder chooses in its sole discretion.

Section 2.2 No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except for this Agreement, such Stockholder has not (a) entered into, and shall not, until this Agreement is terminated pursuant to Section 5.1, enter into any voting agreement or voting trust that is inconsistent with this Agreement or (b) granted, and shall not, until this Agreement is terminated pursuant to Section 5.1, grant a proxy, consent or power of attorney in any manner that would have the have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement.

Section 2.3 No Obligation to Exercise Options or Other Securities. Nothing in this Agreement shall require any Stockholder to (a) convert, exercise or exchange any options, warrants or convertible securities in order to obtain any underlying Company Shares or (b) vote, or execute any consent with respect to, any Company Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

Section 2.4 Proxy Card. Prior to the Expiration Time, each Stockholder shall promptly (but in any event no later than ten (10) Business Days prior to the Company Stockholders Meeting) execute and deliver to the Company or the Company’s proxy solicitor (or cause the holders of record of such Stockholder’s Covered Shares to execute and deliver to the Company or the Company’s proxy solicitor), any proxy card or voting instructions such Stockholder receives that is sent by the Company to its stockholders soliciting proxies with respect to any matter described in Section 2.1 which shall be voted in the manner described in Section 2.1, and such vote during the Support Period shall not be amended, withdrawn or rescinded; provided that in the event of a Company Change of Board Recommendation made in accordance with the terms of the Merger Agreement, the proxy cards or voting instructions executed and delivered by the Stockholders may be amended to reduce the aggregate number of Covered Shares subject to such proxy cards or voting instructions to be equal to the Covered Shares Cap, in accordance with the methodology provided in Section 2.1(b).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Stockholders. Each Stockholder, severally as to himself, herself or itself, and not jointly or jointly and severally, hereby represents and warrants to Parent as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. If such Stockholder is an entity, such Stockholder is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization. Such Stockholder has the requisite power and authority and/or capacity to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of its obligations hereunder have been duly and validly authorized by such Stockholder and no other actions or proceedings are required on the part of such Stockholder to authorize the execution and delivery of this Agreement or the performance by such Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

(b) Ownership. As of the date hereof, such Stockholder is the record and beneficial owner of, and has good and valid title to, the Existing Shares set forth opposite such Stockholder’s name on Exhibit A free and clear of any Liens (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws). The Covered Shares owned by such Stockholder will be beneficially and legally owned by such Stockholder, except in the case of a Permitted Transfer of any Covered Shares. Except as provided for in this Agreement, such Stockholder, directly or indirectly, has sole or shared voting power, sole or shared power of disposition, sole or shared power to issue instructions with respect to the matters set forth in ARTICLE 2, and sole or shared power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares owned by such Stockholder, except in the case of a Permitted Transfer of Covered Shares. As of the date hereof, except for the Existing Shares, such Stockholder does not, directly or indirectly, legally or beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is such Stockholder subject to any Contract, other than this Agreement and the other Transaction Documents, that obligates such Stockholder to vote, acquire or dispose of any securities of the Company.

(c) No Violation. Neither the execution and delivery of this Agreement by such Stockholder nor its performance of its obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, any material Contract to which such Stockholder is a party, or give rise to a right of purchase under, or result in the creation of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws) upon, the Existing Shares owned by such

Stockholder, (ii) violate any Law applicable to such Stockholder, or (iii) with respect to any Stockholder that is an entity, result in a violation or breach of or conflict with its certificate of incorporation, certificate of formation, bylaws, operating agreement, or other governing or constitutional documents, as applicable, except, in the case of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of such Stockholder to perform its obligations hereunder.

(d) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is necessary to be obtained or made by such Stockholder in connection with its execution, delivery and performance of this Agreement, except (i) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” Laws, (ii) compliance with any applicable requirements of the HSR Act and any other applicable Competition Laws, (iii) the applicable rules and regulations of the SEC or any applicable stock exchange or (iv) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by such Stockholder of its obligations under this Agreement.

(e) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of such Stockholder contained herein.

(f) Adequate Information. Such Stockholder acknowledges that it is a sophisticated party with respect to the Covered Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Parent and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Stockholder acknowledges that Parent has not made and is not making any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement or in the Merger Agreement.

(g) Except for the representations and warranties expressly set forth in this Section 3.1 no Stockholder (nor any other Person on behalf of any Stockholder) makes any express or implied representation or warranty in connection with the transactions contemplated hereby, and each Stockholder hereby disclaims any other representations or warranties.

Section 3.2 Representations and Warranties of Parent. Parent hereby represents and warrants to other parties hereto as follows:

(a) Parent is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization

(b) Parent has the requisite power and authority to execute and deliver this Agreement and to carry out Parent’s obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action on the part of Parent and no other actions or proceedings are required on the part of Parent to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

(c) Parent acknowledges and agrees that no Stockholder has made, and no Stockholder is making, any representation or warranty of any kind (express or implied) (and Parent acknowledges and agrees that it has not relied, and disclaims reliance, on any such representation or warranty), except as expressly set forth in Section 3.1.

ARTICLE 4

OTHER COVENANTS

Section 4.1 Prohibition on Transfers, Other Actions.

(a) During the Support Period, except for any Permitted Transfer, each Stockholder shall not Transfer any of such Stockholder’s Covered Shares. Any purported Transfer not in compliance with this Section 4.1(a) shall be null and void ab initio. Notwithstanding the foregoing, (i) direct or indirect transfers of equity or other interests in any Stockholder by its equityholders is not prohibited by this Section 4.1(a) and (ii) each Stockholder may make Transfers of such Stockholder’s Covered Shares as Parent may agree to in writing.

(b) If during the Support Period any Stockholder attempts to Transfer (other than a Permitted Transfer) any of such Stockholder’s Covered Shares in violation of Section 4.1(a), such Stockholder hereby unconditionally and irrevocably (during the Support Period) instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a book-entry interest or a new certificate representing any of the Covered Shares or (iii) record such vote (including by written consent).

(c) During the Support Period, each Stockholder will not (solely in such Stockholder’s capacity as a stockholder of the Company) bring, commence, institute, maintain, prosecute or voluntarily aid any legal action or proceeding which challenges the validity of or seeks to enjoin the operation of any provision of the Merger Agreement or this Agreement; provided that such Stockholder shall not be prohibited from enforcing any of its rights under this Agreement or bringing any claim against Parent and/or Company for a breach hereof. In addition, each Stockholder agrees not to demand or commence an appraisal proceeding under Section 262 of the DGCL with respect to its Covered Shares.

(d) During the Support Period, each Stockholder shall not, and shall cause its Representatives (on behalf of such Stockholder) not to, directly or indirectly, (i) initiate, solicit, knowingly participate in (including by providing any non-public information concerning the Company or any Company Subsidiary to any Person or group for the purpose of facilitating any inquiries, proposals or offers relating to any Company Acquisition Proposal) or form, join or knowingly participate in any proposal or offer that constitutes or would reasonably be expected to lead to a Company Acquisition Proposal or engage in any discussions or negotiations with respect thereto or (ii) enter into any merger agreement, letter of intent or other similar agreement relating to any Company Acquisition Proposal. Notwithstanding the foregoing, to the extent that the Company is permitted to engage in any of the foregoing activities pursuant to Section 5.3 of the Merger Agreement, any Stockholder may participate in such activities and therefore shall not be subject to the restrictions in this Section 4.1(c) so long as such actions by such Stockholder would otherwise be permitted to be taken by the Company pursuant to Section 5.3 of the Merger Agreement.

(e) Each Stockholder shall, and shall direct its Representatives to, cease immediately and cause to be terminated any and all existing activities, solicitations, discussions or negotiations, if any, with any Person as of the date of this Agreement (other than the Company, Parent and their Affiliates) with respect to any Company Acquisition Proposal or any inquiry, proposal, offer, request for information or expression of interest that may be reasonably expected to lead to a Company Acquisition Proposal, and refrain from engaging in any future discussions or negotiations with any Person (other than the Company, Parent and their Affiliates) with respect to any sale of any Covered Shares held by such Stockholder (other than to state that such Stockholder is currently not permitted to engage in such discussions or negotiations). Notwithstanding the foregoing, the restrictions in this Section 4.1(d) shall not apply with respect to any discussions or negotiations with respect to the Transfer of Covered Shares permitted by Section 4.1(a).

(f) For the avoidance of doubt, for the purposes of this Agreement, the Company shall not be deemed an Affiliate of any Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such), shall not be deemed a Representative of any Stockholder.

Section 4.2 Further Assurances. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things reasonably necessary to effectuate this Agreement.

Section 4.3 Tax Matters. For U.S. federal (and applicable state and local) income tax purposes, each Stockholder hereby agrees to treat and report the Mergers consistently with the tax treatment set forth in Section 5.10(a) of the Merger Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Termination. This Agreement shall remain in effect until the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the First Effective Time, (c) the termination of this Agreement by written agreement of the parties hereto, or (d) such date and time as the Merger Agreement shall have been, without the prior written consent of the Stockholders, amended or supplemented, or any provision thereof waived, in a manner (i) that changes the form of the consideration or the amount of the Merger Consideration payable (or issuable) in respect of any Covered Shares (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement or any increase in the Merger Consideration) or (ii) that extends the Outside Date, in which case this Agreement shall automatically terminate and be of no further force and effect with respect to all parties hereto (the time of such termination, the “Expiration Time”). The representations, warranties and covenants of the Stockholders contained in this Agreement shall expire at the Expiration Time. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.

Section 5.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit relating to the Covered Shares shall remain vested in and belong to each Stockholder, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares except as otherwise provided herein.

Section 5.3 Publicity. Each Stockholder hereby authorizes the Company and Parent to include and disclose in the Joint Proxy Statement/Prospectus, and in such other schedules, certificates, applications, agreements or documents as Parent and the Company reasonably determine to be necessary or appropriate (as required by applicable Law) in connection with the consummation of the Mergers and the Contemplated Transactions such Stockholder’s identity and ownership of the Covered Shares, and the nature of such Stockholder’s commitments, arrangements and understandings pursuant to this Agreement. Parent shall provide McDermott Will & Schulte LLP with a draft of the Joint Proxy Statement/Prospectus and the Form S-4 reasonably in advance of the filing of such document with the SEC and shall give reasonable consideration to any comments McDermott Will & Schulte LLP may have on the form and substance of such document. Parent and the Company hereby authorize each Stockholder to disclose this Agreement and the Contemplated Transactions in any reports required to be filed by such Stockholder or any of its affiliates under the Exchange Act or otherwise as required by Law.

Section 5.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally or by e-mail (provided that no notice is received by the electronic mail sender within one (1) hour thereafter indicating that such electronic mail was undeliverable or otherwise not delivered), (ii) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent, to:

MasterCraft Boat Holdings, Inc.

100 Cherokee Cove Drive

Vonore, Tennessee 37885

Attention: Brad Nelson; Scott Kent

Email: ****,****

with copies to:

King & Spalding LLP

1180 Peachtree Street, NE, Suite 1600

Atlanta, Georgia 30309

Attention: Keith M. Townsend; Robert J. Leclerc; Zachary Davis

E-mail: KTownsend@kslaw.com; RLeclerc@kslaw.com; ZDavis@kslaw.com

If to the Company (prior to the Closing), to:

Marine Products Corporation

2801 Buford Highway NE, Suite 300

Atlanta, Georgia 30329

Attention: Ben M. Palmer

Email: ****

with copies to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street, Suite 4900

Atlanta, Georgia 30309

Attention: Justin R. Howard; Julie A. Mediamolle; Matthew S. Strumph

E-mail: justin.howard@alston.com; julie.mediamolle@alston.com;

matt.strumph@alston.com

If to the Company Special Committee (prior to the Closing), to:

Marine Products Corporation

2801 Buford Highway NE, Suite 300

Atlanta, Georgia 30329

Attention: Stephen E. Lewis, Chair of the Special Committee

Email: ****

with copies to:

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

Wilmington, DE 19801

Attention: Mark A. Morton

Email: mmorton@potteranderson.com

If to any Stockholder, to:

LOR, Inc.

c/o RFA Management Company, LLC

1908 Cliff Valley Way NE

Atlanta, GA 30329

Attention: Callum C. Macgregor

Email: ****

with copies to:

McDermott Will & Schulte LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606

Attention: Eric Orsic

Email: eorsic@mcdermottlaw.com

Section 5.5 Mutual Drafting; Interpretation. Each party to this Agreement has participated in the drafting of this Agreement, which each such party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Annexes” are intended to refer to Sections of this Agreement and Exhibits and Annexes to this Agreement. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular Section or Article in which such words appear. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. If the last day of a period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement is not a Business Day, the period shall end on the immediately following Business Day.

Section 5.6 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each of the parties hereto shall have received a counterpart hereof signed by the other parties hereto. Until and unless each of the parties shall have received counterparts hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 5.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements (except the Confidentiality Agreement) and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

Section 5.8 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith or any claim or cause of action arising in connection with this Agreement or the negotiation hereof, and any Proceeding for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery does not have subject matter jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising from this Agreement or any of the transactions contemplated hereby or the negotiation hereof in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.4 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8(c).

Section 5.9 Amendment. This Agreement may be amended only by execution of an instrument in writing signed by each of the parties hereto.

Section 5.10 Waiver. Parent may extend the time for the performance of any of the obligations or other acts of the other parties hereto, waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other parties hereto with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Parent, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 5.11 Specific Performance. The parties hereto agree that if the Company, Parent, or Stockholders were to breach any of their respective obligations under this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly, (a) the parties hereto shall be entitled to an injunction or injunctions to prevent or remedy breaches of this Agreement and to specific performance of the terms hereof, in each case in the Delaware Court of Chancery or, if such court shall not have jurisdiction, in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity, (b) the parties hereto waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties hereto will waive, in any action for specific performance, the defense of adequacy of a remedy at law. The pursuit by any party hereto of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party hereto may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement.

Section 5.12 Stockholder Capacity. Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Stockholder are made solely with respect to such Stockholder and its Covered Shares. Each Stockholder is entering into this Agreement solely in its capacity as the owner (or as a trust whose beneficiaries are the beneficial owners), directly or indirectly, of its Covered Shares and nothing herein shall limit or affect any actions or omissions by such Stockholder (or any designee or affiliate serving in his or her capacity as a director on the Company Board or an officer of the Company) in any other capacity (including as a director or officer of the Company).

Section 5.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner that will achieve, to the maximum extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.14 Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the actions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

Section 5.15 Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, trustee, beneficiary, settlor, agent, attorney, representative or affiliate of any Stockholder shall (unless itself a Stockholder) have any liability (whether in contract or in tort) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 5.16 Successors and Assigns; Third Party Beneficiaries.

(a) Except in connection with a Permitted Transfer, in each case, effected pursuant to this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.

Section 5.17 Company Special Committee Approval. Notwithstanding any provision to the contrary herein, no amendment or waiver of any provision of this Agreement prior to the First Effective Time shall be made by the Company or the Company Board without first obtaining the approval of the Company Special Committee. The Company Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholders.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT

MASTERCRAFT BOAT HOLDINGS, INC.

By:	/s/ Bradley M. Nelson
Name: Bradley M. Nelson
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY

MARINE PRODUCTS CORPORATION

By:	/s/ Ben M. Palmer
Name: Ben M. Palmer
Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Gary W. Rollins
Gary W. Rollins

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

R. Randall Rollins Voting Trust U/A dated August 25, 1994

By:	/s/ Amy R. Kreisler
Name:	Amy R. Kreisler
Title:	Co-Trustee

By:	/s/ Pamela R. Rollins
Name:	Pamela R. Rollins
Title:	Co-Trustee

By:	/s/ Timothy C. Rollins
Name:	Timothy C. Rollins
Title:	Co-Trustee

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized

LOR, Inc.

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RCTLOR, LLC

By: LOR, Inc.
Its: Manager

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Rollins Holding Company, Inc.

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WNEG Investments, L.P.

By:	WNEG Management Company, LLC
Its: General Partner

By:	/s/ Gary W. Rollins
Name: Gary W. Rollins
Title: Sole Manager and Member

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RFT Investment Company, LLC

By:	LOR, Inc.
Its:	Manager

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Amy R. Kreisler
Amy R. Kreisler

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Gary W. Rollins Revocable Trust

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	Trustee

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Pamela R. Rollins
Pamela R. Rollins

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized

/s/ Timothy C. Rollins
Timothy C. Rollins

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized

RFA Management Company, LLC

By:	LOR, Inc.
Its:	Manager

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Margaret H. Rollins 2014 Trust

By:	Nevada Oversight, Inc.
Its:	Trustee

By:	/s/ Wesley N. Slagle
Name:	Wesley N. Slagle
Title:	President

[Signature Page to Voting Agreement]

EXHIBIT A

EXHIBIT A

Annex E

Execution Version

STOCKHOLDERS AGREEMENT

by and among

MASTERCRAFT BOAT HOLDINGS, INC.

and the

STOCKHOLDERS PARTY HERETO

Dated February 5, 2026

Exhibit A – Stockholders

Exhibit B – Holder Affiliated Group

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT, dated as of February 5, 2026 (this “Agreement”), is by and among MasterCraft Boat Holdings, Inc., a Delaware corporation (the “Company”), and each Person identified on Exhibit A (each, a “Stockholder” and, collectively, the “Stockholders”). Each of the Stockholders and the Company are referred to hereinafter each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company, Titan Merger Sub 1, Inc., a Delaware corporation and a wholly owned, direct Subsidiary of the Company (“Merger Sub I”); Titan Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned, direct Subsidiary of the Company (“Merger Sub II”); and Marine Products Corporation, a Delaware corporation (“Falcon”) have entered into an Agreement and Plan of Merger (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, first, Merger Sub I will merge with and into Falcon, with Falcon continuing as the surviving corporation of such merger (“Merger I”), and then second, immediately after the consummation of Merger I, Falcon will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving company of such merger;

WHEREAS, as a result of Merger I, the Stockholders are the Beneficial Owner of shares of common stock of the Company, as set forth on Exhibit A attached hereto; and

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

TRANSFER RESTRICTIONS

Section 1.1 General.

(a) From the Closing Date until the date that is six (6) months following the Closing Date (the “Lock-Up Termination Date”), except for any Permitted Transfers in accordance with Section 1.1(b), the Stockholders shall not Transfer any Shares and any purported Transfer of any Shares prior to the Lock-Up Termination Date (other than any Permitted Transfers in accordance with Section 1.1(b)) shall be null and void ab initio. From the Lock-Up Termination Date until the first (1st) anniversary of the Closing Date, except for any Permitted Transfers in accordance with Section 1.1(b), the Stockholders shall not Transfer, in the aggregate, more than fifty percent (50%) of the Shares Beneficially Owned by the Stockholders and any purported Transfer of Shares in excess of such fifty percent (50%) threshold (other than any Permitted Transfers in accordance with Section 1.1(b)) shall be null and void ab initio. Except as limited by the preceding two sentences, the Stockholders may freely Transfer any of the Shares.

(b) Notwithstanding Section 1.1(a), a Stockholder may make Permitted Transfers. For purposes of this Agreement, “Permitted Transfer” means any Transfer of Shares by a Stockholder (i) to any other member of the Holder Affiliated Group, (ii) if such Stockholder is a corporation, limited liability company, partnership or other entity, to any shareholder, member, partner or other equityholder of such Stockholder that receives Shares in a distribution from it for no consideration, (iii) if such Stockholder is an individual, (I) to any trust or other estate planning vehicle for the direct or indirect benefit of such Stockholder or the immediate family of such Stockholder for bona fide estate planning purposes, (II) to any member of such Stockholder’s immediate family or (III) by virtue of laws of descent and distribution following the death of such Stockholder, (iv) by operation of law or pursuant to an order of a court or other regulatory agency (including, if such Stockholder is an individual, a domestic relations order, divorce settlement, divorce decree, or separation agreement), (v) with respect to any Stockholder that is a trust, an estate or other estate planning vehicle, to any beneficiary of such Stockholder that receives Shares in a distribution from it for no consideration, (vi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is made to all holders of the Capital Stock and approved by the Company Board, and that, if consummated, would result in all such holders being entitled to exchange their shares for cash, securities or other property (including entering into any related lock-up, voting or similar agreement in connection therewith); provided that if such transaction is not completed, any Shares subject to this Agreement shall remain subject hereto, (vii) pursuant to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that (A) no Transfers occur under such plan until the Lock-Up Termination Date and (B) to the extent a public announcement, report or filing under the Exchange Act, if any, is required by or on behalf of such Stockholder or the Company regarding the establishment of such plan, such announcement, report or filing shall include a statement to the effect that no Transfer, sale or other disposition of such Stockholder’s Shares may be made under such plan prior to the Lock-Up Termination Date, (viii) associated with the vesting or settlement of restricted stock awards or restricted stock units, including any shares of Capital Stock sold by the Stockholder or withheld by the Company to satisfy the requisite income tax withholding remittance obligations in connection with the vesting of such restricted stock awards or restricted stock units, provided, that any shares of Capital Stock received by the Stockholder upon such vesting or settlement, following any applicable net settlement or net withholding, will be subject to the restrictions of this Agreement (to the extent permitted by any equity incentive plan of the Company that applies to such corresponding equity-based award) or (ix) with the prior written consent of the Company, provided such consent is approved by a majority of the members of the Company Board that are disinterested and not affiliated with the Stockholders; provided, however, that in the case of clauses (i) – (v), (1) prior to and as a condition to effecting any Permitted Transfer, the Permitted Transferee must enter into a written agreement reasonably acceptable to the Company whereby such Permitted Transferee agrees to be bound by this Agreement (without modification or condition other than the consummation of the Permitted Transfer) as if such Permitted Transferee were the Stockholder and, (2) following such Permitted Transferee’s execution of such written agreement, such Permitted Transferee shall be deemed a “Stockholder” for purposes of this Agreement; provided, further, however, that in the case of Permitted Transfers under clause (v), the immediately preceding conditions in subclauses (1) and (2) shall not apply to the first Transfer or series of Transfers up to 100,000 Shares.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 New Directors at Closing. Effective as of the Closing, each of Stephen E. Lewis, Timothy Rollins, and Callum Macgregor has been appointed to the Company Board.

Section 2.2 Right of Stockholders to Nominate Directors. From the Closing Date until the Expiration Date, the Stockholders shall collectively have the right, acting by Stockholder Majority, to nominate to the Company Board: (a) for so long as the Stockholders Beneficially Own, in the aggregate, at least fifteen percent (15.0%) of the total voting power of the outstanding Capital Stock, two Directors, one of whom shall be an individual designated by Stockholder Direction in the Stockholders’ sole discretion (the “Family Designee”) and one of whom shall be an “independent director” designated by Stockholder Direction (the “Independent Designee”); and (b) for so long as the Stockholders Beneficially Own, in the aggregate, at least ten percent (10.0%) but less than fifteen percent (15.0%) of the total voting power of the outstanding Capital Stock, one Director, who shall be the Family Designee. For purposes of this Agreement, an “independent director” shall mean a director who qualifies as “independent” pursuant to the listing standards of the NASDAQ; provided that the ineligibility of a designee to serve on a committee of the Company Board shall not preclude a determination that such designee qualifies as “independent”. Each Family Designee and Independent Designee designated pursuant to this Section 2.2 is referred to as a “Stockholder Nominee” and, after being elected to the Company Board, a “Stockholder Director”. The Parties acknowledge and agree that, as of the date of this Agreement, Timothy C. Rollins is the Family Designee and Callum Macgregor is the Independent Designee.

Section 2.3 Election of Stockholder Directors to the Board. In connection with any annual or special meeting of stockholders of the Company at which Directors are to be elected (each such annual or special meeting, an “Election Meeting”), for so long as the Stockholders have the right to nominate a Stockholder Nominee pursuant to Section 2.2, the Company shall, to the fullest extent permitted by Law and subject to Section 2.4(a), (a) include the Stockholder Nominees in the slate of nominees recommended by the Company Board at any Election Meeting and nominate and recommend that the holders of Capital Stock who are entitled to vote at any Election Meeting vote in favor of the election of the Stockholder Nominees or the reelection of the Stockholder Directors, as the case may be, (and solicit proxies or consents in favor thereof) and (b) support for election (or reelection), and use the Company’s reasonable best efforts to cause the election (or reelection) of, each Stockholder Nominee and each Stockholder Director, as the case may be, which support and reasonable best efforts shall include supporting such individuals in a manner no less rigorous and favorable than the manner in which the Company supports its other director nominees.

Section 2.4 Qualification and Replacements of Stockholder Directors.

(a) Each Stockholder Nominee and Stockholder Director shall at all times until cessation of service on the Company Board meet any applicable requirements or qualifications under applicable Law or Exchange Rules.

(b) Notwithstanding anything set forth to the contrary in the Charter or the Bylaws, if a Stockholder Director resigns, is removed (by death or otherwise) or is unable or unwilling to serve as a Director for any reason (any such director, a “Departing Director”), then the Stockholders shall have the exclusive right, acting by Stockholder Majority, to designate a replacement nominee that complies with the requirements set forth in Section 2.2 and Section 2.4(a) (a “Replacement Director”); provided that (i) the Stockholders shall only have the right to nominate a Replacement Director (A) in the case of a Departing Director who was an Independent Designee, to the extent the Stockholders have the right to nominate an Independent Designee pursuant to Section 2.2, and (B) in the case of a Departing Director who was a Family Designee, to the extent the Stockholders have the right to nominate a Family Designee pursuant to Section 2.2, and (ii) solely with respect to and in the case of a Replacement Director who is replacing an Independent Designee, such Replacement Director must meet the requirements set forth in Section 2.2 which are applicable to the Independent Designee.

(c) Any Replacement Director shall be appointed to the Company Board as promptly as practicable (but in no event later than five (5) Business Days following such approval). Until a Replacement Director is appointed to the Company Board pursuant to this Section 2.4, the Company shall not, and shall take all Necessary Action to cause the Company Board not to, fill any vacancy on the Company Board resulting from a Departing Director without the prior written consent of the Stockholders acting by Stockholder Majority. The Company shall take all Necessary Action to cause the Governance Committee to approve any Replacement Director.

(d) Directors may be subject to removal or disqualification pursuant to the applicable provisions of the Charter, Bylaws and applicable Law; provided, however, for as long as the Stockholders are entitled to designate a Family Designee or an Independent Designee pursuant to Section 2.2, the removal of any such Family Designee or Independent Designee shall require, in addition to any vote of stockholders otherwise required by the Charter, Bylaws and applicable Law, the written consent of the Stockholders (acting by Stockholder Majority).

(e) The Company will ensure at all times during the term of this Agreement that the Charter and Bylaws will not contain any limitation on the number of authorized Directors that would prevent the Company from complying with the terms of this Article II.

(f) The Company shall take all necessary actions to ensure that, at all times when a Family Designee or an Independent Designee is eligible to be designated, nominated and/or elected pursuant hereto, there are sufficient vacancies on the Company Board to permit such designation, nomination and/or election.

(g) For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect a Family Designee or an Independent Designee shall not affect the right of the Stockholders to enforce and exercise their rights under this Article II.

(h) Resignations.

(i) Independent Designee. If at any time, the Stockholders Beneficially Own, in the aggregate, less than fifteen percent (15.0%) of the total voting power of the outstanding Capital Stock, then the Stockholders shall take all Necessary Action to cause the Independent Designee to promptly (and in any event within three (3) Business Days) resign from the Company Board. If such resignation is then accepted by the vote of a majority of the Company Board (acting upon the recommendation of the Governance Committee, and with the Independent Designee abstaining from such vote and any deliberations related thereto), the Stockholders shall take all Necessary Action to cooperate with the other Directors and the Company in removing such Independent Designee as of such time.

(ii) Family Designee. If at any time, the Stockholders Beneficially Own, in the aggregate, less than ten percent (10.0%) of the total voting power of the outstanding Capital Stock, then the Stockholders shall take all Necessary Action to cause the Family Designee to promptly (and in any event within three (3) Business Days) resign from the Company Board. If such resignation is then accepted by the vote of a majority of the Company Board (acting upon the recommendation of the Governance Committee, and with the Family Designee abstaining from such vote and any deliberations related thereto), the Stockholders shall take all Necessary Action to cooperate with the other Directors and the Company in removing such Family Designee as of such time.

(iii) Following the resignation of any Independent Designee or Family Designee in accordance with this Section 2.4(h), the Company Board (acting upon the recommendation of the Governance Committee) shall have the exclusive right to fill the resulting vacancies.

Section 2.5 Compensation. For so long as the Stockholders are entitled to designate a Family Designee or an Independent Designee pursuant to Section 2.2, the Stockholder Directors shall be entitled to compensation consistent with the compensation received by other Directors, including any fees and equity awards. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, no Stockholder Director that is an Affiliate, partner, officer or employee of the Stockholders or its Affiliates shall be subject to such policy unless otherwise determined by the Stockholders in their sole discretion. The Stockholder Directors will be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Company Board (including any committee thereof) to the same extent the other Directors, in their capacity as Directors, are entitled to expense reimbursement from the Company.

Section 2.6 Other Rights. Except as provided in Section 2.5, each Stockholder Director shall be entitled to the same rights and privileges applicable to all other Directors generally or to which all other Directors are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Stockholder Directors (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Stockholder Directors with director and officer insurance, in each case to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other Directors pursuant to the Charter, the Bylaws, applicable Law or otherwise.

ARTICLE III

VOTING RIGHTS

Section 3.1 General. From the Closing Date until the Standstill Termination Date, each Stockholder shall cause all of the Capital Stock that such Stockholder has the right to vote (or to direct be voted), as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of stockholders of the Company or at any adjournment or postponement thereof or to deliver consents or consent revocations, as applicable, in connection with any action by written consent of the stockholders of the Company in lieu of a meeting: (a) in favor of each director nominated and recommended by the Company Board for election, (b) against any stockholder nominations for directors that are not approved and recommended by the Company Board for election, and (c) against any proposals or resolutions to remove any member of the Company Board (unless such removal was approved and recommended by the Company Board). For the avoidance of doubt, nothing in this Section 3.1 shall limit any of the Stockholders’ rights in Article II.

Section 3.2 Standstill. From the Closing Date until the Standstill Termination Date, unless approved in writing by a majority of the Company Board (excluding the Stockholder Directors), no Stockholder shall, and each Stockholder shall cause its Affiliates and any Representatives acting on its or its Affiliate’s behalf, not to, directly or indirectly, alone or in concert with others:

(a) engage in, or encourage, assist, support, advise or facilitate, directly or indirectly, any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to any Capital Stock;

(b) encourage, influence, advise, form, join or in any way participate in any “partnership, limited partnership, syndicate or other group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Capital Stock;

(c) deposit any Capital Stock in any voting trust or subject any Capital Stock to any arrangement or agreement with respect to the voting of any Capital Stock, other than as expressly contemplated by this Agreement;

(d) seek, or encourage any Person, to submit nominations in furtherance of a Contested Solicitation for the election or removal of any Directors;

(e) (i) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company or in connection with a consent solicitation, (ii) make any offer or proposal (with or without conditions) with respect to any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its subsidiaries or that would cause or result in a class of any Capital Stock to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, (iii) solicit a third party to make an offer or proposal (with or without conditions) with respect to, or in any way assist, facilitate, support or encourage, or pay or subsidize the expenses of, or otherwise finance any third party in making an offer or proposal with respect to, any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its subsidiaries or that would cause or result in a class of Capital Stock to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, (iv) comment on any third party proposal regarding any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition, or other business combination with respect to the Company or any of its subsidiaries or other transaction that would cause or result in a class of any Capital Stock to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, (v) call or seek to call a special meeting of stockholders of the Company, including by written consent, or (vi) take any action in support of or make any proposal or request that relates to amendments or modifications to the Charter or Bylaws or the charter or bylaws of the any of the Company’s subsidiaries;

(f) (i) seek representation on the Company Board (other than as permitted by Article II), or (ii) seek the removal of any Director (other than as permitted or required by Section 2.4 and/or Section 3.1);

(g) institute, solicit or join, as a party, any litigation, arbitration or other proceeding (including any derivative action) against the Company or any of its subsidiaries or any of their respective future, current or former directors or officers or employees in their capacity as a director or officer or employee of the Company or such subsidiary; provided that nothing shall prevent any Stockholder from (i) enforcing or exercising its rights expressly set forth in this Agreement (including the designation and appointment rights in Article II) or the

Registration Rights Agreement, (ii) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against any Stockholder and (iii) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, the Registration Rights Agreement or the Merger Agreement; provided, further, that this clause (g) shall not be applicable if no Stockholder Director is then serving on the Company Board, and any such suspension of this clause (g) shall in no way affect the rights of the Stockholders to designate the Stockholder Nominees or the obligations of the Company with respect thereto;

(h) acquire, offer, seek or propose to acquire, agree to acquire, or announce any intention to acquire, directly or indirectly, whether by purchase, tender or exchange offer or otherwise, through the acquisition of control of another Person or by joining a “partnership, limited partnership, syndicate or other group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules of the SEC promulgated thereunder), Beneficial Ownership of any Capital Stock;

(i) seek to advise, encourage, support or influence any Person with respect to the voting or disposition of any Capital Stock at any annual or special meeting of stockholders or in connection with any consent solicitation, including for the avoidance of doubt by issuing any public statement criticizing or otherwise commenting upon (i) any proposal to be considered at an annual or special meeting of stockholders of the Company or any of its subsidiaries or (ii) the recommendation of the Company Board with respect thereto; provided, that this Section 3.2(j) shall not apply to any public statement or other comment in support of a proposal or recommendation approved by the Company Board;

(j) take any action which would cause or require the Stockholders or the Company to make public disclosure regarding any of the foregoing, or make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations of the Company or the Stockholders; or

(k) disclose any intention, plan or arrangement inconsistent with the restrictions set forth in this Section 3.2.

Nothing in this Section 3.2 shall prohibit or in any way limit any actions that may be taken by any Stockholder Nominee acting solely as a director of the Company (including, without limitation, voting on any matter submitted for consideration by the Company Board, participating in deliberations or discussions of the Company Board and making suggestions or raising issues to the Company Board) consistent with a Stockholder Nominee’s fiduciary duties as a director of the Company, in each case so long as any such actions would not reasonably be expected to require public disclosure by the Company, any Stockholder Nominee or any Stockholder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Company.

The Company hereby represents and warrants to the Stockholders as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action, and no other corporate action or proceeding on the part of the Company is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other Parties, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(c) The execution and delivery of this Agreement by the Company does not, and the performance of the Company’s obligations hereunder will not, (i) conflict with or violate any provision of the Company’s organizational documents, (ii) conflict with or violate any Law applicable to the Company or (iii) conflict with or violate any provisions of any contracts or agreements to which the Company is party or by which the Company is bound.

Section 4.2 Representations and Warranties of the Stockholders.

Each Stockholder, severally as to himself, herself to itself, and not jointly or jointly and severally, hereby represents and warrants to the Company as follows:

(a) Such Stockholder is either an individual or an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation or organization.

(b) Such Stockholder has all requisite corporate, limited liability company, or partnership power, as applicable, and all authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Stockholder has been duly and validly authorized by all necessary corporate, limited liability company, or partnership action, as applicable, and no other corporate, limited liability company, or partnership action, as applicable, or similar proceeding on the part of such Stockholder is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other Parties, constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(c) The execution and delivery of this Agreement by such Stockholder does not, and the performance of such Stockholder’s obligations hereunder will not, (i) conflict with or violate any provision of such Stockholder’s organizational documents, as applicable, (ii) conflict with or violate any Law applicable to such Stockholder or (iii) conflict with or violate any provisions of any contracts or agreements to which such Stockholder is party or by which such Stockholder is bound.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall automatically terminate upon the last to occur of (a) the first (1st) anniversary of the Closing Date, (b) the Expiration Date and (c) the Standstill Termination Date. This Agreement and the provisions contained herein may be terminated prior to any such date by the mutual written agreement of the Stockholders (acting by Stockholder Majority) and the Company.

Section 5.2 Effect of Termination; Survival. In the event of any termination of this Agreement pursuant to Section 5.1, there shall be no further liability or obligation hereunder on the part of any Party, other than this Section 5.2 and Article VI, which provisions shall survive such termination; provided, however, that nothing contained in this Agreement (including this Section 5.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.

Section 5.3 Effectiveness. Notwithstanding anything to the contrary contained in this Agreement, (a) the Company’s and each Stockholder’s obligations hereunder shall be conditioned upon the occurrence of the Closing under the Merger Agreement, (b) this Agreement shall automatically be effective without any further action of the Parties at the Closing, and (c) and this Agreement shall not be effective until such Closing occurs. If the Merger Agreement is terminated in accordance with its terms, then this Agreement shall be void and of no further force or effect (and notwithstanding anything to the contrary herein, no party hereto shall have any rights or obligations with respect to this Agreement upon such termination).

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Expenses. Except as otherwise expressly provided herein, all fees and expenses incurred in connection with this Agreement and the actions contemplated hereby shall be paid by the Party incurring such fees or expenses.

Section 6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally or by e-mail (provided that no notice is received by the electronic mail sender within one (1) hour thereafter indicating that such electronic mail was undeliverable or otherwise not delivered), (ii) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to the Company, to:

MasterCraft Boat Holdings, Inc.

100 Cherokee Cove Drive

Vonore, Tennessee 37885

Attention: Brad Nelson; Scott Kent

Email: ****, ****

with copies to:

King & Spalding LLP

1180 Peachtree Street, NE, Suite 1600

Atlanta, Georgia 30309

Attention: Keith M. Townsend; Robert J. Leclerc; Zachary Davis

E-mail: KTownsend@kslaw.com; RLeclerc@kslaw.com; ZDavis@kslaw.com

If to any Stockholder, to:

LOR, Inc.

c/o RFA Management Company, LLC

1908 Cliff Valley Way NE

Atlanta, GA 30329

Attention: Callum C. Macgregor

Email: ****

with copies to:

McDermott Will & Schulte LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606

Attention: Eric Orsic and Michael Sorrow

E-mail: eorsic@mcdermottlaw.com; msorrow@mcdermottlaw.com

Section 6.3 Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person; provided that neither the Company nor any of its Affiliates shall be deemed an Affiliate of any Stockholders or their Affiliates.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Beneficial Ownership” and related terms such as “Beneficially Owned”, “Beneficially Own” or “Beneficial Owner” have the meaning given such terms in Rule 13d-3 and Rule 13d-5 under the Exchange Act and a Person’s Beneficial Ownership of Capital Stock shall be calculated in accordance with the provisions of such Rules.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Bylaws” means the Fourth Amended and Restated Bylaws of the Company, as may be amended from time to time.

“Capital Stock” means any and all shares of common stock, preferred stock or other forms of voting equity securities authorized and issued by the Company and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as may be amended from time to time.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Board” means the Board of Directors of the Company.

“Contested Solicitation” shall mean any solicitation for the election of directors subject to Rule 14a-12(c) promulgated by the Commission under the Exchange Act.

“Departing Director” has the meaning set forth in Section 2.4(b).

“Director” means a member of the Company Board.

“Election Meeting” has the meaning set forth in Section 2.3.

“Enforceability Exceptions” has the meaning ascribed to such term in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Rules” means the listing rules of any stock exchange on which the Company’s common stock is then listed.

“Expiration Date” means the date at which the Stockholders cease to Beneficially Own, in the aggregate, at least ten percent (10.0%) of total voting power of the outstanding Capital Stock.

“Family Designee” has the meaning set forth in Section 2.2.

“Governance Committee” means the Nominating and Corporate Governance Committee of the Company Board.

“Governmental Entity” means any supranational, national, federal, state, county, municipal, local or foreign government or other political subdivision thereof, any court, any public or private arbitrator or arbitral body, any entity or instrumentality exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, or any other governmental or quasi-governmental authority of any nature or any political or other subdivision or part of any of the foregoing or any self-regulatory organization, in each case of competent jurisdiction and with authority to act with respect to the matter in question.

“Holder Affiliated Group” means the Persons listed on Exhibit B hereto.

“Independent Designee” has the meaning set forth in Section 2.2.

“Law” means any international, national, provincial, state, municipal, local and common laws, treaties, statutes, acts, ordinances, codes, rules, regulations or Orders of any Governmental Entity.

“Lien” means any lien, mortgage, pledge, security interest, charge, claim, option, right of first refusal, encumbrance or other restriction or limitation of any nature whatsoever.

“Lock-Up Termination Date” has the meaning set forth in Section 1.1(a).

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Merger Sub I” has the meaning set forth in the recitals to this Agreement.

“Merger Sub II” has the meaning set forth in the recitals to this Agreement.

“Necessary Action” means, with respect to any Party and a specified result, reasonable best efforts (to the extent such actions are permitted by Law and within such Party’s control) necessary to cause such result, including (a) voting or providing a written consent or proxy with respect to the Company’s common stock Beneficially Owned by such Party, (b) causing the adoption of stockholders’ resolutions, (c) executing agreements and instruments, and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Order” means any judgment, order, decision, writ, injunction, decree, legal or arbitration award, ruling, SEC requirement or settlement or consent agreement, in each case, by or with a Governmental Entity.

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Permitted Transfer” has the meaning set forth in Section 1.1(b).

“Permitted Transferee” means a transferee in a Permitted Transfer.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Proceedings” means all actions, suits, claims (or counterclaims), hearings, arbitrations, investigations, inquiries, litigations, mediations, grievances, audits, examinations or other proceedings, in each case, by or before any Governmental Entity.

“Registration Rights Agreement” means that certain Registration Rights Agreement, by and among the Company and the Stockholders, dated as of the date hereof.

“Replacement Director” has the meaning set forth in Section 2.4(b). At such time as a Replacement Director is elected, under the terms of this Agreement, to serve as a Director, such Replacement Director shall be deemed a Stockholder Director for purposes of this Agreement.

“Representatives” means, as to any Person, such Person’s directors, officers, employees, affiliates, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Stockholder” has the meaning set forth in the preamble to this Agreement.

“Shares” means any shares of capital stock of the Company Beneficially Owned by a Stockholder.

“Stockholder Direction” means any nomination, designation, appointment, removal, replacement, consent or other action or instruction taken by the Stockholders, which shall be effective if approved by Stockholder Majority.

“Stockholder Majority” means, as of any time of determination, the affirmative vote or written direction of the Stockholders that collectively Beneficially Own, in the aggregate, more than fifty percent (50%) of the Capital Stock then Beneficially Owned by all Stockholders.

“Standstill Termination Date” means the earlier of (a) the second anniversary of the Closing Date and (b) the date on which the Stockholders cease to Beneficially Own, in the aggregate, at least fifteen percent (15%) of the total voting power of the outstanding Capital Stock.

“Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any security, or (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

“Voting Agreement” means that certain Voting Agreement, by and among the Company and the Stockholders party thereto, dated as of the date hereof.

Section 6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.5 Mutual Drafting; Interpretation. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles”, “Exhibits” and “Annexes” are intended to refer to Sections and Articles of this Agreement and Exhibits and Annexes to this Agreement. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular Section or Article in which such words appear. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. If the last day of a period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement is not a Business Day, the period shall end on the immediately following Business Day.

Section 6.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner that will achieve, to the maximum extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 6.7 Entire Agreement. This Agreement constitutes the entire agreement of the Parties and supersedes all prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

Section 6.8 Assignment. Except for a Transfer in accordance with Section 1.1(b), neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 6.9 Further Assurances. Each of the Parties agrees that it will use its reasonable best efforts to do all things reasonably necessary to effectuate this Agreement.

Section 6.10 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the Parties irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith or any claim or cause of action arising in connection with this Agreement or the negotiation hereof, and any Proceeding for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other Party or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery does not have subject matter jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising from this Agreement or any of the transactions contemplated hereby or the negotiation hereof in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.10, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 6.2 and agrees that service made in such manner shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10(c).

Section 6.11 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each of the parties shall have received counterparts hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Subject to Section 5.3, the exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 6.12 Specific Performance. The Parties agree that if the Company or Stockholders were to breach any of their respective obligations under this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly, (a) the Parties shall be entitled to an injunction or injunctions to prevent or remedy breaches of this Agreement and to specific performance of the terms hereof, in each case in the Delaware Court of Chancery or, if such court shall not have jurisdiction, in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity, (b) the Parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the Parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. The pursuit by any Party of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a Party in the case of a breach of this Agreement.

Section 6.13 Amendment; Reliance. No provision of this Agreement may be amended, modified, or waived unless such amendment, modification or waiver is approved in writing by the Company and Stockholder Majority. The Company shall be entitled to conclusively rely on any written communication or document sent to the Company and related to the subject matter of this Agreement by any officer of LOR, Inc. as constituting the “Stockholder Majority” for all purposes of this Agreement. In connection with or immediately following Closing, the Parties shall update Exhibit A solely to include the number of shares of common stock of the Company owned by each Stockholder (as a result of the consummation of the Mergers) and the Parties shall be permitted to make such update without the requirement or formality of a separate written instrument.

Section 6.14 Waiver. The Company may extend the time for the performance of any of the obligations or other acts of the other Parties, waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other Parties with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Company, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 6.15 Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, trustee, beneficiary, settlor, agent, attorney, representative or affiliate of any Stockholder shall (unless itself a Stockholder) have any liability (whether in contract or in tort) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 6.16 Public Announcements. So long as this Agreement is in effect, each Stockholder shall not issue any press release or make any public statement with respect to the Mergers or the Merger Agreement without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which such Stockholder is subject, in which case, to the extent permitted by applicable Law and practicable under the circumstances, such Stockholder proposing to issue such press release or make such public announcement shall consult in good faith with the Company before making any such public announcement, (b) statements consistent in all material respects with any release, disclosure or other public statement previously made by the Company on or after the date of this Agreement or (c) with respect to any Proceedings between or among any Stockholder and the Company relating to a dispute between or among any Stockholder and the Company with respect to the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

MASTERCRAFT BOAT HOLDINGS, INC.

By:	/s/ Bradley M. Nelson
	Name:	Bradley M. Nelson
	Title:	Chief Executive Officer

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

/s/ Gary W. Rollins
Gary W. Rollins

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

R. Randall Rollins Voting Trust U/A dated August 25, 1994

By:	/s/ Amy R. Kreisler
Name:	Amy R. Kreisler
Title:	Co-Trustee

By:	/s/ Pamela R. Rollins
Name:	Pamela R. Rollins
Title:	Co-Trustee

By:	/s/ Timothy C. Rollins
Name:	Timothy C. Rollins
Title:	Co-Trustee

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

LOR, Inc.

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

RCTLOR, LLC

By: LOR, Inc.
Its: Manager

By:	/s/ Gary W. Rollins
Name: Gary W. Rollins
Title: President

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

Rollins Holding Company, Inc.

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

WNEG Investments, L.P.

By:	WNEG Management Company, LLC
Its:	General Partner

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	Sole Manager and Member

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

RFT Investment Company, LLC

By:	LOR, Inc.
Its:	Manager

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

/s/ Amy R. Kreisler
Amy R. Kreisler

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

The Gary W. Rollins Revocable Trust

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	Trustee

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

/s/ Pamela R. Rollins
Pamela R. Rollins

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

/s/ Timothy C. Rollins
Timothy C. Rollins

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

RFA Management Company, LLC

By:	LOR, Inc.
Its:	Manager

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

The Margaret H. Rollins 2014 Trust

By:	Nevada Oversight, Inc.
Its:	Trustee

By:	/s/ Wesley N. Slagle
Name:	Wesley N. Slagle
Title:	President

[Signature Page to Stockholders’ Agreement]

EXHIBIT A

Stockholders

EXHIBIT B

Holder Affiliated Group

Annex F

Execution Version

REGISTRATION RIGHTS AGREEMENT

dated as of February 5, 2026

by and between

MASTERCRAFT BOAT HOLDINGS, INC.

and

LOR, INC.

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of February 5, 2026, by and between MasterCraft Boat Holdings, Inc., a Delaware corporation (the “Company”), and LOR, Inc., a Georgia corporation (the “Holder”). Capitalized terms used herein shall have the meaning assigned to such terms in the text of this Agreement and in Section 1.

WHEREAS, the parties hereto are entering into this Agreement in consideration of the representations, covenants and warranties contained herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Definitions and Interpretations

(a) Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

“Agreement” has the meaning given to such term in the preamble, as the same may be amended, supplemented or restated from time to time.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Closing” has the meaning given to such term in the Merger Agreement.

“Closing Date” has the meaning given to such term in the Merger Agreement.

“Company” has the meaning given to such term in the preamble.

“control” (including the terms “controlling,” “controlled by,” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 5(a).

“Effectiveness Period” has the meaning given to such term in Section 3(a)(ii).

“Equity Securities” means (a) any and all shares of common stock or other equity securities of the Company, (b) securities of the Company convertible into, or exchangeable or exercisable for, such shares, and (c) options, warrants or other rights to acquire such shares of common stock or other equity securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Holdback Period” means, with respect to any registered offering of Company securities, (a) with respect to the Holder and any Holder Affiliated Group member, for a period as reasonably requested by the managing underwriter(s) (not to exceed ninety (90) days) (unless a longer period is requested by the managing underwriter(s) and agreed to by the Holder and the Company) after and during the ten (10) days before the effective date of the related registration statement or, in the case of an Underwritten Shelf Takedown, for a period as reasonably requested by the managing underwriter(s) (not to exceed ninety (90) days) (unless a longer period is requested by the managing underwriter(s) and agreed to by the Holder and the Company) after the date of the prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed ten (10) days) as the Company has given reasonable written notice to the Holder, and (b) with respect to the Company and its affiliates, for a period as reasonably requested by the managing underwriter(s) (not to exceed ninety (90) days) (unless a longer period is requested by the managing underwriter(s) and agreed to by the Company) after and during the ten (10) days before the effective date of the related registration statement or, in the case of an Underwritten Shelf Takedown, for a period as reasonably requested by the managing underwriter(s) (not to exceed ninety (90) days) (unless a longer period is requested by the managing underwriter(s) and agreed to by the Company) after the date of the prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed ten (10) days).

“Holder” has the meaning given to such term in the preamble.

“Holder Affiliated Group” means the Holder, the Persons listed on Exhibit A hereto and any Permitted Transferee to whom the rights under this Agreement are transferred pursuant to Section 8(d).

“Indemnified Party” has the meaning given to such term in Section 5(c).

“Indemnifying Party” has the meaning given to such term in Section 5(c).

“Initial Lock-Up Period” means the date that is six calendar months following the Closing Date.

“Inspector” has the meaning given to such term in Section 4(m).

“Losses” has the meaning given to such term in Section 5(a).

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 5, 2026, by and between the Company, Titan Merger Sub 1, Inc., Titan Merger Sub 2, LLC and Marine Products Corporation (as it may be amended, supplemented, restated or otherwise modified from time to time).

“Parties” means the parties to this Agreement.

[1]	To be 6th month anniversary of the Closing Date.

“Permitted Transferee” means, (a) with respect to any member of the Holder Affiliated Group, any person that is or becomes a member of the same reporting “group” (within the meaning of Section 13(d)(3) of the Exchange Act, as amended) as such member, (b) with respect to any member of the Holder Affiliated Group that is a corporation, limited liability company or partnership, any shareholder, member, partner or other equity holder of such member that receives Registrable Securities in a distribution from it for no consideration, and (c) with respect to any member of the Holder Affiliated Group that is a trust or an estate, any beneficiary of such member that receives Registrable Securities in a distribution from it for no consideration.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Records” has the meaning given to such term in Section 4(m).

“Registrable Securities” means (a) any Equity Securities beneficially held by a member of the Holder Affiliated Group as of the Closing Date, including any such Equity Securities transferred to a Permitted Transferee in accordance with Section 8(d), and (b) any other Company equity securities or equity interests issued or issuable, directly or indirectly, with respect to the securities described in clause (a) by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation, other reorganization or similar event. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) the Holder Affiliated Group’s aggregate beneficial ownership of the Company’s outstanding common stock is less than five percent (5%); (iii) such securities have been sold to the public pursuant to Rule 144 (or another exemption from registration under the Securities Act), (iv) they have ceased to be outstanding, or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which permits the offering of any Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shelf” has the meaning given to such term in Section 3(a)(i).

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Suspension Event” has the meaning given to such term in Section 3(f).

“Trading Day” means a day on which the principal trading market for the Company’s common stock is open for trading.

“Transfer” means to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, directly or indirectly, whether voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities beneficially owned by a Person or any interest in any Equity Securities beneficially owned by a Person. In the event that any member of the Holder Affiliated Group that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be, directly or indirectly, controlled by the Person controlling such member as of the Closing Date or a Permitted Transferee thereof, such event will be deemed to constitute a “Transfer” as such term is used herein.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm commitment or best efforts basis pursuant to the terms of an underwriting agreement for reoffering to the public (including any block trade or bought deal).

“Underwritten Shelf Takedown” has the meaning given to such term in Section 3(b).

“VWAP” means, with respect to the Company’s common stock, the volume-weighted average price per share as reported by Bloomberg (or, if unavailable, another nationally recognized source reasonably selected by the Company) for the principal trading market of the Company’s common stock. For purposes of Section 3(b)(ii), the “5-Day VWAP” means the arithmetic average of the daily VWAP for the five (5) consecutive Trading Days ending on (and including) the Trading Day immediately prior to the Holder’s delivery of the Underwritten Demand Notice as specified in Section 3(b)(ii).

(b) Interpretations. For purposes of this Agreement, unless otherwise noted:

(i) All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii) All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii) All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv) All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as- exercised basis.

(v) The term “including” means “including without limitation”; the term “days” means “calendar days”; and terms such as “herein,” “hereof” and words of similar import refer to this Agreement as a whole.

2. Incidental Registrations.

(a) Right to Include Registrable Securities. If, following the Closing Date, the Company determines to register its Equity Securities under the Securities Act (excluding (1) a registration statement filed by the Company on Form S-4, Form S-8, or any successor or other forms promulgated for similar purposes or (2) a registration statement filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), in connection with an Underwritten Offering that is expected to be consummated after the expiration of the Initial Lock-Up Period, whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities that are not otherwise registered for sale to the public under the Securities Act, the Company shall, at each such time, give prompt written notice (but in no event less than fifteen (15) days prior to the proposed date of submission or filing of the applicable Registration Statement) to the Holder of its intention to do so and of the Holder’s rights under this Section 2. Upon the written request of the Holder made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Holder Affiliated Group, the owners thereof, and the intended method or methods of disposition thereof), the Company shall use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company shall give written notice of such determination to the Holder and thereupon will be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses in connection therewith) without prejudice to the rights of the Holder to request that such registration be effected as a registration under Section 3, (ii) all members of the Holder Affiliated Group including Registrable Securities in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company and the other holders selling Equity Securities in such Underwritten Offering, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings, and (iii) the aggregate dollar amount of securities to be included by the Holder Affiliated Group must be at least $200,000. Any member of the Holder Affiliated Group that has Registrable Securities included in an offering pursuant to this Section 2 shall be permitted to withdraw from such offering by written notice to the Company (x) at least three (3) days prior to the earlier of the anticipated filing date of the “red herring” Prospectus, if applicable, and the anticipated pricing date, or (y) in the case of any offering without a “red herring” Prospectus, at least three (3) days prior to the effective date of the Registration Statement filed in connection with such registration or offering.

(b) Priority in Incidental Registrations. The Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed Underwritten Offering to include all of the Registrable Securities so requested by the Holder on the same terms and conditions as any other Equity Securities included in the Underwritten Offering. Notwithstanding the foregoing, if the managing underwriter(s) of such Underwritten Offering have informed the Company in writing that in its good faith opinion the total number or dollar amount of securities that the Holder Affiliated Group, the Company and any other securityholders intend to include in such Underwritten Offering is likely to have a material adverse effect on the timing, price or distribution of such Underwritten Offering, then there shall be included in such Underwritten Offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without having such material adverse effect on such Underwritten Offering, and such number of Registrable Securities shall be reduced and allocated as follows:

(i) in the case of a registration initiated by the Company to register securities for its own account and not for any securityholder: first, all securities of the Company requested to be included by the Company in such registration; second, if any capacity remains, the securities of the Company requested to be included by the Holder, in the amounts allowed by the managing underwriters, allocated among the members of the Holder Affiliated Group as shall be determined by the Holder; third, if any capacity remains, the securities of the Company requested to be included by other holders of securities requesting such registration, in the amounts allowed by the managing underwriters, pro rata among such holders on the basis of the percentage of securities requested to be included in such registration by such holders and

(ii) in any offering initiated by a party to an agreement providing such party with demand registration rights exercising its rights under such agreement: first, all securities of the Company requested to be included in such registration by such party; second, if any capacity remains, the securities of the Company requested to be included by the Holder, in the amounts allowed by the managing underwriters, allocated among the members of the Holder Affiliated Group as shall be determined by the Holder; and third, if any capacity remains, the securities of the Company requested to be included by any other holder of securities requesting such registration, in the amounts allowed by the managing underwriters, pro rata among such holders on the basis of the percentage of the securities requested to be included in such registration by such holders.

3. Shelf Registration.

(a) Filing.

(i) The Company shall use reasonable best efforts to prepare and file no later than one hundred and twenty (120) days after the Closing Date a registration statement for a shelf registration in accordance with Rule 415 under the Securities Act on Form S-3 (or if Form S-3 is not available, on Form S-1, if available) (a “Shelf”) covering the issuance (if applicable) and the resale of all the Registrable Securities then outstanding on a delayed or continuous basis (and which may also cover any other securities of the Company) and shall use reasonable best efforts to have such Shelf declared effective as soon as reasonably practicable after the filing thereof, but in any event no later than one day prior to the expiration of the Initial Lock-Up Period. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, the Holder.

(ii) During the term of this Agreement commencing on the Closing Date, the Company shall, subject to Section 3(f), maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(iii) Subject to Section 3(f), if any Shelf ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use reasonable best efforts to, as promptly as is reasonably practicable, cause such Shelf to again become effective under the Securities Act (including using reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf) and shall use reasonable best efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Shelf registering the resale of all Registrable Securities then outstanding, and pursuant to any method or combination of methods legally available to, and requested by, the Holder. Subject to Section 3(f), if an additional Shelf is filed, the Company shall use its reasonable best efforts to (a) cause such additional Shelf to become effective under the Securities Act as soon as reasonably practicable after such filing (it being agreed that the additional Shelf shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the most recent applicable eligibility determination date) and (b) keep such additional Shelf continuously effective, usable and in compliance with the provisions of the Securities Act until the end of the Effectiveness Period. If use of any Shelf should expire with respect to the resale of the Registrable Securities during the Effectiveness Period, the Company will take commercially reasonable action to permit the resale of the Registrable Securities to continue uninterrupted as contemplated in the expired Shelf, including by filing an additional Shelf relating to the Registrable Securities prior to the expiration of such Shelf.

(b) Requests for Underwritten Shelf Takedowns; Company Repurchase Right.

(i) At any time and from time to time during the term of this Agreement following expiration of the Initial Lock-Up Period when an effective Shelf is on file with the SEC, if the Holder delivers a written request (which request may be delivered prior to the expiration of the Initial Lock-Up Period with respect to an offering to be consummated after the expiration thereof) stating that the Holder or any member of the Holder Affiliated Group intends to sell all or any portion of the Registrable Securities in an Underwritten

Offering (each, an “Underwritten Shelf Takedown”), then, subject to the terms of this Agreement, the Company shall take all actions reasonably required, including amending or supplementing the Shelf, to enable such Registrable Securities to be offered and sold as contemplated by such request; provided, however, that (A) the Company shall be required to effect no more than two (2) Underwritten Shelf Takedowns per calendar year (unless the Company, in its sole discretion, otherwise agrees to effect an additional Underwritten Shelf Takedown during such calendar year) and no more than ten (10) Underwritten Shelf Takedowns in total during the term of this Agreement; (B) each Underwritten Shelf Takedown must pertain to at least $25 million of Registrable Securities; and (C) no Underwritten Shelf Takedown may be requested within ninety (90) days of the date of the Prospectus supplement filed with respect to any prior Underwritten Shelf Takedown. All requests for Underwritten Shelf Takedowns shall be delivered not less than ten (10) days prior to the anticipated launch/pricing (the “Underwritten Demand Notice”), and shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown, the identities of the sellers, the intended method or methods of distribution thereof (including whether an underwritten deal, bought deal or block trade is contemplated), and any requested launch windows.

(ii) Upon receipt of an Underwritten Demand Notice:

(1) The Company may, by written notice delivered to the Holder within ten (10) days after receipt of the Underwritten Demand Notice and prior to public launch of the contemplated transaction, elect to purchase 100% of the Registrable Securities proposed to be sold in such Underwritten Shelf Takedown at a cash purchase price per share equal to the 5-Day VWAP, with closing of such repurchase to occur as promptly as practicable thereafter.

(2) The Parties shall cooperate in good faith to implement any purchase pursuant to this Section 3(b)(ii), including executing customary documentation and effecting any necessary amendments or supplements to the Shelf or Prospectus solely to the extent required by applicable law. For the avoidance of doubt, (a) any repurchase by the Company pursuant to this Section 3(b)(ii) shall constitute an Underwritten Shelf Takedown for purposes of Section 3(b) and (b) any Company purchase pursuant to this Section 3(b)(ii) shall reduce the number of Registrable Securities included in the applicable Underwritten Shelf Takedown on a share-for-share basis.

(c) Priority in Underwritten Shelf Takedowns. If the managing underwriter(s) of an Underwritten Shelf Takedown advise the Company and the Holder in writing that in its good faith opinion the total number or dollar amount of securities that the Holder and the Company intend to include in such Underwritten Shelf Takedown is likely to have a material adverse effect on the timing, price or distribution of such Underwritten Shelf Takedown, then the Company shall include in such Underwritten Shelf Takedown, before including any securities proposed to be sold by the Company, the Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without having such material adverse effect on such Underwritten Shelf Takedown, and such number of Registrable Securities shall be allocated as determined by the Holder.

(d) Selection of Underwriters. The Holder shall choose the lead underwriter to administer an Underwritten Shelf Takedown, subject to the consent of the Company, which shall not be unreasonably withheld. The right of any member of the Holder Affiliated Group to include Registrable Securities in an Underwritten Shelf Takedown pursuant to this Section 3 is conditioned upon such member’s participation in such underwriting and the inclusion of such member’s Registrable Securities in the underwriting, and upon each such member’s entering into (together with the Company and the other participating members) an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)); provided that no such member shall be required to sell more than the number of Registrable Securities that the Holder has requested the Company to include in any Underwritten Shelf Takedown with respect to such member; provided further that no such Person (other than the Company) shall be required to make any representations or warranties other than those related to title and ownership of, and power and authority to transfer, shares and the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such Person.

(e) Withdrawal. Without prejudice to the rights described in Section 3(b), prior to the filing of the applicable “red herring” Prospectus or Prospectus supplement used for marketing such Underwritten Shelf Takedown, the Holder shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification to the Company and the managing underwriter(s) (if any) of their intention to withdraw from such Underwritten Shelf Takedown. If withdrawn, a request for an Underwritten Shelf Takedown shall constitute a request for an Underwritten Shelf Takedown for purposes of Section 3(b) unless the Holder reimburses the Company for all registration expenses with respect to such Underwritten Shelf Takedown in accordance with Section 6.

(f) Suspension of Sales; Postponements in Requested Registrations. If the filing, initial effectiveness or continued use of a Registration Statement with respect to any Registrable Securities would require the Company to make a public disclosure of material nonpublic information, which disclosure in the good faith judgment of the board of directors of the Company (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction (collectively, “Suspension Events”), then the Company may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness (but not the preparation) of, or suspend use of, such Registration Statement; provided that the Company shall be permitted to do so no more than twice in any 12-month period, for an aggregate period not to exceed one hundred twenty (120) days following notice of any such Suspension Event. In the event that the Company exercises its rights under the preceding sentence, the Holder shall, and shall use reasonable best efforts to cause all members of the Holder Affiliated Group that have Registrable Securities included on the Registration Statement to, suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company postpones registration of Registrable Securities or requires the Holder or a member of the Holder Affiliated Group to suspend any Underwritten Shelf Takedown, the Holder shall be entitled to withdraw its request for such Underwritten Shelf Takedown, and if it does so, such request shall not be treated for any purpose as the delivery of a request for an Underwritten Shelf Takedown and Holder shall not be required to reimburse the Company for any registration expenses with respect to such Underwritten Shelf Takedown. For the avoidance of doubt, nothing in Section 3(b)(ii) shall limit the Company’s rights under this Section 3(f).

4. Registration Procedures. Subject to Section 3(f), the Company shall cooperate with any member of the Holder Affiliated Group in the sale of Registrable Securities pursuant to Section 2 and Section 3, and shall, as soon as reasonably practicable:

(a) prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the securities to be included thereon in accordance with the intended method or methods of distribution thereof, and, if such Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including a free writing prospectus under Rule 433 (a “Free Writing Prospectus”)) and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference in a Registration Statement filed in connection with an Underwritten Shelf Takedown prior to the effectiveness of the initial

Registration Statement or the filing of a Prospectus with respect to any requested Underwritten Shelf Takedown, the Company shall furnish or otherwise make available to the Holder, its counsel and the managing underwriter(s) copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such Persons, and such other documents reasonably requested by such Persons, including any comment letter from the SEC, and, if requested by such Persons, provide such Persons reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall include comments to any Registration Statement and any amendments or supplements thereto from the Holder, its counsel, or the managing underwriters, as reasonably requested.

The Company shall not file any Registration Statement, Prospectus, Free Writing Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed incorporated by reference therein) with respect to an Underwritten Shelf Takedown to which the Holder, its counsel or the managing underwriter(s) objects in writing, unless the Company is advised by counsel that such filing is necessary to comply with applicable law;

(b) (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein, (ii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and (iii) cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented, to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) notify the Holder, its counsel and the managing underwriter(s) promptly after the Company receives notice thereof (i) when a Prospectus or any Prospectus supplement or posteffective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(l) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest practical date;

(e) if requested by the managing underwriter(s) or the Holder, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriter or the Holder, as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not have any obligation to modify any information if the Company reasonably believes in good faith that so doing would cause (i) the Registration Statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(f) deliver to the Holder, its counsel, and the underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g) prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the Holder, the underwriters, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the Holder or underwriter reasonably requests in writing and to use reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(h) cooperate with the selling members of the Holder Affiliated Group and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the selling members of the Holder Affiliated Group may request;

(i) subject to Section 3(f) above and upon the occurrence of any event contemplated by Section 4(c)(vi) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement. In connection therewith, if required by the

Company’s transfer agent, the Company will promptly after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and, in connection with an actual sale of such Registrable Securities, direct the transfer agent to issue such Registrable Securities without any legend upon sale by a member of the Holder Affiliated Group or the underwriter or managing underwriter under the Registration Statement;

(k) use reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, prior to the effectiveness of such Registration Statement;

(l) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other customary actions reasonably requested by the Holder (including those reasonably requested by the managing underwriter(s)) to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, (i) make such representations and warranties to the selling holders of such Registrable Securities and the underwriters with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made to underwriters in Underwritten Offerings, and, if true, confirm the same if and when reasonably requested, (ii) use reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of outside counsel (and/or internal counsel if acceptable to the managing underwriter(s)) to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holder), addressed to the Holder and each of the underwriters covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use reasonable best efforts to obtain “cold comfort” letters and updates thereof from an independent registered public accounting firm with respect to the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to the Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with Underwritten Offerings, (iv) enter into an underwriting agreement which contains indemnification provisions and procedures that are customary for underwriting agreements in connection with Underwritten Offerings; and (v) deliver such documents and certificates as may be reasonably requested by the Holder or its counsel, as the case may be, or the managing underwriters to evidence the continued validity of the representations and warranties made pursuant to Section 4(l)(i) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(m) upon reasonable notice, make available for inspection by a representative of the Holder, the underwriters participating in any such disposition of Registrable Securities, and any attorneys or accountants retained by the Holder or underwriter (collectively, the “Inspectors”) at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information and Records that are not generally publicly available at the time of delivery of such information shall be kept confidential by the Inspectors unless (i) disclosure of such information or Records is required by court or administrative order, (ii) disclosure of such information or Records, in the opinion of counsel to such Inspector, is required by law or applicable legal process, (iii) such information or Records become generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector, (iv) such information or Records becomes available to such Inspector on a non-confidential basis from a source other than the Company that does not breach a confidentiality obligation to the Company, or (v) such information or Records are independently developed by such Inspector. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Inspector shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure;

(n) cause its officers to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in such number of “road shows” and other customary marketing activities as the underwriter(s) reasonably request); provided that the Holder shall take into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

(o) reasonably cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(p) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including at the option of the Company, Rule 158 thereunder.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any Person who fails to furnish such information within a reasonable time after receiving such request. In addition, upon the reasonable request of the Company, the Holder shall reasonably cooperate with the Company to obtain historical financial statements and other information regarding Marine Products Corporation with respect to periods prior to the Closing Date as may be required to be included or incorporated by reference in any Registration Statement, Prospectus or related filing pursuant to this Agreement.

The Company shall not file or amend any Registration Statement with respect to any Registrable Securities, or file any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any member of the Holder Affiliated Group by name or otherwise identifies such member of the Holder Affiliated Group as the holder of any securities of the Company without the consent of such member of the Holder Affiliated Group, such consent not to be unreasonably withheld or delayed, unless and to the extent that such disclosure is required by law, rule or regulation, in which case the Company shall provide prompt written notice to such Holder prior to the filing of such amendment to any Registration Statement or amendment of or supplement to the Prospectus or any Free Writing Prospectus.

The Holder agrees, and shall use reasonable best efforts to cause each member of the Holder Affiliated Group to agree, that (A) without limiting the foregoing, no material nonpublic information obtained by such Person from the Company or pertaining to a Registration Statement will be used by such Person as the basis for any market transactions in securities of the Company or its Subsidiaries in violation of law, rule or regulation and (B) if the Holder or any such member of the Holder Affiliated Group has Registrable Securities covered by such Registration Statement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) and 4(c)(vi) hereof, such Person will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such

Person’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

5. Indemnification.

(a) Indemnification by the Company. Following the Closing Date, the Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each member of the Holder Affiliated Group whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such Person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such Registration Statement or Prospectus, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld).

(b) Indemnification by Holders of Registrable Securities. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other seller of Registrable Securities, the Company, its officers, directors, accountants, attorneys, agents and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such officers, directors, accountants, attorneys, agents, employees, and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement,

Prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such member of the Holder Affiliated Group with respect to such member for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Person hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Person (which consent shall not be unreasonably withheld); and provided, further, that the liability of each such Person shall be limited to the net proceeds received by such Person from the sale of Registrable Securities covered by such Registration Statement (less the aggregate amount of any damages which such Person has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities).

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and the Indemnifying Party may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided that an Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed) or for fees and expenses that are not reasonable. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If, following the Closing Date, the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The Parties agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a member of the Holder Affiliated Group shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Offering are more favorable to the Company, on the one hand, or the members of the Holder Affiliated Group, on the other, in their capacities as Indemnified Parties, than the foregoing provisions, the provisions in the underwriting agreement shall control.

(e) Deemed Underwriter. To the extent that any member of the Holder Affiliated Group is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that such member of the Holder Affiliated Group and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

(f) Other Indemnification. Following the Closing Date, indemnification similar to that specified in the preceding provisions of this Section 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(g) Non-Exclusivity. The obligations of the Parties under this Section 5 shall be in addition to any liability which any Party may otherwise have to any other Party.

6. Registration Expenses. All fees and expenses incurred in the performance of or compliance with this Agreement by the Company shall be paid by the Company, including: (i) all registration and filing fees pertaining to Registrable Securities with respect to filings required to be made with the SEC, all applicable securities exchanges and FINRA, (ii) fees and expenses with respect to compliance with securities or blue sky laws, including any reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g)), (iii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters or by the Holder), (iv) messenger, telephone and delivery expenses of the Company, (v) fees and disbursements of counsel for the Company and the fees and expenses of any Person, including special experts, retained by the Company, (vi) expenses of the Company incurred in connection with any road show, (vii) fees and disbursements of all independent registered public accounting firms referred to in Section 4(l) hereof (including the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company and fees and expenses of the transfer agent, (viii) all reasonable fees and disbursements of underwriters (other than those described in the next paragraph) customarily paid by issuers or sellers of securities and (ix) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement, shall be borne by the Company whether or not any Registration Statement is filed or becomes effective.

In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed.

The Company shall not be required to pay (i) fees and disbursements of any counsel, accountants or advisors retained by the Holder, any member of the Holder Affiliated Group, or by any underwriter (except as set forth above in Section 5), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities, or (iii) any other expenses of the Holder or any member of the Holder Affiliated Group not specifically required to be paid by the Company pursuant to the first paragraph of this Section 6, and the Holder hereby undertakes to pay or reimburse the Company for any such amounts.

In addition, upon the closing of the first Underwritten Shelf Takedown requested by the Holder pursuant to this Agreement, the Holder shall pay $350,000 to the Company via wire transfer

7. Rule 144. The Company covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the reasonable request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

8. Miscellaneous.

(a) Termination. The provisions of this Agreement shall terminate upon the earliest to occur of (i) its termination by the written agreement of all Parties or their respective successors in interest, (ii) the date on which all Equity Securities held by members of the Holder Affiliated Group as of the Closing Date have ceased to be Registrable Securities, (iii) the dissolution, liquidation or winding up of the Company, and (iv) the fifteenth (15th) anniversary of the Closing Date; provided, however, that this Agreement shall renew automatically for a period of five (5) years unless either Party gives written notice of non-renewal at least two (2) years prior to the fifteenth (15th) anniversary of the Closing Date. Nothing herein shall relieve any Party from any liability for any breach of this Agreement. The provisions of Sections 5 and 6 shall survive any termination of this Agreement.

(b) Holdback Agreement. In consideration for the Company agreeing to its obligations under this Agreement, the Holder agrees that in connection with any underwritten offering of the Company’s securities it will (and agrees to use reasonable best efforts to cause each member of the Holder Affiliated Group to), upon the request of the underwriter(s) managing any such offering, and/or upon the request of the Company enter into a customary “lock-up” agreement not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities or other Equity Securities owned by such Persons, including any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Registrable Securities, any other Equity Securities of the Company or any securities convertible into or exchangeable or exercisable for any Equity Securities of the Company without the prior written consent of such underwriters or the Company during the applicable Holdback Period, with customary carve-outs. Each member of the Holder Affiliated Group shall be required to enter into an agreement with the Company acknowledging its obligations under this Section 8(b) in order to be allowed to participate in any underwritten offering pursuant to Section 2 or 3 hereof.

In connection with any Underwritten Shelf Takedown, the Company shall (x) not effect any public sale or distribution of any Equity Securities (or securities convertible into or exchangeable or exercisable for Equity

Securities) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes, or (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the applicable Holdback Period and (y) use reasonable best efforts to cause its directors and executive officers to enter into a customary “lock-up” agreement not to effect any public sale or distribution of Equity Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Equity Securities or any securities convertible into or exchangeable or exercisable for any Equity Securities without the prior written consent of such underwriters during the applicable Holdback Period, with customary carve-outs.

Should the managing underwriter of any Company underwritten offering, including a registration pursuant to Section 3, request a longer holdback period, both Holder and the Company agree to negotiate in good faith with such managing underwriter to extend their holdback obligations under this section, and Holder agrees to use reasonable best efforts to cause each member of the Holder Affiliated Group to comply with any such agreed upon extension.

(c) Amendments and Waivers. This Agreement may be amended, and the parties hereto may take any action herein prohibited, or omit to perform any act herein required to be performed by them, only if any such amendment, action or omission to act has received the written consent of the Company and the Holder. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any member of the Holder Affiliated Group may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the member granting such waiver in any other respect or at any other time.

(d) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns who agree in writing to be bound by the provisions of this Agreement. The rights of members of the Holder Affiliated Group hereunder may be assigned (but only with all related obligations set forth below, and provided that the rights of LOR, Inc. in its capacity as the Holder hereunder may not be assigned without the consent of the Company) in connection with a Transfer of Registrable Securities to a Permitted Transferee of such member. Without prejudice to any other or similar conditions imposed hereunder with respect to such assignment, no assignment permitted under the terms of this Section 8(d) will be effective unless and until the Holder has delivered to the Company written notice that such Permitted Transferee has become a member of the Holder Affiliated Group. A Permitted Transferee to whom rights are assigned pursuant to this Section 8(d) may not again assign those rights to any other Permitted Transferee other than as provided in this Section 8(d). The Company may not assign this Agreement without the prior written consent of the Holder; provided, however, that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holder so long as the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

(e) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission if confirmed by telephone or return email, including automated return receipt) and shall be given:

If to the Company, to:

MasterCraft Boat Holdings, Inc.

100 Cherokee Cove Drive

Vonore, Tennessee 37885

Attention: Brad Nelson; Scott Kent

Email: ****, ****

with a copy (which shall not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street NE

Atlanta, Georgia 30309

Attention: Keith Townsend, Robert Leclerc, Zachary Davis

Email: KTownsend@kslaw.com; RLeclerc@kslaw.com; ZDavis@kslaw.com if to Holder, to:

LOR, Inc.

c/o RFA Management Company, LLC

1908 Cliff Valley Way NE

Atlanta, GA 30329

Attention: Callum C. Macgregor

Email: ****

with a copy (which shall not constitute notice) to:

McDermott Will & Schulte LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606

Attention: Eric Orsic and Michael Sorrow

Email: eorsic@mcdermottlaw.com; msorrow@mcdermottlaw.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other Parties.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:30 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(f) Further Assurances. At any time or from time to time after the Closing Date, the Parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

(g) No Inconsistent Agreements. Following the Closing Date, the Company shall not enter into any agreement (or amend, modify or supplement any existing agreement) with respect to its securities which is inconsistent with or violates the rights granted to the Holder Affiliated Group in this Agreement.

(h) Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement, and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to in this Agreement and (ii) except as provided in Section 5 with respect to an Indemnified Party, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns), other than the members of the Holder Affiliated Group, any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i) Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(ii) Each party to this Agreement irrevocably submits to the jurisdiction of the Delaware Court of Chancery or any court of the State of Delaware located in such district any suit, action or other proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(iii) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(l) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(m) Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts (including via electronic means), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by electronic signature(s).

9. Effectiveness. Notwithstanding anything to the contrary contained in this Agreement, each of the Company’s and the Holder’s obligations hereunder shall be conditioned upon the occurrence of the Closing under the Merger Agreement, and this Agreement shall not be effective until such Closing occurs. If the Merger Agreement terminates prior to the Closing, then this Agreement shall be void and of no further force or effect (and notwithstanding anything to the contrary herein, no party hereto shall have any rights or obligations with respect to this Agreement).

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

MASTERCRAFT BOAT HOLDINGS, INC.

By:	/s/ Bradley M. Nelson
Name: Bradley M. Nelson
Title: Chief Executive Officer
LOR, INC.

By:	/s/ Wesley N. Slagle
Name: Wesley N. Slagle
Title: Secretary

[Signature Page to Registration Rights Agreement]

Exhibit A

Holder Affiliated Group

MASTERCRAFT BOAT HOLDINGS INC.
P.O. BOX 8016, CARY, NC 27512-9903

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MasterCraft Boat Holdings, Inc.

Special Meeting of Stockholders

For Stockholders as of March 30, 2026

Tuesday, May 12, 2026 8:00 AM, Eastern Time

Special Meeting to be held via the Internet - please visit www.proxydocs.com/MCFT for more details

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:59 PM, Eastern Time, May 11, 2026.

Internet:
www.proxypush.com/MCFT
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-855-962-4263
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors scheduled to be convened virtually on May 12, 2026 (the “Special Meeting”) and appoints Bradley M. Nelson and W. Scott Kent, and each of them, each with full power to act alone, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution and resubstitution, and authorizes them, and each of them individually, to represent and to vote all the shares of capital stock of MasterCraft, which the undersigned is entitled to vote at the Special Meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Special Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof and revoking any proxy heretofore given to any person with respect to the Special Meeting or any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE ATTORNEYS AND PROXIES (OR THEIR SUBSTITUTES) WILL BE AUTHORIZED TO VOTE THE SHARES, AND THE SHARES WILL BE VOTED, “FOR” PROPOSALS 1 AND 2. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The attorneys and proxies (or their substitutes) cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

MasterCraft Boat Holdings, Inc. Special Meeting of Stockholders Please make your marks like this: The Board of Directors recommends a vote FOR proposals 1 and 2. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To approve the issuance of MasterCraft common stock, par value $0.01 per share, pursuant to FOR the Agreement and Plan of Merger, dated as of February 5, 2026, as may be amended from time #P1# #P1# #P1# to time, by and among MasterCraft, Marine Products Corporation, Titan Merger Sub 1, Inc., and Titan Merger Sub 2, LLC. 2. To adjourn the MasterCraft special meeting from time to time, if deemed by the chairperson of the FOR Special Meeting to be necessary or appropriate, including to solicit additional proxies in the event #P2# #P2# #P2# there are not sufficient votes at the time of the MasterCraft special meeting to approve the share issuance proposal. You must register to attend the meeting online and/or participate at www.proxydocs.com/MCFT Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date